                          PRELIMINARY PROXY MATERIALS
                 CONFIDENTIAL -- FOR USE OF THE COMMISSION ONLY
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                               OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                NTL INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: common stock, par value $0.01 per share, of NTL Incorporated.

     (2)  Aggregate number of securities to which transaction applies:
          84,979,679 shares of NTL common stock.

     (3) Per unit price or other underlying value of transaction computed under Exchange Act Rule 0-11: The filing fee has been calculated according to Rule 14a-6(i)(1) and Rules 0-11(a)(4) and (c) under the Exchange Act and is equal to 1/50 of 1% of the product of (i) the average of the high and low prices for a share of NTL common stock on the NASDAQ ($55.40) on October 21, 1999, and (ii) 84,979,679, the maximum number of shares of NTL common stock to which this transaction applies.

     (4)  Proposed maximum aggregate value of transaction: $4,707,874,217.

     (5)  Total fee paid: $941,779.

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

       -------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

     (3)  Filing Party:

       -------------------------------------------------------------------------

     (4)  Date Filed:

       -------------------------------------------------------------------------

                                                   NTL INCORPORATED
[NTL INCORPORATED LOGO]                          110 EAST 59TH STREET
                                               NEW YORK, NEW YORK 10022

                                                               FEBRUARY 11, 2000
Dear Stockholder:

     We hope you will attend a special meeting of stockholders of NTL which will take place in two parts. The first part will take place at 10:00 a.m., local time, on March 21, 2000 at The Essex House Hotel, 160 Central Park South, New York, New York 10019. The second part will take place at 10:00 a.m., local time, on March 28, 2000 at The Essex House Hotel, 160 Central Park South, New York, New York 10019.

     At the first part of the special meeting you will be asked to consider:

     - A proposal to approve the issuance of shares of NTL common stock and NTL 5% cumulative participating convertible preferred stock, series B, to France Telecom S.A. France Telecom has agreed to invest a total of L2.8 billion ($4.5 billion) in cash in NTL to acquire these shares.

     - A proposal to amend NTL's restated certificate of incorporation to increase the maximum number of shares of NTL common stock from 400,000,000 shares to 800,000,000 shares.

     At the second part of the special meeting you will be asked to consider:

     - A proposal to approve the issuance of shares of NTL common stock to the shareholders of Cable & Wireless Communications plc. In return, NTL would acquire the residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses of Cable & Wireless Communications.

     - A proposal to amend NTL's restated certificate of incorporation to provide that at any time Cable and Wireless plc which owns approximately 53% of Cable & Wireless Communications, holds at least 7.5% of the shares of NTL common stock outstanding, calculated assuming all convertible securities of NTL are converted to NTL common stock and all options outstanding for NTL common stock are exercised in full, at least one director of NTL must be a person approved in writing by Cable and Wireless in its sole discretion.

     Due to various uncertainties related to the competition law treatment of the Cable & Wireless Communications transaction, it is possible that we will have to adjourn the second part of the special meeting and provide you with supplemental disclosure in connection with the resolution of those uncertainties. At the first part of the meeting, we are also asking you to consider whether to grant us authority to adjourn the meeting. If this authority is not granted, we will need to provide a new proxy statement and proxy card for the second part of the meeting.

     Approval of each of the share issuances requires the affirmative vote of the holders of a majority of the votes cast. Approval of each of the charter amendments requires the affirmative vote of the holders of a majority of the outstanding shares of NTL common stock. Approval of the ability to adjourn requires the vote of a majority of the shares entitled to vote that are present or represented by proxy at the first part of the meeting. Only stockholders of record at the close of business on February 11, 2000 may vote at the special meeting.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF NTL HAS APPROVED THE ISSUANCE OF SHARES TO FRANCE TELECOM AND TO THE SHAREHOLDERS OF CABLE & WIRELESS COMMUNICATIONS AND THE CHARTER AMENDMENTS. PLEASE REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT. YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" COMMENCING ON PAGE 18 BEFORE VOTING.

     If you have any questions prior to the special meeting or need further assistance, please call our proxy solicitor, D.F. King & Co., Inc. at (800) 207-3155.

     Thank you for your cooperation.

                                     Very truly yours,

                                     GEORGE S. BLUMENTHAL
                                     Chairman of the Board

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the NTL common stock or NTL preferred stock to be issued to France Telecom or the shareholders of Cable & Wireless Communications, or determined if the proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

                THIS PROXY STATEMENT IS DATED FEBRUARY 11, 2000,
    AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT FEBRUARY 14, 2000.

                                NTL INCORPORATED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                TO BE HELD ON MARCH 21, 2000 AND MARCH 28, 2000
                            ------------------------

To the Stockholders of NTL Incorporated:

     Notice is hereby given that a special meeting of stockholders of NTL Incorporated will take place in two parts as follows. The first part will take place at 10:00 a.m., local time, on March 21, 2000 at The Essex House Hotel, 160 Central Park South, New York, New York 10019. The purpose of the first part of the special meeting will be:

     - To consider and vote upon a proposal to approve the issuance of shares of NTL common stock and NTL 5% cumulative participating convertible preferred stock, series B to France Telecom.

     - To consider and vote upon a proposal to amend NTL's restated certificate of incorporation to increase the maximum number of shares of NTL common stock from 400,000,000 to 800,000,000 shares.

     - To grant the NTL board of directors discretionary authority to adjourn the special meeting.

     The second part of the special meeting will take place at 10:00 a.m., local time, on March 28, 2000 at The Essex House Hotel, 160 Central Park South, New York, New York 10019. The purpose of the second part of the meeting will be:

     - To consider and vote upon a proposal to approve the issuance of shares of NTL common stock to the shareholders of Cable & Wireless Communications in exchange for the residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses of Cable & Wireless Communications.

     - To consider and vote upon a proposal to amend NTL's restated certificate of incorporation to provide that at any time Cable and Wireless holds at least 7.5% of the shares of NTL common stock outstanding calculated assuming all convertible securities of NTL are converted to NTL common stock and all options outstanding for NTL common stock are exercised in full, at least one director of NTL must be a person approved in writing by Cable and Wireless in its sole discretion.

     NTL will transact no other business at the special meeting, except such business as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.

     The record date for the meeting is February 11, 2000. Only stockholders of record at the close of business on the record date, are entitled to vote at the special meeting or any adjournments or postponements of the special meeting.

     Please complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage-paid envelope. If you attend the special meeting, you may vote in person if you wish, whether or not you have already signed and returned your proxy card. You may revoke your proxy at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the special meeting.

                                        By Order of the Board of Directors of
                                        NTL,

                                        RICHARD J. LUBASCH
                                        Secretary

Dated: February 11, 2000

                             QUESTIONS AND ANSWERS

Q:  WHY IS NTL INCORPORATED HOLDING THE
    SPECIAL MEETING?

A: NTL is holding the special meeting to ask you to approve the issuance of NTL shares to France Telecom for cash and, the issuance of NTL common stock to the shareholders of Cable & Wireless Communications in exchange for some of its assets, and to amend the restated certificate of incorporation of NTL to provide Cable and Wireless with the right to appoint a director of NTL and to increase the authorized common stock of NTL.

Q:  WHY IS NTL HOLDING THE SPECIAL MEETING IN TWO PARTS?

A: - NTL has agreed with France Telecom to hold the meeting for the purpose of voting on and approving the issuance of NTL shares to France Telecom as soon as practicable. However, due to various uncertainties related to the competition law treatment of the Cable & Wireless Communications transaction, the vote on the proposals relating to the CWC ConsumerCo acquisition will take place at a later date.

    - To comply with our obligations to France Telecom, NTL is holding the first part of the special meeting for the purpose of voting on and approving the share issuance to France Telecom on March 21, 2000. NTL will also ask you to consider the amendment to the restated certificate of incorporation of NTL to increase the authorized common stock of NTL at the first part of the meeting.

    - Although NTL expects to be in a position to hold the second part of the special meeting for the purpose of voting on proposals related to the CWC ConsumerCo acquisition on March 28, 2000, it remains a possibility that NTL will have to further adjourn the second part of the special meeting and provide you with supplemental disclosure in connection with the resolution of these issues.

Q:  WHY IS NTL SEEKING STOCKHOLDER APPROVAL?

A: NTL's common stock trades on the Nasdaq national market. The Nasdaq marketplace rules require that a Nasdaq national market company like NTL obtain approval before issuing or selling common stock or stock convertible into common stock in specified circumstances. The Nasdaq rules require that each of the share issuances to France Telecom and to the shareholders of Cable & Wireless Communications be approved by a majority of the total votes cast by the NTL stockholders at the special meeting.

     NTL is a company incorporated in Delaware. Under Delaware law, the amendment to NTL's restated certificate of incorporation for the appointment of a NTL director by Cable and Wireless and to increase in the authorized common stock of NTL must each be approved by the affirmative vote of the holders of a majority of the outstanding shares of NTL common stock.

Q:  AM I ENTITLED TO APPRAISAL RIGHTS?

A: No. You will have no right under Delaware law to seek appraisal of the value of your NTL shares in connection with the matters being voted upon.

Q:  WHAT ASSETS IS NTL ACQUIRING FROM CABLE & WIRELESS COMMUNICATIONS?

A: NTL proposes to acquire the residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses of Cable & Wireless Communications plc, which are referred to as CWC ConsumerCo.

Q: WHAT RIGHTS WILL CABLE AND WIRELESS HAVE AS A RESULT OF THE CWC CONSUMERCO ACQUISITION?

A: Cable and Wireless is currently the owner of approximately 52.7% of Cable & Wireless Communications and will own approximately up to 12.4% of NTL after the issuance of shares to France Telecom and the shareholders of Cable & Wireless Communications, calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full.

    Upon consummation of the acquisition and at any time thereafter that Cable and Wireless remains a holder of at least 7.5% of the shares of NTL common stock outstanding, calculated assuming all NTL convertible securities are converted into NTL common stock and all options outstanding for NTL common stock are exercised in full, at least one member of the NTL board of directors must be a person approved in writing by Cable and Wireless, in its sole discretion.

Q:  HOW WILL I BE AFFECTED BY THE FRANCE TELECOM
    INVESTMENT AND THE CWC CONSUMERCO ACQUISITION?

A: You will continue to own the same number of shares of NTL common stock that you owned immediately prior to the share issuances to France Telecom and to the shareholders of Cable & Wireless Communications. Each share of NTL common stock will, however, represent a smaller ownership percentage of a significantly larger company after the consummation of these transactions.

Q:  ARE THERE ANY SIGNIFICANT DISADVANTAGES TO ME FROM THE SHARE ISSUANCES?

A: NTL does not believe so. You should, however, review the risk factors commencing on page 21 before deciding how to vote.

Q:  WHAT DO I NEED TO DO NOW?

A: Just complete, sign and mail your proxy cards in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. The first part of the special meeting will take place on March 21, 2000. The second part of the special meeting will take place on March 28, 2000. The NTL board of directors recommends that you vote for the approval of the France Telecom share issuance, the share issuance to the shareholders of Cable & Wireless Communications and the amendments to the restated certificate of incorporation of NTL at the special meeting.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before NTL votes your proxy at the special meeting. You can do so by:

     - delivering to the secretary of NTL at the address below a written notice prior to either part of the special meeting and stating that you would like to revoke your proxy to NTL. The notice must bear a later date or time than the proxy being revoked;

     - completing a new proxy card bearing a later date and sending it to NTL at the address given below. Send the proxy card a sufficient time prior to either part of the special meeting; or

     - attending either part of the special meeting and voting in person.

    You should send any written notice or new proxy card to NTL at the following address: 110 East 59th Street, New York, New York 10022, Attention:
    Secretary. You may request a new proxy card by calling NTL's proxy solicitor, D.F. King & Co., Inc. at (800) 207-3155.

Q:  WHERE CAN I FIND MORE INFORMATION?

A: You may obtain more information from various sources, as set forth under "Where To Find More Information" on page 153.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................     1
  The Companies.............................................     1
  The Investment by France Telecom..........................     2
  CWC ConsumerCo Acquisition................................     5
  Material United States Federal Income Tax Consequences of
     the Formation of NTL Holdings and the CWC ConsumerCo
     Acquisition............................................    12
SUMMARY HISTORICAL FINANCIAL DATA OF NTL....................    13
SUMMARY HISTORICAL FINANCIAL DATA OF CWC CONSUMERCO.........    15
SUMMARY PRO FORMA FINANCIAL DATA............................    16
SUMMARY PRO FORMA PER SHARE AND OTHER DATA..................    17
CAPITALIZATION..............................................    18
RISK FACTORS................................................    21
  Risk Factor Relating to France Telecom Share Issuance and
     the Share Issuance to Cable & Wireless Communications
     Shareholders...........................................    21
  Risk Factors Relating to the France Telecom Investment....    21
  Risk Factors Relating to the CWC ConsumerCo Acquisition...    22
FORWARD-LOOKING STATEMENTS..................................    24
THE SPECIAL MEETING.........................................    25
  Purpose, Time and Place...................................    25
  Record Date; Voting Rights................................    26
  Quorum....................................................    26
  Required Vote.............................................    26
  Voting by NTL Directors and Executive Officers............    26
  Proxies...................................................    26
THE FRANCE TELECOM INVESTMENT AND THE CWC CONSUMERCO
  ACQUISITION...............................................    28
  Background................................................    28
  Recommendation of the NTL Board of Directors; Reasons for
     the France Telecom Investment and the CWC ConsumerCo
     Acquisition............................................    31
  Opinion of NTL's Financial Advisor........................    33
  Governmental and Regulatory Approvals.....................    38
  Transferability of NTL Shares.............................    40
  Stock Exchange Listings...................................    42
  Absence of Appraisal Rights...............................    42
THE INVESTMENT AGREEMENT....................................    43
  Basic Structure of the Investment.........................    43
  NTL Series B Preferred Stock..............................    43
  Timing of Closing.........................................    45
  Right to Accelerate Closing...............................    45
  Representations and Warranties............................    45
  Covenants.................................................    47
  Indemnification...........................................    52
  Conditions................................................    54
  Undertakings..............................................    54
  Termination...............................................    55
  NTL Holdings Incorporated.................................    55
MATERIAL AGREEMENTS BETWEEN FRANCE TELECOM AND NTL..........    57
  France Telecom Registration Rights Agreement..............    57
  Purchase Agreement........................................    57
THE RESTATED TRANSACTION AGREEMENT..........................    58
  Basic Structure of the Transaction........................    58
  Conditions to the Scheme of Arrangement...................    64

                                                              PAGE
                                                              ----
  Conditions to the CWC Holdings Capital Reduction..........    66
  Closing Conditions........................................    66
  Termination Rights........................................    68
  Exclusivity Provisions and Termination Fees...............    69
  Representations and Warranties............................    70
  Convenants................................................    71
  Prepayment of Cable & Wireless Communications Dollar
     Denominated Bonds and Proposals to Cable & Wireless
     Communications Sterling Bondholders....................    73
  Proposals to Holders of Cable & Wireless Communications
     Options and Exchangeable Notes.........................    75
  Amendment of NTL Rights Agreement.........................    75
  Cable and Wireless Standstill Restrictions................    75
  Costs and Expenses Relating to the Transaction............    75
  Indemnity Provisions of Cable and Wireless................    75
  CWC ConsumerCo Completion Accounts........................    76
MATERIAL AGREEMENTS RELATING TO THE TRANSACTION.............    77
  Cable and Wireless Registration Rights Agreement..........    77
  Bell Atlantic Registration Rights Agreement...............    77
  Note Purchase Agreement...................................    77
  Transitional Services Agreement...........................    78
  IBM Agreement and Other Shared Supply Agreements..........    79
  Interconnection Agreement and Heads of Agreement..........    79
PROPOSED CHARTER AMENDMENTS.................................    80
INFORMATION ABOUT NTL.......................................    82
INFORMATION ABOUT FRANCE TELECOM............................    84
INFORMATION ABOUT CABLE & WIRELESS COMMUNICATIONS ..........    85
  Organization..............................................    85
  CWC ConsumerCo............................................    85
  CWC DataCo................................................    85
CABLE & WIRELESS COMMUNICATIONS' MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF CWC CONSUMERCO.........................................    87
  Overview and Outlook......................................    87
  Years Ended March 31, 1999, 1998 and 1997.................    87
  Recent Developments.......................................    93
  Six Months Ended September 30, 1999 and 1998..............    93
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET
  RISK......................................................    96
  General...................................................    96
  Interest Rate Risk........................................    96
  Exchange Rate Risk........................................    97
SELECTED HISTORICAL FINANCIAL DATA OF NTL...................    98
SELECTED HISTORICAL FINANCIAL DATA OF CWC CONSUMERCO........   100
UNAUDITED PRO FORMA FINANCIAL DATA..........................   102
MARKET PRICE DATA AND DIVIDEND POLICY.......................   110
  NTL.......................................................   110
  Cable & Wireless Communications...........................   111
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
  OF NTL....................................................   112
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF
  NTL.......................................................   116
RECENT DEVELOPMENTS.........................................   117
  Acquisition of Australian National Transmission Network...   117
  Acquisition of Irish Cablelink............................   117
  Acquisition of 1G Networks in France......................   117
  Acquisition of BT Cable Franchises in Westminster and
     Milton Keynes..........................................   117
  Acquisition of Workplace Technologies.....................   117

                                                              PAGE
                                                              ----
  Acquisition of Additional NTL Common Stock by France
     Telecom................................................   118
  Sale of Interest in Cable London..........................   118
  NTL Stock Splits..........................................   118
  Redemption of 9.9% Non-Voting Mandatorily Redeemable
     Preferred Stock, Series A..............................   118
  Agreement to Acquire Cablecom in Switzerland..............   118
  Offering of New Series of NTL Convertible Subordinated
     Notes..................................................   119
  Redemption of All Series of 5 1/4% Convertible Preferred
     Stock..................................................   119
  NTL and France Telecom to Bid for Mobile Phone Licenses...   120
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF
  THE FORMATION OF NTL HOLDINGS AND THE CWC CONSUMERCO
  ACQUISITION...............................................   121
  Tax Consequences of the Formation of NTL Holdings to
     Holders of NTL Stock...................................   121
  Tax Consequences of the CWC ConsumerCo Acquisition to
     Holders of CWC Holdings Shares.........................   122
DESCRIPTION OF NTL CAPITAL STOCK............................   127
  General...................................................   127
  NTL Common Stock..........................................   127
  NTL Preferred Stock.......................................   127
  Special Charter Provisions................................   130
  Section 203 of the Delaware General Corporation Law.......   132
  Transfer Agent and Registrar..............................   132
  Rights Agreement..........................................   132
COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF NTL AND
  SHAREHOLDERS OF CABLE & WIRELESS COMMUNICATIONS...........   134
STOCKHOLDER PROPOSALS.......................................   151
INDEPENDENT AUDITORS........................................   152
WHERE TO FIND MORE INFORMATION..............................   153
FINANCIAL STATEMENTS OF CWC CONSUMERCO......................   F-1
FINANCIAL STATEMENTS OF THE CABLECOM GROUP..................  F-48
ANNEX A  INVESTMENT AGREEMENT...............................   A-1
ANNEX B  FIRST LETTER AGREEMENT AMENDING THE INVESTMENT
         AGREEMENT..........................................   B-1
ANNEX C  SECOND LETTER AGREEMENT AMENDING THE INVESTMENT
         AGREEMENT..........................................   C-1
ANNEX D  THIRD LETTER AGREEMENT AMENDING THE INVESTMENT
         AGREEMENT..........................................   D-1
ANNEX E  FRANCE TELECOM REGISTRATION RIGHTS AGREEMENT
         PRINCIPAL TERMS....................................   E-1
ANNEX F  FORM OF CERTIFICATE OF DESIGNATION OF THE VOTING
         POWERS, DESIGNATION, PREFERENCES AND RELATIVE,
         PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND
         QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF THE
         5% CUMULATIVE PARTICIPATING CONVERTIBLE PREFERRED
         STOCK, SERIES B OF NTL INCORPORATED................   F-1
ANNEX G  CABLE AND WIRELESS REGISTRATION RIGHTS AGREEMENT...   G-1
ANNEX H  BELL ATLANTIC REGISTRATION RIGHTS AGREEMENT........   H-1
ANNEX I   PURCHASE AGREEMENT................................   I-1
ANNEX J   TRANSACTION AGREEMENT.............................   J-1
ANNEX K  NOTE PURCHASE AGREEMENT............................   K-1
ANNEX L  OPINION OF MORGAN STANLEY & CO. LIMITED............   L-1
ANNEX M FORM OF PROXY CARD FOR FIRST PART OF SPECIAL
  MEETING...................................................   M-1
ANNEX N  FORM OF PROXY CARD FOR SECOND PART OF SPECIAL
  MEETING...................................................   N-1

                                    SUMMARY

     This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the matters being discussed in this proxy statement, and for a more complete description of the legal terms of such matters, you should read carefully this entire proxy statement and the other documents to which you have been referred or which are incorporated by reference in this proxy statement. See "Where To Find More Information" on page 153. NTL has included page references in parentheticals to direct you to a more complete description of the topics presented in this document.

                                 THE COMPANIES

NTL INCORPORATED (p. 82)
110 East 59th Street
New York, New York 10022
(212) 906-8440

     NTL is a leading broadband communications company in the UK and the Republic of Ireland. In 1999, NTL acquired broadband cable systems in France and the national broadcasting network facilities in Australia. NTL has recently announced the pending acquisition of Cablecom Group, a large cable company operating in Switzerland. NTL intends to further its expansion into Continental Europe as and when opportunities arise, whether on its own or in partnership with others.

     NTL provides residential, business and carrier customers with a broad array of competitive communications products and services, including the following:

     - residential services, including telephony, cable television, personal computer and television-based internet access and interactive services;

     - national telecoms services, including business telecoms, national and international carrier telecommunications, internet services and satellite communications services; and

     - broadcast transmission and tower services, including digital and analog television and radio broadcast transmission services, wireless network management and tower site rental services.

FRANCE TELECOM, S.A. (p. 84)
6, place d'Alleray, 75505 Paris Cedex 15, France.
(011) 331-1-44-44-22-22.

     France Telecom is the principal provider of telecommunications services in France and one of the world's leading telecommunications service providers. France Telecom operates its principal network in France, with a network of approximately 34 million telephone lines, including 2.8 million ISDN channels, connected to homes and businesses as of December 31, 1998. France Telecom's network in France is among the most technologically advanced major networks in the world, with 100% digital transmission.

CABLE & WIRELESS COMMUNICATIONS PLC (p. 85)
Caxton Way, Watford, Hertfordshire WD1 8XH, United Kingdom. (011)
44-1923-435000.

     Cable & Wireless Communications provides customers across the UK with a broad range of facilities-based telecommunications services including local, national and international voice, data and internet services, and, through resale, mobile telecommunications services on a national basis. In some regions, Cable & Wireless Communications also provides multichannel television services. Cable & Wireless Communications is the second largest UK-based supplier of carrier telecommunications services.

     Cable and Wireless owns, directly or indirectly, approximately 52.7% and Bell Atlantic Corporation, through its subsidiaries, owns approximately 18.5% of Cable & Wireless Communications. As of September 30, 1999, Cable & Wireless Communications had approximately 7,100 shareholders of record.

CWC CONSUMERCO AND CWC DATACO (p. 85)

     Cable and Wireless, Cable & Wireless Communications, NTL and Bell Atlantic have agreed to separate Cable & Wireless Communications into two entities. The corporate, business, internet protocol and wholesale operations, collectively, are known as CWC DataCo and the residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses, collectively, are known as CWC ConsumerCo. Upon completion of the transaction, Cable and Wireless will own a 100% interest in CWC DataCo and NTL will own a 100% interest in CWC ConsumerCo.

                        THE INVESTMENT BY FRANCE TELECOM

     NTL has entered into an agreement with France Telecom whereby France Telecom will make a L2.8 billion ($4.5 billion) cash investment in NTL. France Telecom will purchase 42,229,730 shares of NTL common stock at $59.20 per share and 2,000,000 shares of NTL 5% cumulative participating convertible preferred stock, series B, at $1,000 per share. Each share of NTL series B preferred stock will be initially convertible into 12.5 shares of NTL common stock. The terms of the NTL series B preferred stock are described on page 43. The aggregate value of the shares of NTL common stock to be issued to France Telecom under the investment agreement is approximately $4.1 billion based on the closing sales price of NTL common stock on the day immediately prior to the record date for the NTL stockholders' meetings.

CURRENT OWNERSHIP

     Under a purchase agreement with NTL, France Telecom agreed to purchase 4,222,974 shares of NTL common stock and 750,000 shares of NTL 5% cumulative participating convertible preferred stock, series A, for a total of $1 billion. The transaction closed on August 13, 1999. Each share of NTL series A preferred stock is initially convertible into 12.5 shares of NTL common stock. In October and November 1999, France Telecom purchased an additional 4,228,049 shares of NTL common stock in two separate transactions from NTL stockholders who had received these shares as consideration in an acquisition that was completed by NTL in the first quarter of 1999. On December 22, 1999, France Telecom purchased approximately $232 million of convertible notes of NTL which are initially convertible into 2,144,495 shares of NTL common stock.

BENEFIT OF FRANCE TELECOM INVESTMENT

     NTL believes that the consummation of the France Telecom investment will assist NTL in the development of innovative and convergent services combining telephony, digital television and the internet. The proceeds of the investment would provide NTL with capital to fund and accelerate the implementation of NTL's business plan, through the acquisition of CWC ConsumerCo. Given the benefits of a strategic relationship with France Telecom, NTL believes that the share issuance to France Telecom is in the best interests of NTL and its stockholders.

TIMING

     At any time after the satisfaction or waiver of the conditions described in this proxy statement, France Telecom will have the right to accelerate the closing of its investment in NTL. In the event France Telecom does not accelerate the closing of the investment, NTL expects to close the investment at the same time the CWC ConsumerCo acquisition closes.

VOTING RIGHTS

     France Telecom currently has the right to elect one NTL director. At any time France Telecom holds at least one share of NTL series A preferred stock, as well as the equivalent of 10,198,480 shares of NTL common stock, it will have the right to elect one NTL director. Following the closing of the investment, and at any time that it holds at least one share of NTL series B preferred stock, as well as 15% of the shares of NTL common stock outstanding calculated assuming all NTL convertible securities are converted to NTL common stock and all options exercisable for NTL common stock are exercised in full, France Telecom will have the right to elect an aggregate of 3 NTL directors. France Telecom will have the right to elect 4 directors if the NTL board of directors consists of 14 or more directors. If at any point after completion of the investment, France Telecom ceases to hold any shares of NTL series A preferred stock or NTL series B preferred stock, but continues to hold at least 15% of the shares of NTL common stock outstanding calculated assuming all NTL convertible securities are converted to NTL common stock and all options exercisable for NTL common stock are exercised in full, France Telecom will have the right to nominate either 3 or 4 persons for election to the NTL board of directors, depending on the size of the NTL board of directors at that time. NTL has agreed to use its best efforts to support the election of those nominees.

     France Telecom has also been granted some preemptive rights under NTL's agreement with France Telecom that would allow France Telecom to maintain its level of beneficial ownership of NTL by participating in any future sales or issuances of equity securities of NTL by NTL, other than specified sales or issuances, which include issuances in connection with the exercise of options, warrants or other convertible securities outstanding as of July 26, 1999.

FRANCE TELECOM'S EQUITY INTEREST IN NTL

     NTL anticipates that France Telecom will own approximately:

     - 6.0% of the outstanding shares of NTL common stock on the record date;

     - 9.6% of the shares of NTL common stock on the record date and calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full;

     - 27.6% of the outstanding shares of NTL common stock if the investment were consummated under an accelerated closing;

     - 31.5% of the shares of NTL common stock if the investment were consummated under an accelerated closing and assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full;

     - 18.9% of the outstanding shares of NTL common stock if the investment were consummated contemporaneously with the CWC ConsumerCo acquisition; and

     - 24.1% of the shares of NTL common stock if the investment were consummated contemporaneously with the CWC ConsumerCo acquisition and calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full.

FRANCE TELECOM SHARE ISSUANCE NOT CONTINGENT ON THE CONSUMMATION OF THE CWC CONSUMERCO ACQUISITION

     Under its agreement with NTL, France Telecom has the right to accelerate the consummation of the share issuance to France Telecom prior to the consummation of the CWC ConsumerCo acquisition.

NO FINANCING CONTINGENCY

     The share issuance to France Telecom is not subject to obtaining any financing. France Telecom expects to use cash on hand, borrowings, other sources or a combination thereof to finance its purchase of shares of NTL common stock and NTL series B preferred stock.

RESTRICTIONS ON TRANSFERABILITY OF NTL CAPITAL STOCK (p. 40)

     No shares of NTL common stock or NTL series B preferred stock issuable to France Telecom under the investment agreement will be registered under the US Securities Act of 1933, as amended. Those shares may not be resold except in compliance with the Securities Act and any applicable state securities laws or under an available exemption.

     Absent NTL's prior written consent, France Telecom will be prohibited from selling the shares of NTL common stock and the NTL series B preferred stock to any person that is not an affiliate of France Telecom, if as a result of that sale the person will beneficially own 12.5% or more of the shares of NTL common stock outstanding assuming all convertible securities of NTL were converted into NTL common stock and all options exercisable for NTL common stock were exercised in full. France Telecom is further restricted from selling or transferring any shares of NTL series B preferred stock to any person other than a wholly owned subsidiary that is based in a European Union country which meets certain credit rating requirements and if such transfer will not adversely effect the credit rating of NTL or NTL Communications Corp., a wholly owned subsidiary of NTL, or adversely affect NTL from a regulatory standpoint.

     France Telecom has also agreed not to sell or transfer any shares of NTL common stock until 12 months after the closing of the investment, with any sales or transfers thereafter to be made in blocks of not more than 5% of the aggregate of the shares of NTL common stock held by France Telecom and the shares of NTL common stock into which the shares of NTL series B preferred stock held by France Telecom are convertible.

     NTL will enter into an amended registration rights agreement with France Telecom. The registration rights agreement provides that NTL will be obligated to register for resale the shares of NTL common stock owned or issuable to France Telecom, including upon conversion or redemption of the NTL series A preferred stock, the NTL series B preferred stock and any NTL common stock issued as dividends on those securities.

RIGHT TO ACCELERATE CLOSING
(p. 45)

     France Telecom has the right to accelerate its investment in NTL by giving notice to NTL. France Telecom's obligation to purchase the shares of NTL common stock and NTL series B preferred stock on the accelerated closing date will be subject to the satisfaction or waiver of the following conditions:

     - the absence of a governmental prohibition on the completion of the investment;

     - compliance with or clearances under UK competition laws; on December 16, 1999, the UK Secretary of State for Trade and Industry announced that the France Telecom investment would not be referred to the UK Competition Commission, subject to specified undertakings relating to the divestiture of specified assets which France Telecom holds in the United Kingdom being agreed with France Telecom; it is a condition of the France Telecom investment agreement that such undertakings shall be acceptable to, and given by France Telecom; France Telecom is currently negotiating with a view to giving undertakings to divest those assets in order for its investment in NTL to be cleared by the UK competition authorities;

     - accuracy as of the accelerated closing date of the representations and warranties made by NTL;

     - the transaction agreement among NTL, Cable and Wireless, Cable & Wireless Communications and Bell Atlantic not being materially amended without the prior written consent of France Telecom or terminated;

     - performance by the parties to the transaction agreement among NTL, Cable and Wireless, Cable & Wireless Communications and Bell Atlantic of all of the obligations required to be performed by them at or prior to the accelerated closing date;

     - approval of the share issuance to France Telecom by the NTL stockholders; and

     - receipt by France Telecom of customary certificates and legal opinions.

TERMINATION (p. 55)

     NTL's agreement with France Telecom may be terminated at any time before completion of the CWC ConsumerCo acquisition, whether before or after any requisite stockholder approval:

     - by mutual written consent of NTL and France Telecom. NTL has agreed not to terminate the investment agreement without the prior written consent of Cable and Wireless and Cable & Wireless Communications and their respective financial advisors;

     - by France Telecom, if prior to the completion of the CWC ConsumerCo acquisition:

       (1) NTL agrees to a material amendment of the agreement among NTL, Cable and Wireless, Cable & Wireless Communications and Bell Atlantic, or waives any pre-conditions, conditions or closing conditions or any other provision of that agreement without the prior written consent of France Telecom; or

       (2) some representations and warranties of NTL fail to be true and correct;

     - by France Telecom, if any event having a material adverse effect with respect to NTL occurs before the approvals by the

       NTL stockholders of the share issuance to the shareholders of Cable & Wireless Communications and the amendment of the restated certificate of incorporation of NTL to provide for the appointment of an NTL director by Cable and Wireless have been obtained;

     - by France Telecom, if prior to the sanctioning of the scheme of arrangement relating to CWC ConsumerCo acquisition by the High Court of Justice in England and Wales, also referred to as the UK High Court, any event having a material adverse effect with respect to CWC ConsumerCo occurs;

     - by France Telecom, if the CWC ConsumerCo acquisition has not been completed prior to the 135th day following the NTL stockholders' approval of the share issuance to the shareholders of Cable & Wireless Communications; and

     - by either NTL or France Telecom, if:

       (1) the agreement among NTL, Cable and Wireless, Cable & Wireless Communications and Bell Atlantic is terminated prior to the completion of the CWC ConsumerCo acquisition;

       (2) the CWC ConsumerCo acquisition has not been completed prior to March 31, 2001; or

       (3) in the event that any governmental authority has issued an order or taken any other action that is final and nonappealable and prohibits the consummation of the contemplated transactions.

     The right of France Telecom to terminate pursuant to either the third or fourth bullet point above after the posting date of the documents to Cable & Wireless Communications shareholders will be subject to the consent of the UK Panel on Takeovers and Mergers.

                           CWC CONSUMERCO ACQUISITION

     NTL proposes to acquire CWC ConsumerCo for 84,979,679 shares of NTL common stock, subject to adjustment, and L2.85 billion in cash. The aggregate value of the shares of NTL common stock to be issued to Cable & Wireless Communications' shareholders in the CWC ConsumerCo acquisition is approximately $8.25 billion based on the closing sales price of NTL common stock on Nasdaq on the day immediately prior to the record date for the NTL stockholders' meetings. NTL has also agreed to assume approximately L1.9 billion of Cable & Wireless Communications' indebtedness, plus further debt to reflect an agreed level of CWC ConsumerCo cash outflow between March 31, 1999 and completion of the transaction.

     CWC ConsumerCo is a leading provider of cable telephony services in the UK and is licensed to provide cable television services in 46 franchise areas, estimated by Cable & Wireless Communications to cover approximately 5.4 million homes in the UK. CWC ConsumerCo also provides cable and telephony services to approximately 27,000 small and medium business customers directly connected to its cable network.

     NTL expects the acquisition of CWC ConsumerCo to provide a unique opportunity for NTL to increase its scope as a major force in media and telecommunications in the UK and to become a showcase for innovative telephone, television, internet and interactive services. Upon completion of the CWC ConsumerCo acquisition, NTL expects to become the largest cable telephony and television company in the UK, with over 2.8 million customers and passing over half of the UK's cable television households with its cable networks.

POSSIBLE DETRIMENTAL EFFECTS OF THIS TRANSACTION

     The possible detrimental effects of this transaction are:

     - The integration of CWC ConsumerCo and NTL following the acquisition will be costly and will present significant challenges. If not successfully integrated the combined company may not be able to maintain its competitive position.

     - In the transaction, NTL has agreed to assume approximately L1.9 billion of Cable & Wireless Communications indebtedness, plus further debt to reflect an agreed level of CWC ConsumerCo cash outflow between March 31, 1999 and the completion of the CWC ConsumerCo acquisition. This assumed indebtedness will further increase the levels of debt of NTL. On September 30, 1999, the accreted value of NTL's total long-term indebtedness was approximately $7.5 billion.

     - France Telecom's approximately 24.1% ownership interest and Cable and Wireless' of up to approximately 12.4% ownership interest in NTL on the record date, assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full, may limit the likelihood that a third party would seek or be able to acquire NTL.

CONSIDERATION TO BE RECEIVED BY CABLE &
WIRELESS COMMUNICATIONS SHAREHOLDERS IN THE
CWC CONSUMERCO ACQUISITION (p. 58)

     Cable & Wireless Communications shareholders will receive 5.672031 shares of NTL common stock, subject to adjustment, and L190.18 in cash for every 100 Cable & Wireless Communications shares held, assuming no election is made under the election facility. The facility would allow Cable & Wireless Communications shareholders, subject to the aggregate number of shares of NTL common stock issued to Cable & Wireless Communications shareholders and the total amount of cash to be paid remaining the same, to elect to receive a greater or lesser component of cash or shares of NTL common stock as consideration for their interest in CWC ConsumerCo than they would otherwise be entitled to receive, depending on matching elections being received. Cable & Wireless Communications shareholders will be sent a form that will permit them to make an election. These election forms will not need to be returned until after the NTL shareholder meeting to approve the issuance of shares to Cable & Wireless Communications shareholders as consideration for the acquisition of CWC ConsumerCo.

     Set forth below is an illustrative table showing the different elections between cash and NTL common stock and the relative values in US dollars of such elections that Cable & Wireless Communications shareholders may elect under the election facility for the range of trading prices of NTL common stock for a one year period ending on February 10, 2000:

SHAREHOLDER MAKES NO ELECTION (BASIC CONSIDERATION)

  NTL STOCK PRICE(1,2,3)    NUMBER OF NTL SHARES    VALUE OF NTL STOCK    CASH(4)    TOTAL VALUE
  ----------------------    --------------------    ------------------    -------    -----------
           ($)                                             ($)              ($)          ($)
            40                    5.672031                226.88          302.67       529.55
            45                    5.672031                255.24          302.67       557.91
            50                    5.672031                283.60          302.67       586.27
            55                    5.672031                311.96          302.67       614.63
            60                    5.672031                340.32          302.67       642.99
            65                    5.672031                368.68          302.67       671.35
            70                    5.672031                397.04          302.67       699.71
            75                    5.672031                425.40          302.67       728.07
            80                    5.672031                453.76          302.67       756.43
            85                    5.672031                482.12          302.67       784.79
            90                    5.672031                510.48          302.67       813.15
            95                    5.672031                538.84          302.67       841.51
           100                    5.672031                567.20          302.67       869.87
           105                    5.672031                596.56          302.67       898.23
           110                    5.672031                623.92          302.67       926.59

SHAREHOLDER ELECTS FOR AND RECEIVES ONLY NTL SHARES

  NTL STOCK PRICE(1,2,3)    NUMBER OF NTL SHARES    VALUE OF NTL STOCK    CASH(4)    TOTAL VALUE
  ----------------------    --------------------    ------------------    -------    -----------
           ($)                                             ($)              ($)          ($)
            40                    8.815606                352.62           0.00        352.82
            45                    8.815606                396.70           0.00        396.70
            50                    8.815606                440.78           0.00        440.78
            55                    8.815606                484.86           0.00        484.86
            60                    8.815606                528.94           0.00        528.94
            65                    8.815606                573.01           0.00        573.01
            70                    8.815606                617.09           0.00        617.09
            75                    8.815606                661.17           0.00        661.17
            80                    8.815606                705.25           0.00        705.25
            85                    8.815606                749.33           0.00        749.33
            90                    8.815606                793.40           0.00        793.40
            95                    8.815606                837.48           0.00        837.48
           100                    8.815606                881.56           0.00        881.56
           105                    8.815606                925.64           0.00        925.64
           110                    8.815606                969.72           0.00        969.72

SHAREHOLDER ELECTS FOR AND RECEIVES ONLY CASH

  NTL STOCK PRICE(1,2,3)    NUMBER OF NTL SHARES    VALUE OF NTL STOCK    CASH(4)    TOTAL VALUE
  ----------------------    --------------------    ------------------    -------    -----------
           ($)                                             ($)              ($)          ($)
            40                       0                     0.00           848.79       848.79
            45                       0                     0.00           848.79       848.79
            50                       0                     0.00           848.79       848.79
            55                       0                     0.00           848.79       848.79
            60                       0                     0.00           848.79       848.79
            65                       0                     0.00           848.79       848.79
            70                       0                     0.00           848.79       848.79
            75                       0                     0.00           848.79       848.79
            80                       0                     0.00           848.79       848.79
            85                       0                     0.00           848.79       848.79
            90                       0                     0.00           848.79       848.79
            95                       0                     0.00           848.79       848.79
           100                       0                     0.00           848.79       848.79
           105                       0                     0.00           848.79       848.79
           110                       0                     0.00           848.79       848.79

---------------
(1) The high price for NTL stock during the period of February 10, 1999 to February 10, 2000 was $109.6875 and low price during the same period was $43.60

(2) The high price for NTL stock during the period of July 26, 1999 to February 10, 2000 was $109.6875 and the low price during the same period was $51.10

(3) The closing sale price of NTL common stock on Nasdaq on February 10, 2000 was $97.125.

(4) Calculated using an exchange rate of L1:$1.5915

OWNERSHIP OF NTL FOLLOWING THE CWC CONSUMERCO ACQUISITION

     At completion of the transaction, shareholders of Cable & Wireless Communications, including Cable & Wireless and Bell Atlantic and their respective subsidiaries will own up to approximately 31.6% of the shares of NTL common stock and approximately 23.5% of the shares of NTL common stock calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock are exercised in full.

FORMATION OF NTL HOLDINGS

     As part of the CWC ConsumerCo acquisition, NTL has agreed to form a holding company structure under Delaware law. As a result, NTL would become a wholly owned subsidiary of a newly formed company initially called NTL Holdings Incorporated. The holding company structure will be effected pursuant to a holding company merger. Upon consummation of the holding company merger, NTL stockholders will own the same number of shares in NTL Holdings as they owned in NTL at the time of the merger.

     For purposes of this proxy statement, effective upon the consummation of the holding company merger, all references to "NTL" will apply to NTL Holdings. In approving the share issuance of NTL common stock to France Telecom and the Cable & Wireless Communications shareholders, NTL stockholders would effectively be approving an issuance of the common stock of NTL Holdings, which, as of the effectiveness of the holding company merger, will be deemed the successor issuer to NTL under the Federal securities laws.

BASIC STRUCTURE OF THE TRANSACTION
AND THE RELATED STEPS (p. 58)

     The CWC ConsumerCo acquisition involves a scheme of arrangement under English law. Cable & Wireless Communications shareholders will be voting on the scheme of arrangement at a meeting convened by the UK High Court and the transaction as a whole and some other related matters at an extraordinary general meeting both of which are expected to be held in March 2000.

FAIRNESS OPINION OF NTL FINANCIAL ADVISOR (p. 29)
     In deciding to approve the CWC ConsumerCo acquisition, the NTL board of directors considered the opinion of its financial advisor, Morgan Stanley Dean Witter, as to the fairness to NTL, from a financial point of view, of the aggregate consideration to be paid by NTL in connection with the CWC ConsumerCo acquisition. This opinion is attached as Annex L to this proxy statement.

GOVERNMENTAL AND REGULATORY APPROVALS

     On August 17, 1999, a filing was submitted to the UK Office of Fair Trading seeking confirmation that the CWC ConsumerCo acquisition would not be referred to the UK Competition Commission under the UK merger control laws. On November 12, 1999, the UK Secretary of State for Trade and Industry announced that the CWC ConsumerCo acquisition would be referred to the UK Competition Commission under the provisions of the Fair Trading Act of 1973, despite the contrary recommendation of the Director General of the Office of Fair Trading that the CWC ConsumerCo acquisition should not be referred. The UK Competition Commission is due to report to the UK Secretary of State by February 25, 2000 but it can request, once only, that the Secretary of State extend this report date by up to three months.

CONDITIONS AND CLOSING CONDITIONS
(p. 64) and (p. 66)

     The CWC ConsumerCo acquisition is conditioned upon the UK High Court sanctioning the scheme of arrangement and upon other conditions to the CWC ConsumerCo acquisition being satisfied or waived before the court hearing which sanctions the scheme of arrangement. The most significant of such conditions include:

     - receipt of necessary approvals from the shareholders of Cable & Wireless Communications;

     - clearance by the UK Secretary of State for Trade and Industry of the CWC ConsumerCo acquisition, the France Telecom investment and the matters arising from them;

     - receipt of necessary approvals from the shareholders of Cable and Wireless; and

     - receipt of necessary approvals from the stockholders of NTL.

     After the UK High Court sanctions the scheme of arrangement, final closing of the transaction will further depend upon a number of conditions the most significant of which include:

     - receipt of tax opinions;

     - confirmation of a reduction of capital of CWC Holdings;

     - neither NTL's agreement with France Telecom nor its funding agreement with Morgan Stanley & Co. Incorporated or any replacement funding agreement, having been terminated for the specified reasons. NTL intends to use the L2.8 billion ($4.5 billion) cash proceeds of the France Telecom investment to partially fund the CWC ConsumerCo acquisition. Unless the France Telecom investment is consummated, NTL will not be in a position to fund the CWC ConsumerCo acquisition without seeking alternative financing and amending the terms of the transaction agreement; and

     - completion of the transaction within 135 days from the time the NTL stockholders approve the stock issuance to the shareholders of Cable & Wireless Communications.

TERMINATION OF THE TRANSACTION AGREEMENT (p. 68)

     NTL, Cable and Wireless and Cable & Wireless Communications have the following rights to terminate the transaction up to the day prior to the UK High Court hearing to sanction the scheme of arrangement.

     These termination rights may only be exercised with the approval of the UK Panel on Takeovers and Mergers.

  NTL

     NTL is entitled to terminate if any of the events or circumstances summarized below occur or arise with the result that the net asset value of CWC ConsumerCo is reduced by at least L400 million calculated in accordance with UK generally accepted accounting principles as a result of the relevant event or circumstance:

     - any law or regulation being implemented which would impact NTL's ability to consummate the transaction as planned or would impose onerous obligations on NTL in relation to the transaction or materially adversely affect the financial position of NTL and its subsidiaries, taken as a whole;

     - NTL discovering any provision in any material agreement or arrangement to which any member of the CWC ConsumerCo group, being Cable & Wireless Communications, its subsidiaries as they will subsist following the capital reduction of CWC Holdings, and Cable & Wireless Communications (South Hertfordshire) Limited, is a party, which would or might reasonably be expected to result in a detriment to the CWC ConsumerCo group including any security interest becoming enforceable or the financial position of the CWC ConsumerCo group being materially prejudiced;

     - any member of the CWC ConsumerCo group taking certain types of corporate action, including making changes to its share capital, declaring dividends or entering into material transactions, or becoming the subject of any insolvency proceeding;

     - except as previously announced, a material adverse change arising since March 31, 1999 in the business or financial position of any member of the CWC ConsumerCo group which is material in the context of the CWC ConsumerCo group taken as a whole, or any material litigation or contingent liability arising;

     - NTL discovering that, except as previously disclosed, publicly available information on the CWC ConsumerCo group was materially inaccurate or misleading, or that a member of the CWC ConsumerCo group is subject to any material undisclosed liability or has breached applicable environmental laws or regulations or may be liable to make good any contaminated property; or

     - NTL discovering that any of the statements concerning the CWC ConsumerCo group contained in the transaction agreement including statements relating to the accuracy of information, the structure and assets of its subsidiaries, litigation, pensions and liabilities, were not true and accurate in all material respects as of July 26, 1999.

  Cable and Wireless

     Cable and Wireless has similar termination rights to those set out above in so far as similar events or circumstances relate to NTL or NTL and its subsidiaries, taken as a whole. These rights are only exercisable if the net asset value of NTL is diminished by at least L400 million as a result of the relevant event or circumstance calculated in accordance with US generally accepted accounting principles.

  Cable & Wireless Communications

     Cable & Wireless Communications has termination rights if events or circumstances similar to those set out above occur in relation to either NTL or Cable and Wireless with the result that the net asset value of NTL is diminished by at least L400 million or the net asset value of Cable and Wireless is diminished by at least L800 million.

EXCLUSIVITY PROVISIONS AND TERMINATION FEES (p. 69)

     NTL has agreed under the transaction agreement:

     - to enforce its rights under its agreements with France Telecom in relation to the transaction;

     - not to transfer or dispose of its business and assets relating to residential cable, business cable, indirect residential telephony, residential indirect internet and digital television development and services in the UK to Telewest Communications plc or any of its affiliates; and

     - not to acquire any securities in Telewest in excess of 5% of the issued share capital of Telewest.

     The exclusivity obligation of NTL or Cable and Wireless, as the case may be, will terminate:

     - automatically and absolutely if either Cable and Wireless or NTL, as the case may be, is in material breach of its obligations under the transaction agreement and, if this breach can be remedied, fails to remedy the breach within 60 days;

     - if an issue, tender offer, amalgamation or similar transaction in respect of either Cable and Wireless or NTL is announced which proposes, or has the effect of: the acquisition by a person, other than NTL or Cable and Wireless or their respective subsidiaries, respectively, of securities of NTL or Cable and Wireless, as the case may be, carrying 35% or more of the voting rights normally exercisable at shareholder meetings of NTL or Cable and Wireless, as the case may be, and the proposed transaction is then or subsequently becomes recommended by the respective board of directors, in which case, NTL, where the shares being acquired are Cable and Wireless shares, or Cable and Wireless, where the shares being acquired are NTL shares, shall be released from its undertakings as set forth above with effect from the announcement, if then recommended by the respective board of directors, or from the date that the respective board of directors recommends the proposed transaction, if subsequent to the announcement; or

     - if a person, other than NTL or Cable and Wireless or their respective subsidiaries acquires a 35% stake in NTL or Cable and Wireless, respectively, which acquisition is not and does not prior to the acquisition become recommended by the respective board of directors, NTL, where the shares being acquired are Cable and Wireless shares, or Cable and Wireless, where the shares being acquired are NTL shares, shall be released from its respective undertakings if the proposed acquisition of CWC ConsumerCo by NTL does not occur by noon on March 31, 2001, provided that the share issuance to France Telecom shall not terminate Cable and Wireless' exclusivity undertakings.

     If either NTL or Cable and Wireless is released from its undertakings pursuant to one of the last two bullet points above and the transaction does not occur by March 31, 2001, Cable and Wireless shall pay L75 million to NTL, in the case of the acquisition of a stake in Cable and Wireless, and NTL shall pay L75 million to Cable and Wireless, in the case of an acquisition of a stake in NTL. If the acquisition of the stake in NTL or Cable and Wireless is acquired by Telewest or any subsidiary undertaking or affiliate of Telewest, or Microsoft Corporation or any affiliate of Microsoft or any person who, together with persons acting in concert with the UK City Code on Takeovers and Mergers directly or indirectly holds at the time of the acquisition in aggregate 50.1% or more of the then issued share capital of Telewest, the relevant payment will be increased to $500 million.

     The transaction agreement among NTL, Cable and Wireless and Cable & Wireless Communications does not prevent NTL or one of its subsidiaries from entering into an agreement or undertaking which is conditional upon the completion of the CWC ConsumerCo acquisition, the expiration of the exclusivity period or the release of the exclusivity obligations.

CABLE AND WIRELESS TRANSFER AND STANDSTILL RESTRICTIONS

     Cable and Wireless has agreed that it will not without the prior approval of the NTL board of directors directly or indirectly:

     - publicly announce any intention to offer, pledge, sell, contract to sell, sell any option or contract to sell any option, grant any option, right or warrant to purchase, or otherwise transfer, assign or dispose of any shares of NTL common stock issued in the CWC Consumer acquisition, or

     - enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of NTL common stock in the following circumstances:

          (1) in any transaction before the date falling six months after completion of the transaction;

          (2) subject to the third and fourth bullet points below, in any transaction or series of transactions relating to more than 50% of the shares of NTL common stock issued to Cable and Wireless in the CWC ConsumerCo acquisition for six months following the date referred to in the first bullet point above;

          (3) in any transaction or series of related transactions which would result in the disposal of more than 10% of the shares of NTL common stock, assuming all convertible securities of NTL were converted into NTL common stock and all options exercisable for NTL common stock were exercised in full, at the date of the transaction in an off-market transaction, or 5% of the shares of NTL common stock, assuming all convertible securities of NTL were converted into NTL common stock and all options exercisable for NTL common stock were exercised in full, at the date of the transaction in an on-market transaction; and

          (4) in any individual off-market transaction or any series of related off-market transactions on completion of which the transferee whether alone or with his "connected persons" as such term is defined in Section 346 of the UK Companies Act 1985, and persons acting in "concert" with him as such term is defined by the UK City Code on Takeovers and Mergers would beneficially own more than 12.5% of the shares of NTL common stock, at the date of the transaction.

     Following completion of the CWC ConsumerCo acquisition, Cable and Wireless has agreed on behalf of itself and its subsidiaries not to make a public or non-public offer to acquire NTL other than:

     - an offer to acquire or purchase 100% of NTL; or

     - in response to an offer to acquire 15% or more of NTL which has been accepted or recommended by NTL or in respect of which the NTL rights agreement has been amended or waived so as to permit it, in which case Cable and Wireless shall be permitted to make a competing offer for the same or greater number of shares.

     Except as provided above, Cable and Wireless has agreed not to:

     - acquire additional securities of NTL;

     - solicit proxies for election to the NTL board of directors; or

     - act in concert with other stockholders or join a "group" as such term is defined in Section 13(d) under the Securities Exchange Act of 1934, as amended.

ACCOUNTING TREATMENT

     NTL will account for the CWC ConsumerCo acquisition as a purchase for purposes of United States generally accepted accounting principles.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE FORMATION OF NTL
              HOLDINGS AND THE CWC CONSUMERCO ACQUISITION (p. 121)

     The holding company merger will be implemented to permit CWC ConsumerCo shareholders to transfer their CWC Holdings shares to NTL Holdings in exchange for NTL Holdings stock without recognizing gain or loss for US income tax purposes.

     In general, the US federal income tax consequences to a holder of NTL stock who transfers shares of NTL stock to NTL Holdings solely in exchange for shares of NTL Holdings stock or who hold such stock as a capital asset can be summarized as follows:

     - no gain or loss will be recognized by a holder of NTL stock who exchanges its shares of NTL stock solely for NTL Holdings stock in the exchange.

     In general, the U.S. federal income tax consequences to a holder of CWC Holdings shares who transfers CWC Holdings shares to NTL Holdings in exchange for NTL common stock and/or cash and who holds such shares as a capital asset can be summarized as follows:

     - no gain or loss will be recognized by a holder of CWC Holdings shares who exchanges its CWC Holdings shares solely for NTL Holdings common stock;
     - a holder of CWC Holdings shares who receives solely cash in exchange for its CWC Holdings shares may recognize capital gain or loss with respect to such shares; and

     - a holder of CWC Holdings shares who receives a combination of cash and NTL Holdings common stock in exchange for its CWC Holdings shares may recognize capital gain, but not loss, with respect to such shares.

     For a further discussion of tax consequences of the formation of NTL Holdings and the CWC ConsumerCo acquisition, see "Material United States Federal Income Tax Consequences of the Formation of NTL Holdings and the CWC ConsumerCo Acquisition" at page 121 of this proxy statement.

                    SUMMARY HISTORICAL FINANCIAL DATA OF NTL

     The following table sets forth summary financial data of NTL for the nine months ended September 30, 1999 and 1998 and for each of the five years in the period ended December 31, 1998. This information has been derived from, and should be read in conjunction with, the consolidated financial statements and notes thereto incorporated by reference in this proxy statement. See "Selected Historical Financial Data of NTL" on page 98.

     In May 1996, NTL purchased NTL Group Limited for an aggregate purchase price of approximately $439 million, including goodwill of approximately $263 million. The net assets and results of operations of NTL Group Limited are included in the consolidated financial statements from the date of the acquisition. In June and September 1998, NTL purchased the operations of ComTel Limited and Telecential Communications, collectively referred to as "ComTel", for an aggregate purchase price of $969 million, including intangibles aggregating $224 million. In October 1998, NTL purchased Comcast UK Cable Partners Limited, referred to as NTL Triangle, for an aggregate purchase price of $600.4 million, including intangibles of $129.8 million. In December 1998, NTL purchased Eastern Group Telecoms Limited from Eastern Group plc for an aggregate purchase price of $151 million, including intangibles of $45 million. The net assets and results of operations of ComTel, NTL Triangle and Eastern Group Telecoms are included in the consolidated financial statements from their respective dates of acquisition. In March 1999, NTL purchased Diamond Cable Communications plc for an aggregate purchase price of $979.9 million, including intangibles of $1.3 billion.

     Interim data for the nine months ended September 30, 1999 and 1998 are unaudited, but include in the opinion of NTL management, all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of that data. Results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for any other interim period or the year as a whole.

                                           NINE MONTHS
                                              ENDED
                                          SEPTEMBER 30,             YEAR ENDED DECEMBER 31,
                                         ---------------   ------------------------------------------
                                          1999     1998     1998      1997     1996     1995    1994
                                         ------   ------   -------   ------   ------   ------   -----
                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Revenues.............................  $1,090   $  485   $   747   $  492   $  228   $   34   $  14
  (Loss) before income taxes, minority
     interests and extraordinary
     item..............................    (857)    (332)     (508)    (344)    (259)    (100)    (30)
  Net (loss)...........................    (857)    (336)     (535)    (333)    (254)     (91)    (29)
  Basic and diluted net (loss) per
     common share:
  (Loss) before extraordinary
     item(1)...........................  $(7.86)  $(5.87)  $ (8.12)  $(6.78)  $(5.25)  $(1.93)  $(.63)
                                         ======   ======   =======   ======   ======   ======   =====
  Net (loss) per common share(1).......  $(7.86)  $(5.94)  $ (8.60)  $(6.87)  $(5.25)  $(1.93)  $(.63)
                                         ======   ======   =======   ======   ======   ======   =====
  Weighted average number of common
     shares used in the computation of
     basic and diluted net loss per
     common share(1)...................     115       58        64       50       49       47      47
                                         ======   ======   =======   ======   ======   ======   =====

                                                  AS OF                   AS OF DECEMBER 31,
                                              SEPTEMBER 30,   ------------------------------------------
                                                  1999         1998      1997     1996      1995    1994
                                              -------------   -------   ------   -------   ------   ----
                                                       )                                    (IN MILLIONS
BALANCE SHEET DATA:
  Working capital (deficiency)..............     $  939       $  601    $  (52)  $  242    $   76   $252
  Fixed assets, net.........................      5,484        3,854     1,757    1,460       640    192
  Total assets..............................     11,027        6,194     2,422    2,455     1,011    664
  Long-term debt............................      7,483        5,044     2,015    1,732       513    143
  Senior redeemable exchangeable preferred
     stock..................................        137          124       109       --        --     --
  Shareholders' equity (deficiency).........      2,288          355       (62)     328       339    437

---------------
(1) After giving retroactive effect to the 5-for-4 stock split by way of stock dividend paid on February 3, 2000, to the 5-for-4 stock split by way of stock dividend paid on October 7, 1999, and to the 4-for-3 stock split by way of stock dividend paid on August 14, 1995.

(2) NTL did not declare or pay any cash dividends during the years indicated.

              SUMMARY HISTORICAL FINANCIAL DATA OF CWC CONSUMERCO

     The following table sets forth summary financial data for the six months ended September 30, 1999 and for each of the three years in the period ended March 31, 1999, prepared in accordance with US GAAP. This information has been derived from, and should be read in conjunction with, the consolidated financial statements and notes thereto attached in this proxy statement. See "Selected Historical Financial Data of CWC ConsumerCo" on page 100. Interim data for the six months ended September 30, 1999 and 1998 is unaudited, but include in the opinion of Cable & Wireless Communications management, all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of that data. Results for the six months ended September 30, 1999 and 1998 are not necessarily indicative of the results that may be expected for any other interim period or the year as a whole.

                                                   SIX MONTHS ENDED
                                             -----------------------------           YEAR ENDED MARCH 31,
                                             SEPTEMBER 30,   SEPTEMBER 30,   ------------------------------------
                                                 1999            1998         1999    1998    1997    1996   1995
                                             -------------   -------------   ------   -----   -----   ----   ----
                                                                        (IN MILLIONS)
INCOME STATEMENT DATA:
Revenues...................................       L340            L330         L688    L550    L131   L151   L165
Costs and expenses
  Operating expenses.......................        130             126          251     188      53     58     63
  Selling, general and administrative
    expenses...............................        133             113          241     197      30     48     63
  Depreciation and amortization............        119             119          236     195       2      1     --
  Corporate expenses.......................          6               4           16       2      --     --     --
                                                 -----           -----       ------   -----   -----   ----   ----
    Total costs and expenses...............        388             362          744     582      85    107    126
                                                 -----           -----       ------   -----   -----   ----   ----
Operating income (loss)....................        (48)            (32)         (56)    (32)     46     44     39
Other income (expense)
  Interest and other income................          3              --           14       9      --     --     --
  Interest expense.........................        (93)            (87)        (193)   (130)     --     --     --
  Other expense............................         --              --           --     (96)     --     --     --
                                                 -----           -----       ------   -----   -----   ----   ----
(Loss) before income taxes and minority
  interests................................       (138)           (119)        (235)   (249)     46     44     39
Income tax benefit (provision).............         --              --           --      --     (14)   (13)   (13)
                                                 -----           -----       ------   -----   -----   ----   ----
(Loss) before minority interests...........       (138)           (119)        (235)   (249)     32     31     26
Minority interest..........................         --              --           (1)     --      --     --     --
                                                 -----           -----       ------   -----   -----   ----   ----
Net (loss).................................      L(138)          L(119)       L(236)  L(249)    L32    L31    L26
                                                 =====           =====       ======   =====   =====   ====   ====
OTHER DATA:
Capital expenditures.......................       L269            L205         L375    L529     L--    L--    L--
                                                 =====           =====       ======   =====   =====   ====   ====

                                                       AS OF                         MARCH 31,
                                                   SEPTEMBER 30,   ---------------------------------------------
                                                       1999         1999     1998    1997(1)   1996(1)   1995(1)
                                                   -------------   ------   ------   -------   -------   -------
                                                                           (IN MILLIONS)
BALANCE SHEET DATA:
  Cash and cash equivalents......................       L115        L 127    L 229     L--       L--       L--
  Working capital (deficiency)...................       (294)        (270)    (110)     90        74        52
  Fixed assets, net..............................      3,065        2,860    2,635      --        --        --
  Total assets...................................      5,094        4,972    4,823      90        74        52
  Long-term debt.................................      3,184        2,916    2,583      --        --        --
  Shareholders' equity...........................     L1,415       L1,539   L1,785     L90       L74       L52

---------------
(1) As disclosed in the consolidated financial statements and notes thereto, prior to the acquisition of Bell Cablemedia plc and Nynex Cable Comms in April 1997, Mercury managed all its activities, including cash and working capital management, on an integrated basis. Consequently the CWC ConsumerCo balance sheet for March 31, 1997, 1996, and 1995 comprised a single 'inter-company' balance.

                        SUMMARY PRO FORMA FINANCIAL DATA

     The CWC ConsumerCo acquisition requires, among other things, the approval of the stockholders of NTL, as described in this proxy statement. The following table sets forth pro forma financial data for the nine months ended September 30, 1999 and for the year ended December 31, 1998, after giving effect to the CWC ConsumerCo acquisition, the acquisition by NTL of the Cablecom Group announced on December 13, 1999 and the France Telecom share issuance, as well as the acquisition of Diamond Cable Communications and the acquisitions of ComTel, NTL Triangle and Eastern Group Telecoms which were completed in 1998. This information should be read in conjunction with the pro forma condensed combined financial data included in this proxy statement. See "Unaudited Pro Forma Financial Data" on page 102.

                                                             NINE MONTHS ENDED        YEAR ENDED
                                                             SEPTEMBER 30, 1999    DECEMBER 31, 1998
                                                             ------------------    -----------------
                                                              (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Revenues.................................................       $  2,225              $ 2,631
  Net (loss)...............................................         (2,212)              (2,586)
BASIC AND DILUTED NET (LOSS) PER COMMON SHARE:
  Net (loss) per common share..............................          (8.57)              (10.91)
  Weighted average number of common shares used in the
     computation of basic and diluted net loss per common
     share.................................................            258                  237

                                                              AS OF SEPTEMBER 30, 1999
                                                              ------------------------
                                                                   (IN MILLIONS)
BALANCE SHEET DATA:
  Working capital...........................................          $   663
  Fixed assets, net.........................................           12,119
  Total assets..............................................           29,840
  Long-term debt............................................           14,676
  Shareholders' equity......................................           12,684

                   SUMMARY PRO FORMA PER SHARE AND OTHER DATA

     The following table presents the net loss and book value per share of NTL and CWC ConsumerCo, on a pro forma basis for NTL and an equivalent pro forma basis for CWC ConsumerCo. Pro forma data for NTL was derived by combining the historical financial statements of NTL and CWC ConsumerCo's historical financial information, giving effect to the CWC ConsumerCo acquisition, the Cablecom acquisition and the share issuance to France Telecom, as well as the Diamond Cable Communications acquisition and the acquisitions of ComTel, NTL Triangle and Eastern Group Telecoms using the purchase method of accounting.

     CWC ConsumerCo does not have any authorized common stock or similar equity units. Therefore, for purposes of this pro forma data, an estimate of 1,498,581,000 "historical shares" was derived based upon the number of NTL shares of common stock offered in exchange for shares in CWC Holdings without giving effect to any cash consideration based upon the terms of the transaction. Equivalent pro forma information for CWC ConsumerCo is presented on an equivalent share basis, which reflects NTL's pro forma amounts multiplied by the fraction of a share of NTL common stock to be exchanged for each CWC Holdings share, based on the closing sales price of $63.516 per share of NTL common stock on July 23, 1999 which was the last trading day prior to the announcement of the CWC ConsumerCo acquisition, excluding cash consideration. See the footnotes to "Unaudited Pro Forma Financial Data" for assumptions used.

     Pro forma income statement-related per share amounts have been prepared as if the CWC ConsumerCo acquisition had occurred at the beginning of the earliest period presented. Pro forma book value per share amounts give effect to the CWC ConsumerCo acquisition as though it had been consummated on the date indicated.

     The information set forth below should be read in conjunction with the "Unaudited Pro Forma Financial Data" on page 102 of this proxy statement and the respective audited consolidated financial statements and notes of NTL incorporated by reference in this proxy statement and CWC ConsumerCo which are attached as F-pages to this proxy statement.

                                                                  NINE
                                                                 MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,      YEAR ENDED DECEMBER 31,
                                                              -------------    ---------------------------
                                                                  1999          1998       1997      1996
                                                              -------------    -------    ------    ------
HISTORICAL:
NTL COMMON STOCK
Net loss per share
  Historical................................................     $(7.86)       $ (8.60)   $(6.87)   $(5.25)
Book value (deficiency) per share (at end of period)
  Historical................................................      17.38           3.78     (1.22)     6.55
SHARES REPRESENTING CWC CONSUMERCO
Net loss per share
  Historical................................................       (.20)          (.26)     (.27)     (.02)
Book value (deficiency) per share (at end of period)
  Historical................................................       1.55           2.01        --        --
PRO FORMA:
NTL COMMON STOCK
Net loss per share
  Pro forma.................................................      (8.57)        (10.91)
Book value per share (at end of period)
  Pro forma.................................................      41.26          39.53
SHARES REPRESENTING CWC CONSUMERCO
Net loss per share
  Equivalent Pro forma......................................       (.49)          (.62)
Book value per share (at end of period)
  Equivalent Pro forma......................................       2.34           2.24

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of NTL Incorporated as of September 30, 1999, and as adjusted to give effect to:

     (a) the offering of the 5 3/4% convertible subordinated notes and the application of the net proceeds of the offering;

     (b) the offering of NTL Communications' E250,000,000 9 1/4% Senior Notes due 2006, E350,000,000, 9 7/8% Senior Notes due 2009 and E210,000,000
         11 1/2% Senior Deferred Coupon Notes due 2009, including the application of the related net proceeds to repay the Senior Increasing Rate Notes and related accrued interest;

     (c) the redemption of our 9.9% Series A preferred stock for approximately $140 million in cash on December 22, 1999;

     (d) the sale of Cable London;

     (e) the proposed issuance of common shares and NTL series B preferred stock to France Telecom;

     (f) the proposed issuance of NTL shares to the shareholders of Cable & Wireless Communications;

     (g) the proposed acquisition of CWC ConsumerCo;

     (h) the proposed acquisition of Cablecom; and

     (i) the conversion of our 5 1/4% convertible preferred stock into approximately 8.2 million shares of common stock on February 7, 2000.

                                                              AS OF SEPTEMBER 30, 1999
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------    -----------
                                                               (DOLLARS IN THOUSANDS)
Cash, cash equivalents and marketable securities............  $1,567,810    $1,935,125
                                                              ==========    ==========
Current portion of long-term debt...........................  $  114,976    $  114,976
                                                              ==========    ==========
Long-term debt:
  5 3/4% Convertible Subordinated Notes due 2009............  $       --    $1,200,000
  CWC ConsumerCo debt assumed...............................          --     3,529,000
  Additional financing for Cablecom acquisition.............          --     2,464,200
  NTL Communications Corp.:
     Senior Increasing Rate Notes...........................     704,615            --
     12 3/4% Series A Senior Deferred Coupon Notes due
      2005..................................................     259,866       259,866
     11 1/2% Series B Senior Deferred Coupon Notes due
      2006..................................................     904,878       904,878
     9 1/4% Senior Notes due 2006...........................          --       267,100
     10% Series B Senior Notes due 2007.....................     400,000       400,000
     9 1/2% Senior Sterling Notes due 2008..................     205,208       205,208
     10 3/4% Senior Deferred Coupon Sterling Notes due
      2008..................................................     340,929       340,929
     9 3/4% Senior Deferred Coupon Notes due 2008...........     930,037       930,037
     11 1/2% Senior Notes due 2008..........................     625,000       625,000
     12 3/8% Senior Deferred Coupon Notes due 2008..........     278,356       278,356
     7% Convertible Subordinated Notes due 2008.............     599,300       599,300
     9 3/4% Senior Deferred Coupon Sterling Notes due
      2009..................................................     352,540       352,540
     9 7/8% Senior Notes due 2009...........................          --       373,940
     11 1/2% Senior Deferred Coupon Notes due 2009..........          --       128,635
  NTL Triangle:
     11.2% Senior Discount Debentures due 2007..............     457,758       457,758
     Other..................................................       7,135         7,135

                                                                AS OF SEPTEMBER 30, 1999
                                                                ------------------------
                                                                  ACTUAL      AS ADJUSTED
                                                                -----------   -----------
                                                                 (DOLLARS IN THOUSANDS)
  Diamond:
    13 1/4% Senior Discount Notes due 2004....................      285,223       285,223
    11 3/4% Senior Discount Notes due 2005....................      462,905       462,905
    10 3/4% Senior Discount Notes due 2007....................      328,165       328,165
    10% Senior Sterling Notes due 2008........................      222,264       222,264
    9 1/8% Senior Notes due 2008..............................      110,000       110,000
    Other.....................................................        8,635         8,635
                                                                -----------   -----------
            Total long-term debt..............................    7,482,814    14,741,074
                                                                -----------   -----------
  Senior redeemable exchangeable preferred stock -- $.01 par value, plus accreted dividends; liquidation preference
    $138,000; less unamortized discount of $2,900; issued and
    outstanding 138,000 shares................................      137,175       137,175
  Shareholders' equity
    Series preferred stock -- $.01 par value; authorized
       10,000,000 shares:
       9.9% Series A -- liquidation preference $138,165;
         issued and outstanding 125,000 shares, as adjusted
         zero shares..........................................            2            --
       9.9% Series B -- liquidation preference $56,252; issued
         and outstanding 52,000 shares........................           --            --
       5 1/4% Convertible -- liquidation preference $518,000;
         issued and outstanding 518,000 shares, as adjusted
         zero shares..........................................            5            --
       5% Convertible, Series A -- liquidation preference
         $750,000; issued and outstanding 750,000 shares......            8             8
       5% Convertible, Series B -- liquidation preference
         $2,000,000; actual issued and outstanding zero, as
         adjusted 2,000,000 shares............................           --            20
       5% Convertible, Series C -- liquidation preference
         $5,000; issued and outstanding 5,000 shares..........           --            --
    Common stock -- $.01 par value; authorized actual
       400,000,000 shares; as adjusted 800,000,000 shares;
       issued and outstanding 131,695,000 shares; as adjusted
       267,133,000 shares(1)..................................        1,317         2,671
    Additional paid-in capital................................    4,256,002    14,027,223
    Accumulated other comprehensive income....................      139,309       139,309
    Deficit...................................................   (2,108,640)   (1,614,023)
                                                                -----------   -----------
            Total shareholders' equity........................    2,288,003    12,555,208
                                                                -----------   -----------
  Total capitalization........................................  $ 9,907,992   $27,433,457
                                                                ===========   ===========

----------------

(1) Does not include an aggregate of 95,472,000 shares of common stock, consisting of:

    (a) 29,347,000 shares of common stock subject to options;

    (b) 4,417,000 shares of common stock subject to warrants;

    (c) 10,328,000 shares of common stock issuable upon the conversion of preferred stock;

    (d) 15,288,000 shares of common stock issuable upon conversion of the 7% convertible notes;

    (e) 11,092,000 shares of common stock issuable upon conversion of the 5 3/4% convertible subordinated notes; and

    (f) 25,000,000 shares of common stock issuable upon the conversion of the NTL 5% series B preferred stock to France Telecom.

                                  RISK FACTORS

     In addition to the other information included and incorporated by reference in this proxy statement, you should carefully consider and evaluate the following factors before voting.

RISK FACTOR RELATING TO FRANCE TELECOM SHARE ISSUANCE AND THE SHARE ISSUANCE TO CABLE & WIRELESS COMMUNICATIONS SHAREHOLDERS

- Existing NTL stockholders will own a smaller interest in NTL following completion of the France Telecom share issuance and the share issuance to Cable & Wireless Communications shareholders.

     -- Following each of the share issuances to France Telecom and to Cable &
        Wireless Communications shareholders, existing NTL stockholders would continue to own the same number of shares of NTL common stock that they owned immediately prior to such issuance. However, each share of NTL common stock would represent a smaller ownership percentage of a significantly larger company.

     -- In the event of an accelerated closing of the France Telecom investment, NTL stockholders other than France Telecom, which currently owns approximately 6.0% of the outstanding NTL common stock, will, immediately following the France Telecom share issuance, own approximately 68.5% of the total NTL common stock outstanding assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were fully exercised

     -- In the event the closing of the investment is contemporaneous with the completion of the CWC ConsumerCo acquisition, current NTL stockholders, other than France Telecom, will, immediately following such issuances own approximately 52.4% of the NTL common stock outstanding, with France Telecom owning approximately 24.1% and with the remaining approximately 23.5% owned by the former shareholders of Cable & Wireless Communications, in each case assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were fully exercised.

RISK FACTORS RELATING TO THE FRANCE TELECOM INVESTMENT

- France Telecom may influence the NTL board of directors and may discourage a third party from acquiring NTL.

     -- If the share issuance to France Telecom is completed, France Telecom will have the right either to elect or nominate for election 3 persons as NTL directors, or 4 persons, if the NTL board of directors consists of 14 or more directors. Although these persons, if elected, would not constitute a majority of the members of the NTL board of directors, they will participate in the NTL board of directors' decisions.

     -- NTL anticipates that France Telecom will own between approximately 18.9% and approximately 31.5% of the outstanding shares of NTL common stock depending on when and whether all outstanding convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were fully exercised and whether the CWC ConsumerCo acquisition has or has not occurred. The existence of such a significant stockholder of NTL may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from seeking to acquire, a majority of the outstanding shares of NTL common stock in a transaction that could represent a premium to prevailing market price of NTL common stock.

- The current market price of NTL common stock is significantly higher than the price that France Telecom is paying for NTL common stock. If this remains the case, it would have a dilutive effect on the interests of NTL's stockholders.

     -- Under the investment agreement, France Telecom agreed to purchase
        42,229,730 shares of NTL common stock at $59.20 per share. The prevailing market price per share of NTL common stock at the closing of the investment may be more than the price paid by France Telecom for the shares of NTL common stock.

     -- On July 23, 1999, the last trading day prior to public announcement of the execution of the investment agreement, the high and low sales prices of the NTL common stock as reported on Nasdaq were $63.516 and $62.953 per share.

     -- On February 10, 2000, the last practicable date prior to the date of this proxy statement, the high and low sales prices of NTL common stock as reported on Nasdaq were $98.125 and $93.00 per share.

     -- If the closing sales price of NTL common stock on the closing date of the investment is higher than the price to be paid by France Telecom, NTL stockholders would be subject to dilution because France Telecom would be paying less per share for NTL common stock than would other persons who purchased shares in the public securities market as of such date.

RISK FACTORS RELATING TO THE CWC CONSUMERCO ACQUISITION

- The integration of CWC ConsumerCo and NTL following the acquisition will present significant challenges due to the risk of unknown potential liabilities associated with CWC ConsumerCo's operations and the possible loss of key personnel of CWC ConsumerCo.

     -- Integration of CWC ConsumerCo with NTL and NTL's networks may be more difficult than NTL expects, due to potential unknown liabilities relating to CWC ConsumerCo's operations, the possibility that the planned roll-out of CWC ConsumerCo's digital services may require more financial and human resources than budgeted and the possibility that key personnel familiar with the operations of CWC ConsumerCo may not choose to remain with NTL or once employed by NTL may not remain. The integration of CWC ConsumerCo and NTL will be complex and time-consuming. For example, CWC ConsumerCo and NTL must rapidly integrate their networks, sales forces and business and administrative functions, despite different business cultures and geographically dispersed operations. Otherwise the combined company may not be able to maintain its competitive position.

     -- In addition, CWC ConsumerCo and NTL must successfully combine their respective product and service development teams. Otherwise, the combined company may not fully achieve the anticipated potential benefits of the transaction.

- NTL and CWC ConsumerCo are subject to extensive government regulation of their telecommunications operations, and a change in such regulations could jeopardize or delay planned product offerings.

     -- The principal business activities of NTL and Cable & Wireless
        Communications in the UK and other markets are regulated and supervised by numerous governmental bodies. Changes in laws, regulations or governmental policy or the interpretations of those laws or regulations affecting the activities of NTL and CWC ConsumerCo and those of their competitors, such as licensing requirements, changes in price regulation, deregulation of interconnection arrangements and requirements relating to the bundling of new product offerings and services, could have a material adverse effect on NTL and CWC ConsumerCo.

     -- Also NTL and CWC ConsumerCo may be subject to new or modifications to existing regulatory initiatives of the European Commission. Changes in European Union directives, also referred to as the EU directives could have a material adverse effect on the activities of NTL and/or CWC ConsumerCo in that it may:

        * reduce the range of programming;

        * increase the costs of purchasing television programming; or

        * require NTL and/or CWC ConsumerCo to provide access to their cable network infrastructure to other service providers.

- NTL currently has a significant amount of debt outstanding, and if the business of NTL should deteriorate, NTL may be unable to satisfy such obligations or continue to operate its business as currently planned.

     -- NTL and NTL Communications Corp., a wholly owned subsidiary of NTL, are highly leveraged. On September 30, 1999 the accreted value of NTL's total long-term indebtedness was approximately $7.5 billion. If the CWC ConsumerCo acquisition is consummated, NTL has agreed to assume approximately L1.9 billion of Cable & Wireless Communications' indebtedness, plus further debt to reflect an agreed level of CWC ConsumerCo cash outflow between March 31, 1999 and the completion of the CWC ConsumerCo acquisition. Accordingly, if the CWC ConsumerCo acquisition is consummated, NTL will continue to be highly leveraged.

     -- NTL's substantial indebtedness could adversely affect its financial health and its ability to conduct its current operations by, among other things:

        * increasing its vulnerability to adverse changes in general economic conditions or increases in prevailing interest rates particularly if any of its borrowings are at variable interest rates;

        * limiting its ability to obtain the additional financing it needs to operate, develop and expand its business; and

        * requiring it to dedicate a substantial portion of its cash flow from operations to service its debt, which reduces the funds available for dividends, operations and future business opportunities, including integrating the operations of CWC ConsumerCo.

- The telecommunications market in the United Kingdom is fiercely competitive and NTL and CWC ConsumerCo are subject to constant pressure to develop new product offerings and services.

     -- NTL and CWC ConsumerCo face significant competition from established and new competitors in each of their businesses. The main participants in this market, British Telecommunications plc and B/Sky/B, are continually improving their product offerings to consumers, and as new services are offered these are bundled with existing ones. This pressure to develop new product offerings and service packages places a significant strain on NTL's and CWC ConsumerCo's business and technical operations. If NTL and CWC ConsumerCo are unable to compete successfully, their businesses, financial conditions and results of operations could be adversely affected. As existing technology develops and new technologies emerge, NTL believes that competition will intensify in each of NTL's and CWC ConsumerCo's business areas, particularly business telecommunications and the internet. Some of NTL's and CWC ConsumerCo's competitors have substantially greater financial and technical resources than NTL and CWC ConsumerCo.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities for existing services, plans and objectives of management, markets for stock and other matters.

     Statements in this proxy statement and the documents incorporated by reference into this proxy statement that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income of NTL, wherever they may occur in this proxy statement and the documents incorporated by reference into this proxy statement, are necessary estimates reflecting the best judgment of the senior management of NTL and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this proxy statement and the documents incorporated by reference into this proxy statement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

     - overall economic and business conditions in the United States, the United Kingdom, Australia, the Republic of Ireland, France and Switzerland;

     - the ability to achieve anticipated efficiencies and other cost savings in connection with acquisitions;

     - assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services;

     - availability, terms and deployment of capital;

     - changes in government regulation;

     - ability to design network routes, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions;

     - competitive factors in the industries in which NTL competes; and

     - fluctuations in exchange rates, currency devaluations and other macroeconomic monetary policies.

     NTL undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

                              THE SPECIAL MEETING

PURPOSE, TIME AND PLACE

     This proxy statement is being furnished to holders of NTL common stock in connection with the solicitation of proxies by the NTL board of directors for use at the special meeting to be held in two parts. The first part will take place at 10:00 a.m., local time, on March 21, 2000 at The Essex House Hotel, 160 Central Park South, New York, New York 10019. The second part is scheduled to take place at 10:00 a.m., local time, on March 28, 2000 at The Essex House Hotel, 160 Central Park South, New York, New York 10019, and any adjournments or postponements of the second part of the special meeting.

     At the first part of the special meeting, the stockholders of NTL will be asked to consider and vote upon proposals:

     - to approve the France Telecom share issuance;

     - to approve the amendment to the restated certificate of incorporation of NTL to increase the number of shares of authorized common stock of NTL; and

     - to provide the NTL board of directors with discretionary authority to adjourn the meeting.

     At the second part of the special meeting, the stockholders of NTL will be asked:

     - to consider and vote upon proposals to approve the share issuance to shareholders of Cable & Wireless Communications; and

     - to approve the amendment to the restated certificate of incorporation of NTL to permit Cable and Wireless to appoint a director to the NTL board of directors at any time that Cable and Wireless holds at least 7.5% of the shares of NTL common stock, calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full. In addition, holders of NTL common stock will also be asked to consider and vote upon such other business as may properly come before the special meeting.

     Due to various uncertainties related to the competition law treatment of the Cable & Wireless Communications transaction, it is possible that NTL will have to adjourn the second part of the special meeting and provide supplemental disclosure in connection with the resolution of those uncertainties. At the first part of the special meeting NTL stockholders will be asked to consider whether to grant NTL authority to adjourn the meeting. If the authority is not granted, NTL will need to provide a new proxy statement and proxy card for the second part of the special meeting.

     The NTL board of directors has unanimously determined that the France Telecom share issuance, the share issuance to Cable & Wireless Communications shareholders and the amendments to the restated certificate of incorporation of NTL for the increase in the authorized common stock of NTL and the appointment of a director to the NTL board of directors by Cable and Wireless are in the best interests of NTL and its stockholders and has approved the related agreements and amendments. THE NTL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF NTL VOTE IN FAVOR OF THE APPROVAL OF THE SHARE ISSUANCES TO FRANCE TELECOM AND THE SHAREHOLDERS OF CABLE & WIRELESS COMMUNICATIONS AND THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION OF NTL AT THE SPECIAL MEETING. See "The France Telecom Investment and the CWC ConsumerCo Acquisition -- Recommendation of the NTL Board of Directors; Reasons for the France Telecom Investment and the CWC ConsumerCo Acquisition" on page 31.

     For purposes of this proxy statement, effective upon the consummation of the holding company merger, all references to "NTL" will apply to NTL Holdings. In approving the share issuance of NTL common stock to France Telecom and the Cable & Wireless Communications shareholders, stockholders of NTL would effectively be approving an issuance of the common stock of NTL Holdings, which, as of the effectiveness of the holding company merger, will be deemed the successor issuer to NTL under the Federal securities laws.

RECORD DATE; VOTING RIGHTS

     Only holders of record of NTL common stock at the close of business on the record date, February 11, 2000, are entitled to receive notice of, and to vote at, the special meeting. On February 11, 2000, there were approximately 141.4 million shares of NTL common stock outstanding and entitled to vote. Each share entitles the registered holder of the share to one vote.

QUORUM

     The holders of a majority of the shares of NTL common stock outstanding and entitled to vote must be present in person or represented by proxy at each part of the special meeting for a quorum to be present. Abstentions and broker non-votes will be treated as shares of NTL common stock that are present and entitled to vote for purposes of determining the presence of a quorum at each part of the special meeting.

REQUIRED VOTE

     Approval of each of the France Telecom share issuance and the share issuance to shareholders of Cable & Wireless Communications requires the affirmative vote of the holders of a majority of the votes cast. Under applicable Delaware law, in determining whether the share issuances have received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. Approval of each of the amendments to the restated certificate of incorporation of NTL requires the affirmative vote of the holders of a majority of the outstanding shares of NTL common stock. Under Delaware law, in determining whether those amendments have received the requisite number of affirmative votes, abstentions and broker non-votes will have the effect of negative votes. Approval of the authority to adjourn requires the vote of a majority of shares entitled to vote that are present or represented by proxy at the first part of the special meeting.

VOTING BY NTL DIRECTORS AND EXECUTIVE OFFICERS

     As of the day immediately prior to the record date, directors and executive officers of NTL and their affiliates were the beneficial owners of an aggregate of approximately 4.8 million shares outstanding, representing approximately 3.4%, of the shares of NTL common stock then outstanding and eligible to vote. All such directors and executive officers of NTL have indicated that they intend to vote the shares of NTL common stock owned by them, or shares which they are entitled to vote, for approval of the share issuances and each of the amendments to the restated certificate of incorporation of NTL, as well as the authority for NTL to adjourn the first part of the special meeting.

PROXIES

     All shares of NTL common stock represented by properly executed proxies that are received in time for each part of the special meeting and which have not been revoked will be voted according to the instructions indicated in the proxies. If no instructions are indicated in the proxies, the shares will be voted in favor of the France Telecom share issuance, the Cable & Wireless Communications plc share issuance and each of the amendments to the restated certificate of incorporation of NTL, as well as the authority for NTL to adjourn the second part of the special meeting. In addition, the persons designated in the proxies will have the discretion to vote on matters incident to the conduct of each part of the special meeting.

     The grant of a proxy on the enclosed NTL proxy cards does not preclude a stockholder from voting in person at either part of the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by

     - delivering to the secretary of NTL, prior to either part of the special meeting, a written notice of revocation bearing a later date or time than the proxy,

     - delivering to the secretary of NTL a duly executed proxy bearing a later date or time than the revoked proxy, or

     - attending either part of the special meeting and voting in person.

     Attendance at either part of the special meeting will not in and of itself constitute the revocation of a proxy.

     NTL will bear the cost of soliciting proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of NTL and its subsidiaries may solicit proxies from stockholders of NTL by telephone, telegram, e-mail or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and NTL will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

     NTL has retained D.F. King & Co., Inc. to assist NTL in soliciting proxies from stockholders in connection with both parts of the special meeting. D.F. King will receive a fee of approximately $10,000 as compensation for its services and reimbursement of its out-of-pocket expenses. NTL has agreed to indemnify D.F. King against related liabilities arising out of or in connection with its engagement.

        THE FRANCE TELECOM INVESTMENT AND THE CWC CONSUMERCO ACQUISITION

BACKGROUND

     In recent years, NTL management has had conversations with a number of other companies, including Telewest, Cable and Wireless, France Telecom and Cable & Wireless Communications, regarding possible consolidation in the broadband telecommunications industry in the UK, including acquisitions or dispositions of assets, possible partnerships, alliances or other significant transactions.

     In September 1998, Cable and Wireless appointed Graham Wallace, then chief executive officer of Cable & Wireless Communications, a 52.7% owned subsidiary of Cable and Wireless, to the Cable and Wireless board of directors, with him continuing in his role as Chief Executive Officer of Cable & Wireless Communications.

     In October 1998, NTL retained Morgan Stanley Dean Witter to perform a structural analysis of the possible combination of NTL and CWC ConsumerCo. NTL retained Morgan Stanley at this time for the specific possibility of presenting an analysis of a potential combination of NTL and CWC ConsumerCo to Mr. Wallace in his new role. Morgan Stanley Dean Witter was retained for the purpose only in light of the opportunity that NTL believed was created by Mr. Wallace's appointment for a possible combination of NTL and CWC ConsumerCo. Throughout the month of October, J. Barclay Knapp, Chief Executive Officer of NTL, and Mr. Wallace engaged in a series of discussions regarding the possibility of a business combination.

     On February 22, 1999, Mr. Wallace was appointed Chief Executive Officer of Cable and Wireless and publicly announced his intention to reposition Cable and Wireless as an integrated global carrier focused on providing services to business customers.

     In early April 1999, George S. Blumenthal, Chairman of the board of directors of NTL, Mr. Knapp and John F. Gregg, Chief Financial Officer of NTL, were introduced to senior executives of France Telecom by representatives of Salomon Smith Barney, financial advisor to France Telecom. Prior to the discussions between NTL and France Telecom in April 1999, the two companies had no affiliation or on-going relationship, although they had held infrequent discussions in the past on other strategic opportunities. At the same time, senior executives of Cable and Wireless and their advisors approached senior executives of France Telecom regarding a possible acquisition by France Telecom of CWC ConsumerCo.

     On April 11, 1999, Cable & Wireless Communications announced that it had entered into discussions regarding the possible sale of its residential cable assets to Telewest. Later in April 1999, Mr. Knapp met with Jean-Louis Vinciguerra, Senior Executive Vice President and Chief Financial Officer of France Telecom, and representatives of Salomon Smith Barney to discuss potential cooperation between NTL and France Telecom. AT&T's successful bid to acquire MediaOne in early May 1999 and its related agreement to sell MediaOne's 29% interest in Telewest to Microsoft further focused NTL's management's attention to the increasing consolidation in the cable industry.

     Bell Atlantic was informed of the progress of the discussions between Cable & Wireless Communications and Telewest and Cable & Wireless Communications and NTL either by Cable and Wireless or through Bell Atlantic's representation on the board of directors of Cable & Wireless Communications, but played no active part in these negotiations.

     On June 16, 1999 NTL engaged Morgan Stanley Dean Witter on an informal basis without at that time executing an engagement letter to undertake an analysis of how a possible combination of NTL and CWC ConsumerCo could be accomplished, including possible financing arrangements and the feasibility of obtaining private investment capital. The results of this engagement of Morgan Stanley Dean Witter were not reported to the NTL board of directors until the special meeting of the board held on June 21, 1999 as a part of the discussions at the meeting. Morgan Stanley Dean Witter has previously completed advisory and financing assignments for NTL and has in the past and may in the future examine other possible transactions for NTL. As such, NTL and Morgan Stanley Dean Witter did not deem it necessary to enter into a formal engagement letter in order to formalize the assignment.

Morgan Stanley Dean Witter was not engaged until June 16, 1999, although conversation had occurred in October 1998 and April 1999 with Cable & Wireless Communications and France Telecom since it was not until June 16, 1999 that management of NTL had formed a belief that the possible combination of NTL and CWC ConsumerCo was possible.

     During the week of June 22, 1999, members of NTL management commenced discussions with Mr. Vinciguerra, Eric Bouvier, Director of Mergers and Acquisitions for France Telecom, and other representatives of France Telecom regarding a possible investment by France Telecom in NTL. The discussions during the week of June 22, 1999 were a result of the initial interest that representatives of NTL and France Telecom had expressed during a meeting in April 1999 to pursue potential cooperation between the two companies. On June 22, 1999, Mr. Knapp, Mr. Gregg, Richard J. Lubasch, Executive Vice President and General Counsel of NTL, and other representatives of NTL commenced discussions with Cable and Wireless and Cable & Wireless Communications, concerning a possible acquisition by NTL of CWC ConsumerCo. Representatives of Morgan Stanley Dean Witter, as financial advisor to NTL, and Salomon Smith Barney, as financial advisor to France Telecom, participated in such discussions. At this point, Morgan Stanley Dean Witter was specifically involved in the structural details and valuation discussions to determine if a transaction could be reached with France Telecom, Cable and Wireless, Cable & Wireless Communications and NTL, while Telewest was simultaneously trying to agree to a transaction with Cable and Wireless and Cable & Wireless Communications.

     During the week of June 27, 1999, NTL and its advisors conducted an intensive due diligence investigation of the operations of CWC ConsumerCo. Concurrently with such due diligence review, representatives of NTL and France Telecom negotiated the terms of a proposed $5.0-5.5 billion investment by France Telecom in NTL. On July 1, 1999, NTL and France Telecom entered into an agreement setting out the basis on which they would deal exclusively with each other. On July 8, 1999, NTL and France Telecom executed a memorandum of understanding with respect to the proposed investment by France Telecom in NTL, which included a term sheet regarding the proposed investment and extended the effectiveness of the exclusivity agreement between France Telecom and NTL. From July 8, 1999 to July 13, 1999, NTL and France Telecom representatives and outside counsel discussed bifurcating the proposed investment into an initial tranche of $1 billion and a second tranche consisting of the $4.5 billion investment, which subsequently was adjusted to L2.8 billion. These representatives then reviewed drafts of the proposed binding agreement relating to the initial investment and continued discussions towards resolving open issues.

     NTL formally engaged Morgan Stanley Dean Witter to act as its financial advisor with respect to the proposed transaction with Cable and Wireless and Cable & Wireless Communications on July 6, 1999.

     At a special meeting of the NTL board of directors on July 13, 1999, the NTL board of directors and NTL's special counsel in this transaction, Skadden, Arps, Slate, Meagher & Flom LLP, reviewed the near-term and longer-term strategic benefits of the initial investment by France Telecom in NTL. The NTL board of directors approved the terms of the draft purchase agreement between NTL and France Telecom as presented at the meeting and authorized NTL management to negotiate any unresolved issues on the terms of the initial investment and execute the purchase agreement between France Telecom and NTL. NTL management also updated the NTL board of directors on the status of the discussions between NTL, Cable & Wireless Communications and Cable and Wireless and reviewed the basic terms and conditions of a possible transaction with Cable & Wireless Communications and Cable and Wireless by which NTL would acquire the business comprising CWC ConsumerCo. On July 15, 1999, NTL and France Telecom entered into a definitive purchase agreement and NTL issued a press release announcing the initial $1 billion investment and that NTL contemplated further significant investments by France Telecom in NTL, so that NTL could complete its negotiations with respect to a possible acquisition of CWC ConsumerCo.

     On July 17, 1999, Cable and Wireless and NTL began considering the possibility of entering into an exclusivity agreement. On or about that date, certain shareholders of Telewest contacted Mr. Knapp and Mr. Gregg of NTL to discuss the possibility of a transaction among NTL, Telewest and Cable & Wireless Communications. Telewest had been negotiating to acquire Cable & Wireless Communications' residential cable operations since April but had been unable to reach an agreement with Cable and Wireless and Cable & Wireless Communications on the terms of such acquisition. From time to time, NTL participates in discussions with a number of companies regarding possible consolidation in the UK telecommunications industry. However, at the time of this contact NTL was in intensive negotiations with Cable and Wireless and Cable & Wireless Communications regarding the CWC ConsumerCo acquisition and the France Telecom investment. On the evening of July 18, 1999, Cable and Wireless and NTL entered into a 21-month exclusivity agreement and the next day, Cable and Wireless publicly confirmed that it had agreed to enter into exclusive negotiations with NTL regarding the sale of its residential cable business.

     On July 20, 1999, at a special meeting of the NTL board of directors, that was also attended by members of NTL's senior management, representatives of Morgan Stanley Dean Witter, Skadden, Arps, Slate, Meagher & Flom LLP and Travers Smith Braithwaite, NTL's UK counsel, management reviewed with the NTL board of directors the status of negotiations in connection with the CWC ConsumerCo acquisition, the proposed means of financing that transaction and the France Telecom investment. Morgan Stanley Dean Witter reviewed with the NTL board of directors the economic terms of the proposed investment by France Telecom and compared such terms favorably to other potential financing sources. Representatives of Morgan Stanley Dean Witter presented written materials to the NTL board of directors summarizing the financial analysis performed with respect to the possible CWC ConsumerCo acquisition, and then delivered the oral opinion of Morgan Stanley Dean Witter, later confirmed in writing, to the effect that as of July 20, 1999, the aggregate consideration to be paid for CWC ConsumerCo is fair from a financial point of view to NTL. Such materials provided an overview of the transaction, showing the cost of the transaction to NTL and the expected sources of funding. Morgan Stanley Dean Witter reviewed NTL's rationale and objectives for the transaction, noting that:

     - the transaction would lead to the creation of the largest cable-telecom operator in the UK;

     - the combined entity will have national presence in the UK, which should enhance marketing and distribution and increase effectiveness of launch of design products;

     - the combined entity will be a stronger competitor to British Telecom in the UK residential market, and have a stronger position in the UK multi-channel television sector;

     - NTL is well positioned to generate value from CWC ConsumerCo;

     - the combined entity will have one of the largest UK platform for delivery of broadband service;

     - the combined entity will provide a stronger platform for further international expansion;

     - as a result of the transaction NTL would end up with a capital structure that had a lower ratio of debt to total capital than would exist without consummation of the transaction; and

     - NTL would retain the ability to achieve a full strategic premium for shareholders in a future transaction.

     Over the course of the following week, representatives of NTL, Cable and Wireless, Cable & Wireless Communications and France Telecom, assembled at the offices of Allen & Overy, external UK counsel to Cable and Wireless, and engaged in intensive negotiation sessions regarding the terms and conditions of the acquisition of CWC ConsumerCo by NTL and the terms of the L2.8 billion investment by France Telecom in NTL. Bell Atlantic was not directly involved in these discussions but was represented by counsel. Cable and Wireless and its financial advisor, Greenhill & Co. handled all discussions with Bell Atlantic.

     In addition, during the course of that week, representatives of NTL and representatives of Morgan Stanley Bridge Fund LLC negotiated the bridge commitment letter, which was signed on July 26, 1999 relating to a portion of NTL's financing for the CWC ConsumerCo acquisition.

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

     On July 26, 1999, NTL, Cable and Wireless, Cable & Wireless Communications and Bell Atlantic executed the agreement providing for the CWC ConsumerCo acquisition and NTL and France Telecom executed the agreement providing for France Telecom's investment in NTL. Bell Atlantic's execution of the agreement was conditional on its board of directors approving the transaction, which approval was given on July 27, 1999. Bell Atlantic will, through its subsidiaries, own approximately 18.5% of Cable & Wireless Communications. As a significant stockholder, Bell Atlantic became a party to the agreement in order to confirm its approval of the transaction and to obtain some special rights.

RECOMMENDATION OF THE NTL BOARD OF DIRECTORS; REASONS FOR THE FRANCE TELECOM INVESTMENT AND THE CWC CONSUMERCO ACQUISITION

     At a meeting of the NTL board of directors held on July 20, 1999, after careful consideration, the NTL board of directors unanimously approved the agreement with France Telecom and determined that the share issuance to France Telecom was in the best interests of NTL and its stockholders. The board did not consider an alternative transaction because it views the transaction as one of a series of acquisition transactions agreed to over the past several years which are designed to increase the scope of NTL within the UK to achieve the objectives discussed at the July 20, 1999 board meeting. The board did not view this transaction as a transaction which required consideration of alternative transactions under applicable law because NTL would retain the ability to achieve a full strategic provision for shareholders in a future transaction. The NTL board also approved the agreement providing for the CWC ConsumerCo acquisition and determined that the related share issuance was in the best interests of NTL and its stockholders. At this meeting, the NTL board of directors did discuss other possible transaction structures relating to the CWC ConsumerCo acquisition. However, after careful consideration the NTL board of directors reached the conclusion that the combination of NTL and CWC ConsumerCo was the best strategic fit and that the investment by France Telecom in NTL would provide NTL both a portion of the funds to consummate the acquisition and the opportunity for NTL and France Telecom to work together in the future. The NTL board of directors unanimously recommends that the stockholders of NTL vote in favor of the share issuances and the amendments to the restated certificate of incorporation of NTL at the special meeting.

     In its analysis, the NTL board of directors first determined that the combination of NTL and CWC ConsumerCo was advantageous to NTL. In reaching this conclusion, the board considered:

     - the technical and marketing knowledge of CWC ConsumerCo's management and employees which should permit NTL to compete more effectively in the UK communications market;

     - the potential operating synergies from the combined operations in such areas as purchasing, telephony interconnect and call termination costs and in improved operating leverage.

     - the position that Cable & Wireless Communications holds in the UK in digital technology after its launch of digital services on July 1, 1999, and the prominent position in digital services that NTL would acquire as a result of its acquisition of CWC ConsumerCo;

     - the complementary nature of NTL's and CWC ConsumerCo's businesses which will assist NTL in expanding its customer base and facilitating the creation of new revenue sources;

     - the extent to which the combined companies will avoid the need to duplicate sales, marketing and administrative functions; and

     - the extent to which the residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses to be acquired from Cable & Wireless Communications complement NTL's current communications offerings, facilitating NTL to compete more effectively with other national communications companies.

     In reaching this conclusion regarding the CWC ConsumerCo acquisition, the board also considered the economic and other terms of the transaction agreement. The board believed, based on discussions with NTL management and Morgan Stanley Dean Witter, that the negotiated terms were fair to NTL and its stockholders and represented attractive value to NTL.

     The board, having determined that the combination of NTL and CWC ConsumerCo was advantageous, concluded that the investment by France Telecom in NTL was the best available means to finance the acquisition. In reaching this conclusion, the board considered:

     - that the proceeds from the France Telecom investment may be used to partially finance the acquisition of CWC ConsumerCo, which acquisition would result in NTL becoming the largest cable telephony and cable television company in the UK;

     - the economic terms, including the dividend rate and conversion premium, and other terms, including the standstill, of the investment agreement;

     - that France Telecom was ready, willing and financially able to make a significant financial commitment; and

     - that no other strategic or financial partner was identified by NTL who could or would make an investment in NTL on the same or better terms as France Telecom or within an acceptable timetable.

     In reaching this conclusion as to the France Telecom investment, the board also considered the opportunity for France Telecom to work with NTL in the development of innovative and convergent services combining telephony, digital television and the internet. In addition, the board believed France Telecom's status as a major international telecom operator, its financial and operational resources and its research and development pipeline made it an attractive partner.

     The NTL board of directors also considered a number of potentially negative factors in its deliberations, including:

     - the risk that France Telecom's approximately 24.1% ownership interest and Cable and Wireless' ownership interest in NTL of up to approximately 12.4%, assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were fully exercised, may limit the likelihood that a third party would seek or be able to acquire NTL;

     - that following the completion of France Telecom's investment and the CWC ConsumerCo acquisition, the percentage ownership of each stockholder in NTL will be reduced and that France Telecom and Cable & Wireless will each have special stockholder rights;

     - potential issues or delays in obtaining the governmental and regulatory approvals required to finalize the France Telecom investment and the CWC ConsumerCo acquisition;

     - the risk that France Telecom may influence the NTL board of directors and France Telecom's shareholdings may discourage a third party from acquiring NTL;

     - some restrictions on, or obligations of, NTL as set forth in the agreement with France Telecom while France Telecom holds at least 15% of the shares of NTL common stock outstanding, calculated assuming all NTL convertible securities were converted to NTL common stock and all options outstanding for NTL common stock were exercised in full, including restrictions on some offers or sales of securities of NTL or on certain acquisitions by NTL;

     - the substantial charges to be incurred in connection with the CWC ConsumerCo acquisition, including the costs of integrating the CWC ConsumerCo businesses into NTL;

     - the risk that the integration of NTL and CWC ConsumerCo's respective operations and employees might not occur in a timely manner, if at all;

     - the possibility that, despite the efforts of the combined company, technical and management personnel might not remain employed with the combined company;

     - the dilution of the interest of NTL's stockholders if the closing sales price of NTL common stock on Nasdaq on the closing date of the investment is higher than the price paid by France Telecom;

     - NTL and CWC ConsumerCo are subject to extensive government regulation of their telecommunications operations, and a change in such regulations could jeopardize or delay planned product offerings;

     - the debt allocated to CWC ConsumerCo that NTL is assuming will result in NTL remaining highly leveraged which could affect the ability of NTL to develope and expand its business; and

     - the telecommunications market in the United Kingdom is fiercely competitive and NTL and CWC ConsumerCo are subject to constant pressure to develop new product offerings and services.

     The NTL board of directors believed that some of these risks were limited, that NTL could avoid or mitigate others and that, overall, these risks were outweighed by the potential strategic and financial benefits of the France Telecom investment and the CWC ConsumerCo acquisition.

     In view of the variety of factors considered in connection with its evaluation of the France Telecom investment and the CWC ConsumerCo acquisition, the NTL board of directors did not find it practicable to quantify or otherwise assign relative weight to each of the factors considered in making its determination. However, the ability to considerably increase its customer base and operating revenues in the UK in a series of transactions involving a significant increase in NTL's equity base was certainly the most notable factor. Individual members of the NTL board of directors may have given different weight to different factors.

OPINION OF NTL'S FINANCIAL ADVISOR

     NTL retained Morgan Stanley Dean Witter under an engagement letter dated July 6, 1999 to act as financial advisor in connection with the CWC ConsumerCo acquisition. The transaction agreement, entered into by NTL, Cable and Wireless, Cable & Wireless Communications and Bell Atlantic, provided, for:

     - a reorganization of Cable & Wireless Communications into two separate divisions: CWC DataCo and CWC ConsumerCo; and

     - the CWC ConsumerCo acquisition by which NTL might acquire CWC ConsumerCo by acquiring shares in CWC Holdings, a new holding company of Cable & Wireless Communications to be established under a scheme of arrangement of Cable & Wireless Communications, for an aggregate consideration of approximately 85 million new shares of common stock of NTL and L2.85 billion in cash, as well as, the assumption by NTL of approximately L1.9 billion of debt of Cable & Wireless Communications and further debt to reflect an agreed level of CWC ConsumerCo cash outflow between March 31, 1999 and the completion of the transaction.

     Morgan Stanley Dean Witter was selected by the NTL board of directors to act as NTL's financial advisor based on Morgan Stanley Dean Witter's qualifications, expertise and reputation and its knowledge of the business and affairs of NTL. At the July 20, 1999 meeting of the NTL board of directors, Morgan Stanley Dean Witter rendered to the NTL board of directors an oral opinion, as of that date and based on the various considerations in its opinion, the aggregate consideration to be paid for CWC Holdings shares is fair from a financial point of view to NTL. As of the date of the opinion and approval, taking into account the prevailing market price of the common stock of NTL, the implied aggregate transaction value was approximately US$13.0 billion.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DEAN WITTER, DATED JULY 25, 1999, SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY DEAN WITTER IN RENDERING ITS OPINION. THE OPINION IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX L. THIS OPINION SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY DEAN WITTER'S OPINION IS DIRECTED TO THE NTL BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE AGGREGATE CONSIDERATION TO BE PAID FROM A FINANCIAL POINT OF VIEW TO NTL AS OF THE DATE OF

THE OPINION. THE OPINION DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY NTL TO ENGAGE IN THE TRANSACTION AND DOES NOT CONSTITUTE AN OPINION OR RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW ANY STOCKHOLDER SHOULD VOTE AT THE STOCKHOLDERS MEETING TO BE HELD IN CONNECTION WITH THE CWC CONSUMERCO ACQUISITION. MORGAN STANLEY DEAN WITTER IS EXPRESSING NO OPINION IN THIS PROXY STATEMENT AS TO THE PRICES AT WHICH THE NTL COMMON STOCK WILL TRADE AT ANY TIME. THE SUMMARY OF THE OPINION OF MORGAN STANLEY DEAN WITTER SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Morgan Stanley Dean Witter, among other things:

- reviewed certain publicly available financial statements and other information of Cable & Wireless Communications and NTL and compared these with those of other comparable companies;

- reviewed certain internal financial statements and other financial and operating data concerning Cable & Wireless Communications and CWC ConsumerCo prepared by the management of Cable & Wireless Communications;

- reviewed certain financial forecasts for CWC ConsumerCo prepared by the management of Cable & Wireless Communications;

- analyzed certain internal financial statements and other financial operating data concerning NTL prepared by the management of NTL;

- reviewed certain financial projections of NTL and CWC ConsumerCo and estimates of the potential cost savings and additional revenues prepared by the management of NTL reflecting the impact of the combination of NTL and CWC ConsumerCo;

- discussed the past and current operations and financial condition and the prospects of NTL and CWC ConsumerCo with senior executives of NTL and reviewed the pro forma impact of the acquisition on NTL's financial performance and consolidated capitalization, credit ratios and financial ratios based on NTL management's estimates of the potential cost savings and additional revenues anticipated to be achieved if the transaction is consummated;

- reviewed the historical and pro forma financial performance of NTL;

- reviewed the financial terms of the aggregate US$5.5 billion equity investment by France Telecom in NTL and as set forth in the purchase agreement and the investment agreement in the draft form dated July 25, 1999;

- reviewed the trading performance of NTL in the context of the prices and trading activity of certain other comparable publicly-traded companies and their securities;

- reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

- participated in discussions and negotiations among representatives of Cable & Wireless Communications, Cable and Wireless, Bell Atlantic, France Telecom and NTL and their financial and legal advisors;

- reviewed the transaction agreement in the draft form dated July 25, 1999 and certain related documents; and

- performed such other analyses and considered such other matters as Morgan Stanley Dean Witter deemed appropriate.

     In rendering its opinion, Morgan Stanley Dean Witter assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial forecasts with respect to NTL and CWC ConsumerCo, and estimates of potential cost savings and additional revenues anticipated to be achieved if the transaction is completed, Morgan Stanley Dean Witter assumed that they had been reasonably prepared and provided on bases reflecting the best currently available estimates and judgments of the management of NTL as to the future financial performance of CWC ConsumerCo and NTL. Morgan Stanley Dean Witter has not made any independent valuation or appraisal of the assets or liabilities of CWC ConsumerCo or NTL, nor was it furnished with any such appraisals. Morgan Stanley Dean Witter has also assumed that the CWC ConsumerCo acquisition will be consummated on the terms of the transaction agreement and specifically, on the assumption that any pre-conditions or conditions to the CWC ConsumerCo acquisition are satisfied and not waived and that no material disposals by NTL or CWC ConsumerCo are required in consequence of any regulatory approvals other than as provided for in the transaction agreement. Morgan Stanley Dean Witter has also assumed that all relevant tax clearances or rulings sought in connection with the CWC ConsumerCo acquisition are provided for in a form satisfactory to all relevant parties. Morgan Stanley Dean Witter relied, without independent verification, upon the assessments outlined to it by the management of NTL regarding the implications of consolidation in the UK cable sector and the opportunities otherwise available to NTL, and has also placed reliance on such management's commercial assessment of the benefits of the transaction. Morgan Stanley Dean Witter's opinion is necessarily based on financial, economic, market and other conditions as in effect on July 20, 1999 and the information made available to it as of that date.

     The following is a brief summary of all material analyses performed by Morgan Stanley Dean Witter in connection with rendering its opinion letter subsequently dated as of July 25, 1999.

  Public Market Trading Multiples Valuation

     Morgan Stanley Dean Witter selected certain publicly traded companies engaged in businesses with market and product characteristics similar to CWC ConsumerCo. The companies included Telewest, NTL, Cable & Wireless Communications, Primacom AG, United Pan-Europe Communications N.V., Time Warner Inc., Cox Communications Inc., Cablevision Systems Inc., Comcast Corporation and MediaOne Group Inc.

     Morgan Stanley Dean Witter determined the market capitalization for each of the foregoing companies based upon the closing price per share as of July 16, 1999 using publicly available information. Morgan Stanley Dean Witter then arrived at a range of comparable company multiples by:

     (1) dividing such market capitalization, plus net debt, by earnings before interest, taxes, depreciation and amortization for the year 2001; and

     (2) dividing the multiples obtained in (1) by 100 and further dividing the result by the three-year growth rate of earnings before interest, taxes, depreciation and amortisation, in each case, for each of the foregoing companies based upon estimates compiled by various equity research analysts of well-known and established investment banks.

     Morgan Stanley Dean Witter then applied multiples derived from such analysis ranging between:

     (1) 17-19x CWC ConsumerCo earnings before interest, taxes, depreciation and amortization for 2001 as compiled by NTL management; and

     (2) 0.45-0.55x CWC ConsumerCo earnings before interest, taxes, depreciation and amortization for 2001 multiplied by CWC ConsumerCo's three-year growth rate of earnings before interest, taxes, depreciation and amortization as compiled by NTL management and further multiplied by 100.

The resulting pre-synergy valuation ranges computed by Morgan Stanley Dean Witter implied a total aggregate value for CWC ConsumerCo of between US$9.3 billion and US$10.4 billion for (1) above, and implied a total aggregate value for CWC ConsumerCo of between US$13.0 billion and US$15.9 billion for (2) above.

     Based on NTL management's assessment, the net present value of pro forma synergies to be realized following the CWC ConsumerCo acquisition was approximately US$3.8 billion, which would imply a total synergy adjusted aggregate value for CWC ConsumerCo of between US$13.1 billion and US$14.2 billion for (1) above, and would imply a total synergy adjusted aggregate value for CWC ConsumerCo of between US$16.8 billion and US$19.7 billion for (2) above.

     In addition, Morgan Stanley Dean Witter noted that Telewest was similar to CWC ConsumerCo with respect to size of franchise since CWC ConsumerCo had 4.3 million homes passed as of March 31, 1999 and Telewest had 4.4 million homes passed as of March 31, 1999, and also with respect to customer base and financial profile. Based on the share price of July 16, 1999, Telewest had a fully diluted market capitalization of US$10.5 billion and an aggregate value of US$14.4 billion.

     Based on the foregoing, Morgan Stanley Dean Witter observed that the transaction price offered in the proposed acquisition of CWC ConsumerCo was within the range suggested by the foregoing public market trading analysis.

  Discounted Cash Flow Analysis

     Morgan Stanley Dean Witter reviewed estimates of future cash flows for CWC ConsumerCo for various periods ranging from 1999 to 2009, as developed by Cable & Wireless Communications management, referred to as the management case. Morgan Stanley Dean Witter then determined the present value of such cash flows, using various discount rates which reflected Morgan Stanley Dean Witter's judgment regarding the appropriate weighted average cost of capital for the business.

     As a result of the foregoing and based on the management case, Morgan Stanley Dean Witter arrived at an estimated pre-synergy aggregate value for CWC ConsumerCo of US$8.4 billion to US$11.0 billion. Based on NTL management's assessment, the net present value of pro forma synergies to be realized following the transaction was approximately US$3.8 billion, which would imply a total synergy adjusted aggregate value for CWC ConsumerCo of between US$12.2 billion and US$14.8 billion, based on the management case.

     Morgan Stanley Dean Witter also reviewed estimates of future cash flows for CWC ConsumerCo for various periods ranging from 1999 to 2009, as developed by NTL management, to reflect their belief of the potential development of CWC ConsumerCo as part of an enlarged entity run by NTL management, referred to as the NTL case. Morgan Stanley Dean Witter noted that the NTL case resulted in a higher valuation for CWC ConsumerCo.

     Based on the foregoing, Morgan Stanley Dean Witter observed that the purchase price offered in the CWC ConsumerCo acquisition was within the range suggested by the foregoing discounted cash flow analysis.

  Precedent Transaction Analysis

     Morgan Stanley Dean Witter used publicly available information to calculate multiples of selected operational data paid in certain precedent transactions and applied such multiples to comparable operational data of CWC ConsumerCo. Specifically, Morgan Stanley Dean Witter determined from publicly available information:

     (1) for the target in each of the Telewest/General Cable plc, the NTL/ComTel and the NTL/ Diamond transactions, the amount of equity franchise homes acquired; and

     (2) for the target in each of Comcast Corporation/MediaOne Group Inc., Cox Communications Inc./Media General Inc. and AT&T Corporation/MediaOne Group Inc. transactions, the number of subscribers acquired.

Morgan Stanley Dean Witter then calculated the multiples of such amounts paid by the acquiror in such precedent transactions and applied multiples derived from such calculations ranging from (1) US$1,300 - 1,800 per equity franchise home, and (2) US$4,000 - 6,000 per subscriber, to CWC ConsumerCo as per March 31, 1999. The resulting valuation range implied a total aggregate value for CWC ConsumerCo of between US$7.7 billion and US$12.0 billion.

     Based on the foregoing, Morgan Stanley Dean Witter observed that while the purchase price offered in the proposed CWC ConsumerCo acquisition was above the range suggested by the foregoing precedent transactions analysis. Morgan Stanley Dean Witter also noted that the above transactions had occurred over a period of time since 1998, and that increasing strategic premiums were being paid for cable assets in these markets.

     None of the transactions used in any of the foregoing precedent transactions analyses is identical to the CWC ConsumerCo acquisition and no company used in any of the foregoing comparable company analyses is identical to CWC ConsumerCo. In particular, Morgan Stanley Dean Witter noted that U.S. cable operators are significantly different from UK cable operators. In evaluating precedent transactions and comparable companies, Morgan Stanley Dean Witter made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NTL and CWC ConsumerCo, such as the impact of competition on NTL or CWC ConsumerCo and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of NTL or CWC ConsumerCo or the industry or in the financial markets in general. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable transaction or comparable company data.

     In connection with the review of the combination by the NTL board of directors, Morgan Stanley Dean Witter performed a variety of financial and comparative analyses for the purposes of its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by Morgan Stanley Dean Witter in connection with the CWC ConsumerCo acquisition. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. In arriving at its opinion, Morgan Stanley Dean Witter considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley Dean Witter believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley Dean Witter may have given various analyses or factors more or less weight than other analyses or factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley Dean Witter's view of the actual value of CWC ConsumerCo.

     In performing its analyses, Morgan Stanley Dean Witter made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NTL or CWC ConsumerCo. Any estimates contained in Morgan Stanley Dean Witter's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley Dean Witter's analysis of the fairness of the acquisition price in the transaction agreement to NTL. The purchase price to be paid for CWC ConsumerCo and other terms of the transaction agreement were determined through arm's length negotiations between NTL and Cable and Wireless, Bell Atlantic and Cable & Wireless Communications and were approved by the NTL board of directors. Morgan Stanley Dean Witter provided advice to NTL during such negotiations. However, Morgan Stanley Dean Witter did not recommend any specific consideration to NTL or that any specific consideration constituted the only appropriate consideration for the transaction.

     Morgan Stanley Dean Witter's opinion was one of the many factors taken into consideration by the NTL board of directors in making its determination to approve the transaction agreement and the proposed acquisition of CWC ConsumerCo. Morgan Stanley Dean Witter's analyses summarized above should not be viewed as determinative of the opinion of the NTL board of directors with respect to the value of CWC ConsumerCo or of whether the NTL board of directors would have been willing to agree to different consideration.

     Morgan Stanley Dean Witter is an internationally recognized investment banking and advisory firm. Morgan Stanley Dean Witter, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, Morgan Stanley Dean Witter is a full-service securities firm engaged in securities trading, brokerage and financing activities. In the ordinary course of Morgan Stanley Dean Witter's trading and brokerage activities, Morgan Stanley Dean Witter or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions for its own accounts or the accounts of customers, in debt or equity securities or senior loans of NTL, Cable and Wireless or Cable & Wireless Communications.

     Under the terms of the engagement letter, NTL agreed to pay Morgan Stanley Dean Witter a customary fee and to reimburse Morgan Stanley Dean Witter for reasonable expenses incurred in performing its services. In addition, NTL engaged Morgan Stanley Dean Witter to arrange debt financing required as part of the transaction, and as a result, Morgan Stanley Dean Witter has provided NTL with a bridge commitment. NTL also agreed to indemnify Morgan Stanley Dean Witter and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley Dean Witter or any of its affiliates, against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to Morgan Stanley Dean Witter's engagement. In the past, Morgan Stanley Dean Witter and its affiliates have provided financial advisory services for NTL and Cable & Wireless Communications and have also provided investment banking services to NTL in connection with a number of securities offerings, and have received fees for the rendering of those services.

GOVERNMENTAL AND REGULATORY APPROVALS

     Antitrust approval relating to the France Telecom investment.

     United States antitrust laws prohibit NTL and France Telecom from completing the France Telecom investment in NTL until after they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period expires or terminates. NTL and France Telecom each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on or about July 30, 1999, commencing a 30-day waiting period. The Federal Trade Commission granted early termination of the statutory waiting period effective August 9, 1999. Although the waiting period has expired under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, by early termination, at any time before or after the closing of the share issuance, the Antitrust Division or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the France Telecom investment.

     UK Competition approval relating to the France Telecom investment.

     The France Telecom investment is conditioned upon filings with, notices to, consents, clearances under, approvals and actions of, various UK governmental authorities with respect to the France Telecom investment being made and received prior to either the accelerated closing or the closing, as the case may be. In particular, the completion of the investment is conditioned on the following:

     (1) if the Secretary of State for Trade and Industry has indicated that the investment will be referred to the UK Competition Commission unless suitable undertakings are obtained from France Telecom, that those undertakings be acceptable to and given by France Telecom; or

     (2) if the transactions contemplated by the investment agreement are referred to the UK Competition Commission, that it concludes that they do not operate against the public interest, or that the Secretary of State for Trade and Industry allows the transactions to proceed on terms reasonably satisfactory to France Telecom.

     On August 18, 1999, a filing was submitted to the UK Office of Fair Trading seeking confirmation that the investment would not be referred to the UK Competition Commission under UK merger control laws. On December 16, 1999, the UK Secretary of State for Trade and Industry announced that the France Telecom investment would not be referred to the UK Competition Commission subject to specified undertakings relating to the divestiture of specified assets which France Telecom holds in the United Kingdom being agreed with France Telecom. It is a condition of the France Telecom investment agreement that such undertakings shall be acceptable to, and given by, France Telecom. France Telecom is currently negotiating with a view to giving undertakings to divest those assets in order for its investment in NTL to be cleared by the UK competition authorities.

  Antitrust approvals relating to the CWC ConsumerCo acquisition

     United States antitrust laws prohibit NTL, Cable and Wireless and Bell Atlantic from completing the CWC ConsumerCo acquisition until after they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period expires or terminates. NTL, Cable and Wireless and Bell Atlantic each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on or about October 15, 1999, commencing a 30-day waiting period. The Federal Trade Commission granted early termination of the statutory waiting period effective October 26, 1999. Although the waiting period has expired under the Hart-Scott-Rodino Act by early termination, at any time before or after the closing of the CWC ConsumerCo acquisition and the completion of the related share issuance, the Antitrust Division or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the CWC ConsumerCo acquisition and the related share issuance.

  UK Competition approval relating to the CWC ConsumerCo acquisition

     The transaction is also conditioned upon filings with, notices to, consents, clearances under, approvals and actions of, various UK governmental authorities with respect to the transaction.

     In particular, the transaction is subject to the following conditions:

     (1) if the Secretary of State for Trade and Industry has indicated that the transaction will be referred to the UK Competition Commission, unless suitable undertakings are obtained from NTL, that those undertakings be acceptable to and given by NTL; and

     (2) if reference to the UK Competition Commission is made, that it concludes that they do not operate against the public interest, or that the Secretary of State for Trade and Industry allows the transaction to proceed on terms reasonably satisfactory to both NTL and Cable and Wireless.

     On August 17, 1999, a filing was submitted to the UK Office of Fair Trading seeking confirmation that the CWC ConsumerCo acquisition would not be referred to the UK Competition Commission under UK merger control laws. On November 12, 1999, the UK Secretary of State for Trade and Industry announced that the CWC ConsumerCo acquisition would be referred to the UK Competition Commission under the provisions of the Fair Trading Act of 1973, despite the contrary recommendation of the Director General of the Office of Fair Trading not to refer the matter. The UK Competition Commission is due to report to the UK Secretary of State by February 25, 2000, but it can make a one-time request that the Secretary of State extend this report date by up to three months. The Secretary of State considers the report, which is delivered to him in confidence, takes the advice of the Director-General, and publishes the report, having deleted any confidential material. There is no prescribed period of time in which the Secretary of State is required to publish the report. At the same time as publication of the report, the Secretary of State announces what action, if any, he proposes to take in light of the UK competition Commission's conclusions. It is only if the Competition Commission concludes that the CWC ConsumerCo acquisition may be expected to operate against the public interest that the Secretary of State has power to block the CWC ConsumerCo acquisition or require certain actions of the parties, such as divestment of operations or behavioural undertakings. If the report is favorable, the CWC ConsumerCo acquisition must be allowed to proceed. Consequently, the parties to the transaction agreement have, with the UK Panel in Takeovers and Mergers' consent, resolved that the UK merger clearance should not be a pre-condition to the posting of documentation to Cable & Wireless Communications shareholders but that it will be instead a condition to the scheme of arrangement.

  Other regulatory approvals relating to the CWC ConsumerCo acquisition

     The written confirmations sought from the UK Secretary of State for Trade and Industry, the Independent Television Commission and the Office of Telecommunications, on behalf of the Director General of Telecommunications, relating to various regulatory licenses held by CWC ConsumerCo have been received.

TRANSFERABILITY OF NTL SHARES

  France Telecom

     The shares of NTL common stock and NTL series B preferred stock to be issued to France Telecom will not be registered under the Securities Act or qualified under any state securities laws in reliance on specific exemptions from those laws. Accordingly, the shares may not be offered or resold except in compliance with the Securities Act and any applicable state securities laws or pursuant to an available exemption. France Telecom has agreed that it is acquiring the shares solely for investment purposes for its own account and not with a view to, or for resale in connection with, any "distribution" of the shares within the meaning of the Securities Act.

     Without NTL's prior written consent, France Telecom will be prohibited from selling the shares of NTL common stock issuable under the investment agreement, the shares of NTL common stock issuable upon conversion of the NTL series B preferred stock or the 4,228,049 shares of NTL common stock acquired by France Telecom in October and November 1999, to any person that is not an affiliate of France Telecom if as a result of that sale the person will beneficially own 12.5% or more of the shares of NTL common stock calculated, assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full. France Telecom is further restricted from selling or transferring any shares of the NTL series B preferred stock to any person unless:

     (1) the sale or transfer is made to a wholly owned subsidiary that is based in a European Union country and meets certain credit rating requirements; and

     (2) the sale or transfer will not adversely effect the credit rating of NTL or NTL Communications Corp. or adversely affect NTL from a regulatory standpoint.

     NTL has agreed to permit France Telecom to pledge any shares of NTL common stock and any shares of NTL series B preferred stock issuable under the investment agreement as security or collateral for purposes of a bona fide financing transaction.

     France Telecom has also agreed not to sell or transfer any shares of NTL common stock until 12 months after the closing of the investment, with any sales or transfers thereafter to be made in blocks of not more than 5% of the aggregate of the shares of NTL common stock held by France Telecom and the shares of NTL common stock into which the shares of NTL series B preferred stock held by France Telecom are convertible.

     In connection with its agreement with France Telecom, NTL will enter into an amended registration rights agreement under which NTL will be obligated to register for resale under the Securities Act the shares of NTL common stock, including the shares of NTL common stock issuable upon conversion or redemption of the NTL series B preferred stock or paid as dividends on the NTL series B preferred stock, as well as the shares of NTL common stock purchased by France Telecom in October and November 1999. For more information, see "Material Agreements Between France Telecom and NTL -- France Telecom Registration Rights Agreement" on page 57.

  Cable and Wireless and Bell Atlantic

     Cable and Wireless has agreed that it will not, and it will procure that none of its subsidiaries will, without the prior approval of the NTL board of directors, directly or indirectly (1) publicly announce any intention to offer, pledge, sell, contract to sell, sell any option or contract to sell any option, grant any option, right or warrant to purchase, or otherwise transfer, assign or dispose of any shares of NTL common stock issued to Cable and Wireless in the CWC ConsumerCo acquisition or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of NTL common stock in the following circumstances:

     - in any transaction before six months after completion of the CWC ConsumerCo acquisition;

     - subject to the next two bullet points below, in any transaction or series of transactions relating to in excess of 50% of the shares of NTL common stock issued to Cable and Wireless in the CWC ConsumerCo acquisition during the period of six months following the later date referred to in the first bullet point above;

     - in any transaction or series of related transactions which would result in the disposal of more than (1) 10% of the shares of NTL common stock, calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full, at the date of the transaction in an off-market transaction or (2) 5% of the shares of NTL common stock, calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full, at the date of the relevant transaction in an on-market transaction; and

     - in any individual off-market transaction or any series of related off-market transactions on completion of which the transferee, whether alone or with his "connected persons", as such term is defined in Section 346 of the UK Companies Act 1985, and persons acting in "concert" with him as such term is defined by the UK City Code on Takeovers and Mergers, would beneficially own more than 12.5% of the shares of NTL common stock, calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full, at the date of the relevant transaction;

provided that the foregoing shall not prohibit or restrict any transaction involving a bona fide monetization of shares of NTL common stock issued to Cable and Wireless in the CWC ConsumerCo acquisition by any means, including exchangeable bonds or other securities exchangeable for NTL common stock, or the transfer of NTL common stock to a special purpose company financed by bank or other third party debt, provided that Cable and Wireless shall not have entered into such an arrangement at the time of the completion of the CWC ConsumerCo acquisition.

     Based on the minimum number of shares of NTL common stock to be issued to each of Cable and Wireless, C&W Cable Limited, a subsidiary of Cable and Wireless, and the Bell Atlantic subsidiaries in the CWC ConsumerCo acquisition, each of Cable and Wireless, C&W Cable Limited and the Bell Atlantic subsidiaries may be deemed to be affiliates of NTL under the Securities Act.

     NTL has entered into separate registration rights agreements with each of Cable and Wireless and Bell Atlantic under which NTL will be obligated to register for resale under the Securities Act the shares of NTL common stock received by each of Cable and Wireless and Bell Atlantic and their respective subsidiaries in the CWC ConsumerCo acquisition. For more information, see "Material Agreements Relating to the Transaction -- Cable and Wireless Registration Rights Agreement and Bell Atlantic Registration Rights Agreement" on page 77.

  Other shareholders of Cable & Wireless Communications

     All shares of NTL common stock received in the CWC ConsumerCo acquisition by Cable & Wireless Communications shareholders other than those who are members of the Cable and Wireless and Bell Atlantic groups will be freely transferable under the Securities Act, except that shares received by any person who may be deemed to be an "affiliate" of Cable & Wireless Communications under paragraphs (c) and (d) of Rule 145 under the Securities Act including, without limitation, directors and certain executive officers, may not be resold except in transactions permitted by such Rule 145 or as otherwise permitted under the Securities Act.

STOCK EXCHANGE LISTINGS

  France Telecom investment

     NTL has agreed to file an application with Nasdaq for the quotation of the shares of NTL common stock issuable to France Telecom, including the shares of NTL common stock issuable upon conversion or redemption of the NTL series B preferred stock or paid as dividends on the NTL series B preferred stock, as soon as practicable following either the closing or the accelerated closing, and to use its best efforts to have such shares of NTL common stock listed.

  CWC ConsumerCo acquisition

     Under the terms of the transaction agreement, NTL has agreed to use its best efforts to obtain:

     - a listing of the NTL common stock issuable to Cable & Wireless Communications shareholders on Nasdaq and Easdaq, as soon as practicable and, in any event, on or prior to completion of the transaction; and

     - a secondary listing of the NTL common stock on the Official List of the London Stock Exchange as soon as practicable after completion of the transaction and, in any event, within six months after completion of the transaction.

     It is a condition to the completion of the transaction that NTL common stock issuable to Cable & Wireless Communications shareholders be approved for quotation on Nasdaq and Easdaq.

ABSENCE OF APPRAISAL RIGHTS

     NTL is incorporated in the State of Delaware and is governed by the provisions of the Delaware General Corporation Law. NTL stockholders are not entitled to appraisal rights under Section 262 of the Delaware General Corporation Law with respect to the share issuances to France Telecom or Cable & Wireless Communications shareholders.

                            THE INVESTMENT AGREEMENT

     The following discussion summarizes the material terms of the investment agreement entered into between NTL and France Telecom. You should read carefully the investment agreement and the amendments to the investment agreement which are incorporated by reference in this proxy statement and are attached as Annex A, Annex B, Annex C and Annex D to this proxy statement.

BASIC STRUCTURE OF THE INVESTMENT

     France Telecom has agreed to make a L2.8 billion ($4.5 billion) cash investment in NTL in exchange for shares of NTL common stock and NTL series B preferred stock. In the event France Telecom elects to accelerate the closing of this investment, the proceeds will be used as mutually agreed upon by NTL and France Telecom prior to the accelerated closing date. In the event that the closing of the investment is contemporaneous with the consummation of the CWC ConsumerCo acquisition, the proceeds will be used to partially finance the CWC ConsumerCo acquisition.

     Under the terms of the investment agreement, NTL has agreed to issue and sell to France Telecom an aggregate of 42,229,730 shares of NTL common stock at $59.20 per share and 2,000,000 shares of NTL series B preferred stock at $1,000 per share, and France Telecom has agreed to pay a cash purchase price of L1,555,555,556 ($2.5 billion) in consideration for the shares of NTL common stock and L1,244,444,444 ($2.0 billion) in consideration for the shares of NTL series B preferred stock.

NTL SERIES B PREFERRED STOCK

     The NTL series B preferred stock issuable to France Telecom ranks prior to NTL's 9.9% non-voting mandatorily redeemable preferred stock, series B, and on a parity with the NTL series A preferred stock issued to France Telecom under the purchase agreement between NTL and France Telecom dated July 15, 1999 and junior to NTL's 13% senior redeemable exchangeable preferred stock, series B, with respect to dividend rights and rights on liquidation, winding up and dissolution.

     Each share of NTL series B preferred stock will have an initial liquidation preference equal to the greater of $1,000 and the amount payable in liquidation following conversion of the NTL series B preferred stock. Holders of shares of NTL series B preferred stock are entitled to receive, when, as and if declared by the NTL board of directors, quarterly dividends per share at a rate of 5% per share per annum. Dividends are cumulative, participating and payable in arrears. Dividends may be paid, at NTL's option, either in:

     - cash;

     - shares of NTL common stock; or

     - additional shares of NTL preferred stock having terms substantially similar to the NTL series B preferred stock, except that the conversion rate of such additional shares of NTL preferred stock will be increased for each dividend payment date after the first dividend payment date by a compounding factor set forth in the certificate of designation with respect to the NTL series B preferred stock.

     NTL may redeem any or all of the NTL series B preferred stock on the earlier of:

     - seven years from the issue date; and

     - the date that is both (A) four years from the issue date and (B) after the NTL common stock has traded at a value over $96 per share for a period of over 25 consecutive trading days, at NTL's option, for either:

      (1) cash in an amount of $1,000 per share of NTL series B preferred stock, plus accrued and unpaid dividends;

      (2) shares of NTL common stock valued at $1,000 per share of NTL series B preferred stock, plus accrued and unpaid dividends; or

      (3) any combination of cash and shares of NTL common stock at a redemption price based on the respective combination of consideration.

Holders of shares of NTL series B preferred stock have the option to require NTL to redeem all outstanding shares of NTL series B preferred stock on and after 10 years from the issue date, at a price equal to $1,000 per share, payable in cash, shares of NTL common stock, or any combination thereof, plus accrued and unpaid dividends. NTL must redeem all shares of NTL series B preferred stock that remain outstanding on the twentieth anniversary of the issue date at a redemption price equal to $1,000 per share, payable at NTL's option in cash, shares of NTL common stock or any combination thereof, plus accrued and unpaid dividends.

     Holders of shares of NTL series B preferred stock have no general voting rights, except as otherwise required by law and except in some circumstances as set forth in the certificate of designation with respect to the NTL series B preferred stock, including:

     - if dividends on the NTL series B preferred stock are in arrears for six quarterly periods, whether or not such periods are consecutive;

     - if NTL fails to honor a redemption request made upon the occurrence of a mandatory redemption event;

     - if NTL files for voluntary bankruptcy or if an involuntary petition is filed against NTL;

     - for purposes of amending the NTL restated certificate of incorporation in a way that adversely affects the rights of the holders of shares of NTL series B preferred stock; or

     - to approve the issuance of any equity securities that rank on parity with or senior to the NTL series B preferred stock or to increase the authorized amounts of any such other class or series, other than shares of additional NTL preferred stock issued as dividends or to refinance, redeem or refund the 13% preferred stock or the 5% preferred stock, series A, provided that the maximum accrual value of such securities may not exceed the maximum accrual value of the 13% preferred stock or the 5% preferred stock, series A, respectively.

     Holders of shares of NTL series B preferred stock, voting separately as a class, will have the right to elect directors to serve on the NTL board of directors in accordance with the NTL series B preferred stock certificate of designation, during the period that France Telecom or any of its affiliates holds at least one share of NTL series B preferred stock and is also the holder of the equivalent of at least 15% of the shares of NTL common stock calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full. If there are 12 or fewer members of the NTL board of directors, France Telecom will be entitled to elect three directors and if there are 14 or more members of the NTL board of directors, France Telecom will be entitled to elect four directors, in each case, including the director elected in accordance with the NTL series A preferred stock certificate of designation. If at any point after completion of the investment, France Telecom ceases to hold any shares of NTL series A preferred stock or NTL series B preferred stock, but continues to hold at least 15% of the shares of NTL common stock outstanding calculated assuming all NTL convertible securities are converted to NTL common stock and all options outstanding for NTL common stock are exercised in full, France Telecom will have the right to nominate either 3 or 4 persons for election to the NTL board of directors, depending on the size of the NTL board of directors. NTL has agreed to use its best efforts to support the election of those nominees.

     Holders of shares of NTL series B preferred stock have the right, at any time and from time to time, to convert any or all outstanding shares of NTL series B preferred stock held by them, other than fractional shares, into NTL common stock, such that each share of NTL series B preferred stock is convertible into 12.5 shares of NTL common stock, subject to adjustment according to the NTL series B preferred stock certificate of designation.

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

     The NTL series B preferred stock certificate of designation which is attached as Annex F to this proxy statement contains many of the same covenants as are set forth in the investment agreement, as outlined below.

TIMING OF CLOSING

     If France Telecom exercises its right to accelerate the closing, the closing will take place as early as three business days after France Telecom gives NTL notice of its election to exercise such acceleration right. Otherwise, the closing will occur contemporaneously with the CWC ConsumerCo acquisition.

RIGHT TO ACCELERATE CLOSING

     Under the agreement with NTL, France Telecom has the right to accelerate the closing by giving notice to NTL. France Telecom's obligation to purchase the shares of NTL common stock and NTL series B preferred stock on the accelerated closing date will be subject to the satisfaction of the following conditions, unless such conditions are waived by France Telecom:

     - absence of a governmental prohibition on the completion of the investment;

     - expiration of the Hart-Scott-Rodino Act waiting period; on August 9, 1999, NTL and France Telecom were notified of early termination of the waiting period;

     - clearance under UK competition laws; on December 16, 1999, the UK Secretary of State for Trade and Industry announced that the France Telecom investment would not be referred to the UK Competition Commission, subject to certain undertakings being agreed with France Telecom; it is a condition of the France Telecom investment agreement that such undertakings shall be acceptable to, and given by, France Telecom; France Telecom is currently negotiating with a view to giving undertakings to divest those assets in order for its investment in NTL to be cleared by the UK competition authorities;

     - accuracy as of the accelerated closing date of the representations and warranties made by NTL;

     - absence of any material amendment to the agreement relating to the CWC ConsumerCo acquisition, unless France Telecom agrees to the amendment or the amendment does not adversely affect France Telecom, and no termination of such agreement;

     - performance by the parties to the agreement relating to the CWC ConsumerCo acquisition of all of the obligations required to be performed by them at or prior to the accelerated closing date, or, with respect to the obligations of NTL, performance of NTL's obligations must been waived by the other parties to the transaction agreement;

     - approval of the share issuance to France Telecom by NTL stockholders; and

     - receipt by France Telecom of customary certificates and legal opinions.

REPRESENTATIONS AND WARRANTIES

  Representations and warranties of NTL.

     The investment agreement contains representations and warranties made by NTL to France Telecom that in some cases are qualified by a materiality standard or are subject to disclosure by NTL of certain information regarding the representation or warranty. The most significant of these relate to:

     - organization, authority and qualification to enter into and consummate the contemplated transactions;

     - ownership of NTL's significant subsidiaries;

     - the capitalization of NTL;

     - absence of any breach of any organizational document, law, governmental order or agreements of NTL, or the creation of a conflict or a lien thereunder, as a result of the contemplated transactions;

     - governmental consents and approvals as required in connection with the contemplated transactions;

     - accuracy and completeness of NTL's filings with the SEC;

     - accuracy of NTL financial statements and absence of undisclosed material liabilities;

     - absence of specified material changes since a specified balance sheet date;

     - litigation;

     - compliance with laws;

     - environmental matters;

     - full disclosure of and validity of all of NTL's material contracts;

     - intellectual property and computer, hardware, software, systems, facilities and equipment;

     - Year 2000 compliance;

     - title to properties and the absence of encumbrances;

     - employee benefit and labor matters;

     - insurance;

     - finders' or brokers' fees;

     - taxes; and

     - the inapplicability of the business combination provisions of the Delaware General Corporation Law to France Telecom or any of its affiliates.

Representations and warranties of France Telecom.

     The investment agreement contains representations and warranties made by France Telecom to NTL. The most significant of these relate to:

     - organization and authority to enter into and to consummate the contemplated transactions;

     - absence of any breach of any organizational document, law, governmental order or agreements of France Telecom, or the creation of a conflict or a lien under such documents, laws, orders or agreements, as a result of the contemplated transactions;

     - governmental consents and approvals as required in connection with the investment;

     - the investment purpose underlying the purchase of the shares of NTL common stock and NTL series B preferred stock;

     - acknowledgment with respect to the unregistered status of the shares of NTL common stock and NTL series B preferred stock and the shares of NTL common stock issuable upon conversion of the NTL series B preferred stock and the limitations on the transfer of those securities; and

     - finders' or brokers' fees.

  Survival of representations and warranties.

     The representations and warranties of NTL and France Telecom will survive until 90 days after the date on which the first annual audited consolidated financial statements of NTL and its subsidiaries are filed with the SEC following the closing of the investment, except that the representations and warranties of NTL relating to the capitalization of NTL will survive indefinitely and the representations and warranties of NTL relating to any tax claim will survive until 30 days after the assessment of the liability to which any such tax claim may relate is barred by all applicable statutes of limitation, taking into account any applicable waivers or extensions.

COVENANTS

     Each of NTL and France Telecom has agreed to covenants relating to the investment. The following summarizes the more significant of these covenants:

  Conduct of business pending the closing of the investment.

     NTL has agreed to certain restrictions with respect to the conduct of its business between the date it entered into the investment agreement and the closing. As a result, until the closing and unless France Telecom otherwise consents in writing, NTL has agreed not to do any of the following:

     - take or agree to take actions that would be reasonably likely to result in a material adverse change to NTL, or take or agree to take actions that, assuming the closing occurred, would materially affect the rights of France Telecom under the NTL series B preferred stock certificate of designation;

     - take or agree to take actions to cause NTL's representations and warranties, other than representations relating to the conduct of NTL's business, to be untrue in any material respect;

     - issue or sell any equity securities or securities exercisable or convertible into equity securities of NTL or any subsidiary, other than:

           (1) issuances of NTL common stock upon the exercise of stock options or warrants outstanding as of the date of the investment agreement, issuances of stock options pursuant to stock option plans and employee benefit schemes existing as of the date of the investment agreement, and issuances of NTL common stock upon the exercise of such stock options;

           (2) issuances of equity securities or any securities convertible into or exchangeable or exercisable for equity securities as consideration for future acquisitions, provided that in the event of any such issuances, NTL will notify France Telecom of the issuance and offer France Telecom the right to purchase, at a price equivalent to the value assigned to the shares for purposes of financing the acquisition, such number of equity securities as would be necessary for France Telecom to maintain its pre-investment level of ownership, calculated assuming NTL convertible securities are converted into NTL common stock and all options exercisable for NTL common stock were exercised in full after the issuance of shares as consideration for the acquisition;

           (3) issuances of NTL common stock upon conversion of the convertible notes outstanding as of the date of the investment agreement and issuances of shares of NTL common stock or NTL preferred stock upon conversion or redemption or in payment of dividends on shares of NTL preferred stock outstanding as of the date of the investment agreement or of the NTL series A preferred stock or issued as dividends on such NTL series A preferred stock subsequent to the date of the investment agreement; and

           (4) with the consent of France Telecom, which consent will not be unreasonably withheld, issuances of equity securities as consent payments to holders of debt securities of NTL outstanding as of the date of the investment agreement issued under any indentures of NTL or any of its subsidiaries.

There is an exception from these provisions that allows NTL to issue up to an aggregate amount of $400,000,000 of equity securities with the consent of France Telecom, which consent cannot be unreasonably withheld.

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

  NTL's actions.

     NTL agreed that, to the extent required by law or Nasdaq, as soon as practicable, NTL would prepare and file with the SEC one or more proxy statements in connection with the contemplated transactions. NTL also agreed to hold two stockholders meetings, the first of which would be for the purpose of voting on the France Telecom share issuance and the second of which would be for the purpose of voting on the share issuance related to CWC ConsumerCo acquisition and the amendment to the NTL restated certificate of incorporation relating to the appointment by Cable and Wireless of a director to the NTL board of directors. It is intended that NTL satisfy its obligations to hold the two stockholder meetings by holding the two part special meeting that is the subject of the proxy statement.

     NTL has agreed to file the NTL series B preferred stock certificate of designation with the Secretary of State of the State of Delaware prior to the closing or the accelerated closing, as the case may be.

     NTL has agreed to amend its stockholder rights plan prior to the closing or the accelerated closing, as the case may be, to provide that the France Telecom share issuance will not result in France Telecom being deemed an "acquiring person" under the terms of the rights plan and will not trigger the flip-in or flip-over provisions of the rights plan. On October 23, 1999, NTL amended its stockholder rights plan to exempt France Telecom as an "acquiring person" under the terms of the rights plan in connection with France Telecom's purchase of additional shares of NTL common stock from existing holders in October and November 1999.

     NTL has agreed that it will not enter into, or otherwise agree to, an amendment of the transaction agreement with Cable and Wireless, Cable & Wireless Communications and Bell Atlantic relating to the CWC ConsumerCo acquisition without the prior consent of France Telecom, except for insubstantial amendments or amendments that do not adversely affect France Telecom or the value of its investment.

     No solicitation of transactions.

     NTL has agreed that it will not, and it will instruct its subsidiaries and representatives not to, take any actions to solicit or encourage an offer that constitutes, or may reasonably be expected to constitute, an investment by NTL in, or in a joint venture entity which is partly owned by, a significant provider of telecommunications services in France or a provider whose primary line of business in France is to provide telecommunications services other than any purchase, either in a stock or asset purchase transaction, for cash by NTL or one of its subsidiaries of not less than 51% based on the fair market value and voting power of any company or business from any significant provider of telecommunications services in France or the investment of funds or assets in any joint venture which is partly owned by any significant provider of telecommunications services in France in which NTL and/or any subsidiary of NTL will, following such investment, own at least 51% based on fair market value and voting power of such joint venture; except that, NTL may take any action to respond to inquiries or enter into or maintain discussions or negotiations with any person in furtherance of inquiries or to obtain a conflicting investment or agree to or endorse any conflicting investment if the NTL board of directors, based upon the advice of outside counsel, determines that such action is advisable in order for the NTL board of directors to fulfill its fiduciary duties under Delaware law.

     NTL has also agreed that prior to entering into any alliance to provide telecommunications services in any European Union member country, it will consult with France Telecom with a view to mutually cooperating in the venture.

     Use of proceeds.

     If France Telecom elects to accelerate the closing under the investment agreement, NTL will use the funds delivered by France Telecom in consideration for the shares of NTL common stock and NTL series B preferred stock as mutually agreed upon by NTL and France Telecom prior to the accelerated closing. In the event that the closing is not so accelerated, NTL will use the funds solely for purposes of consummating the CWC ConsumerCo acquisition, including the refinancing of any assumed debt. NTL

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

has agreed with Cable and Wireless and CWC ConsumerCo that NTL will not, except with the prior written consent of Cable and Wireless and Cable & Wireless Communications, agree to any other use of the proceeds from the investment other than for the purpose of consummating the CWC ConsumerCo acquisition.

  Standstill agreement and restrictions on transfer

     Under the terms of the investment agreement, France Telecom is restricted from taking the following actions without the prior written consent of NTL:

     - acquiring, offering to acquire or agreeing to acquire any voting securities or rights to acquire any voting securities of NTL;

     - making or in any way participating in any "solicitation" of "proxies" to vote within the meaning of the rules promulgated under the Exchange Act; or

     - forming or joining or in any way participating in a "group" within the meaning of Section 13(d)(3) of the Exchange Act or acting in concert with any other stockholders in connection with the acquisition of additional voting securities or the solicitation of proxies as described in the immediately preceding two bullet points.

     Notwithstanding anything to the contrary in the investment agreement, the restrictions on France Telecom's ability to acquire additional voting securities of NTL do not apply in the event of the following:

     - a potential acquiror makes an offer to acquire 100% of the capital stock of NTL through a transaction or series of related transactions that are either definitive or provide for a make-whole premium or similar penalty payable to stockholders of NTL, other than the potential acquiror, if the potential acquiror does not complete the transaction or series of related transactions; or

     - the NTL board of directors enters into a definitive agreement with a third party to acquire more than 15% of the shares of NTL common stock outstanding, calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full, or amends or waives provisions of the stockholder rights plan with respect to the offer or the person making the offer, in which case NTL must give France Telecom reasonable prior written notice of the event and France Telecom will have the right to offer to acquire the number of shares of NTL common stock that is equal to or greater than the number of shares contemplated to be acquired by the aforementioned third party.

     Absent the prior written consent of NTL, France Telecom is prohibited from acquiring more than 1% of an equity interest in any of Telewest, British Telecommunications plc, Eurobell Holdings plc, ESAT Telecom Group Plc, Telecom Eireann plc or Scottish Power Telecommunications Ltd. In addition, France Telecom is prohibited from acquiring any interest in Energis plc without offering NTL the right to participate with France Telecom in the acquisition on equal terms.

     France Telecom has agreed that following the earlier of:

     - the 30-month anniversary of the closing or the accelerated closing as the case may be, of the investment; or

     - June 30, 2002,

in the event the NTL board of directors approves a transaction with a third party that would result in a change of control, France Telecom will tender its shares in, or vote in favor of, the transaction, unless France Telecom elects to make an offer that the NTL board of directors determines to be superior to the offer made by the third party.

     The investment agreement provides that the restrictions on transfers by France Telecom will not apply after the earliest to occur of:

     - the consummation of a transaction that would constitute a change of control transaction under any of the indentures of NTL or NTL Communications Corp.;

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

     - any person, other than France Telecom, acquiring beneficial ownership of 25% or more of the shares of NTL common stock outstanding, calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full;

     - the election of a majority of directors to the NTL board of directors who were not nominated for election by the existing directors and who were elected to the board as a result of a proxy solicitation conducted by a person other than NTL or France Telecom; and

     - the date of the three-month anniversary of the date on which France Telecom ceases to hold at least 15% of the shares of NTL common stock calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full.

     The agreement will not prohibit France Telecom from acquiring:

     - up to 25% of the shares of NTL common stock, calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full at any time prior to the earliest to occur of the 30-month anniversary of the closing or the accelerated closing, as the case may be, and June 30, 2002; or

     - up to 34% of the shares of NTL common stock calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full at any time following the earliest of the above two dates.

Preemptive rights of France Telecom.

     Under the terms of the investment agreement, NTL has agreed not to issue or sell to any person or grant any person rights to acquire any shares of NTL equity securities unless it offers France Telecom the right to purchase such amount of NTL equity securities as will be necessary for France Telecom to maintain its then current level of beneficial ownership of NTL capital stock, at the same price and on the same terms and conditions as the proposed issuance or sale. France Telecom's preemptive rights will not apply to issuances of NTL equity securities:

     - upon the exercise of any options or warrants of NTL, or upon conversion of any convertible debentures of NTL, outstanding on the date of the investment agreement, or the issuance of options to employees or directors of NTL and its subsidiaries under benefit plans existing on the date of the investment agreement, as those benefit plans may be amended or replaced to the extent that any amended or replaced benefit plan will have terms similar to and consistent with existing benefit plans;

     - as consent payments to holders of debt securities of NTL outstanding as of the date of the investment agreement issued under any indentures of NTL or any of its subsidiaries;

     - as contemplated by the transaction agreement with NTL, Cable and Wireless, Cable & Wireless Communications and Bell Atlantic, relating to the CWC ConsumerCo acquisition; or

     - as dividends on, or upon conversion of, or in redemption of, shares of preferred stock, as specified in the investment agreement.

France Telecom is obligated to exercise its preemptive rights in a manner and based on a timetable that does not restrict or adversely affect NTL's ability to raise equity capital in a flexible and cost effective manner.

  Levels of ownership of other holders.

     NTL has agreed that it will not issue, sell or transfer any shares of its capital stock or any options, warrants, or convertible securities, and that it will not grant any subscription rights to acquire any such securities, if doing so would result in any person owning more than 12.5% of the shares of NTL common stock outstanding at closing or the accelerated closing, as the case may be calculated assuming all

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

convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full.

  Special stockholder rights of France Telecom.

     Under the terms of the purchase agreement between NTL and France Telecom which closed on August 13, 1999, and based on France Telecom's holdings as of the record date, France Telecom has the right to elect one person to the NTL board of directors. France Telecom exercised its right under the purchase agreement on August 13, 1999, when it elected a new member to the NTL board. The investment agreement provides that France Telecom will have additional special rights during the period that it is the holder of at least 15% of the shares of NTL common stock outstanding calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full, also referred to as a 15% holder, the more significant of which are the right:

     - during the period it is a holder of at least one share of NTL series B preferred stock, to elect to the NTL board of directors an aggregate of:
       (1) 3 directors, if the NTL board of directors consists of 12 or fewer directors; or (2) 4 directors, if the NTL board of directors consists of 14 or more directors, in either case including the director elected by France Telecom under its rights under the purchase agreement and the NTL series A preferred stock certificate of designation;

     - in the event France Telecom no longer holds any shares of NTL series A preferred stock or NTL series B preferred stock but continues to be a 15% holder, to nominate to the NTL board of directors an aggregate of: (1) 3 directors, if the NTL board of directors consists of 12 or fewer directors; and (2) 4 directors, if the NTL board of directors consists of 14 or more directors, in either case including the director nominated by France Telecom through its rights under the purchase agreement; and

     - it being agreed that NTL will use its best efforts to support the election of the France Telecom director nominees and will include those nominees in the list of directors proposed by the NTL board of directors for election by the stockholders.

During the period that France Telecom is a 15% holder, NTL has agreed to use its best efforts to maintain the NTL board of directors at a size that will enable the holders of the NTL series A preferred stock and the NTL series B preferred stock to elect at least 10% of the total number of directors of NTL.

     The investment agreement also provides that NTL will be subject to certain restrictions or obligations during the period that France Telecom is a 15% holder, the more significant of which are:

     - the obligation to use its best efforts and take such action as may be necessary, including amending the by-laws, to ensure that:

        (1) at least one of the directors elected, or otherwise nominated, by France Telecom will be a member of each committee of the NTL board of directors; except committees established to evaluate transactions between NTL and France Telecom;

        (2) any directors elected, or otherwise nominated, by France Telecom are elected as members of the boards of directors of NTL's subsidiaries if such boards include substantially all of the other directors of NTL; and

        (3) the by-laws contain provisions (a) requiring notices to be given to directors in a reasonable and customary form and allowing directors enough time to respond to such notice as they deem necessary and (b) permitting the participation of directors in any meeting of the NTL board of directors and any NTL board of directors committee by means of telephonic conference;

     - restrictions on offering or selling any securities or amending NTL's stockholder rights agreement to permit a transaction with any person, if as a result of such offer or sale the person will beneficially own 15% or more of the shares of NTL common stock outstanding calculated assuming all

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

       convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full;

     - restrictions on acquisitions, sales or transfers of core business assets specified in the investment agreement, the fair market value of which exceeds 10% of the market value of NTL, calculated under the provisions of the investment agreement;

     - restrictions on acquisitions of assets or stock of a business that does not constitute core business assets and that, when combined with all other such acquisitions in the 24-month period prior to that acquisition, has a fair market value equal to 10% of the market value of NTL prior to the acquisition;

     - restrictions on the incurrence of indebtedness following the receipt by NTL of the first credit rating from a rating agency of national reputation that gives effect to the CWC ConsumerCo acquisition, if the NTL board of directors believes, after reasonable inquiry, that the incurrence of such indebtedness will reduce the credit rating of NTL Communications Corp., a wholly owned subsidiary of NTL, below a specified threshold;

     - restrictions on reclassifications, combinations, stock dividends or similar transactions that may adversely affect holders of NTL series B preferred stock;

     - restrictions on amendments to the NTL certificate of incorporation or by-laws that adversely affect holders of NTL series B preferred stock;

     - restrictions on filing a petition for bankruptcy;

     - restrictions on issuing any security that may adversely affect the rights of the holders of NTL series B preferred stock; and

     - restrictions on entering into any agreement with respect to any significant provider of telecommunications services in France or any provider whose primary line of business in France is to provide telecommunications services.

  Strategic committee.

     NTL and France Telecom have agreed to create a joint strategic committee for the purpose of implementing and investigating mutually beneficial commercial initiatives and industry developments, which committee is scheduled to meet at least three times per year.

  Restrictions relating to Cable & Wireless Communications.

     France Telecom has agreed that up to and through the completion of the CWC ConsumerCo acquisition, neither France Telecom nor any of its affiliates will acquire or sell any securities of Cable & Wireless Communications.

INDEMNIFICATION

  Indemnification of France Telecom.

     NTL has agreed to indemnify France Telecom and each of its affiliates and its successors and assigns, as well as the officers, directors, employees and agents of France Telecom, and of each of its affiliates and successors and assigns, and hold them harmless against any liability arising from:

     - the breach of any representation or warranty made by NTL in the investment agreement; or

     - the breach of any covenant or agreement made by NTL in the investment agreement.

The amount of any indemnification paid to France Telecom by NTL as described above will be increased by an additional amount to reflect an appropriate gross-up to compensate France Telecom for its indirect participation as a holder of capital stock of NTL in any of those indemnification payments.

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

     Tax matters.

     NTL has agreed to indemnify France Telecom and each of its affiliates and hold them harmless against any liability arising from, and any tax imposed under, French tax regulations that institute a tax that is payable by a French corporate taxpayer at the full French corporate income tax rate, on its pro-rata share of earnings derived by any low taxed foreign entity in which the French taxpayer has a sufficient interest, if the liability results from any activities or investments of NTL or any of its subsidiaries. For the tax to be due the foreign entity must benefit from a "privileged tax system," in other words, either not be subject to taxation at all or be subject to a tax at a substantially lower rate than is applicable in France, and be at least ten percent owned by the French taxpayer, either directly or indirectly, or have cost it at least FF150 million (approximately $24.4 million). In the event a filing is required by the French tax authorities, NTL and France Telecom have agreed to cooperate in the consultation and preparation of such filing.

  Indemnification of NTL.

     France Telecom has agreed to indemnify NTL and each of its affiliates and its successors and assigns, as well as the officers, directors, employees and agents of NTL, and of each of its affiliates and successors and assigns, and hold them harmless against any liability arising from:

     - the breach of any representation or warranty made by France Telecom in the investment agreement; or

     - the breach of any covenant or agreement made by France Telecom in the investment agreement.

     Limits on indemnification.

     The amount of indemnification losses that may be recovered by France Telecom from NTL arising out of breaches of any representations, warranties, covenants or agreements of NTL under the investment agreement will not under any circumstances exceed the purchase price to be paid as consideration for the share issuance to France Telecom. No claim may be made against NTL for breaches of any representations, warranties, covenants or agreements under the investment agreement with respect to any individual item of loss unless such item of loss exceeds $1 million, and no claim of that type may be made against NTL unless the aggregate of all the losses exceeds $100 million, after which, the entire amount of the losses will be subject to indemnification by NTL.

     Indemnification for CWC ConsumerCo liabilities.

     In the event NTL incurs any liabilities or losses actually suffered by it or incurred by it as a result of the liabilities of CWC ConsumerCo, if such liabilities are not subject to indemnification by Cable and Wireless under the transaction agreement relating to the CWC ConsumerCo acquisition and have not been disclosed, or reflected or reserved against in the appropriate balance sheet or net asset statement of CWC ConsumerCo, as required under the investment agreement, then NTL has agreed to indemnify France Telecom by issuing to France Telecom shares of NTL common stock with a market value equal to the percentage of losses that is proportionate to France Telecom's level of beneficial ownership of the capital stock of NTL.

     Any indemnification payment of this type will be adjusted to reflect an appropriate gross-up of the percentage required to compensate France Telecom for its indirect participation as a holder of capital stock of NTL in such indemnification payment. Any claims for indemnification against liabilities or losses resulting from the liabilities of CWC ConsumerCo must be made by France Telecom no later than 6 months after the date of the first audited financial statements of CWC ConsumerCo prepared following the closing of the investment and must exceed L400 million (approximately $643 million) in the aggregate with any individual item of loss included in that aggregate amount exceeding L1 million (approximately $1.6 million), after which, the entire amount of the losses will be subject to indemnification by NTL.

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CONDITIONS

     France Telecom's obligations under the investment agreement were subject to the satisfaction or waiver by France Telecom of the following conditions by 6:00 p.m. (London time) on the business day immediately preceding the posting date of the documents to Cable & Wireless Communications shareholders soliciting their approval of the sale of CWC DataCo and CWC ConsumerCo:

     - absence of a governmental prohibition on the completion of the investment;

     - expiration of the Hart-Scott-Rodino Act waiting period; on August 9, 1999, NTL and France Telecom were notified of the termination of the waiting period;

     - accuracy as of the posting date of the representations and warranties made by NTL;

     - absence of any material amendment to the transaction agreement relating to the CWC ConsumerCo acquisition, unless France Telecom agrees to the amendment or the amendment does not adversely affect France Telecom, and no termination of the such agreement;

     - performance by the parties to the transaction agreement relating to the CWC ConsumerCo acquisition of all of the obligations required to be performed by them at or prior to the posting date, or with respect to the obligations of NTL, performance of NTL's obligations must be waived by the other parties to such agreement;

     - satisfaction of the pre-conditions to the obligations of the parties to the transaction agreement relating to the CWC ConsumerCo acquisition; and

     - receipt by France Telecom of customary certificates and opinions.

     France Telecom's obligations under the investment agreement are subject to the satisfaction or waiver by France Telecom of the following conditions prior to the actual UK High Court hearing to approve the scheme of arrangement by which the CWC ConsumerCo acquisition is structured or if earlier, the accelerated closing of the investment agreement:

     - clearances under UK competition laws; on December 16, 1999, the UK Secretary of State for Trade and Industry announced that the France Telecom investment would not be referred to the UK Competition Commission, subject to specified undertakings related to the divestiture of specified assets which France Telecom holds in the United Kingdom being agreed with France Telecom; it is a condition of the France Telecom investment agreement that such undertakings shall be acceptable to, and given by, France Telecom; France Telecom is currently negotiating with a view to giving undertakings to divest those assets in order for its investment in NTL to be cleared by the UK competition authorities; and

     - approval of the share issuance to France Telecom by NTL stockholders.

UNDERTAKINGS

     France Telecom has agreed that subsequent to the second part of the special meeting it will not take any actions that would or might reasonably be expected to by virtue of Article 7 of Council Regulation (EEC) No. 4064/89 prevent or delay completion of the CWC ConsumerCo acquisition. This undertaking will not prohibit France Telecom from:

     - accelerating its investment in NTL under an accelerated closing;

     - responding to a third-party offer for NTL; or

     - not being subject to standstill restrictions in the event of a change of control transaction relating to NTL;

provided, in the case of the second and third bullet points that the accelerated closing has occurred.

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TERMINATION

     The investment agreement may be terminated at any time before completion of the CWC ConsumerCo acquisition, whether before or after any requisite approval of the investment agreement by:

     - mutual written consent of NTL and France Telecom; NTL has agreed in the agreement relating to the CWC ConsumerCo acquisition not to terminate the agreement between NTL and France Telecom without the prior written consent of Cable and Wireless and Cable & Wireless Communications and their respective financial advisors;

     - France Telecom, if prior to the completion of the CWC ConsumerCo acquisition:

        (1) NTL agrees to amend the agreement relating to the CWC ConsumerCo acquisition, other than insignificant or minor amendments as specified in the investment agreement or waives conditions, pre-conditions or other provisions of the transaction agreement without the prior written consent of France Telecom; or

        (2) the representations and warranties of NTL relating to the organization, authority and qualification of NTL or to the absence of a general assignment for the benefit of creditors or bankruptcy proceedings instituted by or against NTL shall not be true or correct;

     - France Telecom if an event having a material adverse effect with respect to NTL is deemed to have occurred prior to obtaining the approval by the NTL stockholders of the share issuance to Cable & Wireless Communications shareholders and the amendment of the NTL restated certificate of incorporation relating to the appointment by Cable and Wireless of a director to the NTL board of directors as required under the transaction agreement relating to the CWC ConsumerCo acquisition, or if NTL fails to deliver to France Telecom by that time an officer's certificate certifying that a material adverse effect has not occurred; provided, however, that termination under these circumstances will require the consent of the UK Panel on Takeovers and Mergers;

     - France Telecom if prior to the sanctioning of the scheme of arrangement proposed in connection with CWC ConsumerCo acquisition by the UK High Court as required under the agreement relating to the CWC ConsumerCo acquisition, an event having a material adverse effect with respect to CWC ConsumerCo occurs or Cable & Wireless Communications has failed to deliver an officer's certificate to France Telecom certifying that no material adverse effect with respect to CWC ConsumerCo has occurred provided, however, that termination under these circumstances will require the consent of the UK Panel on Takeovers and Mergers;

     - France Telecom if completion of the CWC ConsumerCo acquisition shall not have occurred on or prior to the day which is 135 days after NTL has obtained stockholder approval for the CWC ConsumerCo acquisition and the amendment to the NTL charter appointing a Cable and Wireless appointed director to the NTL board of directors; or

     - either NTL or France Telecom, if:

        (1) the agreement relating to the CWC ConsumerCo acquisition is terminated prior to the completion of the CWC ConsumerCo acquisition; or

        (2) the CWC ConsumerCo acquisition has not been completed by March 31, 2001.

NTL HOLDINGS INCORPORATED

     NTL and France Telecom have agreed that if in connection with the consummation of the transactions contemplated by the transaction agreement relating to the CWC ConsumerCo acquisition NTL effects a holding company merger under Delaware law, through which a new holding company, would own all of the capital stock of NTL, (1) the new holding company must succeed to and assume all of NTL's obligations under the investment agreement and (2) the obligation to deliver to France Telecom

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

the NTL common stock and the NTL series B preferred stock under the investment agreement will be the obligation to deliver equivalent securities of the holding company, provided that:

     - the new holding company must be incorporated under the Delaware General Corporation Law and be based in the US which has already been completed;

     - France Telecom will receive with respect to shares of holding company common stock and holding company series B preferred stock rights in or with respect to the holding company identical to the rights that France Telecom would have otherwise had in or with respect to NTL, with respect to the NTL common stock and the NTL series B preferred stock issuable under the terms of the investment agreement and other rights that France Telecom may have under the investment agreement, the purchase agreement between NTL and France Telecom or otherwise; and

     - the certificates representing the NTL common stock, the NTL series A preferred stock and the NTL series B preferred stock prior to the formation of the new holding company will be deemed to represent the equivalent securities in the holding company issued to France Telecom, and France Telecom will not be required to surrender or exchange its certificates representing the NTL common stock, the NTL series A preferred stock or the NTL series B preferred stock.

     NTL has agreed to, and to cause the new holding company to, execute and deliver to France Telecom such documents as may be necessary to transfer NTL's obligations to France Telecom to the new holding company.

     Under the terms of the transaction agreement relating to the CWC ConsumerCo acquisition, NTL has formed NTL Holdings, a new holding company that, upon consummation of a holding company merger, will become the owner of all of the capital of NTL and will succeed to and assume all of NTL's obligations under the investment agreement, including the obligation to issue shares of common stock and series B preferred stock to France Telecom.

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               MATERIAL AGREEMENTS BETWEEN FRANCE TELECOM AND NTL

FRANCE TELECOM REGISTRATION RIGHTS AGREEMENT

     NTL has agreed to enter into an amended registration rights agreement with France Telecom, the terms of which will permit France Telecom to request a total of six registrations by NTL with the SEC, at any time and from time to time, to register the shares of NTL common stock, including any NTL common stock issuable upon conversion of or as a dividend on the NTL series B preferred stock and the NTL series A preferred stock, held by France Telecom. France Telecom is entitled to use three of its registration requests to obligate NTL to file a shelf registration on its behalf. Under the amended registration rights agreement, France Telecom also has the right to "piggyback" on registrations filed by NTL, subject to customary terms, including the priority of NTL primary shares and shares being registered pursuant to existing registration rights agreements.

     NTL is required to bear the expenses of the registration of the shares of NTL common stock received by France Telecom except that France Telecom is responsible for paying any underwriting discounts and broker's commissions incurred in connection with the sale or other disposition of NTL common stock, as well as any fees and expenses of its legal counsel.

PURCHASE AGREEMENT

     Subject to the terms and conditions of the purchase agreement, dated July 15, 1999, between NTL and France Telecom, NTL agreed to issue and sell to France Telecom 4,222,974 shares of common stock issuable at $59.20 per share, and 750,000 shares of NTL series A preferred stock, with an initial conversion price of $80, for an aggregate purchase price of $1.0 billion in cash. This transaction was consummated on August 13, 1999.

     Upon the closing of the investment, the shares of NTL common stock and NTL series A preferred stock issued to France Telecom under the purchase agreement will become subject to the same restrictions on transferability and standstill requirements that are applicable to the NTL common stock and NTL series B preferred stock issuable under the investment agreement.

     Under the terms of the purchase agreement, during the period France Telecom is a holder of the equivalent of at least 10,198,480 shares of NTL common stock outstanding calculated assuming all convertible securities of NTL were converted and all options outstanding for NTL common stock were exercised in full, and is a holder of at least one share of NTL series A preferred stock, France Telecom will have the right to elect one director to the NTL board of directors. If France Telecom ceases to own any shares of NTL series A preferred stock but continues to own the equivalent of at least 10,198,480 shares of NTL common stock outstanding calculated assuming all convertible securities of NTL were converted and all options outstanding for NTL common stock were exercised in full, France Telecom will have the right to nominate one director for election to the NTL board of directors. NTL has agreed that it will use its best efforts to support the election of France Telecom's nominees for election to the NTL board of directors and that it will not increase the size of the NTL board of directors to more than 10 directors while France Telecom has the right to elect one director.

     The purchase agreement provides that NTL will indemnify France Telecom and each of its affiliates and hold them harmless against any liability arising from, and any tax imposed under French tax regulations that institute a tax payable by a French corporate taxpayer at the full French corporate income tax rate, on its pro rata share of earnings derived by any low taxed foreign entity in which the French taxpayer has sufficient interest, if the liability results from any activities or investments of NTL or any of its subsidiaries. For the tax to be due the foreign entity must benefit from a "privileged tax system," in other words, either not be subject to taxation at all or be subject to a tax at a substantially lower rate than is applicable in France, and be at least ten percent owned by the French taxpayer, either directly or indirectly, or have cost the French taxpayer at least FF150 million (approximately $24.4 million).

     On August 13, 1999, France Telecom assigned its rights to purchase the NTL common stock and NTL series A preferred stock under the terms of the purchase agreement to Compagnie Generale des Communications (Cogecom) S.A., a direct wholly owned subsidiary of France Telecom.

                           THE TRANSACTION AGREEMENT

BASIC STRUCTURE OF THE TRANSACTION

  General

     NTL, Cable & Wireless Communications, a 52.7% owned subsidiary of Cable and Wireless, and Cable and Wireless have entered into an agreement with Bell Atlantic Corporation under which Cable & Wireless Communications will be separated into its corporate, business, internet protocol and wholesale operations which, collectively, are referred to as CWC DataCo, and its residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses which, collectively, are referred to as CWC ConsumerCo. Upon completion of the transaction, Cable and Wireless will indirectly acquire the outstanding economic interest in CWC DataCo not already indirectly attributable to Cable and Wireless through its part-ownership of Cable & Wireless Communications, and NTL will indirectly acquire 100% of CWC ConsumerCo. Bell Atlantic, through its subsidiaries, owns approximately 18.5% of Cable & Wireless Communications. Bell Atlantic became a party to the agreement to confirm its agreement to the transaction. As of September 30, 1999, Cable & Wireless Communications had approximately 7,100 shareholders of record.

  Consideration for shareholders of Cable & Wireless Communications

     In return for their interest in CWC DataCo, shareholders of Cable & Wireless Communications, other than Cable and Wireless and C&W Cable Limited, a wholly owned subsidiary of Cable and Wireless, will receive 0.4625 Cable and Wireless shares for every Cable & Wireless Communications share that they hold. In return for their interest in CWC ConsumerCo, shareholders of Cable & Wireless Communications, including Cable and Wireless, will receive, subject to the elections under the election facility discussed below, 0.05672031 shares of NTL common stock and L1.9018 in cash for every Cable & Wireless Communications share that they hold. The number of Cable and Wireless shares and shares of NTL common stock to be issued is subject to adjustments depending on changes to the share capital of Cable and Wireless and NTL.

CONSIDERATION PER SHARE OF CABLE &          FOR INTEREST IN       FOR INTEREST IN
WIRELESS COMMUNICATIONS                       CWC DATACO          CWC CONSUMERCO
-- in shares of NTL                         --                   0.05672031
-- in shares of Cable and Wireless          0.4625               --
-- in cash                                  --                   L1.9018

     NTL proposes to acquire CWC ConsumerCo through the acquisition of a new holding company of Cable & Wireless Communications to be formed as part of the CWC ConsumerCo acquisition, referred to as CWC Holdings, for an aggregate of 84,979,679 shares of NTL common stock and L2.85 billion in cash, assuming that there are no alterations to share capital of NTL which could cause an adjustment to be made as set out below. Based on the available closing sales price of NTL common stock on February 10, 2000 and on an exchange rate of L1:US$1.60, the transaction places a value of approximately L9.9 billion on the assets of CWC ConsumerCo. At completion of the transaction, shareholders of CWC Holdings, including Cable and Wireless and Bell Atlantic and their respective subsidiaries, will own approximately 23.5% of the shares of NTL common stock calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full. In addition, NTL will assume approximately L1.9 billion of net indebtedness of Cable & Wireless Communications, plus further debt to reflect an agreed level of CWC ConsumerCo cash outflow between March 31, 1999 and the completion of the transaction.

  Election facility

     The transaction agreement provides that the terms of the acquisition of CWC ConsumerCo by NTL will include an election facility which, subject to the aggregate amount of cash payable by NTL and the aggregate number of shares of NTL common stock issued as consideration for NTL's acquisition of CWC

ConsumerCo remaining the same, will allow Cable & Wireless Communications shareholders to elect to receive a greater or lesser component of cash or NTL common stock as consideration for their interest in CWC ConsumerCo than they would otherwise be entitled to receive.

     Cable and Wireless and C&W Cable Limited have agreed to elect to receive that amount of additional cash, and therefore fewer shares of NTL common stock, under the election facility, to such extent as will enable other Cable & Wireless Communications' shareholders to receive up to their full entitlement to consideration payable by NTL for CWC ConsumerCo in shares of NTL common stock.

     Bell Atlantic has agreed to cause the Bell Atlantic subsidiaries which own shares of Cable & Wireless Communications to elect to receive only shares of NTL common stock under this election facility. Cable and Wireless and C&W Cable Limited has agreed that the cash to which those Bell Atlantic subsidiaries owning Cable & Wireless Communications shares would otherwise have been entitled to receive as consideration will be made available under the election facility first to any other Cable & Wireless Communications shareholders who elect to receive additional cash. As a result, Cable & Wireless Communications shareholders, other than Cable and Wireless, C&W Cable Limited and Bell Atlantic subsidiaries, who elect under the election facility to increase the cash component of their entitlement to consideration, thereby decreasing their entitlement to NTL common stock, will be entitled to receive 6049.8p for every share of NTL common stock they elect to give up (the aggregate cash entitlement of each CWC shareholder is being rounded to the nearest penny if necessary). To the extent that elections to receive additional cash exceed the total amount of cash made available to satisfy these elections, each shareholder's election will be scaled back proportionately to the shareholder's percentage of the aggregate elections. However, Cable & Wireless Communications shareholders who elect to receive all the consideration for the CWC ConsumerCo acquisition in the form of cash will be entitled to receive a minimum of 312.5p in cash per Cable & Wireless Communications share held by them, assuming all convertible securities of Cable & Wireless Communications were converted into ordinary shares of Cable & Wireless Communications and all options outstanding for Cable & Wireless Communications shares were exercised in full.

     The 84,979,679 shares of NTL common stock issuable, and the L2.85 billion in cash payable by NTL as consideration for NTL's acquisition of CWC ConsumerCo, will not be varied as a result of the election facility.

     If under the election facility, no shareholder of Cable & Wireless Communications, other than those Bell Atlantic subsidiaries owning Cable & Wireless Communications shares, who as explained above will elect to receive all their entitlement in shares of NTL common stock, elects to receive a greater or lesser proportion of shares of NTL common stock, Cable and Wireless and Bell Atlantic will own directly or through their respective subsidiaries a maximum of approximately 12.4% and 6.8% of the shares of NTL common stock outstanding calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full, upon completion of the transaction. If, however, all other shareholders of Cable & Wireless Communications elect to receive the maximum number of shares of NTL common stock, Cable and Wireless and its subsidiaries will own in aggregate approximately 6.2% of the shares of NTL common stock upon completion of the transaction calculated assuming all convertible securities of NTL were converted into NTL common stock and all options outstanding for NTL common stock were exercised in full.

     Cable & Wireless Communications shareholders and American depository shareholders will in due course be sent forms that will permit them to make an election. The election forms will not need to be returned until after the NTL shareholder meeting to approve the CWC ConsumerCo acquisition.

Adjustments in number of NTL shares issued in the CWC ConsumerCo acquisition

     The number of shares of NTL common stock that shareholders of Cable & Wireless Communications will receive as consideration for NTL's acquisition of CWC ConsumerCo was fixed at the time of the announcement of the transaction. The exchange ratio was initially set at 0.036301 share of NTL common stock for each Cable & Wireless Communications share, but was adjusted to 0.05672031 share of NTL common stock to reflect the five for four splits of NTL common stock which each became effective on

October 7, 1999 and February 3, 2000. However, the number of shares of NTL common stock to be issued in consideration for NTL's acquisition of CWC ConsumerCo is subject to further adjustment at any time until completion of the transaction if:

     - NTL or any of its subsidiaries declares, makes or pays a dividend or distribution to substantially all holders of shares of NTL common stock in NTL common stock;

     - NTL chooses to combine, subdivide or split the shares of NTL common stock;

     - NTL, any of its subsidiaries or any third party acting on behalf of NTL or any of its subsidiaries issues:

        (1) rights or warrants or other equity securities convertible into or exchangeable for shares of NTL common stock enabling subscription for or purchase of shares at a price per share which is less than 94.5% of the then sale price per share of NTL common stock;

        (2) shares of NTL common stock in connection with the exercise of options, the exercise price of which is less than 94.5% of the closing price of NTL common stock on the date of grant of such options;

        (3) shares or grants the right to subscribe for or purchase shares of NTL common stock at a price which is less than 94.5% of the closing price of NTL common stock on the date of issuance of those shares of NTL common stock or the grant of the right to subscribe for shares of NTL common stock;

        (4) other equity securities or securities exchangeable for or convertible into equity securities which grant the right to exchange or convert those equity securities for NTL common stock at an exchange or conversion price which is less than 94.5% of the closing price on the date of grant; or

        (5) rights, shares or options in connection with employee benefit plans or employee agreements at an exercise price less than 85% of the closing price of NTL common stock on the day immediately preceding the issue date. This item (5) will not apply to the exercise by France Telecom of any rights under the purchase agreement or the investment agreement;

     - NTL, any of its subsidiaries or any third party acting on behalf of NTL or any of its subsidiaries distributes to holders of NTL common stock evidence of NTL's indebtedness or assets including cash but, excluding regular periodic cash dividends which are not in excess of 5% of the market value of NTL common stock over a 12 month period determined by the date of declaration of such dividend, or equity securities relating to NTL common stock other than NTL common stock, or rights to subscribe for NTL common stock but, excluding those referred to in item (5) above for equity securities relating to NTL common stock other than NTL common stock; or

     - NTL or any subsidiary of NTL or any third party acting on behalf of NTL or any of its subsidiaries using funds of NTL, but excluding bona fide offerors for all or any portion of the NTL common stock, consummates a tender offer or exchange offer involving:

        (1) an aggregate consideration having a fair market value at the last time tenders or exchange offers may be made pursuant to such offer such that, together with

        (2) the aggregate of the cash plus the fair market value, as of such time, of consideration payable in respect of any other tender or exchange offer by NTL or any such subsidiary for all or any portion of the NTL common stock which was consummated before such time and in respect of which no adjustment has been made pursuant to this item (2) and such total consideration exceeds 107% of the market value of the tendered NTL common stock at such time.

        In the case of a tender offer made by any third party which was approved by NTL for all or any portion of NTL common stock as a result of which the capital stock of NTL is converted into the right to receive other securities, cash or property, NTL will use its reasonable best efforts to ensure that such third party will offer to purchase the shares of NTL common stock that will be received by any person entitled to receive shares of NTL common stock as consideration for the CWC ConsumerCo acquisition on terms materially identical to the terms extended to holders of NTL common stock in the tender offer by such third party promptly following completion of the CWC ConsumerCo acquisition, but without duplication of any right to otherwise receive consideration in connection with such tender offer.

     If NTL modifies the rights of conversion, exchange or subscription attaching to any of its equity securities, or other securities entitling the holders to subscribe for or purchase or otherwise obtain shares of NTL common stock, such that following this modification the consideration receivable per share of NTL common stock is less than 99% of the closing price on the date preceding the date on which the proposal for such modification was announced and such consideration is lower than the consideration receivable per share of NTL common stock prior to such modifications, the number of shares of NTL common stock to be issued as consideration for NTL's acquisition of CWC ConsumerCo will be increased pursuant to the terms of the transaction agreement.

     Upon the consummation of a transaction in which NTL is not the surviving entity, NTL is required to ensure that lawful provisions will be made part of the terms of such transaction and those provisions will provide for the modification of the transaction agreement, without payment of any additional consideration, so as to provide that following the consummation of the CWC ConsumerCo acquisition, any persons entitled to receive shares of NTL common stock as consideration in the CWC ConsumerCo acquisition shall have the right upon consummation of the CWC ConsumerCo acquisition, to receive only the kind and amount of securities, cash and other property receivable as a result of such other transaction as if such persons were NTL stockholders at the time of such other transaction.

     NTL has agreed that until the time when NTL issues its common stock as consideration for the CWC ConsumerCo acquisition, NTL will not vary the terms of the NTL common stock and will not take any action which would be prejudicial to the rights of holders of shares of NTL common stock. NTL has also agreed that the shares of NTL common stock issued as consideration for the CWC ConsumerCo acquisition will be authorized and validly issued under the law of the State of Delaware.

     NTL has further agreed that until the issuance of shares of NTL common stock as consideration for the CWC ConsumerCo acquisition, it will use its best efforts:

     - to maintain a listing for all issued shares of NTL common stock on each of Nasdaq and Easdaq; and

     - if NTL is unable to obtain or maintain such listings, to obtain and maintain a listing for all the issued NTL common stock on any other stock exchange as NTL may determine, and NTL will promptly give notice to holders of shares of Cable & Wireless Communications, which are entitled to receive shares of NTL common stock as consideration for the CWC ConsumerCo acquisition, of the listing or delisting of the NTL common stock by either of Nasdaq or Easdaq, or any other such stock exchange.

  The Transaction

     The transaction has five principal steps and is structured in the following manner:

     Formation of holding companies

     - CWC Holdings will be incorporated in England and Wales and will become the holding company of Cable & Wireless Communications in the scheme of arrangement referred to below. A second new company, referred to as C&W UK Holdings, will be incorporated in England and Wales and will become the ultimate holding company of CWC DataCo. In contemplation of the current holding company of CWC DataCo, referred to as Mercury, becoming an unlimited liability company under English law, a third new company, referred to as Caxton, has been incorporated in England and Wales by Cable & Wireless Communications and has been interposed between Cable

       & Wireless Communications and Mercury on a share for share basis. In addition, one share in Mercury has been transferred to a fourth new company incorporated in England and Wales, referred to as Theobald, which is a wholly owned subsidiary of Caxton, as nominee for Caxton. Theobald owns and will own no other assets.

     Separation

     - Cable & Wireless Communications will separate the businesses and operations of CWC ConsumerCo from the businesses and operations of CWC DataCo, so far as is practicable, on or before the scheme of arrangement referred to below becoming effective.

     - NTL and Cable & Wireless Communications have formed a committee that is responsible for coordinating transition planning and implementation relating to the CWC ConsumerCo acquisition. The initial representative of NTL is Leigh Wood, Senior Vice President -- Chief Operating Officer of UK operations and the initial representative of Cable & Wireless Communications is Greg Clarke, Chief Executive Officer of Cable & Wireless Communications.

     Transfer of CWC DataCo to CWC Holdings

     - Under a scheme of arrangement, which is subject to Section 425 of the UK Companies Act 1985 requiring shareholder approval and the sanction of the UK High Court, the shares of Cable & Wireless Communications will be cancelled. Cable & Wireless Communications will then issue new ordinary shares to CWC Holdings. CWC Holdings in turn will issue new ordinary shares to the former Cable & Wireless Communications shareholders on the basis of one CWC Holdings share for every Cable & Wireless Communications share previously held. Following the scheme of arrangement, and as authorized by it, Caxton will be transferred from Cable & Wireless Communications to CWC Holdings for an amount equal to the book value of CWC DataCo at the time of transfer. This consideration will be left outstanding to the extent not satisfied by the assumption by CWC Holdings of a corresponding or greater amount of Cable & Wireless Communications debt. Following the scheme of arrangement becoming effective, Cable & Wireless Communications will transfer C&W UK Holdings to Cable and Wireless for nominal consideration.

     Transfer of CWC DataCo to C&W UK Holdings

     - CWC Holdings, by means of a reduction of part of its capital under the UK Companies Act 1985 requiring shareholder approval and the confirmation of the UK High Court, will transfer Caxton to C&W UK Holdings in consideration for C&W UK Holdings issuing its shares to CWC Holdings shareholders in equal proportion to their holdings in CWC Holdings.

     - It is expected that the capital reduction will not become effective and the transfer of Caxton to C&W UK Holdings will not take place until at least three days after CWC Holdings has acquired Caxton from Cable & Wireless Communications.

     - As a result of the scheme of arrangement and the capital reduction in CWC Holdings becoming effective, all shareholders of Cable & Wireless Communications will cease to hold shares of Cable & Wireless Communications. Instead, they will hold shares in CWC Holdings, which will own CWC ConsumerCo through Cable & Wireless Communications and C&W UK Holdings, which will own CWC DataCo through Caxton, in each case, in the same proportions as they previously held shares in Cable & Wireless Communications.

     The CWC ConsumerCo Acquisition

     - Under the terms of the transaction agreement, NTL has granted to Cable and Wireless a put option and Cable and Wireless has granted to NTL a call option for the sale to, and purchase by, NTL of all of the shares in CWC Holdings held by Cable and Wireless and C&W Cable Limited. These options are conditional upon the satisfaction or waiver of the closing conditions to the transaction agreement and are in return for shares of NTL common stock and cash on the same basis as will be offered to other shareholders in the transaction. The NTL call option will become exercisable once the scheme of arrangement, the capital reduction and the transfer of Caxton to C&W UK Holdings have all become effective and the issuance of shares in C&W UK Holdings to shareholders of CWC Holdings has taken place. The Cable and Wireless put option will become exercisable if the NTL call option is not exercised within 10 business days of the NTL call option becoming exercisable. It is the current intention of NTL and Cable and Wireless to exercise their respective options as soon as possible during the relevant exercise period.

     - The articles of association of CWC Holdings will provide that upon the exercise and consummation of the Cable and Wireless put option or the NTL call option, all shares of CWC Holdings which were not subject to the NTL call option or the Cable and Wireless put option will be automatically transferred to NTL in exchange for the issue and payment by NTL of such portion of the transaction consideration as relates to NTL's acquisition of CWC ConsumerCo. Following the exercise and consummation of the Cable and Wireless put option or the NTL call option, as the case may be, NTL will acquire all of the outstanding shares of CWC Holdings.

                     [FINAL STRUCTURE AT COMPLETION GRAPH]

     - In connection with Bell Atlantic's agreement that the tax condition was satisfied which was a pre-condition to mailing documentation in relation to the CWC ConsumerCo acquisition, NTL has made representations regarding CWC Holdings to Bell Atlantic.

  Separation principles

     The transaction agreement provides that, so far as is practicable, the businesses and operations of Cable & Wireless Communications will be separated into CWC DataCo and CWC ConsumerCo on or before the scheme of arrangement becoming effective. This separation is an ongoing process that entails the allocation and transfer of the assets and liabilities of Cable & Wireless Communications within and between CWC DataCo and CWC ConsumerCo to reflect the proportionate use and share of such assets and liabilities by the operations and business of CWC DataCo and of CWC ConsumerCo.

     If any assets that are identified within an agreed period after completion of the CWC ConsumerCo acquisition as needing to be transferred to effect the separation and such assets have not been transferred, then those assets will be held in trust by CWC DataCo for NTL or CWC ConsumerCo for Cable and Wireless, pending their transfer. Equally, where CWC DataCo or CWC ConsumerCo is subject to a liability which has been identified within an agreed period after completion of the CWC ConsumerCo acquisition as needing to be transferred to the other, Cable and Wireless will indemnify CWC ConsumerCo or NTL will indemnify CWC DataCo, as appropriate, in respect of the relevant liability pending its transfer.

     For further information, see "Material Agreements Relating to the Transaction -- Transitional Services Agreement" on page 78.

  Financing the CWC ConsumerCo acquisition

     The cash portion of the consideration to be paid by NTL in respect of its acquisition of CWC ConsumerCo will be financed by the sale of NTL common stock and NTL preferred stock to France Telecom and by NTL's existing cash resources.

     The sale of NTL common stock and NTL preferred stock to France Telecom is subject to the satisfaction of certain conditions, details of which are set out in the investment agreement section of this proxy statement.

     NTL expects to finance the Cable & Wireless Communications indebtedness which it will be assuming in the transaction by entering into a note purchase agreement and utilizing existing cash resources. See "Material Agreements Relating to the Transaction -- Note Purchase Agreement" on page 77.

  Formation of NTL Holdings Incorporated

     The transaction agreement provides that on or prior to the date that the scheme circular is posted to shareholders of Cable & Wireless Communications, NTL will have entered into a holding company merger under Section 251(g) of the Delaware General Corporation Law. The holding company formed for this purpose will be named NTL Holdings Incorporated and, will, with effect from the capital reduction of CWC Holdings discussed above becoming effective, become the parent of NTL and NTL will become a wholly owned subsidiary of NTL Holdings. In satisfaction of a pre-condition to the transaction agreement, NTL Holdings and NTL have entered into agreements evidencing NTL Holdings' obligations under the transaction agreement and novating NTL's obligations to NTL Holdings with effect from the capital reduction of CWC Holdings. NTL has agreed to guarantee the performance of NTL Holdings' obligations under the transaction agreement. For purposes of this proxy statement, on completion of the holding company merger, references to "NTL" should be taken to mean "NTL Holdings," as appropriate. The shares of NTL Holdings will be approved for quotation on Nasdaq and Easdaq at the time of their issuance to shareholders of CWC Holdings as consideration for NTL's acquisition of CWC ConsumerCo. For a discussion of the tax consequences to NTL stockholders of the holding company merger, see "Material United States Federal Income Tax Consequences of the Formation of NTL Holdings and the CWC ConsumerCo Acquisition" on page 121.

CONDITIONS TO THE SCHEME OF ARRANGEMENT

     The scheme of arrangement is conditional upon:

     - the scheme of arrangement being approved by a majority in number, representing not less than 75% in value, of the Cable & Wireless Communications shareholders, excluding Cable and Wireless, C&W Cable Limited and the Bell Atlantic subsidiaries present and voting, either in person or by proxy, at the UK High Court meeting on the scheme of arrangement; and

     - the transaction being approved by the shareholders of Cable & Wireless Communications together with the approval of the cancellation and recapitalization of its share capital at a meeting immediately after the Court meeting as contemplated by the transaction agreement.

     The scheme of arrangement is also conditional upon the following conditions being satisfied or waived by agreement in writing by the parties to the transaction agreement before the Court hearing to sanction the scheme of arrangement:

     - approvals from the holders of Cable and Wireless shares also having been obtained as contemplated by the transaction agreement;

     - approvals from the holders of NTL common stock having been obtained as contemplated by the transaction agreement;

     - either the UK competition commission concluding that neither the transaction nor any part of it nor any matters arising from it may be expected to operate against the public interest or the UK Secretary of State allowing the transaction to proceed on terms reasonably satisfactory to Cable and Wireless and NTL.

      On August 17, 1999, a filing was submitted to the UK Office of Fair Trading seeking confirmation that the CWC ConsumerCo acquisition would not be referred to the UK Competition Commission under UK merger control laws. On November 12, 1999, the UK Secretary of State for Trade and Industry announced that the CWC ConsumerCo acquisition would be referred to the UK Competition Commission under the provisions of the Fair Trading Act of 1973, despite the contrary recommendation of the Director General of the Office of Fair Trading not to refer the matter. The UK Competition Commission is due to report to the UK Secretary of State by February 25, 2000 but it can request, once only, that the Secretary of State extend this report date by up to three months. The Secretary of State considers the report, which is delivered to him in confidence, takes the advice of the Director General, and publishes the report, having deleted any confidential material. There is no prescribed period of time in which the Secretary of State is required to publish the report. At the same time as publication of the report, the Secretary of State announces what action, if any, he proposes to take in light of the UK Competition Commission's conclusions. It is only if the Competition Commission concludes that the CWC ConsumerCo acquisition may be expected to operate against the public interest that the Secretary of State has power to block the CWC ConsumerCo acquisition or require certain actions of the parties such as divestment of operations or behavioral undertakings. If the report is favorable, the CWC ConsumerCo acquisition must be allowed to proceed. Consequently, the parties to the transaction agreement have, with the UK Panel on Takeovers and Mergers' consent, resolved that the UK merger clearance should not be a pre-condition to the posting of documentation to Cable & Wireless Communications shareholders but that it will be instead a condition to the scheme of arrangement.

     - either undertakings required of France Telecom by the UK Secretary of State are acceptable to, and given by, France Telecom in connection with France Telecom's proposed investment in NTL or such proposed investment not being referred to the UK competition commission or, if referred, either being cleared by the UK competition commission or the UK Secretary of State allowing the investment to proceed on terms reasonably satisfactory to France Telecom or, to the extent relevant, the EC Commission declares in terms reasonably satisfactory to France Telecom that its proposed investment is compatible with the common market, or the relevant time periods elapsing without any decision having been made by the EC Commission.

      On December 16, 1999, the UK Secretary of State for Trade and Industry announced that the issue of shares of NTL common stock to France Telecom would not be referred to the UK Competition Commission subject to specified undertakings relating to the divestiture of specified assets which France Telecom holds in the United Kingdom being agreed with France Telecom. It is a condition of the France Telecom investment agreement that such undertakings shall be acceptable to, and given by, France Telecom. France Telecom is currently negotiating with a view to giving undertakings to divest those assets in order for its investment in NTL to be cleared by the UK competition authorities. Clearance under the European Union merger regulations was not required;

     - the London Stock Exchange announcing that it has agreed to admit the Cable and Wireless shares issued in the transaction to the Official List and such agreement not having been withdrawn prior to the time when the scheme of arrangement is sanctioned by the UK High Court;

     - the approval for listing of the shares of Cable and Wireless on The New York Stock Exchange;

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     - the approval for listing of the shares of NTL common stock to be issued as consideration in the transaction on Nasdaq;

     - France Telecom not having terminated the investment agreement according to its terms as a result of:

        (1) a material adverse effect in relation to NTL having occurred prior to the stockholders' meeting to approve the issuance of shares as consideration for the CWC ConsumerCo acquisition to which this proxy statement refers; or

        (2) a material adverse effect in relation to CWC ConsumerCo having occurred prior to the UK High Court meeting; and

     - satisfaction or waiver of the conditions in the France Telecom investment agreement relating to competition clearance and approval of the investment by the NTL stockholders.

     Before the UK High Court hearing to sanction the scheme of arrangement can take place, the parties to the transaction agreement are required to obtain the reconfirmation of certain tax advice given by leading counsel in relation to the transfer of Caxton to CWC Holdings.

     Implementation of the scheme of arrangement is also conditional upon it being sanctioned, with or without modification, and the cancellation of shares which forms part of the scheme of arrangement being confirmed, by the UK High Court, and an office copy of the court order being delivered to the registrar of companies for registration and, in respect of the cancellation of the shares, registered by him.

CONDITIONS TO THE CWC HOLDINGS CAPITAL REDUCTION

     The following conditions have to be satisfied or waived for the capital reduction of CWC Holdings to take effect:

     - the scheme of arrangement having become effective;

     - the transfer of Caxton, owning CWC DataCo, from CWC Holdings to C&W UK Holdings having been completed; and

     - the shareholders of CWC Holdings who are entitled to vote on a reduction of capital of CWC Holdings, being the CWC Holdings subscriber shareholders, having voted by the requisite majority to approve the capital reduction and the capital reduction having been confirmed by the UK Court and the Court order confirming the CWC Holdings capital reduction having been registered by the Registrar of Companies in England and Wales.

CLOSING CONDITIONS

     Completion of the transaction is conditional upon the following closing conditions set out below being satisfied, or varied or waived by agreement between the parties to the transaction agreement by March 31, 2001. If Cable & Wireless Communications is not reasonably satisfied immediately before the UK High Court hearing of the petition to sanction the scheme of arrangement that the closing conditions would be capable of satisfaction if completion were to occur immediately after such hearing, assuming the scheme of arrangement and the capital reduction had become effective, then Cable & Wireless Communications can apply to the UK High Court to delay the sanction of the scheme of arrangement until Cable & Wireless Communications can be so satisfied. In the event that Cable & Wireless Communications is not so satisfied, Cable & Wireless Communications, Cable and Wireless, Bell Atlantic and NTL have agreed to delay completion until agreement is reached as to amendments to the structure of the transaction to enable the relevant closing condition to be satisfied.

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     There are similar provisions to delay the transaction if Cable & Wireless
Communications is not reasonably satisfied that the closing conditions would be capable of satisfaction if completion were to occur either immediately prior to the transfer of CWC DataCo to CWC Holdings if the proposals to Cable & Wireless Communications sterling bondholders are not approved, immediately prior to the UK High Court hearing to confirm the capital reduction of CWC Holdings and immediately prior to the NTL call option becoming exercisable. One closing condition provides that completion of the transaction must occur within 135 days from the time the NTL stockholders approve the stock issuance to the shareholders of Cable & Wireless Communications. In addition the transaction will not be completed if completion has not occurred by March 31, 2001. The closing conditions are as follows:

     - to the extent not addressed in a favorable ruling from the Internal Revenue Service, an opinion from Cleary, Gottlieb, Steen & Hamilton, United States counsel to Cable & Wireless, confirming that Bell Atlantic's receipt of shares of C&W UK Holdings in the scheme of arrangement will qualify as a distribution in respect of which it is not required to recognize taxable income, gain or loss under Section 355(a)(i)(B) of the Internal Revenue Code being obtained. In rendering such opinion, Cleary, Gottlieb, Steen & Hamilton may rely on such representations or covenants as it reasonably requires to render its opinion. The ability of Cleary, Gottlieb, Steen & Hamilton to deliver this opinion depends upon the receipt by former shareholders of Cable & Wireless Communications of a sufficient interest in NTL to satisfy the "continuity of interest" requirement imposed by United States tax law. The current shareholders of Cable & Wireless Communications would be required, for purposes of this opinion, to receive, in the aggregate, not less than approximately 45% of the consideration for CWC Holdings shares in the form of NTL common stock in order to satisfy this requirement;

     - an opinion from Cleary, Gottlieb, Steen & Hamilton confirming that Bell Atlantic's exchange of shares of C&W UK Holdings in the scheme of arrangement for Cable and Wireless shares will qualify as a reorganization under Section 368 of the Internal Revenue Code being obtained. In rendering such opinion, Cleary, Gottlieb, Steen & Hamilton may rely on such representations or covenants as it reasonably requires to render its opinion;

     - an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, NTL's United States special counsel in the transaction, confirming that Bell Atlantic Corporation's transfer of its CWC Holdings shares to NTL will form part of a transaction described in Section 351 of the Internal Revenue Code being obtained. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely on such representations or covenants as it reasonably requires to render its opinion;

     - the UK High Court confirming the capital reduction of CWC Holdings;

     - if CWC Holdings does not alter its accounting reference date, as envisaged by the transaction agreement, an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, NTL's United States special counsel in the transaction confirming that any gain attributable to the value of CWC Holdings shares, shares of Cable & Wireless Communications, shares of any subsidiary of either or of Cable & Wireless Communications or assets of any such company as of February 28, 2000 would not be included in the income of NTL or NTL Holdings under subpart F of the Internal Revenue Code being obtained;

     - neither the investment agreement nor the NTL note purchase agreement or any replacement facility being terminated by reason of either:

        (1) any United States or foreign federal, state, provincial, local or supranational governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body having issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transaction, the investment agreement and/or the note purchase agreement and such order, decree, ruling or other action having become final and non-appealable; or

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

        (2) NTL having made a general assignment for the benefit of its creditors or having become insolvent or bankrupt; and

     - completion of the transaction taking place within 135 days from the time the NTL stockholders approve the stock issuance to the shareholders of Cable & Wireless Communications.

     NTL has agreed with the UK Panel on Takeovers and Mergers, Cable and Wireless and Cable & Wireless Communications the basis upon which it may, prior to completion, enter into financing arrangements which replace the note purchase agreement. Any such replacement facility would be in respect of the same or a greater principal amount as, and would at the time of its replacement be no more conditional than, under the note purchase agreement. Any replacement facility may be a secured facility, ultimately involving the assets of CWC ConsumerCo being used as security to NTL's obligations.

TERMINATION RIGHTS

     NTL, Cable and Wireless and Cable & Wireless Communications have the following rights to terminate the transaction agreement up to the day prior to the UK Court sanction hearing for the scheme of arrangement.

     NTL

     NTL is entitled to terminate if any of the events or circumstances summarized below occur or arise resulting in the decrease of the net asset value of CWC ConsumerCo by at least L400 million calculated according to UK generally accepted accounting principles:

     - implementation of any law or regulation which would impact NTL's ability to consummate the transaction as planned, or would impose onerous obligations on NTL in connection with the transaction, or materially adversely affect the financial position of NTL and its subsidiaries, taken as a whole;

     - NTL discovering any provision in any agreement or arrangement to which any member of the CWC ConsumerCo group, being Cable & Wireless Communications, its subsidiaries as they will subsist following the capital reduction of CWC Holdings, and Cable & Wireless Communications (South Hertfordshire) Limited, is a party which would or might reasonably be expected to result in certain events occurring to the detriment of the CWC ConsumerCo group, taken as a whole, including any security interest becoming enforceable or the financial position of the CWC ConsumerCo group, taken as a whole being materially prejudiced;

     - any member of the CWC ConsumerCo group taking certain types of corporate action, including making changes to its share capital, declaring dividends or announcing or entering into material transactions or becoming the subject of any insolvency proceeding;

     - a material adverse change arising in the business or financial position of any member of the CWC ConsumerCo group taken as a whole, or any material litigation or contingent liability arising since the date of Cable & Wireless Communications last accounts;

     - NTL discovering that, except as previously disclosed, publicly available information on the CWC ConsumerCo group was materially inaccurate or misleading, or that a member of the CWC ConsumerCo group is subject to any material undisclosed liability or has breached applicable environmental laws or regulations or may be liable to repair any contaminated property; or

     - NTL discovering that any of certain statements concerning the CWC ConsumerCo group contained in the transaction agreement were not true and accurate in all material respects as of July 26, 1999.

     Cable and Wireless

     Cable and Wireless has similar termination rights to those set out above in so far as the specified events or circumstances relate to NTL or NTL and its subsidiaries, taken as a whole. These rights are

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only exercisable if the net asset value of NTL is diminished by at least L400 million as a result of the relevant event or circumstance calculated according to US generally accepted accounting principles.

     Cable & Wireless Communications

     Cable & Wireless Communications has termination rights if events or circumstances similar to those set out above occur in relation to either NTL or Cable and Wireless with the result that the net asset value of NTL is diminished by at least L400 million calculated according to US generally accepted accounting principles or the net asset value of Cable and Wireless is diminished by at least L800 million calculated according to UK generally accepted accounting principles.

     These termination rights may only be exercised with the consent of the UK Panel on Takeovers and Mergers. The termination rights may be exercised by agreement between the parties to the transaction agreement or if an appointed independent expert determines that a termination event has arisen. If a termination notice is served and it has not, before the UK High Court hearing to sanction the scheme of arrangement, been determined as set out above whether the party serving such notice is entitled to do so, Cable & Wireless Communications has agreed to apply to the UK High Court to delay the hearing to sanction the scheme of arrangement until the matter has been so determined.

EXCLUSIVITY PROVISIONS AND TERMINATION FEES

     Following discussions with a number of interested parties, on July 18, 1999, Cable and Wireless and NTL entered into an exclusivity agreement in respect to the transaction which provides for a period of exclusivity for Cable and Wireless and NTL, until March 31, 2001. The exclusivity agreement was amended on July 19, 1999, and the transaction agreement replaced the terms of such agreement.

     Cable and Wireless has agreed:

        - not to, and to procure that its subsidiaries will not, directly or indirectly transfer or dispose of their shares in Cable & Wireless Communications, other than in connection with the transaction or with the prior written consent of NTL;

        - to exercise its voting rights as a shareholder in Cable & Wireless Communications to procure, so far as it is able, that Cable & Wireless Communications does not dispose of or transfer CWC ConsumerCo other than in connection with the transaction or with the prior written consent of NTL; and

        - not to, and to procure that its subsidiaries will not, acquire any securities in Telewest Communications in excess of 5% of the issued share capital of Telewest based on the aggregated shareholdings of Cable and Wireless, its subsidiaries and any "concert parties" as such term is defined under the UK City Code on Takeovers and Mergers.

     NTL has agreed:

        - to enforce or procure the enforcement of its rights under its agreements with France Telecom in relation to the transaction;

        - not to, and to procure that its subsidiaries will not, transfer or dispose of its business and assets relating to residential cable, business cable, indirect residential telephony, residential indirect internet and digital television development and services in the UK to Telewest or any of Telewest's affiliates; and

        - not to, and to procure that its subsidiaries will not, acquire any securities in Telewest in excess of 5% of the issued share capital of Telewest based on the aggregated shareholdings of NTL, its subsidiaries and any "concert parties" as such term is defined under the UK City Code on Takeovers and Mergers.

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     The exclusivity obligations of NTL or Cable and Wireless, as the case may be, shall terminate:

        - automatically and absolutely if either Cable and Wireless or NTL, as the case may be, is in material breach of its obligations under the transaction agreement and, where such breach is capable of remedy, fails to remedy the breach within 60 days;

        - if an issue, tender offer, amalgamation or similar transaction in respect of either Cable and Wireless or NTL, as the case may be, is announced which proposes, or has the effect of, the acquisition by a third party other than by NTL or Cable and Wireless, or any of their respective "subsidiary undertakings" as such term is defined in the UK Companies Act 1985, of securities of NTL or Cable and Wireless, as the case may be, carrying 35% or more of the voting rights normally exercisable at shareholder meetings of NTL or Cable and Wireless, as the case may be, and the proposed transaction is then or subsequently becomes recommended by the relevant board of directors, in which case
          (x) NTL, if the shares being acquired are Cable and Wireless shares or
          (y) Cable and Wireless, if the shares being acquired are shares of NTL common stock, shall be released from its undertakings as set forth above with effect from the announcement, if then recommended by the relevant board of directors, or from the date that the relevant board of directors recommends the proposed transaction, if subsequent to the announcement; or

        - if a third party other than NTL or Cable and Wireless or any of their respective subsidiary undertakings acquires a 35% stake in NTL or Cable and Wireless, which acquisition is not and does not prior to the acquisition become recommended by the relevant board of directors, (x) NTL, if the shares being acquired are Cable and Wireless shares, or
          (y) Cable and Wireless, if the shares being acquired are shares of NTL common stock, shall be released from its respective undertakings if the proposed acquisition of CWC ConsumerCo by NTL does not occur by noon on March 31, 2001, provided, that the sale by NTL of its common stock and series B preferred stock to France Telecom under the investment agreement will not terminate Cable and Wireless' undertakings.

     If either NTL or Cable and Wireless is released from its undertakings pursuant to one of the last two bullet points above and the transaction does not occur by midnight on March 31, 2001, as applicable, Cable and Wireless shall pay L75 million to NTL, in the case of an acquisition stake in Cable and Wireless and NTL shall pay L75 million to Cable and Wireless, in the case of an acquisition stake in NTL. If the acquisition of the stake in NTL or Cable and Wireless is acquired by Telewest or any subsidiary undertaking or affiliate of Telewest, or Microsoft Corporation or any affiliate of Microsoft Corporation or any person who together with persons "acting in concert" with such person according to the UK City Code on Takeovers and Mergers, directly or indirectly holds at the time of the acquisition in aggregate 50.1% or more of the then issued share capital of Telewest, the relevant payment shall be increased to $500 million.

     The exclusivity arrangements do not prevent any NTL person from entering into an agreement or undertaking which is conditional upon the completion of the acquisition of CWC ConsumerCo by NTL, the expiration of the exclusivity period or the release of Cable and Wireless or NTL, as the case may be, from its exclusivity obligations and which does not impede, interfere or adversely affect in any material way the acquisition by NTL of CWC ConsumerCo.

REPRESENTATIONS AND WARRANTIES

     The transaction agreement contains essentially reciprocal representations made by each of the parties, including representations and warranties relating to:

     - corporate organization, power and authority;

     - enforceability of the agreements entered into in connection with the transaction agreement; and

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     - absence of conflicts between organizational documents, laws and agreements and the transactions contemplated by the transaction agreement.

     In addition, NTL has represented to Bell Atlantic that it has not engaged and, during the period that Bell Atlantic holds more than 10% of the shares of NTL common stock outstanding and is an affiliate of Bell Atlantic, will not engage in any activities which would be a violation of the United States Telecommunications Act of 1996, as amended.

     Except as otherwise noted, all of the representations and warranties of each party expire upon completion of the transaction.

COVENANTS

  Conduct of business pending completion of the transaction

     Except as otherwise provided in the transaction agreement or as otherwise may be necessary to give effect to the transaction, the parties have agreed that pending completion of the transaction:

     - Cable & Wireless Communications and its subsidiaries will continue to conduct its business in the ordinary and usual course regarding nature, scope and manner according to the business plan of Cable & Wireless Communications for the three year period ending March 31, 2002;

     - except as otherwise agreed between Cable & Wireless Communications and NTL in writing, Cable & Wireless Communications and its subsidiaries will not:

         (1) materially alter the CWC ConsumerCo businesses;

         (2) except as provided for in the Cable & Wireless Communications three year business plan, enter into, amend to a significant extent, terminate or supplement to a significant extent any agreement which is in the ordinary course of trading and which involves committed expenditure in excess of L40 million or which cannot be terminated without penalty on less than 24 months' notice or which restricts or will restrict to a material extent the freedom of CWC ConsumerCo or its subsidiaries or NTL or its subsidiaries to carry on the whole or any substantial part of the CWC ConsumerCo businesses;

         (3) take any action which might materially delay or prejudice the implementation of the separation;

         (4) except in the ordinary course of trading, dispose of, agree to dispose of, or grant or agree to grant any option or license in respect of, any assets, business or undertaking of CWC ConsumerCo or acquire or agree to acquire any assets, business or undertaking which at completion of the transaction, will form part of CWC ConsumerCo having a value in excess of L50 million;

         (5) declare, make or pay any dividend or other distribution or in any way reduce the reserves of CWC ConsumerCo;

         (6) except as contemplated by the transaction agreement or by the exercise of existing Cable & Wireless Communications options or the conversion of Cable & Wireless Communications' outstanding exchangeable notes, create, allot or issue or agree to create, allot, or issue, or sub-divide, consolidate or redesignate any shares or other securities of any type which are convertible into shares of Cable & Wireless Communications;

         (7) create, issue, redeem or grant any option or right to subscribe in respect of any share capital or agree to do so;

         (8) incur any capital expenditure greater then L20 million for a purpose which is not provided for in the Cable & Wireless Communications three year business plan;

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         (9) except as provided for in the Cable & Wireless Communications three year business plan, form, enter into, terminate or withdraw from any partnership, consortium, joint venture or similar arrangement which is or is reasonably likely to be material to CWC ConsumerCo;

        (10) alter the provisions of its memorandum or articles of association, or equivalent constitutional documents, or adopt or pass further regulations or resolutions inconsistent with such governing documents or re-register as an unlimited company;

        (11) change its accounting reference date;

        (12) discontinue or cease to operate all or a part of its business which is material in the context of CWC ConsumerCo, taken as a whole;

        (13) change its residence for taxation purposes or become resident in any other jurisdiction for tax purposes;

        (14) reduce its share capital or purchase or redeem its own shares;

        (15) pass any resolution in a general meeting or by way of written resolution for winding-up or the appointment of an administrator, receiver or administrative receiver of or over CWC ConsumerCo or any part of their businesses or assets, in either case which is material in the context of CWC ConsumerCo, taken as a whole; or

        (16) except as required by law or by a change in UK generally accepted accounting principles, make any material change to the accounting principles by reference to which its accounts are drawn up which would have a material effect on the information set forth in the report on CWC ConsumerCo that was delivered to NTL by Arthur Andersen on September 20, 1999; and

     - without prejudice to the provisions of the bullet points above, pending completion of the transaction, Cable & Wireless Communications and its subsidiaries will not:

        (1) enter into, terminate or, to a material extent, amend or supplement any relevant agreement involving CWC ConsumerCo and/or the CWC ConsumerCo businesses which is in the ordinary course of trading and which involves committed expenditure in excess of L10 million or which cannot be terminated without penalty on less than twelve months' notice;

        (2) except in the usual course of trading, amend the terms of employment or engagement of a director, officer or senior employee who is proposed to be a director, officer or employee of CWC ConsumerCo as described in the transaction agreement or employ, engage or terminate the employment or engagement of such a person;

        (3) increase borrowings other than certain permitted borrowings or incur indebtedness other than pursuant to existing arrangements and other than trade creditors in the ordinary and normal course of trading;

        (4) enter into or render itself liable for any capital commitment which exceeds L10 million;

        (5) except in the ordinary course of its trading, start any material litigation or arbitration proceedings; or

        (6) except in the ordinary course of its trading, compromise, settle, release or discharge any material litigation or arbitration proceedings or a material liability, claim, action, demand or dispute, in each case, for an amount exceeding L5 million, or waive a material right in relation to any material litigation or arbitration proceedings involving a claim in excess of L5 million, except, in each case, with the prior consultation of the transaction steering committee consisting of a representative from each of NTL and Cable & Wireless Communications.

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     With respect to certain of these interim business operation restrictions, the directors of Cable & Wireless Communications shall not be required to take or omit to take or procure that Cable & Wireless Communications shall take or omit to take any action which such directors do not consider to be in good faith or in the best interests of Cable & Wireless Communications and its subsidiaries.

     In addition, the foregoing restrictions will only apply to CWC DataCo to the extent the regulated conduct has a material adverse effect on CWC ConsumerCo, its business or the separation.

     Cable & Wireless Communications has also agreed that prior to completion of the transaction it will, and will procure that its subsidiary undertakings which carry on a CWC ConsumerCo business will, upon the reasonable request of NTL, give NTL personnel reasonable access to all properties, management, records, papers, documents or data as the same relate to a CWC ConsumerCo business or CWC ConsumerCo to the extent required by the implementation team in charge of the separation but only for the purposes of implementing the separation.

NTL's obligations

     Under the transaction agreement NTL has agreed with each of Cable and Wireless and Cable & Wireless Communications to:

     - enforce its rights under the note purchase agreement or any replacement facility, the investment agreement and the purchase agreement;

     - not agree to any material variation of the note purchase agreement or any replacement facility, the purchase agreement or the investment agreement without the prior written consent of each of Cable and Wireless and Cable & Wireless Communications, such consent not to be unreasonably withheld or delayed;

     - do everything in its power to complete the note purchase agreement or any replacement facility, the purchase agreement and the investment agreement according to their terms; and

     - not voluntarily agree to the termination of the note purchase agreement or any replacement facility, the purchase agreement or the investment agreement without the prior written consent of each of Cable and Wireless and Cable & Wireless Communications, such consent not to be unreasonably withheld or delayed.

Agreement as to structure of the transaction

     Each of NTL and Cable and Wireless has agreed to use its respective best efforts to create a structure that in the opinion of Skadden Arps, Slate, Meagher & Flom LLP will not:

     - create income to NTL or NTL Holdings under subpart F of the Internal Revenue Code attributable to gain representing any appreciation in the value of shares of CWC Holdings, Cable & Wireless Communications shares, capital stock of any subsidiary of either the CWC Holdings or Cable & Wireless Communications, or the assets of any such subsidiary; or

     - alter to any material extent, the commercial objectives and economic effects of the transaction for each of the parties.

PREPAYMENT OF CABLE & WIRELESS COMMUNICATIONS DOLLAR DENOMINATED BONDS AND PROPOSALS TO CABLE & WIRELESS COMMUNICATIONS STERLING BONDHOLDERS

U.S. dollar denominated bonds

     The transaction agreement contemplates that Cable & Wireless Communications' $2.5 billion aggregate principal amount of United States dollar denominated bonds will be repaid according to their terms, which require 30 days' prior notice of such prepayment, shortly after the UK Court hearing to sanction the scheme of arrangement. Notice of redemption of such bonds, once given, is irrevocable and will not be conditional on completion of the transaction. Cable and Wireless will lend Cable & Wireless

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Communications the amount to fund the redemption of such bonds, which will be repaid by Cable & Wireless Communications following the completion of the transaction.

     The transfer of Caxton from Cable & Wireless Communications to CWC Holdings and the subsequent transfer of Caxton to C&W UK Holdings cannot be completed unless either the dollar denominated bonds have been prepaid or Cable & Wireless Communications has effected a covenant defeasance of the bonds, in each case according to their terms. In order to effect the covenant defeasance, Cable & Wireless Communications is required irrevocably to deposit cash and/or US government securities with the trustee of the bonds in an amount sufficient to pay the principal amount of an interest accrued on such bonds on the date of their redemption.

     Covenant defeasance has the effect of terminating the application of the covenants to which the bonds are subject, thereby enabling Cable & Wireless Communications to effect the transfer of Caxton referred to above at an earlier stage of the transaction than would otherwise be the case. In order therefore to try to accelerate completion of the transaction and avoid having to wait 30 days before the dollar denominated bonds can be prepaid and the transfers of Caxton can take place, Cable & Wireless Communications intends to effect covenant defeasance, as well as serving a notice to prepay the bonds, once the scheme of arrangement has become effective. However, the deposit of the cash and/or US government securities with the trustee would constitute the creation of a security interest by Cable & Wireless Communications for the purposes of its negative pledge under the sterling bonds, details of which are set out below, the consent of sterling bondholders of each series will be necessary before Cable & Wireless Communications can effect covenant defeasance of the bonds, which consent it intends to seek.

Sterling bonds

     The terms of the trust deeds governing Cable & Wireless Communications' sterling bonds do not permit Cable & Wireless Communications to redeem either series of its sterling bonds in the same way that it can redeem its United States dollar denominated bonds. Under the terms of the transaction agreement, Cable and Wireless and Cable & Wireless Communications will make separate proposals to sterling bondholders, which would, among other things, result in Mercury, the principal company of CWC DataCo, being substituted in place of Cable & Wireless Communications with effect from completion of the transactions, with a Cable and Wireless guarantee. In the event that one or both of the proposals are approved by the requisite majority of sterling bondholders and become unconditional in relation to either series of sterling bonds, Cable and Wireless has agreed that it will provide the holders of Cable & Wireless Communications' sterling bonds of the relevant series with an opportunity, in addition to their put rights under the applicable trust deed, to realize their investment by selling their sterling bonds to Cable and Wireless or a subsidiary of Cable and Wireless for a cash sum based upon the gross redemption yield on the relevant reference gilt applicable to each series.

     Completion of the transaction is not dependent upon approval of the bond proposals by holders of the sterling bonds of either series. Furthermore, if holders of the sterling bonds of either series do not sanction the sterling bond proposals and the transaction is fully implemented, their interests will subsist in bonds issued by a subsidiary of NTL. Save as provided above in respect of covenant defeasance, the sterling bond proposals relating to each series will not be conditional on approval by sterling bondholders of the proposals in return to the other series.

     Full implementation of the transaction will result in Cable and Wireless ceasing to own, directly or indirectly, more than 40% of the issued ordinary share capital of Cable & Wireless Communications since Cable & Wireless Communications will become a subsidiary of NTL. Accordingly, if the sterling bond proposals are not approved by the holders of the sterling bonds of either series, in the event of a material rating downgrade of the sterling bonds of such series, the holders of the sterling bonds of such series will be entitled to require Cable & Wireless Communications to redeem their sterling bonds at par value together with accrued interest under the relevant trust deed of each series of sterling bonds.

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PROPOSALS TO HOLDERS OF CABLE & WIRELESS COMMUNICATIONS OPTIONS AND EXCHANGEABLE
NOTES

     Appropriate proposals have been made by NTL and Cable and Wireless to holders of Cable & Wireless Communications options and to the holders of Cable & Wireless Communications' exchangeable notes, originally issued by Bell CableMedia, as part of the transaction, the effect of which will be to allow Cable & Wireless Communications option holders, if they exercise their options within the relevant time periods, and exchangeable noteholders the opportunity to receive similar consideration as the shareholders of Cable & Wireless Communications who participate in the scheme of arrangement.

AMENDMENT OF NTL RIGHTS AGREEMENT

     NTL has agreed that on or prior to completion of the transaction, NTL will amend to the extent necessary, its rights agreement to exempt each of Cable and Wireless and Bell Atlantic as an "acquiring person" under the terms of the rights agreement in connection with their receipt of shares of NTL common stock as consideration for the acquisition by NTL of CWC ConsumerCo.

CABLE AND WIRELESS STANDSTILL RESTRICTIONS

     Cable and Wireless has agreed on behalf of itself and its subsidiaries not to make an offer to acquire NTL other than an offer to acquire or purchase 100% of NTL or, in response to an offer to acquire 15% or more of NTL which has been accepted or recommended by NTL or in respect of which the NTL rights agreement has been amended or waived so as to permit it, in which case Cable and Wireless shall be permitted to make a competing offer for the same or greater number of shares. NTL has agreed not to amend or waive the provisions of its rights agreement so as to provide a timing advantage to any non-Cable and Wireless acquiror. Except as provided above, Cable and Wireless has agreed not to acquire additional securities of NTL, solicit proxies for election to the NTL board of directors or act in concert with other NTL stockholders or join a "group" as such term is defined in Section 13(d) under the Exchange Act.

COSTS AND EXPENSES RELATING TO THE TRANSACTION

     Except as otherwise provided below or in the transaction agreement, all costs and expenses incurred in connection with the transaction agreement and the transactions contemplated by the transaction agreement will be paid by the party incurring the expense. Cable and Wireless has agreed to pay the stamp duty, if any, on the transfer of shares of CWC Holdings to NTL. NTL is responsible for the expenses incurred in connection with the filing, printing and mailing of this proxy statement. Cable and Wireless has agreed to pay certain costs and expenses of Cable & Wireless Communications as specified in the transaction agreement.

INDEMNITY PROVISIONS OF CABLE AND WIRELESS

     Cable and Wireless has agreed to indemnify NTL for certain tax liabilities, including stamp duty payable in certain circumstances, arising from the restructuring and separation of CWC ConsumerCo and CWC DataCo and for certain other events occurring prior to the completion of the transaction.

     Cable and Wireless has also agreed to indemnify CWC ConsumerCo and, under the second bullet point below, NTL:

     - subject to certain financial thresholds and to any claim being made within 18 months of completion of the transaction, in respect of a proportion based on comparative earnings multiples of CWC ConsumerCo and CWC DataCo of any liabilities which are retained or incurred by CWC ConsumerCo but which do not relate exclusively to the CWC ConsumerCo business or are not shared by the CWC ConsumerCo business and the CWC DataCo business;

     - subject to certain exclusions, in respect of any liabilities retained or incurred by CWC ConsumerCo which relate to costs incurred in respect of the transaction or any other potential sale or merger of CWC ConsumerCo to or with a third party; and

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

     - in respect of certain redundancy and other employee related claims arising in connection with the transaction.

     Cable and Wireless has also agreed to indemnify NTL for a proportion of any losses incurred by CWC ConsumerCo through the fraud of Cable & Wireless Communications' directors, officers or employees as a direct result of which the assets of CWC ConsumerCo are overstated, or the liabilities are understated, in its accounts prepared as of March 31, 1999.

     Any payment under the above indemnities may, at the option of Cable and Wireless, be satisfied by the issuance of Cable and Wireless shares to NTL. The same is true in respect of certain indemnities in favor of Cable & Wireless Communications.

CWC CONSUMERCO COMPLETION ACCOUNTS

     The transaction agreement provides for the preparation of CWC ConsumerCo completion accounts as of the date of completion of the transaction. Cable and Wireless shall pay to NTL a sum equal to the deficit shown in the completion accounts, if any, in the working capital of CWC ConsumerCo between March 31, 1999 and the date of completion of the transaction, subject to a minimum threshold of L10 million. However, if Cable and Wireless can demonstrate that the deficit was created in the normal course of trading and in conformity with an agreed upon set of procedures pending completion, or that it resulted under the CWC ConsumerCo three year business plan, the payment by Cable and Wireless will be reduced accordingly. Cable and Wireless will also pay to NTL any deficit in the net tangible fixed assets of CWC ConsumerCo shown in the completion accounts as against a set minimum level of net tangible fixed assets, less L5 million, subject to a minimum threshold of L20 million.

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                MATERIAL AGREEMENTS RELATING TO THE TRANSACTION

CABLE AND WIRELESS REGISTRATION RIGHTS AGREEMENT

     NTL has entered into a registration rights agreement with Cable and Wireless conditional upon completion of NTL's acquisition of CWC ConsumerCo, under which Cable and Wireless will have the right to request up to a total of four registrations by NTL with the SEC at any time, and from time to time, to register the shares of NTL common stock received by Cable and Wireless in connection with NTL's acquisition of CWC ConsumerCo. Under this registration rights agreement, Cable and Wireless also will have the right to "piggyback" on other registrations filed by NTL, subject to customary terms including the priority of NTL primary shares and shares being registered under certain existing registration rights agreements of NTL.

     NTL will be required to bear the expenses of the registration of the shares of NTL common stock received by Cable and Wireless in connection with NTL's acquisition of CWC ConsumerCo, unless the registration statement does not become effective as a result of the withdrawal of the request to register shares of NTL common stock. Cable and Wireless is responsible for paying any underwriting fees or discounts and brokers' commissions incurred in connection with the sale or other disposition of NTL common stock received in the transaction.

BELL ATLANTIC REGISTRATION RIGHTS AGREEMENT

     In satisfaction of one of the pre-conditions to the transaction agreement, NTL has entered into a registration rights agreement with Bell Atlantic conditional upon completion of NTL's acquisition of CWC ConsumerCo, under which Bell Atlantic will have the right to request that NTL file a registration statement with SEC at any time, and from time to time, to register the shares of NTL common stock received by Bell Atlantic and its subsidiaries in connection with NTL's acquisition of CWC ConsumerCo. Each request by Bell Atlantic must relate to a certain minimum amount of NTL common stock. In this registration rights agreement, NTL has also agreed to file and cause to be declared effective by the SEC by March 1, 2001 a shelf registration statement registering:

     (1) a continuous offering of shares of NTL common stock for delivery upon exchange of certain outstanding exchangeable notes of Bell Atlantic;

     (2) the offer of shares of NTL common stock deliverable in exchange for those notes following the resale of those notes; and

     (3) the resale of shares of NTL common stock held by Bell Atlantic that are "restricted" securities under the Securities Act.

     Under this registration rights agreement, Bell Atlantic also will have the right to "piggyback" on other registrations filed by NTL, subject to customary terms including the priority of NTL primary shares and shares being registered under certain existing registration rights agreements of NTL.

     Bell Atlantic will be required to bear the expenses of the registration of the shares of NTL common stock which relate to the shelf registration statement described above. NTL is required to bear the expenses of the registration of any other shares of NTL common stock received by Bell Atlantic in connection with the CWC ConsumerCo acquisition, unless the registration statement does not become effective as a result of the withdrawal of the request to register shares of NTL common stock. Bell Atlantic is responsible for paying any underwriting fees or discounts and brokers' commissions incurred in connection with the sale or other disposition of NTL common stock received in the transaction.

NOTE PURCHASE AGREEMENT

     NTL intends to fund a portion of Cable & Wireless Communications' indebtedness to be assumed by NTL with the proceeds of senior increasing rate notes due 2001, but has reserved the right to seek an alternative funding facility to do so. NTL expects to fund the balance out of its existing cash resources.

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

     Under the terms of the note purchase agreement entered into by Morgan Stanley & Co. Incorporated and NTL, Morgan Stanley & Co. Incorporated has committed that it will purchase L2,376,000,000 in aggregate principal amount of the notes conditional upon completion of NTL's acquisition of CWC ConsumerCo. The senior increasing rate notes will be senior obligations of NTL.

     Funding under the note purchase agreement is subject to certain conditions precedent, including but not limited to:

     - consummation of the transaction;

     - the absence of bankruptcy; and

     - no illegality occurring as a result of entering into the note purchase agreement.

     The senior increasing rate notes will mature one year after their issuance; provided that upon maturity, holders of the senior increasing rate notes will either extend the maturity of the senior increasing rate notes or receive rollover notes if the conditions to issuance are satisfied.

     The senior increasing rate notes will be callable, in whole or in part, at NTL's option, at any time at par plus accrued interest to the date of redemption. Mandatory redemption of the senior increasing rate notes will be required with, subject to certain agreed upon exceptions:

     - the net proceeds from the issuance of any debt or equity securities of NTL or any of its subsidiaries; or

     - the net proceeds from asset sales of NTL or any of its subsidiaries.

     Interest on the senior increasing rate notes shall be payable at the applicable interest rate which is defined as the highest of:

     - the base rate as announced from time to time by Citibank, N.A., plus an agreed upon spread;

     - three-month United States Dollar LIBOR rate, plus an agreed upon spread; and

     - the highest yield on any of the one, three, five and ten year direct obligations of the United States plus an agreed upon spread;

provided that if the senior increasing rate notes are not paid in full by the end of the first three months following issuance, the applicable interest rate will increase by one quarter of 1% and will thereafter increase by an additional one quarter of 1% at the end of each subsequent three-month period for so long as the senior increasing rate notes are outstanding.

     The note purchase agreement will contain certain representations and warranties, certain negative and affirmative financial covenants, certain conditions and events of default which are customarily required for similar financings. Such covenants include, among others, restrictions and limitations on dividends and stock redemptions, liens, incurrence of debt, transactions with affiliates, investments, acquisitions, mergers, consolidations and asset sales.

     In addition, NTL Holdings Incorporated will guarantee all of the obligations of NTL under the note purchase agreement. This guaranty will not become effective unless and until the earlier to occur of (i) NTL becoming a wholly-owned subsidiary of NTL Holdings and NTL Holdings owning all of the capital stock of NTL and (ii) NTL lending the proceeds of the notes issued pursuant to the note purchase agreement to NTL Holdings. This guaranty will terminate upon the effective transfer to NTL of the assets acquired by NTL Holdings in its acquisition of CWC ConsumerCo and the proceeds received by it pursuant to the purchase agreement and the investment agreement.

TRANSITIONAL SERVICES AGREEMENT

     At completion of NTL's acquisition of CWC ConsumerCo, CWC ConsumerCo and CWC DataCo will enter into a transitional service agreement governing the provision of certain specified services relating to, among others, billing, collection and information technology systems by CWC DataCo to CWC

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

ConsumerCo for a period of up to 18 months following completion of the transaction. In addition and to the extent that CWC ConsumerCo or CWC DataCo is providing support or other services, other than transmission and carriage of telecommunications services, to the other at completion of the transaction and, in the case of CWC DataCo, such services are not provided for under the transitional services agreement, the recipient of the services may continue to receive such services for up to 18 months following completion on substantially the same terms as provided for in the transitional services agreement.

IBM AGREEMENT AND OTHER SHARED SUPPLY AGREEMENTS

     Cable and Wireless and NTL expect that, as a general principle of the separation, CWC ConsumerCo and CWC DataCo should continue to have proportionate rights under, and be subject to, their proportionate share of the obligations of any third party contracts for the supply of goods and/or services which are used by both CWC ConsumerCo and CWC DataCo.

     Of particular significance in this respect is the master outsourcing agreement for the provision of information technology outsourcing services entered into on August 21, 1998 by Cable & Wireless Communication Services Limited and IBM United Kingdom Limited. The IBM agreement is for a ten year term and the constituent services to be provided by IBM to Cable & Wireless Communications comprise:

     - end-user computing;

     - application development;

     - maintenance;

     - main-frame/midrange services; and

     - services in respect of security, risk management, business continuity and crisis management and disaster recovery.

INTERCONNECTION AGREEMENT AND HEADS OF AGREEMENT

     Heads of agreement have been entered into between National
Transcommunications Limited, a wholly owned subsidiary of NTL, and France Telecom, and between National Transcommunications and Mercury, the principal company within CWC DataCo. Both heads of agreement are conditional on completion of the CWC ConsumerCo acquisition, and provide that they will be replaced by more detailed agreements to be negotiated between the parties prior to completion of the CWC ConsumerCo acquisition.

     Under the proposed arrangements with France Telecom, France Telecom will be appointed, with effect from completion of the CWC ConsumerCo acquisition as the preferred supplier for transmission of NTL's available international voice services where the prices it bids are equivalent to or better than the rates of certain other comparable carriers. As it had previously been agreed between National Transcommunications and Mercury that Mercury would be the preferred supplier for this traffic, France Telecom has agreed to pay compensation to Mercury.

     The heads of agreement between National Transcommunications and Mercury relate to certain national interconnection and other services, including national double tandem voice telecommunications traffic, number translation services, national and international directory inquiry services and indirect access services. Mercury will be appointed as the preferred supplier for all NTL's requirements for those services for a three year period, extendable to five years in some cases, provided its prices are equivalent to or better than the relevant comparison rate.

     NTL and Mercury have also agreed to amend their existing internet dial-up agreement by extending the existing agreement dated November 14, 1996 between Mercury and Cable Online Limited, a subsidiary of NTL, subject to certain changes relating to amounts of the line rental and minimum commitment. These arrangements are not conditioned on completion of the transaction.

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

                          PROPOSED CHARTER AMENDMENTS

CHARTER AMENDMENT TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     On January 18, 2000, the NTL board of directors unanimously approved a resolution to amend the NTL restated certificate of incorporation to increase the maximum number of authorized shares of NTL common stock from 400,000,000 to 800,000,000 shares. If this charter amendment is approved, NTL will be authorized to issue 800,000,000 shares of NTL common stock and 10,000,000 shares of NTL preferred stock.

     At the close of business on February 7, 2000:

     - approximately 141,420,000 shares of NTL common stock were issued and outstanding;

     - approximately 15,288,265 shares of NTL common stock were reserved for issuance upon the conversion of the NTL 7% convertible notes;

     - approximately 11,092,213 shares of NTL common stock were reserved for issuance upon conversion of the NTL 5 3/4% convertible notes;

     - approximately 9,552,826 shares were reserved for issuance upon conversion of the 5% convertible preferred stock;

     - approximately 4,395,968 shares of NTL common stock were reserved for issuance upon the exercise of certain warrants; and

     - approximately 28,445,717 shares of NTL common stock were reserved for issuance pursuant to various NTL employee and director stock options.

     It is anticipated that a maximum of approximately 127,209,409 shares of NTL common stock will be issued and approximately 25 million shares of NTL common stock will be reserved for issuance in respect of the NTL series B preferred stock issuable to France Telecom in connection with the proposed share issuances to France Telecom and the shareholders of Cable & Wireless Communications. As there are enough authorized shares of NTL common stock to consummate the share issuances to France Telecom and the shareholders of Cable & Wireless Communications, approval of this charter amendment is not a condition for the completion of the France Telecom investment or the CWC ConsumerCo acquisition.

     The NTL board of directors recommends that the stockholders vote to approve the charter amendment in the form set forth below.

     Resolved, that Article FOURTH of the NTL restated certificate of incorporation be revised to read, in its entirety, as follows:

        "FOURTH: A. Authorized Capital. The total number of shares of stock which the Corporation shall have the authority to issue is 810,000,000 consisting of 800,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock")."

     The increase in the number of authorized shares of NTL common stock will provide additional shares for issuance pursuant to the investment agreement and the transaction agreement and will provide additional shares for issuance, without the delay and expense of further stockholder approval, at such time and for such proper corporate purposes as the NTL board of directors may in the future deem advisable. Such shares may be issued if and when the NTL board of directors decides it is in the best interest of NTL to do so which may include, without limitation, issuances:

     - as part of an acquisition transaction;

     - to obtain funds through the sale of NTL common stock or NTL convertible preferred stock;

     - to declare a stock split or stock dividend;

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     - in respect of an employee benefit or stock plan; or

     - for other corporate purposes.

     Unless required by applicable law, the rules of the Nasdaq, the NTL restated certificate of incorporation or the NTL by-laws, it is not anticipated that NTL will solicit the votes of stockholders prior to the issuance of the NTL common stock for any of the purposes described above.

THE NTL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF NTL VOTE
  FOR THE CHARTER AMENDMENT TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF NTL
                                 COMMON STOCK.

CHARTER AMENDMENT TO MODIFY THE QUALIFICATIONS OF DIRECTORS

     In addition, under the terms of the transaction agreement, NTL has agreed to amend the restated certificate of incorporation of NTL to provide that for so long as Cable and Wireless shall hold in the aggregate at least 7.5% of the shares of NTL common stock outstanding calculated assuming all convertible securities of NTL were converted and all options exercisable for shares NTL common stock were exercised in full, at least one member of the NTL Board will be approved in writing by Cable and Wireless, in its sole discretion. The Delaware General Corporation Law provides that the certificate of incorporation or the bylaws may prescribe qualifications for directors.

     The NTL board of directors recommends that stockholders vote to approve that charter amendment in the form set forth below.

     Resolved, that the following language regarding the qualifications for directors be inserted immediately following the first paragraph of Article FIFTH of the Restated Certificate of Incorporation of NTL as currently in effect:

        For so long as Cable and Wireless plc shall hold in the aggregate at least 7.5% of the shares of Common Stock outstanding on a fully diluted basis, it shall be a qualification that at least one director of the Corporation shall be a person approved in writing by Cable and Wireless plc in its sole discretion. The initial director so approved and qualified shall be designated as a Class III director who shall serve in such capacity until the date of the 2000 annual meeting and until his successor is duly elected and qualified, subject, however, to that director's prior death, resignation, retirement, disqualification or removal from office.

THE NTL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF NTL VOTE
      FOR THE CHARTER AMENDMENT TO MODIFY THE QUALIFICATIONS OF DIRECTORS.

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                             INFORMATION ABOUT NTL

     NTL is a leading broadband communications company in the UK and the Republic of Ireland, and has recently expanded its operations through the acquisition of broadband cable systems in France and the national broadcasting network facilities in Australia and has announced a proposed expansion in Switzerland. Further expansion into Continental Europe is intended as, and when, opportunities arise. This expansion may be effected by NTL either on its own, in partnerships or in co-ventures.

     NTL provides residential, business and wholesale customers with the following services:

     - RESIDENTIAL SERVICES, including telephony, cable television, personal computer and television-based internet access and interactive services. NTL expects to develop residential product offerings as, and when, it expands into Continental Europe based on the expertise it has developed in the UK and the Republic of Ireland. As in the proposed expansion in Switzerland, cable systems in Continental Europe typically feature mature cable television product offerings, but are relatively unmodernized compared to equivalent systems in the UK. As such, penetration of basic cable television services is much higher than that currently achieved in the UK, but there is low penetration of telephony and internet products. NTL would seek to rapidly modernize and expand the product offering of any system it acquires in Continental Europe. In addition to its residential fixed line operations, NTL is placing increasing emphasis on developing a mobile product offering to complement its fixed line operations and continues to explore cost effective alternatives.

     - NATIONAL TELECOMS SERVICES, including business telecoms, national and international carrier telecommunications, internet services and satellite communications services. NTL currently serves over 45,000 business and carrier customers, including: AT&T, Cisco, Colt, MCI Worldcom, Microsoft, Orange, Sun Microsystems and Vodafone.

     - BROADCAST TRANSMISSION AND TOWER SERVICES, including digital and analog television and radio broadcast transmission services, wireless network management and tower site rental services.

     NTL's competitive position is underpinned by the $5.2 billion investment it has made in its network infrastructure. NTL provides its broad range of services over local, national and international network infrastructure. This network infrastructure consists of:

     - BROADBAND COMMUNICATIONS NETWORKS in the UK and the Republic of Ireland that currently pass approximately 4.3 million homes and NTL plans to cover nearly 5.8 million homes in NTL's regional UK franchise areas and the Republic of Ireland. These high-capacity two-way local broadband fiber networks serve entire communities throughout these regional franchise areas. NTL's fiber optic cables pass nearly every business and are connected to nodes which are typically within approximately 500 meters of each of the 600 homes typically served by each node. Each home is then connected by a siamese cable consisting of two copper pair telephone wires and a coaxial cable, allowing NTL to deliver telephone, cable television and internet services over a single integrated network. This siamese cable also allows NTL to deploy both cable modems and digital subscriber line technology for the provision of broadband communications services.

     - A NATIONAL/INTERNATIONAL SYNCHRONOUS DIGITAL HIERARCHY, KNOWN AS SDH, FIBER OPTIC TELECOMMUNICATIONS NETWORK in the UK which connects all of the major population centers in the UK to one another on NTL-owned facilities, to Ireland, Continental Europe and the United States. This self-healing, fully redundant 3,500 mile backbone network utilizes Asynchronous Transfer Mode, known as ATM, technology and was built with sufficient duct capacity to accommodate over 2,300 fibers on the majority of its routes. NTL has designed this network to allow NTL to place the active components, such as routing devices, at its edge and close to NTL's customers. This design will ultimately reduce NTL's costs and increase NTL's ability to offer a broad range of voice and data solutions.

     - NATIONAL BROADCAST TRANSMISSION AND TOWER NETWORK INFRASTRUCTURE IN THE UK AND AUSTRALIA, which provide national, regional and local broadcast and wireless communications coverage and is

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       comprised of over 1,450 tower sites in the UK and 561 tower sites in
       Australia. NTL's fixed line and tower-based networks in the UK are interconnected.

     To support its broadband and possible mobile operations, NTL is currently involved in various ventures relating to the provision of programming and other forms of consumer oriented format. Among other initiatives, it is a party to the Front Row joint venture with Telewest, which provides a cable-only movie, sport and event pay-per-view service and has an agreement with Eurosport to support the creation by Eurosport of British Eurosport, a basic tier sports channel. NTL is also in discussions with a number of other potential joint venture partners about further possible programming ventures and expects that programming and content oriented activities will represent an increasing proportion of investments in the future. In addition, NTL has recently announced content partnerships with Newcastle United plc and Aston Villa plc, is in discussions with various other parties for similar arrangements and is contemplating bidding for the Premier League media rights when they next become available. NTL also has a 49% stake in the internet service provider known as Virgin Net and is in constant discussions with various parties with a view to reposition its internet activities to reflect the increasingly pan-European nature of its operations and to establish a number of new internet-related ventures to complement existing activities or address new market opportunities.

     NTL's objective is to exploit the convergence of the telecommunications, entertainment and information services industries to become the leading full service broadband communications company in the markets in which it competes. It is currently focused on the United Kingdom but expects that Continental Europe, where it is actively reviewing a number of opportunities, will increasingly be the focus for future investment. NTL offers services to residential, business and wholesale customers on a national and an international scale. NTL believes that it will be able to deliver its strategy through its entrepreneurial approach, innovative marketing, state-of-the-art network and technical excellence. NTL is currently employing several strategies in the United Kingdom, and would anticipate this approach will underpin its expansion into other markets, to achieve its objective:

     - INSTALLING FLEXIBLE INTEGRATED FULL-SERVICE NETWORKS. NTL's integrated full-service networks provide a high-speed, high-capacity, two-way communications pathway to the consumer that is capable of delivering new services which are emerging from the convergence of telecommunications, information and entertainment. This strategy allows NTL to pursue four revenue streams, residential cable television, residential telephone, business telecommunications services and internet services, without significant incremental cost or capital investment.

     - MAXIMIZING NETWORK CAPACITY UTILIZATION. NTL believes the fixed cost structure of building communications networks allows it to gain significant operating efficiencies from incremental services provided over its networks. In NTL's local franchise areas, its strategy is to maximize gross profit contribution per home passed, rather than revenue per customer, by increasing overall penetration of the number of services provided over its network.

     - FOCUSING ON TARGET MARKET SEGMENTS. NTL believes that tailoring its services to the needs of its customers will increase the penetration of these services.

     - PROVIDING SUPERIOR CUSTOMER SERVICE. NTL believes customer service and attentiveness to the needs of customers are critical to the continued growth of its residential and business services. NTL operates multiple customer call centers, including three large call centers in Luton, South Wales and Central Scotland, as well as multiple call centers throughout the regions of its recently acquired businesses. Calls are answered at most locations 24 hours a day, 365 days a year. The customer call centers currently employ approximately 500 people, who are specially trained to deal with customers' inquiries and needs with respect to NTL's various products and services.

     - DEVELOPING ADVANCED MANAGEMENT INFORMATION SYSTEMS. NTL believes that advanced management information systems are critical to effectively, efficiently and accurately serving its customers. NTL uses proprietary software to handle its subscriber management functions from one central location. The system uses Windows-based software and can handle both business and residential

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       customers as well as telephone, cable television and internet services on a single platform. It is capable of managing its tariff and discounting structures, and will also allow for the introduction of new telephone and cable television services, such as 0800 numbers.

     - GAINING COST EFFICIENCIES. NTL gains cost efficiency by centralizing some services provided to the UK franchise areas in its head office in Hook, England.

     Part of NTL's corporate strategy has been to expand its operations through acquisitions. Over the last two years, NTL has entered into over 20 acquisition, investment or joint venture agreements. NTL intends to continue this strategy as, and when, the right opportunities arise and, through its corporate strategy team, devotes a significant amount of time reviewing possible acquisitions. In parallel to its acquisitive strategy, NTL continues to recruit management into the organization at both corporate and operational levels to support the integration and expansion of its various broadband initiatives.

     NTL believes it has prudently financed its growth to date. To address the increased financing requirements, if any, arising from its acquisition based growth, while also maintaining a prudent capital structure, NTL will continue to seek further investment from strategic investors or will raise funds through the capital markets.

     In March 1997, NTL changed its name from International CableTel Incorporated to NTL Incorporated to reflect the integration of the services provided by NTL following its acquisition of NTL Group Limited in 1996, and to capitalize on NTL Group Limited's 30-year history in the UK as a provider of reliable communications services.

     NTL, a Delaware corporation, was incorporated on April 2, 1993. NTL is a holding company and conducts its operations through direct and indirect wholly-owned subsidiaries. NTL's principal executive office is located at 110 East 59th Street, New York, New York 10022, and its telephone number is (212) 906-8440.

     On April 1, 1999, NTL completed a reorganization into a holding company structure under Section 251(g) of the Delaware General Corporation Law. The holding company structure was implemented to pursue opportunities outside of the UK and Ireland.

                        INFORMATION ABOUT FRANCE TELECOM

     France Telecom is the principal provider of telecommunications services in France and one of the world's leading telecommunications service providers, with consolidated net revenues in 1998 of 24.6 billion euros (approximately $26.35 billion) and operations in more than 50 countries.

     France Telecom operates its principal network in France, with a network of approximately 34.0 million telephone lines, including 2.8 million ISDN channels, connected to homes and businesses as of December 31, 1998. France Telecom's network in France is among the most technologically advanced major networks in the world, with 100% digital transmission. In France, relatively large percentages of both business and residential customers express a high level of satisfaction with the quality of France Telecom's services.

     France Telecom is France's largest mobile telecommunications service provider, offering a wide range of telephony and radiopaging services. With approximately 5.4 million subscribers as of December 31, 1998, France Telecom's GSM 900-based "Itineris" network is France's most widely subscribed digital mobile service. In addition to fixed line and mobile voice telephony, France Telecom is engaged in practically all other aspects of voice, data and image transmission. Based on the transmission volume of its Transpac network in France, France Telecom is one of the largest providers of data transmission services in Europe. France Telecom also offers a wide range of value-added services over its data transmission networks. With Wanadoo, France Telecom's on-line internet service provider and access gateway launched in May 1996, France Telecom is the leading French internet access and service provider. In addition, France Telecom was an early innovator in the area of on-line services through its Minitel/Teletel videotex

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

services. France Telecom is also the European leader in radio and television signal broadcasting and is a leading operator of cable television network facilities and provider of cable television services in France.

     France Telecom's shares were offered to the public in October 1997 and November 1998 and are listed on the stock exchange in Paris and on the New York Stock Exchange.

     France Telecom's principal executive office is located at 6, place d'Alleray, 75505 Paris Cedex 15, France, and its telephone number is (011) 331-1-44-44-22-22.

               INFORMATION ABOUT CABLE & WIRELESS COMMUNICATIONS

ORGANIZATION

     Cable & Wireless Communications is a 52.7% owned subsidiary of Cable and Wireless, one of the world's largest providers of telecommunications and internet services. Based on revenue, Cable & Wireless Communications is the largest provider of integrated telecommunications and television services in the UK, as concluded from a comparison of the most recent full year audited results for Cable & Wireless Communications, NTL and Telewest.

     Cable & Wireless Communications serves customers across the UK with a broad range of facilities-based network services including local, national and international voice, data and internet services, and, through resale, mobile telecommunications services on a national basis. In certain regions, Cable & Wireless Communications also provides multichannel television services. Cable & Wireless Communications is also the second largest UK-based supplier of carrier telecommunication services and estimates that it is currently the seventh largest carrier of international traffic in the world based on information published in TeleGeography 2000 with respect to public switched telephone network circuits.

     CWC's principal executive office is located at Caxton Way, Watford Business Park, Watford, Hertfordshire WD1 8XH, United Kingdom, and its telephone number is (011) 44 1923 435000.

CWC CONSUMERCO

     CWC ConsumerCo is a leading provider of cable telephony services in the UK and comprises the residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses of Cable & Wireless Communications.

     CWC ConsumerCo is a leading provider of cable telephony services in the UK and is licensed in 46 franchise areas, estimated by Cable & Wireless Communications to cover approximately 5.4 million homes in the UK. As of September 1999, CWC ConsumerCo had 1.1 million directly connected telephone lines for telecommunication services and approximately 864,000 customers directly connected for cable television services. CWC ConsumerCo also provides cable and telephony services to approximately 27,000 small and medium business customers directly connected to its cable network.

CWC DATACO

     The operations within CWC DataCo include a large business customer base ranging from small to medium enterprises through to large corporate users. It currently provides data services to more than 117,000 small to medium enterprises as well as to mobile and global telecom operators. CWC DataCo aims to meet the requirements of these customers by integrating communications and information solutions for voice, data, mobile and internet communications.

     CWC DataCo's business customers are offered fully integrated business solutions through CWC DataCo's full national coverage, broad product portfolio and commercial flexibility. With a trunk network linking the major cities in the UK and a proven ability to provide advanced application such as intranets and virtual internet service providers to business and other organizations, CWC DataCo is well placed to build upon its existing position as a leading player in the UK data and advanced voice services markets. Approximately 23% of CWC DataCo's turnover is derived from applications such as managed network services, data networks and services and telebusiness. The current strategy is to meet customers' needs for closer integration of information communications and entertainment to achieve their own business strategies. Outsourcing contracts can provide a wide-ranging communications capability including data and internet protocol networking, mobile, call centre and managed PBX services alongside, for other customers, the provisions of global frame relay and asynchronous transfer mode projects.

     CABLE & WIRELESS COMMUNICATIONS' MANAGEMENT'S DISCUSSION AND ANALYSIS
       OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CWC CONSUMERCO

     The following discussion should be read in conjunction with CWC ConsumerCo's financial statements, including the notes to these financial statements, which are attached to this proxy statement. These financial statements have been prepared in accordance with UK generally accepted accounting principles, which differ in certain significant respects from US generally accepted accounting principles. The principal differences between UK generally accepted accounting principles and US generally accepted accounting principles, as they relate to CWC ConsumerCo, are described, and reconciliations of net loss and shareholders' equity to US generally accepted accounting principles are set out, at note 34 to the financial statements of CWC ConsumerCo. This section contains certain forward-looking statements that involve inherent risks and uncertainties. Actual results may differ materially from those contained in such forward-looking statements. See "Forward-Looking Statements" on page 24.

OVERVIEW AND OUTLOOK

     Cable & Wireless Communications is a 52.7% owned subsidiary of Cable and Wireless, a leading international provider of telecommunications and multimedia communications services. CWC ConsumerCo represents the residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses of Cable & Wireless Communications. CWC ConsumerCo is a leading provider of cable telephony services in the United Kingdom and is licensed to provide cable television services in 46 franchise areas, covering approximately 5.4 million homes in the UK. CWC ConsumerCo also provides cable and telephony services to approximately 27,000 small- and medium-sized business customers directly connected to its cable network. CWC ConsumerCo's recent performance and growth prospects should be considered in the context of the following factors.

  Market evolution

     The UK telecommunications and interactive service sectors are continuing to evolve rapidly. The mix of de-regulation, new technologies, intensive competition and substantial investments are changing the landscape at a rapid pace. These forces have contributed to the emergence of new players deploying new internet capable networks and the accelerated decrease in prices for telephony services. They have triggered the race for the development of new internet applications, such as e-commerce, messaging, multi-media and complex web-hosting. These applications are expected to generate increasing traffic volumes.

     The interactive TV services sector is also developing rapidly. The launch of competitor products over satellite, terrestrial and other mediums will lead to a battle for sector share. CWC ConsumerCo's own service is competitively positioned and will develop a full-featured broadband service.

  Competition

     CWC ConsumerCo faces competition not only from British Telecommunications but also from a variety of new entrants in nearly every aspect of its telecommunications operations. The high degree of competition in the UK market, coupled with regulatory initiatives, has resulted in significant price reductions for consumers as well as increased product diversity and quality of services.

     In the provision of multichannel television services, BSkyB and ONdigital launched their digital television services at the end of 1998. The UK telecommunication and pay television services markets are also undergoing consolidation that, combined with the emergence of domestic and global alliances and the growth and development of newer market entrants, is expected to intensify these competitive pressures.

YEARS ENDED MARCH 31, 1999, 1998 AND 1997

  Results of Operations

     The activities of CWC ConsumerCo were carried out on an integrated basis as part of the Cable & Wireless Communications group, and, as a result, the operations comprising CWC ConsumerCo have been

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

carved out from the financial statements of Cable & Wireless Communications. Consequently, certain revenues, costs, assets and liabilities reported within legal entities that make up the Cable & Wireless Communications have been allocated to CWC ConsumerCo.

     To the extent available, the following discussion analyzes turnover for the business units of Cable & Wireless Communications that represent the operations of CWC ConsumerCo. Cable & Wireless Communications has until recently operated in four principal segments: consumer markets; business markets; corporate markets; and international & partner services. Consumer markets and a portion of business markets make up CWC ConsumerCo.

     Cable & Wireless Communications was formed in 1997 through the combination of:

        (1) Cable & Wireless Communications (Mercury) Limited, which is considered the predecessor entity to Cable & Wireless
            Communications;

        (2) Bell Cablemedia plc, as enlarged by its acquisition of Videotron Holdings plc; and

        (3) NYNEX CableComms Group plc and NYNEX CableComms Group Inc.

     The results of CWC ConsumerCo for the fiscal year 1998 reflect those results of Cable & Wireless Communications (Mercury) relating to indirect residential telephony that have been allocated to CWC ConsumerCo for the full year and of Bell Cablemedia and the NYNEX CableComms Group plc commencing April 28, 1997. Comparative data for the fiscal year 1997 represent the results of Cable & Wireless Communications (Mercury) that have been allocated to CWC ConsumerCo.

     Turnover. Turnover derives from local, national and international telecommunications and cable television services and the sale and rental of telecommunications equipment. The table below sets forth CWC ConsumerCo's turnover by principal categories of service for each of the years ended March 31, 1999, 1998 and 1997.

                                                              YEAR ENDED MARCH 31,
                                                              --------------------
                                                              1999    1998    1997
                                                              ----    ----    ----
                                                               LM      LM      LM
Consumer Markets
  Direct telephony..........................................  292     219      --
  Indirect telephony........................................  102     104     131
  Cable television..........................................  222     172      --
                                                              ===     ===     ===
Total Consumer Markets......................................  616     495     131
Business Markets............................................   72      55      --
Turnover....................................................  688     550     131
                                                              ===     ===     ===

     Total turnover increased by 25.1% to L688 million in the year ended March 31, 1999 from L550 million in the year ended March 31, 1998. This growth was generated principally by increases in turnover in consumer markets of 24.4% and in business markets of 30.9%. In the three years ended March 31, 1999, all of the turnover was generated by operations in the United Kingdom.

     Total turnover increased by 319.8% to L550 million in the year ended March 31, 1998 from L131 million in the year ended March 31, 1997. This was the result of the combination in April 1997. Prior to the combination, there was no residential direct telephony or cable television business.

     Consumer markets. Turnover grew 24.4% in the year ended March 31, 1999 to L616 million compared with L495 million for the year ended March 31, 1998. This was principally due to improved penetration and increased revenue per subscriber. The number of dual customers, those taking both cable television and telephony services, increased by 10% to 660,000. At March 31, 1999, CWC ConsumerCo provided direct telephony, internet and/or multichannel television services to 1.2 million UK homes and had local cable networks which passed approximately 4.3 million homes. Average monthly revenue per direct customer was L37.45 for the three months ending March 31, 1999.

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

     Growth of internet traffic offset a decline in international call revenue to keep revenue from indirect telephony stable at L102 million. At March 31, 1999, the business unit as an internet service provider had over 100,000 subscribers. An indication of the importance of the internet is that in the fourth quarter, local rate dial-up calls accounted for around 20% of total minutes billed by consumer markets.

     Turnover growth in consumer markets was L364 million in the year ended March 31, 1998. This was principally due to the combination in April 1997 and, consequently, the fact that direct telephony and cable television do not constitute elements of turnover prior to the year ended March 31, 1998. At March 31, 1998, consumer markets provided direct telephony, internet and/or multichannel television services to over 1.1 million UK homes and had local cable networks which passed approximately 4.1 million homes. The number of direct telephony lines was approximately 952,000 at March 31, 1998 and average monthly revenue per direct customer was L35.59 for the three months ending March 31, 1998.

     Despite the combination in April 1997, turnover from indirect telephony decreased by 20.6% to L104 million in the year ended March 31, 1998 from L131 million in the year ended March 31, 1997, principally due to a significant price reduction of approximately 20% implemented in September 1996 that restored CWC ConsumerCo's price competitiveness in the market, but resulted in a one-off reduction in revenues.

     Business markets. CWC ConsumerCo revenues related to business markets, which stem primarily from business direct telephony and data and business cable television, grew 30.9% from L55 million in the year ended March 31, 1998 to L72 million for the year ended March 31, 1999.

     Operating costs. For the year ended March 31, 1999, total operating costs increased by 31.2% over the corresponding period in 1998, and total operating costs as a percentage of turnover rose to 93.4% from 89.1% in 1998.

     Operating costs for the year ended March 31, 1999 include L15 million in respect of millennium costs allocated to CWC ConsumerCo through the Cable & Wireless Communications group's Year 2000 Program, and L1 million in respect of national code number change costs: both costs relate to one-off projects. Expenditure of L2 million was incurred in respect of millennium costs in 1998. Excluding the impact of these one-off projects, total operating costs fell from 91.1% of turnover in 1998 to 88.7% of turnover in 1999.

     For the year ended March 31, 1998, total operating costs increased by 476.5% over the corresponding period in 1997, while total operating costs as a percentage of turnover increased to approximately 89.1% in the year ended March 31, 1998 from 64.9% in the year ended March 31, 1997. This was principally due to the combination in April 1997. CWC ConsumerCo's results for the fiscal year 1998 reflect the results of the residential indirect telephony business of Cable & Wireless Communications (Mercury) for the full year and of the integrated companies commencing April 28, 1997, whereas CWC ConsumerCo's results for the year ended March 31, 1997 reflect only the results for Cable & Wireless Communications (Mercury) for that year that relate to its residential indirect telephony business.

     The following table sets out for each of the years in the three-year period ended March 31, 1999 operating costs broken down by major categories and expressed as a percentage of total turnover.

                                                                YEAR ENDED MARCH 31,
                                                       --------------------------------------
                                                          1999          1998          1997
                                                       ----------    ----------    ----------
                                                       LM      %     LM      %     LM      %
                                                       ---    ---    ---    ---    ---    ---
Telecommunication outpayments and other cost of
  sales..............................................  251     36    188     34     53     40
Depreciation and amortization........................  135     20    103     19      2      2
Other operating expenses (net).......................  257     37    199     36     30     23
                                                       ---    ---    ---    ---    ---    ---
Total operating costs................................  643     93    490     89     85     65
                                                       ===    ===    ===    ===    ===    ===

     Telecommunications outpayments and other cost of sales. Telecommunications outpayments and other cost of sales consist principally of charges paid to other telecommunication administrations and carriers either for traffic generated by CWC ConsumerCo's customers and carried over the networks of

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

such entities or for traffic not originated by CWC ConsumerCo's customers but transmitted through Cable & Wireless Communications' network to such entities.

     Telecommunications outpayments and other cost of sales increased by L63 million or 33.5% in the year ended March 31, 1999 compared to the year ended March 31, 1998. This largely reflects increasing turnover, but is also partially due to the inclusion in the results for the year ended March 31, 1999 of a full year's costs for Bell Cablemedia, Videotron Holdings, NYNEX CableComms Group plc and NYNEX CableComms Group Inc., compared to 11 months' costs in the year ended March 31, 1998.

     Telecommunications outpayments and other cost of sales increased by L135 million or 254.7% in the year ended March 31, 1998 compared to the year ended March 31, 1997 because of an increase in the customer base resulting from the combination. The increase in costs is also due to the volume of traffic originated by CWC ConsumerCo's customers that more than offset the effect of decreases in interconnection rates, particularly international settlement rates. As a result of CWC ConsumerCo's more competitive approach to pricing in this period, reductions in tariffs for telecommunication services outpaced reductions in interconnection rates, which adversely affected margins.

     Charges payable by CWC ConsumerCo to British Telecommunications for the conveyance of traffic and connections to the British Telecommunications network are subject to government regulation in the form of a determination by OFTEL. During 1998, the basis for calculation of these charges changed from one based on the fully allocated historic cost of providing the delivery mechanism on their network, to one based upon the long-run incremental cost of providing that service. Until September 30, 1997, OFTEL undertook a review, in the form of a determination, after the end of each financial year and for the half year to September 30, 1997, to assess the bases used for the calculation of the charges made in that year. Amendments were backdated to take effect from April 1, in the year under review, but were accounted for in subsequent financial periods. Since October 1, 1997, the charging mechanism has been designed to reflect the commercial considerations surrounding a competitive market. OFTEL has set a framework of controls within which British Telecommunications will have the price flexibility to set its own charges. The degree of control will depend on the competitiveness of the services concerned.

     Depreciation. Depreciation increased by 31.1% in the year ended March 31, 1999, partly due to the inclusion of a full year's charge in respect of Bell Cablemedia and the NYNEX CableComms Group compared to 11 months' charge in the year ended March 31, 1998, and partly due to CWC ConsumerCo's continuing investment in network infrastructure. Growth in depreciation of 5050.0% in the year ended March 31, 1998 also reflects the combination in April 1997 as well as continuing network investment.

     Net other operating expenses. Net other operating expenses were L257 million in the year ended March 31, 1999, up from L199 million in the year ended March 31, 1998. This is partially due to the inclusion in the results for the year ended March 31, 1999 of a full year's costs for Bell Cablemedia and the NYNEX CableComms Group compared to 11 months' costs in the year ended March 31, 1998. Costs for the year ended March 31, 1999 also include L15 million in respect of millennium costs, and L1 million in respect of national code number change costs, both one-off projects. In the year ended March 31, 1998, L2 million was incurred in respect of millennium costs.

     Net other operating expenses were L199 million for the year ended March 31, 1998, up from L30 million for the year ended March 31, 1997. This was principally due to the combination in April 1997. CWC ConsumerCo's results for the fiscal year 1998 reflect the results of the residential indirect telephony business of Cable & Wireless Communications (Mercury) for the full year and of the integrated companies commencing April 28, 1997, whereas CWC ConsumerCo's results for the year ended March 31, 1997 reflect only the results for Cable & Wireless Communications (Mercury) for that year that relate to its residential indirect telephony business. The increase was also attributable to increases in, among other items, advertising and marketing expenses. Additional items included within other operating costs consist of network, premises and office, marketing, computer license fees and professional and management fees payable to shareholders.

     Within other operating costs, employee costs were L96 million in the year ended March 31, 1999, and 5,130 staff were employed in relation to the operations of CWC ConsumerCo. In the year ended March 31, 1998, employee costs were L87 million, and 5,407 staff were employed in connection with CWC ConsumerCo. In the year ended March 31, 1997, employee costs were L9 million, and 520 staff were employed in connection with CWC ConsumerCo.

     Costs of reorganization. Following the formation of Cable & Wireless Communications in 1997, the nature and focus of operations of the constituent companies were fundamentally reorganized. Costs of L96 million incurred in the reorganization have been allocated to CWC ConsumerCo and include branding, employee-related costs such as redundancies and property rationalizations.

     The inclusion of the costs of the fundamental reorganization had no material impact on the tax charge for 1999 or 1998.

     Net interest. Net interest payable increased to L179 million in the year ended March 31, 1999 from L121 million in the year ended March 31, 1998. No net interest was payable in the year ended March 31, 1997. The increase in interest costs resulted from increased borrowing to fund CWC ConsumerCo's continuing investment in network infrastructure.

     Loss before income taxes and minority interest. In the year ended March 31, 1999, CWC ConsumerCo recorded a loss before taxes and minority interest of L134 million, a decrease of 14.6% from the year ended March 31, 1998, reflecting growth in the business, partially offset by millennium and national code change costs.

     Loss before taxes and minority interest increased by 441.3% to L157 million in the year ended March 31, 1998 from a profit of L46 million in the year ended March 31, 1997. This resulted from the growth in turnover, offset in large part by the increase in telecommunication outpayments and other cost of sales.

     Taxation. In the years ended March 31, 1999 and 1998, no taxes were payable, resulting from offsetting, in large part, the losses of the Bell Cablemedia, Videotron Holdings, NYNEX CableComms Group plc and NYNEX CableComms Group Inc. against the taxable profits in Cable & Wireless Communications (Mercury), the relatively high capital expenditure and the deduction for certain reorganization costs. In the year ended March 31, 1997, taxation totalled L14 million, representing an effective rate on profit before tax of 29%. This rate compared to a standard UK corporation tax rate of 33% for the year ended March 31, 1997. Capital expenditure in the years ended March 31, 1998 and 1997 was at a level that ensured the effective rate of tax was below the standard UK corporation tax rate. The continuing levels of capital expenditure by CWC ConsumerCo are such that no provisions for deferred taxation under UK generally accepted accounting principles are necessary.

  Capital Requirements, Liquidity and Capital Resources

     Treasury and funding activities. CWC ConsumerCo expects to have significant capital needs for the foreseeable future in connection with its expansion of digital television services.

     In February 1998, CWC ConsumerCo, through Cable & Wireless Communications, issued L200,000,000 of 7.375% bonds due 2017 and L300,000,000 of 7.125% bonds due 2005. In March 1998, CWC ConsumerCo, through the Cable & Wireless Communications group, issued $750,000,000 of 6.375% notes due 2003, $650,000,000 of 6.625% notes due 2005 and $400,000,000 of 6.750% notes due 2008.

     In February 1998, CWC ConsumerCo, through Cable & Wireless Communications, redeemed, for a total consideration of L767 million, the senior discount notes due 2004 issued by Bell Cablemedia and the senior discount notes due 2005 issued by Videotron Holdings.

     In July 1998, CWC ConsumerCo, through the Cable & Wireless Communications group, redeemed the senior discount notes due 2004, issued by Videotron Holdings, and realized a gain of L1 million. In November 1998, CWC ConsumerCo, through the Cable & Wireless Communications group, issued $700

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

million of 6.75% notes in the US market due 2008. When swapped into sterling, the issue raised L423 million after expenses that was used to repay bank borrowings under a syndicated facility.

     At March 31, 1999, CWC ConsumerCo had long-term indebtedness, net of current portion, of L2.9 billion ($4.7 billion). With the exception of some finance lease obligations, all debt of Cable & Wireless Communications group has been allocated to CWC ConsumerCo because most of the debt has been necessary to fund CWC ConsumerCo's activities. However, upon completion of the CWC ConsumerCo acquisition, only debt calculated on the basis set out in the transaction agreement will be assumed by CWC ConsumerCo.

     In addition to these notes, the constituent companies have some leasing and other credit facilities that CWC ConsumerCo does not consider to be material and that CWC ConsumerCo does not intend to refinance or otherwise terminate. However, certain leases may be terminated if the lessor does not waive the termination rights which arise on the CWC ConsumerCo acquisition.

     Cash flow. CWC ConsumerCo's cash flows during each of the years ended March 31, 1999, 1998 and 1997 were as follows:

                                                              YEAR ENDED MARCH 31,
                                                              --------------------
                                                              1999    1998    1997
                                                              ----    ----    ----
                                                                LM      LM     LM
Net cash inflow from operating activities...................   179     356     47
Returns on investments and servicing of finance.............  (212)   (134)    --
Taxation paid...............................................    --     (16)    (4)
Capital expenditure and financial investment................  (427)   (529)    (4)
Acquisitions and disposals..................................     4      88     --
Equity dividends paid.......................................    --      (9)   (43)
Net financing raised........................................   354     388     --
                                                              ----    ----    ---
Increase (decrease) in cash.................................  (102)    144     (4)
                                                              ====    ====    ===

     Net cash inflow from operating activities was L179 million in the year ended March 31, 1999, compared to L356 million in 1998 and L47 million in 1997. This reflects primarily the fall in levels of receipts from additional receivables securitization to L1 million in 1999 from L61 million in 1998 and increased payments to creditors.

     The increased outflow from returns on investments and servicing of finance for the years ended March 31, 1999 and 1998 relates to interest payments on CWC ConsumerCo's borrowings through Cable & Wireless Communications as detailed above.

     No tax was payable in the year ended March 31, 1999, compared to tax paid in the year ended March 31, 1998 of L16 million and tax paid in the year ended March 31, 1997 of L4 million. The reasons for the changes in tax paid are discussed further in the section "--Taxation" on page 91.

     Net cash outflow on capital expenditure and financial investment was L427 million for the year ended March 31, 1999 compared to L529 million for the year ended March 31, 1998, and L4 million in the year ended March 31, 1997. This relates principally to CWC ConsumerCo's continuing investment in network infrastructure.

     Net cash inflow from acquisitions and disposals for the year ended March 31, 1999 amounted to L4 million, compared to net cash inflows of L88 million for the year ended March 31, 1998. There was no net cash inflow from acquisitions and disposals for the year ended March 31, 1997. The cash inflow for the year ended March 31, 1999 related to the disposal of a telephone card services business. The cash inflow for the year ended March 31, 1998 related to the acquisition of the Bell Cablemedia and the NYNEX CableComms Group.

     No equity dividends were paid in the year ended March 31, 1999. Equity dividends of L9 million were paid in the year ended March 31, 1998 and relate to that element of Cable & Wireless Communications

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

(Mercury) allocated to CWC ConsumerCo for the year ended March 31, 1997. Equity dividends for the year ended March 31, 1997 included a special dividend of L43 million in connection with the formation of Cable & Wireless Communications.

     Net financing consisted of L354 million for the year ended March 31, 1999 consisting largely of an increase in bank loans of L669 million and proceeds from issue of loan notes of L433 million, less the repayment of debt of L736 million. Net financing consisted of L388 million for the year ended March 31, 1998, consisting largely of an increase in bank loans of L3,257 million and proceeds from issue of loan notes of L1,585 million, less the repayment of debt arising from Bell Cablemedia and NYNEX CableComms Group of L4,448 million.

  US Generally Accepted Accounting Principles Reconciliation

     CWC ConsumerCo prepares its consolidated financial statements in accordance with UK generally accepted accounting principles, which differs in significant respects from US generally accepted accounting principles. The principal differences between UK generally accepted accounting principles and US generally accepted accounting principles as they relate to CWC ConsumerCo include the methods of accounting for goodwill, the method of capitalizing interest and the treatment of deferred income tax. Net loss under US generally accepted accounting principles was L236 million for the year ended March 31, 1999. Net loss under US generally accepted accounting principles was higher than that reported under UK generally accepted accounting principles by L101 million for the year ended March 31, 1999. Net loss was higher than US generally accepted accounting principles by L92 million in the year ended March 31, 1998.

     Shareholders' equity under US generally accepted accounting principles was L1,818 million higher than under UK generally accepted accounting principles at March 31, 1999. At March 31, 1998, shareholders' equity under US generally accepted accounting principles was L1,919 million higher than under UK generally accepted accounting principles. See note 34 of the notes to the CWC ConsumerCo financial statements attached to this proxy statement.

RECENT DEVELOPMENTS

     In the document dated as of February 14, 2000 being sent by Cable & Wireless Communications to its shareholders in relation to the transaction, it was disclosed that the loss before tax for the period October 1, 1999 to March 31, 2000 would be greater than that for the period March 31, 1999 to September 30, 1999.

SIX MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

  Turnover

     Total turnover increased by 3.0% to L340 million in the six months ended September 30, 1999 from L330 million in the six months ended September 30, 1998. This growth was principally due to growth in revenues from CATV services. In both periods, all turnover was generated by operations in the United Kingdom.

  Operating costs

     Outpayments and other cost of sales. Outpayments and other cost of sales increased by 3.2% to L130 million in the six months ended September 30, 1999 from L126 million in the six months ended September 30, 1998. This increase was in line with the increase in turnover.

     Other operating expenses (net). Net other operating expenses increased by 17.7% to L133 million in the six months ended September 30, 1999 from L113 million in the six months ended September 30, 1998. This was principally due to additional operating costs incurred in respect of the launch of the digital program in the six months ended September 30, 1999 and a change in approach to the capitalization of overheads and interest based upon the new UK accounting standard, FRS 15, which gave rise to an additional charge in the six months ended September 30, 1999.

     Millennium and NCNC costs. Millennium and national code number change costs increased by 50.0% to L6 million in the six months ended September 30, 1999 from L4 million in the six months ended September 30, 1998 as a consequence of increased activity to ensure Year 2000 readiness of the Cable & Wireless Communications group.

  Depreciation and amortization
     Depreciation and amortization costs were L69 million in both periods.

  Net interest
     Net interest payable increased by 3.4% to L90 million in the six months ended September 30, 1999 from L87 million in the six months ended September 30, 1998. The increase is net interest costs resulted from increased borrowings to fund CWC ConsumerCo's continuing investment in network infrastructure.

  Capital Requirements, Liquidity and Capital Resources
     CWC ConsumerCo expects to have significant capital needs for the foreseeable future in connection with its expansion of digital television services and its continued development of its network.

  Cash Flow. CWC ConsumerCo's cash flows during each of the six month periods ended September 30, 1999 and 1998 were as follows:

                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1999            1998
                                                              -------------   -------------
                                                                   LM              LM
Net cash inflow (outflow) from operating activities.........         96             (83)
Returns on investments and servicing of finance.............        (90)            (82)
Capital expenditure and financial investment................       (267)           (318)
Net financing raised........................................        249             422
Increase (decrease) in cash.................................        (12)            (61)

     Net cash inflow from operating activities was L96 million in the six months ended September 30, 1999, compared to an L83 million cash outflow in the six months ended September 30, 1998. The outflow in 1998 reflects primarily the fall in levels of receipts from additional receivables securitization, increased payments to creditors and outflows relating to fundamental reorganization costs.

     The increased outflows from returns on investment and servicing of finance relates to interest payments on CWC ConsumerCo's borrowings through the Cable & Wireless Communications group as detailed above.

     The decrease in outflows on capital expenditure and financial investment is mainly due to a financial investment of L127 million made in the six months ended September 30, 1998; no such investment was made in the six months ended September 30, 1999. This was offset by an increase in capital expenditure from L205 million in the six months ended September 30, 1998 to L268 million in the six months ended September 30, 1999.

     During the six months ended September 30, 1998 and 1999, net financing increased by L422 million and L249 million. In both periods this was principally due to net increases in bank loans.

  US Generally Accepted Accounting Principles Reconciliation

     CWC ConsumerCo prepares its combined financial statements in accordance with UK generally accepted accounting principles, which differ in significant respects from US generally accepted accounting principles. The principal differences between UK generally accepted accounting principles and US generally accepted accounting principles as they relate to CWC ConsumerCo include the methods of accounting for goodwill, the method of capitalizing interest and the treatment of deferred income tax. Net loss under US generally accepted accounting principles was L135 million for the six months ended September 30, 1999, which was higher than net loss reported under UK generally accepted accounting principles by L47 million. Net loss was higher under US generally accepted accounting principles by L50 million in the six months ended September 30, 1998.

     Shareholders' equity under US generally accepted accounting principles was L1,771 million higher than under UK generally accepted accounting principles at September 30, 1999. At September 30, 1998, shareholders' equity under US generally accepted accounting principles was L1,818 million higher than under UK generally accepted accounting principles.

                          QUANTITATIVE AND QUALITATIVE
                         DISCLOSURES ABOUT MARKET RISK

GENERAL

     CWC ConsumerCo, through Cable & Wireless Communications, holds or issues financial instruments to finance its operations and to manage the interest rate and currency risks arising from its sources of finance. In addition, various financial assets and liabilities, for example, trade debtors, trade creditors, accruals and prepayments, arise directly from operations. As a matter of policy, the CWC ConsumerCo does not undertake speculative transactions that would increase its currency or interest rate exposure. The main risks arising from CWC ConsumerCo's financial instruments are interest rate risk and currency risk. In addition to the information given below, further details of CWC ConsumerCo's financing and financial instruments are disclosed in Note 23 of the notes to the CWC ConsumerCo financial statements attached to this proxy statement.

INTEREST RATE RISK

     The table below provides information about CWC ConsumerCo's derivative financial instruments and other financial instruments that are sensitive to changes in interest rates, including interest rate swaps and debt obligations. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. For interest rate swaps, the table presents notional amounts and weighted average interest rates by expected contractual maturity dates. Notional amounts are used to calculate the contractual payments to be exchanged under the contract. Weighted average variable rates are based on implied forward rates in the yield curve at the reporting date. The information is presented in sterling equivalents, which is CWC ConsumerCo's reporting currency. The instruments actual cash flows are denominated in sterling and US dollar as indicated in parentheses.

                                                      EXPECTED MATURITY DATE
                               --------------------------------------------------------------------
                                                                                              FAIR
                               1999   2000   2001   2002   2003   2004   THEREAFTER   TOTAL   VALUE
                               ----   ----   ----   ----   ----   ----   ----------   -----   -----
                                                    (L EQUIVALENT IN MILLIONS)
Liabilities
Underlying Long-term debt

Fixed Rate (L)...............                                                497       497      541
Average interest rate........                                               7.23%     7.23%
Fixed Rate USD...............                               453            1,058      1,511   1,518
Average interest rate........                              6.38%            6.70%     6.60%
Floating rate (L)............    42     20                  775                        837      837
Average interest rate........  6.00%  7.50%                7.59%                      7.59%

Interest rate
Interest rate swaps
Receive Variable Pay.........
Fixed (L)....................          120    104           600              600      1,424     (76)
Average pay rate.............         6.32%  7.19%         6.68%            6.53%     6.62%
Average receive rate.........         6.69%  5.25%         5.29%            5.30%     5.42%

Collars
Receive Variable Pay.........
Fixed (L)....................                        700                               700       (8)
Cap..........................                       6.85%                             6.85%
Floor........................                       5.50%                             5.50%

                                                      EXPECTED MATURITY DATE
                               --------------------------------------------------------------------
                                                                                              FAIR
                               1999   2000   2001   2002   2003   2004   THEREAFTER   TOTAL   VALUE
                               ----   ----   ----   ----   ----   ----   ----------   -----   -----
                                                    (L EQUIVALENT IN MILLIONS)
Cross currency swaps
Receive Fixed USD............
Pay Floating (L).............                               453              788      1,241      38
Average pay rate.............                              6.01%            6.24%     6.16%
Average USD..................                              6.37%            6.67%     6.58%
Rate.........................
Receive Fixed USD............
Fixed (L)....................                                                270       270      (17)
Average Pay Rate.............                                               6.95%     6.95%
Average USD..................                                               6.75%     6.75%
Rate.........................

     CWC ConsumerCo assesses the exposure of its overall position on a net basis, after considering the extent to which variable rate liabilities can be offset with variable rate assets, typically short term deposits and cash. CWC ConsumerCo's objective is to minimise interest expense consistent with maintaining an acceptable level of exposure to the risk of interest rate fluctuation. In order to achieve this objective, it targets a mix of fixed and a variable rate debt based on an assessment of interest rate trends. To obtain this mix in a cost efficient manner CWC ConsumerCo primarily utilizes interest rate swaps that have the effect of converting specific debt obligations of CWC ConsumerCo from fixed to variable rate, or vice versa, as required.

     In July 1998, CWC ConsumerCo, through Cable & Wireless Communications redeemed the senior discount notes due 2004, issued by Videotron Holdings. In November 1998, CWC ConsumerCo, through Cable & Wireless Communications issued $700 million of ten years 6.75% notes in the US market due in 2008. When swapped into sterling, the issue raised L423 million after expenses which was used to repay bank borrowings under the syndicated facility.

     CWC ConsumerCo, through Cable & Wireless Communications, used forward rate agreements during the year to protect against interest rate movements on drawdowns under the syndicated facility. The forward rate agreements are cash settled at the start of the period for which they were taken out, by reference to LIBOR for that period. The last forward rate agreement period was from January 15, 1999 to July 15, 1999. This period co-coincided with drawdowns made under the committed facility. No other forward rate agreements had been transacted as at the year-end.

     Further protection from interest rate movements will be provided by interest rate collars on L700 million for 3 years from July 15, 1999. These start when the last forward rate agreements mature.

     A 10% increase in interest rates would have increased the net loss by approximately L3.5m for the year ended March 31, 1999.

EXCHANGE RATE RISK

     Although CWC ConsumerCo is based in the UK, it has significant sources of finance denominated in US dollars, principally five, seven and ten year notes issued in the US market at rates between 6.375% and 6.750%. CWC ConsumerCo also has transactional currency exposures arising from sales and purchases by CWC ConsumerCo operations in currencies other than their functional currency.

     A 10% change in foreign exchange rates would have resulted in no material change to fair value of financial instruments at March 31, 1999.

                   SELECTED HISTORICAL FINANCIAL DATA OF NTL

     The following table sets forth summary financial data of NTL for the nine months ended September 30, 1999 and 1998 and for each of the five years in the period ended December 31, 1998. This information has been derived from, and should be read in conjunction with, the consolidated financial statements and notes to the consolidated financial statements incorporated by reference in this proxy statement.

     In May 1996, NTL purchased NTL Group Limited for an aggregate purchase price of approximately $439 million, including goodwill of approximately $263 million. The net assets and results of operations of NTL Group Limited are included in the consolidated financial statements from the date of the acquisition. In June and September 1998, NTL purchased the operations of ComTel Limited and Telecential Communications, collectively referred to as "ComTel", for an aggregate purchase price of $969 million, including intangibles aggregating $224 million. In October 1998, NTL purchased Comcast UK Cable Partners Limited, referred to as NTL Triangle, for an aggregate purchase price of $600.4 million, including intangibles of $129.8 million. In December 1998, NTL purchased Eastern Group Telecoms Limited from Eastern Group plc for an aggregate purchase price of $151 million, including intangibles of $45 million. The net assets and results of operations of ComTel, NTL Triangle and Eastern Group Telecoms are included in the consolidated financial statements from their respective dates of acquisition. In March 1999, NTL purchased Diamond Cable Communications plc for an aggregate purchase price of $979.9 million, including intangibles of $1.3 billion.

     Interim data for the nine months ended September 30, 1999 and 1998 are unaudited, but include in the opinion of NTL management, all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of that data. Results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for any other interim period or the year as a whole.

                                                     NINE MONTHS
                                                        ENDED
                                                    SEPTEMBER 30,             YEAR ENDED DECEMBER 31,
                                                   ---------------   ------------------------------------------
                                                    1999     1998     1998      1997     1996     1995    1994
                                                   ------   ------   -------   ------   ------   ------   -----
                                                               (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues.........................................  $1,090   $  485   $   747   $  492   $  228   $   34   $  14
Costs and expenses
  Operating expenses.............................     536      243       372      302      144       24       8
  Selling, general and administrative expenses...     419      192       300      169      115       58      19
  Depreciation and amortization..................     534      157       266      150       99       30      18
  Franchise fees.................................      22       19        25       24       13       --      --
  Corporate expenses.............................      21       12        17       18       15       15       8
  Nonrecurring charges...........................      --       --        (4)      21       --       --      --
                                                   ------   ------   -------   ------   ------   ------   -----
     Total costs and expenses....................   1,532      623       976      684      386      127      53
                                                   ------   ------   -------   ------   ------   ------   -----
  Operating (loss)...............................    (442)    (138)     (229)    (192)    (158)     (93)    (39)
Other income (expense)
  Interest and other income......................      34       40        46       28       34       21      18
  Interest expense...............................    (485)    (227)     (329)    (203)    (137)     (28)    (11)
  Other gains....................................      --       --        --       22       --       --      --
  Foreign currency transactions gains (losses)...      36       (7)        4        1        2       --       2
                                                   ------   ------   -------   ------   ------   ------   -----
(Loss) before income taxes, minority interests
  and extraordinary item.........................    (857)    (332)     (508)    (344)    (259)    (100)    (30)
Income tax benefit (provision)...................      --       --         3       15       (7)       2      (2)
                                                   ------   ------   -------   ------   ------   ------   -----

                                                     NINE MONTHS
                                                        ENDED
                                                    SEPTEMBER 30,             YEAR ENDED DECEMBER 31,
                                                   ---------------   ------------------------------------------
                                                    1999     1998     1998      1997     1996     1995    1994
                                                   ------   ------   -------   ------   ------   ------   -----
                                                               (IN MILLIONS, EXCEPT PER SHARE DATA)
(Loss) before minority interests and
  extraordinary item.............................    (857)    (332)     (505)    (329)    (266)     (98)    (32)
Minority interests...............................      --       --        --       --       12        7       3
(Loss) from early extinguishment of debt.........      --       (4)      (30)      (4)      --       --      --
                                                   ------   ------   -------   ------   ------   ------   -----
Net (loss).......................................  $ (857)  $ (336)  $  (535)  $ (333)  $ (254)  $  (91)  $ (29)
                                                   ======   ======   =======   ======   ======   ======   =====

  Basic and diluted net (loss) per common share:
  (Loss) before extraordinary item(1)............  $(7.86)  $(5.87)  $ (8.12)  $(6.78)  $(5.25)  $(1.93)  $(.63)
                                                   ======   ======   =======   ======   ======   ======   =====
  Net (loss) per common share(1).................  $(7.86)  $(5.94)  $ (8.60)  $(6.87)  $(5.25)  $(1.93)  $(.63)
                                                   ======   ======   =======   ======   ======   ======   =====
  Weighted average number of common shares used
     in the computation of basic and diluted net
     loss per common share(1)....................     115       58        64       50       49       47      47
                                                   ======   ======   =======   ======   ======   ======   =====
OTHER DATA:
Capital expenditures.............................  $  858   $  465   $   772   $  504   $  506   $  446   $ 123
                                                   ======   ======   =======   ======   ======   ======   =====

                                                            AS OF                  AS OF DECEMBER 31,
                                                        SEPTEMBER 30,   ----------------------------------------
                                                            1999         1998     1997     1996     1995    1994
                                                        -------------   ------   ------   ------   ------   ----
                                                                             (IN MILLIONS)
BALANCE SHEET DATA:
  Working capital (deficiency)........................     $   939      $  601   $  (52)  $  242   $   76   $252
  Fixed assets, net...................................       5,484       3,854    1,757    1,460      640    192
  Total assets........................................      11,027       6,194    2,422    2,455    1,011    664
  Long-term debt......................................       7,483       5,044    2,015    1,732      513    143
  Senior Redeemable Exchangeable Preferred Stock......         137         124      109       --       --     --
  Shareholders' equity (deficiency)...................       2,288         355      (62)     328      339    437

---------------

(1) After giving retroactive effect to the 5-for-4 stock split by way of stock dividend paid on February 3, 2000, to the 5-for-4 stock split by way of stock dividend paid on October 7, 1999, and to the 4-for-3 stock split by way of stock dividend paid on August 14, 1995. NTL did not declare or pay any cash dividends during the years indicated.

              SELECTED HISTORICAL FINANCIAL DATA OF CWC CONSUMERCO

     The following table sets forth summary financial data for the six months ended September 30, 1999 and for each of the three years in the period ended March 31, 1999 prepared in accordance with US GAAP. This information has been derived from, and should be read in conjunction with, the consolidated financial statements and notes to the consolidated financial statements attached to this proxy statement. Interim data for the six months ended September 30, 1999 and 1998 is unaudited, but include in the opinion of Cable & Wireless Communications' management, all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of that data. Results for the six months ended September 30, 1999 and 1998 are not necessarily indicative of the results that may be expected for any other interim period or the year as a whole.

                                  SIX MONTHS
                                    ENDED
                                SEPTEMBER 30,                   YEAR ENDED MARCH 31,
                            ----------------------    -----------------------------------------
                                1999         1998     1999     1998     1997     1996     1995
                                ----         ----     ----     ----     ----     ----     ----
                                                       (IN MILLIONS)
INCOME STATEMENT DATA:
Revenues................        L 340        L 330    L 688    L 550    L 131    L 151    L 165
Costs and expenses
  Operating expenses....          130          126      251      188       53       58       63
  Selling, general and
     administrative
     expenses...........          133          113      241      197       30       48       63
  Depreciation and
     amortization.......          119          119      236      195        2        1       --
  Corporate expenses....            6            4       16        2       --       --       --
                                -----        -----    -----    -----    -----    -----    -----
     Total costs and
       expenses.........          388          362      744      582       85      107      126
                                -----        -----    -----    -----    -----    -----    -----
  Operating income
     (loss).............          (48)         (32)     (56)     (32)      46       44       39
Other income (expense)
  Interest and other
     income.............            3           --       14        9       --       --       --
  Interest expense......          (93)         (87)    (193)    (130)      --       --       --
  Other expense.........           --           --       --      (96)      --       --       --
                                -----        -----    -----    -----    -----    -----    -----
Loss before income taxes
  and minority
  interests.............         (138)        (119)    (235)    (249)      46       44       39
Income tax benefit
  (provision)...........           --           --       --       --      (14)     (13)     (13)
                                -----        -----    -----    -----    -----    -----    -----
(Loss) before minority
  interests.............         (138)        (119)    (235)    (249)      32       31       26
Minority interest.......           --           --       (1)      --       --       --       --
                                -----        -----    -----    -----    -----    -----    -----
Net (loss)..............        L(138)       L(119)   L(236)   L(249)   L  32    L  31    L  26
                                =====        =====    =====    =====    =====    =====    =====
OTHER DATA:
Capital expenditures....        L 269        L 205    L 375    L 529    L  --    L  --    L  --
                                =====        =====    =====    =====    =====    =====    =====

                                 AS OF             MARCH 31,
                             SEPTEMBER 30,     -----------------
                                 1999           1999       1998      1997(1)     1996(1)     1995(1)
                             -------------      ----       ----      -------     -------     -------
                                                          (IN MILLIONS)
BALANCE SHEET DATA:
  Cash and cash
     equivalents...........     L   115        L  127     L  229       L--         L--         L--
  Working capital
     (deficiency)..........        (294)         (270)      (110)       90          74          52
  Fixed assets, net........       3,065         2,860      2,635        --          --          --
  Total assets.............       5,094         4,972      4,823        90          74          52
  Long-term debt...........       3,184         2,916      2,583        --          --          --
  Shareholders' equity.....     L31,415        L1,539     L1,785       L90         L74         L52

---------------

(1) As disclosed in the consolidated financial statements and notes thereto, prior to the acquisition of Bell Cablemedia plc and Nynex Cable Comms in April 1997, Mercury managed all its activities, including cash and working capital management on an integrated basis. Consequently the CWC ConsumerCo balance sheet for March 31, 1997, 1996 and 1995 comprised a single "inter-company" balance.

                       UNAUDITED PRO FORMA FINANCIAL DATA

     In March 1999, NTL acquired Diamond Cable Communications in exchange for NTL common stock. In December 1998, NTL acquired Eastern Group Telecoms in exchange for cash and NTL preferred stock. In October 1998, NTL acquired NTL Triangle in exchange for NTL common stock. On June 16, 1998, NTL agreed to acquire substantially all of the operations of ComTel in a two-part transaction that was completed in September 1998 in exchange for approximately L550 million. The cash portion of the purchase price of ComTel was financed using funds available under NTL's credit facility. The amounts borrowed under the credit facility were repaid with most of the proceeds from the issuance of NTL Communications Corp.'s 11 1/2% notes and 12 3/8% notes in November 1998.

     The unaudited pro forma financial data presented gives effect to the completed acquisitions of NTL Triangle, ComTel, Eastern Group Telecoms and Diamond referred to as the 1998 and 1999 acquisitions and the proposed acquisitions by NTL of CWC ConsumerCo and Cablecom. The pro forma financial data is based on NTL's historical financial statements and the historical financial statements of NTL Triangle, ComTel, Eastern Group Telecoms, Diamond, CWC ConsumerCo and Cablecom. Certain amounts in these historical financial statements have been reclassified to conform to NTL's presentation. The unaudited proforma financial data also gives effect to France Telecom's agreement to invest an additional L2.8 billion ($4.5 billion) in NTL with the investment to be structured as $2.50 billion in NTL common stock issued at $59.20 per share and $2.0 billion in NTL series B preferred stock with a 5% dividend and a conversion price of $80 per share and the sale on November 23, 1999 of NTL's 50% equity interest in Cable London plc to Telewest, according to the Telewest agreement, for approximately L428 million in cash.

     The statements of operations data reflect the translation of all pound sterling denominated amounts and all Swiss francs denominated amounts at the average rate for the nine months ended September 30, 1999 of $1.6137 = L1.00 and $0.67197 = CHF 1.00, respectively, and the average rate for the year ended December 31, 1998 of $1.6571 = L1.00 and $0.69096 = CHF 1.00, respectively. The balance sheet data reflects the translation of all pound sterling denominated amounts and all Swiss francs denominated amounts at the September 30, 1999 rate of $1.6464 = L1.00 and $0.666 = CHF 1.00.

     The 1998 acquisitions have been accounted for using the purchase method of accounting, in which the assets acquired and liabilities assumed have been recorded at their fair values. The proposed acquisitions of CWC ConsumerCo and Cablecom have been accounted for in the pro forma financial data using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values. NTL, CWC ConsumerCo and Cablecom are unaware of events other than those disclosed in the unaudited pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of necessary purchase accounting adjustments will be made upon the completion of a study to be undertaken to determine the fair value of certain assets and liabilities, including intangible assets. Assuming NTL completes the acquisitions of CWC ConsumerCo and Cablecom, the actual financial position and results of operations will differ, perhaps significantly, from the unaudited pro forma amounts reflected in this proxy statement because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the unaudited pro forma financial data and the dates on which the acquisitions take place.

     The pro forma financial data does not give effect to the elimination of transactions between NTL, CWC ConsumerCo and Cablecom which are not material; the redemption of the 9.9% series A preferred stock for approximately $140 million in cash on December 22, 1999; or the offering of the E250 million of 9 1/4% senior notes, the E350 million of 9 7/8% senior notes, and the E210 million of 11 1/2% senior deferred coupon notes.

     The pro forma financial data also does not give effect to discussions among NTL, France Telecom and certain commercial banks regarding an issue of new NTL preferred stock. Under the arrangements under discussion, it is anticipated that new preferred stock would be issued by NTL to France Telecom and the commercial banks for an aggregate subscription price of approximately $1.85 billion. The issuance of the preferred stock would be conditional, among other things, upon completion of NTL's acquisition of the Cablecom Group. It is intended that the proceeds arising from this subscription would be used to fund part of the consideration for this acquisition rather than using NTL's existing cash resources and additional bridge financing. There can be no certainty that such a transaction will be finally agreed or completed.

     It is anticipated that the new preferred stock would have voting rights only in certain limited circumstances and would be mandatorily redeemable in cash after two years from issue at the option of the holders. In addition, the holders of such stock (other than holders who are commercial banks) would, after an interim period, be able to elect, subject to certain conditions being satisfied, to exchange the new preferred stock for up to a 50% interest in a new company, Eurotel, which would at that time contain certain or all of NTL's then existing broadband communications, broadcasting and cable television interests in Continental Europe outside of France.

     Under the proposed arrangements, the commercial banks who would subscribe for the new preferred stock would, at the same time as entering into definitive documentation with NTL, also enter into a put and call option agreement with France Telecom. Under this agreement, the banks could require France Telecom to acquire the preferred stock to be subscribed for by them or France Telecom could require the banks to sell such preferred stock to it.

     The effect of the issuance of the preferred stock on the pro forma financial data would be to reduce interest expense and increase preferred stock dividends.

     The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 give effect to the acquisitions of CWC ConsumerCo and Cablecom, investments by France Telecom and sale of Cable London as if they had been consummated on January 1, 1998. The unaudited pro forma balance sheet at September 30, 1999 gives effect to the acquisitions of CWC ConsumerCo and Cablecom, investments by France Telecom and sale of Cable London as if they occurred on September 30, 1999.

     CWC ConsumerCo has a fiscal year ending on March 31, accordingly, the results of CWC ConsumerCo per the nine months ended September 30, 1999 combine the fourth quarter of fiscal 1999 with the first six months of fiscal 2000. The revenues and net loss relating to each fiscal period are as follows:

                                                              FISCAL    FISCAL
                                                               1999      2000
                                                               $'M       $'M
                                                              ------    ------
Revenues....................................................   290        549
Net loss....................................................   (89)      (217)

     The pro forma adjustments are based upon available information and assumptions that NTL believes were reasonable at the time made. The unaudited pro forma financial data does not purport to present NTL's financial position or results of operations had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The unaudited pro forma condensed combined statements of operations do not reflect any adjustments for cost savings that NTL expects to realize commencing upon consummation of the acquisitions of CWC ConsumerCo and Cablecom. Upon the closing of the acquisitions of CWC ConsumerCo and Cablecom, NTL may incur integration related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized as a liability assumed as of the respective acquisition dates resulting in additional goodwill if they relate to facilities or workforce previously aligned with CWC ConsumerCo or Cablecom, and would be expensed if they relate to facilities or workforce previously aligned with NTL. The assessment of integration related expenses is ongoing. The pro forma adjustments reflecting the consummation of the acquisitions of CWC ConsumerCo and Cablecom are based upon the assumptions set forth in the notes to the pro forma financial data. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that may be realized.

                                NTL INCORPORATED

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                           NTL          DIAMOND                     COMPLETED     CWC CONSUMERCO     CABLECOM
                       (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS   ACQUISITIONS    (HISTORICAL)    (HISTORICAL)   ADJUSTMENTS
                       ------------   ------------   -----------   ------------   --------------   ------------   -----------
                                                        (IN MILLIONS, EXCEPT PER SHARE DATA)
REVENUES.............     $1,090          $ 29          $ --          $1,119          $ 839            $267          $  --
COSTS AND EXPENSES
Operating
  expenses...........        536            10            --             546            313              87
Selling, general and
  administrative
  expenses...........        419            12            --             431            311              79
Franchise fees.......         22            --            --              22             --              --
Corporate
  expenses...........         21            --            --              21             24              --
Non-recurring
  charges............         --            14           (14)             --             --              --
Depreciation and
  amortization.......        534            15            25(B)          574            289              74            672(B)
                          ------          ----          ----          ------          -----            ----          -----
                           1,532            51            11           1,594            937             240            672
                          ------          ----          ----          ------          -----            ----          -----
Operating (loss).....       (442)          (22)          (11)           (475)           (98)             27           (672)
OTHER INCOME
  (EXPENSE)
Interest and other
  income.............         70           (39)            9(I)           40             11              11            (14)(F)
Interest expense.....       (485)          (26)           --            (511)          (219)            (15)          (155)(E)
                          ------          ----          ----          ------          -----            ----          -----
(Loss) before income
  taxes..............       (857)          (87)           (2)           (946)          (306)             23           (841)
Income tax
  provision..........         --            --                            --             --             (13)            --
                          ------          ----          ----          ------          -----            ----          -----
Net (loss)...........       (857)          (87)           (2)           (946)          (306)             10           (841)
Preferred stock
  dividends..........        (49)           --            --             (49)            --              --            (80)(H)
                          ------          ----          ----          ------          -----            ----          -----
Net (loss) available
  to common stock....     $ (906)         $(87)         $ (2)         $ (995)         $(306)           $ 10          $(921)
                          ======          ====          ====          ======          =====            ====          =====
Net (loss) per common
  stock -- basic and
  fully diluted......     $(7.86)
                          ======
Weighted average
  shares
  outstanding........        115                          15                             85(A)                          43(G)
                          ======                        ====                          =====                          =====


                       PRO FORMA
                       ---------

REVENUES.............   $ 2,225
COSTS AND EXPENSES
Operating
  expenses...........       946
Selling, general and
  administrative
  expenses...........       821
Franchise fees.......        22
Corporate
  expenses...........        45
Non-recurring
  charges............        --
Depreciation and
  amortization.......     1,609
                        -------
                          3,443
                        -------
Operating (loss).....    (1,218)
OTHER INCOME
  (EXPENSE)
Interest and other
  income.............        48
Interest expense.....      (900)
                        -------
(Loss) before income
  taxes..............    (2,070)
Income tax
  provision..........       (13)
                        -------
Net (loss)...........    (2,083)
Preferred stock
  dividends..........      (129)
                        -------
Net (loss) available
  to common stock....   $(2,212)
                        =======
Net (loss) per common
  stock -- basic and
  fully diluted......   $ (8.57)
                        =======
Weighted average
  shares
  outstanding........       258
                        =======

                                NTL INCORPORATED

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                          COMPLETED ACQUISITIONS
                                                  -----------------------------------------------------------------------
                                                                     NTL
                                       NTL           COMTEL        TRIANGLE         EGT          DIAMOND
                                   (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS
                                   ------------   ------------   ------------   ------------   ------------   -----------
                                                            (IN MILLIONS, EXCEPT PER SHARE DATA)
REVENUES.........................    $   747          $ 97           $105           $17           $ 147          $  (1)(C)
COSTS AND EXPENSES
Operating expenses...............        372            62             34             8              47             --
Selling, general and
 administrative expenses.........        300            32             48            --              61             --
Franchise fees...................         25            --             --            --              --             --
Corporate expenses...............         17            --              4            --              --             --
Non-recurring charges............         (4)           --             --            --              --             --
Depreciation and amortization....        266            41             37             3              72            167(B)
                                     -------          ----           ----           ---           -----          -----
                                         976           135            123            11             180            167
                                     -------          ----           ----           ---           -----          -----
Operating income/(loss)..........       (229)          (38)           (18)            6             (33)          (168)
OTHER INCOME (EXPENSE)
Interest and other income........         50            --             12            --              34             12(D)
Interest expense.................       (329)           (7)           (50)           --            (140)           (62)(E)
                                     -------          ----           ----           ---           -----          -----
(Loss) before income taxes and
 extraordinary item..............       (508)          (45)           (56)            6            (139)          (218)
Income tax (provision) benefit...          3            --             --            --              --             --
                                     -------          ----           ----           ---           -----          -----
(Loss) before extraordinary
 item............................       (505)          (45)           (56)            6            (139)         (218)
(Loss) from early extinguishment
 of debt.........................        (30)           --             --            --              --             --
                                     -------          ----           ----           ---           -----          -----
Net (loss).......................       (535)          (45)           (56)            6            (139)          (218)
Preferred stock dividend.........        (18)           --             --            --              --            (14)(H)
                                     -------          ----           ----           ---           -----          -----
Net (loss) available to common
 stock...........................    $  (553)         $(45)          $(56)          $ 6           $(139)         $(232)
                                     =======          ====           ====           ===           =====          =====
Net (loss) per common stock --
 basic and fully diluted.........    $ (8.60)
                                     =======
Weighted average shares
 outstanding.....................         64                                                                        45
                                     =======                                                                     =====

                                                            PROPOSED ACQUISITIONS
                                    PRO FORMA     -----------------------------------------       PRO FORMA
                                       FOR            CWC                                       FOR COMPLETED
                                    COMPLETED      CONSUMERCO      CABLECOM                     AND PROPOSED
                                   ACQUISITIONS   (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS     ACQUISITIONS
                                   ------------   ------------   ------------   -----------     -------------
                                                      (IN MILLIONS, EXCEPT PER SHARE DATA)
REVENUES.........................    $ 1,112         $1,138          $381         $    --          $ 2,631
COSTS AND EXPENSES
Operating expenses...............        523            415           149                            1,087
Selling, general and
 administrative expenses.........        441            399            95                              935
Franchise fees...................         25             --            --                               25
Corporate expenses...............         21             26            --                               47
Non-recurring charges............         (4)            --            --                               (4)
Depreciation and amortization....        586            390            93             896(B)         1,965
                                     -------         ------          ----         -------          -------
                                       1,592          1,230           337             896            4,055
                                     -------         ------          ----         -------          -------
Operating income/(loss)..........       (480)           (92)           44            (896)          (1,424)
OTHER INCOME (EXPENSE)
Interest and other income........        108             21            38             (11)(F)          156
Interest expense.................       (588)          (319)          (23)           (212)(E)       (1,142)
                                     -------         ------          ----         -------          -------
(Loss) before income taxes and
 extraordinary item..............       (960)          (390)           59          (1,119)          (2,410)
Income tax (provision) benefit...          3             --           (15)             --              (12)
                                     -------         ------          ----         -------          -------
(Loss) before extraordinary
 item............................       (957)          (390)           44          (1,119)          (2,422)
(Loss) from early extinguishment
 of debt.........................        (30)            --            --              --              (30)
                                     -------         ------          ----         -------          -------
Net (loss).......................       (987)          (390)           44          (1,119)          (2,452)
Preferred stock dividend.........        (32)            --            --            (102)(H)         (134)
                                     -------         ------          ----         -------          -------
Net (loss) available to common
 stock...........................    $(1,019)        $ (390)         $ 44         $(1,221)         $(2,586)
                                     =======         ======          ====         =======          =======
Net (loss) per common stock --
 basic and fully diluted.........                                                                  $(10.91)
                                                                                                   =======
Weighted average shares
 outstanding.....................        109           85(A)                           43(G)           237
                                     =======         ======                       =======          =======

                                NTL INCORPORATED

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)
                               SEPTEMBER 30, 1999

                                  NTL        CWC CONSUMERCO     CABLECOM
                              (HISTORICAL)    (HISTORICAL)    (HISTORICAL)   ADJUSTMENTS          PRO FORMA
                              ------------   --------------   ------------   -----------          ---------
                                                    (IN MILLIONS)
ASSETS:
Current Assets:
  Cash, cash equivalents and
     securities.............    $ 1,568          $  189         $    14        $   273(A)(G)(I)    $ 2,044
  Other current assets......        401             123              83             --                 607
                                -------          ------         -------        -------             -------
Total current assets........      1,969             312              97            273               2,651
Investment in Cable London
  plc and other
  affiliates................        207              --              40           (207)(I)              40
Fixed assets, net...........      5,484           5,046             854            735(A)           12,119
Intangible assets, net......      3,033           2,916             163          8,420(A)           14,532
Other assets, net...........        334             112              25             27(A)              498
                                -------          ------         -------        -------             -------
Total assets................    $11,027          $8,386         $ 1,179        $ 9,248             $29,840
                                =======          ======         =======        =======             =======
LIABILITIES AND
  SHAREHOLDERS' EQUITY:
Current liabilities:
  Other current
     liabilities............    $   915          $  556         $   162        $    --             $ 1,633
  Current portion of
     long-term debt and
     capital leases.........        115             110             705           (705)(A)             225
  Due to affiliates.........         --             130              --             --                 130
                                -------          ------         -------        -------             -------
Total current liabilities...      1,030             796             867           (705)              1,988
Long-term debt..............      7,483           5,242              31          1,920(A)           14,676
Other.......................         --              18              60             --                  78
Deferred income taxes.......         90              --             108             79(A)              277
Senior redeemable
  exchangeable preferred
  stock.....................        137              --              --             --                 137
Shareholders' equity:
  Preferred stock, Common
     stock and additional
     paid-in capital........      4,256              --              --          9,899(A)(G)        14,155
  Acquired company equity...         --           2,330             113         (2,443)                 --
  Other comprehensive
     income.................        139              --              --             --                 139
  Deficit...................     (2,108)             --              --            498(I)           (1,610)
                                -------          ------         -------        -------             -------
                                  2,287           2,330             113          7,954              12,684
                                -------          ------         -------        -------             -------
Total liabilities and
  shareholders' equity......    $11,027          $8,386         $ 1,179        $ 9,248             $29,840
                                =======          ======         =======        =======             =======

                                NTL INCORPORATED

                     NOTES TO THE PRO FORMA FINANCIAL DATA
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

A. PURCHASE PRICE AND ALLOCATION OF PURCHASE PRICE:
CWC CONSUMERCO
Shares of NTL common stock to be issued.....................       85
NTL common stock price (at the time of announcement of
  acquisition of CWC ConsumerCo)............................  $ 63.52
                                                              -------
Subtotal....................................................    5,399
Cash consideration (L2.85 billion at September 30, 1999
  exchange rate)............................................    4,692
                                                              -------
Purchase price..............................................   10,091
Less: Net assets at September 30, 1999......................   (2,330)
Less: Estimate of debt not assumed at September 30, 1999....   (1,713)
                                                              -------
Excess of purchase price over net assets acquired...........  $ 6,048
                                                              =======
Preliminary allocation to:
Fixed assets................................................  $   375
Intangible assets...........................................    5,673
                                                              -------
                                                              $ 6,048
                                                              =======

CABLECOM
Proceeds from the offering of the 5 3/4% convertible
  subordinated notes, net of financing costs of $27
  million...................................................  $ 1,173
Bridge financing (CHF3.7 billion)...........................    2,464
Cash on hand................................................      226
                                                              -------
Purchase price (CHF5.8 billion).............................    3,863

Net assets at September 30, 1999............................      113
Less: cash on hand..........................................      (14)
Less: intangible assets.....................................     (163)
Plus: current and long-term debt............................      736
                                                              -------
                                                                  672
                                                              -------

Excess of purchase price over net assets acquired...........  $ 3,191
                                                              =======

Preliminary allocation to:
Fixed assets................................................  $   360
Deferred tax liability......................................      (79)
Intangible assets...........................................    2,910
                                                              -------
                                                              $ 3,191
                                                              =======

     The intangible assets arising from the acquisitions of CWC ConsumerCo and Cablecom may include customer lists, license acquisition costs and goodwill. The amount of each individual intangible is not currently determinable. The amounts of each intangible will be determined based on appraisals and other analyses. The amortization period for each may vary, although it is assumed in Pro Forma Adjustment B below, that 10 years is a representative blended amortization period.

                                                             COMPLETED         CWC
                                                            ACQUISITIONS    CONSUMERCO    CABLECOM
                                                            ------------    ----------    --------
B. DEPRECIATION AND AMORTIZATION
For the year ended December 31, 1998:
  Depreciation of fixed asset allocation (over 15
     years)...............................................    $     4         $   25        $ 24
  Amortization of intangibles (over 2-15 years)...........        214            567         291
  Historical amortization of intangibles..................        (51)            --         (11)
                                                              -------         ------        ----
                                                              $   167         $  592        $304
                                                              =======         ======        ====
For the nine months ended September 30, 1999:
  Depreciation of fixed asset allocation (over 15
     years)...............................................    $     1         $   19        $ 18
  Amortization of intangibles (over 2-15 years)...........         26            425         218
  Historical amortization of intangibles..................         (2)            --          (8)
                                                              -------         ------        ----
                                                              $    25         $  444        $228
                                                              =======         ======        ====
C. CONSULTING REVENUE
NTL Triangle consulting fee income for the year ended
  December 31, 1998 which ceased upon acquisition by
  NTL.....................................................    $     1
                                                              =======
D. EQUITY IN NET LOSS
NTL Triangle equity in the net loss of Birmingham Cable
  for the year ended December 31, 1998 that ceased upon
  the sale by NTL.........................................    $    12
                                                              =======
E. INTEREST EXPENSE
For the year ended December 31, 1998:
  Reduction of interest on CWC ConsumerCo and Cablecom
     debt not assumed(1)..................................    $    --         $ (118)       $(23)
  Interest on ComTel debt not assumed.....................         (7)            --          --
  Interest on the borrowings utilized to acquire
     ComTel(2)............................................         77             --          --
  Amortization of fees on borrowings recorded as deferred
     financing costs......................................          2             --           3
  Interest expense on the 5 3/4% convertible notes and
     bridge financing.....................................         --             --         350
  Historical interest expense on NTL Triangle Credit
     Facility(3)..........................................        (10)            --          --
                                                              -------         ------        ----
  Net statement of operations impact......................    $    62         $ (118)       $330
                                                              =======         ======        ====
For the nine months ended September 30, 1999:
  Reduction of interest on CWC ConsumerCo and Cablecom
     debt not assumed(1)..................................    $    --         $  (89)       $(15)
  Amortization of fees on borrowings recorded as deferred
     financing costs......................................         --             --           2
  Interest expense on the 5 3/4% convertible notes and
     bridge facility......................................         --             --         257
                                                              -------         ------        ----
  Net statement of operations impact......................    $    --         $  (89)       $244
                                                              =======         ======        ====

                                                             COMPLETED         CWC
                                                            ACQUISITIONS    CONSUMERCO    CABLECOM
                                                            ------------    ----------    --------
F. INTEREST INCOME
For the year ended December 31, 1998:
  Reduction of interest income on cash not acquired.......    $    --         $   --        $  0
  Reduction of interest income on cash on hand used for
     acquisition..........................................         --             --         (11)
                                                              -------         ------        ----
                                                              $    --         $   --        $(11)
                                                              =======         ======        ====
For the nine months ended September 30, 1999:
  Reduction of interest income on cash not acquired.......    $    --         $   --        $ (6)
  Reduction of interest income on cash on hand used for
     acquisition..........................................         --             --          (8)
                                                              -------         ------        ----
                                                              $    --         $   --        $(14)
                                                              =======         ======        ====
G. COMMON AND PREFERRED STOCK TO BE ISSUED TO FRANCE
  TELECOM
Common Stock (42.3 million shares)........................                    $2,500
5% preferred stock(2.0 million shares)....................                     2,000
                                                                              ------
          Total cash to be received.......................                    $4,500
                                                                              ======
H. PREFERRED STOCK DIVIDEND
Dividends at 9.9% on the NTL preferred stock issued in the
  ComTel and Eastern Group Telecoms acquisitions..........    $    14
                                                              =======
Dividends at 5% on the preferred stock issued to France
  Telecom
  For the year ended December 31, 1998....................                    $  102
                                                                              ======
  For the nine months ended September 30, 1999............                    $   80
                                                                              ======
I. SALE OF CABLE LONDON PLC
Cash received (L428 million pounds).......................    $   705
Less: Book value of investment at September 30, 1999......        207
                                                              -------
Gain on sale of Cable London(4)...........................    $   498
                                                              =======
NTL Triangle equity in the net loss of Cable London
  For the year ended December 31, 1998....................    $     0
                                                              =======
  For the nine months ended September 30, 1999............    $     9
                                                              =======

---------------
(1) Under the terms of the transaction agreement, NTL will assume approximately $3,529 of CWC ConsumerCo net debt at the closing of the transaction, which is a reduction of approximately $1,713 from the historical financial statements of CWC ConsumerCo. The reduction of interest expense was estimated using CWC ConsumerCo's effective borrowing rate of 6.9%. A 1/8% change in this rate would equate to an approximate $22 change in annual interest expense. Such debt may be refinanced or repaid prior to the closing of the CWC ConsumerCo acquisition. The related impact on interest expense will not be determined until the closing of the CWC ConsumerCo acquisition.

(2) On June 16, 1998, NTL agreed to acquire substantially all of the operations of ComTel in a two-part transaction in exchange for approximately L550 million. A portion of the purchase price (L475 million) was financed using funds available under NTL's credit facility. The NTL credit facility bore interest at LIBOR plus 3% per annum increasing by 0.25% per annum each month beginning three months after the first drawdown to a maximum of 4% per annum. In November 1998, the NTL credit facility was repaid using most of the proceeds from the issuance of NTL Communications Corp.'s 11 1/2% notes and 12 3/8% notes.

(3) This facility was repaid by NTL Triangle with the proceeds from the sale of its interest in Birmingham Cable.

(4) This gain has not been reflected as a pro forma adjustment to the statement of operations for the nine months ended September 30, 1999 as it is a non-recurring item.

                     MARKET PRICE DATA AND DIVIDEND POLICY

NTL

     Shares of NTL common stock trade on Nasdaq under the symbol "NTLI" and on Easdaq under the symbol "NTLI.ED." From October 14, 1993 through March 26, 1997, NTL common stock was quoted and traded on the Nasdaq under the symbol "ICTL." The information set forth below gives retroactive effect to the 5-for-4 stock split in February 2000, the 5-for-4 stock split in October 1999 and the 4-for-3 stock split in August 1995.

                                                                       NTL
                                                              ---------------------
                                                                  COMMON STOCK
                                                              ---------------------
                                                                HIGH          LOW
                                                              --------      -------
1996
  First Quarter.............................................  $ 19.275      $13.838
  Second Quarter............................................    21.838       17.763
  Third Quarter.............................................    19.200       14.475
  Fourth Quarter............................................    18.075       14.475
1997
  First Quarter.............................................  $ 17.125      $11.600
  Second Quarter............................................    17.438       12.163
  Third Quarter.............................................    17.838       12.875
  Fourth Quarter............................................    18.800       16.163
1998
  First Quarter.............................................  $ 29.275      $17.125
  Second Quarter............................................    34.563       22.875
  Third Quarter.............................................    41.600       22.725
  Fourth Quarter............................................    39.675       20.475
1999
  First Quarter.............................................  $ 54.563      $33.638
  Second Quarter............................................    64.638       43.600
  Third Quarter.............................................    68.725       51.200
  Fourth Quarter............................................   102.300       51.100
2000
  First Quarter (through February 10, 2000).................  $109.094      $87.797

     On July 23, 1999, the last trading day prior to the public announcement of France Telecom's proposed investment of L2.8 billion and the CWC ConsumerCo acquisition, NTL common stock closed at $63.516 per share. On February 10, 2000, the last practicable trading day prior to the printing of this proxy statement, NTL common stock closed at $97.125 per share on Nasdaq.

     The market price of shares of NTL common stock is subject to fluctuation. As a result, stockholders of NTL are urged to obtain current market quotations.

     Since its inception, NTL has not declared or paid any cash dividends on the NTL common stock. NTL currently intends to retain its earnings for future growth and, therefore, does not anticipate paying cash dividends in the foreseeable future.

CABLE & WIRELESS COMMUNICATIONS

     The principal trading market for the ordinary shares of Cable & Wireless Communications is the London Stock Exchange. ADRs, each representing five ordinary shares of Cable & Wireless Communications, have been issued by Citibank N.A., as depositary, and are listed on the New York Stock Exchange under the symbol "CWZ."

     The table below sets forth, for the calendar quarters indicated, the high and low middle market quotations for the ordinary shares of Cable & Wireless Communications on the London Stock Exchange as reported on its Daily Official List and the high and low market quotations for the ADRs on the New York Stock Exchange.

                                                        PENCE PER           U.S. DOLLARS
                                                          SHARE               PER ADR
                                                    ------------------    ----------------
                                                      HIGH       LOW       HIGH      LOW
                                                    --------    ------    ------    ------
1997
  Third Quarter...................................  p  318.0    p219.0    $27.00    $18.25
  Fourth Quarter..................................     292.0     210.0     24.38     17.88
1998
  First Quarter...................................  p  428.0    p264.0    $35.94    $21.25
  Second Quarter..................................     606.5     404.5     50.39     33.63
  Third Quarter...................................     716.5     370.0     58.75     31.19
  Fourth Quarter..................................     568.0     345.5     46.38     30.00
1999
  First Quarter...................................  p  805.5    p549.0    $67.00    $45.38
  Second Quarter..................................     795.0     550.0     63.19     44.63
  Third Quarter...................................     820.0     598.0     57.75     46.50
  Fourth Quarter..................................     895.0     587.0     70.50     49.56
2000
  First Quarter (through February 10, 2000).......  p1,072.0    p810.0    $85.50    $67.00

     On July 23, 1999, the last trading day prior to the public announcement of the restructuring of CWC DataCo and CWC ConsumerCo, the closing middle market quotation for the Cable & Wireless Communications ordinary shares on the London Stock Exchange was p701.5 and the last sale price of the Cable & Wireless Communications ADRs quoted on the New York Stock Exchange was $55.13. On February 10, 2000, the last practicable trading day prior to the printing of this proxy statement, the closing middle market quotation for Cable & Wireless Communications ordinary shares on the London Stock Exchange was p1,027.5, and the last sale price of the Cable & Wireless Communications ADRs quoted on the New York Stock Exchange was $82.96.

                        SECURITY OWNERSHIP OF PRINCIPAL
                       STOCKHOLDERS AND MANAGEMENT OF NTL

     The following table sets forth certain information regarding the beneficial ownership of NTL common stock, as of February 7, 2000, by;

     - each executive officer and director of NTL;

     - all directors and executive officers of NTL as a group; and

     - stockholders holding 5% or more of the NTL common stock.

                                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                           -------------------------------------------------------------------
                                                         PRESENTLY
                                                        EXERCISABLE
                                                          OPTIONS,
                                                         WARRANTS,
                                                        CONVERTIBLE
                                                         BONDS AND
EXECUTIVE OFFICERS, DIRECTORS                COMMON     EXCHANGEABLE
AND PRINCIPAL STOCKHOLDERS                   STOCK      PREFERRED(1)     TOTAL      PERCENT(2)   TOTAL OPTIONS
-----------------------------                ------     ------------     -----      ----------   -------------
J. Barclay Knapp.........................     224,428     3,057,509     3,281,937      2.27%       4,170,790
George S. Blumenthal(3)..................     113,217     2,647,221     2,760,438      1.92%       3,760,502
Richard J. Lubasch(4)....................      61,374       502,289       563,663      *             814,790
John F. Gregg(5).........................       1,250       437,450       438,700      *             895,834
Leigh Costikyan Wood.....................       1,086       548,264       549,350      *           1,134,202
Gregg Gorelick...........................      85,154        97,752       182,906      *             182,128
Steven L. Wagner.........................           0       293,753       293,753      *             539,066
Robert T. Goad(6)........................     854,950             0       854,950      *                   0
Sidney R. Knafel(7)......................   1,679,268       608,638     2,287,906      1.61%         217,360
Ted H. McCourtney(8).....................     179,879       124,365       304,244      *             217,360
Del Mintz(9).............................     911,995       130,743     1,042,738      *             217,360
Alan J. Patricof(10).....................      10,872       124,365       135,237      *             217,360
Warren Potash(11)........................       2,170       126,916       129,086      *             217,360
Jean Louis Vinciguerra...................           0             0             0      *                   0
Michael S. Willner(12)...................     694,201       580,602     1,274,803      *             189,324
All directors and officers as a group (15
  in number).............................   4,819,844     9,279,867    14,099,711      9.93%      12,773,436
France Telecom, S.A.(13) ................   8,451,023    11,697,321    20,148,344     13.16%
Compagnie Generale des Communications
(COGECOM) S.A.(13)
  6 place d'Alleray
  75505 Paris Cedex 15 France
Janus Capital Corporation(14)............  12,008,755     1,789,796    13,798,551      9.64%
Thomas H. Bailey(14)
  100 Fillmore Street
  Denver, CO 80206-4923

                                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                           -------------------------------------------------------------------
                                                         PRESENTLY
                                                        EXERCISABLE
                                                          OPTIONS,
                                                         WARRANTS,
                                                        CONVERTIBLE
                                                         BONDS AND
EXECUTIVE OFFICERS, DIRECTORS                COMMON     EXCHANGEABLE
AND PRINCIPAL STOCKHOLDERS                   STOCK      PREFERRED(1)     TOTAL      PERCENT(2)   TOTAL OPTIONS
-----------------------------                ------     ------------     -----      ----------   -------------
AXA Assurances I.A.R.D. Mutuelle(15).....  12,337,430     1,422,790    13,760,220      9.63%
AXA Assurances Vie Mutuelle(15)
  21, rue de Chateaudun
  75009 Paris France
AXA Conseil Vie Assurances Mutuelle(15)
  100-101 Terrasse Boieldieu
  92042 Paris La Defense France
AXA Courtage Assurance Mutuelle(15)
  26, rue Louis le Grand
  75002 Paris France
AXA(15)
  9 Place Vendome
  75001 Paris France
AXA Financial, Inc.(15)
  1290 Avenue of the Americas
  New York, New York 10104
Microsoft Corporation(16)................   8,229,200     1,875,000    10,104,200      7.05%
  One Microsoft Way
  Redmond, WA 98052

The Goldman Sachs Group, Inc.(17)........   9,316,215        30,740     9,346,955      6.61%
Goldman Sachs & Co.(17)
European Cable Capital Partners, L.P.(17)
European Cable Capital Partners Holding,
  Inc.(17)
Stone Street Fund 1996, L.P.(17)
Bridge Street Fund 1996, L.P.(17)
Stone Street Empire Corp.(17)
GS Capital Partners, L.P.(17)
GS Advisors, L.P.(17)
  85 Broad Street
  New York, NY 10004
Prime 66 Partners, L.P.(18)..............   6,851,361     1,275,510     8,126,871      5.70%
Composite 66, L.P.(18)...................     376,930             0       376,930       .27%
H&S Partners I(18).......................           0       510,204       510,204       .36%
  201 Main Street, Suite 3200
  Fort Worth, TX 76102

---------------

  *  Represents less than one percent.

 (1) Includes shares of NTL common stock purchased upon the exercise of options which are exercisable or become so in the next 60 days, referred to as 'presently exercisable options', shares of NTL common stock purchased upon the conversion of NTL's 7% convertible subordinated notes due 2008 or 5.75% convertible subordinated notes due 2009, referred to as convertible bonds, and shares of NTL common stock purchased upon the exchange of the senior redeemable exchangeable preferred stock which are exchangeable or become so in the next 60 days, referred to as the exchangeable preferred. Of the options, warrants, convertible bonds and exchangeable preferred shown in the above table:

     (a) 610,309 options were assumed by NTL in 1993, having a weighted average exercise price of $1.08 per share;

     (b) 12,163,088 options are employee and non-employee director options that have been issued by NTL under the 1993 employee stock option plan, the 1993 non-employee director stock option plan, the 1998 non-qualified stock option plan or certain other stock option agreements, having a weighted average exercise price of $16.82 per share; and

     (c) 968,546 are NTL seven-year warrants that were issued pursuant to certain non-competition agreements having an exercise price of $3.568 per share.

 (2) Includes NTL common stock and presently exercisable options, warrants, convertible bonds and exchangeable preferred stock.

 (3) Includes 3,299 shares of NTL common stock owned by trusts for the benefit of Mr. Blumenthal's children. Also includes 711,116 options held in grantor retained annuity trusts.

 (4) Includes 174 shares of NTL common stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch disclaims beneficial ownership.

 (5) Mr. Gregg owns $100,000 of the 7% convertible bonds, convertible into 2,551 shares of common stock.

 (6) Includes 824,071 shares of NTL common stock owned by Columbia Management, Inc., Mr. Goad's wholly-owned investment company. Columbia Management, Inc., of which Mr. Goad is the sole shareholder, is a limited partner in European Cable Capital Partners, L.P., referred to as ECCP. Columbia Management, Inc. owns or has options to acquire, in each case as a limited partner, an aggregate of 206,086 units of partnership interests in ECCP, which constitute 9.20% of all ECCP units on a fully diluted basis. ECCP owns 8,765,286 shares of NTL common stock. Neither Mr. Goad nor Columbia Management, Inc. has a right to control or direct ECCP or the disposition of shares of NTL common stock, which it owns, and they therefore disclaim any beneficial ownership of the shares of NTL common stock owned by ECCP.

 (7) Includes 25,958 shares of NTL common stock owned by Insight Communications UK, Inc., Mr. Knafel's wholly-owned investment company. Also includes 73,363 shares of NTL common stock owned by a foundation of which Mr. Knafel is the President, as to which shares Mr. Knafel disclaims beneficial ownership.

 (8) Includes 162,616 shares of NTL common stock held by limited partnerships of which Mr. McCourtney is a general partner, as to which shares Mr. McCourtney disclaims beneficial ownership except to the extent of his pro-rata interest. An additional 2,572 shares of NTL common stock are held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.

 (9) Includes 39 shares of NTL common stock as to which shares Mr. Mintz disclaims beneficial ownership. Mr. Mintz owns $250,000 of the 7% convertible bonds, convertible into 6,378 shares of NTL common stock.

(10) Includes 108 shares of NTL common stock owned by Mr. Patricof's wife, as to which shares Mr. Patricof disclaims beneficial ownership.

(11) Mr. Potash owns $100,000 of the 7% convertible bonds, convertible into 2,551 shares of NTL common stock.

(12) Includes 138,579 shares of NTL common stock held by trust accounts for the benefit of Mr. Willner's children as to which shares Mr. Willner disclaims beneficial ownership.

(13) Based upon a Schedule 13-D (Amendment No. 2), dated January 31, 2000, filed by France Telecom and Compagnie Generale des Communications (COGECOM) S.A. with the SEC.

(14) Based solely upon Schedule 13-G, dated July 9, 1999, filed by Janus Capital Corporation and Thomas H. Bailey with the SEC.

(15) Based solely upon a Schedule 13-G, dated October 12, 1999, filed by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelles, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. with the SEC.

(16) Based upon a Schedule 13-G, dated February 8, 1999, filed by Microsoft Corporation with the SEC and the conversion of 527,555.90 shares of the Company's 5 1/4 Convertible Preferred Stock into 8,229,200 shares of common stock on February 7, 2000.

(17) Based upon a Form 4/A, dated November 18, 1999, filed by The Goldman Sachs Group, Inc., Goldman Sachs & Co., European Cable Partners, L.P., European Cable Capital Partners Holding, Inc., Stone Street Fund 1996, L.P., Bridge Street Fund 1996, L.P., Stone Street Empire Corp., GS Capital Partners, L.P. and GS Advisors, L.P., with the SEC and $1,205,000 of the 7% convertible bonds, convertible into 30,740 shares of common stock.

(18) Based solely upon a Schedule 13-G (Amendment No. 2), dated February 19, 1999, filed by Prime 66 Partners, L.P., Composite 66, L.P. and H&S Partners I with the SEC.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF NTL

     Section 16(a) of the Exchange Act requires that NTL's directors and executive officers, and persons who own beneficially more than 10% of a registered class of NTL's equity securities file with the SEC, and with each exchange on which NTL common stock trades, initial reports of ownership and reports of changes in ownership of NTL common stock and other equity securities of NTL. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish NTL with copies of all Section 16(a) forms they file.

     To NTL's knowledge, based solely on review of the copies of such reports furnished to NTL and written representations that no other reports were required during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that in the case of George S. Blumenthal, a filing reporting a transaction made in 1998 was inadvertently not made when required in 1998, but instead was made in February 1999.

     Any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding, whether formal or informal, to acquire or control securities of NTL, Cable and Wireless or Cable & Wireless Communications, owns or controls, or becomes the owner or controller, directly or indirectly, of 1% or more of any class of securities of NTL, Cable and Wireless or Cable & Wireless Communications is generally required under the provisions of Rule 8 of the UK City Code to notify the UK Panel on Takeovers and Mergers of every dealing in such securities prior to the completion of the CWC ConsumerCo acquisition. Dealings by NTL, Cable and Wireless or Cable & Wireless Communications or by their respective "associates", within the definition set out in the City Code, in any class of securities of prior to the completion of the CWC ConsumerCo acquisition must also be so disclosed. Please consult your financial adviser immediately if you believe this Rule may be applicable to you.

                              RECENT DEVELOPMENTS

ACQUISITION OF AUSTRALIAN NATIONAL TRANSMISSION NETWORK

     On April 30, 1999, a subsidiary of NTL acquired the Australian National Transmission Network at a purchase price of approximately $425.5 million. While NTL ultimately intends to finance the purchase price by a separate financing, the funds necessary to pay the purchase price for the Australian network were obtained from a distribution by NTL Communications Corp. to NTL.

ACQUISITION OF IRISH CABLELINK

     In May 1999, NTL announced its first broadband venture outside the United Kingdom with the acquisition of Cablelink Limited, Ireland's largest cable television provider. Telecom Eireann, now named Eircom, and Radio Telefis Eireann announced NTL as the successful bidder after a competitive tendering process. In July 1999, NTL acquired Cablelink for approximately 535.18 million Irish punts (approximately $701 million).

     Cablelink provides multi-channel television and information services in Dublin, Galway and Waterford with a customer base of over 360,000 subscribers. Cablelink currently has an 83% penetration rate in its cable broadband network which passes 420,000 homes. Cablelink holds licenses to provide analog and digital television services in its franchises for 15 years with exclusive rights for five years as of the beginning of 1999. It also has a full service license allowing it to provide public telephony, internet and other value-added services throughout Ireland.

ACQUISITION OF 1G NETWORKS IN FRANCE

     In May 1999, NTL announced its first broadband venture in continental Europe with a strategic acquisition in France. Following a competitive tendering process, France Telecom and France Telecom Cable announced that NTL was the winning bidder to acquire the "1G Networks" of France Telecom representing over 266,000 franchise homes. In August 1999, NTL purchased four of the five franchise areas comprising the "1G Networks." NTL acquired the four franchise areas for approximately FF264.3 million (approximately $43 million) and paid approximately FF12.3 million (approximately $2 million) as a deposit for the fifth franchise area. On November 22, 1999, NTL closed the purchase of the fifth franchise area.

ACQUISITION OF BT CABLE FRANCHISES IN WESTMINSTER AND MILTON KEYNES

     In July 1999, NTL acquired broadband cable franchises located in Westminster, London and Milton Keynes from British Telecommunications for an aggregate of L19 million (approximately $31.2 million). NTL expects to invest approximately L15 million (approximately $24.7 million) to upgrade the networks for digital cable, interactive service and high speed internet access. In addition, NTL paid British Telecommunications L5 million (approximately $8.2 million) on closing and will pay up to L14 million (approximately $23.0 million) on completion of the upgrade of the Westminster network. NTL leases the networks from British Telecommunications on a long term basis for an annual lease payment of approximately L3.9 million (approximately $6.4 million).

ACQUISITION OF WORKPLACE TECHNOLOGIES

     In September 1999, NTL acquired substantially all, and has since acquired the remainder, of the shares of Workplace Technologies plc, one of the UK's leading data network service integrators, for cash of approximately L96.6 million (approximately $158.3 million) and loan notes of approximately L4.5 million (approximately $7.4 million). NTL currently expects to transfer Workplace Technologies to NTL Communications in the first quarter of 2000.

ACQUISITION OF ADDITIONAL NTL COMMON STOCK BY FRANCE TELECOM

     On October 25, 1999, NTL announced that France Telecom agreed to purchase approximately 4.2 million shares of NTL common stock from NTL stockholders who received the shares as consideration in an acquisition that was completed by NTL in the first quarter of 1999.

SALE OF INTEREST IN CABLE LONDON

     On November 23, 1999, NTL completed the previously announced sale through its wholly-owned subsidiary, NTL (Triangle) LLC, of its 50% interest in Cable London plc to Telewest Communications for approximately L428 (approximately $704.7 million) in cash. The sale was subject to the provisions of a buy/sell agreement between the parties related to NTL's purchase in 1998 of Comcast UK Cable Partners Limited.

NTL STOCK SPLITS

     In September 1999, the NTL board of directors approved a 5-for-4 stock split, payable as a stock dividend. The record date and the payment date for the stock split were October 4, 1999 and October 7, 1999. In January 2000, the NTL board of directors approved a 5-for-4 stock split, payable as a stock dividend. The record date of the stock split was January 31, 2000 and the payment date was February 3, 2000. For both stock splits, one new share of NTL common stock was distributed for each four shares of NTL common stock owned on the record date for the stock split, with fractional shares being rounded up and down. The impact of the stock split on the number of shares of NTL common stock issuable to France Telecom and issuable to shareholders of Cable & Wireless Communications as consideration for the CWC ConsumerCo acquisition, as well as on shareholding conditions applicable to France Telecom has been reflected in this proxy statement, except as otherwise noted.

REDEMPTION OF 9.9% NON-VOTING MANDATORILY REDEEMABLE PREFERRED STOCK, SERIES A

     On December 10, 1999, NTL gave notice to the holder of all of NTL's outstanding shares of 9.9% non-voting mandatorily redeemable preferred stock, series A that such preferred stock would be mandatorily redeemed for cash on December 22, 1999. The mandatory redemption price was approximately $140.8 million.

AGREEMENT TO ACQUIRE CABLECOM IN SWITZERLAND

     On December 13, 1999, NTL announced that it had reached an agreement to acquire the Cablecom Group from Swisscom AG, Siemens Schweiz AG and VEBA Telecom GmbH for CHF 5.8 billion (approximately $3.7 billion). Cablecom's revenues for the year ended December 31, 1999 were $388 million.

     Cablecom is Switzerland's largest cable operator with 1.38 million subscribers which reflects a penetration rate of 96% in its service areas and delivers signals via its national fiber backbone to other cable operators who serve a further 300,000 cable homes. Over 90% of television broadcasting in Switzerland is delivered over cable networks. Cablecom has an estimated 53% share of the Swiss cable market and is the major cable operator in 11 of Switzerland's 15 largest cities. Cablecom has been the catalyst for the consolidation of the Swiss cable market and recently launched digital television and high-speed internet services.

     Cablecom also owns SwissOnline, the second largest internet service provider in Switzerland and one of the country's most popular portals with approximately 140,000 customers. Cablecom already has a telecommunications license to provide data consisting of internet, leased lines and asynchronous transfer mode, and value added services throughout Switzerland and it will shortly submit an application to extend the licenses for the provisioning of voice telephony. Cablecom's network is currently being upgraded as part of an investment program scheduled to go through 2003, with over $250 million spent in the last two years. The network upgrade program will include the completion of a national fiber ring which is expected to cover approximately 75% of Switzerland by the end of 2001 as one of only two national fiber rings in Switzerland.

     Through this acquisition, NTL will become the largest alternative fixed link telecommunications operator in the Swiss telecommunications market.

     NTL will acquire the cable assets of Cablecom Holdings AG together with its subsidiaries. Part of the purchase price will take the form of the assumption or discharge of indebtedness of the Cablecom Group. Completion of the acquisition is conditioned on certain regulatory approvals being obtained and is expected to occur in the first quarter of 2000.

     The consideration for the acquisition will be provided by means of part of the proceeds of the offering by NTL of its 5 3/4% convertible subordinated notes (described below), senior debt facilities and cash at hand. In respect of the senior debt, Chase Manhattan plc has agreed to arrange a syndicate of banks to make available facilities in an aggregate principal amount of CHF 4.0 billion (approximately $2.6 billion) to help fund the acquisition of the Cablecom Group and related purposes. The facilities will consist of a tranche of CHF 2.7 billion (approximately $1.7 billion), to be utilized in the acquisition of the Cablecom Group and for the refinancing of certain of that group's indebtedness, and a tranche of CHF 1.3 billion (approximately $0.8 billion) to be used for working capital and general corporate purposes. The facilities will have a final maturity date of March 31, 2010 and will be secured, by among other methods, pledges over shares in the majority of the members of the Cablecom Group. The facilities will be subject to conditions precedent including completion of the acquisition of the Cablecom Group and will contain representations and warranties, undertakings and events of defaults reflecting current practice in the European syndicated loan market for comparable facilities. The Chase Manhattan Bank will underwrite the availability of the facilities. NTL, France Telecom and certain commercial banks are currently in discussion regarding an issuance of new NTL preferred stock to assist the funding of the acquisition of the Cablecom Group, see "Unaudited Pro Forma Financial Data".

     NTL is planning to develop the Cablecom business post-acquisition beyond the basic TV business. Core elements of NTL's strategy for Cablecom include:

     - an acceleration of the ongoing build-out of the nationwide backbone;

     - an increase in digital and bi-directional capacity beyond the capacity currently contemplated by Cablecom management;

     - the offering of subsidized digital TV and, at a later stage, multimedia set-top boxes to drive penetration; and

     - the introduction of a value-added services bouquet including digital TV, pay-TV, web-TV, video- and audio-on-demand, voice telephony and high-speed internet.

OFFERING OF NEW SERIES OF NTL CONVERTIBLE SUBORDINATED NOTES

     In December 1999, NTL completed a $1.2 billion offering of its 5 3/4% convertible subordinated notes due 2009. France Telecom purchased approximately $232 million of the convertible subordinated notes which are initially convertible into 2,144,495 shares of NTL common stock. The aggregate net proceeds of approximately $1.17 billion from the sale of the convertible subordinated notes are expected to be used to finance a portion of the purchase price of the proposed acquisition of the Cablecom Group.

     The convertible subordinated notes were not registered under the Securities Act and were offered and sold in transactions exempt from or not subject to the registration requirements of the Securities Act. In connection with this offering, NTL announced that it intends to make an offer to convert its existing 7% convertible subordinated notes due 2008 into NTL common stock.

REDEMPTION OF ALL SERIES OF 5 1/4% CONVERTIBLE PREFERRED STOCK

     On January 7, 2000, NTL gave notice to the holder of all the series of NTL's outstanding shares of 5 1/4% convertible preferred stock that such preferred stock would be mandatorily redeemed for shares of NTL common stock on February 7, 2000. The redemption price was approximately $527.5 million, payable in cash or NTL common stock valued at the average of the closing prices for the NTL common stock during the 25 trading days prior to the redemption date. However, the holder exercised its right to convert the shares of 5 1/4% convertible preferred stock into 8,229,200 shares of NTL common stock, based on an average conversion price of approximately $64.11 per share.

NTL AND FRANCE TELECOM TO BID FOR MOBILE PHONE LICENSES

     On January 12, 2000, NTL announced that it would be bidding together with France Telecom for one of the UMTS "third generation" mobile phone licenses which are being auctioned in the UK. This license will be held by NTL Mobile Limited, a joint venture with France Telecom.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
                  OF THE FORMATION OF NTL HOLDINGS AND THE CWC
                             CONSUMERCO ACQUISITION

     The following is a summary of material anticipated U.S. federal income tax consequences to:

     - holders of NTL stock who transfer such stock to a newly created holding company named NTL Holdings solely in exchange for NTL Holdings stock who are U.S Holders (as described below) and who hold NTL stock as a capital asset; and

     - holders of CWC Holdings shares who transfer such shares to a NTL Holdings in exchange for NTL Holdings common stock and/or cash and who hold CWC Holdings shares as a capital asset.

     This summary is based on the Internal Revenue Code, Treasury regulations, administrative rulings and court decisions, all as currently in effect and all of which are subject to differing interpretations or change. Any change, whether or not retroactive, could alter the tax consequences described below. This summary is for general information only and does not purport to address all U.S. federal income tax considerations that may be important to a particular holder in light of its investment or tax circumstances, or to certain types of holders subject to special treatment under U.S. federal income tax law, including, for example, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquire NTL stock or CWC Holdings shares by the exercise of an employee stock option or right or otherwise as compensation, an owner of more than 5% of CWC Holdings shares or an owner of more than 5% of NTL Holdings common stock after the transaction, persons who hold NTL stock or CWC Holdings shares as part of a hedge, straddle or conversion transaction, and, except to the extent discussed below, non-U.S. Holders, as described below.

     In addition, no information is provided herein with respect to the tax consequences of the acquisition of NTL and CWC Holdings by NTL Holdings under applicable foreign, state or local laws. No ruling has been, or will be, sought from the IRS as to the U.S. federal income tax consequences of any matter discussed in this proxy statement. Therefore, no assurance can be given that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained by a court.

     For purposes of this summary, a U.S. Holder is any person who is:

     - a citizen or resident of the U.S.;

     - a corporation or a partnership created or organized in the U.S. or under the laws of the U.S. or of any political subdivision of the U.S.;

     - an estate the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

     - a trust, if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions.

A non-U.S. Holder is any person that is not a U.S. Holder.

TAX CONSEQUENCES OF THE FORMATION OF NTL HOLDINGS TO HOLDERS OF NTL STOCK

     The U.S. federal income tax consequences of the exchange to holders of NTL stock can be summarized as follows:

     - no gain or loss will be recognized by a holder of NTL stock who exchanges its NTL stock solely for NTL Holdings stock in the exchange;

     - the aggregate tax basis of NTL Holdings stock received by a holder in the exchange will be the same as the aggregate tax basis of the NTL stock surrendered in the exchange; and

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     - a holder's holding period for NTL Holdings stock received in the exchange will include the holder's holding period for the NTL stock surrendered in the exchange.

     Holders of NTL stock who hold blocks of such stock with different tax bases or holding periods should consult their tax advisors regarding the bases and holding periods of their NTL Holdings stock received in the exchange.

     Each holder of NTL stock who receives NTL Holdings stock in the exchange will be required to maintain records and file with such holder's U.S. federal income tax return a statement setting forth certain facts relating to the exchange.

     Holders of NTL stock are urged to consult their tax advisors regarding the U.S. federal income and other tax consequences of the exchange to them, including the consequences under state, local and foreign tax laws.

TAX CONSEQUENCES OF THE CWC CONSUMERCO ACQUISITION TO HOLDERS OF CWC HOLDINGS SHARES

     The obligation of the parties to consummate the CWC ConsumerCo acquisition is conditioned on the receipt by NTL of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel to NTL, which will be based on facts and representations to be provided to such firm, and subject to various assumptions, substantially to the effect that the CWC ConsumerCo acquisition will form part of a transaction described in Section 351 of the Code. An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not take a position contrary to the opinion or that any position taken by the IRS would not be sustained by a court.

     In addition, the U.S. federal income tax consequences of the CWC ConsumerCo acquisition to holders of CWC Holdings shares could be different from those described below if persons who own at least 50% of the voting power or value of the outstanding CWC Holdings shares immediately before the acquisition own at least 50% of the voting power or value of the outstanding NTL Holdings stock immediately after the acquisition. In that event, cash received by a holder of CWC Holdings shares who owns NTL Holdings stock after the acquisition might be treated as a dividend rather than as a capital gain.

     The IRS has indicated, however, that, in the case of a minority stockholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control over the corporation's affairs, a minimal reduction in the percentage of stock owned by such stockholder will avoid dividend treatment. Accordingly, cash received by such a holder of CWC Holdings shares whose percentage interest in NTL Holdings stock is less than the holder's percentage interest in CWC Holdings shares prior to the acquisition generally should not be treated as constituting a dividend. For purposes of determining such percentages and whether CWC Holdings and NTL Holdings have sufficient overlapping ownership to be considered commonly controlled as described above, stock owned by certain persons related to the holder or which the holder can acquire pursuant to the exercise of options would be treated as owned by the holder. The discussion below is based upon the assumption that no such overlapping ownership will exist as of the date of the CWC ConsumerCo acquisition.

  U.S. Holders

     In the event that the transfer of CWC Holdings shares in exchange for NTL Holdings common stock is considered to have been effected in a transaction subject to Section 351 of the Code, the CWC ConsumerCo acquisition will have the following U.S. federal income tax consequences to U.S. Holders of CWC Holdings shares:

     - No gain or loss will be recognized by a U.S. Holder of CWC Holdings shares who exchanges its CWC Holdings shares solely for NTL Holdings common stock, except as described below in connection with cash received in lieu of fractional shares. The aggregate tax basis of NTL Holdings common stock received by such holder in the exchange will be the same as the aggregate tax basis

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       of the CWC Holdings shares surrendered in the transaction, less any portion allocable to cash received in lieu of a fractional share, as described below;

     - A U.S. Holder of CWC Holdings shares who receives NTL Holdings common stock and cash may recognize capital gain, but not loss, with respect to its CWC Holdings shares up to the amount of cash received in the exchange. For purposes of computing the amount of capital gain recognized, the IRS takes the position that NTL Holdings common stock and cash received by such holder must be allocated pro rata among each CWC Holdings share transferred by the holder in the exchange. The amount of capital gain recognized with respect to each CWC Holdings share is equal to the lesser of: (1) the amount of cash received with respect to such CWC Holdings share (based on the foregoing allocation); and (2) the amount of gain realized, measured by (A) the excess of the sum of the cash and the fair market value of the NTL Holdings common stock received for such CWC Holdings share (based on the foregoing allocation) over (B) the tax basis in such CWC Holdings share. The aggregate tax basis of NTL Holdings common stock received by such holder in the exchange will be the same as the aggregate tax basis of CWC Holdings shares surrendered in the exchange, decreased by the amount of cash received and increased by the amount of gain, if any, recognized by such holder;

     - A U.S. Holder of CWC Holdings shares who receives only cash in exchange for its CWC Holdings shares will recognize capital gain or loss in an amount equal to the difference between the cash received and the tax basis of the CWC Holdings shares surrendered in the exchange;

     - A U.S. Holder's holding period for NTL Holdings common stock received in the exchange will include such holder's holding period for CWC Holdings shares surrendered in the exchange; and

     - A U.S. Holder of CWC Holdings shares who receives cash in lieu of a fractional interest in a share of NTL Holdings common stock will be treated as though the fractional share had been transferred as part of the exchange and then redeemed by NTL Holdings. Such a holder generally will recognize capital gain or loss equal to the difference between the cash so received and the portion of the tax basis in the NTL Holdings common stock allocable to such fractional share.

     U.S. Holders of CWC Holdings shares who hold blocks of such shares with different tax bases or holding periods should consult their tax advisors regarding the bases and holding periods of their NTL Holdings common stock received in the exchange.

     Each U.S. Holder of CWC Holdings shares who receives shares of NTL Holdings common stock in the exchange will be required to maintain records and file with such holder's U.S. federal income tax return a statement setting forth certain facts relating to the exchange.

  Non-U.S. Holders

     In the event that the transfer of CWC Holdings shares in exchange for NTL Holdings common stock is considered to have been effected in a transaction subject to Section 351 of the Code, the CWC ConsumerCo acquisition will have the following U.S. federal income tax consequences to non-U.S. Holders of CWC Holdings shares:

     - No gain or loss will be recognized by a non-U.S. Holder of CWC Holdings shares who exchanges its CWC Holdings shares solely for NTL Holdings common stock. The aggregate tax basis of the NTL Holdings common stock received by such non-U.S. Holder in the exchange will be the same as the aggregate tax basis of the CWC Holdings shares surrendered in the transaction, less any portion allocable to cash received in lieu of a fractional share, as described below.

     - No gain or loss will be recognized by a non-U.S. Holder of CWC Holdings shares who receives NTL Holdings common stock and cash in exchange for its CWC Holdings shares, a non-U.S. Holder of CWC Holdings shares who receives only cash in exchange for its CWC Holdings

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       shares, or a non-U.S. Holder of CWC Holdings shares who receives cash in lieu of a fractional interest in a share of NTL Holdings common stock unless:

        -- the gain is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. Holder;

        -- the non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 or more days in the taxable year of the exchange and certain other requirements are met; or

        -- the non-U.S. Holder is subject to tax pursuant to provisions of the U.S. federal income tax law applicable to certain U.S. expatriates.

     - The aggregate tax basis of the NTL Holdings common stock received by a non-U.S. Holder of CWC Holdings shares who receives NTL Holdings common stock and cash in exchange for its CWC Holdings shares will be the same as the aggregate tax basis of the CWC Holdings shares surrendered in the exchange, decreased by the amount of cash received and increased by the amount of gain recognized, if any.

     - A non-U.S. Holder's holding period for NTL Holdings common stock received in the exchange will include the holder's holding period for CWC Holdings shares surrendered in the exchange.

  Information Reporting and Backup Withholding

     A U.S. Holder of CWC Holdings shares who participates in the exchange may be subject to U.S. backup withholding tax at a rate of 31%. Any tax withheld pursuant to the U.S. backup withholding rules will be allowed as a credit against the U.S. Holder's federal income tax liability or, alternatively, the U.S. Holder may be eligible for a refund of any excess amounts withheld under the backup withholding rules, in either case provided that certain required information is furnished to the IRS. To avoid backup withholding, each U.S. Holder who participates in the exchange should complete IRS Form W-9 or a substitute form, or otherwise provide a U.S. taxpayer identification number and certify under penalties of perjury that such person is not subject to backup withholding.

     In addition, a non-U.S. Holder of CWC Holdings shares who participates in the exchange will be exempt from U.S. backup withholding if such non-U.S. Holder certifies as to its foreign status on a properly completed IRS Form W-8BEN or substitute form and otherwise complies with the applicable requirements of the backup withholding rules.

  Ownership and Disposition of NTL Holdings Common Stock by Non-U.S. Holders

     Dividends on the NTL Holdings Common Stock. A non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or a lower applicable treaty rate on dividends on the NTL Holdings common stock unless the Foreign Active Business Requirement as described below is met. If, however, the dividend is effectively connected with the conduct of a trade or business of the non-U.S. Holder in the U.S., the dividend will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally, and, for corporate holders under certain circumstances, the branch profits tax. Non-U.S. Holders should consult any applicable income tax treaties that may provide for a reduction of, or exemption from, withholding taxes. For purposes of determining whether tax is to be withheld at a reduced rate as specified by a treaty, NTL Holdings generally will presume that dividends paid on or before December 31, 2000, to an address in a foreign country are paid to a resident of that country.

     Under recently finalized Treasury regulations, which in general apply to dividends paid after December 31, 2000, to obtain a reduced rate of withholding under a treaty, a non-U.S. Holder generally will be required to provide certification as to that non-U.S. Holder's entitlement to treaty benefits. These regulations also provide special rules to determine whether, for purposes of applying a treaty, dividends paid to a non-U.S. Holder that is an entity should be treated as paid to holders of interests in that entity.

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     If NTL Holdings shows to the satisfaction of the IRS that at least 80% of the gross income of NTL Holdings and certain of its subsidiaries from all sources for the 3-year period ending with the close of NTL Holdings' taxable year preceding any dividend payment or such other period as may be applicable is active foreign business income referred to as the Foreign Active Business Requirement, then the portion of the dividend paid by NTL Holdings that is attributable to NTL Holdings' non-U.S. source income will generally be treated as non-U.S. source income that is not subject to U.S. withholding tax.

     Active foreign business income is gross income of a corporation that is derived from sources outside the U.S., or that is attributable to income so derived by a subsidiary of the corporation, which is attributable to the active conduct of a trade or business in the foreign jurisdiction by the corporation or subsidiary. It is uncertain whether NTL Holdings would meet the Foreign Active Business Requirement for treating all or a portion of any dividend paid by NTL Holdings as non-U.S. source income that is not subject to U.S. withholding tax.

     Sale or Exchange of NTL Holdings Common Stock. A non-U.S. Holder generally will not be subject to United States federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of NTL Holdings common stock unless:

     - the gain is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. Holder;

     - the non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 or more days in the taxable year of the disposition and certain other requirements are met;

     - the non-U.S. Holder is subject to tax pursuant to provisions of the U.S. federal income tax law applicable to certain U.S. expatriates; or

     - NTL Holdings is or has been during certain periods a "United States real property holding corporation" for U.S. federal income tax purposes.

     If NTL Holdings is or has been a United States real property corporation, a non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of NTL Holdings common stock provided that:

     - the non-U.S. Holder does not hold, and has not held during certain periods, directly or indirectly, more then 5% of NTL Holdings common stock; and

     - NTL Holdings common stock is and continues to be regularly traded on established securities market for U.S. federal income tax purposes.

NTL believes that the NTL Holdings common stock will be traded on an established securities market for this purpose in any quarter during which it is traded on the Nasdaq National Market.

     Gain recognized by a non-U.S. Holder on a sale or other disposition of NTL Holdings common stock that is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. Holder will be subject to the U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally, and, for corporate holders under certain circumstances, the branch profits tax, but generally will not be subject to withholding. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

     United States Federal Estate Taxes. NTL Holdings common stock that is owned or treated as owned by an individual who is not a citizen or resident of the U.S., as specially defined for U.S. federal estate tax purposes, on the date of that person's death will be included in his or her estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

     Information Reporting and Backup Withholding. Generally, NTL Holdings must report annually to the IRS and to each non-U.S. Holder the amount of dividends paid to such holder, and the amount of tax withheld on those dividends. This information may also be made available to the tax authorities of the country in which the non-U.S. Holder resides.

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     Under current U.S. Treasury regulations, U.S. information reporting requirements and backup withholding tax generally will not apply to dividends paid on NTL Holdings common stock to a non-U.S. Holder at an address outside the U.S. Payments of the proceeds of a sale or other taxable disposition of NTL Holdings common stock by a U.S. office of a broker are subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies as to its non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements, but not backup withholding tax, will also apply to payments of the proceeds of a sale or other taxable disposition of NTL Holdings common stock by foreign offices of U.S. brokers or foreign brokers with certain types of relationships to the U.S. unless the broker has documentary evidence in its records that the holder is a non-U.S. Holder and certain other conditions are met or the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-U.S. Holder's U.S. federal income tax liability if certain required information is furnished to the IRS.

     The U.S. Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, those regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. The final regulations are generally effective for payments made after December 31, 2000, subject to transition rules.

     Holders of Cable & Wireless Communications ordinary shares are urged to read the scheme of arrangement circular and prospectus of Cable and Wireless that accompanies this proxy statement for information on UK tax consequences. Such holders are urged to consult their tax advisors regarding the U.S. and UK income and other tax consequences of the CWC ConsumerCo acquisition to them, including the consequences under state, local and other foreign tax laws.

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                        DESCRIPTION OF NTL CAPITAL STOCK

GENERAL

     NTL's authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. At the close of business on February 7, 2000:

     - approximately 141,420,000 shares of common stock were issued and outstanding;

     - no shares of common stock were held in NTL's treasury;

     - approximately 142,000 shares of 13% preferred stock were issued and outstanding;

     - 1,000,000 shares of series A junior participating preferred stock, the "rights preferred stock", were reserved for issuance under the rights agreement;

     - approximately 15,288,000 shares of common stock were reserved for issuance upon conversion of the 7% convertible notes;

     - approximately 11,092,000 shares of common stock were reserved for issuance upon the conversion of the 5 3/4% convertible notes;

     - approximately 4,396,000 shares of common stock were reserved for issuance upon the exercise of warrants;

     - approximately 28,446,000 shares of common stock were reserved for issuance pursuant to various employee and director stock options;

     - 52,217 shares of 9.9% non-voting mandatorily redeemable preferred stock, series B, the "9.9% preferred stock, series B", were issued and outstanding;

     - 750,000 shares of 5% convertible participating preferred stock, series A; and

     - 5,000 shares of 5% convertible participating preferred stock, series C and 9,438 shares of 5% convertible participating preferred stock, series D, and together with the 5% convertible participating preferred stock, series A, are referred to as the 5% preferred stock.

NTL COMMON STOCK

     The holders of NTL's common stock are entitled to one vote for each share held of record on all matters submitted to a vote of NTL's stockholders and do not have cumulative voting rights in the election of directors. Holders of NTL common stock are entitled to receive proportionately such dividends as may from time to time be declared by NTL's board of directors out of funds legally available for the payment of dividends. In the event of NTL's liquidation, dissolution or winding up, holders of NTL common stock would be entitled to share proportionately in all of NTL's assets available for distribution to holders of NTL common stock remaining after payment of liabilities and liquidation preference of any outstanding NTL preferred stock. Holders of NTL common stock have no preemptive rights and have no rights to convert NTL common stock into any other securities, and there are no redemption provisions with respect to such shares.

NTL PREFERRED STOCK

     The NTL board of directors has the authority to issue preferred stock in one or more series and to fix as to any series of preferred stock the designation, title, voting powers and any other preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions, without any further vote or action by our stockholders.

     13% Preferred Stock. The 13% preferred stock ranks prior to the common stock, rights preferred stock, 9.9% preferred stock, series B and all series of 5% preferred stock with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 13% preferred stock has a liquidation preference of $1,000. Holders of shares of 13% preferred stock are entitled to receive, when, as and if declared by NTL's board of directors, quarterly dividends per share at a rate of 13% per annum.
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

Dividends accruing on or prior to February 15, 2004, may, at NTL's option, be paid in cash, by issuing additional shares of 13% preferred stock having an aggregate liquidation preference equal to the amount of such dividends, or in any combination of cash and additional shares of preferred stock. Dividends accruing after February 15, 2004 must be paid in cash. NTL may redeem any or all of the 13% preferred stock on or after February 15, 2002 at declining redemption prices as set forth in the certificate of designation with respect to the 13% preferred stock, plus accrued and unpaid dividends to the date of redemption. NTL must redeem all outstanding shares of 13% preferred stock on February 15, 2009 at a price equal to 100% of the liquidation preference of the 13% preferred stock, plus accrued and unpaid dividends to the date of redemption.

     Holders of 13% preferred stock have no general voting rights, except as otherwise required under the DGCL and except in some circumstances as set forth in the certificate of designation with respect to the 13% preferred stock including:

          - amending certain rights of the holders of the 13% preferred stock;
     and

          - the issuance of any class of equity securities that ranks on a parity with or senior to the 13% preferred stock, other than additional shares of the 13% preferred stock issued instead of cash dividends or parity securities issued to finance the redemption by NTL of the 13% preferred stock.

     In addition, if:

          - dividends are in arrears for six quarterly periods, whether or not consecutive;

          - NTL fails to make a mandatory redemption; or

          - NTL fails to make an offer to purchase all of the outstanding shares of 13% preferred stock following a 13% preferred stock change of control triggering event, as defined in the certificate of designation with respect to the 13% preferred stock, as required or fails to purchase all of the shares of 13% preferred stock validly tendered pursuant to that offer or holders of a majority of the outstanding shares of 13% preferred stock, voting as a class, will be entitled to elect two directors to NTL board of directors.

     In the event of a 13% preferred stock change of control triggering event, NTL will, subject to some conditions, offer to purchase all outstanding shares of 13% preferred stock at a purchase price equal to 101% of the liquidation preference of the 13% preferred stock, plus accrued and unpaid dividends to the date of purchase. Moreover, in the event of a 13% preferred stock change of control call event, as defined in the certificate of designation with respect to the 13% preferred stock, NTL will have the option to redeem all of the outstanding shares of 13% preferred stock at a redemption price equal to 100% of the liquidation preference of the 13% preferred stock plus the applicable premium and accrued and unpaid dividends to the date of repurchase.

     On any scheduled dividend payment date, NTL may, at its option, exchange all, but not less than all, of the shares of 13% preferred stock then outstanding into NTL's 13% series B subordinated exchange debentures due 2009.

     9.9% preferred stock, series B. The 9.9% preferred stock, series B ranks prior to NTL common stock and the rights preferred stock with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 9.9% preferred stock, series B has a liquidation preference of $1,000 per share. Holders of shares of 9.9% preferred stock, series B are entitled to receive, when, as and if declared by NTL's board of directors, dividends at a rate of 9.9% per annum of the stated value of $1,000. Dividends are payable on the 9.9% preferred stock, series B on the date that the 9.9% preferred stock, series B is redeemed. Dividends may, at NTL's option, be paid in cash, by issuing shares of common stock, or in any combination of cash and common stock. NTL may redeem any or all of the 9.9% preferred stock, series B at any time at a redemption price equal to $1,000 per share, plus accrued and unpaid dividends to the date of redemption. NTL must redeem all outstanding shares of 9.9% preferred stock, series B on December 21, 2008 at a redemption price equal to $1,000 per share, plus accrued and

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unpaid dividends to the date of redemption. If NTL has not exercised its right to optionally redeem the 9.9% preferred stock, series B by June 15, 2000, NTL shall mandatorily redeem all of the outstanding shares of 9.9% preferred stock, series B at a redemption price equal to $1,000 per share plus accrued and unpaid dividends to the date of redemption. NTL must also redeem all outstanding shares of 9.9% preferred stock, series B in the event of a reorganization, as defined in the certificate of designation with respect to the 9.9% preferred stock, series B, subject to some exceptions. NTL, at its option, may effect the mandatory redemption of the 9.9% preferred stock, series B in cash, in exchange for shares of common stock, or in any combination of cash and common stock.

     Holders of the 9.9% preferred stock, series B have no general voting rights, except as otherwise required under the DGCL and except in some circumstances as set forth in the certificate of designation with respect to the 9.9% preferred stock, series B, including amending certain rights to the holders of the 9.9% preferred stock, series B.

     5% convertible preferred stock. The 5% preferred stock ranks prior to the common stock, the rights preferred stock, and the 9.9% preferred stock, series B, and junior only to the 13% preferred stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 5% preferred stock has a liquidation preference equal to the greater of $1,000, plus any accrued and unpaid dividends and the amount payable on the preferred stock if the preferred stock were converted to common stock prior to liquidation. Holders of shares of 5% preferred stock are entitled to receive, when, as and if declared by NTL's board of directors quarterly dividends per share at a rate of 5% per annum. Dividends may be paid, at NTL's option, either in:

          - cash;

          - common stock; or

          - additional shares of preferred stock having terms substantially similar to the series of 5% preferred stock upon which the additional shares of preferred stock are issued as a dividend, except that the conversion rate of such additional preferred shall be increased for each dividend payment date after the first dividend payment date by a compounding factor set forth in the certificate of designations with respect to the 5% preferred stock.

     NTL may redeem any or all of the 5% preferred stock on the earlier of:

          - seven years from the issue date; and

          - the date that is both (A) four years from the issue date and (B) after the NTL common stock has traded at a value over $96 per share for a period of over 25 consecutive trading days, at NTL's option, for either:

             (1) cash in an amount of $1,000 per share of NTL series B preferred stock, plus accrued and unpaid dividends;

             (2) shares of NTL common stock valued at $1,000 per share of NTL series B preferred stock, plus accrued and unpaid dividends; or

             (3) any combination of cash and shares of NTL common stock at a redemption price based on the respective combination of consideration.

     Holders of shares of 5% preferred stock have the option to require NTL to redeem all outstanding shares of 5% preferred stock on and after August 13, 2009, at a price equal to 100% of the liquidation preference of the 5% preferred stock, payable in cash, common stock, or any combination of cash and common stock.

     NTL must redeem all shares of 5% preferred stock that remain outstanding on the twentieth anniversary of the issue date at a redemption price equal to $1,000 per share, payable at NTL's option in cash, common stock or any combination of cash and common stock, plus accrued and unpaid dividends.

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     Holders of shares of 5% preferred stock have no general voting rights, except as otherwise required by law and except in some circumstances as set forth in the certificate of designation, including:

          - if dividends on the preferred stock are in arrears for six quarterly periods, whether or not consecutive;

          - if NTL fails to honor a redemption request made upon the occurrence of a mandatory redemption event;

          - if NTL files for voluntary bankruptcy or if an involuntary petition is filed against NTL;

          - for purposes of amending the certificate of incorporation in a way that adversely affects the rights of the holders of shares of 5% preferred stock; or

          - to approve the issuance of any equity securities that rank on parity with or senior to the 5% preferred stock or to increase the authorized amounts of any such other class or series, other than shares of additional NTL preferred stock issued as dividends or to refinance, redeem or refund the 13% preferred stock provided that the maximum accrual value of such securities may not exceed the maximum accrual value of the 13% preferred stock.

     Holders of shares of the 5% preferred stock, series A, voting separately as a class, will have the right to elect one director to serve on NTL's board of directors according to the certificate of designation, so long as France Telecom or any of its affiliates holds at least one share of the 5% preferred stock, series A, and is also the holder of at least 10,198,480 shares.

     For so long as France Telecom is the holder of at least one share of the 5% preferred stock, series B, it shall be entitled to elect 3 persons, or in the event the NTL board of directors consists of 14 or more directors, 4 persons, to the NTL board of directors. In either case, any director elected by a holder of shares of 5% preferred stock, series A, shall be counted toward the 3 or 4 directors, as the case may be, that France Telecom is entitled to elect under the terms governing the shares of 5% preferred stock, series B. If at any point after completion of the investment, France Telecom ceases to hold any shares of NTL series A preferred stock or series B preferred stock, but continues to hold at least 15% of the shares of NTL common stock outstanding calculated assuming all NTL convertible securities are converted to NTL common stock and all options exercisable for NTL common stock are exercised in full, France Telecom will have the right to nominate either 3 or 4 persons for election to the NTL board of directors, depending on the size of the NTL board of directors. NTL has agreed to use its best efforts to support the election of those nominees.

     Holders of shares of 5% preferred stock have the right, at any time and from time to time, to convert any or all outstanding shares of 5% preferred stock held by them, but not any fractional shares, into common stock, such that each share of the 5% preferred stock is convertible into 12.5 shares of common stock, subject to adjustment according to the certificate of designation.

SPECIAL CHARTER PROVISIONS

     NTL's certificate of incorporation, which NTL refers to as the "charter", contains the provisions described below. Those charter provisions may have the effect, alone or in combination with each other or with the existence of authorized but unissued common stock and any series of preferred stock, of precluding or rendering more difficult a hostile takeover making it more difficult to remove or change the composition of NTL's incumbent board of directors and its officers, being adverse to stockholders who desire to participate in a tender offer and depriving stockholders of possible opportunities to sell their shares at temporarily higher prices.

     Classified board and filling of vacancies on the board of directors. The charter provides that the directors shall be divided into three classes, each of which shall serve a staggered three-year term, and that vacancies on NTL's board of directors that may occur between annual meetings may be filled by NTL's board of directors. In addition, this provision specifies that any director elected to fill a vacancy on NTL's board of directors will serve for the balance of the term of the replaced director.

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

     Removal of directors. The charter provides that directors can be removed only by the stockholders for cause and then only by the affirmative vote of the holders of not less than two-thirds of NTL's combined voting power.

     Voting requirement for certain business combinations. The charter also provides that, in addition to any affirmative vote required by law, the affirmative vote of holders of two-thirds of NTL's voting power shall be necessary to approve any "business combination", as defined below, proposed by an "interested stockholder", as defined below. The additional voting requirements will not apply, however, if:

          - the business combination was approved by not less than a majority of the continuing directors; or

          - a series of conditions are satisfied requiring, in summary, the following:

             (A) that the consideration to be paid to NTL's stockholders in the business combination must be at least equal to the higher of:

                (1) the highest per-share price paid by the interested
                    stockholder in acquiring any shares of common stock during the two years prior to the announcement date of the business combination or in the transaction in which it became an interested stockholder, such date is referred to as the "determination date", whichever is higher; or

                (2) the fair market value per share of common stock on the announcement date or determination date, whichever is higher, in either case appropriately adjusted for any stock dividend, stock split, combination of shares or similar event with non-cash consideration treated similarly; and

             (B) various "procedural" requirements are complied with, such as the consent solicitation of proxies pursuant to the rules of the SEC and no decrease in regular dividends, if any, after the interested stockholder became an interested stockholder, except as approved by a majority of the continuing directors.

     An "interested stockholder" is defined as anyone who is the beneficial owner of more than 15% of the voting power of the voting stock, other than NTL and any employee stock plans sponsored by NTL, and includes any person who is an assignee of or has succeeded to any shares of voting stock in a transaction not involving a public offering that were at any time within the prior two-year period beneficially owned by an interested stockholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the stock. Interested stockholders participate fully in all stockholder voting.

     A "business combination" includes the following transactions:

          - merger or consolidation of NTL or any subsidiary of NTL with an interested stockholder or with any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

          - the sale or other disposition by NTL or a subsidiary of NTL of assets having a fair market value of $5,000,000 or more if an interested stockholder, or an affiliate of an interested stockholder is a party to the transaction;

          - the adoption of any plan or proposal for NTL's liquidation or dissolution proposed by or on behalf of an interested stockholder, or an affiliate of an interested stockholder; or

          - any reclassification of securities, recapitalization, merger with a subsidiary, or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of NTL's outstanding stock, or securities convertible into stock, or a subsidiary owned by an interested stockholder, or an affiliate of an interested stockholder.

     Determinations of the fair market value of non-cash consideration are made by a majority of the continuing directors.

     The term "continuing directors" means any member of NTL's board of directors, while that person is a member of NTL's board of directors, who is not an affiliate or associate or representative of the interested stockholder and was a member of NTL's board of directors prior to the time that the interested stockholder became an interested stockholder, and any successor of a continuing director while that successor is a member of the NTL's board of directors, who is not an affiliate or associate or representative of the interested stockholder and is recommended or elected to succeed the continuing director by a majority of continuing directors.

     Voting requirements for certain amendments to the charter. The charter provides that the provisions set forth in this section under the heading "Special Charter Provisions" may not be repealed or amended in any respect, unless that action is approved by the affirmative vote of the holders of not less than two-thirds of NTL's voting power. The requirement of an increased stockholder vote is designed to prevent a stockholder who controls a majority of NTL's voting power from avoiding the requirements of the provisions discussed above by simply amending or repealing such provisions.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Generally, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in any business combination with an interested stockholder for a period of three years following the time that such stockholder becomes an interested stockholder, unless:

          - prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

          - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares held by persons who are both directors and officers and certain employee stock plans; or

          - at or after such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A business combination includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns, or within the preceding three years, did own, 15% or more of the corporation's voting stock.

TRANSFER AGENT AND REGISTRAR

     NTL's transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

RIGHTS AGREEMENT

     On August 27, 1993, NTL's board of directors adopted a rights agreement. The rights agreement provides that one right will be issued with each share of common stock issued, whether originally issued or from NTL's treasury, on or after October 13, 1993 and prior to the rights distribution date, which NTL define below. The rights are not exercisable until the rights distribution date and will expire at the close of business on October 13, 2003 unless previously redeemed by NTL as described below. When exercisable, each right entitles the owner to purchase from NTL one one-hundredth of a share of rights preferred stock at a purchase price of $100.00. As a result of the August 1995, October 1999 and February 2000 stock splits, each share of NTL common stock is associated with 0.48 of a right.

     Except as described below, the rights will be evidenced by the common stock certificates. The rights will separate from the common stock and a "rights distribution date" will occur upon the earlier of

          (1) 10 days following a public announcement that a person or group of affiliated or associated persons, an "acquiring person", has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the common stock, the "stock acquisition date", and

          (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

     After the rights distribution date, rights certificates will be mailed to holders of record of the common stock as of the rights distribution date and after that time the separate rights certificates alone will represent the rights.

     The rights preferred stock issuable upon exercise of the rights will be entitled to a minimum preferential quarterly dividend payment of $0.01 per share and will be entitled to an aggregate dividend of 208.33 times the dividend, if any, declared per share of common stock other than one payable in common stock. In the event of liquidation, the holders of the rights preferred stock will be entitled to a minimum preferential liquidation payment of $1.00 per share plus accrued and unpaid dividends and will be entitled to an aggregate payment of
208.33 times the payment made per share of the common stock. Each share of rights preferred stock will have 208.33 votes and will vote together with the common stock. In the event of any merger, consolidation or other transaction in which shares of the common stock are changed or exchanged, each share of rights preferred stock will be entitled to receive 208.33 times the amount received per share of the common stock. These rights are protected by customary antidilution provisions. Because of the nature of the rights preferred stock's dividend, liquidation and voting rights, the value of one one-hundredth of a share of rights preferred stock purchasable upon exercise of each right should approximate the value of one share of the common stock.

     In the event that a person becomes an acquiring person, except pursuant to a tender offer or an exchange offer for all outstanding shares of common stock at a price and on terms determined by at least a majority of the members of NTL's board of directors who are not NTL's officers and who are not representatives, nominees, affiliates or associates of an acquiring person, to be fair to NTL's stockholders and otherwise in NTL's best interests and the best interests of NTL's stockholders, a "qualifying offer", each holder of a right will after that time have the right to receive, upon the exercise of that right at the then current exercise price, the common stock, or in some circumstances, cash, property or other of NTL's securities, having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, following the occurrence of any such event, all rights that are or, under some circumstances specified in the rights agreement, were beneficially owned by any acquiring person, or related parties, will be null and void. However, rights are not exercisable following the occurrence of the event set forth above until such time as the rights are no longer redeemable by NTL as set forth below.

     In the event that, at any time following the stock acquisition date,

          (1) NTL is acquired in a merger or other business combination transaction in which NTL is not the surviving corporation or the common stock is changed or exchanged, other than a merger which follows a qualifying offer and satisfies certain other requirements; or

          (2) 50% or more of NTL's assets, cash flow or earning power is sold or transferred, each holder of a right, except rights which previously have been voided as set forth above, shall after that time have the right to receive, upon the exercise of the right at the then current exercise price, common stock of the acquiring company having a value equal to two times the exercise price of the right.

     At any time until 10 days following the stock acquisition date, NTL may redeem the right in whole, but not in part, at a price of $0.01 per right. Immediately upon the action of NTL's board of directors

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

ordering redemption of the rights, the rights will terminate and the only right of the holders of the rights will be to receive the $0.01 redemption price.

     Until a right is exercised, the holder of a right, as such, shall have no rights as NTL's stockholder, including without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to NTL, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for the common stock, or other consideration, or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal terms of the rights, any of the provisions of the rights agreement may be amended by NTL's board of directors prior to the rights distribution date. After the rights distribution date, the provisions of the rights agreement may be amended by NTL's board of directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights, excluding the interests of any acquiring person, or to shorten or lengthen any time period under the rights agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the rights are not redeemable.

     On March 31, 1999, in connection with a holding company merger that NTL entered into with other affiliated parties, the rights agreement was amended to provide that NTL would assume the obligations of the rights agreement from the predecessor to NTL. On October 23, 1999, in connection with the acquisition by France Telecom of shares of common stock from certain existing holders of common stock, NTL amended the rights agreement so that such acquisition of NTL's common stock when aggregated with France Telecom's and its affiliate's holdings of shares of NTL's common stock as of such date would not result in France Telecom becoming an acquiring person. The rights agreement remained in full force and effect after each amendment and otherwise was unaffected.

     The rights have anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in NTL without the prior approval of NTL's board of directors. The effect of the rights may be to inhibit a change in control of NTL, including through a third party tender offer at a price which reflects a premium to then prevailing trading prices, that may be beneficial to NTL's stockholders.

             COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF NTL AND
                SHAREHOLDERS OF CABLE & WIRELESS COMMUNICATIONS

     The following is a summary of the material differences between the rights of Cable & Wireless Communications shareholders and the rights of holders of NTL common stock arising from the differences between the corporate laws of England and Wales and the Delaware General Corporation Law, and the requirements of the governing instruments of the two companies. Such summary does not constitute legal advice and does not purport to be an exhaustive description of the rights of Cable & Wireless Communications shareholders and the rights of holders of NTL common stock. The summary does not take into account the effect of other laws, with the exception of the paragraph headed "Disclosure of interests" which is intended to highlight differences between ownership disclosure requirements under the UK Companies Act 1985 and the US securities laws or the provisions of contracts in force from time to time.

      CABLE & WIRELESS COMMUNICATIONS                                  NTL
                                      Notices of meetings
     Cable & Wireless Communications is                 NTL is subject to the provisions of the
subject to the provisions of the UK                Delaware General Corporation Law and the
Companies Act 1985 which regulate notices of       Exchange Act and their rules and regulations
shareholder meetings and solicitation of           which regulate notices of stockholder
proxies. Notice of a shareholder meeting is        meetings and the solicitation of proxies.
normally accompanied by a shareholder              Notice of an annual meeting at which proxies
circular, or in the case of an annual              are solicited must
general

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

meeting, by an annual report and accounts,         be accompanied or preceded by an annual
containing an explanation of the purpose of        report meeting the requirements of the
the meeting and the board's recommendations        Exchange Act.
with respect to actions to be taken.
                                         Voting rights
     Under English law, the voting rights of            Under the Delaware General Corporation
shareholders are governed by a company's           Law, unless otherwise provided in the
articles of association. The Cable &               certificate of incorporation, an action
Wireless Communications articles of                required or permitted to be taken at any
association specify that two shareholders          meeting of stockholders may instead be taken
present in person or by proxy and entitled         without a meeting if a written consent to
to vote constitute a quorum. Any Cable &           the action is signed by holders of
Wireless Communications shareholder on the         outstanding shares of stock having at least
register may vote in person or, in the event       the number of votes that would be required
of a poll and assuming the proxy is received       to authorize such action at a meeting of
at the place specified in the notice               stockholders at which all shares entitled to
convening the meeting at least 48 hours            vote on the action were present and voting.
prior to the time set for the meeting, by          The NTL restated certificate of
proxy. There is no record date for                 incorporation provides that any action
shareholder meetings under English law             required to be taken or which may be taken
though the Uncertificated Securities               at any annual or special meeting of holders
Regulations 1995 permit the directors of a         of NTL common stock may only be taken upon
company to fix a record date not more than         the vote of the stockholders at a meeting
48 hours prior to the time fixed for the           duly notified and called and specifically
meeting.                                           excludes the right of holders of NTL common
     Subject to disenfranchisement in the          stock to take action by written consent. The
event of any call or other sum unpaid by a         Delaware General Corporation Law provides
Cable & Wireless Communications shareholder        that unless otherwise provided by the
payable by him to Cable & Wireless                 company's certificate of incorporation, each
Communications, or non-compliance with a           stockholder is entitled to one vote for each
statutory notice requiring disclosure as to        share of capital stock held by such
beneficial ownership, each registered holder       stockholder. The NTL restated certificate of
of a Cable & Wireless Communications share,        incorporation and NTL's by-laws do not vary
present in person or, if a corporation,            that requirement of the Delaware General
present by a duly authorized representative        Corporation Law in relation to NTL common
or by proxy on a poll is entitled to cast          stock. Under the Delaware General
one vote for each Cable & Wireless                 Corporation Law, a quorum consists of a
Communications share held.                         majority of the total outstanding shares
                                                   entitled to vote, unless otherwise required
                                                   by law or the certificate of incorporation
                                                   or by-laws of a corporation. Neither the NTL
                                                   restated certificate of incorporation nor
                                                   NTL by-laws varies those quorum
                                                   requirements.
                               Sources and payment of dividends
     Under English law, a company may pay               The Delaware General Corporation Law
dividends on its ordinary shares, subject to       permits the payment of dividends on common
the prior rights of holders of its preferred       stock, subject to any restrictions contained
shares, if any, only out of its                    in the certificate of incorporation, either
distributable profits which is accumulated,        (i) out of its "surplus", as defined below,
realized profits, not previously utilized by       or (ii) if there is no "surplus", out of its
distribution or capitalization, less               net profits for the fiscal year in which the
accumulated, realized losses not previously        dividend is declared and/or the preceding
written off in a reduction or reorganization       fiscal year; except that no dividends may be
of capital and not out of share capital,           paid out of such net profits if the capital,
which includes share

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

premiums, representing the excess of the           as defined below, of the corporation is
consideration or the issuance of the shares        diminished by depreciation in the value of
over the aggregate par value of those              its property or by losses, or otherwise to
shares. Amounts credited to the share              an amount less than the aggregate amount of
premium account, may not be paid out as cash       capital represented by the issued and
dividends but may be used, among other             outstanding stock having a preference upon
things, to pay up unissued shares which may        the distribution of assets. "Surplus" is
then be distributed to shareholders in             defined in the Delaware General Corporation
proportion to their holdings and for other         Law as the amount by which net assets,
limited purposes. In addition, a public            calculated as total assets less total
limited company may not make a distribution        liabilities, exceeds the capital of the
at any time if, at that time and immediately       corporation. Under the Delaware General
after such distribution, the amount of its         Corporation Law, "capital" is determined by
net assets is less than the aggregate of its       the board of directors and cannot be less
called-up, issued and paid-up share capital        than the aggregate par value of the
and undistributable reserves. Under English        outstanding capital stock of the corporation
law, a dividend must be declared by                having par value. In addition, the Delaware
reference to relevant accounts showing the         General Corporation Law generally provides
availability of distributable reserves for         that a corporation may redeem or repurchase
such dividend. As a public limited company,        its own shares only if such redemption or
the relevant accounts for Cable & Wireless         repurchase would not "impair the capital" of
Communications are its last audited accounts       the corporation. The ability of a Delaware
or, where such accounts do not show                corporation such as NTL to pay dividends on,
sufficient distributable reserves, interim         or redeem or to make repurchases or
accounts which need not be audited, prepared       redemptions of, its shares is dependent on
and filed with the Registrar of Companies in       the financial status of the corporation
England and Wales. Final dividends are             standing alone and not on a consolidated
subject to approval by members in general          basis.
meeting.                                           Subject to the Delaware General Corporation
     Under the articles of association of          Law, the NTL restated certificate of
Cable & Wireless Communications, the               incorporation and the NTL by-laws do not
directors may pay to shareholders such             restrict the payment of dividends on NTL
interim dividends as appear to the directors       common stock.
to be justified by the financial position of
Cable & Wireless Communications and may also
pay any dividend payable at a fixed rate at
intervals settled by the directors whenever
the financial position of Cable & Wireless
Communications, in the opinion of the
directors, justifies its payment. Any
dividend unclaimed after a period of 12
years after having been declared or become
due for payment shall be forfeited and cease
to remain owing by Cable & Wireless
Communications and may be invested or made
use of by the directors for the benefit of
Cable & Wireless Communications until
claimed. Each dividend on shares of Cable &
Wireless Communications will be paid to the
registered address of that person whose name
stands first in the register of members, or
to such person and address as the
shareholder may direct in writing.
                               Rights of purchase and redemption
     Under English law, a company may issue             Under the Delaware General Corporation
redeemable shares if authorized by its             Law, a corporation generally may purchase or
articles of association and subject to the         redeem shares of any class of its capital
conditions stated in                               stock,
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                                       136

the articles of association. The articles of       provided such purchase or redemption is not
association of Cable & Wireless                    effected at a time when the capital of the
Communications permit the issue of                 corporation is impaired or would be so
redeemable shares. An English company may          impaired by such purchase or redemption and
purchase its own shares or redeem any              provided at all times that, at the time of
redeemable shares, if authorized by its            any such redemption, the corporation will
articles of association and provided that          have outstanding shares of one or more
such purchase has been previously approved         classes or series of capital stock, which
by an ordinary resolution of its                   have full voting rights, whether or not such
shareholders in the case of an on-market           shares are redeemable. The NTL restated
purchase, although certain institutional           certificate of incorporation and the NTL
guidelines in the UK require a special             by-laws do not restrict this right.
resolution, or a special resolution in other
cases. Shares may be purchased or redeemed
only if fully paid and, in the case of
public companies, only, subject as provided
below, out of distributable profits or the
proceeds of a new issue of shares issued for
the purpose of the purchase. When shares are
purchased or redeemed wholly out of profits
the amount by which the par value of the
company's issued share capital is diminished
on cancellation of the shares so purchased
must be transferred to a capital redemption
reserve, which is generally treated as
paid-up share capital. In addition, any
amount payable on purchase of any shares in
excess of the par value of the shares may
only be paid out of the proceeds of a fresh
issue of shares up to an amount equal to
whichever is the lesser of the aggregate of
the premiums received by the company on the
original issue of those shares or the amount
of the company's share premium account as at
the time of the purchase, including any sum
transferred to that account in respect of
premiums on the new issue. Any balance must
be paid out of distributable reserves.
                                   Meetings of shareholders
     Under English law, an annual general               Under the Delaware General Corporation
meeting of a public company must be held           Law, NTL generally is required to hold
each year and at least once every 15 months,       annual meetings of its stockholders. Special
and an extraordinary general meeting of            meetings of stockholders may be called by
shareholders may be called by the board of         the board of directors or by such person or
directors or, notwithstanding any provision        persons as may be authorized by the
to the contrary in a company's articles of         certificate of incorporation or bylaws. The
association, by a request from shareholders        NTL restated certificate of incorporation
holding not less than one-tenth of the             provides that a special meeting of holders
paid-up capital of the company carrying            of NTL common stock may be called at any
voting rights at general meetings. An              time by the board of directors, the Chairman
extraordinary general meeting at which an          of the Board or the President and may not be
ordinary resolution is proposed requires 14        called by or at the request of any other
clear days' notice, other than an ordinary         person. Under the Delaware General
resolution to remove a director which              Corporation Law, stockholders must receive
requires 21 clear days' notice. An ordinary        notice of any annual or special meeting not
resolution requires a simple majority of the       less than 10 and not more than 60 days prior
votes cast by those present, in person or on       to such meeting. The record date for the
a poll, only by proxy. An extraordinary            meetings of the stockholders shall not
general meeting at
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                                       137

which a special resolution is proposed             be less than 10 days and not more than 60
requires 21 clear days' notice and such            days before the date of such meeting. The
resolution requires a three-quarters               Delaware General Corporation Law does not
majority of the votes cast by those present,       recognize the concepts of "extraordinary",
in person or on a poll, only by proxy. An          "special" or "ordinary" resolutions.
annual general meeting requires 21 clear           Generally, unless otherwise required by law
days' notice regardless of the types of            or by NTL's restated certificate of
resolution to be proposed. The term "clear         incorporation or by-laws, any question
days' notice" means calendar days and              brought before a meeting of stockholders
excludes the period from the date of               shall be decided by a majority of the
mailings, the deemed date of receipt of such       capital stock represented and entitled to
notice and the date of the meeting itself.         vote at that meeting. In some circumstances
Any amendment to the articles of association       relating to significant corporate
of an English company that would adversely         transactions such as mergers, sales of all
effect the rights of any holders of a              or substantially all of the assets of the
separate class of shares must be approved by       corporation and the dissolution and winding
vote of the holders of a majority of all           up of the corporation, the Delaware General
outstanding shares of that class voting as a       Corporation Law requires the approval of a
class. "Extraordinary resolutions" are             majority of stockholders entitled to vote on
relatively unusual and are confined to             the significant corporate transaction. In
certain matters out of the ordinary course         addition, the NTL restated certificate of
of business such as a proposal to wind-up          incorporation provides that certain business
the affairs of the company. A "special             combination transactions with interested
resolution" is required to change the name         stockholders, the removal of directors for
of the company, to alter its capital               cause and amendments to the NTL by-laws by
structure, to change or amend the rights of        stockholders require the approval of the
shareholders, to permit the company to issue       holders of 66 2/3% of the stock entitled to
new shares for cash without applying the           vote on those matters. Any amendment to the
shareholders' pre-emptive rights, to amend         NTL restated certificate of incorporation
the company's objects clause in its                that would adversely affect the rights of
memorandum of association, to alter its            any holders of shares of a class or series
articles of association and to carry out           of stock must be approved by vote of the
certain other matters where either the             holders of a majority of all outstanding
company's articles of association or the UK        shares of the class or series voting as a
Companies Act 1985 prescribe that a "special       class in addition to the vote of a majority
resolution" is required. All other proposals       of the outstanding stock entitled to vote on
relating to the ordinary course of the             the amendment. The NTL restated certificate
company's business such as the election of         of incorporation also provides that
directors would be the subject of an               amendments to certain provisions of the NTL
"ordinary resolution".                             restated certificate of incorporation
                                                   require the approval of the holders of
                                                   66 2/3% of the stock entitled to vote on the
                                                   amendment. These provisions relate to (i)
                                                   the number and classes of directors, (ii)
                                                   stockholder action at annual and special
                                                   meetings, (iii) special meetings of
                                                   stockholders, (iv) business combinations,
                                                   (v) liabilities of directors, and (vi) the
                                                   NTL board's power to alter the NTL by-laws.
                                       Appraisal Rights
     While English law does not generally               Under the Delaware General Corporation
provide for appraisal rights, if a                 Law, stockholders who follow prescribed
shareholder applies to a Court as described        statutory procedures are entitled, in the
under "Shareholders' votes on certain              event of certain mergers or consolidations,
transactions" and certain aspects of merger        to surrender their shares to the corporation
regulation below, the Court may specify such       in exchange for the judicially determined
terms for the transaction as it considers          "fair value" of such shares. Such
appropriate. English law provides                  stockholders are entitled to such appraisal
shareholders                                       rights
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
with rights to dissent in respect of a             unless the shares of stock, or depositary
reorganization of a company under section          receipts in respect of the shares of stock,
110 of the UK Insolvency Act 1986. In              held by the stockholder are either (i)
addition, dissenters' rights exist where an        listed on a national securities exchange or
offeror who, pursuant to a takeover offer          designated as a national market system
for a company, has acquired or contracted to       security on an interdealer quotation system
acquire not less than nine-tenths in value         by Nasdaq or (ii) held of record by more
of the shares to which the offer relates,          than 2,000 holders. No appraisal rates are
seeks to compulsorily acquire outstanding          available for any shares of stock of the
minority shareholdings.                            constituent corporation surviving a merger
                                                   if the merger did not require for its
                                                   approval the vote of the stockholders of the
                                                   surviving corporation as provided in the
                                                   Delaware General Corporation Law. Regardless
                                                   of the foregoing, appraisal rights are
                                                   available for the shares of any class or
                                                   series of stock of a constituent corporation
                                                   if the holders thereof are required by the
                                                   terms of an agreement of merger or
                                                   consolidation to accept for such stock
                                                   anything other than (i) shares of stock of
                                                   the corporation surviving or resulting from
                                                   such merger or consolidation, or depositary
                                                   receipts in respect of such merger or
                                                   consolidation; (ii) shares of stock of any
                                                   other corporation or depositary receipts in
                                                   respect of such merger or consolidation,
                                                   which shares of stock or depositary receipts
                                                   at the effective date of the merger or
                                                   consolidation will be either listed on a
                                                   national securities exchange or designated
                                                   as a market system security on an
                                                   interdealer quotation system by the Nasdaq
                                                   or held of record by more than 2,000
                                                   holders; (iii) cash in lieu of fractional
                                                   shares or fractional depositary receipts
                                                   described in (i) and (ii) above; or (iv) any
                                                   combination of the shares of stock,
                                                   depositary receipts and cash in lieu of
                                                   fractional shares, or fractional depositary
                                                   receipts described in (i), (ii) and (iii)
                                                   above.
                                      Pre-emptive rights
     Under English law, the issue for cash              Unless the certificate of incorporation
of equity securities which are securities          expressly provides otherwise, stockholders
that with respect to dividends or capital          of a Delaware corporation such as NTL do not
carry a right to participate beyond a              have statutory pre-emptive rights. The NTL
specified amount or rights to subscribe for        restated certificate of incorporation does
or convert into equity securities, must            not provide for pre-emptive rights. However,
generally be offered in the first instance         NTL's agreement with France Telecom does
to the existing equity shareholders in             grant France Telecom certain contractual
proportion to the respective nominal values        pre-emptive rights.
of their holdings, unless and to the extent
that a special resolution to the contrary
has been passed in a general meeting of
shareholders, which special resolution is
subject to certain provisions in the UK
Companies Act 1985, the Listing Rules, for
companies listed on the London Stock
Exchange, and certain institutional
guidelines in the UK.
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
                              Amendment of governing instruments
     Under English law, the shareholders                Under the Delaware General Corporation
have the authority to alter, delete,               Law and the NTL restated certificate of
substitute or add to the objects clause in a       incorporation presently in effect,
company's memorandum and all provisions of         amendments to a corporation's restated
its articles of association by a vote of not       certificate of incorporation generally
less than three-quarters of the shareholders       require majority approval of stockholders of
entitled to vote and who do vote, either in        the corporation entitled to vote unless a
person or, on a poll, by proxy, at a general       different proportion is specified in the
meeting subject, in the case of certain            restated certificate of incorporation.
alterations to the memorandum of                   Currently, under the NTL restated
association, to the right of dissenting            certificate of incorporation the approval of
shareholders to apply to the Court to cancel       the holders of 66 2/3% of the voting power
the alterations. Under English law, the            in NTL is required to amend certain
board of directors is not authorized to            provisions of NTL's restated certificate of
change the memorandum or the articles of           incorporation relating to (i) the
association. Amendments affecting the rights       classification of the NTL board of directors
of the holders of any class of shares may,         and the filling of vacancies on the NTL
depending on the rights attached to such           board of directors, (ii) the removal of NTL
class and the nature of the amendments, also       directors and (iii) the voting requirements
require approval of the classes affected in        for certain business combinations.
separate class meetings.                           Under the Delaware General Corporation Law,
                                                   the by-laws of a corporation generally may
                                                   be amended or repealed by the affirmative
                                                   vote of the holders of a majority of the
                                                   outstanding stock of the corporation
                                                   entitled to vote. The NTL restated
                                                   certificate of incorporation provides that
                                                   the NTL by-laws may only be amended,
                                                   repealed or adopted by a resolution of the
                                                   NTL board of directors or by the affirmative
                                                   vote of the holders of a least 66 2/3% of
                                                   the voting stock of NTL.
                          Shareholders' votes on certain transactions
Under the UK Companies Act 1985, fundamental            Under the Delaware General Corporation
corporate changes, such as the passing of a        Law, certain fundamental corporate
resolution for winding-up, non pro rata            transactions such as mergers, sales of all
issues of shares for cash, reductions of           or substantially all of the assets of the
capital, subject to sanction by the Court,         corporation and the dissolution and winding
and certain repurchases of shares, may be          up of the corporation requires the approval
authorized by a special resolution passed at       of a majority of stockholders entitled to
a general meeting of shareholders. Subject         vote on the fundamental corporate
to the provisions of the Companies Act 1985,       transaction at a duly called meeting. In
if at such time the capital of the company         addition, under the Delaware General
is divided into different classes of shares        Corporation Law, the holders of the
and the amendment or other resolution would        outstanding shares of a class shall be
cause any of the special rights attached to        entitled to vote as a class on any proposed
any class of shares to be varied or                amendment to the certificate of
abrogated, the amendment must also be              incorporation of a Delaware corporation if
sanctioned by the holders of shares                the amendment would increase or decrease the
representing at least three-quarters in            aggregate number of authorized shares of
nominal value of the class concerned who           such class, increase or decrease the par
vote.                                              value of the shares of such class, or alter
     The UK Companies Act 1985, provides for       or change the powers, preferences, or
schemes of arrangement, which are                  special rights of the shares of such class
arrangements or compromises between a              so as to affect them adversely.
company and any class
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
of its shareholders, or any class of its           There is no equivalent to a scheme of
creditors, and are used for certain types of       arrangement under the Delaware General
reconstructions, amalgamations, capital            Corporation Law. The Delaware General
reorganisation or takeovers, such as the           Corporation Law does provide for two or more
scheme of arrangement currently being              corporations to merge into a single
undertaken by Cable & Wireless                     corporation which may be one of the existing
Communications. They require the approval at       corporations or to consolidate into a new
an extraordinary general meeting of the            corporation formed by the consolidation. The
company convened by order of the Court of a        Delaware General Corporation Law also
majority in number of the shareholders             provides for mergers and consolidations of
representing three-fourths in value of the         Delaware corporations with certain
capital or class of creditors or                   non-Delaware entities. In relation to
shareholders present and voting, either in         mergers and consolidations of Delaware
person or by proxy, and the sanction of the        corporations, the Delaware General
Court. Once so approved and sanctioned, all        Corporation Law requires that the board of
creditors or shareholders of the relevant          directors of each corporation approve an
class are bound by the terms of the scheme;        agreement of merger or consolidation which
a dissenting shareholder would have no             provides for certain prescribed matters
rights comparable to dissenters' rights            relating to the structure of the merger or
described below.                                   consolidation and for that agreement to be
     A scheme of reconstruction under              submitted to the stockholders of each
section 110 of the UK Insolvency Act 1986          constituent corporation at an annual or
may be made when a company is being wound up       special meeting called for the purpose of
voluntarily under which, with the sanction         acting on the agreement. The agreement must
of a special resolution of shareholders in a       be adopted by a majority of the outstanding
general meeting, the whole or part of the          stock entitled to vote of each corporation.
company's business or property is                  If so approved, on filing of the agreement
transferred to a second company in                 with the Secretary of State of the State of
consideration for the issue or transfer to         Delaware, the merger or consolidation
shareholders of shares in the second               becomes effective.
company. Any dissenting shareholder can            Section 203 of the Delaware General
require the liquidator to abstain from             Corporation Law prohibits a corporation that
carrying the resolution into effect or to          has securities traded on a national
purchase his interest at a price agreed or         securities exchange, designated on Nasdaq or
determined by arbitration.                         held of record by more than 2,000
     The UK Companies Act 1985 also provides       stockholders, from engaging in certain
that where a "takeover offer", as defined in       business combinations, including a merger,
the UK Companies Act 1985, is made for the         sale of substantial assets, loan or
shares of a company incorporated in England        substantial issuance of stock, with an
and Wales and, within four months of the           interested stockholder, or an interested
date of the offer the offeror has, by virtue       stockholder's affiliates or associates, for
of acceptances of the offer, acquired or           a three-year period beginning on the date
contracted to acquire not less than                the interested stockholder acquires 15% or
nine-tenths in value of the shares of any          more of the outstanding voting stock of the
class to which the offer relates, the              corporation. The restrictions on business
offeror may, within two months of reaching         combinations do not apply if (i) the board
the nine-tenths level, by notice require           of directors gives prior approval to the
shareholders who do not accept the offer to        transaction in which the 15% ownership level
transfer their shares on the terms of the          is exceeded, (ii) the interested stockholder
offer. A dissenting shareholder may apply to       acquires, in the transaction pursuant to
the Court within six weeks of the date on          which the interested stockholder becomes the
which such notice was given objecting to the       owner of 15% or more of the outstanding
transfer or its proposed terms. The Court is       stock, 85% of the corporation's stock,
unlikely, in the absence of fraud or               excluding those shares owned by persons who
oppression, to exercise its discretion to          are directors and also officers, as well as
order that the merger not take effect, but         employee stock plans in which employees do
it may specify such terms of the transfer as       not have a confidential right to determine
it finds appropriate. A minority shareholder       whether shares held subject to the plan will
is also entitled in these circumstances to         be tendered in a tender or exchange offer,
require the                                        or (iii) the business combination is
                                                   approved by the board of directors and
                                                   authorized at a meeting of
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
offeror to acquire his shares on the terms         stockholders by the holders of at least
of the offer.                                      two-thirds of the outstanding voting stock,
     The Listing Rules for companies listed        excluding shares owned by the interested
on the London Stock Exchange require Cable &       stockholder. Although a Delaware corporation
Wireless Communications to obtain the              may elect, according to its certificate of
approval of shareholders in general meeting        incorporation or bylaws, not to be governed
by ordinary resolution to certain                  by this provision, the NTL restated
transactions which equal or exceed a               certificate of incorporation and the NTL
specified size, calculated by reference to         by-laws contain no such election.
various specified percentage ratios, and to        The NTL restated certificate of
certain transactions with "related parties".       incorporation provides certain restrictions
Transactions such as acquisitions or               on business combinations with interested
disposals, excluding transactions of a             stockholders or their affiliates.
revenue nature in the ordinary course of           Accordingly, the NTL restated certificate of
business and certain other transactions,           incorporation requires the affirmative vote
where any of the specified percentage ratios       of at least 66 2/3% of the voting stock for
is 25% or more would require such approval.        the adoption or authorization of a business
Such specified ratios include that resulting       combination, as defined in the NTL restated
from the calculation of the net assets the         certificate of incorporation, unless (i)
subject of the transaction divided by the          such business combination is approved by the
net assets of Cable & Wireless                     affirmative vote of a majority of the
Communications or the consideration divided        continuing directors, as defined in the NTL
by the net assets of Cable & Wireless              restated certificate of incorporation, or
Communications. Transactions with a "related       (ii) certain price and procedural
party" means a transaction, other than a           requirements have been met.
transaction of a revenue nature in the
ordinary course of business, and subject to
certain other exceptions, between Cable &
Wireless Communications or any of its
subsidiaries undertakings, and a "related
party", any person or another entity which
exercises significant influence over Cable &
Wireless Communications. "Related party" (i)
would include any person who is, or was
within the 12 months preceding the date of
the transaction, entitled to exercise or
control the exercise of 10% or more of the
votes of, broadly, any company in the Cable
& Wireless Communications group, or (ii) any
person who is or was within the 12 months
preceding the date of the transaction, a
director or shadow director of, broadly, any
company in the Cable & Wireless
Communications group, or (iii) an associate,
as defined in the Listing Rules, of any of
the foregoing. As Cable & Wireless
Communications is a 52.7% subsidiary of
Cable and Wireless, they are related parties
for these purposes.
     In the United Kingdom, takeovers of
public companies are regulated by the City
Code. The City Code is administered by the
Panel, a body comprising representatives of
certain City of London financial and
professional institutions which oversees the
conduct of such takeovers. One of the
provisions of the City Code is to the effect
that: (i) when any person acquires, whether
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
by a series of transactions over a period of
time or not, shares which taken together
with shares held or acquired by persons
acting in concert with him, carry 30% or
more of the voting rights of a public
company; or (ii) when any person, together
with a person acting in concert with him,
holds not less than 30% but not more than
50% of the voting rights and such person
acting in concert with him acquires in any
period of 12 months additional shares
carrying voting rights, such person must
generally make an offer for all of the
equity shares of the company, whether voting
or non-voting, for cash, or accompanied by a
cash alternative, at not less than the
highest price paid for the relevant shares
during the 12 months preceding the date of
the offer.
                                     Rights of inspection
     Except when closed according to the                The Delaware General Corporation Law
provisions of the UK Companies Act 1985, the       allows any stockholder, upon written demand
register and index of names of shareholders        under oath stating the purpose of the
of a company incorporated in England and           written demand, to have the right, during
Wales, together with certain other registers       the usual hours of business, to inspect, for
required to be maintained by such a company,       any proper purpose, the corporation's stock
may be inspected during business hours by          ledger, a list of its stockholders, and its
its shareholders, without charge, and by           other books and records, and to make copies
other persons upon payment of a fee, and           or extracts from those materials. A proper
copies may be obtained on payment of a fee.        purpose means a purpose reasonably related
The shareholders of an English public              to such person's interest as a stockholder.
limited company may, without charge, also
inspect the minutes of meetings of the
shareholders during business hours and
obtain copies upon payment of a fee. The
published directors' report and audited
annual accounts of a public limited company
are required to be laid before the
shareholders in a general meeting and a
shareholder is entitled to a copy of such
report and accounts. Copies are filed with
the Registrar of Companies in England and
Wales from whom copies are publicly
available upon payment of the appropriate
fee. Cable & Wireless Communications
shareholders have no rights to inspect its
accounting records or minutes of meetings of
its directors. Certain registers required to
be kept by a company are open to public
inspection and service contracts of the
directors which have more than 12 months
unexpired or require more than 12 months'
notice to terminate or, pursuant to the
Listing Rules, with provisions for
predetermining compensation on termination
of an amount which equals or exceeds on a
year's salary and benefits, must be
available for inspection during business
hours.
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                           Classification of the board of directors
     English law permits a company to                   Under the Delaware General Corporation
provide for the classification of the board        Law, the certificate of incorporation or
of directors with respect to the time for          by-laws of a Delaware corporation may
which specified directors may hold office.         provide for the number of directors and for
     Certain provisions of Cable & Wireless        the classification of the board of directors
Communications articles of association             in order to stagger the terms of directors.
provide certain special rights on the              The term "classified board" generally means
appointment of directors to be reserved for        the specification of selected board seats
major shareholders. Each has the right to          for a term of more than one year but not
appoint up to five shareholder appointed           more than three years, with different
directors, who can only be removed from            classes of board seats coming up for
office in certain limited circumstances and        election each year. The NTL restated
are not subject to retirement by rotation.         certificate of incorporation and NTL by-
     The Cable & Wireless Communications           laws, at present in effect, provides for a
articles of association provide that the           classified board of directors. The NTL
number of directors will not be less than 2        directors are divided into three classes,
and not more than the greater, for the time        each of which shall serve a staggered three
being, of (a) 13 and (b) the maximum number        year term. The NTL by-laws state that the
of shareholder appointed directors, as             NTL board shall consist of not less than
defined in the Cable & Wireless                    three nor more than fifteen members, the
Communications articles of association,            exact number of which shall be fixed from
capable of being appointed from time to            time to time by the NTL board.
time, which is currently 10. The Cable &
Wireless Communications articles of
association also provide that each annual
general meeting of Cable & Wireless
Communications, one-third, or if their
number is not three or a multiple of three,
the number nearest to one-third, of the
directors who are subject to retirement by
rotation shall retire from office by
rotation. The directors to retire by
rotation shall include any director who
wishes to retire and not offer himself for
re-election and, otherwise, shall be the
directors who, at the date of the notice of
the meeting, have been longest in office
since their last appointment or
re-appointment, but, as between persons who
became directors on the same day, those to
retire shall be determined by lot, unless
they agree otherwise among themselves. A
retiring director shall be eligible for
re-appointment if his re-appointment is
approved by the directors.
                                     Removal of directors
     Under the UK Companies Act 1985,                   Under the Delaware General Corporation
shareholders have the right to remove a            Law, any director or the entire board of
director without cause by ordinary                 directors may be removed, with or without
resolution of which special notice of 28           cause, by the holders of a majority of the
clear days has been given to the company,          shares then entitled to vote at the election
irrespective of the provisions of the              of directors, unless the
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
articles of association of the company.            certificate of incorporation provides
                                                   otherwise.
                                                   Under the NTL restated certificate of
                                                   incorporation, holders of NTL common stock
                                                   may only remove an NTL director for cause
                                                   with the affirmative vote of the holders of
                                                   two thirds of the outstanding shares of NTL
                                                   stock entitled to vote generally in the
                                                   election of NTL directors.
                              Vacancies on the board of directors
     Under the Cable & Wireless                         Under the Delaware General Corporation
Communications articles of association, the        Law, vacancies and newly created
directors have the power to appoint a              directorships may be filled by a majority of
director to fill a vacancy or as an                the directors then in office or by a sole
additional director, provided that the total       remaining director, even though less than a
number of directors shall not exceed any           quorum, unless otherwise provided in the
maximum number fixed and that such                 certificate of incorporation or by-laws.
appointment will only last until the next          However, the Delaware General Corporation
following annual general meeting of Cable &        Law also provides that if the directors then
Wireless Communications, at which the              in office constitute less than a majority of
director concerned may be re-elected.              the whole board, the Delaware Court of
Different provisions apply to "shareholder         Chancery may, upon application of any
nominated directors," as such term is              stockholder or stockholders holding at least
defined in Cable & Wireless Communications'        10% of the total number of shares at the
articles of association, who are appointed         time outstanding entitled to vote for
by the major shareholders of Cable &               directors, order an election of directors to
Wireless Communications.                           be held. The NTL restated certificate of
                                                   incorporation and the NTL by-laws also
                                                   provide that any vacancy, howsoever
                                                   resulting, may be filled by a majority of
                                                   the directors then in office, though less
                                                   than a quorum, or by a sole remaining
                                                   director.
                           Indemnification of directors and officers
     English law does not permit a company              Under the Delaware General Corporation
to indemnify a director or an officer of the       Law, a corporation may indemnify any person
company or any person employed by the              who was or is a party or is threatened to be
company as an auditor against any liability        made a party to any threatened, pending or
that, by virtue of any rule of law, would          completed action, suit or proceeding,
otherwise attach to him in respect of              whether civil, criminal, administrative or
negligence, default, breach of duty or             investigative, other than an action by or in
breach of trust in relation to the company,        the right of the corporation, by reason of
except liability incurred by such director,        the fact that such person is or was a
officer or auditor in defending any legal          director, officer, employee or agent of the
proceedings, whether civil or criminal, in         corporation, or is or was serving at the
which judgment is given in his favour or in        request of the corporation as a director,
which he is acquitted or in certain                officer, employee or agent of another
instances in which, although he is liable, a       corporation, partnership, joint venture,
court finds that such director, officer or         trust or other enterprise, against expenses,
auditor acted honestly and reasonably and          including attorneys' fees, judgments, fines
that, with regard to all the circumstances,        and amounts paid in settlement actually and
he ought fairly to be excused and relief is        reasonably incurred by such person in
granted by the court. Section 310 of the UK        connection with such action, suit or
Companies Act 1985 enables companies to            proceeding if such person acted in good
purchase and maintain insurance for                faith and in a manner he reasonably believed
directors, officers and auditors against any       to be in or not opposed to the best
liability that would otherwise attach to           interests of the corporation, and with
                                                   respect to
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
them in respect of any negligence, default,        any criminal action or proceeding, had no
breach of duty or breach of trust in               reasonable cause to believe his conduct was
relation to the company. Cable & Wireless          unlawful.
Communications purchased and maintains in          The Delaware General Corporation Law permits
force such insurance.                              similar indemnification in the case of
                                                   derivative actions, except that no
                                                   indemnification may be made in respect of
                                                   any claim, issue or matter as to which such
                                                   person shall have been adjudged to be liable
                                                   to the corporation unless and only to the
                                                   extent that the Delaware Court of Chancery
                                                   or the court in which such action or suit
                                                   was brought shall determine upon application
                                                   that, despite the adjudication of liability
                                                   and in view of all the circumstances of the
                                                   case, such person is fairly and reasonably
                                                   entitled to indemnity for such expenses
                                                   which the Court of Chancery or such other
                                                   court shall deem proper. Indemnification for
                                                   settlement of a suit by or in the right of
                                                   the corporation is not permitted under the
                                                   Delaware General Corporation Law. A
                                                   director, officer, employee or agent who is
                                                   successful, on the merits or otherwise in
                                                   defense of any proceeding subject to the
                                                   Delaware General Corporation Law's
                                                   indemnification provisions must be
                                                   indemnified by the corporation for
                                                   reasonable expenses incurred in connection
                                                   therewith, including attorney's fees.

                                                        The NTL by-laws provide, in substance,
                                                   that each person made, or threatened to be
                                                   made, a defendant or witness to any action,
                                                   suit or proceedings, whether civil, criminal
                                                   or otherwise by reason of the fact that he
                                                   or she is or was a director or officer of
                                                   NTL, or he or she is or was serving, at the
                                                   request of NTL, in any capacity any other
                                                   corporation, partnership, joint venture,
                                                   trust, employee benefit plan or other
                                                   enterprise, will be indemnified by NTL to
                                                   the full extent permitted by the Delaware
                                                   General Corporation Law.
                                                   The Delaware General Corporation Law permits
                                                   a Delaware corporation to include in its
                                                   certificate of incorporation a provision
                                                   eliminating the personal liability of
                                                   directors for monetary damages for certain
                                                   breaches of fiduciary duty in a lawsuit by
                                                   or on behalf of the corporation or in an
                                                   action by stockholders of the corporation.
                                                   The NTL restated certificate of
                                                   incorporation eliminates an NTL director's
                                                   monetary liability in a lawsuit by or on
                                                   behalf of the corporation or in an action by
                                                   NTL stockholders except for liability
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
                                                   (i) for any breach of the NTL director's
                                                   duty of loyalty to NTL or holders of NTL
                                                   common stock, (ii) for acts or omissions not
                                                   in good faith or which involve intentional
                                                   misconduct or a knowing violation of law,
                                                   (iii) under section 174 of the Delaware
                                                   General Corporation Law or (iv) for any
                                                   transaction from which the director derives
                                                   an improper personal benefit.
                                                   The NTL restated certificate of
                                                   incorporation provides that, subject to
                                                   certain limitations, a director shall not be
                                                   liable to the corporation or its
                                                   stockholders for monetary damages for any
                                                   breach of fiduciary duty by such a director
                                                   as a director. The NTL by-laws also provide
                                                   for the indemnification of directors and
                                                   officers to the fullest extent permitted by
                                                   law for liabilities arising by reason of
                                                   such person being a director or officer.
                                      Shareholders' suits
     In addition to having the right to                 Under Delaware law, a shareholder may
institute a lawsuit on behalf of the company       institute a lawsuit against one or more
in certain limited circumstances under             directors, either on his own behalf, or
English law, section 459 of the UK Companies       derivatively on behalf of the corporation.
Act 1985 permits a shareholder whose name is       An individual stockholder may also commence
on the register of members of the company,         a lawsuit on behalf of himself and other
including US persons, to apply for a court         similarly situated stockholders when the
order when the company's affairs are being         requirements for maintaining a class action
or have been conducted in a manner unfairly        under Delaware law have been met. Section
prejudicial to the interests of the                102(b)(7) of the Delaware General
shareholders generally or some part of the         Corporation Law enables a corporation in its
shareholders, including at least the               certificate of incorporation to eliminate or
petitioning shareholder, or where any actual       limit the personal liability of a director
or proposed act or omission of the company         for monetary damages for violations of the
is or would be so prejudicial. A court, when       director's fiduciary duty, except (i) for
granting relief in an action complaining of        any breach of a director's duty of loyalty
unfair prejudice, has wide discretion,             to the corporation or its stockholders, (ii)
including authorising civil proceedings to         for acts or omissions not in good faith or
be brought in the name of the company by a         which involve intentional misconduct or a
shareholder on such terms as the court may         knowing violation of law, (iii) for
direct. Except in these limited respects,          liability pursuant to section 174 of the
English law does not permit class-action           Delaware General Corporation Law (providing
lawsuits by shareholders on behalf of the          for liability of directors for unlawful
company or on behalf of other shareholders.        payment of dividends or unlawful stock
                                                   purchases or redemptions) or (iv) for any
                                                   transaction from which a director derived an
                                                   improper benefit.
                                    Disclosure of interests
     Sections 198 to 202 of the UK Companies            Acquirors of NTL common stock are
Act 1985 provide that a person, including a             subject to disclosure requirements
company and other legal entities, who              under Section 13(d) of the Exchange Act and
acquires an interest or becomes aware that         Rule 13d-1 thereunder, which provide that
he has acquired an interest of 3% or more of       any person who becomes the beneficial owner
any class of shares comprised in a public          of more than 5% of the issued and
company's "relevant share capital" which,          outstanding NTL common stock shall file a
for these purposes, means that company's           Schedule 13D or 13G, as the case may be,
issued share capital carrying rights to            within the time parameters specified for
                                                   such schedules

vote in all circumstances at general               with the SEC disclosing certain specified
meetings of the company, is obliged to             information, and send a copy of the Schedule
notify that company of his interest within         13D or 13G, as the case may be, to NTL and
two business days following the day on which       to the securities exchange, in NTL's case,
the obligation arises. Thereafter, any             Nasdaq, on which the security is traded.
changes in respect of a whole percentage           Acquirors of NTL common stock from time to
figure increases or decreases, rounded down        time including former holders of Cable &
to the next whole number or which reduce           Wireless Communications will be required to
such interest below 3%, must be notified to        comply with, among other things, the
the company. The issued shares of Cable &          provisions of Section 13(d) of the Exchange
Wireless Communications are "relevant share        Act and Rule 13d-1.
capital" for this purpose.

     In addition, the UK Companies Act 1985
provides that a public company may, by
notice in writing termed a "Section 212
Notice", require a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares comprised in the company's "relevant share capital" to confirm that fact or, as the case may be, to indicate whether or not that is the case, and when he holds or has, during the relevant time, held an interest in such shares, to give such further information as may be required relating to his interest and any other interest in the shares of which he is aware. The disclosure must be made within such reasonable period as may be specified in the relevant notice which may, depending on the circumstances, be as short as one or two days.
     For the purpose of the above
obligations, the interest of a person in shares means any kind of interest in shares, including interests in any shares (i) in which his spouse, or his child or stepchild under the age of 18, is interested, (ii) if a corporate body is interested in them and either (a) that corporate body is or its directors are accustomed to act in accordance with that person's directions or instructions or (b) that person is entitled to control or controls one-third or more of the voting power of that corporate body or
(iii) if another party is interested in
shares and the person and that other party are parties to a "concert party" agreement under section 204 of the UK Companies Act
1985, being an agreement that provides for one or more parties to it to acquire interests in shares of a particular public company, which imposes obligations or restrictions on any one or more of the parties as to the use, retention or disposal of such interests acquired pursuant to such agreement and any interest in the company's shares is in fact acquired by any of the parties pursuant to the agreement. A "concert party" agreement need not be evidenced in writing.

     When a Section 212 Notice is served by
a company on a person who is or was
interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the court for an order directing that the shares in question be subject to restrictions prohibiting any transfer of those shares, the exercise of voting rights in respect of such shares, the issue of further shares in respect of shares and, other than in a liquidation, payments, including dividends, in respect of such shares. Such restrictions may also void any agreement to transfer such shares. In addition, a person who fails to fulfill the obligations described above is subject to criminal penalties in the United Kingdom.
     The Listing Rules require Cable &
Wireless Communications to notify the
Company Announcements Office of the London
Stock Exchange without delay, by the end of the business day following the receipt of information by it, of any information disclosed to them in accordance with sections 198 to 202 of the UK Companies Act
1985, or where it becomes apparent that an interest should have been disclosed to it under such sections, or of any information obtained by it pursuant to section 212 of the UK Companies Act 1985.
     In addition, where a company, such as
Cable & Wireless Communications, is subject to the City Code and is in an "offer period", as Cable & Wireless Communications currently is, Rule 8 of the City Code requires disclosure by no later than 12 noon on the business day following the date of the transaction, of certain dealings in such company's shares, including dealings by any offeror of such shares and by "associates", as defined in the UK City Code and by persons who own or control, directly or indirectly, 1% or more of such securities or as a result of any transaction will so own or control 1% or more.

                                       Borrowing powers
     The Cable & Wireless Communications                The NTL restated certificate of
articles of association provide that, subject      incorporation and the NTL by-laws do
to the general law, the directors may exercise     not contain any restriction on the
all the powers of Cable & Wireless                 powers of NTL to borrow money, encumber
Communications to borrow money, and to             its property and assets, issue debentures
mortgage and charge its property,                  and other securities or give guarantees.
undertaking and uncalled capital, and to           However, contractual provisions in respect
issue debentures and other securities. The         of such powers may restrict such powers
board is to restrict the borrowings of Cable       of NTL.
& Wireless Communications and exercise all
voting and other rights or powers of control
exercisable by Cable & Wireless
Communications in relation to its subsidiary
undertakings so as to secure, so far, as
regards subsidiary companies, as by such
exercise they can secure, that the aggregate
amount for the time being remaining
outstanding of all monies borrowed by Cable
& Wireless Communications and its subsidiary
undertakings and for the time being owed, to
persons other than Cable & Wireless
Communications and its subsidiaries shall
not, without the previous sanction of an
ordinary resolution of Cable & Wireless
Communications, exceed an amount equal to
two and one half times the aggregate of the
nominal amount of the share capital of Cable
& Wireless Communications for the time being
issued and credited as or deemed to be paid
up and the amount standing to the credit of
the capital and revenue reserve of Cable &
Wireless Communications and its
subsidiaries, including share premium
account, capital redemption reserve and
profit and loss account, as shown in the
latest audited balance sheet and after
adjustment as specified in the relevant
article of Cable & Wireless Communications
articles of association.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals would have been eligible to be considered for inclusion in the proxy statement and the form of proxy for NTL's 2000 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, if such proposals were received by NTL by December 29, 1999. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 will be considered timely, pursuant to the advance notice requirements set forth in Article II, Section 4 of NTL's by-laws, if such notices are received not less than 75 days nor more than 90 days prior to the annual meeting which is scheduled for May 31, 2000; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

     - a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

     - the name and record address of the stockholder proposing such business;

     - the class, series and number of shares of capital stock of NTL which are beneficially owned by the stockholder; and

     - any material interest of the stockholder in such business.

     Any such proposal or notice should be directed to the attention of the Secretary, NTL Incorporated, 110 East 59th Street, New York, New York 10022.

     SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

                              INDEPENDENT AUDITORS

     The consolidated financial statements and schedules of NTL Incorporated appearing in NTL Incorporated's annual report (Form 10-K) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on the annual report, included in the annual report and incorporated by reference in this proxy statement.

     The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Comcast UK and subsidiaries incorporated by reference in this proxy statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report.

     The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Birmingham Cable and Cable London incorporated by reference in this proxy statement have been audited by Deloitte & Touche, independent auditors, as stated in their reports.

     The combined financial statements of ComTel UK Finance, B.V. and its subsidiaries as of and for the year ended December 31, 1997, and the combined financial statements of Telecential as of and for the 16 months ended December 31, 1996, incorporated by reference in this proxy statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports.

     The combined financial statements as of and for the year ended December 31, 1996 of ComTel UK Finance B.V. incorporated by reference in this proxy statement have been so incorporated by reference in reliance on the report of Coopers & Lybrand, independent Chartered Accountants given on the authority of said firm of experts in auditing and accounting.

     The combined financial statements of CWC ConsumerCo as of March 31, 1998 and 1999 and for the three years ended March 31, 1999 included in this proxy statement have been audited by Arthur Andersen, Chartered Accountants, as indicated in their reports with respect to CWC ConsumerCo, and are included in this proxy statement in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Cablecom Holding AG as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998 included in this proxy statement have been so included in reliance on the report of PricewaterhouseCoopers AG, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         WHERE TO FIND MORE INFORMATION

     NTL files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by NTL at the SEC's public reference rooms at the following locations:

Public Reference Room                  New York Regional Office               Chicago Regional Office
450 Fifth Street, N.W.                 7 World Trade Center                   Citicorp Center
Room 1024                              Suite 1300                             500 West Madison Street
Washington, D.C. 20549                 New York, NY 10048                     Suite 1400
                                                                              Chicago, IL 60661-2511

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. NTL's filings with the SEC are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning NTL may also be inspected at the offices of The Nasdaq Stock Market, Inc. which is located at 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows NTL to "incorporate by reference" information into this proxy statement, which means that NTL can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superceded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement.

     This proxy statement incorporates by reference the documents set forth below that NTL has previously filed with the SEC. These documents contain important business and financial information about NTL that is not included in or delivered with this proxy statement.

                Filings                                            Period
                -------                                            ------
Annual Report on Form 10-K               Year ended December 31, 1998
  of NTL Communications Corp.
Quarterly Reports on Form 10-Q           Quarters ended March 31, 1999 (filed May 17, 1999), June
  of NTL Incorporated                    30, 1999 (filed August 16, 1999) and September 30, 1999
                                         (filed November 12, 1999)
Quarterly Report on Form 10-Q            Quarter ended March 31, 1999 (filed May 17, 1999)
  of NTL Communications Corp.
Current Reports on Form 8-K              Dated April 1, 1999 (filed April 1, 1999), dated April 8,
  of NTL Incorporated                    1999 (filed April 12, 1999), dated April 30, 1999 (filed
                                         May 12, 1999), dated May 26, 1999 (filed June 9, 1999),
                                         dated June 23, 1999 (filed July 8, 1999), dated July 9,
                                         1999 (filed July 19, 1999), dated July 18, 1999 (filed
                                         July 26, 1999), dated July 26, 1999 (filed July 30, 1999), dated August 13, 1999 (filed August 16, 1999), dated
                                         August 19, 1999 (filed September 17, 1999), dated Septem-
                                         ber 20, 1999 (filed October 4, 1999), dated September 24,
                                         1999 (filed October 20, 1999), dated October 25, 1999
                                         (filed November 9, 1999), dated November 8, 1999 (filed
                                         November 8, 1999), dated November 12, 1999 (filed November
                                         12, 1999), dated November 23, 1999 (filed November 24,
                                         1999), dated December 3, 1999 (filed December 15, 1999),
                                         dated December 9, 1999 (filed December 21, 1999), dated
                                         December 16, 1999 (filed December 16, 1999), dated January
                                         6, 2000 (filed January 21, 2000), dated January 25, 2000
                                         (filed January 25, 2000) and dated February 4, 2000 (filed
                                         February 10, 2000)

                Filings                                            Period
                -------                                            ------
Current Reports on Form 8-K              Dated January 25, 1999 (filed January 25, 1999), dated
  of NTL Communications Corp.            March 8, 1999 (filed March 11, 1999), dated March 18, 1999
                                         (filed March 23, 1999), dated April 1, 1999 (filed April
                                         1, 1999), dated April 8, 1999 (filed April 12, 1999),
                                         dated April 8, 1999 (filed April 13, 1999), dated June 3,
                                         1999 (filed June 3, 1999) dated August 19, 1999 (filed
                                         September 17, 1999), dated September 20, 1999 (filed
                                         October 4, 1999), dated November 23, 1999 (filed November
                                         24, 1999), dated January 25, 2000 (filed January 25, 2000)
                                         and date February 4, 2000 (filed February 10, 2000)

     NTL also incorporates by reference additional documents that may be filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the second part of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     NTL has supplied all information contained or incorporated by reference in this proxy statement relating to NTL. France Telecom has supplied all such information relating to France Telecom. Cable and Wireless has supplied all such information relating to Cable and Wireless. CWC has supplied all such information relating to CWC, CWC DataCo and CWC ConsumerCo.

     If you are a stockholder, NTL may have sent you some of the documents incorporated by reference, but you can obtain any of them through NTL, the SEC or the SEC's world wide web site as described above. Documents incorporated by reference are available from NTL without charge, excluding all exhibits, except that if NTL have specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from NTL at the following address:

                                NTL Incorporated
                              110 East 59th Street
                            New York, New York 10022
                           Telephone: (212) 906-8440
                              Attention: Secretary

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM NTL, PLEASE DO SO BY MARCH 10, 2000 TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

     You should rely only on the information contained or incorporated by reference in this proxy statement. NTL has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 11, 2000. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of NTL common stock or NTL series B preferred stock pursuant to the investment agreement or the issuance of NTL common stock pursuant to the transaction agreement creates any implication to the contrary.

                                CABLE & WIRELESS
                               COMMUNICATIONS --
                                "CWC CONSUMERCO"

              REPORT AND FINANCIAL STATEMENTS AS OF MARCH 31, 1998
             AND 1999 AND FOR THE THREE YEARS ENDED MARCH 31, 1999

                     FINANCIAL STATEMENTS OF CWC CONSUMERCO

                         REPORT OF INDEPENDENT AUDITORS

TO THE DIRECTORS OF NTL INCORPORATED

     We have audited the financial statements of CWC ConsumerCo, as defined in
Note 1, on pages F-2 to F-36, which have been prepared on the bases set out on pages F-6 to F-8 under the historical cost convention and in accordance with the accounting policies set out on pages F-9 to F-12.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     The Directors of Cable & Wireless Communications are responsible for the preparation of the financial statements in accordance with the applicable United Kingdom law and accounting standards. Our responsibilities, as independent auditors, are established by the United Kingdom Audit Practice Board and by our profession's ethical guidance.

BASIS OF OPINION

     We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board, which are substantially consistent with generally accepted auditing standards in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of CWC ConsumerCo, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion, the financial statements referred to above present fairly, in all material respects, the state of affairs of CWC ConsumerCo as at March 31, 1998 and 1999 and of CWC ConsumerCo's results and cash flows for each of the three years ended March 31, 1999 in accordance with the bases of preparation set out on pages F-6 to F-8, applied using accounting principles generally accepted in the United Kingdom.

RECONCILIATION TO US GAAP

     Accounting practices used by CWC ConsumerCo in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with generally accepted accounting principles in the United States. A description of these differences and a reconciliation of net loss and shareholders' equity to generally accepted accounting principles in the United States is set out in Note 34.

Arthur Andersen
Chartered Accountants

London
United Kingdom
February 10, 2000

                         COMBINED PROFIT & LOSS ACCOUNT
                          FOR THE YEAR ENDED MARCH 31

                                                              NOTE    1999    1998    1997
                                                              ----    ----    ----    ----
                                                                       LM      LM      LM
TURNOVER
Continuing operations.......................................           688     104    131
Acquisitions................................................             -     446      -
                                                                      ----    ----    ---
                                                                4      688     550    131
                                                                      ----    ----    ---
OPERATING COSTS
Outpayments and other cost of sales.........................    5     (251)   (188)   (53)
                                                                      ----    ----    ---
GROSS PROFIT................................................           437     362     78
Millennium and NCNC costs...................................  5,6      (16)     (2)     -
Other operating expenses (net)..............................    5     (241)   (197)   (30)
Depreciation and amortisation...............................  5,7     (135)   (103)    (2)
                                                                      ----    ----    ---
OPERATING PROFIT
Continuing operations.......................................            45      49     46
Acquisitions................................................             -      11      -
                                                                      ----    ----    ---
TOTAL OPERATING PROFIT......................................            45      60     46
Costs of fundamental reorganisation.........................   10        -     (96)     -
Net interest payable........................................   11     (179)   (121)     -
                                                                      ----    ----    ---
PROFIT (LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION........    7     (134)   (157)    46
Taxation....................................................   12        -       -    (14)
                                                                      ----    ----    ---
PROFIT (LOSS) ON ORDINARY ACTIVITIES AFTER TAXATION.........          (134)   (157)    32
Minority interests..........................................            (1)      -      -
Dividends paid and proposed.................................             -       -    (49)
                                                                      ----    ----    ---
NET LOSS -- TRANSFER FROM RESERVES..........................          (135)   (157)   (17)
                                                                      ----    ----    ---

     As more fully explained in Note 2, CWC ConsumerCo did not operate as a separate legal or reporting entity throughout the period. Accordingly the above profit and loss account may not be representative of its future results.

     All operations are continuing.

     There are no recognised gains or losses other than those reflected in the combined profit and loss account.

     The accompanying notes are an integral part of this combined profit and loss account.

                             COMBINED BALANCE SHEET
                                 AS AT MARCH 31

                                                              NOTE     1999      1998
                                                              ----    ------    ------
                                                                        LM        LM
FIXED ASSETS
Intangible assets...........................................   13          8         -
Tangible assets.............................................   14      2,860     2,635
                                                                      ------    ------
                                                                       2,868     2,635
CURRENT ASSETS
Debtors:
  Due within one year.......................................   15         67        26
  Due after one year........................................   15         69         -
Debtors within receivables securitisation...................   16
  Gross debtors.............................................              85        75
  Non-returnable proceeds...................................             (62)      (61)
                                                                          23        14
Cash at bank and in hand....................................             127       229
                                                                      ------    ------
                                                                         286       269
CREDITORS: amounts falling due within one year..............   17       (487)     (379)
                                                                      ------    ------
Net current liabilities.....................................            (201)     (110)
                                                                      ------    ------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................           2,667     2,525
CREDITORS: amounts falling due after more than one year.....   18     (2,916)   (2,583)
PROVISIONS FOR LIABILITIES AND CHARGES......................   19        (14)      (65)
NET LIABILITIES.............................................            (263)     (123)
CAPITAL AND RESERVES
Called up share capital.....................................   21        746       745
Share premium...............................................   22          9         1
Other reserves..............................................   22     (1,034)     (880)
                                                                      ------    ------
Equity shareholders' funds..................................            (279)     (134)
Equity minority interest....................................              16        11
                                                                      ------    ------
                                                                        (263)     (123)

  The accompanying notes are an integral part of this combined balance sheet.

                   APPROVED AND SIGNED ON BEHALF OF THE BOARD

                               FEBRUARY 10, 2000

                          COMBINED CASH FLOW STATEMENT
                          FOR THE YEAR ENDED MARCH 31

                                                              NOTE    1999     1998     1997
                                                              ----    ----    ------    ----
                                                                       LM       LM       LM
Net cash inflow before fundamental reorganisation costs and
  IT outsource..............................................           220       386     47
Outflow related to fundamental reorganisation costs and IT
  outsource.................................................           (41)      (30)     -
                                                                      ----    ------    ---
NET CASH INFLOW FROM OPERATING ACTIVITIES...................   27      179       356     47
                                                                      ----    ------    ---
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received...........................................            15        10      -
Interest paid...............................................          (227)     (144)     -
                                                                      ----    ------    ---
NET CASH (OUTFLOW) FROM RETURNS ON INVESTMENTS AND SERVICING
  OF FINANCE................................................          (212)     (134)     -
                                                                      ----    ------    ---
TAXATION
UK Corporation tax paid.....................................             -       (16)    (4)
                                                                      ----    ------    ---
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets...........................          (375)     (529)    (4)
Interest bearing deposit (net of VAT).......................          (109)        -      -
Sale of tangible fixed assets...............................            57         -      -
                                                                      ----    ------    ---
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT................................................          (427)     (529)    (4)
                                                                      ----    ------    ---
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings, net of cash acquired...   28        -        88      -
Disposal of business........................................   28        4         -      -
                                                                      ----    ------    ---
NET CASH INFLOW FROM ACQUISITIONS AND DISPOSALS.............             4        88      -
                                                                      ----    ------    ---
EQUITY DIVIDENDS PAID
Ordinary dividends paid.....................................             -        (9)   (43)
                                                                      ----    ------    ---
CASH OUTFLOW BEFORE FINANCING...............................          (456)     (244)    (4)
                                                                      ----    ------    ---
FINANCING
Increase in bank and other loans............................           669     3,257      -
Net proceeds from issue of loan notes.......................           433     1,585      -
Repayment of debt...........................................          (736)   (4,448)     -
Capital element of finance lease rental payments............           (12)       (6)     -
                                                                      ----    ------    ---
INCREASE (DECREASE) IN CASH.................................   29     (102)      144     (4)
                                                                      ====    ======    ===

     The accompanying notes are an integral part of this combined cash flow statement.

           RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS
                          FOR THE YEAR ENDED MARCH 31

                                                              NOTE     1999     1998     1997
                                                              -----    ----    ------    ----
                                                                        LM       LM       LM
Loss for the financial year.................................           (135)     (157)   (17)
Share issues................................................  21,22      10     1,957      -
Goodwill acquired and written off during the year...........              -    (2,006)     -
Other movements on reserves.................................            (15)       (7)    33
                                                                       ----    ------    ---
Net (decrease) increase in equity shareholders' fund........           (140)     (213)    16
Equity shareholders' funds at beginning of year.............           (123)       90     74
                                                                       ----    ------    ---
EQUITY SHAREHOLDERS' FUNDS AT END OF YEAR...................           (263)     (123)    90
                                                                       ====    ======    ===

The accompanying notes are an integral part of this reconciliation of movements in equity shareholders' funds.

                       NOTES TO THE FINANCIAL STATEMENTS

1 BACKGROUND

     On July 26, 1999, Cable and Wireless, NTL Incorporated and Cable & Wireless Communications announced that they had agreed to propose a restructuring of Cable & Wireless Communications to Cable & Wireless Communications' shareholders.

     Under these proposals, Cable & Wireless Communications, a 52.8% owned subsidiary of Cable and Wireless, will be separated into its residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses, referred to as CWC ConsumerCo, and its corporate, business, internet protocol and wholesale operations, referred to as CWC DataCo. NTL Incorporated would indirectly acquire all of CWC ConsumerCo and Cable and Wireless would indirectly acquire the interest in CWC DataCo which is not currently attributable to it, thereby achieving 100% ownership of CWC DataCo. These two acquisitions, collectively, are referred to as the Transaction.

2 BASIS OF PREPARATION

  a) Structure of financial statements

     The financial statements, have been prepared on the basis set out within the "Basis of compilation" below. In the financial statements, Cable & Wireless Communications and its subsidiary undertakings or Mercury Communications Limited and its subsidiary undertakings, as appropriate, are referred to as "Cable & Wireless Communications group".

     The activities of CWC ConsumerCo were carried out on an integrated basis as part of the Cable & Wireless Communications group and as such the operations comprising CWC ConsumerCo were carved out from the financial statements of the Cable & Wireless Communications group. Consequently, certain revenues, costs, assets and liabilities previously reported within legal entities, comprising the Cable & Wireless Communications group, have been allocated to CWC ConsumerCo to reflect the assets and liabilities attributable to CWC ConsumerCo and the results of such operations for the periods shown.

     As a result of the carve out, the combined balance sheet presents an "Other reserves" balance for CWC ConsumerCo, consistent with the fact that CWC ConsumerCo did not operate as a standalone group. Accordingly, the net liabilities position is presented with an equal and opposite equity shareholders' funds figure after including this "Other reserves" balance which represents the investment in CWC ConsumerCo held by the Cable & Wireless Communications group.

     The financial statements have been prepared specifically in connection with the acquisition of CWC ConsumerCo by NTL Incorporated and consequently do not contain certain reports, disclosures or other matters that would be required under the UK Companies Act 1985.

     Further, the financial statements do not reflect the terms of the transaction agreement entered into by the parties referred to in Note 1 above.

  b) Basis of compilation

     Revenue

     All CWC ConsumerCo's revenues are specifically identifiable from the total revenues of the Cable & Wireless Communications group.

     Specifically attributable costs, assets and liabilities

     Most of the costs, assets and liabilities reflected in the financial statements are specifically identifiable to CWC ConsumerCo. Such specific costs, assets and liabilities have been allocated directly to CWC ConsumerCo.

     - Outpayments

     Outpayments and other cost of sales figures represent third party costs incurred by CWC ConsumerCo.

     Allocation of indirectly attributable costs, assets and liabilities

     Where costs, assets and liabilities were incurred for the benefit of CWC ConsumerCo, but could not be specifically identified, an allocation has been made.

     Indirectly attributable costs, assets and liabilities have been allocated using bases which the Directors believe provide an appropriate mechanism to carve out CWC ConsumerCo's financial results for the three years ended March 31, 1999 and financial position as at March 31, 1998 and 1999, from the Cable & Wireless Communications group financial statements.

     Costs

     Particular indirectly attributable costs have been allocated consistently on the following bases unless otherwise stated:

     - Net operating expenses -- two years ended March 31, 1999

     Net operating expenses consist primarily of network operations and central Cable & Wireless Communications group support costs, principally those of the Finance and IT departments. A significant element of these costs are staff related.

        - Network operations costs have been allocated based upon the relative usage of the Cable & Wireless Communications group telecommunications network by those products and services provided by CWC ConsumerCo.

        - Staff and related costs have been allocated based upon management's estimation of the relative proportion of individuals' time providing services to CWC ConsumerCo. The Directors believe that this provides a fair allocation of costs to CWC ConsumerCo.

        - IT department costs relating to general IT support and services have been allocated in the proportion of CWC ConsumerCo headcount, including allocated headcount, to total Cable & Wireless Communications group headcount. Specific IT projects and systems have been allocated on the basis of estimated usage by CWC ConsumerCo.

        - Finance department costs have been allocated in the proportion of CWC ConsumerCo headcount (including allocated headcount) to total Cable & Wireless Communications group headcount. In the year ended March 31, 1998 these costs were allocated on the basis of revenue due to the lack of retrospective information regarding Finance department headcount. The Directors believe that despite the different bases applied the overall allocation is appropriate.

        - Facilities and other related costs have been allocated based on relative usage by CWC ConsumerCo.

     - Net operating expenses -- for the year ended March 31, 1997

     During 1997 CWC ConsumerCo provided only indirect telephony services and therefore operations were significantly different to those during 1998 and 1999. Net operating expenses for this period have been allocated on the basis of revenue which the Directors believe fairly allocates the attributable costs to CWC ConsumerCo.

     - Depreciation

     Depreciation for the three years ended March 31, 1999 has been allocated consistent with the allocation of fixed assets to CWC ConsumerCo.

     Assets and liabilities

     Particular indirectly attributable assets and liabilities have been consistently allocated on the following bases as at March 31, 1998 and 1999 unless otherwise stated:

     - Fixed assets

     Fixed asset additions and disposals have been allocated on the basis of management's estimate of relative usage of those assets by CWC ConsumerCo. The Directors believe this fairly presents the historic asset base attributable to CWC ConsumerCo.

     - Trade creditors

     Trade creditor amounts relate to operating and capital expenditure. Where not specifically attributable, such amounts have been allocated based on the allocation to CWC ConsumerCo of net operating expenses and capital expenditure.

     - Debt

     All debt has been allocated to CWC ConsumerCo on the basis that it is primarily used to fund CWC ConsumerCo activities See Note 18.

     - Other assets and liabilities

     Prepayments and accrued income and accruals and deferred income amounts are attributable to specific CWC ConsumerCo cost centres and where not specifically attributable, have been allocated based on the allocation of the net operating expenses to each respective cost centre.

     Limitations on use of financial statements

     Because of the allocations referred to above and the proposed changes in the structure and financing of CWC ConsumerCo going forward, these financial statements should not be relied upon as being representative of the future financial position or performance of CWC ConsumerCo. In particular:

     - Outpayments for all periods presented are not representative of those amounts that will be incurred by CWC ConsumerCo in the future as it will need to enter into arms' length arrangements for the carriage and delivery of telecommunications traffic and services either with DataCo and with other third parties.

     - The operating costs attributed to CWC ConsumerCo for the year ended March 31, 1999 are not representative of the costs it will incur after the proposed transaction as they represent the carve out of costs incurred by the Cable & Wireless Communications group, which was managed as an integrated business. The activities of CWC ConsumerCo on a stand alone basis may be restructured following the transaction which may result in certain costs being duplicated, other costs being avoided altogether and yet other costs being incurred. For this reason the reported result for the year ended March 31, 1999 is not representative of the amounts to be incurred by CWC ConsumerCo after the Transaction.

     - In view of the proposed refinancing and corporate restructuring of the businesses, the debt, interest and taxation figures included in these financial statements are not representative of the amounts of those items for CWC ConsumerCo following the Transaction.

3 STATEMENT OF ACCOUNTING POLICIES

     The financial statements have been prepared applying CWC ConsumerCo's accounting policies and no adjustments have been made with respect to any differences between these and NTL's accounting policies.

     The principal accounting policies of CWC ConsumerCo, which have been applied consistently throughout the three years ended March 31, 1999, unless expressly stated otherwise, are as follows:

  a) Basis of accounting

     The financial statements have been prepared applying accounting principles generally accepted in the United Kingdom and on the historical cost basis.

     The results of subsidiary undertakings acquired or disposed of during the year are included from the date of their acquisition or up to the date of their disposal, except for the acquisition of Mercury Communications Limited which has been merger accounted for under the group reorganisation provisions of FRS 6 "Acquisitions and mergers".

     Intercompany sales and profits are eliminated fully.

  b) Turnover and revenue recognition

     Turnover, which excludes value added tax, represents the amount receivable in respect of services provided to customers in each year and is accounted for on the accruals basis. At the end of each year adjustments are recorded to defer revenue with respect to services invoiced in advance and to accrue for unbilled services.

  c) Interconnection with other operators

     When traffic is carried by operators of other national and international telecommunications networks, the charges incurred are matched with the associated revenues. All charges payable to, or by, overseas telecommunications administrations are negotiated separately and are subject to continuous review.

     Charges payable by CWC ConsumerCo to British Telecommunications plc, referred to as BT, for the conveyance of traffic and connections to the BT network are subject to government regulation in the form of a determination by OFTEL, the Office of Telecommunications. During 1998, the basis for calculation of these charges changed from one based on the fully allocated historic cost of providing the delivery mechanism on their network, to one based upon the long-run incremental cost of providing that service.

     Up until September 30, 1997, OFTEL undertook a review, in the form of a determination, after the end of each financial year, and for the half year to September 30, 1997, to assess the bases used for the calculation of the charges made in that year. Amendments were backdated to take effect from April 1, in the year under review, but were accounted for in subsequent financial periods.

     Since October 1, 1997, the charging mechanism has been designed to reflect the commercial considerations surrounding a competitive market. OFTEL has set a framework of controls within which BT will have the price flexibility to set its own charges. The degree of control depends on the competitiveness of the services concerned.

  d) Goodwill

     With effect from April 1, 1998, goodwill arising on the acquisition of subsidiary undertakings and businesses, being the difference between the fair value of the purchase consideration and the fair value attributed to the identifiable assets and liabilities acquired, is capitalised and amortised in equal annual instalments through the profit and loss account over the Cable and Wireless directors' estimate of its useful economic life.

     As permitted under the transitional provisions in FRS 10, "Goodwill and Intangible Assets", goodwill on acquisitions prior to April 1, 1998 is dealt with as a movement on reserves. Where subsidiary undertakings are wholly or partially disposed of during the year, goodwill that was written off to reserves or has not been amortised through the profit and loss account is charged to the profit and loss account.

  e) Tangible fixed assets and depreciation

     Tangible fixed assets are recorded at cost, which includes materials, direct labour and general administrative expenses applicable to the design, construction and connection of the telecommunications and cable television networks and equipment. General administrative expenses capitalised include all overheads of those departments responsible solely for design, construction and connection. Where departments spend only part of their time on functions directly connected with design, construction and connection, the relevant proportion of total overheads is capitalised. Costs which are initially capitalised in projects under construction where the projects do not become operational are written off to the profit and loss account, once it is determined that the project will not become operational.

     Costs of departments relating to revenue related operations such as direct selling, marketing and other customer related departments, are not capitalised.

     Capitalisation of interest

     Interest is capitalised as part of the cost of separately identifiable major capital projects, up to the time that such projects are substantially complete. The amount of interest capitalised is calculated as the capitalisation rate multiplied by the weighted average carrying amount of major capital projects under construction during the period.

     Depreciation

     Depreciation is provided on the difference between the cost of tangible fixed assets and the estimated residual value in equal annual instalments over the estimated useful lives of the assets. These lives are as follows:

LAND AND BUILDINGS:                                         LIVES
freehold buildings                              40 years
leasehold land and buildings                    up to 40 years or term of
                                                lease if less
leasehold improvements                          remaining term of lease or
                                                expected useful life of the
                                                improvements if less
COMMUNICATIONS NETWORK PLANT AND EQUIPMENT:
ducting and network construction                10 to 40 years
electronic equipment and cabling                10 to 20 years
other network plant and equipment               6 to 25 years

NON-NETWORK PLANT AND EQUIPMENT                 3 to 10 years

     Freehold land, where the cost is distinguishable from the cost of the building thereon, is not depreciated.

     After a portion of the network is fully constructed and released to operations, depreciation of the network commences either when target rates of penetration are achieved or no later than one year after the release date.

  f) Leased assets

     Where assets are financed by leasing agreements that give rights approximating to ownership, the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor. Lease payments are split between capital and interest elements using the annuity method. Depreciation on the relevant assets and interest are charged to the profit and loss account.

     All other leases are operating leases and the annual rentals are charged to operating profit on a straight line basis over the lease term.

  g) Fixed asset investments

     Fixed asset investments are stated at cost less provisions for impairment. Any impairment is charged to the profit and loss account in the year in which it is identified.

  h) Deferred taxation

     The charge for taxation is based on the results for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. CWC ConsumerCo provides for deferred tax unless there is a reasonable probability that the liability will not arise in the foreseeable future. Where deferred tax is provided, the liability method is used. No deferred tax assets are recognised in respect of accumulated tax losses.

  i) Pensions

     Defined contribution schemes

     Where CWC ConsumerCo companies through the Cable & Wireless Communications group participate in defined contribution pension schemes for their employees, the pension costs charged to the profit and loss account represent contributions payable during the year.

     Defined benefit schemes

     CWC ConsumerCo through the Cable & Wireless Communications group also participates in a defined benefit pension scheme operated by Cable and Wireless for certain employees. The regular cost of providing benefits is charged to operating profit over the service lives of the members of the scheme so as to achieve a constant percentage of pensionable pay.

  j) Foreign currencies

     Transactions are translated into sterling at the rate of exchange ruling on the date of the transaction. All outstanding monetary assets and liabilities denominated in foreign currency are retranslated at the rates ruling at the balance sheet date. Any exchange differences arising are dealt with through the profit and loss account.

     The results of overseas operations are translated at the average rate of exchange during the period and their balance sheets at the rate ruling at the balance sheet date. Exchange differences arising on translation of the opening net assets and results of overseas operations are dealt with through reserves. All other exchange differences are included in the profit and loss account.

  k) Forward exchange contracts and interest rate swaps

     CWC ConsumerCo through the Cable & Wireless Communications group uses financial instruments, including forward exchange contracts and interest rate swaps, in its management of exchange rate and interest rate exposures. While these instruments are subject to the risk of loss from changes in exchange rates and interest rates, these losses would generally be offset by gains in the related exposures. Financial instruments are only used to hedge underlying economic exposures. CWC ConsumerCo does not speculate in derivative financial instruments.

     Realised and unrealised gains and losses on forward contracts which hedge firm third party commitments are recognised in the profit and loss account in the same period as the gain or loss on the underlying transaction. Net interest paid or received on interest rate swaps is included in interest expense on an accruals basis.

  l) Capital instruments and financing costs

     Capital instruments are accounted for and classified as equity or non-equity share capital, equity or non-equity minority interests or debt according to their form. The costs of issue of non-equity and debt capital instruments are charged to the profit and loss account on an annual basis over the life of the instruments at a constant rate on the carrying amount. Where permitted by law, a corresponding amount is subsequently transferred from the share premium account to retained earnings. The cost of issue of equity instruments is written off against the share premium account.

  m) Provisions

     Provisions are only recognised when CWC ConsumerCo has a legal or constructive obligation to transfer economic benefits as a result of past events.

  n) IT outsource

     CWC ConsumerCo through the Cable & Wireless Communications group has entered into a 10 year contract for the provision of commercial IT services. Certain costs are paid in advance of the benefit received. These costs are deferred and amortised over the period during which benefit is derived. The charge for the provision of the consolidated billing system is amortised over the expected levels of billing activity.

  o) Millennium and National Code Number Change costs

     Costs incurred in modifying existing software to achieve Year 2000 compliance are normally written off to the profit and loss account in the period in which they are incurred. However, to the extent that any expenditure not only achieves compliance, but also represents an enhancement of an asset's service potential, it is capitalised and depreciated over the estimated remaining useful life of the asset, in accordance with Urgent Issues Task Force Abstract 20, "Year 2000: Accounting and Disclosures".

     Costs incurred in modifying equipment in preparation for National Code Number Changes are normally written off to the profit and loss account in the period in which they are incurred. However, to the extent that any expenditure not only achieves the necessary modification but also represents an enhancement of an asset's service potential, it is capitalised and depreciated over the estimated remaining useful life of the asset.

4 TURNOVER

     Turnover derives from:

     - local, national and international telecommunications and cable television services; and

     - the sale and rental of telecommunications equipment.

     Turnover comprised the following:

                                                              1999    1998    1997
                                                              ----    ----    ----
                                                               LM      LM      LM
Consumer Markets
  Direct telephony..........................................  292     219       -
  Indirect telephony........................................  102     104     131
  Television................................................  222     172       -
Business Markets............................................   72      55       -
                                                              ---     ---     ---
Total Turnover..............................................  688     550     131
                                                              ===     ===     ===

     The Directors consider this to be a single class of business and accordingly no segmental analysis of operating profit or loss or net assets is shown. In the year ended March 31, 1999 all of the turnover was generated by operations in the United Kingdom (1998: 100% and 1997: 100%).

5 COST OF SALES AND OPERATING EXPENSES

                                            1999                               1998                               1997
                              --------------------------------   --------------------------------   --------------------------------
                              CONTINUING   ACQUISITION   TOTAL   CONTINUING   ACQUISITION   TOTAL   CONTINUING   ACQUISITION   TOTAL
                              ----------   -----------   -----   ----------   -----------   -----   ----------   -----------   -----
                                  LM           LM         LM         LM           LM         LM         LM           LM         LM
Outpayments and other cost
  of sales..................     251            -         251        36           152        188        53            -          53
Other operating expenses
  (net).....................     241            -         241        19           178        197        30            -          30
Millennium and NCNC costs...      16            -          16         -             2          2         -            -           -
Depreciation and
  amortisation..............     135            -         135         2           101        103         2            -           2

6 MILLENNIUM AND NATIONAL CODE NUMBER CHANGE COSTS

  Millennium costs

     Millennium costs comprise the costs allocated to CWC ConsumerCo through the Cable & Wireless Communications group's Year 2000 Programme. This includes CWC ConsumerCo's share of the costs of making software and systems compliant, upgrading rented customer premises equipment, purchasing new software and employing external consultants and advisors, as well as the costs of CWC ConsumerCo employees working on the Year 2000 Programme. A cumulative total of L18 million has been incurred to date, of which L1 million has been capitalised and L17 million has been written off to the profit and loss account in accordance with the accounting policies set out in Note 3 o).

  National Code Number Change Costs

     National Code Number Change costs are being incurred by CWC ConsumerCo through the Cable & Wireless Communications group, in relation to the change in national code numbers which has been initiated by OFTEL. National dialling codes are being reorganised to provide additional UK numbering capacity required for long term growth in new numbers for fixed and mobile telephones, fax, pager, and internet use.

     Costs of L1 million had been incurred during 1999 in relation to National Code Number Change, which were written off to the profit and loss account. The National Code Number Change programme is expected to take a further two years to complete.

7 PROFIT (LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION

     Profit (loss) on ordinary activities before taxation is stated after charging:

                                                              1999    1998    1997
                                                              ----    ----    ----
                                                               LM      LM      LM
Depreciation of owned tangible fixed assets.................  122      91       2
Depreciation of fixed assets held under finance leases......   12      12       -
Amortisation of goodwill....................................    1       -       -
Operating lease payments -- hire of plant and machinery.....    2       2       -
Operating lease payments -- other...........................    8       9       -
Management service fees payable (see Note 32)...............    1       3       1

8 EMPLOYEES

     In 1999 the average monthly number of persons working within CWC ConsumerCo was 5,130, (1998: 5,407 and 1997: 520).

     The aggregate remuneration and associated costs of CWC ConsumerCo employees were:

                                                              1999    1998    1997
                                                              ----    ----    ----
                                                               LM      LM      LM
Salaries and wages..........................................  126     106       9
Social security costs.......................................   11      10       1
Pension costs of defined benefit scheme.....................    3       3       1
Pension costs of defined contribution schemes...............    3       2       -
                                                              ---     ---      --
Total staff costs...........................................  143     121      11
Less: Staff costs capitalised within network fixed assets...  (47)    (34)     (2)
                                                              ---     ---      --
                                                               96      87       9
                                                              ===     ===      ==

     Details of the pension schemes are given in Note 9.

9 PENSIONS

     CWC ConsumerCo, through Cable & Wireless Communications, participates in a pension scheme operated by Cable and Wireless. The scheme is a defined benefit scheme whereby retirement benefits are based on the employees' final remuneration and length of service, and is funded through a separate trustee administered scheme. Contributions to the scheme are based on pension costs for all members of the scheme across the Cable and Wireless group and are made in accordance with the recommendations of independent actuaries who value the scheme at regular intervals, usually triennially. The last valuation currently available relates to the position of the scheme as at March 31, 1996. Full details relating to the pension scheme are disclosed in the financial statements of Cable and Wireless.

     CWC ConsumerCo also operates several defined contribution pension plans.

     CWC ConsumerCo will establish a new exempt approved pension scheme and employees allocated to CWC ConsumerCo who are active members of the Cable & Wireless superannuation fund will be invited to join the new CWC ConsumerCo scheme and to transfer their accrued rights to it. Employees allocated to CWC ConsumerCo who are active members of Cable & Wireless Communications pension schemes will, for the time being, remain in those schemes.

10 COSTS OF FUNDAMENTAL REORGANISATION

     Following the formation of the Cable & Wireless Communications group on April 28, 1997, the nature and focus of operations of the constituent companies were fundamentally reorganised. Costs of L96 million have been allocated to CWC ConsumerCo and include branding, employee related costs such as redundancies and property rationalisations.

     The inclusion of the costs of fundamental reorganisation had no material impact on the tax charge for 1999 or 1998.

11 NET INTEREST PAYABLE

                                                              1999    1998    1997
                                                              ----    ----    ----
                                                               LM      LM      LM
Interest receivable and similar income:
Deposits and short term loan interest.......................     8       8      -
Funds placed with parent undertaking........................     6       1      -
                                                              ----    ----     --
                                                                14       9      -
                                                              ====    ====     ==
Interest payable:
Finance charges on leases...................................    (9)     (7)     -
Bank loans and overdrafts...................................   (89)    (90)     -
Loan notes..................................................  (132)    (58)     -
Funds borrowed from parent undertaking......................     -      (1)     -
                                                              ----    ----     --
                                                              (230)   (156)     -
Less: interest capitalised within network fixed assets (Note
  14).......................................................    37      26      -
                                                              ----    ----     --
                                                              (193)   (130)     -
                                                              ----    ----     --
Net interest payable........................................  (179)   (121)     -
                                                              ====    ====     ==

12 TAXATION

     The tax charge comprises:

                                                              1999    1998    1997
                                                              ----    ----    ----
                                                               LM      LM      LM
United Kingdom taxation:
Current corporation tax at 31% (1998: 31%, 1997: 33%).......   -       -       15
Deferred tax................................................   -       -        -
Adjustment in respect of prior years........................   -       -       (1)
                                                               --      --      --
Tax charge on profit on ordinary activities.................   -       -       14
                                                               ==      ==      ==

     If deferred tax had been provided in 1999 on a full provision basis, there would have been no change in the tax charge for the year (1998: no change, 1997: no change). The effective tax rate for the year ended March 31, 1999 is 0% (1998: 0% after costs of fundamental reorganisation, 1997: 29%). This rate differs from the statutory tax rate of 31% because the companies within CWC ConsumerCo were loss making in the period and it is not the policy of CWC ConsumerCo, through the Cable & Wireless Communications group to make payments for losses surrendered by way of group relief to DataCo. No payment has been made for group relief surrendered between Cable & Wireless Communications group companies.

13 INTANGIBLE FIXED ASSETS

                                                                GOODWILL
                                                                ---------
                                                                   LM
COST
At April 1, 1997 and 1998...................................        -
Additions...................................................        9
                                                                   --
At March 31, 1999...........................................        9
                                                                   --
AMORTISATION
At April 1, 1997 and 1998...................................        -
Charge for the year.........................................        1
                                                                   --
At March 31, 1999...........................................        1
                                                                   --
Net book value at March 31, 1999............................        8
                                                                   --
Net book value at March 31, 1997 and 1998...................        -
                                                                   ==

     Goodwill arising on the acquisition of Two Way TV Limited is amortized over 20 years, which is the Cable and Wireless directors' estimate of its economic useful life.

14 TANGIBLE FIXED ASSETS

                                                    LAND       NETWORK CABLE,    NON-NETWORK
                                                     AND         PLANT AND        PLANT AND
                                                  BUILDINGS      EQUIPMENT        EQUIPMENT     TOTAL
                                                  ---------    --------------    -----------    -----
                                                     LM              LM              LM          LM
COST
At April 1, 1998................................     53            2,657              25        2,735
Additions.......................................      -              415               -          415
Acquisition of subsidiaries.....................      -                1               -            1
Disposals.......................................      -              (53)            (11)         (64)
                                                     --            -----             ---        -----
At March 31, 1999...............................     53            3,020              14        3,087
                                                     --            -----             ---        -----
DEPRECIATION
At April 1, 1998................................      2               98              (1)          99
Charge for the year.............................      2              121              11          134
Disposals.......................................      -               (1)             (5)          (6)
                                                     --            -----             ---        -----
At March 31, 1999...............................      4              218               5          227
                                                     --            -----             ---        -----
NET BOOK VALUE AT
March 31, 1999..................................     49            2,802               9        2,860
                                                     --            -----             ---        -----
March 31, 1998..................................     51            2,559              25        2,635
                                                     ==            =====             ===        =====

                                                              1999    1998
                                                              ----    ----
                                                               LM      LM
The net book value of land and buildings comprised:
  Freehold..................................................   19      21
  Long leasehold............................................    2       2
  Short leasehold...........................................   28      28
                                                               --      --
                                                               49      51
                                                               ==      ==

     Interest totalling L37 million (1998: L26 million) for the year ended March 31, 1999 that is directly applicable to the design, construction and installation of CWC ConsumerCo's cable television and telecommunications network has been capitalized within additions to network assets. Accumulated interest capitalised included in the total cost of tangible fixed assets at March 31, 1999 amounted to L63 million (1998: L26 million).

     Included in the net book value of Network cable, plant and equipment is L103 million in respect of assets held under finance leases and similar hire purchase contracts (1998: L119 million). Accumulated depreciation on these assets is L22 million (1998: L15 million) and the charge for the year is L13 million. Network cable, plant and equipment includes L118 million (1998: L310 million) in respect of assets not yet in service and consequently upon which depreciation has not been charged.

15 DEBTORS

                                                              1999    1998
                                                              ----    ----
                                                               LM      LM
DUE WITHIN ONE YEAR
Trade debtors outside receivables securitisations...........    7       1
Other debtors...............................................   11      14
Prepayments and accrued income..............................   49      11
                                                              ---      --
                                                               67      26
                                                              ---      --
DUE AFTER MORE THAN ONE YEAR
Prepayments and accrued income..............................   69       -
                                                              ---      --
                                                              136      26
                                                              ===      ==

     Included within prepayments and accrued income, is an amount of L112 million (1998 and 1997: Lnil) in respect of the IT outsource representing:

                                                                     1999                1998
                                                        ------------------------------   -----
                                                                     DUE AFTER
                                                        DUE WITHIN   MORE THAN
                                                         ONE YEAR    ONE YEAR    TOTAL   TOTAL
                                                        ----------   ---------   -----   -----
                                                            LM          LM        LM      LM
Security deposit......................................      31          54         85      -
Consolidated billing system charge....................      10           4         14      -
Transition costs......................................       2          11         13      -
                                                            --          --        ---      --
                                                            43          69        112      -
                                                            ==          ==        ===      ==

     The consolidated billing system charge is amortised over the life of the outsource contract based on expected billing levels. The transition costs billed by IBM in relation to the transition of the IT function to the outsource provider include external legal, consultancy, property and other technical fees which are amortised over differing periods depending on the period over which CWC ConsumerCo, through the Cable & Wireless Communications group derives benefit.

16 DEBTORS WITHIN RECEIVABLES SECURITISATION

                                                              1999    1998
                                                              ----    ----
                                                               LM      LM
Gross debtors...............................................   85      75
Non-returnable proceeds.....................................  (62)    (61)
                                                              ---     ---
                                                               23      14
                                                              ===     ===

     Within the overall working capital facilities, certain trade debtors have been assigned as security against the advance of cash. This security is represented by the assignment of a pool of trade debts to a trust for the benefit of the providers of this securitisation facility. The financing provided against this pool takes into account, inter alia, the risks that may be attached to individual debtors and the expected collection period.

     CWC ConsumerCo, through the Cable & Wireless Communications group, is not obliged (and does not intend) to support any losses arising from the assigned debts against which cash has been advanced. The providers of the finance have confirmed in writing that, in the event of default in payment by a debtor, they will seek repayment of the cash advanced only from the remainder of the pool of debts in which they hold an interest, and that repayment will not be required from CWC ConsumerCo in any other way.

17 CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                              1999    1998
                                                              ----    ----
                                                               LM      LM
Unsecured convertible loan notes............................    9       8
Current instalments due on loans............................   33       7
Obligations under finance leases............................    5      20
Trade creditors.............................................   35      22
Amounts owed to DataCo (see below)..........................  199      82
Other taxation and social security..........................    5      10
Other creditors.............................................   30      44
Accruals and deferred income................................  171     186
                                                              ---     ---
                                                              487     379
                                                              ===     ===

     Where, as part of attributing assets and liabilities to CWC ConsumerCo and DataCo these assets and liabilities are to be transferred between legal entities within the Cable & Wireless Communications group, intragroup balances have been set up.

18 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                              1999     1998
                                                              -----    -----
                                                               LM       LM
Notes due 2003 ($750m at a coupon rate of 6.375%)...........    453      453
Notes due 2005 ($650m at a coupon rate of 6.625%)...........    393      393
Notes due 2008 ($1.1bn at a coupon rate of 6.750%)..........    665      242
Bonds due 2005 (L300m at a coupon rate of 7.125%)...........    298      298
Bonds due 2017 (L200m at a coupon rate of 7.375%)...........    199      199
Senior discount notes due 2004..............................      -      210
Loans.......................................................    795      670
Obligations under finance lease.............................    108      111
Accruals and deferred income................................      5        7
                                                              -----    -----
                                                              2,916    2,583
                                                              =====    =====

     With the exception of finance lease obligations, all debt of Cable & Wireless Communications group has been allocated to CWC ConsumerCo as such debt has primarily been necessary to fund CWC ConsumerCo's activities.

     Upon completion of the Transaction, only that debt as stated in the Transaction Agreement will be assumed by CWC ConsumerCo.

19 PROVISIONS FOR LIABILITIES AND CHARGES

                                              ONEROUS      PROPERTY    RE-ORGANISATION
                                            OBLIGATIONS     COSTS           COSTS         TOTAL
                                            -----------    --------    ---------------    -----
                                                LM            LM             LM            LM
At March 31, 1998.........................       30           11              24            65
Amounts used during the year..............      (28)          (2)            (24)          (54)
Established during the year...............        3            -               -             3
                                                ---           --             ---           ---
AT MARCH 31, 1999.........................        5            9               -            14
                                                ===           ==             ===           ===

     The provision established during 1999 relates to onerous obligations not recorded in the books of Two Way TV Limited.

     At March 31, 1999, the provision for property costs relates to property which includes L6m relating to the fair value of market rents for properties acquired as a result of the combination. The provision is expected to be utilized over the next 19 years.

     The remaining L3m at March 31, 1999 relates to the provision created as a result of the reorganization undertaken in 1998. At this time, a number of properties were identified as surplus to requirements. A provision of approximately L11m was established to cover the remaining obligations under operating leases and shortfall in addition to rates, service charges and other related disposal costs. L2m of such costs were charged against the provision in the current year and the remaining provision is expected to be utilized over the following 4 years.

20 DEFERRED TAX

     The amount provided, and the full potential liability, in respect of UK deferred taxation is as follows:

                                                              1999    1998
                                                              ----    ----
                                                               LM      LM
Amount provided and potential liability:
Tax effect of timing differences due to:....................   -       -
  Excess capital allowances over depreciation...............   -       -
  Other timing differences..................................   -       -
                                                               --      --
                                                               -       -
                                                               ==      ==

21 CALLED UP SHARE CAPITAL

                                                      NUMBER OF SHARES
                                                      ----------------
                                                       1999      1998     1999     1998
                                                      ------    ------    -----    -----
                                                        M         M        LM       LM
Authorised:
  Ordinary shares of 50p each.......................  2,250     2,250     1,125    1,125
Allotted, issued and fully paid:
  Ordinary shares of 50p each.......................  1,493     1,490       746      745

     Cable & Wireless Communications was listed on the London and New York Stock exchanges on April 28, 1997, when 1,489,253,555 shares were issued to acquire Bell Cablemedia and NYNEX CableComms with a further 102,707 being issued on offer acceptances received post-listing.

     Allotments of ordinary shares of 50p each during the year to March 31, 1999 were as follows:

                                                              NUMBER OF        GROSS
                                                               SHARES      CONSIDERATION
                                                              ALLOTTED       RECEIVED
                                                              ---------    -------------
                                                                                 L
Bell Cablemedia plc Savings-Related Share Option Plan
  1994......................................................     36,041        107,006
Bell Cablemedia plc No. 1 Executive Share Option Plan
  1994......................................................    137,199        394,646
Bell Cablemedia plc No. 2 Executive Share Option Plan
  1994......................................................    254,974        731,162
3.5% Bell Cablemedia plc unsecured convertible loan notes
  due 2001..................................................      9,366             --
NYNEX CableComms Employees Share Option Plan................  2,373,139      8,847,066
NYNEX CableComms Savings-Related Share Option Plan 1995.....     29,098         87,905
NYNEX CableComms Savings-Related Share Option Plan 1996.....     46,218        107,504
                                                              ---------     ----------
                                                              2,886,035     10,275,289
                                                              =========     ==========

     Allotments of ordinary shares of 50p each during the year to March 31, 1998 were as follows:

                                                              NUMBER OF        GROSS
                                                               SHARES      CONSIDERATION
                                                              ALLOTTED       RECEIVED
                                                              ---------    -------------
                                                                                 L
Under the Bell Cablemedia plc
  Founders Share Option Plan 1994...........................   392,997         141,592
  Savings-Related Share Option Plan 1994....................     2,960           8,791
  No 1 Executive Share Option Plan 1994.....................   367,163       1,066,461
  No 2 Executive Share Option Plan 1994.....................   160,831         442,065
  3.5% Unsecured Convertible Loan Notes due 2001............    38,700         117,669
Under the NYNEX CableComms
  Savings-Related Share Option Plan.........................     8,224          19,129
                                                               -------       ---------
                                                               970,875       1,795,707
                                                               =======       =========

     At March 31, 1999, capital instruments which were convertible into ordinary shares of Cable & Wireless Communications were as follows:

                                                                PROJECTED
                                                   PRINCIPAL    NUMBER OF    PERIOD OF
                                                    AMOUNT       SHARES      CONVERSION
                                                   ---------    ---------    ----------
                                                       L
5% unsecured convertible loan notes due 1995
  (extended).....................................  8,425,000    3,585,395    1999-2001
3% unsecured convertible loan notes due 2001.....    171,306       68,680    1999-2001

     Both loan notes are convertible at the option of the holders.

22 RESERVES

                                                               SHARE      OTHER
                                                              PREMIUM    RESERVES
                                                              -------    --------
                                                                LM          LM
At April 1, 1998............................................     1          (880)
Gross premiums on shares allotted...........................     9
Amortisation of issue costs relating to capital
  instruments...............................................    (1)
Loss for the financial year.................................     -          (135)
Other movements.............................................                 (19)
                                                                --        ------
AT MARCH 31, 1999...........................................     9        (1,034)
                                                                ==        ======

23 FINANCIAL INSTRUMENTS

     CWC ConsumerCo, through the Cable & Wireless Communications group, holds or issues financial instruments to finance its operations and to manage the interest rate and currency risks arising from its sources of finance. In addition, various financial assets and liabilities, for example, trade debtors, trade creditors, accruals and prepayments, arise directly from operations. CWC ConsumerCo has taken advantage of the exemption available to exclude short term debtors and creditors from disclosures of financial assets and liabilities. Disclosure focuses on those financial instruments which play a significant medium to long term role in the financial risk profile.

     CWC ConsumerCo, through the Cable & Wireless Communications group finances its operations by a mixture of bank borrowings and other long term debt. The Cable & Wireless Communications group borrows in the major debt markets in Sterling and US dollars at both fixed and floating rates of interest, using derivatives where appropriate to generate the desired effective currency profile and interest rate basis. The derivatives used for this purpose are principally interest rate swaps and cross currency swaps.

     The main risks arising from financial instruments are interest rate risk and currency risk.

  Finance and interest rate risk

     CWC ConsumerCo, through the Cable & Wireless Communications group's exposure to interest rate fluctuations on its borrowings and deposits is managed by using interest rate swaps and forward rate agreements (FRAs). The minimum proportion fixed is higher in the near term than in the longer term, with the aim of reducing the volatility of short term interest costs whilst maintaining the opportunity to benefit from the movements in longer term rates. The interest rate profile of the financial liabilities, after taking account of interest rate swaps, FRAs and cross currency swaps, of CWC ConsumerCo as at March 31, 1999 and 1998 was:

                                                                1999        1998
                                                              STERLING    STERLING
                                                              --------    --------
                                                                 LM          LM
Floating rate financial liabilities.........................     117           -
Fixed rate financial liabilities............................   2,828       2,608
                                                               -----       -----
Total.......................................................   2,945       2,608
                                                               =====       =====
Fixed rate financial liabilities
  Weighted average interest rate (%)........................     7.1%        7.5%
  Weighted average period for which rate is fixed (years)...       6           5

     In addition to swaps, further protection from interest rate movements will be provided by interest rate collars on L700 million for 3 years from July 15, 1999. These start when the last FRAs mature and at this stage the weighted average interest rate is expected to fall further.

     CWC ConsumerCo held the following financial assets as part of its financing arrangements at March 31, 1999:

CURRENCY                                                      LM
--------                                                      ---
Sterling....................................................  127

  Liquidity risk

     CWC ConsumerCo, through Cable & Wireless Communications group treasury operations, manages borrowings with respect to both interest and financing risk. Accordingly there are a range of maturities of debt from one year to 18 years. Financial flexibility is provided via the L1,500 million revolving facility, of which L1,000 million is for five years and L500 million for 364 days. At the 1999 year end L775 million was drawn under the five year facility.

     The maturity profile of financial liabilities, other than short term creditors such as trade creditors and accruals, at March 31, 1999 and 1998 was:

                                                                1999      1998
                                                                ----      ----
                                                                 LM        LM
Finance lease obligations are repayable as follows:
Within one year.............................................      6        24
Between one and two years...................................      6         5
Between two and five years..................................     28        15
In five or more years.......................................     74        91
                                                                ---       ---
                                                                114       135
                                                                ===       ===

                                                              1999     1998
                                                              -----    -----
                                                               LM       LM
Loans and Notes are repayable as follows:
Within one year.............................................     29        9
Between one and two years...................................      4        2
Between two and five years..................................  1,541    1,116
In five or more years.......................................  1,257    1,346
                                                              -----    -----
                                                              2,831    2,473
                                                              =====    =====

     The maturity profile of CWC ConsumerCo's undrawn committed borrowing facilities at March 31, 1999 was:

                                                              LM
Within one year.............................................  500
Between one and two years...................................    -
Greater than two years......................................  225
                                                              ---
                                                              725
                                                              ===

  Loan Notes

     At March 31, 1999, CWC ConsumerCo, through the Cable & Wireless Communications group has entered into interest rate swaps totalling L1,424 million and cross currency swaps totalling L1,511 million to hedge its exposure to adverse fluctuations in foreign exchange rates and interest rates in relation to the dollar denominated notes.

     On November 25, 1998, CWC ConsumerCo, through the Cable & Wireless Communications group issued $700 million 6.750% Notes due 2008. Interest on the Notes is payable semi-annually in arrears on June 1, and December 1, in each year commencing June 1, 1999.

     On July 15, 1998, CWC ConsumerCo, through the Cable & Wireless Communications group redeemed the Senior Discount Notes due 2004 issued by Videotron Holdings plc and realised a gain of L1 million.

     On March 6, 1998, CWC ConsumerCo, through the Cable & Wireless Communications group issued $1.8 billion Notes in three tranches consisting of $750 million 6.375% Notes due 2003, $650 million 6.625% Notes due 2005 and $400 million 6.750% Notes due 2008. Interest on the Notes is payable semi-annually in arrears on March 6, and September 6, of each year, commencing September 6, 1998.

     On February 27, 1998, CWC ConsumerCo, through the Cable & Wireless Communications group issued L300 million 7.125% Notes due 2005 (the 2005 Notes) and L200 million 7.375% Notes due 2017 (the 2017 Notes). Interest on the 2005 Notes and the 2017 Notes will be payable annually in arrears on February 27, in each year, save for the last payment in respect of the 2005 Notes, which will be made on February 28, 2005.

     On February 13, 1998, CWC ConsumerCo, through the Cable & Wireless Communications group redeemed, for a total consideration of L767 million, all the outstanding Senior Discount Notes issued by Bell Cablemedia plc and the Senior Discount Notes due 2005 issued by Videotron Holdings.

     In July 1994, Videotron Holdings issued Senior Discount Notes due 2004, with a principal amount at maturity of $342.9 million. The Notes will mature on July 1, 2004. The issue price of the Notes was $200 million and this represents a yield to maturity of 11.5%. Cash interest will not accrue on the Notes prior to July 1, 1999 and is thereafter payable in arrears on January 1, and July 1, of each year at a rate of 11.5% per annum. The Notes represent unsecured obligations of CWC ConsumerCo, through the Cable & Wireless Communications group. CWC ConsumerCo, through the Cable & Wireless Communications group has entered into foreign currency forward exchange contracts totalling $325 million to hedge its exposure to adverse fluctuations in foreign exchange rates in relation to the Videotron Holdings Senior Discount Notes due 2004.

     In June 1994, Bell Cablemedia plc issued L8 million 5% Unsecured Convertible Loan Note due 1995. Each Note is convertible, at the option of the holder, on the first business day of each calendar quarter into the number of Bell Cablemedia ordinary shares equal to its principal amount and accrued interest divided by the public issue price of $3.40 and automatically exchanged for ordinary shares of Cable & Wireless Communications at the rate of 0.69389 Cable & Wireless Communications shares for each Bell Cablemedia share. The terms of these may be extended, at the option of the holder, for further one year periods after the initial term, up to a maximum term of seven years from the date of issue of the notes.

     In March 1994, Bell Cablemedia issued L1 million 3.5% Unsecured Convertible Loan Notes due 2001. Each Note is convertible, at the option of the holder, on the first business day of each calendar quarter commencing with the fourth quarter of 1994, into the number of ordinary shares of the Company equal to its principal amount and accrued interest divided by the public issue price of $3.40 and automatically exchanged for ordinary shares of Cable & Wireless Communications at the rate of 0.69389 Cable & Wireless Communications shares for each Bell Cablemedia share.

  Fair values of financial assets and liabilities

     The estimated fair value of CWC ConsumerCo's financial instruments are summarised below:

                                                      1999                      1998
                                             ----------------------    ----------------------
                                             CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                              AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                             --------    ----------    --------    ----------
                                                LM           LM           LM           LM
PRIMARY FINANCIAL INSTRUMENTS HELD OR
  ISSUED TO FINANCE OPERATIONS:
Long term debt.............................   (2,911)      (2,962)      (2,574)       (2,578)
Cash and short term deposits...............      127          127          229           229
Derivative financial instruments held to
  manage the interest rate and currency
  profile
Interest rate swaps -- assets..............        -            -            -             1
Interest rate swaps -- (liabilities).......        -          (76)           -            (4)
Interest rate collars -- (liabilities).....        -           (8)           -             -
Cross currency swaps -- assets.............        -           38            -             -
Cross currency swaps -- (liabilities)......        -          (17)           -           (30)
Forward foreign exchange
  contracts-assets.........................        -            -            -             2

 Cash at bank and in hand, account receivable, account payable, short term borrowings and current investment liabilities.

     The carrying value approximates fair value either because of the short maturity of the instruments or because the interest rate on investments is reset after periods not greater than six months.

  Long term borrowings

     The fair value is based on quoted market prices or, where these are not available, on the quoted market prices of comparable debt issued by other companies.

  Interest rate swaps, collars and currency swaps

     The fair value of interest rate and currency swaps is the estimated amount which CWC ConsumerCo, through the Cable & Wireless Communications group, expects to pay or receive on the termination of the agreement, taking into consideration current interest rates and the current credit worthiness of the counterparties. The nominal value of the interest rate and currency swaps at March 31, 1999 was L2,935 million (1998: L2,435 million). The nominal value of the interest rate collars at March 31, 1999 was L700 million (1998: Lnil).

  Forward foreign exchange contracts

     The value of these contracts is the estimated amount which CWC ConsumerCo, through the Cable & Wireless Communications group would expect to pay or receive on the termination of the contracts, taking into consideration current exchange rates. At March 31, 1999 CWC ConsumerCo had no such contracts outstanding (1998:
L197 million).

  Currency risk

     CWC ConsumerCo, through the Cable & Wireless Communications group has significant sources of finance denominated in US dollars which have been hedged back into sterling using cross currency swaps.

     Gains and losses on instruments used for hedging are not recognized until the exposure that is being hedged is itself recognized. Unrecognized gains and losses on the instruments used for hedging, and the movements thereon are as follows as at March 31, 1999:

                                                              GAINS    LOSSES    TOTAL
                                                              -----    ------    -----
                                                               LM        LM       LM
Unrecognized gains and losses on hedges
As at April 1, 1998.........................................    3        (34)     (31)
                                                               --       ----      ---
Gains and losses arising before April 1, 1998 that were not
  recognized in the year....................................    3        (34)     (31)
Gains and losses arising in the year that were not
  recognized in the year....................................   35        (67)     (32)
                                                               --       ----      ---
Unrecognized gains and losses on hedges at March 31, 1999...   38       (101)     (63)
                                                               --       ----      ---
Gains and losses expected to be realized in 1999............    -          -        -
Gains and losses expected to be realized in 2000 or later...    -          -        -
                                                               --       ----      ---
                                                               38       (101)     (63)
                                                               ==       ====      ===

24 COMMITMENTS

     The amount of capital expenditure, excluding that relating to the IT outsource, authorized by CWC ConsumerCo, for which no provision has been made in the consolidated financial information is as follows:

                                                              1999    1998
                                                              ----    ----
                                                               LM      LM
Contracted..................................................  180      49
                                                              ---      --

     The amount of expenditure on the Year 2000 Programme to which CWC ConsumerCo, through the Cable & Wireless Communications group is contractually committed is L1 million, none of which is included in capital commitments above.

     CWC ConsumerCo, through the Cable & Wireless Communications group, is also contracted to IBM under the IT outsource agreement. At March 31, 1999, the total outstanding commitment was L1.5 billion to be shared equally between CWC ConsumerCo and DataCo in accordance with the Transaction Agreement for a 10 year period against which the security deposit is offset throughout the term of the contract (1998: Lnil, 1997: Lnil).

25 CONTINGENT LIABILITIES

     The possibility exists that some claims will arise due to breach of contract or warranty as a result of year 2000 related problems. Given the nature of the year 2000 issue, in particular the fact that no similar event has ever occurred, it is impossible to estimate the potential value of such claims with any degree of certainty. The likelihood of any breach of debt covenants arising as a result of the year 2000 is considered to be remote.

26 LEASES

     Operating lease commitments payable in the following year, analysed according to the period in which each lease expires are as follows:

                                                              1999    1998
                                                              ----    ----
                                                               LM      LM
LAND AND BUILDINGS
Expiring within one year....................................   -       -
Expiring in years two to five...............................   -       -
Expiring thereafter.........................................   7       6
                                                               --      --
                                                               7       6
                                                               ==      ==
OTHER ASSETS
Expiring within one year....................................   1       -
Expiring in years two to five...............................   -       -
Expiring thereafter.........................................   -       -
                                                               --      --
                                                               1       -
                                                               ==      ==

27 RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING
   ACTIVITIES

                                                              1999    1998    1997
                                                              ----    ----    ----
                                                               LM      LM      LM
Operating profit............................................   45      60      46
Depreciation and amortization...............................  135     103       2
Decrease in non refundable receipts from receivables
  securitization............................................    1      61       -
Increase in debtors.........................................  (21)    (29)     (8)
Decrease in creditors.......................................   60     191       7
                                                              ---     ---      --
Net cash inflow from operating activities before fundamental
  reorganization and IT outsource costs.....................  220     386      47
Outflow relating to fundamental reorganization..............  (28)    (30)      -
Outflow relating to IT outsource transition costs...........  (13)      -       -
                                                              ---     ---      --
Net cash inflow from operating activities...................  179     356      47
                                                              ===     ===      ==

28 CASH INFLOW (OUTFLOW) FROM ACQUISITIONS AND DISPOSALS

     The analysis of net inflow (outflow) of cash in respect of the acquisition and disposal of subsidiaries is as follows:

                                                              1999    1998    1997
                                                              ----    ----    ----
                                                               LM      LM      LM
Acquisition of subsidiaries.................................   (4)      -      -
Share issue costs...........................................    -     (49)     -
Cash acquired with subsidiaries.............................    4     137      -
                                                               --     ---      --
Net cash inflow from acquisition............................    -      88      -
Disposal of business........................................    4       -      -
                                                               --     ---      --
Net cash inflow from acquisitions and disposals.............    4      88      -
                                                               ==     ===      ==

29 RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                              1999      1998     1997
                                                             ------    ------    ----
                                                               LM        LM       LM
Increase (decrease) in cash in the period..................    (102)      144     (4)
Cash outflow resulting from debt and lease financing.......    (331)     (378)     -
                                                             ------    ------     --
Changes in net debt resulting from cash flows..............    (433)     (234)    (4)
Other movements............................................       7         -      -
Acquisition of subsidiaries................................       -    (2,197)     -
Inception of finance lease contracts.......................       -       (30)     -
                                                             ------    ------     --
Movement in net debt in the period.........................    (426)   (2,461)    (4)
Net (debt) funds at April 1, ..............................  (2,376)       85     89
                                                             ------    ------     --
Net debt at March 31, .....................................  (2,802)   (2,376)    85
                                                             ======    ======     ==

30 ANALYSIS OF CHANGES IN NET DEBT

                                       AT                                             AT                             AT
                                    APRIL 1,   CASH   ACQUISITION OF     OTHER     APRIL 1,    CASH     OTHER     MARCH 31,
                                      1997     FLOW    SUBSIDIARIES    MOVEMENTS     1998      FLOW   MOVEMENTS     1999
                                    --------   ----   --------------   ---------   --------    ----   ---------   ---------
                                       LM       LM          LM            LM          LM        LM       LM          LM
Cash at bank and in hand..........     85       144            -            -          229     (102)      -           127
                                       --      ----       ------          ---       ------     ----       --       ------
Debt due within one year..........      -        11          (18)         (21)         (28)      10                   (18)
Debt due after more than one
  year............................      -      (389)      (2,179)          (9)      (2,577)    (341)      7        (2,911)
                                       --      ----       ------          ---       ------     ----       --       ------
Total debt........................      -      (378)      (2,197)         (30)      (2,605)    (331)      7        (2,929)
                                       --      ----       ------          ---       ------     ----       --       ------
Total net cash (debt).............     85      (234)      (2,197)         (30)      (2,376)    (433)      7        (2,802)
                                       ==      ====       ======          ===       ======     ====       ==       ======

31 ACQUISITIONS AND DISPOSALS

  Acquisitions

     On July 28, 1998, CWC ConsumerCo, through Cable & Wireless Communications subscribed for shares representing 50.1% of the enlarged ordinary share capital of Two Way TV Limited for L13 million.

     For Two Way TV Limited the fair value of assets and liabilities acquired, together with the fair value of consideration paid including acquisition costs is set out below:

                                                                      1999
                                                       ----------------------------------
                                                                                  CWC
                                                       BOOK     FAIR VALUE     CONSUMERCO
                                                       VALUE    ADJUSTMENTS    FAIR VALUE
                                                       -----    -----------    ----------
                                                        LM          LM             LM
NET ASSETS ACQUIRED:
Tangible fixed assets................................    1           -              1
Stocks...............................................    -           -              -
Debtors..............................................    9           -              9
Cash.................................................    4           -              4
Creditors: amounts falling due within one year.......   (2)          -             (2)
Creditors: amounts falling due after one year........   (1)          -             (1)
Provisions...........................................    -          (3)            (3)
Minority interest....................................   (4)          -             (4)
                                                        --          --             --
                                                         7          (3)             4
Goodwill.............................................                               9
                                                        --          --             --
Fair value of consideration..........................   16          (3)            13
                                                        --          --             --
Satisfied by:
Cash.................................................                               4
Deferred cash consideration..........................                               9
                                                                                   ==

     On April 28, 1997 CWC ConsumerCo, through Cable & Wireless Communications acquired 100% of Bell Cablemedia, as enlarged by its acquisition of Videotron, and 100% NYNEX CableComms. This transaction has been accounted for under the acquisition method. The consideration comprised L2 billion in shares.

     For the acquisition of Bell Cablemedia and NYNEX CableComms the fair value of assets and liabilities acquired, together with the fair value of consideration paid including acquisition costs is set out below:

                                                                 1998
                                         -----------------------------------------------------
                                                                      ACCOUNTING
                                                       FAIR VALUE       POLICY
                                         BOOK VALUE    ADJUSTMENTS    ALIGNMENT     FAIR VALUE
                                         ----------    -----------    ----------    ----------
                                             LM            LM             LM            LM
Net assets acquired:
Intangible fixed assets................       517            -           (517)             -
Tangible fixed assets..................     2,371         (194)             -          2,177
Debtors................................       144          (36)             -            108
Cash and cash equivalents..............       137            -              -            137
Borrowings.............................    (2,000)        (197)             -         (2,197)
Creditors: amounts falling due within
  one year.............................      (139)         (26)             -           (165)
Provisions.............................         -          (48)             -            (48)
Minority interests.....................       (13)           -              -            (13)
                                           ------         ----           ----         ------
                                            1,017         (501)          (517)            (1)
Goodwill...............................                                                2,006
                                                                                      ------
Fair value of consideration
Satisfied by:
Shares allotted........................                                                2,005
Cash...................................                                                    -
                                                                                      ------
                                                                                       2,005
                                                                                      ======

     Bell Cablemedia held L517 million of goodwill in its balance sheet arising principally on its acquisition of Videotron. This amount has been written off directly to reserves in accordance with CWC ConsumerCo policy in 1998.

     The principal fair value adjustments were:

     - An adjustment for L129 million to write-down analogue set-top boxes and head-end equipment, L31 million for property and IT systems and L34 million of other fixed assets;

     - An adjustment to write off deferred financing costs and arrangement fees of L58 million, L25 million of which were classified in debtors and L33 million in borrowings;

     - An adjustment of L164 million to borrowings to restate the high yield debt obligations of Bell Cablemedia at their fair value;

     - An adjustment to provide for onerous contracts of L48 million, including programming costs, future commitments to purchase analogue set-top boxes, property and other items;

     - Other adjustments of L37 million relating to other assets and liabilities.

     The fair value of assets and liabilities acquired on each of the significant acquisitions is set out below:

                                                                   FAIR VALUE
                                                     BOOK VALUE    ADJUSTMENTS    FAIR VALUE
                                                     ----------    -----------    ----------
                                                         LM            LM             LM
NYNEX CableComms:
Tangible fixed assets..............................    1,158           (60)         1,098
Debtors............................................       66           (27)            39
Cash...............................................        5             -              5
Borrowings.........................................     (615)            -           (615)
Creditors: amounts falling due within one year.....      (28)           (5)           (33)
Provisions.........................................        -           (23)           (23)
                                                       -----          ----          -----
                                                         586          (115)           471
                                                       =====          ====          =====

                                                    FAIR VALUE        ACCOUNTING
                                      BOOK VALUE    ADJUSTMENTS    POLICY ALIGNMENT    FAIR VALUE
                                      ----------    -----------    ----------------    ----------
                                          LM            LM                LM               LM
Bell Cablemedia:
Intangible fixed assets.............       517            -              (517)                -
Tangible fixed assets...............     1,214         (133)                -             1,081
Debtors.............................        78           (9)                -                69
Cash................................       132            -                 -               132
Borrowings..........................    (1,385)        (197)                -            (1,582)
Creditors: amounts falling due
  within one year...................      (111)         (21)                -              (132)
Provisions..........................         -          (26)                -               (26)
Minority interests..................       (13)           -                 -               (13)
                                        ------         ----              ----            ------
                                           432         (386)             (517)             (471)
                                        ======         ====              ====            ======

     The summarised results of CWC ConsumerCo's material acquisitions through Cable & Wireless Communications from the end of the previous financial year to the date of acquisition by Cable & Wireless Communications were as follows:

                                                                                   NYNEX
                                                         BELL CABLEMEDIA        CABLECOMMS
                                                         JAN. 1, 1997 TO      JAN. 1, 1997 TO
                                                          APRIL 28, 1997      APRIL 28, 1997
                                                        ------------------    ---------------
                                                                LM                  LM
Turnover..............................................          35                   63
Operating loss........................................         (27)                 (24)
Loss before tax.......................................         (56)                 (33)
Taxation..............................................           -                    7
Loss after tax........................................         (56)                 (26)
Minority interests....................................           -                    -
Loss attributable to shareholders.....................         (56)                 (26)

     There were no recognised gains and losses in these periods other than the losses attributable to shareholders. The table below gives summarised financial information for the CWC ConsumerCo's material acquisitions for their full financial year prior to acquisition.

                                                                                  NYNEX
                                                           BELL CABLEMEDIA     CABLECOMMS
                                                             YEAR ENDED        YEAR ENDED
                                                            DEC. 31, 1996     DEC. 31, 1996
                                                           ---------------    -------------
                                                                 LM                LM
Loss after tax...........................................        (96)              (74)
Minority interests.......................................          -                11

  Disposals

     On April 24, 1998, CWC ConsumerCo through Cable & Wireless Communications sold its card services business to Global Card Services, a subsidiary of Cable and Wireless for L4 million.

32 RELATED PARTY TRANSACTIONS

  Transactions with affiliates

     Cable and Wireless and Bell Atlantic Corporation are considered related parties on the basis of their equity shareholdings in Cable & Wireless Communications which at April 30, 1999 amounted to 52.84% (1998: 52.94%) and 18.59% (1998: 18.62%) respectively.

     During the year ended March 31, 1999 CWC ConsumerCo had the following transactions with Cable and Wireless:

1999                                                          NOTE     LM
----                                                          -----    ---
Contribution towards group development programme............   (i)     (1)
Management service charge payable...........................  (ii)     (1)
Net lease payments on property..............................  (iii)    (1)

1998                                                          NOTE    LM
----                                                          ----    ---
Interest payable............................................          (1)
Contribution towards group development programme............  (i)     (1)
Management service charge payable...........................  (ii)    (3)
                                                              ----    ---

     All transactions with DataCo undertakings are on commercial terms.

NOTES:

 (i) Cable and Wireless undertakes a number of development programmes which are of benefit to its subsidiary undertakings. Contributions are made by CWC ConsumerCo for its share of the cost of these development programmes.

 (ii) Management service charges cover the provision of technical training, marketing, taxation, internal audit and treasury services and other professional advice.

(iii) This relates to office space in Red Lion Square, London.

     Other CWC ConsumerCo transactions as part of the Cable & Wireless Communications group

     In the year ended March 31, 1998 CWC ConsumerCo, through the Cable & Wireless Communications group had transactions with Bell Canada International Telecommunications Holdings relating to the transfer of consortium relief. The balance due to Bell Canada International Telecommunications Holdings at March 31, 1998 was L3 million.

     CWC ConsumerCo, through Cable & Wireless Communications had an interconnect agreement with Mercury Personal Communications, trading as One2One, a partnership in which Cable and Wireless until October 1999 had a 50% interest. The agreement covers the carrying of traffic on each party's respective networks. During the year ended 31 March 1998, revenues from One2One were L30 million and purchases were L41 million.

     CWC ConsumerCo, through Cable & Wireless Communications reinsures its health care claims fund through Pender Insurance Ltd, a wholly owned subsidiary company of Cable and Wireless. The cost of this arrangement is L3.5 million.

     Cable & Wireless Communications Shareholders' Agreement

     On March 21, 1997, Cable and Wireless, Bell Canada International Telecommunications Holdings, Bell Atlantic, together the Shareholder Companies, and Cable & Wireless Communications entered into an agreement setting out the terms of the relationship among them in respect of Cable & Wireless Communications. Under this agreement, the Shareholder Companies have agreed that their group members will enter into contracts with Cable & Wireless Communications only on a normal commercial basis and on arms' length terms.

     Management and Technical Services Agreement

     The Shareholder Companies and Cable & Wireless Communications entered into a management and technical services agreement under which each of the Shareholder Companies provide various services to Cable & Wireless Communications at Cable & Wireless Communications' request, including tax, legal, internal audit, treasury and corporate finance and human resource services. The services which may be provided by Cable & Wireless Communications to each of the Shareholder Companies include payroll and accounting, car fleet management and VAT services. The terms and conditions of any services requested will be negotiated and agreed on an arm's length basis.

     Secondment Agreement

     The Shareholder Companies and Cable & Wireless Communications have also entered into the Secondment Agreement pursuant to which each of the Shareholder Companies, on the one hand, and Cable & Wireless Communications, on the other hand, will, subject to certain conditions, be able to second their employees or employees of their subsidiary undertakings to each other, respectively, or to companies within their respective groups. The fee for any such secondment will broadly be based on the employee's salary, remuneration and other benefits paid or provided to the employee by the providing company.

     Tax agreements

     Under the Tax Sharing Agreement entered into on March 21, 1997 between the Shareholder Companies and Cable & Wireless Communications i) the tax affairs of Cable & Wireless Communications will be managed on a 'stand alone' basis; ii) dividends paid by Cable & Wireless Communications will be paid outside of any election under Section 247 of the Income and Corporation Tax Act 1988; iii) Cable and Wireless will be entitled to surrender, but did not in the year ended March 31, 1999, to Cable & Wireless Communications ACT to the fullest extent permitted by law (such surrender to be for payment); iv) the shareholders will consider proposals to structure such surrenders in such a way as to reduce the tax disadvantage for Bell Atlantic; v) Cable & Wireless Communications will make, at the request of Bell Atlantic, certain elections with regard to its subsidiaries for the purposes of reducing US tax disadvantages to Bell Atlantic, unless such elections would have a detrimental effect on the affairs of Cable & Wireless Communications, its subsidiaries, or the other shareholders; vi) Cable & Wireless Communications will consult generally with the shareholders regarding its tax affairs.

     Cable and Wireless Licence

     Cable and Wireless has granted Cable & Wireless Communications the right to use the 'Cable & Wireless', 'C&W' and Globe Device trade marks (together with other trade marks relating to Cable and Wireless products previously offered by Mercury) in the United Kingdom and Republic of Ireland on a royalty free basis.

33 PRINCIPAL OPERATING SUBSIDIARY UNDERTAKINGS

                                  COUNTRY OF
SUBSIDIARY                       INCORPORATION   HOLDING                  PRINCIPAL ACTIVITIES
----------                       -------------   -------                  --------------------
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (Aylesbury and Chiltern)
  Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (Broadland) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (Ealing) Limited
Cable & Wireless Communications       UK           100%     Cable TV and provider
  telecommunications (Fenland)
  Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (Hampshire) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (Harrogate) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (Kent) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (Leeds) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (N) Wirral Telephone and
  Cable TV Company
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (Norwich) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (Peterborough) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (South East) Limited
Cable & Wireless Communications       UK          33.3%     Cable TV and telecommunications provider
  (South Hertfordshire) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (South London) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (Wearside) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (West London) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  (York) Limited
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Bolton
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Bromley
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Bury and Rochdale
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Cheshire

                                  COUNTRY OF
SUBSIDIARY                       INCORPORATION   HOLDING                  PRINCIPAL ACTIVITIES
----------                       -------------   -------                  --------------------
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Derby
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Greater Manchester
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Macclesfield
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Oldham and
  Tameside
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Solent
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Staffordshire
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Stockport
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Surrey
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Sussex
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Wessex
Cable & Wireless Communications       UK           100%     Cable TV and telecommunications provider
  CableComms Wirral
Cable & Wireless Communications       UK           100%     Cable programming company
  Programming Limited
Cable & Wireless Communications       UK           100%     Agency company
  Services Limited
Two Way TV Limited                    UK          50.1%     Development company

34 SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  Basis of preparation

     CWC ConsumerCo has prepared its combined financial statements in accordance with generally accepted accounting principles in the United Kingdom which differ in certain material respects from US generally accepted accounting principles. The significant differences relate principally to the following items and the adjustments necessary to restate net loss and shareholders' equity in accordance with US generally accepted accounting principles are shown below.

     a) Goodwill

     Under UK generally accepted accounting principles, goodwill arising on acquisitions before 1 April 1998 is eliminated directly against reserves. Goodwill arising on acquisitions after 1 April 1998 is capitalised and amortised through the profit and loss account over the Directors' estimate of its useful economic life, which may be up to 20 years. Under US generally accepted accounting principles goodwill is capitalised and amortised by charges against income up to 20 years.

     b) Deferred tax

     Under UK generally accepted accounting principles, provision is made for deferred taxation only when there is a reasonable probability that the liability will arise in the foreseeable future. US generally accepted accounting principles requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred tax assets to the amount which is likely to be realized. The UK generally accepted accounting principles treatment results in no net material difference to that applying US generally accepted accounting principles.

     c) Prematurity

     Under US generally accepted accounting principles, depreciation of costs in the period between the completion of a portion of the network and the time that expected subscriber numbers are achieved (the prematurity period) are determined in accordance with SFAS 51, "Financial Reporting by Cable Television Companies". This requires that depreciation and capitalisation during the prematurity period be determined by reference to the ratio of the greater of i) the average number of customers expected that month as estimated at the beginning of the prematurity period; ii) the average number of customers that would be attained using at least equal, that is, straight line, monthly progress in adding new customers towards the estimate of customers at the end of the prematurity period; and iii) the average number of actual customers -- to the estimated number of customers at the end of the prematurity period. CWC ConsumerCo follows policies which, because the size of the portion of the network tracked is significantly smaller than a "portion" under SFAS 51, result in no material difference to applying SFAS 51.

     d) Cash flows

     The Cash Flow Statement is prepared in accordance with the UK Financial Reporting Standard No.1 Revised, Cash Flow Statement, referred to as FRS 1 Revised, for UK generally accepted accounting principles reporting. Its objective and principles are similar to those set out in Statement of Financial Accounting Standard (SFAS) 95, "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS 1 Revised, CWC ConsumerCo presents its combined cash flows for: operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and financing. SFAS 95 requires only three categories of cash flow activity; operating; investing and financing.

     Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 Revised would, with the exception of dividends paid, be included as operating activities under SFAS 95; dividends payments would be included as a financing activity under SFAS 95. Under FRS 1 Revised, cash is defined as cash in hand and deposits repayable on demand, short term deposits which are readily convertible into known amounts of cash at or close to their carrying value are classified as liquid resources. SFAS 95 defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities exceeding three months are included in investing activities under SFAS 95 and are included in capital expenditure and financial investments under FRS 1 Revised.

     The effects of these different accounting principles are as follows:

     An exchange rate of US$1.63 has been used to translate sterling to US dollars. Such translations are for convenience only and should not be construed as representations that the sterling amounts have been converted into US dollars at that or any other rate.

RECONCILIATION OF UK/US GAAP

                                                              1999     1999     1998
                                                              -----    -----    -----
                                                               $M       LM       LM
RECONCILIATION OF UK/US GAAP -- NET LOSS
NET LOSS AS REPORTED UNDER UK GAAP..........................   (220)    (135)    (157)
US GAAP adjustments:
Amortisation of goodwill....................................   (165)    (101)     (92)
                                                              -----    -----    -----
NET LOSS UNDER US GAAP......................................   (385)    (236)    (249)
                                                              =====    =====    =====

                                                              1999     1999     1998
                                                              -----    -----    -----
                                                               $M       LM       LM
RECONCILIATION OF UK/US GAAP -- EQUITY SHAREHOLDERS' FUNDS
EQUITY SHAREHOLDERS' FUNDS AS REPORTED UNDER UK GAAP........   (455)    (279)    (134)
Goodwill....................................................  2,964    1,818    1,919
                                                              -----    -----    -----
EQUITY SHAREHOLDERS' FUNDS UNDER US GAAP....................  2,509    1,539    1,785
                                                              =====    =====    =====

                                                              1999     1999     1998
                                                              -----    -----    -----
                                                               $M       LM       LM
COMBINED STATEMENT OF CASH FLOWS UNDER US GAAP
Net cash (used) provided by operating activities............   (422)    (259)     140
Net cash used in investing activities.......................   (321)    (197)    (359)
Net cash provided by financing activities...................    577      354      379
                                                              -----    -----    -----
NET CHANGE IN CASH UNDER US GAAP............................   (166)    (102)     160
                                                              =====    =====    =====

                                 CWC CONSUMERCO
         INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1999 AND FOR
                THE SIX MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                         COMBINED PROFIT & LOSS ACCOUNT

                                                                     FOR THE SIX MONTHS ENDED
                                                             ----------------------------------------
                                                             SEPTEMBER 30, 1999    SEPTEMBER 30, 1998
                                                                     LM                    LM
                                                             ------------------    ------------------
                                                                (UNAUDITED)           (UNAUDITED)
TURNOVER
Continuing operations......................................          340                   330
                                                                    ----                  ----
OPERATING COSTS
Outpayments and other cost of sales........................         (130)                 (126)
                                                                    ----                  ----
GROSS PROFIT...............................................          210                   204
Millennium and NCNC costs..................................           (6)                   (4)
Other operating expenses (net).............................         (133)                 (113)
Depreciation and amortization..............................          (69)                  (69)
                                                                    ----                  ----
OPERATING PROFIT...........................................            2                    18
Net interest payable.......................................          (90)                  (87)
                                                                    ----                  ----
NET LOSS -- TRANSFER FROM RESERVES.........................          (88)                  (69)
                                                                    ====                  ====

As more fully explained in Note 1, CWC ConsumerCo did not operate as a separate legal or reporting entity throughout the period. Accordingly the above profit and loss account may not be representative of its future results.

All operations are continuing.

There are no recognized gains or losses other than those reflected in the combined profit and loss account.

                             COMBINED BALANCE SHEET

                                                                             AS AT
                                                              ------------------------------------
                                                              SEPTEMBER 30, 1999    MARCH 31, 1999
                                                                      LM                  LM
                                                              ------------------    --------------
                                                                 (UNAUDITED)          (AUDITED)
FIXED ASSETS
Intangible assets...........................................             8                   8
Tangible assets.............................................         3,062               2,860
                                                                    ------              ------
                                                                     3,070               2,868
                                                                    ======              ======
CURRENT ASSETS
Debtors:
  Due within one year.......................................            68                  67
  Due after one year........................................            62                  69
Debtors within receivables securitization...................            13                  23
  Gross debtors.............................................            96                  85
  Non-returnable proceeds...................................           (83)                (62)
Cash at bank and in hand....................................           115                 127
                                                                    ------              ------
                                                                       258                 286
CREDITORS: amounts falling due within one year..............          (484)               (487)
                                                                    ------              ------
NET CURRENT LIABILITIES.....................................          (226)               (201)
                                                                    ------              ------

TOTAL ASSETS LESS CURRENT LIABILITIES.......................         2,844               2,667
CREDITORS: amounts falling due after more than one year.....        (3,184)             (2,916)
PROVISIONS FOR LIABILITIES AND CHARGES......................           (11)                (14)
                                                                    ------              ------
NET LIABILITIES.............................................          (351)               (263)
                                                                    ------              ------
CAPITAL AND RESERVES
Called up share capital.....................................           746                 746
Share premium...............................................             9                   9
Other reserves..............................................        (1,122)             (1,034)
                                                                    ------              ------
Equity shareholders' funds..................................          (367)               (279)
Equity minority interest....................................            16                  16
                                                                    ------              ------
Net Capital and reserves....................................          (351)               (263)
                                                                    ======              ======

                          COMBINED CASH FLOW STATEMENT

                                                                     FOR THE SIX MONTHS ENDED
                                                             ----------------------------------------
                                                             SEPTEMBER 30, 1999    SEPTEMBER 30, 1998
                                                                     LM                    LM
                                                             ------------------    ------------------
                                                                (UNAUDITED)           (UNAUDITED)
Net cash inflow (outflow) before fundamental reorganization
  costs and IT outsource...................................           98                   (49)
Outflow related to fundamental reorganization costs and IT
  outsource................................................           (2)                  (34)
                                                                    ----                  ----
NET CASH INFLOW (OUTFLOW) FROM OPERATING ACTIVITIES........           96                   (83)
                                                                    ----                  ----
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received..........................................            3                     3
Interest paid..............................................          (93)                  (85)
                                                                    ----                  ----
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING
  OF FINANCE...............................................          (90)                  (82)
                                                                    ====                  ====
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets..........................         (268)                 (205)
Interest bearing deposit (net of VAT)......................           --                  (127)
Sale of tangible fixed assets..............................            1                    14
                                                                    ----                  ----
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT...............................................         (267)                 (318)
                                                                    ----                  ----
CASH OUTFLOW BEFORE FINANCING..............................         (261)                 (483)
                                                                    ----                  ----
FINANCING
Increase in bank and other loans...........................          473                   619
Repayment of debt..........................................         (220)                 (185)
Capital element of finance lease rental payments...........           (4)                  (12)
                                                                    ----                  ----
DECREASE IN CASH...........................................          (12)                  (61)
                                                                    ====                  ====

           RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS

                                                              FOR THE SIX MONTHS ENDED
                                                                 SEPTEMBER 30, 1999
                                                                         LM
                                                              ------------------------
                                                                    (UNAUDITED)
Loss for the period.........................................             (88)
                                                                        ----
Decrease in equity shareholders' funds......................             (88)
Equity shareholders' funds at April 1, 1999.................            (279)
                                                                        ----
EQUITY SHAREHOLDERS' FUNDS AT SEPTEMBER 30, 1999............            (367)
                                                                        ====

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1 BACKGROUND

     On July 29, 1999 Cable & Wireless Communications, Bell Atlantic Corporation, Cable and Wireless and NTL announced that they had agreed to propose a restructuring of Cable & Wireless Communications to Cable & Wireless Communications shareholders.

     Under these proposals, Cable & Wireless Communications (a 52.84% owned subsidiary of Cable and Wireless) will be separated into its residential cable, business cable, indirect residential telephony, residential internet and digital television and services businesses which, collectively are referred to as, CWC ConsumerCo and its corporate, business, internet protocol and wholesale operations which, collectively are referred to as, CWC DataCo. NTL proposes to indirectly acquire all of CWC ConsumerCo and Cable and Wireless then proposes to indirectly acquire the interest in CWC DataCo which it does not currently own, thereby achieving 100% ownership of CWC DataCo.

2 BASIS OF PREPARATION

  a) Basis of presentation

     The unaudited combined financial statements of CWC ConsumerCo have been prepared in pounds sterling and applying generally accepted accounting principles in the UK which is referred to as UK GAAP. The accounting principles differ in certain significant respects from accounting principles generally accepted in the United States of America which is referred to as US GAAP.

     The accompanying unaudited combined financial statements do not include certain footnotes required by generally accepted accounting principles. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the financial position and results for the interim period have been included.

     The results of operations for the six months ended September 30, 1999 are not necessarily indicative of the results to be expected for the entire fiscal year, which ends on March 31, 2000.

     These unaudited combined financial statements should be read in conjunction with the financial statements and notes thereto for the two years ended March 31, 1999 included elsewhere in this proxy statement.

  b) Structure of unaudited combined financial statements

     The unaudited combined financial statements have been prepared on the bases set out within the "Bases of compilation" below.

     The activities of CWC ConsumerCo were carried out on an integrated basis as part of the Cable & Wireless Communications Group and as such the operations comprising CWC ConsumerCo were carved out from the unaudited interim financial statements of the Cable & Wireless Communications Group. Consequently, certain revenues, costs, assets and liabilities previously reported within legal entities, comprising the Cable & Wireless Communications Group, have been allocated to CWC ConsumerCo to reflect the assets and liabilities attributable to CWC ConsumerCo and the results of such operations for the periods shown.

     As a result of the carve out, the unaudited combined balance sheet presents an "Other reserves" balance for CWC ConsumerCo, consistent with the fact that CWC ConsumerCo did not operate as a standalone group. Accordingly, the net liabilities position is presented with an equal and opposite equity shareholders' funds figure after including this "Other reserves" balance which represents the investment in CWC ConsumerCo held by the Cable & Wireless Communications Group.

                                  (UNAUDITED)

     The unaudited combined financial statements have been prepared specifically in connection with the acquisition of CWC ConsumerCo by NTL and consequently do not contain certain reports, disclosures or other matters that would be required in annual financial statements under the UK Companies Act 1985.

     Further, the unaudited combined financial statements do not reflect the terms of the transaction referred to in Note 1 above.

  c) Bases of compilation

     Revenue

     All ConsumerCo's revenues are specifically identifiable from the total revenues of the Cable & Wireless Communications Group.

     Specifically attributable costs, assets and liabilities

     Most of the costs, assets and liabilities reflected in the unaudited combined financial statements are specifically identifiable to CWC ConsumerCo. Such specific costs, assets and liabilities have been attributed directly to CWC ConsumerCo.

     - Outpayments

            Outpayments and other cost of sales figures represent third party costs incurred by CWC ConsumerCo.

     Allocation of indirectly attributable costs, assets and liabilities

     Where costs, assets and liabilities were incurred for the benefit of CWC ConsumerCo, but could not be specifically identified, an allocation has been made.

     Indirectly attributable costs, assets and liabilities have been allocated using bases which the directors believe provide an appropriate mechanism to carve out CWC ConsumerCo's financial results for the six month period ended September 30, 1999 and financial position as at March 31, 1999 and September 30, 1999 from the Cable & Wireless Communications Group financial statements.

     Costs

     Particular indirectly attributable costs have been allocated consistently on the following bases unless otherwise stated:

     - Net operating expenses

            Net operating expenses consist primarily of network operations and central Cable & Wireless Communications Group support costs, principally those of the Finance and IT departments. A significant element of these costs are staff related.

     - Network operations costs have been allocated based upon the relative usage of the Cable & Wireless Communications Group telecommunications network by those products and services provided by CWC ConsumerCo.

     - Staff and related costs have been allocated based upon management's estimation of the relative proportion of individuals' time providing services to CWC ConsumerCo. The directors believe that this provides a fair allocation of costs to CWC ConsumerCo.

     - IT department costs relating to general IT support and services have been allocated in the proportion of CWC ConsumerCo headcount, including allocated headcount, to total Cable &

                                  (UNAUDITED)

       Wireless Communications Group headcount. Specific IT projects and systems have been allocated on the basis of estimated usage by CWC ConsumerCo.

     - Finance department costs have been allocated in the proportion of CWC ConsumerCo headcount, including allocated headcount, to total Cable & Wireless Communications Group headcount.

     - Facilities and other related costs have been allocated based on relative usage by CWC ConsumerCo.

     - Depreciation

            Depreciation for the six month periods ended September 30, 1998 and 1999 has been allocated consistent with the allocation of fixed assets to CWC ConsumerCo.

     Assets and liabilities

     Particular indirectly attributable assets and liabilities have been consistently allocated on the following bases as at March 31, 1999 and September 30, 1999 unless otherwise stated:

     - Fixed assets

            Fixed asset additions and disposals have been allocated on the basis of management's estimate of relative usage of those assets by CWC ConsumerCo. The directors believe this fairly presents the historic asset base attributable to CWC ConsumerCo.

     - Trade creditors

            Trade creditor amounts relate to operating and capital expenditure. Where not specifically attributable, such amounts have been allocated based on the allocation to CWC ConsumerCo of net operating expenses and capital expenditure respectively.

     - Debt

            All debt has been allocated to CWC ConsumerCo on the basis that it is primarily used to fund CWC ConsumerCo activities.

     - Other assets and liabilities

            Prepayments and accrued income and accruals and deferred income amounts are attributable to specific CWC ConsumerCo cost centers and where not specifically attributable, have been allocated based on the allocation of the net operating expenses to each respective cost center.

     Limitations on use of unaudited combined financial statements

     Because of the allocations referred to above and the proposed changes in the structure and financing of CWC ConsumerCo going forward, these unaudited combined financial statements should not be relied upon as being representative of the future financial position or performance of CWC ConsumerCo. In particular:

     - Outpayments for the periods presented are not representative of those amounts that will be incurred by CWC ConsumerCo in the future as it will need to enter into arms' length arrangements for the carriage and delivery of telecommunications traffic and services either with CWC DataCo and with other third parties.

     - The operating costs attributed to CWC ConsumerCo for the periods presented are not representative of the costs it will incur after the proposed transaction as they represent the carve out of costs incurred by the Cable & Wireless Communications Group, which was managed as an integrated business. The activities of CWC ConsumerCo on a stand alone basis may be restructured

                                  (UNAUDITED)

       following the transaction which may result in certain costs being duplicated, other costs being avoided altogether and yet other costs being incurred. For this reason the reported result for the period ended September 30, 1999 is not representative of the amounts to be incurred by CWC ConsumerCo after the transaction.

     - In view of the proposed refinancing and corporate restructuring of the businesses, the debt, interest and taxation figures included in these unaudited combined financial statements are not representative of the amounts of those items for CWC ConsumerCo following the transaction.

3 STATEMENT OF ACCOUNTING POLICIES

     The unaudited combined financial statements have been prepared applying the accounting policies as set out in the combined financial statements for CWC ConsumerCo for the three years ended March 31, 1999, included elsewhere in this proxy statement together with the adoption of Financial Reporting Standard
15 -- Tangible Fixed Assets which has resulted in changes to the approach on capitalization of interest and certain overheads.

4 CONTINGENT LIABILITIES

     The possibility exists that some claims will arise due to breach of contract or warranty as a result of year 2000 related problems. Given the nature of the year 2000 issue, in particular the fact that no similar event has ever occurred and there being no significant adverse consequences as at the date of these unaudited combined financial statements, it is impossible to estimate the potential value of such claims with any degree of certainty. The likelihood of any breach of debt covenants arising as a result of the year 2000 is considered to be remote.

5 SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  Basis of preparation

     CWC ConsumerCo has prepared its combined financial statements in accordance with generally accepted accounting principles in the United Kingdom which differ in certain material respects from US GAAP. The significant differences relate principally to the following items and the adjustments necessary to restate net loss and shareholders' equity in accordance with US GAAP are shown below.

     a) Goodwill

     Under UK GAAP, goodwill arising on acquisitions before April 1, 1998 is eliminated directly against reserves. Goodwill arising on acquisitions after April 1, 1998 is capitalised and amortized through the profit and loss account over the Directors' estimate of its useful economic life, which may be up to 20 years. Under US GAAP goodwill is capitalized and amortized by charges against income up to 20 years.

     b) Deferred tax

     Under UK GAAP, provision is made for deferred taxation only when there is a reasonable probability that the liability will arise in the foreseeable future. US GAAP requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred tax assets to the amount which is likely to be realized. The UK GAAP treatment results in no net material difference to that applying US GAAP principles.

     c) Prematurity

     Under US GAAP, depreciation of costs in the period between the completion of a portion of the network and the time that expected subscriber numbers are achieved are determined in accordance with

                                  (UNAUDITED)

SFAS 51, "Financial Reporting by Cable Television Companies". This requires that depreciation and capitalization during the prematurity period be determined by reference to the ratio of the greater of i) the average number of customers expected that month as estimated at the beginning of the prematurity period; ii) the average number of customers that would be attained using at least equal, that is, straight line, monthly progress in adding new customers towards the estimate of customers at the end of the prematurity period; and iii) the average number of actual customers -- to the estimated number of customers at the end of the prematurity period. CWC ConsumerCo follows policies which, because the size of the portion of the network tracked is significantly smaller than a "portion" under SFAS 51, result in no material difference to applying SFAS 51.

     d) Cash flows

     The Cash Flow Statement is prepared in accordance with the UK Financial Reporting Standard No. 1 Revised, Cash Flow Statement, referred to as FRS 1 Revised, for UK GAAP reporting. Its objective and principles are similar to those set out in Statement of Financial Accounting Standard 95, referred to as SFAS 95, "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS 1 Revised, CWC ConsumerCo presents its combined cash flows for: operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and financing. SFAS 95 requires only three categories of cash flow activity; operating; investing and financing.

     Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 Revised would, with the exception of dividends paid, be included as operating activities under SFAS 95; dividends payments would be included as a financing activity under SFAS 95. Under FRS 1 Revised, cash is defined as cash in hand and deposits repayable on demand, short term deposits which are readily convertible into known amounts of cash at or close to their carrying value are classified as liquid resources. SFAS 95 defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities exceeding three months are included in investing activities under SFAS 95 and are included in capital expenditure and financial investments under FRS 1 Revised.

     The effects of these different accounting principles are as follows:

     An exchange rate of US$1.63 has been used to translate sterling to US dollars. Such translations are for convenience only and should not be construed as representations that the sterling amounts have been converted into US dollars at that or any other rate.

  Reconciliation of UK/US GAAP

                                                 RECONCILIATION OF UK/ US GAAP -- NET LOSS
                                              -----------------------------------------------
                                               SIX MONTHS       SIX MONTHS       SIX MONTHS
                                                  ENDED            ENDED            ENDED
                                              SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                  1999             1999             1998
                                                   $M               LM               LM
                                              -------------    -------------    -------------
                                               (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
NET LOSS AS REPORTED UNDER UK GAAP..........      (143)             (88)             (69)
US GAAP adjustments:
Amortisation of goodwill....................       (82)             (50)             (50)
Prematurity interest........................         5                3               --
                                                  ----             ----             ----
NET LOSS UNDER US GAAP......................      (220)            (135)            (119)
                                                  ====             ====             ====

                                  (UNAUDITED)

                                                      RECONCILIATION OF UK/ US GAAP --
                                                         EQUITY SHAREHOLDERS' FUNDS
                                                 -------------------------------------------
                                                 SEPTEMBER 30,    SEPTEMBER 30,    MARCH 31,
                                                     1999             1999           1999
                                                      $M               LM             LM
                                                 -------------    -------------    ---------
                                                  (UNAUDITED)      (UNAUDITED)
EQUITY SHAREHOLDERS' FUNDS AS REPORTED UNDER UK
  GAAP.........................................       (598)            (367)          (279)
Goodwill.......................................      2,882            1,768          1,818
Capitalization of prematurity interest.........          5                3             --
                                                     -----            -----          -----
EQUITY SHAREHOLDERS' FUNDS UNDER US GAAP.......      2,289            1,404          1,539
                                                     =====            =====          =====

                                              COMBINED STATEMENT OF CASH FLOWS UNDER US GAAP
                                              -----------------------------------------------
                                               SIX MONTHS       SIX MONTHS       SIX MONTHS
                                                  ENDED            ENDED            ENDED
                                              SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                  1999             1999             1998
                                                   $M               LM               LM
                                              -------------    -------------    -------------
                                               (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
Net cash (used) provided by operating
  activities................................        10                6             (292)
Net cash used in investing activities.......      (435)            (267)            (191)
Net cash provided by financing activities...       406              249              422
                                                  ----             ----             ----
NET CHANGE IN CASH UNDER US GAAP............       (19)             (12)             (61)
                                                  ====             ====             ====

                   FINANCIAL STATEMENTS OF THE CABLECOM GROUP

                        REPORT TO THE BOARD OF DIRECTORS

To the Board of Directors of
Cablecom Holding AG
Frauenfeld

     We have audited the accompanying consolidated balance sheet of Cablecom Holding AG and its subsidiaries ("Cablecom") as of December 31, 1998 and 1997 and the related income statements, cash flows and shareholders' equity for each of the two years in the period ended December 31, 1998, all expressed in Swiss Francs.

     These consolidated financial statements are the responsibility of the Board of Directors. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We confirm that we meet the legal requirements concerning professional qualification and independence.

     Our audits were conducted in accordance with the auditing standards promulgated by the profession in Switzerland, which are similar in all material respects to auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. We have examined on a test basis evidence supporting the amounts and disclosures in the consolidated financial statements. We have also assessed the accounting principles used, significant estimates made and the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our report to the Shareholders dated April 23, 1999, we expressed an opinion that the 1998 consolidated financial statements did not give a true and fair view of the financial position, results of operations and cash flows in accordance with the Swiss Accounting and Reporting Recommendations (ARR) because of a departure from such principles. Cablecom improperly recorded the acquisition of Swiss Online AG. As described in Note 19, Cablecom has changed its method of accounting for this item and restated its 1998 consolidated financial statements to conform with ARR. Accordingly, our present opinion on the 1998 consolidated financial statements, as presented herein, is different from that expressed in our previous report.

     In our opinion, the consolidated financial statements give a true and fair view of the consolidated financial position of Cablecom as of December 31, 1998 and 1997 and Cablecom's results of operations and cash flows for each of the two years in the period ended December 31, 1998 in accordance with the Swiss Accounting and Reporting Recommendations and the legal provisions of the Swiss Code of Obligations.

     The Swiss Accounting and Reporting Recommendations vary in certain respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of the consolidated net income for each of the two years in the period ended December 31, 1998 and the determination of consolidated shareholders' equity and consolidated financial position at December 31, 1998 and 1997 to the extent summarized in Note 20 to the consolidated financial statements.

PricewaterhouseCoopers AG

Hansjorg Sagesser                Julie Fitzgerald

Berne, Switzerland
April 23,1999, except for Note 19 and Note 20, as to which the date is January 14, 2000

                        CABLECOM HOLDING AG, FRAUENFELD

                         CONSOLIDATED INCOME STATEMENT

                                                              NOTES     1998       1997
                                                              -----    -------    -------
                                                                  (CHF IN THOUSANDS)
Revenue.....................................................    3      564,913    501,473
Changes in inventory and capitalized cost...................            97,135     42,074
                                                                       -------    -------
TOTAL.......................................................           662,048    543,547
                                                                       -------    -------
Goods and services purchased................................           265,466    178,268
Personnel expenses..........................................           111,521    105,061
Other operating expenses....................................            77,855     63,233
Depreciation and amortization...............................           139,958    125,815
                                                                       -------    -------
TOTAL OPERATING EXPENSES....................................           594,800    472,377
                                                                       -------    -------
OPERATING INCOME............................................            67,248     71,170
Gain on sale of investments.................................    4       57,745          0
Financial income............................................    5        2,481      2,749
Financial expense...........................................    6      (35,705)   (31,585)
                                                                       -------    -------
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST............            91,769     42,334
Income tax expense..........................................    7      (18,344)   (18,377)
                                                                       -------    -------
INCOME BEFORE MINORITY INTEREST.............................            73,425     23,957
Minority interest...........................................              (310)      (199)
                                                                       -------    -------
NET INCOME..................................................            73,115     23,758
                                                                       =======    =======

                        CABLECOM HOLDING AG, FRAUENFELD

                           CONSOLIDATED BALANCE SHEET

                                                              NOTES    DEC 31, 1998    DEC 31, 1997
                                                              -----    ------------    ------------
                                                                       (CHF IN THOUSANDS)
CURRENT ASSETS
Cash and cash equivalents...................................               32,926          12,464
Securities available for sale...............................                2,192              49
Accounts receivable.........................................              219,489         190,311
Inventories.................................................    8          35,366          31,676
Other current assets........................................    9          23,985          23,029
                                                                        ---------       ---------
TOTAL CURRENT ASSETS........................................              313,958         257,529
                                                                        ---------       ---------
NON-CURRENT ASSETS
Property, plant and equipment...............................   10       1,585,882       1,544,182
Investments.................................................   11          39,649          54,938
Intangible assets...........................................                5,531           3,971
Other non-current assets....................................   12          18,489          19,295
                                                                        ---------       ---------
TOTAL NON-CURRENT ASSETS....................................            1,649,551       1,622,386
                                                                        ---------       ---------
TOTAL ASSETS................................................            1,963,509       1,879,915
                                                                        =========       =========
CURRENT LIABILITIES
Short-term debt.............................................   13         523,916         558,343
Trade accounts payable......................................               40,095          22,406
Other current liabilities...................................               63,906          53,774
Accruals and deferred revenue...............................   14         266,118         227,699
                                                                        ---------       ---------
TOTAL SHORT-TERM LIABILITIES................................              894,035         862,222
                                                                        ---------       ---------
LONG-TERM LIABILITIES
Long-term debt..............................................   13         531,284         549,142
Deferred tax provision......................................              226,694         233,890
Other long-term liabilities.................................   15         102,344          77,320
                                                                        ---------       ---------
TOTAL LONG-TERM LIABILITIES.................................              860,322         860,352
                                                                        ---------       ---------
TOTAL LIABILITIES AND PROVISIONS............................            1,754,357       1,722,574
                                                                        ---------       ---------
MINORITY INTEREST...........................................                8,817           9,550
                                                                        ---------       ---------
SHAREHOLDERS' EQUITY
Share capital...............................................              100,000         100,000
Treasury shares.............................................                4,000           4,000
Retained earnings...........................................               96,335          43,791
                                                                        ---------       ---------
TOTAL SHAREHOLDERS' EQUITY..................................              200,335         147,791
                                                                        ---------       ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................            1,963,509       1,879,915
                                                                        =========       =========

                        CABLECOM HOLDING AG, FRAUENFELD

                        CONSOLIDATED CASH FLOW STATEMENT

                                                                1998        1997
                                                              --------    --------
                                                               (IN CHF THOUSANDS)
Income before income taxes and minority interest............    91,769      42,334
Adjustments for:
Depreciation and amortization...............................   139,958     125,815
Gain on sale of investments.................................   (57,745)          0
Financial expense...........................................    35,705      31,585
Financial income............................................    (2,481)     (2,749)
Loss on sale of fixed assets................................     4,441       3,461
Increase in provisions......................................    13,669       8,997
                                                              --------    --------
OPERATING PROFIT BEFORE WORKING CAPITAL CHANGES.............   225,316     209,443
Increase in trade accounts receivable.......................   (21,581)    (57,424)
Increase in inventories.....................................    (3,690)     (5,550)
Decrease in other current assets............................     1,592       5,875
Increase/(decrease) in trade accounts payable...............     9,208      (3,289)
Increase in accruals and deferred revenue...................    36,833      55,821
Increase in other current liabilities.......................     9,739      15,392
                                                              --------    --------
CASH GENERATED FROM OPERATIONS..............................   257,417     220,268
Dividends received..........................................       527         676
Interest received...........................................     1,406       2,073
Interest paid...............................................   (33,785)    (31,422)
Income taxes paid...........................................   (15,497)    (28,610)
                                                              --------    --------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................   210,068     162,985
                                                              --------    --------
Purchase of property, plant and equipment...................  (167,946)   (114,427)
Acquisition of businesses, net of cash acquired.............   (28,360)    (72,066)
(Purchase)/sale of securities...............................    (2,143)        244
Investments in other intangible assets......................    (3,603)         --
Proceeds from sale of property, plant and equipment.........       256          --
Proceeds from sale of investments...........................    77,600       7,855
(Increase)/decrease in other non-current assets.............    (1,180)     12,875
                                                              --------    --------
NET CASH USED IN INVESTING ACTIVITIES.......................  (125,376)   (165,519)
                                                              --------    --------
(Repayment)/issuance of short-term debt.....................   (36,685)     78,894
Repayment of long-term debt.................................   (17,858)    (48,756)
Purchase of own shares......................................         0     (13,098)
Dividends paid..............................................    (9,687)     (9,336)
                                                              --------    --------
NET CASH USED IN FINANCING ACTIVITIES.......................   (64,230)      7,704
                                                              --------    --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................    20,462       5,170
Cash and cash equivalents at start of year..................    12,464       7,294
                                                              --------    --------
Cash and cash equivalents at end of year....................    32,926      12,464
                                                              ========    ========

                        CABLECOM HOLDING AG, FRAUENFELD

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                   RESERVE FOR    RETAINED     TOTAL
                                                  SHARE CAPITAL    OWN SHARES     EARNINGS    EQUITY
                                                  -------------    -----------    --------    -------
                                                                  (IN CHF THOUSANDS)
As at 1 January 1997............................     100,000             --        19,489     119,489
Negative goodwill...............................                                   13,455      13,455
Net income for the year.........................          --             --        23,758      23,758
Dividends.......................................          --             --        (9,336)     (9,336)
Reserve for own shares..........................          --          4,000        (4,000)         --
Translation adjustments.........................          --             --           425         425
                                                     -------          -----       -------     -------
AS AT 31 DECEMBER 1997..........................     100,000          4,000        43,791     147,791
Goodwill........................................                                  (12,183)    (12,183)
Negative goodwill...............................                                    1,313       1,313
Net income for the year.........................          --             --        73,115      73,115
Dividends.......................................          --             --        (9,687)     (9,687)
Translation adjustments.........................          --             --           (14)        (14)
                                                     -------          -----       -------     -------
AS AT 31 DECEMBER 1998..........................     100,000          4,000        96,335     200,335
                                                     =======          =====       =======     =======

     Share capital comprises 100,000 registered shares with a par value of CHF 1,000. In 1997, Cablecom purchased 4 % of its shares from a shareholder for CHF 13,098k and created a reserve for own shares for the nominal value of shares acquired (see Note 12).

     Cablecom acquired 63.2% of Swiss Online AG in July 1998 for CHF 23,400k. The goodwill arising on the acquisition of CHF 12,183k was recorded directly to equity in 1998 (see Note 17).

                        CABLECOM HOLDING AG, FRAUENFELD

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1 DESCRIPTION OF BUSINESS

     Cablecom Holding AG and its subsidiaries (referred to as "Cablecom") is the principal provider of Cable TV services in Switzerland, offering a comprehensive range of services primarily to residential customers. Cablecom's major lines of business are cable and digital television, internet services, provision of network systems and consumer electronics. Cablecom is a stock corporation incorporated in Switzerland, domiciled in Zurich.

2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements of Cablecom have been prepared under the historical cost convention and in accordance with the Swiss Accounting and Reporting Recommendations (Swiss ARR) and in conformity with the legal provisions of the Swiss Code of Obligations. All figures in the consolidated financial statements are quoted in thousand Swiss francs.

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management's best knowledge of current events and actions Cablecom may undertake in the future, actual results ultimately may differ from those estimates.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements of Cablecom include the operations of Cablecom Holding AG and all its direct and indirect subsidiaries which Cablecom Holding AG controls by more than 50 percent of votes.

     Material investments and joint ventures where Cablecom exercises significant influence but does not have control are accounted for using the equity method. Under the equity method, investments in affiliated companies are presented at their cost at date of acquisition adjusted for Cablecom's subsequent share in earnings and losses. Investments in which Management intends to dispose are accounted for using the cost method.

     Investments in which Cablecom's interest is less than 20 percent are recorded at cost less appropriate allowances in the case of an impairment in value.

     A schedule with all significant subsidiaries and investments in affiliated companies is presented in Note 18.

     Subsidiaries and investments acquired or disposed of during the year are included in the consolidated financial statements in the year of acquisition and excluded after the date of sale respectively.

     All intercompany balances and transactions are eliminated on consolidation. It is Cablecom's policy not to eliminate intercompany profits on consolidation.

     Significant balances and transactions with investments and joint ventures accounted for using the equity method are separately disclosed as items with affiliated companies.

FOREIGN CURRENCY TRANSLATION

     Transactions denominated in foreign currencies are recorded at the rate of exchange prevailing at the dates of transaction, or at a rate that approximates that rate. At the end of the accounting period the

                        CABLECOM HOLDING AG, FRAUENFELD
unsettled balances in foreign currency receivables and liabilities are valued at the rate of exchange prevailing at balance sheet date, with resulting exchange rate differences charged to income.

     Assets and liabilities of subsidiaries and affiliated companies accounted for using the equity method reporting in currencies other than Swiss francs are translated at the rates of exchange prevailing at balance sheet date. Income, expenses and cash flows are translated at the average exchange rates for the period. Translation gains and losses are recorded directly to retained earnings.

CASH AND CASH EQUIVALENTS

     Cash includes petty cash, cash at banks and cash on deposit. Cash equivalents include term deposits with the Swiss Post and other financial institutions, as well as short-term money market investments with original maturity dates of three months or less.

TRADE ACCOUNTS RECEIVABLE

     Trade accounts receivable are recorded at nominal value less an allowance for receivables whose collection is considered uncertain.

INVENTORIES

     Inventories consist primarily of consumer equipment for resale and supplies used in constructing and maintaining the network. Inventories are valued at the lower of cost and net realisable value using the weighted average method. Allowances are made for obsolete and slow-moving items.

TREASURY STOCK

     Treasury stock is recorded under investments at the acquisition cost. A reserve for own shares is recorded within shareholders' equity at nominal value.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at historic cost less accumulated depreciation. Depreciation expense is recognized on a straight-line basis over the estimated useful life of the assets as follows:

COMMUNICATION EQUIPMENT
Communication network                                                16 years
Backbone                                                         6 - 20 years
Other communication equipment                                     3 - 6 years
OTHER TANGIBLE ASSETS
Real estate, primarily office buildings                         33 - 50 years
Other tangible assets                                             3 - 6 years

GOODWILL AND NEGATIVE GOODWILL

     The excess of the purchase price of acquisitions and the fair value of net tangible and intangible assets acquired is classified as goodwill and is offset against shareholders' equity at the time of acquisition.

     When the purchase price of the acquisition is less than the fair value of net assets acquired, the difference is recorded as negative goodwill and as an increase of shareholders' equity.

                        CABLECOM HOLDING AG, FRAUENFELD

INTANGIBLE ASSETS

     Intangible assets, which comprise primarily software acquired from third parties, are capitalized and amortized over their estimated useful life, between 3 and 5 years.

DEFERRED TAXES

     Deferred income tax is provided, using the liability method, for all temporary differences arising between the tax bases of assets and liabilities and their carrying values for financial reporting purposes. Currently enacted tax rates are used to determine the deferred tax liability or asset.

     In applying purchase accounting for business combinations, at the date of acquisition Cablecom records a deferred tax liability or asset on the difference between the fair value and the tax basis of assets acquired.

     Deferred tax assets relating to the carry forward of unused tax losses are recognized to the extent that it is probable that future taxable profit will be available against which the unused tax losses can be utilised.

REVENUE RECOGNITION AND DEFERRED REVENUE

     Revenue includes all sales of goods and services, net of any value-added taxes, rebates and discounts. Revenue is recognized when goods are delivered or services are rendered. Subscription revenue, which is generally invoiced in advance on an annual basis, is recognized rateably over the year. Annual subscriptions received in advance are recorded as deferred revenue.

CHANGES IN INVENTORY AND CAPITALIZED COSTS

     Cablecom's consolidated income statement is prepared on the total cost basis commonly used in Switzerland. Costs to be capitalized and expensed in future periods, such as costs capitalized on construction projects, are classified in the consolidated income statement as revenues with a corresponding amount included in expenses such that the net effect is zero.

EMPLOYEE BENEFIT PLANS

     Cablecom maintains several retirement plans covering all of its employees, including its executive officers. In addition to retirement benefits, Cablecom provides benefits on the death or long term disability of its employees.

     Cablecom retirement plans are structured according to the principles of the Swiss Occupational Benefits Law (BVG) and are substantially identical to the BVG program except that Cablecom plans also cover salaries above the salary limit of the BVG. Cablecom and its employees pay retirement contributions, which are defined as a percentage of the employees covered salaries, into the pension plans. The plans are considered to be defined benefit plans and the contributions which Cablecom is called upon to pay in respect of a particular period are recorded as an expense in that period. The Swiss Institute of Certified Accountants and Tax Consultants has issued Accounting and Reporting Recommendation No. 16 "Employee Benefit Obligations". Under this standard, pension expense will be actuarially determined. This standard will be required to be adopted for periods beginning on January 1, 2000. Management has not determined the effect of the new standard.

FINANCIAL DERIVATIVES

     Derivative transactions have been undertaken for purposes of hedging variable interest rate loans. Cablecom has entered into interest rate swaps and caps, where the variable interest rates payable on the

                        CABLECOM HOLDING AG, FRAUENFELD
loans can be exchanged for fixed interest rates. The premium paid for the interest rate caps is expensed over the life of the cap.

CASH FLOW STATEMENT

     The cash flow statement presented within the financial statements conforms with International Accounting Standards No 7.

3 REVENUE

                                                               1998       1997
                                                              -------    -------
                                                              (IN CHF THOUSANDS)
Cable television............................................  320,464    320,263
Digital television..........................................   25,774     25,273
Internet....................................................   32,404          0
Systems.....................................................   67,548     34,345
Consumer electronics........................................  118,723    121,592
                                                              -------    -------
Total revenue...............................................  564,913    501,473
                                                              =======    =======

     Revenue from consumer electronics comprises the sale of electronic goods from Cablecom's retail outlets throughout Switzerland. Goods purchased for the sale of consumer electronics is CHF 56,766k in 1998 (1997: CHF 52,821k)

     Revenue from systems comprises primarily services provided for network design and build.

4 GAIN ON SALE ON INVESTMENTS

     During 1998 Cablecom sold its 33.3% investment in Gvanim Cable Ltd for CHF 71,817k, realising a gain on sale of CHF 55,885k. In addition, Cablecom sold its 100% investment in Valvision SA, France for CHF 5,783k, realising a gain on sale of CHF 1,860k. Cablecom historically recorded its investment in Gvanim and Valvision at cost rather than equity, as it was Management's intention from the date of acquisition to dispose of these investments.

5 FINANCIAL INCOME

     Included within financial income is interest income from non-consolidated companies of CHF 132k in 1998 (1997: CHF 93k) and dividends from non-consolidated companies of CHF 527k in 1998 (1997: CHF 676k). See Note 12.

6 FINANCIAL EXPENSE

     Included within financial expense is interest payable to shareholders of CHF 9,132k in 1998 (1997: CHF 10,245k).

7 INCOME TAX EXPENSE

                                                               1998       1997
                                                              -------    -------
                                                              (IN CHF THOUSANDS)
Current tax expense.........................................  25,513     23,333
Deferred tax credit.........................................  (7,169)    (4,956)
                                                              ------     ------
Total income tax expense....................................  18,344     18,377
                                                              ======     ======

                        CABLECOM HOLDING AG, FRAUENFELD

     Taxable income in Switzerland is allocated among the 26 cantons, each canton has a different tax rate. Cablecom's weighted average statutory tax rate for Federal and Cantonal taxes, which is based on the relationship between the income earned in the canton and the corresponding tax rate for that canton, is 22%. The primary difference between the statutory rate and the effective rate is attributable to various expenses that are not deductible for tax purposes. In addition, the gain on the sale of Gvanim Cable Ltd (see Note 4) was only subject to federal tax of approximately 9%.

     The deferred tax liability is primarily attributable to differences between the financial statement basis and tax basis of property, plant and equipment.

     At December 31, 1998, certain subsidiaries of Cablecom had net operating loss carryforwards of CHF 48,400k, representing a contingent deferred tax asset of CHF 6,300k. The majority of the operating loss carryforwards expire in 1999, with the remaining amounts expiring through 2005. Management does not believe that it is probable that it will be able to utilize these loss carryforwards and no asset has been recorded.

8 INVENTORIES

                                                              31.12.1998    31.12.1997
                                                              ----------    ----------
                                                                 (IN CHF THOUSANDS)
Raw material and supplies...................................    24,320        23,169
Work in progress............................................    11,046         8,507
                                                                ------        ------
Total inventories...........................................    35,366        31,676
                                                                ======        ======

9 OTHER CURRENT ASSETS

                                                              31.12.1998    31.12.1997
                                                              ----------    ----------
                                                                 (IN CHF THOUSANDS)
Receivables from affiliated companies.......................       754           744
Other receivables...........................................    15,375        16,245
Prepaid expenses............................................     7,856         6,040
                                                                ------        ------
Total other current assets..................................    23,985        23,029
                                                                ======        ======

10 PROPERTY, PLANT AND EQUIPMENT

                                                                                OTHER        TOTAL
                                                              COMMUNICATION    TANGIBLE    TANGIBLE
                                               REAL ESTATE      EQUIPMENT       ASSETS      ASSETS
                                               -----------    -------------    --------    ---------
                                                                (IN CHF THOUSANDS)
Historical cost at December 31, 1997.........    53,797         1,697,532       87,532     1,838,861
Accumulated depreciation.....................    (3,954)         (240,256)     (50,469)     (294,679)
                                                 ------         ---------      -------     ---------
NET BOOK VALUE AT DECEMBER 31, 1997..........    49,843         1,457,276       37,063     1,544,182
                                                 ======         =========      =======     =========
Historical cost at December 31, 1998.........    52,829         1,842,401      117,800     2,013,030
Accumulated depreciation.....................    (4,113)         (351,129)     (71,906)     (427,148)
                                                 ------         ---------      -------     ---------
NET BOOK VALUE AT DECEMBER 31, 1998..........    48,716         1,491,272       45,894     1,585,882
                                                 ======         =========      =======     =========

     The fire insurance value of the tangible assets was CHF 257,634k as at December 31, 1998 (1997: CHF 199,699k). Only the technical equipment located in the head stations is insured; the cable and ducts are not covered by insurance.

                        CABLECOM HOLDING AG, FRAUENFELD

11 INVESTMENTS

     The non-consolidated shareholding interests of CHF 39,649k and CHF 54,938k at December 31, 1998 and December 31, 1997 respectively include the following significant companies:

                                                                        SHARE CAPITAL
COMPANY                                    CAPITAL SHARE                  IN (000S)
-------                                    -------------           ------------------------
                                                                   31.12.1998    31.12.1997
                                                                   ----------    ----------
Balcab AG, Basel.........................        41%        CHF        22,080       22,080
IRPSA, France 1).........................        48%        FRF       170,000       98,000
Valvision SA (France) 2).................       100%        FRF                     16,250
Gvanim Cable TV Ltd. (Israel) 2)                 33%        ILS                      2,060

---------------

(1) The share capital was increased from FRF 98,000k to FRF 170,000k in the year under review; the share ownership remained unchanged.

(2) Valvision SA (France) and Gvanim Cable TV Ltd. (Israel) were sold in 1998 (see note 4).

     Balcab AG was recorded at cost rather than at equity in the consolidated financial statements. The impact between recording dividend income from this investment compared to Cablecom's share of earnings is not material for the periods presented.

     IRPSA was recorded at cost rather than equity in the consolidated financial statements, as it is management's intention to dispose of this investment.

12 OTHER NON-CURRENT ASSETS

                                                              31.12.1998    31.12.1997
                                                              ----------    ----------
                                                                 (IN CHF THOUSANDS)
Treasury shares.............................................    13,098        13,098
Loans to non-consolidated companies (See Note 5)............     4,060         4,060
Other non-current assets....................................     1,331         2,137
                                                                ------        ------
Total other non-current assets..............................    18,489        19,295
                                                                ======        ======

13 DEBT

                                                              31.12.1998    31.12.1997
                                                              ----------    ----------
                                                                 (IN CHF THOUSANDS)
SHORT-TERM
Bank overdrafts.............................................    94,916       142,493
Bank debt...................................................   429,000       415,850
                                                               -------       -------
Total short-term debt.......................................   523,916       558,343
                                                               =======       =======

     The interest rate on the bank overdrafts outstanding was between 1.7% and 2% at December 31, 1998 and 2.1% at December 31, 1997.

     Bank debt of CHF 21,000k and CHF 408,000k outstanding at December 31, 1998 is due for repayment on March 31, 1999 and December 31, 1999 respectively. The interest rate on such loans is variable, based on LIBOR, and was approximately 2% during 1998.

                        CABLECOM HOLDING AG, FRAUENFELD

                                                              31.12.1998    31.12.1997
                                                              ----------    ----------
LONG-TERM
Bank loans..................................................    87,284       105,142
Shareholders' loans.........................................   444,000       444,000
                                                               -------       -------
                                                               531,284       549,142
                                                               =======       =======
MATURITY OF LONG-TERM DEBT
Within 1 -- 2 years.........................................    87,284        16,000
Within 2 -- 3 years.........................................         0        89,142
Shareholders' loans (no contractual due date)...............   444,000       444,000
                                                               -------       -------
          Total long-term debt..............................   531,284       549,142
                                                               =======       =======

     In 1996, Cablecom entered into loan agreements with its current shareholders for CHF 444,000k. There are no repayment terms specified in the agreements. The interest on such loans is variable, based on LIBOR, and was approximately 1.7% in 1998 (1997: between 2% and 2.2%).

     The interest on the long-term bank loans is fixed at approximately 2.4%.

     In 1997, OTC Interest Swaps with a four year term worth a total of CHF 400,000k were acquired. In 1998, these contracts were extended by one year and a new contract was taken out for an amount of CHF 100,000k with a five year duration. Under the terms of these contracts, variable interest rates are exchanged for fixed rates. The fixed interest rate is 2.9%. The difference between the variable and the fixed rates is recognised in income as incurred.

     Interest caps (OTC options) worth a total of CHF 75,000k and CHF 25,000k were purchased in 1995 and 1996 respectively. The average strike rate of these caps is 5 1/8% and they expire in the year 2000. The premium paid of CHF 1,900k is being expensed over the life of the cap.

     As at 31 December 1998, property, plant and equipment worth CHF 23,071k (1997: CHF 37,424k), accounts receivable worth CHF 400k (1997: CHF 3,396k), securities worth CHF 2,123k (1997: CHF 0k) had been pledged as security for bank loans.

14 ACCRUALS AND DEFERRED REVENUE

                                                              31.12.1998    31.12.1997
                                                              ----------    ----------
                                                                 (IN CHF THOUSANDS)
Deferred revenue............................................   222,407        189,935
Accruals....................................................    43,711         37,764
                                                               -------        -------
Total accruals and deferred revenue.........................   266,118        227,699
                                                               =======        =======

     Deferred revenue at December 31, 1998 and 1997 comprises subscription revenue, which is generally invoiced annually in December in advance and is released into income rateably over the year.

                        CABLECOM HOLDING AG, FRAUENFELD

15 OTHER LONG-TERM LIABILITIES

                                                              31.12.1998    31.12.1997
                                                              ----------    ----------
                                                                 (IN CHF THOUSANDS)
Provisions on non-consolidated companies....................      10,007        10,541
Provision for income taxes..................................      44,183        34,167
Other long-term liabilities.................................      48,154        32,612
                                                              ----------    ----------
Total long-term liabilities.................................     102,344        77,320
                                                              ==========    ==========

16 CONTINGENCIES

     At December 31, 1998, Cablecom has guaranteed certain liabilities of affiliated companies totalling CHF 7,622k (1997: CHF 14,658k).

17 ACQUISITION OF THE MAJORITY OF SWISS ONLINE AG

     In July 1998, Cablecom acquired 63.2% of the outstanding shares of Swiss Online AG for approximately CHF 23,400k in cash. Swiss Online is one of the largest Internet Service providers in Switzerland.

     The sellers have the right to exercise a put option for the remainder of the share capital until December 31, 2001. Cablecom has been granted a call option for the remainder of the share capital with a term from January 1, 2001 until December 31, 2002. The fair value of shares exceeds the value of the put option.

     Swiss Online was consolidated from January 1, 1998 in accordance with the purchase method.

     The goodwill arising on this acquisition of CHF 12,183k was charged directly to equity. If the goodwill had been capitalized and amortized over its useful life of 5 years, net income for 1998 would have decreased by CHF 1,218k.

                        CABLECOM HOLDING AG, FRAUENFELD

18 SIGNIFICANT SUBSIDIARIES

                                                       SHARE CAPITAL    CAPITAL    CONSOLIDATION
COMPANY                                    BUSINESS      IN 1,000        OWNED        METHOD
-------                                    --------    -------------    -------    -------------
Cablecom (Bern) AG.......................     T         CHF  1,000       100%            F
Cablecom Engineering AG..................     S         CHF  2,000       100%            F
Cablecom (Grischa) AG....................     T         CHF  5,200        98%            F
Cablecom Kabelkommunikation GmbH.........     T         ATS    500       100%            F
Cablecom Media AG........................     D         CHF  1,000       100%            F
Cablecom (Mittelland) AG.................     T         CHF  9,100       100%            F
Cablecom (Ostschweiz) AG.................     T         CHF  6,300       100%            F
Cablecom Romandie SA.....................     T         CHF  1,000       100%            F
Cablecom SECE AG.........................     F         CHF 10,800       100%            F
Cablecom (Suisse Romande) SA.............     T         CHF  6,000       100%            F
Cablecom (Zurich) AG.....................     T         CHF 12,000       100%            F
Cablecom (Ticino) SA.....................     T         CHF 10,000       100%            F
Cablecom (Zentralschweiz) AG.............     T         CHF  4,510       100%            F
Cable Signal Olten AG....................     T         CHF    500        67%            F
Catec AG.................................     S         CHF  2,500       100%            F
Coditel SA...............................     T         CHF  4,500       100%            F
Nordex AG................................     F         CHF    100       100%            F
Rediffusion AG...........................     U         CHF  5,000       100%            F
Rera AG Immobiliengesellschaft...........     L         CHF  3,000       100%            F
Video 2000 SA............................     T         CHF  1,000        60%            F
Swiss Online AG(1).......................     I         CHF  6,667        63%            F
SOL Vision AG(1).........................     F         CHF    600       100%            F

---------------

ABBREVIATIONS
-------------
T              = Cable Television                  F = Full consolidation by purchase method   ATS = Austrian schillings
D              = Digital TV
I              = Internet
S              = Systems
U              = Consumer Electronics
F              = Finance Company/holding
L              = Real estate company

(1) These shareholding interests were acquired in 1998 (see note 17).

19 RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

     Previously issued consolidated financial statements included an exceptional item of CHF 26,898k relating to the Swiss Online AG purchase accounting. Cablecom recorded the goodwill arising on the acquisition of CHF 12,183k directly as an expense in 1998. In addition, Cablecom recorded a provision of CHF 14,715k for the purchase of the remaining 36.8% shares in Swiss Online AG, reflecting the put and call option that was granted at the time of the acquisition (see Note 17). The treatment of these two items was not in conformity with the Swiss Accounting and Reporting Recommendations (ARR). ARR either permits the systematic depreciation of goodwill over the useful life of the asset or the offsetting

                        CABLECOM HOLDING AG, FRAUENFELD
against shareholders' equity at the time of acquisition. The recording of a provision for the remaining 36.8% of the shares was also not permitted under ARR.

     Cablecom has restated the 1998 consolidated financial statements to reverse these items and has offset the goodwill against shareholders' equity and has reversed the provision that was recorded for the purchase of the remaining 36.8% of the shares.

     Certain amounts have been reclassified from the previously issued financial statements for purposes of filing with the U.S. Securities and Exchange Commission.

20 DIFFERENCES BETWEEN SWISS AND UNITED STATES ACCOUNTING PRINCIPLES

     The consolidated financial statements have been prepared in accordance with Swiss Accounting and Reporting Recommendations (Swiss ARR), which differ in certain respects from generally accepted accounting principles in the United States (U.S. GAAP). Application of U.S. GAAP would have affected the balance sheet as of December 31, 1998 and 1997 and net income for each of the years in the two-year period ended December 31, 1998 to the extent described below. This information has been presented in accordance with Item 17 of Form 20-F. Information about differences in the cash flow statement are not presented as Cablecom's cash flow statement has been prepared in accordance with International Accounting Standards No. 7.

Reconciliation from Swiss ARR to U.S. GAAP

     The following schedule illustrates the significant adjustments to reconcile net income in accordance with Swiss ARR to the amounts determined in accordance with U.S. GAAP for each of the two years ended December 31, 1998.

                                                               1998       1997
                                                              -------    -------
                                                              (CHF IN THOUSANDS)
NET INCOME ACCORDING TO SWISS ARR...........................   73,115     23,758
                                                              -------    -------
U.S. GAAP ADJUSTMENTS:
a) Deferred installation revenues...........................  (11,252)   (11,101)
b) Elimination of unrealized intercompany profits...........   (6,525)    (1,284)
c) Capitalization of interest...............................    1,136        789
d) Restructurings and other provisions......................    7,007     (6,971)
e) Employee pensions........................................    3,916      3,091
f) SECE purchase accounting -- goodwill amortization........  (15,688)   (15,688)
f) SECE purchase accounting -- depreciation expense.........   21,362     21,362
g) Swiss Online purchase accounting.........................   (4,095)        --
h) Investments..............................................   (2,082)    (1,757)
i) Negative goodwill........................................      922        840
k) Deferred income taxes....................................   (3,645)    (1,480)
                                                              -------    -------
TOTAL U.S. GAAP ADJUSTMENTS.................................   (8,944)   (12,199)
                                                              -------    -------
Net income under U.S. GAAP..................................   64,171     11,559
                                                              =======    =======

     The following schedule illustrates the significant adjustments necessary to reconcile shareholders' equity in accordance with Swiss ARR to the amounts in accordance with U.S. GAAP as at December 31, 1998 and 1997.

                        CABLECOM HOLDING AG, FRAUENFELD

                                                              31.12.98    31.12.97
                                                              --------    --------
                                                               (IN CHF THOUSANDS)
SHAREHOLDERS' EQUITY ACCORDING TO SWISS ARR.................   200,335     147,791
                                                              --------    --------
U.S. GAAP ADJUSTMENTS
a) Deferred installation revenues...........................   (31,342)    (20,090)
b) Elimination of unrealized intercompany profits...........    (8,811)     (2,286)
c) Capitalization of interest...............................     1,925         789
d) Restructurings and other provisions......................    33,170      26,163
e) Employee pensions........................................    13,207       9,291
f) SECE purchase accounting -- goodwill.....................   215,704     231,392
f) SECE purchase accounting -- property plant and
  equipment.................................................  (293,726)   (315,088)
f) SECE purchase accounting -- investments..................    (5,452)     (5,452)
g) Swiss Online purchase accounting.........................     8,088
h) Investments..............................................    (4,152)     (2,070)
i) Negative goodwill........................................   (13,006)    (12,615)
j) Treasury shares -- other non-current assets..............   (13,098)    (13,098)
k) Deferred income taxes....................................    62,439      66,084
                                                              --------    --------
TOTAL U.S. GAAP ADJUSTMENTS.................................   (35,054)    (36,980)
                                                              --------    --------
SHAREHOLDERS' EQUITY ACCORDING TO U.S. GAAP.................   165,281     110,811
                                                              ========    ========

  a) Deferred installation revenues

     Cablecom receives a fee for connecting customers to the network. Under Swiss ARR, fees received from installation are recognized as revenue in the period received. Under U.S. GAAP, Cablecom follows the guidance prescribed by SFAS 51 -- "Financial Reporting by Cable Television Companies." Under this standard, revenue from installation is recognized to the extent of direct selling costs incurred. The remainder is deferred and amortized over the estimated average period that the subscribers are expected to remain connected.

     The amount of revenue that was deferred as well as the amount that reversed is presented below:

                                                                     REVERSING
                                            ORIGINATING THAT          AMOUNTS
                                              IS DEFERRED       PREVIOUSLY DEFERRED    NET DEFERRAL
                                            ----------------    -------------------    ------------
Beginning of 1997.........................                                                 8,989
1997......................................       12,480                1,379              11,101
1998......................................       13,473                2,221              11,252
                                                                                          ------
                                                                                          31,342
                                                                                          ------

 b) Elimination of unrealized intercompany profits, net of depreciation

     Under Swiss ARR, Cablecom capitalizes unrealized profits from intercompany charges relating to the construction of property, plant and equipment. Under U.S. GAAP, intercompany profits are eliminated in consolidation. For U.S. GAAP purposes, unrealized gains totaling CHF 7,127k and CHF 1,441k for the years ended December 31, 1998 and 1997, respectively, were eliminated from changes in inventory and capitalized cost. Property, plant and equipment would have been reduced by CHF 8,811k and CHF 2,286 (net of accumulated depreciation of CHF 828k and CHF 226k) as of December 31, 1998 and 1997, respectively and depreciation expense would have been reduced by CHF 602k and CHF 157k for the years ended December 31, 1998 and 1997, respectively.

                        CABLECOM HOLDING AG, FRAUENFELD

  c) Capitalization of interest

     As allowed by Swiss ARR, Cablecom does not capitalize interest. U.S. GAAP requires the interest cost incurred during the construction of qualifying assets to be capitalized and amortized over the life of the asset. For U.S. GAAP purposes, Cablecom would have reduced financial expense for capitalized interest by CHF 1,267k and CHF 842k for the years ended December 31, 1998 and 1997, respectively. Property, plant and equipment would have increased by CHF 1,925k and CHF 789k (net of accumulated depreciation of CHF 184k and CHF 53k) as of December 31, 1998 and 1997, respectively and depreciation expense would have increased CHF 131k and CHF 53k for the periods the years ended December 31, 1998 and 1997, respectively. Capitalized interest prior to January 1, 1997 was insignificant.

  d) Restructurings and other provisions

     The guidance for determining the period that a provision for restructuring or other items should be recorded under Swiss ARR is not as specific as U.S. GAAP. Swiss ARR utilize the prudence concept of recognizing losses. These concepts will generally result in the recognition of a loss before it would be recognized under U.S. GAAP. In addition, the criteria to determine the period of recognition is more flexible under Swiss ARR compared to U.S. GAAP. Cablecom recognized restructuring charges and other provisions under Swiss ARR before such charges would meet the criteria for recognition as a liability under U.S. GAAP. In determining the U.S. GAAP information, Cablecom recorded the liability and the expense using the guidance in EITF 94-3 and other appropriate standards.

  e) Employee pensions

     As described in Note 2, Cablecom recognizes expense as contributions are made to the plan. These plans would be considered a defined benefit plan under U.S. GAAP, and would be accounted for in accordance with the provisions of Statements of Financial Accounting Standards (SFAS) 87 "Employers Accounting for Pensions".

     It was not feasible for Cablecom to adopt SFAS 87 at the effective date indicated in the standard. Accordingly, for purposes of preparing information in accordance with U.S. GAAP, Cablecom applied a method of adoption that is acceptable to the U.S. Securities and Exchange Commission. The standard was adopted effective January 1, 1997 -- the first period that U.S. GAAP information is provided. At this date, Cablecom determined the difference between plan assets and the projected benefit obligation in accordance with SFAS 87. It recorded a portion of the transition asset directly to equity based on the ratio of: (a) the years elapsed between the effective date in the standard and the adoption date, to (b) the remaining service period of employees expected to receive benefits as estimated at the adoption date. Cablecom recorded CHF 6,200k directly to equity. At the date of adoption, the remaining amount will be amortized over a six-year period.

     The primary assumptions used for the SFAS 87 calculations are as follows:

                                                              1998         1997
                                                              -----        -----
                                                              (CHF IN THOUSANDS)
Weighted average discount rate..............................  3.75%        4.00%
Rate of increase in future compensation levels..............  2.00%        2.00%
Expected long-term rate of return of plan assets............  5.00%        5.00%

                        CABLECOM HOLDING AG, FRAUENFELD

     The projected benefit obligation and plan assets are shown below:

                                                               1998       1997
                                                              -------    -------
                                                              (CHF IN THOUSANDS)
Projected benefit obligation................................  197,733    187,065
Fair value of plan assets...................................  216,523    211,597

  f) SECE purchase accounting

     In 1996, Cablecom acquired SECE Group for CHF 691,000k. Under Swiss ARR, Cablecom did not allocate any of the purchase price to goodwill. Rather, once the fair value of the purchase price was allocated to other identifiable tangible and intangible assets, all of the remaining amount was allocated to property plant and equipment -- network. Cablecom further increased the amount allocated to the network by the amount of the deferred tax liability for the difference between the values assigned for financial statement purposes under Swiss ARR and the amount of the tax basis. Under U.S. GAAP, the amount of the purchase price allocated to the network was based on its fair value. The amount of the purchase price that exceeded fair value was allocated to goodwill. In addition, goodwill was increased by the amount the deferred tax liability that was recorded at the date of the acquisition for the difference in the tax basis and the basis recorded under U.S. GAAP. Also, the amount allocated to investments was CHF 5,452k lower under U.S. GAAP.

     As a result of the differences in the methodology of purchase price allocation, the amount assigned to property plant and equipment would have decreased by CHF 341,790k and the amount of goodwill would have increased by CHF 251,001k under U.S. GAAP. The difference between these amounts would be a reduction in the deferred tax liability. (The tax effect of all differences between Swiss ARR and U.S. GAAP is included in entry k) below.) Goodwill is amortized over 16 years under U.S. GAAP. At December 31, 1998, the amount of the adjustment to accumulated depreciation would have been CHF 48,064k, and the amount of the adjustment to accumulated amortization of goodwill would have been CHF 35,297k.

  g) Swiss Online purchase accounting.

     Cablecom acquired a 63.2% controlling interest in Swiss Online (SOL) in July 1998. Under Swiss ARR, Cablecom consolidated 100% of SOL since January 1, 1998. As described in Note 19, Cablecom recorded the amount allocated to goodwill of CHF 12,183k as a reduction of retained earnings. Under U.S. GAAP, this amount would have been recorded as an asset and amortized over its life of 5 years. In addition, the amount allocated to goodwill would have been increased by the operating loss of CHF 2,570k that was recognized under Swiss ARR prior to the acquisition, but would not be recognized under U.S. GAAP. There were also some other insignificant differences in the purchase price allocation. The total amount of goodwill that would have been recorded at the date of acquisition under U.S. GAAP is CHF 15,251k, and the amortization expense for 1998 would have been CHF 1,525k.

  h) Investments

     Under Swiss ARR, Cablecom accounted for its investment in Balcab under the cost method. Under the cost method, dividends are recorded as income when declared. Under the equity method, Cablecom would recognize in income its pro rata share of income from Balcab after adjusting interest income on loans to Balcab. As indicated in Note 11, the difference between these two amounts was not material for any of the periods presented. However, under Swiss ARR, property plant and equipment at Balcab is depreciated over a 30-year concession period. Under US GAAP, these assets are depreciated over their shorter useful life. This item represents the additional expense that Cablecom would recognize under US GAAP.

                        CABLECOM HOLDING AG, FRAUENFELD

     Under US GAAP, IPRSA and Gvanim would be accounted for under the equity method and Valvision would be accounted for under the consolidation method. The difference in net income compared to the cost method used under Swiss ARR is not material. The effect on the major balance sheet items of not consolidating Valvision would also be immaterial.

  i) Negative goodwill

     Under Swiss ARR, when the purchase price of an acquisition is less than the fair value of the net assets acquired, the difference is recorded as an increase in shareholders' equity. Under U.S. GAAP, Cablecom would have reduced the amount of the property plant and equipment, and depreciation expense would have been reduced over the life of the asset. The total amount of the reduction in property plant and equipment would have been CHF 14,768k and CHF 13,455k at December 31, 1998 and 1997, respectively. Accumulated amortization would have been CHF 1,762k and CHF 840k at December 31, 1998 and 1997, respectively.

  j) Treasury shares

     Cablecom records the shares held in treasury as an asset at the amount paid under Swiss ARR. Under U.S. GAAP, Cablecom would record the amount paid to acquire its own shares as a reduction of equity.

  k) Deferred income taxes

     There are no significant differences between Swiss ARR and U.S. GAAP in the methodology in accounting for income taxes. Under U.S. GAAP, a valuation allowance would have been recorded for the deferred tax asset associated with the loss carryforwards as is was more than likely that it would not be realized.

     The adjustment to deferred income taxes is attributable to the other U.S. GAAP adjustments.

  l) Loans to shareholders

     Under Swiss ARR, loans to shareholders in an amount of CHF 444,000k were classified as long-term. These loans do not have stated terms. Under U.S. GAAP, such loans would be considered to be a current liability.

STATEMENT OF COMPREHENSIVE INCOME UNDER U.S. GAAP

     SFAS 130 "Reporting Comprehensive Income" (SFAS 130) established standards for the reporting and display of comprehensive income and its components. Comprehensive income includes net income and all changes in equity during the period that arise from non-owner sources, such as foreign currency items and unrealized gains and losses on securities available for sale. The additional disclosures required under U.S. GAAP are as follows:

                                                               1998       1997
                                                              -------    -------
                                                              (CHF IN THOUSANDS)
Net income under U.S. GAAP..................................  64,171     11,559
Other comprehensive income: Translation adjustments.........     (14)       425
                                                              ------     ------
Comprehensive income under U.S. GAAP........................  64,157     11,984
                                                              ======     ======

     As the amount of securities held for sale is insignificant, the application of SFAS 115, which would require Cablecom to record changes in the fair value in comprehensive income, would not be material.

     Cablecom does not maintain information to determine the cumulative amount of the translation adjustment.

                        CABLECOM HOLDING AG, FRAUENFELD

                         CONSOLIDATED INCOME STATEMENT

                                                               FOR THE NINE      FOR THE NINE
                                                               MONTHS ENDED      MONTHS ENDED
                                                              SEPT. 30, 1999    SEPT. 30, 1998
                                                              --------------    --------------
                                                               (UNAUDITED)       (UNAUDITED)
                                                                     (IN CHF THOUSANDS)
Revenue.....................................................     405,556           389,061
Changes in inventory and capitalized cost...................      77,458            56,970
                                                                 -------           -------
TOTAL.......................................................     483,014           446,031
                                                                 -------           -------
Goods and services purchased................................     170,883           164,741
Personnel expenses..........................................      85,043            75,330
Other operating expenses....................................      61,045            60,152
Depreciation and amortization...............................     114,028            99,631
                                                                 -------           -------
TOTAL OPERATING EXPENSES....................................     430,999           339,854
                                                                 -------           -------
OPERATING INCOME............................................      52,015            46,177
Gain on sale of investments.................................       5,124            55,885
Financial income............................................      10,116             1,286
Financial expense...........................................     (22,642)          (23,385)
                                                                 -------           -------
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST............      44,613            79,963
Income tax expense..........................................      18,478            15,089
                                                                 -------           -------
INCOME BEFORE MINORITY INTEREST.............................      26,135            64,874
Minority interest...........................................        (283)             (208)
                                                                 -------           -------
NET INCOME..................................................      25,852            64,666
                                                                 =======           =======

                        CABLECOM HOLDING AG, FRAUENFELD

                           CONSOLIDATED BALANCE SHEET

                                                              NOTES    SEP 30, 1999    DEC 31, 1998
                                                              -----    ------------    ------------
                                                                       (UNAUDITED)
                                                                       (IN CHF THOUSANDS)
CURRENT ASSETS
Cash and cash equivalents...................................               21,153          32,926
Securities available for sale...............................                   74           2,192
Accounts receivable.........................................               31,951         219,489
Inventories.................................................    2          48,507          35,366
Other current assets........................................               31,865          23,985
                                                                        ---------       ---------
TOTAL CURRENT ASSETS........................................              133,550         313,958
                                                                        ---------       ---------
NON-CURRENT ASSETS
Property, plant and equipment...............................    3       1,616,178       1,585,882
Investments.................................................               71,302          39,649
Intangible assets...........................................                   28           5,531
Other non-current assets....................................               35,406          18,489
                                                                        ---------       ---------
TOTAL NON-CURRENT ASSETS....................................            1,722,914       1,649,551
                                                                        ---------       ---------
TOTAL ASSETS................................................            1,856,464       1,963,509
                                                                        =========       =========
CURRENT LIABILITIES
Short-term debt.............................................    4         614,533         523,916
Trade accounts payable......................................               35,684          40,095
Other current liabilities...................................               49,270          63,906
Accruals and deferred revenue...............................    5         119,714         266,118
                                                                        ---------       ---------
TOTAL SHORT-TERM LIABILITIES................................              819,201         894,035
                                                                        ---------       ---------
LONG-TERM LIABILITIES
Long-term debt..............................................    4         489,627         531,284
Deferred tax provision......................................              226,592         226,694
Other long-term liabilities.................................               99,135         102,344
                                                                        ---------       ---------
TOTAL LONG-TERM LIABILITIES.................................              815,354         860,322
                                                                        ---------       ---------
TOTAL LIABILITIES AND PROVISIONS............................            1,634,555       1,754,357
                                                                        ---------       ---------
MINORITY INTEREST...........................................                9,073           8,817
                                                                        ---------       ---------
SHAREHOLDERS' EQUITY
Share capital...............................................              100,000         100,000
Treasury shares.............................................                4,000           4,000
Retained earnings...........................................              108,836          96,335
                                                                        ---------       ---------
TOTAL SHAREHOLDERS' EQUITY..................................    6         212,836         200,335
                                                                        ---------       ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................            1,856,464       1,963,509
                                                                        =========       =========

                        CABLECOM HOLDING AG, FRAUENFELD

                        CONSOLIDATED CASH FLOW STATEMENT

                                                              FOR THE NINE    FOR THE NINE
                                                                 MONTHS          MONTHS
                                                                 ENDED           ENDED
                                                                SEP 30,         SEP 30,
                                                                  1999            1998
                                                              ------------    ------------
                                                              (UNAUDITED)     (UNAUDITED)
                                                                   (IN CHF THOUSANDS)
Income before income taxes and minority interest............      44,613          79,963
Adjustments for:
Depreciation and amortization...............................     114,028          99,631
Gain on sale of investments.................................      (5,124)        (55,885)
Financial expense...........................................      22,642          23,385
Financial income............................................     (10,116)         (1,286)
Loss on sale of fixed assets................................         175           3,153
Decrease in other long-term liabilities.....................     (22,519)         (7,420)
                                                                --------        --------
OPERATING PROFIT BEFORE WORKING CAPITAL CHANGES.............     143,699         141,541
Decrease in trade accounts receivable.......................     188,080         165,344
Increase in inventories.....................................     (12,976)         (5,991)
Increase in other current assets............................         736         (10,979)
(Decrease)/increase in trade accounts payable...............      (4,778)            481
Decrease in accruals and deferred revenue...................    (147,785)        (98,816)
Decrease in other current liabilities.......................     (14,698)         (3,770)
                                                                --------        --------
CASH GENERATED FROM OPERATIONS..............................     152,278         187,810
Dividends received..........................................       1,391             927
Interest received...........................................       1,651             668
Interest paid...............................................     (22,833)        (23,010)
Income taxes paid...........................................     (18,723)         (8,095)
                                                                --------        --------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................     113,764         158,300
                                                                --------        --------
Purchase of property, plant and equipment...................    (139,882)        (85,576)
Acquisition of businesses, net of cash acquired.............     (22,551)        (23,223)
Sale/(purchase) of securities...............................       2,113             (28)
Investments in other intangible assets......................        (718)           (456)
Proceeds from sale of property, plant and equipment.........       1,664               0
Proceeds from sale of investments...........................       9,476          71,817
(Increase)/decrease in other non-current assets.............     (13,598)          1,212
                                                                --------        --------
NET CASH USED IN INVESTING ACTIVITIES.......................    (163,496)        (36,254)
                                                                --------        --------
Issuance/(repayment) of short-term debt.....................      90,451        (483,130)
(Repayment)/issuance of long-term debt......................     (41,657)        401,929
Dividends paid..............................................     (10,835)         (9,687)
                                                                --------        --------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................      37,959         (90,888)
                                                                --------        --------
NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS........     (11,773)         31,158
Cash and cash equivalents at start of period................      32,926          12,464
                                                                --------        --------
Cash and cash equivalents at end of period..................      21,153          43,622
                                                                ========        ========

                        CABLECOM HOLDING AG, FRAUENFELD

            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1 ACCOUNTING POLICIES

     The unaudited consolidated financial statements of Cablecom have been prepared under the historical cost convention and in accordance with the Swiss Accounting and Reporting Recommendations (Swiss ARR) and in conformity with the legal provisions of the Swiss Code of Obligations. The consolidated financial data as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 are unaudited; however, in the opinion of Cablecom, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The accounting policies used in the preparation of the interim financial statements are consistent with those used in the annual financial statements for the year ended December 31, 1998. The information included in these consolidated financial statements should be read in conjunction with the 1998 financial statements. All figures in the consolidated financial statements are quoted in thousand Swiss francs.

2 INVENTORIES

                                                              30.09.1999    31.12.1998
                                                              ----------    ----------
                                                                 (IN CHF THOUSANDS)
Raw material and supplies...................................    27,434        24,320
Work in progress............................................    21,073        11,046
                                                                ------        ------
Total inventories...........................................    48,507        35,366
                                                                ======        ======

3 PROPERTY, PLANT AND EQUIPMENT

                                                                        OTHER        TOTAL
                                                      COMMUNICATION    TANGIBLE    TANGIBLE
                                       REAL ESTATE      EQUIPMENT       ASSETS      ASSETS
                                       -----------    -------------    --------    ---------
                                                        (IN CHF THOUSANDS)
Historical cost at December 31,
  1998...............................    52,829         1,842,401      117,800     2,013,030
Accumulated depreciation.............    (4,113)         (351,129)     (71,906)     (427,148)
                                         ------         ---------      -------     ---------
NET BOOK VALUE AT DECEMBER 31,
  1998...............................    48,716         1,491,272       45,894     1,585,882
                                         ======         =========      =======     =========
Historical cost at September 30,
  1999...............................    55,140         1,969,066      132,256     2,156,462
Accumulated depreciation.............    (5,105)         (445,838)     (89,341)     (540,284)
                                         ------         ---------      -------     ---------
NET BOOK VALUE AT SEPTEMBER 30,
  1999...............................    50,035         1,523,228       42,915     1,616,178
                                         ======         =========      =======     =========

4 DEBT

                                                              30.09.1999    31.12.1998
                                                              ----------    ----------
                                                                 (IN CHF THOUSANDS)
SHORT-TERM
Bank overdrafts.............................................   110,033        94,916
Bank debt...................................................   504,500       429,000
                                                               -------       -------
                                                               614,533       523,916
                                                               =======       =======
LONG-TERM
Bank loans..................................................     3,987        87,284
Shareholders' loans.........................................   485,640       444,000
                                                               -------       -------
                                                               489,627       531,284
                                                               =======       =======

                        CABLECOM HOLDING AG, FRAUENFELD

5 ACCRUALS AND DEFERRED REVENUE

                                                              30.09.1999    31.12.98
                                                              ----------    --------
                                                                (IN CHF THOUSANDS)
Deferred revenue............................................     79,052     222,407
Accruals....................................................     40,662      43,711
                                                               --------     -------
                                                                119,714     266,118
                                                               ========     =======

     Deferred revenue at December 31, 1998 comprises subscription revenue which is generally invoiced annually in December in advance and is released into income rateably over the year. At the time the invoice is sent to the customer, Cablecom recognises both a receivable and deferred revenue.

6 SHAREHOLDERS' EQUITY

                                                           RESERVE FOR    RETAINED     TOTAL
                                          SHARE CAPITAL    OWN SHARES     EARNINGS    EQUITY
                                          -------------    -----------    --------    -------
As at 31 December 1998..................     100,000          4,000        96,335     200,335
Goodwill................................                                   (2,524)     (2,524)
Net income for the period...............          --             --        25,852      25,852
Dividends...............................          --             --       (10,835)    (10,835)
Translation adjustments.................          --             --             8           8
                                             -------          -----       -------     -------
AS AT 30 SEPTEMBER 1999.................     100,000          4,000       108,836     212,836
                                             =======          =====       =======     =======

7 OTHER EVENTS

     In October 1999, Cablecom closed a transaction with two of its shareholders in which it acquired the remaining 59% of Balcab AG for CHF 41,641k. The transaction will be accounted for under the purchase method.

     In December 1999, NTL Incorporated reached an agreement to acquire all of the shares of Cablecom AG for approximately CHF 5,800 million (USD 3,700 million). This sale is expected to be completed during the first half of 2000.

8 DIFFERENCES BETWEEN SWISS AND UNITED STATES ACCOUNTING PRINCIPLES

     The consolidated financial statements have been prepared in accordance with Swiss Accounting and Reporting Recommendations (Swiss ARR), which differ in certain respects from generally accepted accounting principles in the United States (U.S. GAAP). Application of U.S. GAAP would have affected the balance sheet as of September 30, 1999 and 1998 and net income for each of the two nine month periods ended September 30, 1999 and 1998 to the extent described below. Except as presented below, the description of the material differences between Swiss ARR and U.S. GAAP as they relate to Cablecom are described in Note 20 to the audited financial statements.

  Reconciliation from Swiss ARR to U.S. GAAP

     The following schedule illustrates the significant adjustments to reconcile net income in accordance with Swiss ARR to the amounts determined in accordance with U.S. GAAP for each of the nine month periods ended September 30, 1999 and 1998.

                        CABLECOM HOLDING AG, FRAUENFELD

                                                                   30.09.99    30.09.98
                                                                   --------    --------
                                                                    (CHF IN THOUSANDS)
NET INCOME ACCORDING TO SWISS ARR................................   25,852      64,666
                                                                   -------     -------
U.S. GAAP ADJUSTMENTS:
a)   Deferred installation revenues..............................   (6,905)     (8,439)
b)   Elimination of unrealized intercompany profits..............   (3,369)     (3,830)
c)   Capitalization of interest..................................      604         851
d)   Restructurings and other provisions.........................   (4,197)     (1,367)
e)   Employee pensions...........................................    1,565       2,937
f)   SECE purchase accounting -- goodwill amortization...........  (11,766)    (11,766)
f)   SECE purchase accounting -- depreciation expense............   16,022      16,022
g)   Swiss Online purchase accounting............................   (1,646)     (3,333)
h)   Investments.................................................   (1,560)     (1,560)
i)   Negative goodwill...........................................      692         692
k)   Deferred income taxes.......................................     (971)     (2,733)
                                                                   -------     -------
TOTAL U.S. GAAP ADJUSTMENTS......................................  (11,531)    (12,526)
                                                                   -------     -------
NET INCOME UNDER U.S. GAAP.......................................   14,321      52,140
                                                                   =======     =======

     The following schedule illustrates the significant adjustments necessary to reconcile shareholders' equity in accordance with Swiss ARR to the amounts in accordance with U.S. GAAP at September 30, 1999 and 1998.

                                                                   30.09.99    30.09.98
                                                                   --------    --------
                                                                    (IN CHF THOUSANDS)
SHAREHOLDERS' EQUITY ACCORDING TO SWISS ARR......................   212,836     185,802
                                                                   --------    --------
U.S. GAAP ADJUSTMENTS:
a)   Deferred installation revenues..............................   (38,247)    (28,529)
b)   Elimination of unrealized intercompany profits..............   (12,180)     (6,116)
c)   Capitalization of interest..................................     2,529       1,640
d)   Restructuring and other provisions..........................    28,973      24,796
e)   Employee pensions...........................................    14,772      12,228
f)   SECE purchase accounting -- goodwill........................   203,938     219,626
f)   SECE purchase accounting -- property plant and equipment....  (277,704)   (299,066)
f)   SECE purchase accounting -- investments.....................    (5,452)     (5,452)
g)   Swiss Online purchase accounting............................     6,442       8,850
h)   Investments.................................................    (5,712)     (3,630)
i)   Negative goodwill...........................................   (12,314)    (13,236)
j)   Treasury shares -- other non current assets.................   (13,098)    (13,098)
k)   Deferred income taxes.......................................    61,468      63,350
m)   Other miscellaneous acquisitions............................     2,524           0
                                                                   --------    --------
TOTAL U.S. GAAP ADJUSTMENTS......................................   (44,061)    (38,637)
                                                                   --------    --------
SHAREHOLDERS' EQUITY ACCORDING TO U.S. GAAP......................   168,775     147,165
                                                                   ========    ========

                        CABLECOM HOLDING AG, FRAUENFELD

  l) Loans to shareholders

     Under Swiss ARR, loans to shareholders in an amount of CHF 444,000k were classified as long-term. These loans do not have stated terms. Under U.S. GAAP, such loans would be considered to be a current liability.

  m) Other miscellaneous acquisitions

     During the nine months ended September 30, 1999 Cablecom made several small acquisitions and recorded the goodwill as a direct reduction to equity. Under U.S. GAAP, this amount would have been recorded as an asset and amortized over its useful life. The effect of amortizing this asset during this period is insignificant.

STATEMENT OF COMPREHENSIVE INCOME UNDER U.S. GAAP

     SFAS 130 "Reporting Comprehensive Income" (SFAS 130) established standards for the reporting and display of comprehensive income and its components. Comprehensive income includes net income and all changes in equity during the period that arise from non-owner sources, such as foreign currency items and unrealized gains and losses on securities available for sale. The only item that would effect the determination of comprehensive income for Cablecom is the foreign currency translation adjustment. The amounts are not significant for either the nine-month period, and accordingly, there is no material difference between net income and comprehensive income under U.S. GAAP.

                                                                         ANNEX A

                              INVESTMENT AGREEMENT

                                    BETWEEN

                                NTL INCORPORATED

                                      AND

                              FRANCE TELECOM, S.A.

                              DATED JULY 26, 1999

                               TABLE OF CONTENTS

SECTION                                                                PAGE
-------                                                                ----
                                 ARTICLE I
                                DEFINITIONS

1.01.    Certain Defined Terms.......................................   A-1
1.02.    Other Definitions...........................................   A-7

                                ARTICLE II
                             SALE AND PURCHASE

2.01.    Sale of the New Securities..................................   A-9
2.02.    Purchase Price..............................................   A-9
2.03.    Closing.....................................................   A-9
2.04.    Closing Deliveries by the Company...........................  A-10
2.05.    Closing Deliveries by the Purchaser.........................  A-10
2.06.    Acceleration of Closing.....................................  A-10

                                ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.01.    Organization, Authority and Qualification of the Company and
         the Significant Subsidiaries; Significant Subsidiaries......  A-11
3.02.    Capital Stock of the Company; Ownership of the New
         Securities..................................................  A-12
3.03.    No Conflict.................................................  A-12
3.04.    Governmental Consents and Approvals.........................  A-13
3.05.    SEC Filings; Financial Statements...........................  A-13
3.06.    No Undisclosed Liabilities..................................  A-14
3.07.    Absence of Certain Changes or Events........................  A-14
3.08.    Litigation..................................................  A-16
3.09.    Compliance with Laws........................................  A-16
3.10.    Environmental Matters.......................................  A-16
3.11.    Material Contracts..........................................  A-17
3.12.    Intellectual Property; Company Systems......................  A-17
3.13.    Year 2000 Compliance........................................  A-18
3.14.    Title to Properties; Absence of Encumbrances................  A-18
3.15.    Employee Benefit Matters; Labor Matters.....................  A-19
3.16.    Insurance...................................................  A-20
3.17.    Brokers.....................................................  A-20
3.18.    Taxes.......................................................  A-20

                                ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.01.    Organization and Authority of the Purchaser.................  A-21
4.02.    No Conflict.................................................  A-21
4.03.    Governmental Consents and Approvals.........................  A-21
4.04.    Investment Purpose..........................................  A-21
4.05.    Status of New Securities; Limitations on Transfer and Other
         Restrictions................................................  A-21
4.06.    Fees and Expenses...........................................  A-22

SECTION                                                                PAGE
-------                                                                ----
                                 ARTICLE V
                           ADDITIONAL AGREEMENTS

5.01.    Conduct of Business by the Company Pending the Closing......  A-22
5.02.    Access to Information; Confidentiality......................  A-23
5.03.    Public Announcements........................................  A-24
5.04.    Company's Action............................................  A-24
5.05.    Tax Matters.................................................  A-25
5.06.    No Solicitation of Transactions.............................  A-25
5.07.    Use of Proceeds.............................................  A-26
5.08.    Certain Costs and Expenses..................................  A-26
5.09.    Standstill; Restrictions on Transfer........................  A-26
5.10.    Right to Purchase Equity Securities.........................  A-27
5.11.    Level of Ownership at the Time of Delivery..................  A-28
5.12.    Corporate Governance; Issuance of Senior Preferred Stock;
         Strategic Transactions......................................  A-28
5.13.    Other Registration Rights...................................  A-30
5.14.    Takeover Statutes...........................................  A-30
5.15.    Securities..................................................  A-30
5.16.    Further Action; Consents; Filings...........................  A-30
5.17.    Strategic Committee.........................................  A-30
5.18.    Employment by the Company of the Purchaser's Employees......  A-31
5.19.    Transaction Agreement.......................................  A-31
5.20.    CWC.........................................................  A-31

                                ARTICLE VI
                                CONDITIONS

6.01.    Conditions to Purchaser's Obligations.......................  A-31
6.02.    Provision of Certificate Relating to Satisfaction or Waiver
         of Conditions...............................................  A-33

                                ARTICLE VII
                              INDEMNIFICATION

7.01.    Survival of Representations and Warranties..................  A-33
7.02.    Indemnification.............................................  A-33
7.03.    Limits on Indemnification...................................  A-34
7.04.    Indemnification for ConsumerCo's Liabilities................  A-34

                               ARTICLE VIII
                                TERMINATION

8.01.    Termination.................................................  A-35
8.02.    Effect of Termination.......................................  A-36

SECTION                                                                PAGE
-------                                                                ----
                                ARTICLE IX
                            GENERAL PROVISIONS

9.01.    Waiver......................................................  A-36
9.02.    Expenses....................................................  A-36
9.03.    Notices.....................................................  A-36
9.04.    Headings....................................................  A-37
9.05.    Severability................................................  A-37
9.06.    Entire Agreement............................................  A-37
9.07.    Assignment..................................................  A-38
9.08.    Holding Company.............................................  A-38
9.09.    No Third Party Beneficiaries................................  A-38
9.10.    Amendment...................................................  A-38
9.11.    Governing Law...............................................  A-38
9.12.    Counterparts................................................  A-38
9.13.    Specific Performance........................................  A-38
9.14.    Terms Generally.............................................  A-39
9.15.    References to the Company...................................  A-39

     INVESTMENT AGREEMENT, dated July 26, 1999, between NTL INCORPORATED, a Delaware corporation (the "Company") and FRANCE TELECOM, S.A., a company organized under the laws of France (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, the Company is a party to the Transaction Agreement, dated the date hereof, among the Company, Bell Atlantic Corporation, Cable & Wireless plc ("C&W") and Cable & Wireless Communications plc ("CWC") (the "Transaction Agreement") providing, among other things, for a series of transactions which will result in the Company acquiring 100% of the capital stock of ConsumerCo (as defined in the Transaction Agreement) (the "Strategic Acquisition");

     WHEREAS, for purposes of raising a portion of the financing (the "Funds") for the Strategic Acquisition, including refinancing of any assumed indebtedness, the Company wishes to issue and sell to the Purchaser certain equity securities of the Company;

     WHEREAS, for purposes of raising the initial portion of the Funds, the Company and the Purchaser entered into the Purchase Agreement, dated July 15, 1999 (the "Purchase Agreement"), pursuant to which the Company agreed to issue and sell to the Purchaser and the Purchaser agreed to purchase from the Company, subject to the terms and conditions contained in the Purchase Agreement, the Securities (as defined in the Purchase Agreement);

     WHEREAS, for purposes of providing for availability of the remainder of the Funds at the time the Strategic Acquisition is consummated, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, subject to the terms and conditions contained herein, an aggregate of 27,027,027 shares (the "Common Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock") and 2,000,000 shares (the "Preferred Shares") of the Company's 5.0% Cumulative Participating Convertible Preferred Stock, Series B, having an aggregate stated value of $2,000,000,000 (the "Preferred Stock"), and having the designations, rights and preferences set forth in the Certificate of Designation (as defined below), upon the terms and subject to the conditions set forth herein. All shares of Common Stock and Preferred Stock purchased pursuant to this Agreement are collectively referred to as the "New Securities"; and

     WHEREAS, upon consummation of the Strategic Acquisition, the Company will continue to pursue a growth strategy as the leading integrated wireline, internet and cable operator in the United Kingdom;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Company hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Agreement" or "this Agreement" means this Investment Agreement, dated July 26, 1999, between the Company and the Purchaser (including the Attachments and the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 9.10.

          "Alliance" means any joint venture, co-ownership or co-operation agreement or similar relationship with any telecommunications operator.

          "beneficial owner" (including the terms "beneficially own" or "beneficial ownership") has the meaning given to such terms in Rule 13d-3 of the Exchange Act.

          "Benefit Plan" means each of the Company's and Significant Subsidiaries' plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, retirement benefits, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA and each "multi-employer plan" within the meaning of Section 3(37) of 4001(a)(3) of ERISA.

          "Board" means the board of directors of the Company.

          "Business Combination Statute" means Section 203 of the Delaware General Corporation Law or any other Law prohibiting, restricting, or imposing conditions with respect to, business combinations or limiting voting powers or other rights, or imposing any obligations, on any party to a business combination.

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York or Paris.

          "By-laws" means the by-laws of the Company as amended as of the date hereof and as may be amended from time to time, provided that such amendment does not adversely affect the rights of the Purchaser under this Agreement, the Purchase Agreement, the Certificate of Designation or the Series A Certificate of Designation.

          "CERCLA" means the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

          "Certificate of Designation" means the Certificate of Designation of the Company's 5% Cumulative Participating Convertible Preferred Stock, Series B, to be filed with the Secretary of State of the State of Delaware, in the form of Attachment I attached hereto, setting forth the designations, rights and preferences of the Preferred Stock.

          "Certificate of Incorporation" means the restated certificate of incorporation of the Company, as amended through the date of this Agreement and as may be amended from time to time, provided that such amendment does not adversely affect the rights of the Purchaser under this Agreement, the Purchase Agreement, the Certificate of Designation or the Series A Certificate of Designation.

          "Code" means the Internal Revenue Code of 1986, as amended through the date of this Agreement.

          "Company Subsidiary" or "Company Subsidiaries" means any Subsidiary or all of the Subsidiaries of the Company, respectively.

          "Company Systems" means all computers, hardware, software, systems, facilities and equipment (including, without limitation, cable, wireline, wireless, microwave, satellite and any other telecommunications equipment and facilities, and embedded microcontrollers in noncomputer equipment) owned, leased or licensed by the Company or any Significant Subsidiary and material to, or necessary for, the Company or any Significant Subsidiary to carry on its business as currently conducted or intended to be conducted.

          "Completion" has the meaning given to such term in the Transaction Agreement.

          "Completion Date" has the meaning given to such term in the Transaction Agreement.

          "Conflicting Investment" means any investment of funds or assets of the Company or any Company Subsidiary directly or indirectly in any French Operator or in any joint venture entity which is partly owned by any French Operator (the joint venture entity being known as the "Entity"), in connection with operations in France of such French Operator or Entity other than any purchase (either in a stock or asset purchase transaction) for cash by the Company and/or any Company Subsidiary of not less than 51% (based on the fair market value and voting power) of any company or business from any French Operator or the investment of funds or assets in any Entity in which the Company and/or any Company Subsidiary will, following such investment, own at least 51% (based on fair market value and voting power) of such Entity.

          "ConsumerCo Companies" means the companies listed in Schedule 5 of the Transaction Agreement.

          "ConsumerCo Material Adverse Effect" means (i) any circumstance, development, change in, or effect on the ConsumerCo Companies or their businesses that, individually or in the aggregate with any other circumstances, developments, changes in, or effects on any one or more of the ConsumerCo Companies or their businesses is, or is reasonably expected to be, materially adverse to the business of the ConsumerCo Companies, taken as a whole, or the financial condition, results of operations, assets or properties of the ConsumerCo Companies, taken as a whole, and (ii) any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, management, financial positions, shareholders' equity or results of operations of the ConsumerCo Companies, taken as a whole; provided, however, that any change or development resulting from: (i) general economic conditions in the countries in which the ConsumerCo Companies operate; (ii) changes generally affecting the industry in which the ConsumerCo Companies operate; or (iii) any change in law and regulations (other than laws and regulations related to Taxes) applicable to the business of the ConsumerCo Companies, shall not be deemed a ConsumerCo Material Adverse Effect.

          "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Conversion Shares" means new shares of Common Stock issued or issuable upon conversion, redemption of, or as a dividend with respect to, the shares of Preferred Stock.

          "Convertible Debentures" means the 7% Convertible Subordinated Notes due 2008 of NTL Communications Corp., a Delaware corporation.

          "Core Business Assets" means assets that are used in a business that operates directly or indirectly, or holds a license to operate (i) a cable system or service, (ii) a fixed-line telephone or telecommunications system or service or (iii) a broadcasting transmission system or service.

          "Diluted Shares" means, as of any applicable time, shares of Common Stock issued and outstanding as of such time plus shares of Common Stock issuable upon conversion, redemption, exchange, exercise of, or as a dividend declared as of the time of measurement with respect to, any shares of preferred stock, options, warrants, debentures and other securities or any subscription rights.

          "Director" means a member of the Board.

          "Disclosure Schedule" means the Disclosure Schedule delivered in connection with this Agreement dated as of the date hereof and incorporated herein by reference.

          "Employee Agreement" means each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between the Company or any ERISA

     Affiliate and any Employee pursuant to which the Company has or may have any material liability contingent or otherwise.

          "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding Permitted Encumbrances.

          "Environmental Law" means any Law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

          "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means each business or entity which is or was a member of a "controlled group of corporations", under "common control" or an "affiliated service group" with the Company within the meaning of
     Section 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          "Existing Agreements" means the following registration rights agreements: the Registration Rights Agreement, dated March 5, 1999, between the Company and stockholders of Diamond Cable Communications Plc, the Registration Rights Agreement, dated January 28, 1999, between the Company and Microsoft Corporation, the Registration Rights Agreement, dated October 29, 1998, between the Company and Comcast Corporation and Warburg Pincus and the Registration Rights Agreement, dated September 22, 1998, between the Company and Vision Networks B.V., copies of which have been made available to the Purchaser.

          "French Operator" means any significant provider of telecommunications services in France (or that provider's Affiliates) or any Person whose primary line of business in France is to provide telecommunications services (or such Person's Affiliates) other than the Company or its Affiliates.

          "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

          "Governmental Authority" means any United States or foreign federal, state, provincial, local, supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indebtedness" means (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, notes, debentures or other similar instruments or by letters of credit, including purchase money obligations or other obligations relating to the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (c) obligations as lessee under leases which have been or should have been, in accordance with GAAP, recorded as capital leases, (d) obligations under direct or indirect guarantees in respect of Liabilities of others, including indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such indebtedness is assumed by such Person, (e) obligations in respect of outstanding or unpaid checks or drafts or overdraft obligations and (f) accrued interest, if any, on and all other amounts owed in respect of any of the foregoing.

          "Indentures" means the indentures of the Company or a Company Subsidiary listed in Section 1.01 of the Disclosure Schedule.

          "knowledge of the Company" means, with respect to any matter in question, the actual knowledge, after due inquiry, of J. Barclay Knapp, Richard Lubasch, John Gregg, Bret Richter, Leigh Wood, Gregg Gorelick and Robert Mackenzie.

          "Law" means any supranational, United States or foreign federal, national, state, regional or local statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

          "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "Material Adverse Effect" means (i) any circumstance, development, change in, or effect on the Company, any Company Subsidiary or their businesses that, individually or in the aggregate with any other circumstances, developments, changes in, or effects on, the Company, any Company Subsidiary or their businesses is, or is reasonably expected to be, materially adverse to the business of the Company and the Company Subsidiaries, taken as a whole, or the financial condition, results of operations, assets or properties of the Company and the Company Subsidiaries, taken as a whole, and (ii) any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that any change or development resulting from (i) the Strategic Acquisition; (ii) general economic conditions in the countries in which the Company and the Significant Subsidiaries operate; (iii) changes generally affecting the industry in which the Company and the Significant Subsidiaries operate; or
     (iv) any change in laws and regulations (other than laws and regulations related to Taxes) applicable to the business of the Company and Significant Subsidiaries, shall not be deemed a Material Adverse Effect.

          "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

          "Nasdaq National Market" has the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

          "New Crown Shares" has the meaning given to such term in the Transaction Agreement.

          "Paying Agent" means the bank or the financial institution to be mutually agreed upon by the Company and the Purchaser to make payments of the consideration to the holders of the New Crown Shares under the Transaction Agreement.

          "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or is reasonably expected to commence: (a) liens for taxes, assessments and governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations or other obligations of a like nature incurred in the ordinary course of business; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes; (e) Encumbrances permitted under any of the Indentures; (f) purchase money security interests in supplier equipment;
     (g) precautionary liens filed by lessors with respect to leased equipment; and (h) any single or series of related Encumbrances which are not in excess of $2,500,000 and do not materially impair the value or use of the property subject thereto or the operation of the Company's business as currently conducted.

          "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

          "Posting Date" has the meaning given to such term in the Transaction Agreement.

          "Purchaser Directors" means Directors elected by the Purchaser as a holder of Preferred Stock in accordance with the Certificate of Designation or otherwise nominated in accordance with this Agreement.

          "Purchaser Law and Decrees" means (a) Act No. 83-675 of July 23, 1983 concerning the democratization of the public sector, (b) Act No. 90-568 of July 2, 1990 concerning the organization of the Post Office and Telecommunications public service as amended by Act No. 96-660 of July 26, 1996 concerning the national undertaking of France Telecom, S.A. and (c) Decree No. 96-1174 of December 27, 1996 approving the constitution of France Telecom, S.A., including miscellaneous provisions concerning the operation of France Telecom, S.A.

          "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Senior Preferred Stock" means (i) the Company's 13% Senior Redeemable Exchangeable Preferred Stock, par value $0.01 per share; and (ii) 5.25% Convertible Preferred Stock.

          "Series A Certificate of Designation" means the Certificate of Designation for the Series A Preferred Stock to be filed with the Secretary of State of the State of Delaware in accordance with the Purchase Agreement.

          "Series A Preferred Stock" means the 5% Cumulative Participating Convertible Preferred Stock, Series A of the Company to be issued pursuant to the Purchase Agreement.

          "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

          "Subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),
     (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, whether disputed or not, imposed by any Governmental Authority or other Tax authority or arising under any Tax law or agreement, including, without limitation, any joint venture or partnership agreement.

          "Tax Claim" means any claim arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement relating to Taxes.

          "Tax Return" means any return, declaration, report, claim for refund, form, or information or return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

          "U.K. Competition Law" means the Competition Act of 1998 of the United Kingdom and all competition or antitrust Laws applicable to the business of the Company or Company Subsidiaries, whether of the United Kingdom, European Union or any other jurisdiction.

          "U.K. Takeover Code" means The City Code on Takeovers and Mergers.

          "Unconditional Time" means the time when the transactions contemplated by the Transaction Agreement become unconditional in accordance with the terms thereof and all conditions of the parties to the Transaction Agreement contained therein are deemed waived.

          "Vendors" means any and all vendors who are unaffiliated with the Company who supply raw materials, components, spare parts, supplies, goods, merchandise or services to the Company or any Company Subsidiary.

          "Year 2000 Compliant" means that the Company Systems provide uninterrupted millennium functionality in that (i) the Company Systems will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality and accuracy as the Company Systems record, store, process and present calendar dates falling on or before December 31, 1999; (ii) the Company Systems operate accurately in all material respects, to the extent necessary in connection with the conduct of the business of the Company as currently conducted, with other software and hardware that use standard date format (four digits) for representation of the year; and (iii) the occurrence of the calendar year 2000 will not materially adversely affect the Company Systems.

     SECTION 1.02. Other Definitions. Terms defined in the Transaction Agreement and not otherwise defined in this Agreement have the meanings given to them in the Transaction Agreement. The meanings of the following terms can be found in the Sections of this Agreement indicated below:

TERM                                                          SECTION
----                                                          --------
Accelerated Closing                                           2.06
Accelerated Time of Delivery                                  2.06
Assignee                                                      5.05(c)
Audited Financial Statements                                  3.05(b)
Additional Issuer Information                                 5.02(b)
Bankruptcy Proceeding                                         3.07(b)
Blackout Period                                               5.01(d)
C&W                                                           Recitals

TERM                                                          SECTION
----                                                          --------
Closing                                                       2.03
Common Shares                                                 Recitals
Common Stock                                                  Recitals
Company                                                       Preamble
Company Balance Sheet                                         3.05(b)
Company Loss                                                  7.02(b)
Company Permits                                               3.09(b)
Confidentiality Agreement                                     5.02(f)
ConsumerCo                                                    Recitals
CWC                                                           Recitals
Designated Bank Account                                       2.03
Employee                                                      3.15(d)
Equity Securities                                             5.10
Exchange Act Reports                                          3.05(a)
Expected Date                                                 2.03
First Stockholder Meeting                                     2.06
Funds                                                         Recitals
HoldCo                                                        9.08
Improvements                                                  3.14(d)
Indemnified Party                                             7.02(c)
Indemnifying Party                                            7.02(c)
Intellectual Property                                         3.12(a)
Interim Financial Statements                                  3.05(b)
IRS                                                           3.15(b)
Lease                                                         3.14(c)
Leased Real Property                                          3.14(a)
Loss                                                          7.02(b)
Market Value                                                  5.12(e)
Material Contracts                                            3.11(a)
Morgan Stanley                                                3.17
New Securities                                                Recitals
NTL Communications                                            3.05
Owned Real Property                                           3.14(a)
Preferred Shares                                              Recitals
Preferred Stock                                               Recitals
Pro Forma Capitalization Table                                3.02(a)
Pro Forma Financial Statements                                3.05(b)
Pro Forma Rating                                              5.12(f)
Proxy Statement                                               5.04(a)
Purchase Agreement                                            Recitals
Purchase Price                                                2.02
Purchaser                                                     Preamble
Purchaser Loss                                                7.02(a)
Qualified Holding Condition                                   5.02(d)
Real Property                                                 3.14(a)
Relevant Time                                                 6.01
Registration Rights Agreement                                 4.05
Representatives                                               5.02(a)

TERM                                                          SECTION
----                                                          --------
Rights Agreement                                              5.04(d)
Salomon Brothers                                              4.06
Second Stockholders Meeting                                   2.06
Securities                                                    Recitals
Securities Act                                                3.05(a)
Strategic Acquisition                                         Recitals
Third Party Claims                                            7.02(c)
Third-Party Offer                                             5.09(b)
Time of Delivery                                              2.03
Transaction Agreement                                         Recitals

                                   ARTICLE II

                               SALE AND PURCHASE

     SECTION 2.01. Sale of the New Securities. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall duly issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the New Securities.

     SECTION 2.02. Purchase Price. The purchase price to be paid by the Purchaser to the Company for the Common Shares shall be $2,500,000,000 and the purchase price to be paid by the Purchaser for the Preferred Shares shall be $2,000,000,000 (the aggregate purchase price payable hereunder for the Common Shares and the Preferred Shares shall be the "Purchase Price"). The parties will consult with each other regarding the advisability of providing that the Purchase Price will be payable in Sterling and the equal sharing of any currency exchange risk in connection therewith using mutually agreed upon hedging strategy. The parties will use their reasonable best efforts to reach a conclusion on the matter by August 15, 1999.

     SECTION 2.03. Closing. The New Securities to be purchased by the Purchaser will be represented by one or more stock certificates evidencing the Common Shares and one or more certificates evidencing the Preferred Shares. The Company will deliver the certificates evidencing the Preferred Shares and the Common Shares to the Purchaser against payment of the Purchase Price as hereinafter provided. The delivery of and payment for the New Securities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Travers Smith Braithwaite at 10:00 a.m. (London time) on the Completion Date.

     The time and date upon which the Closing occurs is referred to herein as the "Time of Delivery". The Company shall notify the Purchaser, at least 10 Business Days prior to the date on which the New Crown Call Option (as defined in the Transaction Agreement) is expected to be exercised, of (i) the date on which such option is expected to be exercised (such date or such later date as the Company may indicate by a written notice to the Purchaser after the initial notice was given, being the "Expected Date"); and (ii) the bank account (including the sort code and address) established with the Paying Agent (the "Designated Bank Account") into which the Purchaser shall transfer the Purchase Price. The Purchaser shall transfer to the Designated Bank Account the Purchase Price in US Dollars by wire transfer in immediately available funds on the Business Day immediately preceding the Expected Date.

     The Purchaser shall instruct the Paying Agent to hold the Purchase Price (and any interest accrued thereon) for the account and for the benefit of the Purchaser on interest-bearing overnight deposit until the date on which the CWC Holdings Put Option or the CWC Holdings Call Option is exercised (the "Option Exercise Date"), at which time the Purchaser shall instruct the Paying Agent to apply such amount of the Purchase Price as the Company shall specify in writing to the Paying Agent in satisfaction of the consideration payable at Completion by the Company to the shareholders in CWC Holdings pursuant to the Transaction Agreement or the CWC Holdings Tag-Along Rights in respect of their shares in CWC Holdings but otherwise to continue to hold the Purchase Price for the account and for the benefit of the Purchaser. If Completion shall not have taken place within three Business Days after the Option Exercise Date, the Purchaser shall be entitled to withdraw its instruction to the Paying Agent; provided however, that if Completion did not occur because of the failure of any Closing Condition, the Purchaser will upon three Business Days' notice be required to redeposit the Purchase Price with the Paying Agent for disbursement as provided above.

     SECTION 2.04. Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

          (a) newly issued certificates for each of the Common Shares and the Preferred Shares, issued to and registered in the name of the Purchaser and evidencing the Common Shares and Preferred Shares being purchased hereunder;

          (b) a receipt for the Purchase Price;

          (c) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board evidencing (i) its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and the issuance of the Securities, (ii) the amendment of the Rights Agreement as required by this Agreement, and (iii) the amendment of the By-laws as required by this Agreement;

          (d) a legal opinion, addressed to the Purchaser and dated the Time of Delivery from Skadden, Arps, Slate, Meagher & Flom LLP, substantially in the form of Exhibit C;

          (e) a copy of (i) the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, as of a date not earlier than five Business Days prior to the Time of Delivery and accompanied by a certificate of the Secretary or Assistant Secretary or other authorized officer of the Company, dated as of the Time of Delivery, stating that no amendments, other than the filing of the Certificate of Designation, have been made to such Certificate of Incorporation since such date, and (ii) the By-laws, certified by the Secretary or Assistant Secretary of the Company;

          (f) a good standing certificate for the Company from the Secretary of State of the State of Delaware dated as of a date not earlier than five Business Days prior to the Time of Delivery; and

          (g) on Completion (or at such later time when the consideration payable to the holders of the New Crown Shares (or, if earlier, C&W) under the Transaction Agreement is to be paid), joint instructions to the Receiving Agent referred to in Section 2.03.

     SECTION 2.05. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Company the items specified below:

          (a) a receipt acknowledging delivery by the Company of the stock certificates specified in Section 2.04(a); and

          (b) on Completion (or at such later time when the consideration payable to the holders of the New Crown Shares (or, if earlier, C&W) under the Transaction Agreement is to be paid), joint instructions to the Receiving Agent referred to in Section 2.03.

     SECTION 2.06. Acceleration of Closing. (a) Notwithstanding any other provision of this Agreement, the Purchaser shall have the right to accelerate the issuance, sale and purchase of the New Securities by giving written notice (an "Acceleration Notice") to the Company of its election to exercise such right.

     (b) An Acceleration Notice shall specify the date on which the closing (the "Accelerated Closing") of the purchase and sale of the New Securities is to occur (the "Accelerated Time of Delivery"), which date shall be at least five Business Days after the date of such notice.

     (c) At least three Business Days before the Accelerated Time of Delivery, the Company shall give written notice to the Purchaser of the bank account (including the sort code and address) into which the Purchaser shall transfer the Purchase Price at the Accelerated Closing.

     (d) The Accelerated Closing shall occur at 10:00 a.m., London time, at the offices of Travers Smith Braithwaite at the Accelerated Time of Delivery (or such later time as the parties agree in writing). At the Accelerated Closing, the Company shall deliver certificates, evidencing the Common Stock and the Preferred Stock comprising the New Securities, registered in the name of the Purchaser against payment of the Purchase Price.

     (e) The Purchaser's obligation to purchase the New Securities at the Accelerated Time of Delivery shall be subject to the following conditions being satisfied (or waived by the Purchaser):

          (i) the conditions in Sections 6.01(a), (b), (c), (d), (e) and (g) shall have been satisfied as if the Accelerated Time of Delivery was the Posting Date; and

          (ii) receipt by the Purchaser of the certificates and opinions set forth in Sections 2.04(c), (d), (e) and (f) as if the references in those sections to the Time of Delivery were to the Accelerated Time of Delivery.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As an inducement to the Purchaser to enter into this Agreement, the Company hereby represents and warrants to the Purchaser as follows:

     SECTION 3.01. Organization, Authority and Qualification of the Company and the Significant Subsidiaries; Significant Subsidiaries. (a) The Company and each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing (in jurisdictions recognizing the concept) under the laws of the jurisdiction of its incorporation, and the Company has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Company and each Significant Subsidiary is duly qualified to do business (and is in good standing in each jurisdiction that recognizes the concept) in which (x) it owns or leases properties or conducts any business or (y) such qualification is necessary, except where the failure to be so qualified or in good standing (with respect to jurisdictions recognizing the concept) in any such jurisdiction does not or would not subject the Company or the Significant Subsidiary, as the case may be, to any material liability or disability. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company (other than, with respect to the approval of this Agreement and the transactions contemplated hereby, by the requisite action of the holders of voting securities of the Company in accordance with Delaware General Corporation Law and the Certificate of Incorporation and By-laws, which approval shall be obtained prior to the Posting Date). This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to
(i) any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
(B) rights to indemnification and contribution may be limited by public policy. Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of their respective articles of incorporation, by-laws or equivalent organizational documents in any material respect.

     (b) Section 3.01(b) of the Disclosure Schedule sets forth a complete and accurate list of each Company Subsidiary, together with its jurisdiction of incorporation or organization. Except as disclosed in

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Section 3.01(b) of the Disclosure Schedule, each such Company Subsidiary is directly or indirectly wholly owned by the Company.

     SECTION 3.02. Capital Stock of the Company; Ownership of the New Securities. (a) As of the date hereof, the authorized capital stock of the Company consists of (x) 400,000,000 shares of Common Stock, of which (i) 81,470,850 shares are outstanding, (ii) 2,702,703 shares of Common Stock are reserved for issuance pursuant to the Purchase Agreement and 6,000,000 shares of Common Stock are reserved as of the date of closing of the Purchase Agreement for issuance on conversion of the Series A Preferred Stock, (iii) 27,027,027 shares are reserved as the Common Shares for issuance at Closing and 16,000,000 shares are reserved as of the date of Closing for issuance as the Conversion Shares, (iv) 54,400,000 shares are reserved for issuance pursuant to the Transaction Agreement, (v) 7,318,768 shares are reserved for issuance upon conversion of the Senior Preferred Stock, (vi) 9,795,918 shares are reserved for issuance upon conversion of the Convertible Debentures, and (vii) 21,093,980 shares are reserved for issuance upon the exercise of stock options and warrants in the amounts and at the exercise prices disclosed in Section 3.02(a)(vii) of the Disclosure Schedule, except for options to be issued pursuant to the Transaction Agreement; and (y) 10,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 750,000 shares will be designated the Series A Preferred Stock and 2,000,000 will be designated as Preferred Stock and will be sold to the Purchaser pursuant to this Agreement and (ii) an aggregate of 822,063 shares have been designated as various series or classes of Senior Preferred Stock, of which an aggregate of 822,063 shares are issued and outstanding. All of the outstanding shares of the Company's capital stock are duly and validly issued, fully paid and nonassessable. None of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive rights. As of the date hereof, except as described above or as disclosed in Section 3.02(a) of the Disclosure Schedule, there are no options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other equity interest in, the Company. Except as disclosed in Section 3.02(a) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person other than a Company Subsidiary. The New Securities and the Conversion Shares have been duly and validly authorized by the Company and, upon consummation of the Closing or the Accelerated Closing, as the case may be, as contemplated hereby, the New Securities purchased by the Purchaser will be duly and validly issued, fully paid and nonassessable, and the issuance of the New Securities is not subject to preemptive or other similar rights. The Conversion Shares, if and when issued, will be duly and validly issued, fully paid and nonassessable. Exhibit A hereto contains a true and complete copy of the pro forma capitalization table as of the date hereof (the "Pro Forma Capitalization Table") of the Company and the Company Subsidiaries, giving effect to consummation of the transactions contemplated by the Transaction Agreement, this Agreement and the Purchase Agreement. The Pro Forma Capitalization Table has been prepared by senior management of the Company based on the reasonable assumptions and best currently available information, estimates and judgment of the Company's senior management.

     (b) Except as disclosed in Section 3.02(b) of the Disclosure Schedule, all of the outstanding shares of capital stock of each Significant Subsidiary that is a corporation are duly and validly issued, fully paid and nonassessable. Except for directors' qualifying shares, all of the outstanding shares of capital stock of, or other ownership interest in, each Significant Subsidiary are owned, directly or indirectly, by the Company free and clear of any Encumbrances. No Significant Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Significant Subsidiary to issue, transfer or sell any securities of any Significant Subsidiary.

     SECTION 3.03. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.04, and except as may arise from facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the

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Company or any Significant Subsidiary, (b) conflict with or violate any Law or
Governmental Order applicable to the Company, any Significant Subsidiary or any of their respective assets, properties or businesses, except for such conflicts or violations that, individually or in the aggregate, would not result in a Material Adverse Effect, or (c) except as disclosed in Section 3.03(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company or any Significant Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement to which the Company or any Significant Subsidiary is a party or by which any of its assets or properties is bound or affected, except for such conflicts, breaches or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

     SECTION 3.04. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (i) for the applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws,
(ii) the notification requirements of the HSR Act, (iii) the listing of the Common Shares and the Conversion Shares on the Nasdaq National Market, (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (v) such actions and measures that are required to satisfy the conditions set forth in Section 6.01(c).

     SECTION 3.05. SEC Filings; Financial Statements. (a) The Annual Report on Form 10-K of NTL Communications Corp., formerly known as NTL Incorporated or International CableTel Incorporated ("NTL Communications"), for the fiscal year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 have been made available to the Purchaser in connection with the offering of the New Securities. All documents of NTL Communications filed with the SEC prior to the formation of the Company and documents of the Company filed with the SEC pursuant to the Exchange Act are referred to herein as the "Exchange Act Reports". The Exchange Act Reports, when they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. The Exchange Act Reports did not, as of their respective dates, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed all reports and registration statements and made all filings required to be made with the SEC under the Exchange Act, the Securities Act, or the applicable rules and regulations of the SEC thereunder.

     (b) The audited consolidated balance sheets of NTL Communications and its subsidiaries for the fiscal years ended as of December 31, 1996, December 31, 1997, and December 31, 1998, and the related audited consolidated statements of income, retained earnings, stockholders' equity and cash flow of NTL Communications and its subsidiaries together with all related notes and schedules thereto (the "Audited Financial Statements"), the unaudited consolidated balance sheet of NTL Communications and its subsidiaries as of March 31, 1999, and the related unaudited consolidated statements of income, retained earnings, stockholders' equity and cash flow of NTL Communications and its subsidiaries together with all related notes and schedules thereto (the "Interim Financial Statements"), all of which Audited Financial Statements and Interim Financial Statements are contained in the respective Exchange Act Reports, (i) were prepared in accordance with the books of account and other financial records of NTL Communications and its subsidiaries, (ii) present fairly the consolidated financial condition and results of operations of NTL Communications and its subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of NTL Communications and (iv) in case of the Interim Financial Statements, include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition and the results of the operations of NTL Communications as of the dates

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thereof or for the periods covered thereby. The balance sheet of NTL
Communications contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 is hereinafter referred to as the "Company Balance Sheet". The unaudited pro forma condensed consolidated statement of operations of NTL Communications together with all related notes and schedules thereto (the "Pro Forma Financial Statements") included in the Company's and NTL Communications Corp.'s registration statement on Form S-3, S-2 (File No. 333-81397, 81395) present fairly the information shown therein, have been prepared in accordance with the SEC rules, regulations and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used and adjustments made in the preparation thereof are reasonable, and the adjustments made in preparation thereof give effect to the transactions and circumstances referred to therein.

     (c) The Company has heretofore furnished to the Purchaser a complete and correct copy of any material amendment or modification, that has not yet been filed with the SEC, to agreements, documents or other instruments that previously had been filed by the Company with the SEC (except as may be required with respect to the transactions contemplated hereby), pursuant to the Securities Act or the Exchange Act.

     SECTION 3.06. No Undisclosed Liabilities.  Except as set forth in Section
3.06 of the Disclosure Schedule and except as set forth in the financial statements of the Company included in the Exchange Act Reports filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business (including liabilities and obligations incurred in the ordinary course of business by businesses or companies acquired by the Company since the date of the Company Balance Sheet and prior to the date hereof) since the date of the most recent consolidated balance sheet included in the Exchange Act Reports filed and publicly available prior to the date of this Agreement, neither the Company nor any of the Company Subsidiaries has any Liabilities required by GAAP to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto; provided, however, that there are no undisclosed liabilities which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, whether or not arising in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Exchange Act Reports filed and publicly available prior to the date of this Agreement. Section 1.01 of the Disclosure Schedule contains a true and complete list of all Indentures to which the Company or any Company Subsidiary is a party and which have not been filed with any Exchange Act Report or registration statements filed with the SEC under the Securities Act.

     SECTION 3.07. Absence of Certain Changes or Events. (a) Except as disclosed in Section 3.07 of the Disclosure Schedule, since the date of the Company Balance Sheet, except as contemplated by this Agreement, the Purchase Agreement or the Transaction Agreement, or disclosed in any Exchange Act Report filed after the date of the Company Balance Sheet and prior to the date hereof, the Company has conducted its business only in the ordinary course and in a manner consistent with past practices and there has not been any

          (i) Material Adverse Effect;

          (ii) material change by the Company in its accounting methods, principles or policies, except as may be required by GAAP;

          (iii) material change in the capital stock of the Company or any Company Subsidiary;

          (iv) material revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing-off of notes or accounts receivable), other than in the ordinary course of business consistent with past practices;

          (v) declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any optional redemption, purchase or other acquisition of any of its securities;

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          (vi) increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit-sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers or key employees of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practices;

          (vii) amendment of any term of any outstanding security of the Company or any Company Subsidiary that would materially increase the obligations of the Company or such Company Subsidiary under such security;

          (viii) damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any Company Subsidiary, except for such damage, destruction or loss that, individually or in the aggregate, has not resulted, or would not reasonably be expected to result, in a Material Adverse Effect;

          (ix) incurrence, assumption or guarantee by the Company or any Company Subsidiary of any Indebtedness other than in the ordinary course of business and consistent with past practices;

          (x) making of any loan, advance or capital contribution to or investment in any Person by the Company or any Company Subsidiary other than (A) loans, advances or capital contributions to or investments in any wholly owned Company Subsidiary, (B) loans or advances to the Company by any Company Subsidiary or (C) loans or advances to employees of the Company or any Company Subsidiary made in the ordinary course of business consistent with past practices;

          (xi) (A) transactions, commitments, contracts or agreements entered into by the Company or any Company Subsidiary relating to any material disposition of any assets or business or (B) modification, amendment, assignment, termination or relinquishment by the Company or any Company Subsidiary of any contract, license or other right that would be reasonably likely to have a Material Adverse Effect, other than, in either case, transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (xii) amendment, alteration or repeal (by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation or the By-laws, that would adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Purchaser as the holder of the Preferred Stock at the Time of Delivery or the rights of the Purchaser under this Agreement, other than the amendments to the Certificate of Incorporation by filing of one or more certificates of designation in connection with the issuance of Senior Preferred Stock as a payment of dividends to holders thereof in accordance with the terms thereof;

          (xiii) creation of any new class of capital stock that would have a preference with respect to dividends and/or liquidation over or on parity with the Preferred Stock;

          (xiv) reclassification of any of the Company's capital stock into shares that would have a preference over or on parity with the Preferred Stock;

          (xv) sale of (or an agreement to sell) Core Business Assets of the Company or the Company Subsidiaries, or any merger, consolidation or combination of the Company or any Company Subsidiary with another entity;

          (xvi) increase in the authorized number of shares of Common Stock or shares of preferred stock of the Company;

          (xvii) increase in the authorized number of shares of or issuance of any additional Senior Preferred Stock other than the issuance of Senior Preferred Stock as a dividend to holders thereof in accordance with the terms thereof;

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          (xviii) initiation of a voluntary liquidation, dissolution or winding up of the Company or of any Significant Subsidiary;

          (xix) commencement of any tender or exchange offer involving the Company's equity securities or any security convertible into, exchangeable for, or otherwise giving the holder thereof the right to obtain, equity securities of the Company;

          (xx) any material acquisitions, other than the Strategic Acquisition, or an agreement to consummate any material acquisition, other than the Transaction Agreement; or

          (xxi) any material amendments to any Material Contracts.

     (b) Neither the Company nor any Company Subsidiary has made a general assignment for the benefit of creditors, and no proceeding (a "Bankruptcy Proceeding") has been instituted by or against the Company or any Company Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization.

     SECTION 3.08. Litigation. There are no Actions by or against the Company or any Company Subsidiary or affecting any of the assets of the Company or any of the Significant Subsidiaries, pending before any Governmental Authority or, to the knowledge of the Company, threatened or contemplated to be brought by or before any Governmental Authority which has, has had or is reasonably expected to have a Material Adverse Effect. None of the Company, the Company Subsidiaries or any of the assets of the Company or the Company Subsidiaries is subject to any Governmental Order (or, to the knowledge of the Company, are there any such Governmental Orders threatened or contemplated to be imposed by any Governmental Authority) which has, has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 3.09. Compliance with Laws. (a) Except as disclosed in Section 3.09(a) of the Disclosure Schedule or as disclosed in any Exchange Act Report, neither the Company nor any Company Subsidiary is in default or violation of any Law (including, without limitation, the U.K. Competition Law) or Governmental Order, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Except as disclosed in Section 3.09(b) of the Disclosure Schedule, (i) the Company and each Company Subsidiary are in possession of all material franchises, grants, authorizations, licenses, permits, memoranda of understanding, agreements, easements, variances, exceptions, consents, certificates, approvals and orders of or with any Governmental Authority (the "Company Permits") necessary or required for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted and the Company Permits are in full force and effect, are not subject to any unusual or onerous conditions and have been complied with in all material respects, (ii) no suspension or cancellation or revocation of any of the Company Permits is pending or, to the knowledge of the Company, threatened nor has any of the Company Permits expired and, with respect to any such Company Permit which will expire prior to the Time of Delivery, the Company is not aware of any circumstance which would reasonably be expected to cause such Company Permit not to be renewed or extended upon expiration, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) neither the Company nor any Company Subsidiary is in default under any Company Permit, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 3.10. Environmental Matters. Except as disclosed in Section 3.10 of the Disclosure Schedule or as disclosed in any Exchange Act Report and as would not reasonably be expected to have a Material Adverse Effect:

          (a) the Company and the Company Subsidiaries (i) are in compliance with all applicable Environmental Laws, (ii) hold all necessary Environmental Permits and (iii) are in compliance with their respective Environmental Permits;

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          (b) neither the Company nor any Company Subsidiary has received any written request for information, or been notified in writing that it is a potentially responsible party, under CERCLA, or any similar Law of any country, state, province, municipality, locality or any other jurisdiction;

          (c) neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Company, no investigation, litigation or other proceeding is pending or threatened with respect thereto, and, to the knowledge of Company, no condition exists on any property currently or formerly owned or operated by the Company that is reasonably likely to lead to such investigation, litigation or proceeding;

          (d) none of the real property currently or formerly owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States, United Kingdom or any other jurisdiction requiring investigation or cleanup; and

          (e) the Purchaser has been provided access to all material reports in the Company's possession or control assessing the environmental condition of the Company's and the Company Subsidiaries current and former properties.

     SECTION 3.11. Material Contracts. (a) Section 3.11(a) of the Disclosure Schedule sets forth a complete list of all contracts, agreements, licenses, notes, bonds, mortgages, guarantees, security agreements and commitments, including all amendments and modifications thereto, to which the Company or any Company Subsidiary is a party that are material to the Company and the Company Subsidiaries, taken as a whole, and that have not been filed with any Exchange Act Report or a registration statement under the Securities Act (together, "Material Contracts").

     (b) Except as disclosed in Section 3.11(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the Company or the Company Subsidiary that is a party thereto, as the case may be, and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents disclosed in Section 3.04 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence.

     (c) Except as disclosed in Section 3.11(c) of the Disclosure Schedule, (i) neither the Company nor any Company Subsidiary is in material breach of, or default under, any Material Contract, and (ii) to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or default thereunder.

     SECTION 3.12. Intellectual Property; Company Systems. (a) Section 3.12(a) of the Disclosure Schedule sets forth a true and complete list (including, to the extent applicable, registration, application or file numbers) of each material trademark, trade name, patent, service mark, brand mark, brand name, industrial design, and copyright owned by the Company or the Company Subsidiaries as well as a true and complete list of all registrations thereof and pending applications therefor, including any additions thereto or extensions, continuations, renewals or divisions thereof (setting forth the registration, issue or serial number and a description of the same) (collectively, the "Intellectual Property"). All of the Intellectual Property is owned or used pursuant to a valid license by the Company or the Company Subsidiaries free and clear of any and all Encumbrances, and the Company or one of the Company Subsidiaries has good, marketable and exclusive title to or license for, and the valid right to use all of the Intellectual Property. Except as disclosed in Section 3.12(a) of the Disclosure Schedule, to the knowledge of the Company, neither the Company nor any of the Significant Subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any claim, lawsuit, demand, proceeding or investigation involving any such matters or the Intellectual Property or otherwise knows that any of the Intellectual Property is invalid or conflicts with the rights of any third party that would individually or in the aggregate, have a Material Adverse Effect.

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     (b) Each of the Company and each Significant Subsidiary owns or has a right to use all Intellectual Property used in the operation of its business as presently conducted.

     (c) Except as disclosed in Section 3.12(c) of the Disclosure Schedule, each of the Company and each Significant Subsidiary owns free and clear of all Encumbrances or has a valid license to use all Company Systems.

     (d) Except as disclosed in Section 3.12(d) of the Disclosure Schedule, the Company Systems have been maintained in accordance with good business practice, are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

     SECTION 3.13. Year 2000 Compliance. The Company (i) has undertaken an assessment of all Company Systems that could be adversely affected by a failure to be Year 2000 Compliant, (ii) has developed a plan and timeline for rendering such Company Systems Year 2000 Compliant and (iii) expects to comply with the plan and timeline for rendering the Company Systems Year 2000 Compliant. The Company has made available for review to the Purchaser copies of all material documents related to such assessment and plan implementation efforts and all plans, time lines and cost estimates for rendering the Company Systems Year 2000 Compliant. All Company Systems presently are Year 2000 Compliant or are expected to be Year 2000 Compliant.

     SECTION 3.14. Title to Properties; Absence of Encumbrances. (a) Section 3.14(a) of the Disclosure Schedule lists the real property interests owned by the Company and the Company Subsidiaries in the United Kingdom (together with all other material real property interests of the Company and the Company Subsidiaries in other countries, being "Owned Real Property") and lists all leases relating to real property in the United Kingdom to which the Company or any Company Subsidiary is a party as a lessee (together with all other material leases and licenses relating to real property in other countries to which the Company or any Company Subsidiaries, being "Leased Real Property," and together with the Owned Real Property, the "Real Property"). All leases for Leased Real Property are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would reasonably be expected to have a Material Adverse Effect.

     (b) Except as disclosed in Section 3.14(b) of the Disclosure Schedule, each of the Company and the Company Subsidiaries has good and marketable fee title to, or, in the case of leased properties and assets, has good and valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in, or which are necessary to conduct, the respective business of the Company and each Company Subsidiary as currently conducted, free and clear of any Encumbrances, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) Section 3.14(c) of the Disclosure Schedule sets forth all material leases, subleases and other agreements (each, a "Lease" and collectively, the "Leases") granting to any Person or entity other than the Company or any Company Subsidiary any right to the possession, use, occupancy or enjoyment of the Real Property or any portion thereof. Each such Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the tenant thereunder are current, no notice of default or termination under any Lease is outstanding, no termination event or condition or uncured default on the part of the Company or any Company Subsidiary or, to the knowledge of the Company, the tenant, exists under any Lease, and no event has occurred and no condition exists that, with the giving of notice or the lapse of time, or both, would constitute such a default or termination event or condition, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (d) To the knowledge of the Company, all components of all buildings, structures, fixtures, facilities and other improvements in, on or within the Real Property (the "Improvements") are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (e) The Company and each Company Subsidiary has not received notice of and, to the knowledge of the Company, there is no pending, threatened or contemplated condemnation proceeding, action or

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Governmental Order affecting the Real Property or any part thereof, nor any sale or other disposition of the Real Property or any part thereof in lieu of condemnation. Since December 31, 1998, no portion of the Real Property has suffered any material damage by fire, flood or other casualty that has not heretofore been completely repaired and restored, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 3.15. Employee Benefit Matters; Labor Matters. (a) Each Benefit Plan has been operated in material compliance with its terms and the requirements of all applicable Laws, including, without limitation, ERISA and the Code. Each of the Company and the Company Subsidiaries has performed all obligations required to be performed by it under, and is not in any respect in default under or in violation of, any Benefit Plan, except where such failure to perform obligations, default or violation would not have a Material Adverse Effect. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course).

     (b) Except as disclosed in Section 3.15(b) of the Disclosure Schedule, each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (or a similar provision under the applicable Law in a foreign jurisdiction) has received a favorable determination letter from the Internal Revenue Service (the "IRS") or other applicable Governmental Authority and each trust established in connection with any Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS, Inland Revenue Service or other applicable Governmental Authority that it is so exempt and, to the knowledge of the Company, nothing has occurred since the date of such letter that has or is reasonably likely to adversely affect such qualification or exemption.

     (c) Neither the Company, any Company Subsidiary nor any ERISA Affiliate has, within the last six years, sponsored or made contributions to or had any obligations, whether absolute or contingent, direct or indirect, under any Benefit Plan subject to Title IV of ERISA, and the Company has not incurred, nor could it reasonably be expected to incur, any Liability under, arising out of or by operation of Title IV of ERISA, including, without limitation, any Liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any (A) "Multiemployer Plan" (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or (B) single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA.

     (d) Except as provided in Section 3.15(d) of the Disclosure Schedule, the execution of, and consummation of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events, other than the Strategic Acquisition) (i) constitute an event under any Benefit Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current, former or retired employee, officer, consultant, independent contractor, agent or director of the Company or a Company Subsidiary (an "Employee"); or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Purchaser to amend or terminate any Benefit Plan. No payment or benefit which will or may be made by the Company, the Purchaser or any of their respective Affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

     (e) Except as disclosed in Section 3.15(e) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any obligation to provide, or has any direct or indirect liability, whether contingent or otherwise, with respect to the post-termination provision of health or death benefits to any employee or former employee, except as may be required pursuant to Section 4980B of the Code (or a similar provision under the applicable Law in a foreign jurisdiction) and the costs of which are fully paid by such former employees.

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     (f) Except as disclosed in Section 3.15(f) of the Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. Except as disclosed in Section 3.15(f) of the Disclosure Schedule, to the knowledge of the Company, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage would not result in a Material Adverse Effect. To the knowledge of the Company, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has violated any Law regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor-related matters or committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the United States National Labor Relations Board or a similar Governmental Authority in a foreign jurisdiction or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.16. Insurance. All material policies or binders of fire, liability, workmen's compensation, vehicular or life insurance held by the Company or the Significant Subsidiaries or other types of policies customary for the industry in which the businesses of the Company and the Significant Subsidiaries are operated are in full force and effect. Neither the Company nor any Company Subsidiary is in default with respect to any provision contained in any such policy or binder and neither has failed to give any notice or present any claim under such policy or binder in due and timely fashion, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no material outstanding unpaid claims under any such policy or binder. Neither the Company nor any Significant Subsidiary has received a notice of cancellation or non-renewal of any such policy or binder. The Company has not received notice of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.17. Brokers. Except for Morgan Stanley & Co. International Limited ("Morgan Stanley"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company is solely responsible for the fees and expenses of Morgan Stanley.

     SECTION 3.18. Taxes. (a) (i) Except as disclosed in Section 3.18 of the Disclosure Schedule, the Company and each Company Subsidiary has filed or caused to be filed, or has properly filed extensions for, all material Tax Returns that are required to be filed and has paid or caused to be paid all Taxes as shown on such returns and on all material assessments received by it to the extent that such Taxes have become due, except any Tax the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with GAAP, have been set aside; (ii) such Tax Returns are true and correct in all material respects; (iii) the Company has paid or caused to be paid, or has established reserves in accordance with GAAP for all material Tax liabilities applicable to the Company for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes); and (iv) no additional Tax assessment against the Company or any Company Subsidiary has been heretofore proposed by any Governmental Authority or Tax authority for which provision deemed adequate by the Company in its reasonable judgment has not been made on its balance sheet.

     (b) Except as disclosed in Schedule 3.18, with respect to all material Tax Returns of the Company and the Company Subsidiaries, (i) no audit is in progress and no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the

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extension of time for the assessment or payment of any Tax and (ii) there is no unassessed deficiency proposed or threatened against the Company or any of the Company Subsidiaries.

     (c) The Company knows of no change in the rates or basis of assessment of any Tax (other than federal income tax) of the Company and the Company Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

     (d) The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to the Company to enter into this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

     SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a company duly organized, validly existing and in good standing under the laws of the Republic of France. The Purchaser has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     SECTION 4.02. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03 and except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement by the Purchaser does not (a) violate, conflict with or result in the breach of any provision of Purchaser Law and Decrees, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent or waiver under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected, except in the case of clauses (b) and (c) above, as would not have a material adverse effect on the Purchaser.

     SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Purchaser does not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (i) for the applicable requirements, if any, of the Exchange Act, (ii) the notification requirements of the HSR Act and (iii) for such other consents, waivers, approvals, authorizations, orders, actions, filings or notifications, which if not obtained or made would not be reasonably likely to affect performance by the Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby.

     SECTION 4.04. Investment Purpose. The Purchaser is acquiring the New Securities for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

     SECTION 4.05. Status of New Securities; Limitations on Transfer and Other Restrictions. The Purchaser hereby acknowledges and agrees with the Company that the New Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to registration or to an

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exemption from the registration requirements of the Securities Act and that the certificates evidencing the New Securities will bear a legend to that effect. The Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the New Securities or the Conversion Shares, other than (i) pursuant to a Registration Rights Agreement between the parties substantially on the terms set forth in Exhibit B (the "Registration Rights Agreement"), (ii) pursuant to Rule 144 under the Securities Act, (iii) pursuant to any transaction that does not require registration under the Securities Act, (iv) any such arrangements with an Affiliate of the Purchaser or (v) with the prior written consent of the Company.

     SECTION 4.06. Fees and Expenses. Except for Salomon Brothers International Limited ("Salomon Brothers"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for the fees and expenses of Salomon Brothers.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. Conduct of Business by the Company Pending the Closing. The Company agrees that it shall not, directly or indirectly, between the date of this Agreement and the Time of Delivery, except as specifically contemplated by any other provision of this Agreement or the Transaction Agreement, unless the Purchaser shall otherwise consent in writing:

          (a) take any action which would (i) be reasonably likely to result in the circumstances described in clauses (i) through (xxi) of Section 3.07(a) having a Material Adverse Effect (except that for purposes of this Section 5.01(a), the circumstances that are qualified by "materiality", "material" or "Material Adverse Effect", shall be deemed not to be so qualified) or
     (ii) materially affect the rights of the Purchaser under the Certificate of Designation, assuming for purposes of this clause (ii) that the Closing had occurred, it being understood that the actions permitted by, and in accordance with, Section 5.01(d) shall not be deemed to materially affect such rights of the Purchaser;

          (b) take any action to cause the Company's representations and warranties set forth in Article III (except those set forth in Section 3.07, which shall be subject to the provisions of Section 5.01(a) hereof) to be untrue in any material respect;

          (c) agree to take any of the actions described in Sections 5.01(a) and
     (b) above; or

          (d) from the date hereof and prior to the Time of Delivery (the "Blackout Period"), issue or sell any equity securities or securities exercisable or convertible into equity securities of the Company or any Company Subsidiary, other than (i) issuances of common stock upon the exercise of stock options or warrants outstanding as of the date hereof, issuances of stock options pursuant to stock option plans and employee benefit schemes existing as of the date hereof (as such plans or schemes may be amended or replaced, provided that such amended or replaced plans and schemes shall have terms similar to and consistent with the terms of existing plans and schemes) and issuances of common stock upon exercise of such stock options; (ii) issuances of equity securities or any securities convertible into or exchangeable or exercisable for equity securities as consideration for future acquisitions; provided, however, that, in the event of any such issuance described in this clause (ii), the Company shall notify the Purchaser in writing of such issuance and shall offer to the Purchaser the right to purchase (at the price equal to the value at which such equity securities shall be included in the consideration paid by the Company in such acquisition) such number of the equity securities being issued as would be necessary for the Purchaser to maintain the level of ownership of the Diluted Shares that the Purchaser shall have immediately prior to consummation of such acquisition (it being understood that the Purchaser's preemptive rights under this proviso will be exercised in a manner and based on a timetable that will not restrict or adversely affect the Company's ability to issue securities in such acquisition in a flexible and cost effective manner); (iii) issuances of common

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     stock on conversion of the convertible notes outstanding as of the date hereof and issuances of common stock or preferred stock on conversion or redemption or in payment of dividends on shares of preferred stock outstanding as of the date hereof or of Series A Preferred Stock or issued as dividends on such preferred stock subsequent to the date hereof, and
     (iv) with the consent of the Purchaser, which consent shall not be unreasonably withheld, issuances of equity securities as consent payments to holders of debt securities outstanding as of the date hereof issued under any of the Indentures of the Company or the Company Subsidiaries; it being understood that notwithstanding anything to the contrary contained in this Section 5.01(d), during the Blackout Period, the Company shall have the right to issue up to an aggregate amount of $400,000,000 of equity securities of the Company with the consent of the Purchaser, which consent shall not be unreasonably withheld, it being further understood that the provisions of this Section 5.01(d) shall supercede the provisions of
     Section 5(g) of the Purchase Agreement.

     SECTION 5.02. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any Company Subsidiary is a party or pursuant to any applicable Law, from the date of this Agreement to the Time of Delivery, the Company shall, and shall cause the Company Subsidiaries to: (i) provide to the Purchaser (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and Company Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as the Purchaser or its Representatives may reasonably request.

     (b) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and prior to two years from the Time of Delivery, the Company shall, for the benefit of the holders from time to time of the New Securities, furnish at its expense, upon request, to holders of the New Securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

     (c) The Company agrees to make available to the holders of the New Securities as soon as practicable after the end of each fiscal year, and in any event within 90 days, an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and the Company Subsidiaries on a consolidated basis certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Time of Delivery), and in any event within 45 days, consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail in accordance with past practice.

     (d) So long as after the Time of Delivery or the Accelerated Time of Delivery, as the case may be, the Purchaser or any Affiliate of the Purchaser is a holder of at least 15% of Diluted Shares (the "Qualified Holding Condition"), the Company shall make available to the Purchaser copies of all reports or other communications (financial or other) furnished to shareholders or members of the Board of Directors of the Company, and to make available to the Purchaser (x) as soon as they are generally available, copies of any reports and financial statements furnished to or filed or required to be filed with the SEC or any securities exchange on which the New Securities or any class of securities of the Company is listed; and (y) such additional information concerning the business and financial condition of the Company as the Purchaser may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Company Subsidiaries are consolidated in reports furnished to its shareholders generally or to the SEC).

     (e) The Company shall provide or cause to be provided to the Purchaser and its Representatives all relevant information (including, without limitation any documents or correspondence relating thereto) concerning ConsumerCo, the Strategic Acquisition, the Transaction Agreement and other transactions contemplated by the Transaction Agreement available to the Company, and shall, cause its Representa-

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tives to, notify the Purchaser of the status of and new developments with respect to the Strategic Acquisition and the Transaction Agreement and such transactions, and respond on a timely basis to questions and inquiries that the Purchaser or its advisors may reasonably have.

     (f) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their obligations under the confidentiality agreement dated July 1, 1999 (the "Confidentiality Agreement") between the Company and the Purchaser.

     SECTION 5.03. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by the Purchaser and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the Nasdaq or any stock exchange, neither the Purchaser nor the Company shall make, or cause to be made, any press release or public announcement in respect of this Agreement, the Transaction Agreement or the transactions contemplated hereby and thereby, without the prior consent of the other party hereto, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

     SECTION 5.04. Company's Action. (a) To the extent required by any applicable Law or requirements of Nasdaq or any stock exchange, as soon as practicable after the date hereof, the Company shall prepare and file with the SEC one or more proxy statements in connection with the transactions contemplated by this Agreement and the Transaction Agreement (each such proxy statement, together with any amendments or supplements thereto, in each case in the form mailed to the Company stockholders, being a "Proxy Statement"). Each Proxy Statement shall not, at the date such Proxy Statement is first mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company will file with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Company shall promptly after the date hereof take all action necessary in accordance with the Delaware General Corporation Law and the Certificate of Incorporation and By-laws to convene two stockholders meetings, the first of which (the "First Stockholders Meeting") to vote on the issuance of the New Securities to the Purchaser at any time at the option of the Purchaser prior to Completion, shall be held as promptly as practicable after the date hereof, and the second of which (the "Second Stockholders Meeting") to vote on the transactions contemplated by the Transaction Agreement shall be held subsequent to the Posting Date but in no event prior to the last to occur of any of the shareholders meetings (other than the Company's) required to be held under Transaction Agreement. The Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the transactions to be voted on at each of the stockholders meetings. The Company shall use its best efforts to ensure that the Proxy Statement includes the unconditional recommendation of the Board in favor of the transactions to be voted on at each of the stockholders meetings. The Company shall provide to the Purchaser and its Representatives drafts of any materials to be filed with the SEC or mailed to the Company's stockholders and, prior to submitting or filing such materials with the SEC, shall accept reasonable comments from the Purchaser and its Representatives.

     (b) The Company shall file the Certificate of Designation with the Secretary of State of the State of Delaware prior to the Time of Delivery or the Accelerated Time of Delivery, as the case may be.

     (c) As soon as practicable after the Time of Delivery or the Accelerated Time of Delivery, as the case may be, the Company shall file a listing application with the Nasdaq National Market with respect to the Common Shares and the Conversion Shares and shall use its best efforts to have the Common Shares and the Conversion Shares so listed.

     (d) Prior to the Time of Delivery or the Accelerated Time of Delivery as the case may be, the Company shall amend the Shareholder Rights Agreement, dated as of October 1, 1993, between the Company and Continental Stock Transfer & Trust Co., as amended (the "Rights Agreement") to provide that the ownership by the Purchaser of the New Securities, the Securities, any Conversion Shares and any other securities purchased by the Purchaser in accordance with this Agreement and the Purchase

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Agreement will not result in the Purchaser being deemed an Acquiring Person (as such term is defined in the Rights Agreement) or result in the occurrence of a Stock Acquisition Date, Section 11(a)(ii) Event or Section 13 Event (as such terms are defined in the Rights Agreement), or otherwise as may be necessary.

     (e) The Company shall file together with the Purchaser as soon as practicable after the date hereof notifications under the HSR Act and to respond as promptly as practicable to all inquiries or requests received from the United States Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters. The Company shall take such action as may be necessary to ensure that any necessary notifications or filings that are required to satisfy the conditions set forth in Section 6.01(c) are made and that all inquiries and requests received from the relevant Governmental Authorities are responded to as promptly as practicable.

     (f) The Company shall not enter into, or otherwise agree to, an amendment of the Transaction Agreement (except for amendments that are insignificant, insubstantial or minor or amendments that do not adversely affect the Purchaser or the value of the Purchaser's investment in the Company or the Purchaser's rights assuming that the transactions contemplated by this Agreement have been consummated), without the written consent of the Purchaser, and shall comply with all of its obligations under the Transaction Agreement, unless performance of such obligations shall have been waived by the other parties to the Transaction Agreement.

     SECTION 5.05. Tax Matters. (a) Upon request by the Purchaser, the Company shall cooperate in delivering to the Purchaser or an affiliate thereof (as applicable) within 30 days after such request a valid statement described in Treasury Regulation section 1.897-2(g)(1)(ii) and to comply with the notice requirements in Treasury Regulation section 1.897-2(h).

     (b) The Company shall indemnify the Purchaser and each of its affiliates and hold them harmless against (i) any French Tax imposed thereon under Art. 209 B of the French Tax Code (or any successor provision) as a result of any activities or investments of the Company or any of the Company Subsidiaries and
(ii) any liability (including penalties, interest and expenses) arising therefrom. Any such indemnification shall be made on an after-tax basis and shall be made within 30 days from the date the Purchaser makes written demand therefor. To the extent that the Purchaser receives any French Tax benefit in respect of an item for which it received an indemnity payment under this provision, the Purchaser shall, to the extent it can do so without jeopardizing its entitlement to such benefit (including any benefit resulting from a payment by it under this sentence), pay to the Company an amount equal to the amount of any such Tax benefit so realized.

     (c) If, and to the extent that, the Purchaser transfers or assigns (including an assignment pursuant to Section 9.07 of this Agreement) its rights under this Agreement to a person (the "Assignee"), any payment to the Company with respect to the New Securities purchased by the Assignee shall either be paid (i) directly by the Assignee, or (ii) by the Purchaser on behalf of the Assignee and shall be reflected as a capital contribution or as an intercompany obligation on the books of Purchaser and the Assignee. In addition, the Purchaser or, where the Purchaser has assigned its rights under this Agreement pursuant to Section 9.07 of this Agreement, the Assignee shall provide to the Company on the Completion Date a representation that, as of such date, it has not entered into any understanding and is under no binding obligation to sell, exchange or otherwise dispose of any of the New Securities, the Securities or other shares of capital stock of the Company that it owns and the representations set forth in Sections 4.04 and 4.05.

     SECTION 5.06. No Solicitation of Transactions. (a) The Company shall not, directly or indirectly, and will instruct the Company Subsidiaries and its Representatives not to, directly or indirectly, solicit, initiate, facilitate or encourage (including by means of furnishing nonpublic information) the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Conflicting Investment; provided, however, that, if the Board shall have consulted with and obtained the advice of

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outside counsel in respect of its fiduciary duties under Delaware Law and such outside counsel believes that such action is advisable in order for the Board to fulfill its fiduciary duties under Delaware Law and if a written notice thereof is given (unless such outside counsel believes that such written notice is not advisable) to the Purchaser, the Company may take any action to respond to inquiries or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Conflicting Investment, or agree to or endorse any Conflicting Investment.

     (b) Before entering into any Alliance to provide telecommunications services in any country in the European Union the Company shall consult with the Purchaser with a view to mutually cooperating in such venture.

     SECTION 5.07. Use of Proceeds. The Company shall use the Purchase Price solely for the purpose of consummating the Strategic Acquisition, including, without limitation, refinancing of any assumed indebtedness.

     SECTION 5.08. Certain Costs and Expenses. The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following:
(i) the cost of producing and, if required, filing with the SEC of this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the purchase, sale and delivery of the New Securities; (ii) the cost of preparing the stock certificates for the New Securities, (iii) the cost of filing the Certificate of Designation with the Secretary of State of the State of Delaware, (iv) the cost of filing listing applications with respect to the Common Shares and the Conversion Shares, with the Nasdaq National Market and (v) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.08.

     SECTION 5.09. Standstill; Restrictions on Transfer. (a) The Purchaser and its successors and permitted assigns shall not without the prior written consent of the Company or the Board:

          (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities or any assets of the Company;

          (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules promulgated by the SEC under the Exchange Act); or

          (iii) form, join or in any way participate in a "group" as defined in
     Section 13(d)(3) of the Exchange Act or act in concert with other shareholders in connection with the activities described in clauses (i) and
     (ii) above.

     (b) Notwithstanding anything to the contrary contained herein, none of the restrictions contained in Section 5.09(a)(i) shall apply under any of the following circumstances:

          (i) if the Purchaser or any of its Affiliates makes an offer to acquire or purchase 100% of the capital stock of the Company, in a transaction or series of related transactions involving a contractual sale or other acquisition of 100% of the capital stock of the Company, provided that such transaction is definitive or provides for a make-whole premium or similar significant penalty payable to shareholders of the Company other than the Purchaser in the event the Purchaser does not complete such a transaction; or

          (ii) if the Company or the Board enters into a definitive agreement with a third party or accepts, approves or recommends an offer from a third party to acquire more than 15% of the Diluted Shares (the "Third-Party Offer"), or amends or waives provisions of the Rights Agreement with respect thereto or with respect to the Person making such Third Party Offer, in which case the Company shall give the Purchaser reasonable prior written notice of any of the above circumstances or events, and the Purchaser shall have the right to offer to acquire the number of shares of the Common Stock that is equal to or greater than the number of shares contemplated to be acquired pursuant to the Third-Party Offer, and the Company shall not amend or waive the Rights Agreement in a manner that would provide a timing advantage to the Person making the Third Party Offer.

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     (c) Without the prior written approval by the Company or the Board, the
Purchaser shall not (or in case of a tender offer, shall use its best efforts not to) sell the New Securities or the Conversion Shares to any Person that is not an Affiliate of the Purchaser if as a result of such sale, such person shall beneficially own 12.5% or more of the Diluted Shares.

     (d) The Purchaser shall not sell or transfer (i) any shares of Preferred Stock to any Person, other than a wholly owned direct or indirect Subsidiary of the Purchaser based in one of the countries of the European Union meeting the requirements with respect to credit rating described in Section 5.12(f), provided that such transfer to such Affiliate will not (x) in the reasonable judgment of the Purchaser, result in an adverse effect on the credit rating of the Company or NTL Communications, and (y) adversely affect the Company from a regulatory perspective, and (ii) the Common Shares and any Conversion Shares for 12 months after the Time of Delivery or the Accelerated Time of Delivery, with any sale or transfer thereafter to be made in blocks of not more than five percent of the aggregate Common Shares and Conversion Shares held by the Purchaser. Notwithstanding the above, the Purchaser shall have the right to pledge any and all shares of Preferred Stock and Common Stock as security or collateral pursuant to a bona fide financing transaction.

     (e) The Purchaser shall not, without the prior written consent of the Company, acquire more than 1% of equity interest in any of TeleWest Communications plc, British Telecommunications plc, Eurobell Holdings Plc, ESAT Telecom Group Plc, Telecom Eireann plc or Scottish Power Telecommunications Ltd. In addition, the Purchaser shall not acquire any interest in Energis plc without offering the Company the right to participate together with the Purchaser in such acquisition on the same terms and conditions and at the same time as the Purchaser.

     (f) Following the earlier to occur of (i) 30-month anniversary of the Time of Delivery or the Accelerated Time of Delivery or (ii) June 30, 2002, in the event that the Board of Directors approves a transaction with a third party that would result in a change of control, the Purchaser shall tender its shares in, or vote its shares in favor of, such transaction, unless (after reasonable prior written notice of such transaction) the Purchaser makes an offer to the Board that the Board determines (after consultation with its financial and legal advisors) to be superior to an offer made by such third party.

     (g) Restrictive provisions contained in this Section 5.09 shall not apply to the Purchaser after the earliest to occur of: (i) consummation of a transaction that would constitute a "change of control" transaction for purposes of any of the Indentures; (ii) any Person acquiring beneficial ownership of 25% or more of the Diluted Shares; (iii) majority of Directors on the Board who were not nominated for election by the existing Directors, being elected to the Board as a result of a proxy solicitation by a Person other than the Company or the Purchaser; and (iv) the date of the three-month anniversary of the date on which the Qualified Holding Condition ceases to be satisfied.

     (h) Nothing contained in this Agreement shall prohibit the Purchaser from acquiring (i) at any time prior to the earliest to occur of (A) the 30-month anniversary of the Time of Delivery, or the Accelerated Time of Delivery, as the case may be, and (B) June 30, 2002, up to 25% of the Diluted Stock and (ii) at any time after the earliest date specified in clause (i) above up to 34% of the Diluted Shares.

     SECTION 5.10. Right to Purchase Equity Securities. The Company shall not issue, sell, transfer to any Person or grant to any Person a right to acquire any shares of capital stock or options, warrants or similar instrument or any other security convertible or exchangeable for shares of capital stock of the Company (other than (i) through exercise of any options, warrants, Convertible Debentures or Senior Preferred Stock or the 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series A and B outstanding on the date hereof and other than issuance of options to the employees or directors of the Company and the Company Subsidiaries pursuant to Benefit Plans existing on the date hereof, as such Benefit Plans may be amended or replaced, provided that such amended or replaced Benefit Plans shall have terms similar to and consistent with the terms of existing Benefit Plans, and the exercise of such options, (ii) as consent payments contemplated by and in accordance with Section 5.01(d)(iv), (iii) as contemplated by the Transaction Agreement, or (iv) as dividends on or on conversion or in redemption of shares of preferred stock contemplated by and in accordance with Section 5.01(d)(iii) (the "Equity

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Securities")), unless the Purchaser is notified in writing of any such issuance, sale or transfer and is offered the right to purchase at the sale price and on the terms of the sale and conditions such quantity of Equity Securities as would be necessary for the Purchaser to maintain the then current beneficial ownership level of the Diluted Shares. The Purchaser's preemptive rights pursuant to this
Section 5.10 will be exercised in a manner and based on a timetable that will not restrict or adversely affect the Company's ability to raise equity capital in a flexible and cost-effective manner.

     SECTION 5.11. Level of Ownership at the Time of Delivery. The Company agrees that it will not issue, sell or transfer any shares of its capital stock or any options, warrants, convertible securities, nor shall the Company grant any subscription rights to acquire any of the above, if as a result thereof, any Person shall own more than 12.5% of the Diluted Shares at the Time of Delivery.

     SECTION 5.12. Corporate Governance; Issuance of Senior Preferred Stock; Strategic Transactions. (a) So long as the Qualified Holding Condition is satisfied, the Purchaser or its Affiliate shall have the right in accordance with the Certificate of Designation and the Series A Certificate of Designation to elect to the Board of Directors of the Company an aggregate of (i) three Purchaser Directors (if the Board consists of 12 or fewer Directors) and (ii) four Purchaser Directors (if the Board consists of 14 Directors or more). The Company shall use its best efforts to cause the Board to be comprised of no more than 16 Directors at any time. If the Purchaser and its Affiliates are no longer the holders of any shares of Preferred Stock or Series A Preferred Stock but the Qualified Holding Condition is still satisfied, the Purchaser or such Affiliate of the Purchaser shall have the right to nominate to the Board of Directors of the Company an aggregate of (i) three Purchaser Directors (if the Board consists of 12 or fewer Directors) and (ii) four Purchaser Directors (if the Board consists of 14 Directors or more). The Company shall use best efforts to support election of the Purchaser's (or such Affiliate's) nominee to the Board of Directors of the Company and shall include such nominees in the list of Directors proposed by the Board of Directors of the Company for election by the Company's stockholders. Further, so long as the Qualified Holding Condition is satisfied, the Company shall use its best efforts to maintain the total number of Directors at a level which would enable the holders of the Preferred Stock and the Series A Preferred Stock to elect at least 10% of the total number of Directors of the Company.

     (b) So long as the Qualified Holding Condition is satisfied, the Company shall use best efforts and shall take such action as may be necessary (including amending the By-laws) to ensure that (i) at least one of the Purchaser Directors shall be a member of each committee of the Board (other than a committee formed to evaluate a transaction between the Company and the Purchaser); (ii) the Purchaser Directors are elected as members of the boards of directors of the Company's Subsidiaries, if such boards of directors include substantially all of the other Directors; and (iii) the Company's By-laws contain provisions (A) requiring notices to be given to Directors in a reasonable and customary form and allowing Directors enough time to take any action that Directors may deem necessary with respect to such notice and (B) allowing participation of Directors in any meeting of the Board and any committee thereof by means of telephonic conference.

     (c) The Company shall not, without the prior written consent of the Purchaser (which consent shall be granted or withheld at the sole discretion of the Purchaser), issue additional shares of any of "Senior Securities" or "Parity Securities" (each as defined in the Certificate of Designation) or any additional shares of the Preferred Stock (except pursuant to the terms thereof as dividends). In the event of refinancing of any of the Senior Preferred Stock, the maximum value of the new securities issued by the Company in such refinancing as shall be reflected on the Company's consolidated balance sheet prepared in accordance with GAAP applied on the basis consistent with the Company's prior practice, shall not exceed the aggregate value of the Senior Preferred Stock reflected on the Company's consolidated balance sheet as contained in the Exchange Act Report that is most recent prior to such refinancing.

     (d) So long as the Qualified Holding Condition is satisfied, the Company shall not offer, issue, sell or transfer any securities to any Person or amend or waive the Rights Agreement to permit a transaction with any Person, if as a result of such offer, issuance, sale or transfer such Person will beneficially own 15% or more of the Diluted Shares; provided, however, that the restrictions contained in this Section 5.12(d) shall

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not apply to a transaction or series of related transactions involving a contractual sale or other acquisition of 100% of the capital stock of the Company, provided that such transaction is definitive or provides for a make-whole premium or similar significant penalty payable to shareholders of the Company other than the Purchaser in the event the Purchaser does not complete such a transaction, if the transactions contemplated by the agreement are approved by the Board and are either (i) submitted for approval by the holders of Common Stock or (ii) are subject to the tender offer rules under the Exchange Act. If the Company offers, issues, sells or transfers any securities to any Person that would result in such Person beneficially owning less than 15% of the Diluted Shares, the Company shall comply with provisions contained in Section
5.10 and shall not (i) grant to such Person a right to elect more than one Director, and (ii) agree to standstill or transfer restrictions more favorable than the respective provisions contained in this Agreement and shall not grant any rights that the Purchaser does not have pursuant to this Agreement.

     (e) So long as the Qualified Holding Condition is satisfied:

          (i) The Company shall not consummate without the approval of a majority of holders of the Common Stock or the unanimous approval by the Board or a committee thereof (if such committee includes a Purchaser Director) any transaction or a series of transactions involving (x) an acquisition (either in an asset or stock purchase transaction) of Core Business Assets or (y) a sale or transfer (either in an asset or stock purchase transaction) (other than a spin-off of the Company's and the Company Subsidiaries' broadcast assets and assets located outside of the United Kingdom to the Company's stockholders) of any of the Company's Core Business Assets, if the fair market value of the Core Business Assets to be so acquired, sold or transferred exceeds 10% of the Market Value (as defined below) of the Company. For purposes of this Section 5.12(e), "Market Value" shall mean (A) the market value of the Company's outstanding shares of capital stock plus (B) the market value of any debt securities of the Company for which quotes are available from brokerage companies of national reputation plus (C) with respect to shares of preferred stock for which no such quotes are available, the aggregate amount of liquidation preference thereof and the amount of accumulated and unpaid dividends with respect thereto plus (D) the principal amount and the amount of accrued and unpaid interest with respect to any borrowings of the Company and the Company Subsidiaries. In the case of a spin-off of the Company's or Company Subsidiaries' broadcast assets, it is understood that all rights of the Purchaser shall be maintained in the spun-off entity to the extent set forth in Section 5.10, Section 5.12 (except for Section 5.12(f)) and
     Section 5.13 of this Agreement. In addition, in the case of such a spin-off, the Purchaser will be subject to the restrictions in respect of the spun-off entity contained in Section 5.09(f) (other than that in Section 5.09(f), under which the obligations of the Purchaser shall commence only on June 1, 2001 and in the case of Section 5.09(h), the restrictions on acquiring shares of the spun-off entity shall be set at 34% as of June 1, 2001). In the case of a spin-off of other assets located outside of the United Kingdom, the Purchaser will be entitled to all rights of the Purchaser in Section 5.10, Section 5.12 and Section 5.13 and the Purchaser will be subject to all the restrictions contained in Section 5.09, in each case in respect of the spun-off entity. Notwithstanding the foregoing, none of the above rights or obligations will apply if the Company shall distribute the non-U.K. assets in a split-off pursuant to which the Company's shareholders can exchange their Common Stock for the split-off entities' shares (or a transaction that is agreed by the parties to be substantially similar in effect).

          (ii) The Company shall not consummate without the approval of holders of two-thirds of shares of Common Stock or the unanimous approval by the Board or a committee thereof (if such committee includes a Purchaser Director), any transaction or series of transactions in which the Company would acquire any assets or stock of a business that does not constitute Core Business Assets and that, individually or in the aggregate during the 24-month period prior thereto, shall have the fair market value equal to 10% of the Market Value of the Company prior to such acquisition. For purposes of this Section 5.12(e), a transaction will be considered to be part of the series of related transactions if it shall have been completed (in which case the fair market value of the acquired assets shall be determined at the time of completion) or announced pursuant to a definitive

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     agreement (in which case the fair market value of the acquired assets shall be determined at the time of such announcement).

     (f) So long as the Qualified Holding Condition is satisfied, the Company shall not, without the unanimous approval by the Board or a committee thereof (if such committee includes a Purchaser Director), incur any Indebtedness (other than any refinancing of any existing Indebtedness that would not result in a material increase of the principal amount of such existing Indebtedness) after the Company receives its first credit rating from a rating agency of national reputation giving effect to the Strategic Acquisition (the "Pro Forma Rating"), if the Board has reason to believe (after reasonable inquiry of an internationally recognized rating agency or a major investment bank having expertise in credit rating advisory work) that the effect of incurring such Indebtedness would reduce the credit rating of NTL Communications Corp. below
(i) the lower of (x) the equivalent of Standard & Poor's rating of BB- or (y) the Pro Forma Rating, if such Indebtedness is incurred prior to January 1, 2001 or (ii) the equivalent of Standard & Poor's rating of BB, if the Indebtedness is incurred after January 1, 2001.

     (g) So long as the Qualified Holding Condition is satisfied, the Company or any Company Subsidiary shall not (i) consummate any reclassification, combination, stock dividend or any similar transaction that may adversely affect the rights of holders of the Preferred Stock; (ii) give effect to an amendment of the Certificate of Incorporation or By-laws of the Company that may adversely affect the rights of holders of the Preferred Stock; (iii) make a voluntary filing of a petition for bankruptcy, insolvency or appointment of a receiver or a custodian or commence a Bankruptcy Proceeding; (iv) issue any security that would adversely affect the rights of holders of the Preferred Stock; or (v) enter into an agreement with respect to a Conflicting Investment.

     SECTION 5.13. Other Registration Rights. Except for the Existing Agreements and "cut-back" provisions in registration rights granted referred to in the Transaction Agreement, the Company has not granted, and has not agreed to grant, any demand or incidental registration rights to any Person other than (a) rights to be granted pursuant to the Registration Rights Agreement, and (b) rights that will not adversely affect the registration rights to be granted to the Purchaser in the Registration Rights Agreement.

     SECTION 5.14. Takeover Statutes. The Board of Directors has taken appropriate action so that the provisions of the Business Combination Statute will not, prior to the termination of this Agreement, apply to the Purchaser or any Person who as of the date hereof is an Affiliate of the Purchaser.

     SECTION 5.15. Securities. The Securities to be purchased by the Purchaser pursuant to the Purchase Agreement shall be subject to the provisions applicable to the New Securities set forth in Sections 5.09.

     SECTION 5.16. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement, (ii) obtain from Governmental Authorities and any third parties, as may be necessary, any consents, licenses, permits, waivers, approvals, authorizations, orders or estoppel certificates required to be obtained or made by the Purchaser or the Company or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the transactions contemplated hereby that are required under any applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

     SECTION 5.17. Strategic Committee. The Company and the Purchaser shall create a joint Strategic Committee for purposes of investigating and implementing mutually beneficial commercial

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initiatives and for discussing strategic initiatives and industry developments.
The Strategic Committee shall have meetings at least three times per year.

     SECTION 5.18. Employment by the Company of the Purchaser's Employees. The parties intend that employees of the Purchaser, selected on merit, will be employed, from time to time, by the Company on the terms that the parties may mutually agree.

     SECTION 5.19. Transaction Agreement. (a) Nothing in Article III or V of this Agreement shall prevent the Company from complying with its obligations under the Transaction Agreement, provided such obligations are performed in accordance with the terms of the Transaction Agreement, this Agreement and the Purchase Agreement.

     (b) Nothing contained in this agreement shall prevent the Company or any of the Company Subsidiaries from acquiring from or disposing to TeleWest Communications Plc shares of capital stock of Cable London PLC in accordance with the Settlement Agreement, dated August 1998.

     SECTION 5.20. CWC. The Purchaser covenants to the Company that up to and including Completion, neither the Purchaser nor any of its Affiliates shall acquire or sell any securities of Cable & Wireless Communications plc or any derivatives or other instruments based thereon.

                                   ARTICLE VI

                                   CONDITIONS

     SECTION 6.01. Conditions to Purchaser's Obligations. The obligations of the Purchaser under this Agreement are subject to the following conditions having been satisfied (or waived by the Purchaser) as at 6:00 p.m. (London time) on the business day immediately preceding the Posting Date (for the purposes of this Section 6, the "Relevant Time"):

          (a) No Order. No Governmental Authority shall have enacted, threatened, issued, promulgated, enforced or entered any Governmental Order that is then in effect, pending or threatened and has, or would have, the effect of prohibiting consummation of the transactions contemplated by this Agreement;

          (b) Antitrust Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated; and

          (c) U.K. Antitrust and Other Regulatory Requirements. (i) (A) It shall have been determined that the Secretary of State for Trade and Industry (the "SOS") has not and will not refer the transactions contemplated by this Agreement or any matter arising therefrom or related thereto to the United Kingdom Competition Commission (the "CC"); or (B) if the SOS has indicated that he intends to refer the transactions contemplated hereby, or any matter arising therefrom or related thereto, to the CC unless suitable undertakings are obtained from the Purchaser, such undertakings shall be acceptable to the Purchaser and given by the Purchaser; or (C) if the SOS has made a reference to the CC either (a) the CC has concluded that neither the transactions contemplated hereby nor any matter arising therefrom or related thereto may be expected to operate against the public interest or (b) the SOS has allowed the transactions contemplated hereby to proceed on terms satisfactory to the Purchaser; or
     (D) the transactions contemplated hereby shall have been subject to a decision made by the European Commission pursuant to Article 6(1)(a) or (b) or Article 8(2) of Council Regulation (EEC) 4064/89 concerning the control of concentrations between undertakings (as amended by Council Regulation
     (EC) No. 1310/97) (the "ECMR") and, if a request under Article 9(2) of the ECMR has been made by one or more EEA States, the European Commission either has not acceded to any such request or, if it has, the competent authority in the EEA State or States concerned has adopted a decision satisfactory to the Purchaser.

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             (ii) subject to clause (i) above, all other clearances required from any merger control, competition or antitrust authority, which has jurisdiction over the transactions contemplated by this Agreement shall have been obtained;

             (iii) subject to clause (i) above, no relevant authority shall have intervened, or indicated that it is contemplating intervening, in a way that would or might reasonably be expected to make the transactions contemplated by this Agreement or their implementation void, unenforceable and/or illegal or directly or indirectly restrain, restrict, prohibit, delay or otherwise interfere with the implementation thereof, or impose additional conditions or obligations with respect thereto, or otherwise challenge or hinder the transactions or their implementation;

             (iv) all requisite notifications shall have been given to the relevant United Kingdom Governmental Authorities, including, without limitation, the Secretary of State for Trade and Industry, the Director General of Telecommunications, the Independent Television Commission and the Radiocommunications Agency regarding change of shareholding in the Company as a result of the purchase of the New Securities in accordance with the terms of any relevant licenses, and no indications shall have been received from the Secretary of State or any other regulatory body that any such license has been, will be or is likely to be revoked or materially modified; and

             (v) all other necessary notifications and filings in respect of the transactions contemplated by this Agreement shall have been made and all other consents, approvals or other authorizations with respect to such transactions shall have been obtained whether in the United Kingdom or elsewhere.

          (d) Representations, Warranties and Covenants. The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in Section 3.07 to the extent permitted by Section 5.01(a)) shall have been true and correct when made and true and correct in all material respects as of the Relevant Time, with the same force and effect as if made as of the Relevant Time, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, if earlier than the Relevant Time (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.01(d) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Relevant Time shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Company to such effect signed by a duly authorized officer thereof;

          (e) Transaction Agreement. The Transaction Agreement shall not have been amended without the prior written consent of the Purchaser (except for amendments that are insignificant, insubstantial or minor or amendments that do not adversely affect the Purchaser or the value of the Purchaser's investment in the Company or the Purchaser's rights, assuming that the transactions contemplated by this Agreement have been consummated) or terminated, and all of the obligations of the parties to the Transaction Agreement required to be performed on or prior to the Posting Date, shall have been performed or, with respect to the obligations of the Company performance thereof, shall have been waived by the other parties to the Transaction Agreement;

          (f) Pre-conditions Under the Transaction Agreement. The Pre-conditions (as defined in the Transaction Agreement) to the obligations of the parties to the Transaction Agreement shall have been satisfied and shall not have been waived or modified without the prior written consent of the Purchaser; and

          (g) The Stockholders of the Company shall have approved the matters submitted to them at the First Stockholders Meeting.

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     SECTION 6.02. Provision of Certificate Relating to Satisfaction or Waiver
of Conditions. At or before 12:01 a.m. (London time) on the Posting Date, subject to the prior delivery by the Company to the Purchaser of a certificate signed by a duly authorized officer of the Company to the effect that all Pre-Conditions set forth in the Transaction Agreement (other than the Pre-condition relating to the Purchaser's certificate referred to below) have been satisfied or waived in accordance with this Agreement and assuming that all conditions set forth in Section 6.01 above have been satisfied (or waived by the Purchaser), the Purchaser shall deliver to the Company a certificate signed by a duly authorized officer thereof, dated and effective as of the Relevant Time, to the effect that all of the conditions set forth in Section 6.01 above are either satisfied (or waived by the Purchaser).

                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 7.01. Survival of Representations and Warranties. The representations and warranties of the Company and the Purchaser contained in this Agreement shall survive until 90 days after date on which the first annual audited consolidated financial statements of the Company and the Company Subsidiaries are filed with the SEC after the Time of Delivery, except that (i) all representations and warranties contained in Section 3.02 shall survive indefinitely; and (ii) all representations and warranties of the Company as to any Tax Claim shall survive until 30 days after assessment of the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation (taking into account any applicable waivers or extensions). If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Company or the Purchaser, then the relevant representations and warranties of the other party shall survive as to such claim, until such claim has been finally resolved.

     SECTION 7.02. Indemnification. (a) The Purchaser, its Affiliates and its successors and assigns and the officers, directors, employees and agents of the Purchaser, its Affiliates and its successors and assigns shall be indemnified and held harmless by the Company for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter, a "Purchaser Loss") arising out of or resulting from:

          (i) the breach of any representation or warranty made by the Company contained in this Agreement; or

          (ii) the breach of any covenant or agreement by the Company contained in this Agreement.

     The amounts of any indemnification pursuant to this Section 7.02(a) shall be increased by an additional amount to reflect an appropriate gross-up to compensate the Purchaser for its indirect participation as a holder of capital stock of the Company in any indemnification payment made pursuant to this
Section 7.02(a).

     (b) The Company, its Affiliates and its successors and assigns and the officers, directors, employees and agents of the Company, its Affiliates and its successors and assigns shall be indemnified and held harmless by the Purchaser for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter, a "Company Loss", and each of a Company Loss and a Purchaser Loss is hereinafter referred to as a "Loss" with respect to such party) arising out of or resulting from:

          (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement; or

          (ii) the breach of any covenant or agreement by the Purchaser contained in this Agreement.

     (c) Whenever a claim shall arise for indemnification under this Article VII, the party entitled to indemnification (the "Indemnified Party") shall give notice to the other party (the "Indemnifying Party") of any matter that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement promptly, but in no event later than 30 days after the Indemnified Party first learns of such claim, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnifying Party under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim following receipt by the Indemnified Party of such notice in the time frame provided above; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VII and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VII. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would prevent the same counsel from representing both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party. No party shall be entitled to indemnification under this Section 7.02 if such party receives reasonable express written notice of a breach of any representation, warranty, covenant or agreement and such party would be entitled to terminate this Agreement pursuant to the terms hereof in respect of such breach and fails to do so.

     SECTION 7.03. Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, (i) the maximum amount of indemnifiable Purchaser Losses which may be recovered by the Purchaser from the Company arising out of or resulting from the causes enumerated in Section 7.02(b) with respect to it shall be an amount equal to the Purchase Price, and (ii) no claim may be made against the Company for indemnification pursuant to Section 7.02(b) with respect to any individual item of a Purchaser Loss, unless such item of Purchaser Losses exceed $1 million, and no claim may be made against the Company pursuant to Section 7.02(a) unless the aggregate of all such Purchaser Losses shall exceed $100 million, in which case the Company shall then be required to pay or be liable for the full amount of Purchaser Losses.

     SECTION 7.04. Indemnification for ConsumerCo's Liabilities. In the event the Company incurs any Liabilities, losses, damages, claims, costs and expenses, interests, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by it (including, without limitation, any Action brought or otherwise initiated by it) as a result of any Liability of ConsumerCo (other than a Liability of ConsumerCo that is subject to indemnification of the Company by C&W under Schedule 23 of the Transaction Agreement) which either (i) is not disclosed in Section 7.04 of the Disclosure Schedule or (ii) is not reflected or reserved against in the pro forma balance sheet of ConsumerCo as of March 31, 1999, in accordance with GAAP,
(iii) is not disclosed in
reasonable express written notice to the Purchaser and the Purchaser would be entitled to terminate this Agreement pursuant to the terms hereof at such time and fails to do so, or (iv) is not reflected or reserved against in the Net Asset Statement (as defined in the Transaction Agreement), the Company will give a written notice to the Purchaser and will indemnify the Purchaser by issuing to the Purchaser a number of shares of Common Stock with a market value (based on the weighted average price of the Common Stock for the 25 trading days prior to issuance of such shares pursuant to this Section 7.04 but in any event subsequent to the date such Loss is determined and such Liability has been publicly disclosed) equal to a percentage of such Loss, which percentage shall be the sum of (i) the percentage of Diluted Shares owned by the Purchaser as of the date which is one trading day after such Liability becomes generally known in the market and (ii) an additional percentage of Diluted Shares to reflect an appropriate gross-up of the percentage determined pursuant to clause (i) above to compensate the Purchaser for its indirect participation as a holder of capital stock of the Company in any indemnification payment made pursuant to this Section 7.04; provided, however, that any Loss must exceed L400 million in the aggregate (and each individual item of Loss must exceed L1 million to be included) after which, the entire amount of such Loss shall be included. Any claim under this Section 7.04 must be made no later than six months after the date of the first audited financial statements of ConsumerCo prepared subsequent to the Time of Delivery.

                                  ARTICLE VIII

                                  TERMINATION

     SECTION 8.01. Termination. This Agreement may be terminated and the other transactions contemplated by this Agreement may be abandoned at any time prior to the time at which the Company incurs an obligation to pay the consideration payable to the holders of the New Crown Shares or, if earlier, C&W, under the Transaction Agreement (or such other time as provided below), notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

          (a) by mutual written consent of the Purchaser and the Company;

          (b) by the Purchaser if prior to Completion (A) (i) the Company shall have agreed to any amendment (other than insignificant, insubstantial or minor amendments or amendments that do not adversely affect the Purchaser or the value of the Purchaser's investment in the Company or the Purchaser's rights, assuming that the transactions contemplated by this Agreement have been consummated) to the Transaction Agreement without the prior written consent of the Purchaser or (ii) the Company shall (to the extent permitted by the Transaction Agreement) have waived any Pre-Conditions, Conditions or Closing Conditions (as such terms are defined in the Transaction Agreement) or any other provision of the Transaction Agreement (other than insignificant, insubstantial or minor provisions the waiver of which does not adversely affect the Purchaser or the value of the Purchaser's investment in the Company or the Purchaser's rights, assuming that the transactions contemplated by this Agreement have been consummated) without the prior written consent of the Purchaser; or (B) the representations and warranties of the Company contained in Sections 3.01(a) (with respect to the Company) and 3.07(b) (with respect to a general assignment for the benefit of creditors by, or actual insolvency of, the Company only) hereof shall not be true and correct as of the Time of Delivery;

          (c) by the Purchaser if prior to the obtaining of the approval of the Company's stockholders referred to in Condition 3 of Part B of Schedule 4 of the Transaction Agreement is to be sought, a Material Adverse Effect shall have occurred, or if prior to such approval of stockholders the Company shall not have delivered to the Purchaser a certificate signed by a duly authorized officer thereof that a Material Adverse Effect had not occurred;

          (d) by the Purchaser if prior to the sanctioning by the U.K. High Court of the Scheme of Arrangement (as defined in the Transaction Agreement), a ConsumerCo Material Adverse Effect shall have occurred or if prior to such sanctioning CWC shall not have delivered to the Purchaser a certificate signed by a duly authorized officer thereof that a ConsumerCo Material Adverse Effect had not occurred;

          (e) by either the Purchaser or the Company if prior to Completion the Transaction Agreement shall have been terminated;

          (f) by either the Purchaser or the Company if Completion shall not have occurred on or prior to March 31, 2001;

          (g) by the Purchaser if Completion shall not have occurred on or prior to the day which is 165 days after the Posting Date; and

          (h) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

     The right of the Purchaser to terminate this Agreement pursuant to Section 8.01(c) or 8.01(d) after the Posting Date are subject to the U.K. Panel on Takeovers and Mergers consenting to the Purchaser invoking such right.

     SECTION 8.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Purchaser or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. Except as expressly provided in this Article VIII, the Purchaser does not have any other rights under this Agreement, the breach of which will give the Purchaser the right to terminate this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Waiver. Either party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     SECTION 9.02. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 9.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

     (a) If to the Company:

        NTL Incorporated
        110 East 59th Street
        New York, NY 10022
        Telecopy:  (212) 906-8497
        Attention:  Richard J. Lubasch, Esq.
                    (e-mail: lubasch@ntli.com)

     with copies (which shall not constitute notice to the Company) to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY 10022
          Telecopy:  (212) 735-2000
          Attention:  Thomas Kennedy, Esq.
                      (e-mail: tkennedy@skadden.com)

     (b) If to the Purchaser:

          France Telecom, S.A.
          208-212, rue Raymond Losserand
          75505 Paris Cedex 15, France
          Telecopy:  (331) 44-44-21-54
          Attention:  Philippe Mc Allister
                      (e-mail: philippe.mcallister@francetelecom.fr)

     with a copy (which shall not constitute notice to the Purchaser) to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, NY 10022
          Telecopy:  (212) 848-7179
          Attention:  Alfred J. Ross, Esq.

     SECTION 9.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 9.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company and the Purchaser with respect to the subject matter hereof and thereof. The parties hereto agree that, except to the extent otherwise expressly provided in this Agreement, the Purchase Agreement shall continue to constitute the entire agreement between the parties with respect to the subject matter thereof and, except to the extent otherwise expressly provided in this Agreement, the provisions thereof shall remain in full force and effect in accordance with their terms notwithstanding the execution and delivery of this Agreement or any subsequent termination of this Agreement.

     SECTION 9.07. Assignment. This Agreement may not be assigned by the Purchaser without the express written consent of the Company, except that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Company; provided, however, that no such assignment shall release the Purchaser of its obligations hereunder, provided further, however, that the Purchaser will not assign this Agreement to an Affiliate of the Purchaser if, in the reasonable judgment of the Purchaser, such assignment would not result in an adverse effect on the credit rating of the Company or NTL Communications.

     SECTION 9.08. Holding Company. If, in connection with the consummation of the transactions contemplated by the Transaction Agreement, the parties thereto determine that it is desirable that a holding company be organized which would own all of the capital stock of the Company ("HoldCo"), then HoldCo shall succeed to and assume all of the Company's obligations under this Agreement and the Purchase Agreement, and the obligation to deliver to the Purchaser the New Securities hereunder shall be the obligation to deliver equivalent securities of HoldCo, provided that (i) HoldCo shall be incorporated under the Delaware General Corporation Law and be based in the United States, (ii) the Purchaser shall receive with respect to such securities of HoldCo rights in or with respect to HoldCo identical to the rights that the Purchaser would have otherwise had in or with respect to the Company, with respect to the New Securities and Securities and other rights that the Purchaser may have under this Agreement, under the Purchase Agreement or otherwise and (iii) to the extent permitted by applicable law, the certificates representing the Securities and the New Securities prior to the formation of HoldCo shall be deemed to represent the equivalent securities in HoldCo issued to the Purchaser, and the Purchaser shall not be required to surrender or exchange its certificates representing the Securities or the New Securities. The Company shall, and shall cause HoldCo to, execute and deliver to the Purchaser such documents, instruments, agreements or certificates as may be necessary to transfer the obligations of the Company under this Agreement and under the Purchase Agreement to HoldCo.

     SECTION 9.09. No Third Party Beneficiaries.  Except for the provisions of
Article VII relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No purchaser of any of the New Securities from the Purchaser shall be deemed a successor or assign with respect to this Agreement by reason merely of such purchase.

     SECTION 9.10. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by the Company and the Purchaser or (b) by a waiver in accordance with Section 9.01.

     SECTION 9.11. Governing Law. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely in that state and without regard to any applicable conflicts of law principles.

     (b) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in The City of New York.

     SECTION 9.12. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 9.14. Terms Generally. References in this Agreement to articles, sections, paragraphs, clauses, schedules, annexes and exhibits are to articles, sections, paragraphs, clauses, schedules, annexes and exhibits in or to this Agreement unless otherwise indicated. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time. Unless the context otherwise requires, references herein to any Person include its successors and assigns.

     SECTION 9.15. References to the Company. Any references to the Company in this Agreement and in the Purchase Agreement, as such references apply to the periods prior to April 1, 1999 or such other time when the Company became the holding company of NTL Communications, shall be references to NTL Communications. Notwithstanding anything to the contrary contained herein, all representations, warranties and covenants of the Company in this Agreement and in the Purchase Agreement are representations, warranties and covenants of the Company.

     IN WITNESS WHEREOF, the company and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          NTL INCORPORATED

                                          By: /s/J. Barclay Knapp
                                            ------------------------------------
                                              Name: J. Barclay Knapp
                                              Title:  President and Chief
                                              Executive Officer

                                          FRANCE TELECOM, S.A.

                                          By: /s/Jean-Louis Vinciguerra
                                            ------------------------------------
                                              Name: Jean-Louis Vinciguerra
                                              Title:Senior Executive Vice
                                                    President and Chief
                                                    Financial Officer

                                                                         ANNEX B

                                NTL INCORPORATED

                                                            As of August 6, 1999

France Telecom, S.A.
208-212, rue Raymond Losserand
75505 Paris Cedex 15, France

Ladies and Gentlemen:

     Pursuant to Section 2.02 of the Investment Agreement, dated as of July 26, 1999, between NTL Incorporated and France Telecom, S.A., NTL agree and France Telecom agree that the Purchase Price (as such term is defined in the Investment Agreement) of US$4.5 billion shall be payable in Sterling and the aggregate amount thereof shall be L2.8 billion allocated as follows: the purchase price for the Common Shares shall be L1,555,555,556 and the purchase price for the Preferred Shares shall be L1,244,444,444. The parties having so agreed, the second and third sentences of Section 2.02 of the Investment Agreement shall be of no further force and effect.

     Pursuant to Section 9.10 of the Investment Agreement, NTL agree and France Telecom agree to amend and modify the sections of the Investment Agreement set forth below to reflect the true intention and agreement of the parties:

Section 2.03         Replace the phrase "CWC Holdings" with "New Crown" wherever it appears in such section.
Section 2.04(g)      Replace the word "Receiving" with "Paying".
Section 2.05(b)      Replace the word "Receiving" with "Paying".
Section 5.04(d)      Replace the date "October 1, 1993" with "October 13, 1993".
Section 5.07         Insert the following words at the beginning of the sentence:
                     "Except as the parties otherwise agree in writing prior to an Accelerated Time of Delivery".
                     The sentence as amended will read in its entirety as
                     follows:
                     "Except as the parties otherwise agree in writing prior to an Accelerated Time of Delivery, the Company shall use the
                     Purchase Price solely for the purpose of consummating the
                     Strategic Acquisition, including, without limitation,
                     refinancing of any assumed indebtedness."
Section 5.12(d)      Replace the word "Purchaser" with "potential acquiror" in
                     the phrase "other than the Purchaser in the event the
                     Purchaser does not complete such a transaction".
                     The phrase as amended will read:
                     "other than the potential acquiror in the event the
                     potential acquiror does not complete such a transaction".
Section 5.12(e)(i)   Insert the word "related" between the words "of" and
                     "transaction" where they appear in the phrase "any
                     transaction or series of transactions" in the first sentence of Section 5.12(e)(i).
                     The phrase as amended will read:
                     "any transaction or series of related transactions".
                     Insert the phrase "and the Company Subsidiaries (provided
                     that in the case of any Company Subsidiary that is not
                     wholly-owned such amount shall be included only to the
                     extent of the Company's ownership interest in the Company
                     Subsidiary)" immediately following the word "Company" in
                     clause (B) of the second sentence of Section 5.12(e)(i) and in lieu of the words "and the Company Subsidiaries" in
                     clause (D) of the second sentence of Section 5.12(e)(i).

Section 5.12(e)(ii)  Replace the entire last sentence with the following: "For purposes of this Section 5.12(e)(ii), a transaction shall be considered to be consummated in the preceding 24-month period if it shall have been either completed (in which case the fair market value of the acquired assets shall be determined at the time of completion) or announced pursuant to a definitive agreement (in which case the fair market value of the acquired assets shall be determined at the time of such announcement).
Section 7.03(i)      Replace the reference to "Section 7.02(b)" with "Section
                     7.02(a)".
Section 7.03(ii)     Replace the reference to "Section 7.02(b)" with "Section
                     7.02(a)".
Section 8.01(h)      Replace the word "Seller" with "Company".
Section 9.07 Delete the word "not" in the phrase "such assignment would not result in an adverse effect on the credit rating of the Company or NTL Communications".
                     The phrase as amended will read:
                     "such assignment would result in an adverse effect on the credit rating of the Company or NTL Communications".

     NTL and France Telecom agree that any modification or amendment of this letter agreement shall be made pursuant to Section 9.10 of the Investment Agreement.

     This letter agreement shall be subject to Section 9.07 and Section 9.08 of the Investment Agreement, as amended by this letter agreement.

     In the event of any conflict or inconsistency between the provisions of this letter agreement and the provisions of the Investment Agreement with respect to the matters set forth herein, the provisions of this letter agreement shall govern. Each and every other term, condition, covenant, representation, warranty and provision set forth in the Investment Agreement shall remain in full force and effect. All references to the Investment Agreement in any other agreement or document shall hereinafter be deemed to refer to the Investment Agreement as amended hereby.

     This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements executed in and to be performed entirely in that state and without regard to any applicable conflicts of law principles. All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined in any New York state or federal court sitting in The City of New York.

     This letter agreement shall be effective as of the date first above written.

                                          Very truly yours,

                                          NTL INCORPORATED

                                          By: /s/Richard J. Lubasch
                                            ------------------------------------
                                              Name: Richard J. Lubasch
                                              Title: Executive Vice
                                              President-General Counsel

Agreed and accepted:

FRANCE TELECOM, S.A.

By: /s/Jean-Louis Vinciguerra
    --------------------------------------------------------
    Name: Jean Louis Vinciguerra
    Title: Senior Executive Vice President
           and Chief Financial Officer

                                                                         ANNEX C

                                NTL INCORPORATED

                                October 8, 1999

France Telecom, S.A.
208-212, rue Raymond Losserand
75505 Paris Cedex 15, France

Ladies and Gentleman:

     In accordance with the letter agreement, dated September 24, 1999 (the "September 24 Letter"), by and between NTL Incorporated ("NTL") and France Telecom, S.A. ("France Telecom") regarding NTL's five for four stock split by way of stock dividend with a record date of October 4, 1999 and a payment date of October 7, 1999, NTL and France Telecom agree, pursuant to Section 9.10 of the Investment Agreement, dated July 26, 1999, as amended by the letter agreement (the "First Amendment"), dated as of August 6, 1999 (as so amended, the "Investment Agreement"), to amend and modify the Investment Agreement and the Certificate of Designation (which is Attachment I to the Investment Agreement) as set forth below to reflect the true intention and agreement of the parties:

Fourth Clause of the
Witnesseth
Recitals of the Investment
Agreement                        Replace the words "an aggregate of 27,027,027
                                 shares (the "Common Shares") where such words appear in the Witnesseth Recitals with the words "an aggregate of 33,783,784 shares
                                 (subject to adjustment pursuant to Section 5.21
                                 (the "Common Shares").

New Section 5.21 of the
Investment
Agreement                        Add a new Section 5.21 to the Investment
                                 Agreement to read in its entirety as follows:
                                 "In the event the Company shall at any time after the date of this Agreement (A) declare a dividend or make a distribution on its Common
                                 Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) effect any reclassification of its outstanding Common Stock, and provided that the Purchaser shall have given written consent to any such action or transaction pursuant to
                                 Section 5.01, if applicable, then the number and kind of shares of Common Stock, issuable at the Time of Delivery or the Accelerated Time of Delivery, as the case may be, shall be proportionately adjusted so that the Purchaser shall receive, upon payment of the Purchase
                                 Price, the aggregate number and kind of shares of Common Stock, which, if the Time of Delivery or the Accelerated Time of Delivery, as the case may be, shall have occurred immediately prior to such record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification, the Purchaser would have owned or been entitled to by virtue of such dividend or distribution, subdivision, combination or reclassification."

Paragraph (8)(a) of the
Certificate of
Designation                      Replace the denominator of "125.00" where such
                                 denominator appears in the definition of the Conversion Rate in paragraph 8(a) with "100.00"

Paragraph (8)(1)(ii) of the
Certificate
of Designation                   Replace the words "(which quotient initially
                                 shall be $125.00)" where such words appear in paragraph 8(1)(ii) with the words "(which quotient initially shall be $100.00)"

     In consideration of NTL executing this letter agreement with respect to the amendments proposed herein and the receipt by NTL of written consents from Cable & Wireless plc and Cable & Wireless Communications plc with respect to the amendments proposed herein, France Telecom hereby consents (i) pursuant to
Section 5.01(a) to the stock split by way of stock dividend and agrees that such stock split will not materially affect the rights of France Telecom under the Certificate of Designation as if the Closing or the Accelerated Closing, as the case may be, under the Investment Agreement had already occurred and (ii) to the issuance of shares of Common Stock by way of stock dividend to give effect to the stock split for the purposes of Section 5.01(d).

     Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Investment Agreement and the Certificate of Designation, as applicable.

     NTL and France Telecom agree that any modification or amendment of this letter agreement shall be made pursuant to Section 9.10 of the Investment Agreement.

     This letter agreement shall be subject to Section 9.07 and Section 9.08 of the Investment Agreement.

     This letter agreement constitutes the entire agreement of the parties with respect to the matters set forth herein and supercedes the September 24 Letter with respect to the matters set forth herein. In the event of any conflict or inconsistency between the provisions of this letter agreement and the provisions of the Investment Agreement, the provisions of this letter agreement shall govern. Each and every other term, condition, covenant, representation, warranty and provision set forth in the Investment Agreement shall remain in full force and effect. All references to the Investment Agreement in any other agreement or document shall hereinafter be deemed to refer to the Investment Agreement as amended hereby and as amended by the First Amendment.

     This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements executed in and to be performed entirely in that state and without regard to any applicable conflicts of law principles. All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined in any New York state or federal court sitting in The City of New York.

     This letter agreement shall be effective as of the date first above written.

                                          Very truly yours,

                                          NTL INCORPORATED

                                          By: /s/Richard J. Lubasch
                                            ------------------------------------
                                              Name: Richard J. Lubasch
                                              Title: Executive Vice
                                              President-General Counsel

Agreed and accepted:

FRANCE TELECOM, S.A.

By: /s/Eric Bouvier
    --------------------------------------------------------
    Name: Eric Bouvier
    Title: Senior Vice President, Mergers and Acquisitions

                                    ANNEX D
                                NTL INCORPORATED

                                                                February 8, 2000

France Telecom, S.A.
208-212, rue Raymond Losserand
75505 Paris Cedex 15, France

Ladies and Gentlemen:

     In connection with the recently announced five for four stock split of common stock, par value $0.01 per share, of NTL Incorporated ("NTL") by way of stock dividend with a record date of January 31, 2000, and a payment date of February 3, 2000, as well as certain other matters, NTL and France Telecom, S.A. ("France Telecom") agree, pursuant to Section 9.10 of the Investment Agreement, dated July 26, 1999, as amended by the letter agreement, dated as of August 6, 1999, and as amended by the letter agreement, dated as of October 8, 1999 (as so amended, the "Investment Agreement"), to amend and modify the Investment Agreement and the Certificate of Designation as set forth below to reflect the true intention and agreement of the parties:

Paragraph (8)(a) of the
Certificate of Designation   Replace the denominator of "100.00" where such
                             denominator appears in the definition of the Conversion Rate in paragraph 8(a) with "80.00"

Paragraph (8)(1)(ii) of the
Certificate of Designation   Replace the words "(which quotient initially shall
                             be $100.00)" where such words appear in paragraph
                             8(1)(ii) with the words "(which quotient initially shall be $80.00)"

Section 1.02 of the
Investment
Agreement                    Replace the cross references to Section 2.06 in
                             respect of the terms "First Stockholders Meeting" and "Second Stockholders Meeting" with cross references to Section 5.04(a)

Section 2.06(b) of the
Investment Agreement         Replace the words "five Business Days" where such
                             words appear in Section 2.06(b) with the words
                             "three Business Days"

Section 2.06(c) of the
Investment Agreement         Replace the words "three Business Days" where such
                             words appear in Section 2.06(c) with the words "two
                             Business Days"

Section 2.06(e)(i) of the
Investment Agreement         Replace Section 2.06(e)(i) in its entirety with the
                             following: "the condi-tions in Sections 6.01(a),
                             (b), (d), (e), 6.03(a) and (b) shall have been satisfied; and" (in respect of subsection (c) of Section 6.01 being deleted in its entirety, the references to subsections (d) and (e) of Section
                             6.01 shall not be reclassified to reflect such deletion)

Section 5.05(b) of the
Investment Agreement         Add four new sentences at the end of Section
                             5.05(b) which sentences shall read in their entirety as follows: "If the Purchaser is required upon receipt of a formal tax notice (mise en demeure) by the French Tax authorities to make a filing based on Art. 209 B of the French Tax Code
                             (or any successor provision), the Purchaser shall immediately notify the Company and the Company's advisors. The Company shall be given the opportunity to discuss with the Purchaser the request for and the purported basis of such Art.
                             209 B filing requirement, provided, however, that the Purchaser shall retain the sole power, authority and discretion to decide as to whether or not to proceed with such filing, and as to the content of any such filing. In such event, the Company and/or the Company's advisors agree to provide within ten business days such information and documents to the Purchaser as may be reasonably requested by the Purchaser to enable the Purchaser to adequately prepare and file within thirty days from receipt of the formal tax notice (mise en demeure), such Art. 209 B of the French Tax Code
                             (or any successor provision) filing. The Purchaser agrees to provide to the Company within a reasonable time period copies of any such filing(s) made with the French Tax authorities and copies of correspondence between the Purchaser and the French
                             Tax authorities along with all supporting documentation previously provided by the Company and/or Company's advisors in connection therewith."

Sections 6.01(c) and (g) of
the Investment Agreement     Delete subsections (c) and (g) in their entirety
                             from Section 6.01 of the Investment Agreement

Section 6.03 of the
Investment
Agreement                    Add a new section to the Investment Agreement to
                             read in its entirety as follows: "SECTION 6.03.
                             Conditions to be Satisfied prior to the actual
                             Court hearing to approve the Scheme of Arrangement
                             (as described in the Transaction Agreement) or (if earlier) the Accelerated Closing. The obligations of the Purchaser under this Agreement are subject to the following conditions having been satisfied
                             (or waived by the Purchaser) prior to the actual
                             Court hearing to approve the Scheme of Arrangement
                             (as described in the Transaction Agreement) or (if earlier) the Accelerated Closing, as the case may be:

                                  (a) U.K. Antitrust and Other Regulatory
                                  Requirements. (i) The Secretary of State (the "SOS") having indicated that he is minded to refer the transactions contemplated by this Agreement (or any part of them) or any matters arising from them to the United Kingdom Competition Commission (the "CC") unless suitable undertakings are obtained from the Purchaser, undertakings acceptable to the Purchaser having been given by the Purchaser; or

                                  (ii) if the SOS makes a reference to the CC, either:

                                       (a) the CC concluding that neither the
                                       transactions contemplated by this
                                       Agreement (or any part of them) nor any
                                       matters arising from them may be expected to operate against the public interest; or

                                       (b) the SOS allowing the transactions
                                       contemplated by this Agreement to proceed on terms reasonably satisfactory to the Purchaser.

                                  (b) The Stockholders of the Company having approved the matters submitted to them at the First Stockholders Meeting."

Section 6.04 of the
Investment
Agreement                    Add a new section to the Investment Agreement to
                             read in its entirety as follows: "SECTION 6.04
                             Undertaking of the Purchaser. (a) Notwithstanding any other provisions of this Agreement but subject to subsection (b) below, the Purchaser undertakes to the Company that it will not do anything after the Second Stockholders Meeting which would (or might reasonably be expected to) by virtue of
                             Article 7 of Council Regulation (EEC) No. 4064/89 concerning the control of concentrations between undertakings (as amended by Council Regulation
                             (EEC) No. 1310/97) prevent or delay completion of the transactions contemplated by the Transaction
                             Agreement and/or this Agreement.

                             (b) Section 6.04(a) shall not prevent the Purchaser from exercising its rights under Section 2.06 with respect to an Accelerated Closing or from acquiring further securities in the Company pursuant to the operations of subsections 5.09(b)(ii) or (g) provided that before any such acquisitions are made the Accelerated Closing shall have occurred."

Section 8.01(g) of the
Investment Agreement         Replace this section in its entirety with the
                             following: "by the Purchaser if Completion shall not have occurred on or prior to the day which is 135 days after the Company has obtained stockholder approval to issue Common Stock pursuant to the Transaction Agreement and to make changes to its Restated Certificate of Incorporation as contemplated by the Transaction Agreement."

Exhibit B to the Investment
Agreement                    Replace the sentence opposite the heading "Demand
                             Registration Rights" in its entirety with the following sentence: "The Purchaser may request a total of six registrations."

     In consideration of NTL executing this letter agreement with respect to the amendments proposed herein and receipt by NTL of written consents from Cable and Wireless plc and Cable & Wireless Communications plc with respect to the amendments contained herein, France Telecom hereby consents (i) pursuant to
Section 5.01(a) of the Investment Agreement to the stock split by way of stock dividend and agrees that such stock split will not materially affect the rights of France Telecom under the Certificate of Designation as if the Closing or the Accelerated Closing, as the case may be, under the Investment Agreement had already occurred and (ii) to the issuance of shares of Common Stock by way of stock dividend to give effect to the stock split for the purposes of Section 5.01(d).

     Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Investment Agreement and the Certificate of Designation, as applicable.

     NTL and France Telecom agree that any modification or amendment of this letter agreement shall be made pursuant to Section 9.10 of the Investment Agreement.

     This letter agreement shall be subject to Section 9.07 and Section 9.08 of the Investment Agreement.

     This letter agreement constitutes the entire agreement of the parties with respect to the matters set forth herein. In the event of any conflict or inconsistency between the provisions of this letter agreement and the provisions of the Investment Agreement and the Certificate of Designation, as applicable, the provisions of this letter agreement shall govern. Each and every other term, condition, covenant, representation, warranty and provision set forth in the Investment Agreement and the Certificate of Designation, as applicable, shall remain in full force and effect. All references to the Investment Agreement and the Certificate of Designation in any other agreement or document shall hereinafter be deemed to refer to the Investment Agreement and the Certificate of Designation as amended hereby and, in each case, as previously amended.

     This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements executed in and to be performed entirely in that state and without regard to any applicable conflicts of law principles. All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined in any New York state or federal court sitting in The City of New York.

     This letter agreement shall be effective as of the date first above written; provided that if the Posting Date does not occur on or prior to February 17, 2000, this letter agreement shall be of no further force and effect.

                                        Very truly yours,

                                        NTL INCORPORATED

                                        By: /s/  RICHARD J. LUBASCH
                                           -------------------------------------
                                            Name: Richard J. Lubasch
                                            Title:  Executive Vice
                                            President-General Counsel

Agreed and accepted:

FRANCE TELECOM, S.A.

By: /s/  JEAN LOUIS VINCIGUERRA
    -----------------------------------------------------
    Name: Jean Louis Vinciguerra
    Title:  Senior Executive Vice President
            and Chief Financial Officer

                                    ANNEX E
                                 FRANCE TELECOM
                         REGISTRATION RIGHTS AGREEMENT
                                PRINCIPAL TERMS

Demand Registration Rights:      The Purchaser may request a total of six
                                 registrations.

Incidental Registration
Rights: Subject to the provisions of "Cutbacks" below and to the rights of parties under the Existing Agreements, if at any time the Company determines that it shall file a registration statement under the Securities Act of 1933, the Company shall give the Purchaser prompt notice of such registration. Following such notice, the Purchaser shall be granted the opportunity to participate in such registration in proportion to the percentage ownership of such Securities by the Purchaser.

Shelf Registration:              The Purchaser is entitled to use three of its
                                 registration requests to request that the Company file a shelf registration on behalf of the Purchaser.

Obligations of the Purchaser:    The Company shall use its best efforts to
                                 effect any registration requests, and to comply with the requirements of all relevant state blue sky and federal securities laws necessary to effect such registration requests. The
                                 Company shall provide the Purchaser with such number of registration statements and prospectuses as the Purchaser shall reasonably request. The Company shall cooperate in the registration process and roadshow or other investor meetings in connection with the sale of the Securities so registered and shall secure the participation of its management for such purposes.

Fees and Expenses:               The Company shall pay all fees, expenses, or
                                 other costs incurred with respect to each registration request made by the Purchaser
                                 (other than underwriters' discounts and
                                 commissions and fees and expenses of
                                 Purchaser's counsel), including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees, fees of the National Association of Securities
                                 Dealers, Inc., listing fees, messenger and delivery expenses, all fees necessary to comply with state blue sky and federal laws, and fees and expenses of the Company's counsel, auditors or other advisors.

Indemnification:                 The Company shall indemnify the Purchaser and
                                 its directors and officers against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue or alleged untrue statement of any fact contained in any registration statement, unless the liability relates to material furnished in writing by the Purchaser to the Company specifically for use in the registration statement.

Selection of Underwriters:       The Purchaser shall select any underwriters in
                                 connection with the sale of registered
                                 Securities, with the approval of the Company, such approval not to be unreasonably withheld.

Assignability:                   The Purchaser may assign all registration
                                 rights.

Delay of Filing or Sales:        If the Company shall furnish to the Purchaser a
                                 certificate signed by its Chairman, Chief
                                 Executive Officer or Chief Financial Officer stating that (i) filing a registration statement or maintaining effectiveness of a current registration statement would have a material adverse effect on the Company or its stockholders in relation to any material financing, acquisition or other corporate transaction, and the Company has determined in good faith that such disclosure is not in the best interests of the Company and its shareholders, or (ii) the Company has determined in good faith that the filing or maintaining effectiveness of a current registration statement would require disclosure of material information that the Company has a valid business purpose of retaining as confidential, the Company shall be entitled to postpone filing or suspend the use by the Purchaser of the registration statement for a reasonable period of time, but not in excess of 60 consecutive calendar days. The Company shall be entitled to exercise such suspension right more than one time in any calendar year provided that such exercise shall not prevent
                                 Purchaser from being entitled to at least 240 days of effective registration rights per year and that no suspension period may commence if it is less than 30 calendar days from the prior such suspension period.

Cutbacks:                        If a registration by the Company of its
                                 securities involves an underwritten offering, and the managing or lead underwriter or underwriters shall advise the Company in writing (a copy of which shall be provided by the Company to the Purchaser), that in its or their opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number that can be sold in such offering within a price range acceptable to the Company, then the Company shall allocate the securities to be included in such registration as follows:
                                 First, the Company shall be entitled to include all of the securities that they have proposed to be included, and second, to the extent that any other securities may be included without exceeding the limitations recommended by the underwriter as aforesaid, and subject to rights of any parties under the Existing Agreements, the Purchaser shall be entitled to participate in that registration on a basis no less favorable than that of any other holder of the Company's securities.

Other: There shall be one Registration Rights Agreement, containing the terms set forth above, in respect of the Investment Agreement and the Purchase Agreement, and the above terms shall supersede the registration rights in respect of the Securities referred to in Exhibit B to the Purchase Agreement.

                                                                         ANNEX F

                                    FORM OF
                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS OF THE
                    5% CUMULATIVE PARTICIPATING CONVERTIBLE
                          PREFERRED STOCK, SERIES B OF
                                NTL INCORPORATED
                            ------------------------

                       PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                            ------------------------

     The undersigned, Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the Board of Directors, in accordance with Article FOURTH, Section B of the Corporation's Restated Certificate of Incorporation and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of Preferred Stock hereinafter provided for and has established the dividend, redemption, conversion and voting rights thereof and has adopted the following resolution, creating the following new series of the Corporation's Preferred Stock:

     "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors by the provisions of Article FOURTH, Section B of the Restated Certificate of Incorporation of the Corporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of the Corporation's Preferred Stock, par value $.01 per share ("Preferred Stock"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Restated Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth.

     (1) Number and Designation. 2,000,000 shares of the Preferred Stock of the Corporation shall be designated as 5% Cumulative Participating Convertible Preferred Stock, Series B (the "5% Preferred Stock, Series B"), and no other shares of Preferred Stock shall be designated as 5% Preferred Stock, Series B.

     (2) Definitions. For purposes of the 5% Preferred Stock, Series B, the following terms shall have the meanings indicated:

          "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "Additional Preferred" shall have the meaning set forth in paragraph
     (4)(a) hereof.

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

          "All But One Outstanding Share" shall have the meaning set forth in paragraph (6)(c) hereof.

          "Alliance" means any joint venture, co-ownership or cooperation agreement or similar relationship with any telecommunications provider.

          "Authorized Officer" includes any of the following officers of France Telecom S.A.: the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Executive Director -- Finance and Human Resources, or the Treasurer.

          "Bankruptcy Event" shall mean either of the following: (I) a court having jurisdiction in the premises entering a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commencing a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consenting to the entry of an order for relief in an involuntary case under any such law, (B) consenting to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effecting any general assignment for the benefit of creditors.

          "Benefit Plan" means each of the Company's and Significant Subsidiaries' plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, retirement benefits, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA and each "multi-employer plan" within the meaning of Section 3(37) of 4001(a)(3) of ERISA.

          "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock, Series B.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or Paris, France are not required to be open.

          "By-laws" means the by-laws of the Corporation as amended as of the date hereof and as may be amended from time to time, provided that such amendment does not adversely affect the rights of the holders of the 5% Preferred Stock, Series B.

          "Common Stock" shall mean the Corporation's Common Stock, par value $.01 per share.

          "Conflicting Investment" means any investment of funds or assets of the Corporation or any Corporation Subsidiary directly or indirectly in any French Operator or in any joint venture entity which is partly owned by any French Operator (the joint venture entity being known as the "Entity"), in connection with operations in France of such French Operator or Entity other than any purchase (either in a stock or asset purchase transaction) for cash by the Corporation and/or any Corporation Subsidiary of not less than 51% (based on the fair market value and voting power) of any company or business from any French Operator or the investment of funds or assets in any Entity in which the Corporation and/or any Corporation Subsidiary will, following such investment, own at least 51% (based on fair market value and voting power) of such Entity.

          "Constituent Person" shall have the meaning set forth in paragraph
     (8)(e)(i) hereof.

          "Conversion Rate" shall have the meaning set forth in paragraph (8)(a) hereof.

          "Convertible Debentures" means the 7% Convertible Subordinated Notes due 2008 of NTL Communications Corp., a Delaware corporation.

          "Core Business Assets" means assets that are used in a business that operates directly or indirectly, or holds a license to operate (i) a cable system or service, (ii) a fixed-line telephone or telecommunications system or service or (iii) a broadcasting transmission system or service.

          "Corporation" shall have the meaning set forth in the preamble.

          "Corporation Subsidiary" or "Corporation Subsidiaries" means any Subsidiary or all of the Subsidiaries of the Corporation, respectively.

          "Corporation Systems" means all computers, hardware, software, systems, facilities and equipment (including, without limitation, cable, wireline, wireless, microwave, satellite and any other telecommunications equipment and facilities, and embedded microcontrollers in noncomputer equipment) owned, leased or licensed by the Corporation or any Significant Subsidiary and material to, or necessary for, the Corporation or any Significant Subsidiary to carry on its business as currently conducted or intended to be conducted.

          "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

          "Determination Date" shall have the meaning set forth in paragraph
     (8)(d)(ii) hereof.

          "Diluted Shares" means, as of any applicable time, shares of Common Stock issued and outstanding as of such time plus shares of Common Stock issuable upon conversion, redemption, exchange, exercise of, or as a dividend declared as of the time of measurement with respect to, any shares of preferred stock, options, warrants, debentures and other securities or any subscription rights.

          "Dividend Payment Date" shall mean        ,        ,        and
            of each year, commencing on                , 1999; provided,
     however, that, if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

          "Dividend Periods" shall mean quarterly dividend periods commencing on
            ,        ,        and        of each year and ending on and
     including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the
     Issue Date and end on and include             , 1999).

          "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding Permitted Encumbrances.

          "Equity Securities" shall have the meaning set forth in paragraph
     (10).

          "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
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          "Expiration Time" shall have the meaning set forth in paragraph
     (8)(d)(v) hereof.

          "5 1/4% Preferred" shall have the meaning set forth in paragraph
     (3)(d) hereof.

          "5% Preferred Stock, Series A" shall have the meaning set forth in paragraph (3)(d) hereof.

          "5% Preferred Stock, Series B" shall have the meaning set forth in paragraph (1) hereof.

          "5% Series A" shall have the meaning set forth in paragraph (3)(d) hereof.

          "5 1/4% Series A" shall have the meaning set forth in paragraph (3)(d) hereof.

          "French Operator" means any significant provider of telecommunications services in France (or that provider's Affiliates) or any Person whose primary line of business in France is to provide telecommunications services (or such Person's Affiliates) other than the Corporation or its Affiliates.

          "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

          "Governmental Authority" means any United States or foreign federal, state, provincial, local, supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Holdco" shall have the meaning set forth in paragraph 8(e)(ii) hereof.

          "Indebtedness" means (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, notes, debentures or other similar instruments or by letters of credit, including purchase money obligations or other obligations relating to the deferred purchase price of property (other than trade payables incurred in the ordinary course of business),
     (c) obligations as lessee under leases which have been or should have been, in accordance with GAAP, recorded as capital leases, (d) obligations under direct or indirect guaranties in respect of Liabilities of others, including indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such indebtedness is assumed by such Person,
     (e) obligations in respect of outstanding or unpaid checks or drafts or overdraft obligations and (f) accrued interest, if any, on and all other amounts owed in respect of any of the foregoing.

          "Investment Agreement" means the agreement, dated July 26, 1999, between France Telecom S.A. and the Corporation, to which an agreed form of this Certificate of Designation has been attached as Attachment I.

          "Issue Date" shall mean the date on which shares of 5% Preferred Stock, Series B are first issued.

          "Junior Securities" shall have the meaning set forth in paragraph
     (3)(c) hereof.

          "Junior Securities Distributions" shall have the meaning set forth in paragraph (4)(f) hereof.

          "Law" means any supranational, United States or foreign federal, national, state, regional or local statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

          "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "Liquidation Right" shall mean, for each share of 5% Preferred Stock, Series B, the greater of (i) an amount equal to $1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and

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     (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock, Series B into Common Stock.

          "Major Entity" shall mean any of the Corporation, NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Bermuda) Limited or any Significant Subsidiary.

          "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c) hereof.

          "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d) hereof.

          "Market Value" shall mean (A) the market value of the Corporation's outstanding shares of capital stock plus (B) the market value of any debt securities of the Corporation for which quotes are available from brokerage companies of national reputation plus (C) with respect to shares of preferred stock for which no such quotes are available, the aggregate amount of liquidation preference thereof and the aggregate amount of accumulated and unpaid dividends with respect thereto plus (D) the principal amount and the amount of accrued and unpaid interest with respect to any borrowings of the Corporation and the Corporation Subsidiaries.

          "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

          "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

          "9.9% Series A Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

          "9.9% Series B Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

          "non-electing share" shall have the meaning set forth in paragraph
     (8)(e)(i) hereof.

          "NYSE" means the New York Stock Exchange.

          "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

          "Parity Securities" shall have the meaning set forth in paragraph
     (3)(b) hereof.

          "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or is reasonably expected to commence: (a) liens for taxes, assessments and governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business;
     (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations or other obligations of a like nature incurred in the ordinary course of business; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes; (e) Encumbrances permitted under any of the indentures to which the Corporation or a Corporation Subsidiary is a party as of the date of the Investment Agreement; (f) purchase money security interests in supplier equipment; (g) precautionary liens filed by lessors with respect to leased equipment; and
     (h) any single or series of related Encumbrances which are not in excess of $2,500,000 and do not materially impair the value or use of the property subject thereto or the operation of the Corporation's business at the relevant date.

                                       F-5
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          "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

          "Preferred Shares" has the meaning set forth in paragraph (9)(c).

          "Preferred Stock" shall have the meaning set forth in the first resolution above.

          "Pro Forma Rating" has the meaning set forth in paragraph (9)(h)(ix).

          "Purchase Shares" shall have the meaning set forth in paragraph
     (8)(d)(v) hereof.

          "Qualified Holder" shall mean France Telecom, a societe anonyme formed under the laws of France, or an Affiliate, so long as such Person holds at least one share of the 5% Preferred Stock, Series B.

          "Qualified Holding Condition" shall be satisfied so long as a Qualified Holder is the holder of at least 15.0% of the Diluted Shares.

          "Record Date" shall have the meaning set forth in paragraph (8)(d)(iv) hereof.

          "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, Series B, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

          "Rights" shall have the meaning set forth in paragraph (12) hereof.

          "Rights Agreement" shall have the meaning set forth in paragraph (12) hereof.

          "Securities" shall have the meaning set forth in paragraph (8)(d)(iii) hereof.

          "Senior Securities" shall have the meaning set forth in paragraph
     (3)(a) hereof.

          "Series A Certificate" means the Certificate of Designation in respect of the 5% Preferred Stock, Series A.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that, if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock, Series B shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

          "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

          "Strategic Acquisition" has the meaning set forth in the Investment Agreement.

          "Subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),
     (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time

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

     owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "13% Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

          "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

          "Transaction" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

          "Transaction Agreement" shall mean the agreement, dated July 26, 1999, among the Corporation, Bell Atlantic Corporation, Cable & Wireless plc and Cable & Wireless Communications plc.

          "Trigger Event" shall have the meaning set forth in paragraph (9)(b) hereof.

          "Trigger Event Cure" shall have the meaning set forth in paragraph
     (9)(b) hereof.

          "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

     (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the 5% Preferred Stock, Series B, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock, Series B ("Senior Securities");

          (b) on a parity with the 5% Preferred Stock, Series B, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, Series B, if the holders of the 5% Preferred Stock, Series B and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

          (c) junior to the 5% Preferred Stock, Series B, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock, Series B shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

          (d) Each of (i) the 13% Series B Senior Redeemable Exchangeable Preferred Stock (the "13% Preferred") and (ii) the 5 1/4% Convertible Preferred Stock, Series A (the "5 1/4% Series A") and any dividends paid on the 5 1/4% Series A in accordance with its terms, to the extent that such dividends are paid in preferred stock having terms substantially identical to the 5 1/4% Series A and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in preferred stock having terms substantially identical to the 5 1/4% Series A (the 5 1/4% Series A and all such in-kind dividends being hereinafter referred to as the "5 1/4% Preferred") is a Senior Security. Each of the 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series A ("9.9% Series A Preferred") and 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series B ("9.9% Series B Preferred") is a Junior Security. The 5% Cumulative Participating Convertible Preferred
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     Stock, Series A (the "5% Series A") and any dividends paid on the 5% Series
     A in accordance with its terms, to the extent that such dividends are paid in preferred stock having terms substantially identical to the 5% Series A and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in preferred stock having terms substantially identical to the 5% Series A (the 5% Series A and all such in-kind dividends being hereinafter referred to as the "5% Preferred Stock, Series A") is a Parity Security. One or more classes of Additional Preferred (as defined below) shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock, Series B pursuant to paragraph 9(f).

          (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock, Series B shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

     (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock, Series B shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock, Series B except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock, Series B) by the Relevant Compounding Factor (except that for purposes of additional shares of Preferred Stock payable as a dividend for the initial Dividend Period, the Conversion Rate shall be the quotient resulting from the division of the Conversion Rate (as then in effect) by [(90 - (# days in initial Dividend Period)/90) X Relevant Compounding Factor]) and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, Series B, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, Series B, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date on the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock, Series B shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock, Series B fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, Series B as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the

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Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

     (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each such Additional Preferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

     (d) The dividends payable for the initial Dividend Period, or any other period shorter than a full Dividend Period, on the 5% Preferred Stock, Series B shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock, Series B that may be in arrears except as otherwise provided herein.

     (e) So long as any shares of the 5% Preferred Stock, Series B are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock, Series B for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment, (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock, Series B and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock, Series B by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock, Series B and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock, Series B and accumulated and unpaid on such Parity Securities.

     (f) So long as any shares of the 5% Preferred Stock, Series B are outstanding, no dividends (other than (i) any rights issued pursuant to a shareholder rights plan as provided in paragraph (12) and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities, including pursuant to paragraph 4(c) of the 9.9% Series A Preferred and paragraph 4(d) of the 9.9% Series B Preferred), unless in each case (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock, Series B and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such other stock, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock, Series B and all other Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock, Series B by the Corporation pursuant to paragraph (6) below, (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6) hereof.

     (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock, Series B shall be entitled to receive the Liquidation

                                       F-9
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Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock, Series B shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock, Series B and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock, Series B and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, Series B, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock, Series B shall not be entitled to share therein.

     (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) the seventh anniversary of the Issue Date and (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $150.00 and (B) the fourth anniversary of the Issue Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, Series B, from time to time in part, All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together in each case with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

     (b) On and after the first Business Day following the tenth anniversary of the Issue Date, each holder of shares of 5% Preferred Stock, Series B shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, Series B, from time to time in part, All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock, Series B who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock, Series B to be redeemed and a statement that the election to exercise a redemption right is being made thereby, and, subject to paragraph (11)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock, Series B to be redeemed, duly endorsed for transfer to the Corporation.

     (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock, Series B pursuant to paragraphs (6)(a) or (6)(b), on the twentieth anniversary of the Issue Date (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem All But One Outstanding Share of 5% Preferred
Stock, Series B, or, if the Qualified Holding Condition is not satisfied, all outstanding shares of 5% Preferred Stock,
                                      F-10
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Series B, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph
(6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price. For purposes of the 5% Preferred Stock, Series B, "All But One
Outstanding Share" means all but one share of 5% Preferred Stock, Series B outstanding at the relevant time. For the avoidance of doubt, so long as the Qualified Holding Condition is satisfied, at least one share of 5% Preferred Stock, Series B shall remain outstanding in perpetuity. As soon as (i) the Qualified Holding Condition is no longer satisfied and (ii) there is only one share of 5% Preferred Stock, Series B that has not been redeemed pursuant to this paragraph (6) or converted pursuant to paragraph (8), that one outstanding share of 5% Preferred Stock, Series B shall be redeemed, payable, at the option of the holder, in cash or in Common Stock.

     (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares or All But One Outstanding Share of 5% Preferred Stock, Series B pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock, Series B shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock, Series
B) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

     (e) Upon any redemption of 5% Preferred Stock, Series B, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

     (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock, Series B and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock, Series B shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock, Series B are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

     (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock, Series B pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock, Series B to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash, and, if the payment is in Common Stock, an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or where the notice under paragraph (11)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

     (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock, Series B so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock, Series B shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (11)(d)) of their certificates if so required, and to receive any dividends payable thereon).

     (c) Upon surrender (including a constructive surrender under paragraph
(11)(d)) in accordance with notice given pursuant to this paragraph (7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock, Series B are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph (11)(d), representing the surrendered shares without cost to the holder thereof.

     (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock, Series B shall have the right, at any time and from time to time, at such holder's option, to convert any or All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, all outstanding shares, of 5% Preferred Stock, Series B held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b) hereof. The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock, Series B shall be equal to $1,000.00 divided by
80.00 (such quotient, as adjusted as provided herein, the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph (8)(d) hereof. The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock, Series B at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4), except that, upon conversion of All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, all outstanding shares, of 5% Preferred Stock, Series B held by such holder, all such accrued and unpaid dividends at the date of conversion shall be paid in Common Stock at the applicable Conversion Rate.

     (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock, Series B to be converted shall surrender (or constructively surrender in accordance with paragraph (11)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock, Series B for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock, Series B is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock, Series B surrendered for conversion shall be canceled by the Corporation or the transfer agent.

     (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock, Series B at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (11)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

     (iii) Subject to a holder's election under paragraph (11)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (11)(d)) by a holder of the certificates for shares of 5% Preferred Stock, Series B as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(11)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock, Series B represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (11)(d), upon the surrender (including a constructive surrender under paragraph (11)(d)) of certificates representing shares of 5% Preferred Stock, Series B to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (8).

     (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock, Series B shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (11)(d)) and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock, Series B surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

     (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock, Series
B. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, Series B, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock, Series B surrendered (or deemed surrendered under paragraph (10)(d)) for conversion by such holder.

     (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock, Series B shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock, Series B surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

     (d) The Conversion Rate shall be adjusted from time to time as follows:

          (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock, Series B thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph 8)(d)(i) shall be made whenever any event listed above shall occur.

          (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock, Series B shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

          (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock, Series B shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock, Series B after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock, Series B would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

          (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock, Series B shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock, Series B at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph
     (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash.

          In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

          (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

          (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock, Series B or Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph (8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph (8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

          (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock, Series B upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock, Series B shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

     (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing

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being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock, Series B which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock, Series B was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e)(i) shall similarly apply to successive Transactions.

     (ii) Notwithstanding anything herein to the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, Series B, may cause the exchange of this 5% Preferred Stock, Series B for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock, Series B (including for these purposes any resultant change in the tax treatment for the holders of such stock).

     (f) If:

          (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

          (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

          (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock, Series B at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

     (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock, Series B at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

     (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock, Series B converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

     (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

     (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph
(8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, Series B, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of 5% Preferred Stock, Series B may have at law or in equity.

     (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, Series B, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock, Series B not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock, Series B shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock, Series B shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $80.00) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, Series B, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

     (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, Series B, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

     (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock, Series B pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock, Series B to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

     (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock, Series B are entitled to participate in such transaction pursuant to paragraph 4(b).

     (9) Governance. (a) The holders of record of shares of 5% Preferred Stock, Series B shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

     (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock, Series B have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation, or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, Series B, voting as a single class, will be required on all matters brought to shareholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock, Series B then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation, and all Bankruptcy Events shall have been cured (the "Trigger Event Cure"), then the right of the holders of the 5% Preferred Stock, Series B to vote as described in the this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

     (c) In addition to the power to elect directors in accordance with paragraph (9)(d), upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, Series B, together with the holders of 5% Preferred Stock, Series A and shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock, Series B and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred

Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock, Series B and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock, Series B and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock, Series B and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock, Series B (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock, Series B and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock, Series B may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock, Series B and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock, Series B and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

     (d) (i) (A) In addition to any other rights granted in this paragraph (9) to elect directors or to vote on any matter submitted to stockholders, all holders of shares of 5% Preferred Stock, Series B, voting separately as a class, shall have the right to elect directors to serve on the Board of Directors in accordance with the provisions of this paragraph (9)(d), so long as the Qualified Holding Condition is satisfied.

     (B) If there are twelve or fewer members of the Board of Directors, the Qualified Holder shall be entitled to elect three directors. If there are fourteen or more members of the Board of Directors, the Qualified Holder shall be entitled to elect four directors. In either case, any director that is appointed by a holder of shares of 5% Preferred Stock, Series A, pursuant to paragraph (9)(d) of the Series A Certificate, shall be counted toward the three or four directors, as the case may be, that a Qualified Holder is entitled to appoint pursuant to this paragraph (9)(d).

     (C) Immediately upon failure of the Qualified Holding Condition, this paragraph (9)(d), paragraphs (9)(h), (9)(i) and (9)(j) shall be of no effect and the rights granted in such paragraphs to the holders of the 5% Preferred Stock, Series B shall cease to apply.

     (ii) The voting rights granted to the Qualified Holder pursuant to this paragraph 9(d) may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this paragraph (9)(d) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting rights may not be exercised at any meeting unless an Authorized Officer of the Qualified Holder shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of shares of 5% Preferred Stock, Series B of such rights. At any meeting at which the holders of shares of 5% Preferred Stock, Series B shall exercise such voting rights initially, they shall have the right, voting separately as a class, to elect the number of directors provided under paragraph (9)(d)(i)(B) to fill vacancies in the Board of Directors, to the extent that such number of vacancies then exist, or, if such right is exercised at an annual meeting, to elect such number of directors. If necessary, the holders of the shares of 5% Preferred Stock, Series B shall have the right to make such increase in the number of members of the Board of Directors as shall be necessary to permit them to so elect such number of directors.

     (iii) Unless the holders of shares of 5% Preferred Stock, Series B shall have previously exercised their right to elect the number of directors provided under paragraph (9)(d)(i)(B), the Board of Directors shall order, and any stockholder or stockholders owning in the aggregate not less than 25% of the total number of the shares of 5% Preferred Stock, Series B outstanding may request, the calling of a special meeting of the holders of shares of 5% Preferred Stock, Series B, which meeting shall thereupon promptly be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of shares of 5% Preferred Stock, Series B are entitled to vote pursuant to this paragraph (9)(d) shall be given to each holder of record of shares of 5% Preferred Stock, Series B by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later then 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 25% of the total number of outstanding shares of 5% Preferred Stock, Series B.

     (iv) The holders of shares of Common Stock and shares of 5% Preferred Stock, Series B, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the directors until holders of the shares of 5% Preferred Stock, Series B shall have exercised their right to elect the number of directors provided under paragraph (9)(d)(i)(B), voting as a separate class, after the exercise of which right (x) the directors so elected by the holders of shares of 5% Preferred Stock, Series B shall continue in office until their successors shall have been elected by such holders, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (9)(d)(ii)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of capital stock which elected the directors whose offices shall have become vacant. References in this paragraph (9)(d)(iv) to directors elected by the holders of a particular class of capital stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (e) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B at a meeting of the holders of 5% Preferred Stock, Series B called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock, Series B; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of, the 5% Preferred Stock, Series B shall require the affirmative vote at a meeting of holders of 5% Preferred Stock, Series B called for such purpose or written consent of the holder of each share of 5% Preferred Stock, Series B.

     (f) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock, Series B or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(f) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, the 5 1/4% Preferred, or the 5% Preferred Stock, Series A, provided that the maximum value of such Parity Securities or Senior Securities issued by the Corporation in such refinancing as shall be reflected on the Corporation's consolidated balance sheet prepared in accordance with GAAP applied on a basis consistent with the Corporation's prior practice, shall not exceed in the aggregate the aggregate value of the 13% Preferred, the 5 1/4% Preferred, or the 5% Preferred Stock, Series A, respectively, as reflected on the Corporation's consolidated balance sheet as contained in the report filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act that is most recent prior to such refinancing.

     (g) In exercising the voting rights set forth in this paragraph (9), each share of 5% Preferred Stock, Series B shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock, Series B as a single class on any matter, then the 5% Preferred Stock, Series B and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock, Series B shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     (h) So long as the Qualified Holding Condition is met:

          (i) there shall be no more than sixteen members of the Board of Directors;

          (ii) at least one director appointed by the Qualified Holder shall be a member of each committee of the Board of Directors, other than a committee formed to evaluate transactions with that holder;

          (iii) the directors elected by the Qualified Holder to the Board of Directors pursuant to paragraph (9)(d) shall be elected as members of the boards of directors of the Corporation Subsidiaries, if such boards of directors include substantially all of the other members of the Board of Directors;

          (iv) the By-laws shall contain provisions (A) requiring notices to be given to directors in a reasonable and customary form and allowing directors enough time to take any action that directors may deem necessary with respect to such notice and (B) allowing participation of directors in any meeting of the Board of Directors and any committee thereof by means of telephonic conference;

          (v) the Corporation shall not offer, issue, sell or transfer any securities to any Person or amend or waive the Rights Agreement to permit a transaction by any Person, if as a result of such offer, issuance, sale or transfer, such Person will beneficially own 15.0% or more of the Diluted Shares; provided, however, that this paragraph (9)(h)(v) shall not apply to a transaction or series of related transactions involving a contractual sale or other acquisition of 100% of the capital stock of the Corporation, so long as (a) such transaction is definitive or provides for a make-whole premium or similar significant penalty payable to shareholders other than the potential acquirer if the potential acquirer does not complete such a transaction, and (b) the transactions contemplated by such agreement are approved by the Board of Directors and are either (A) submitted for approval by the holders of Common Stock or (B) subject to the tender offer rules under the Exchange Act;

          (vi) if the Corporation offers, issues, sells or transfers any securities to any Person that would result in such Person owning less than 15.0% of the Diluted Shares, the Corporation shall comply with the provisions of paragraph (10) and shall not (A) grant to such Person a right to elect more than one director to the Board of Directors or (B) agree to standstill or transfer restrictions more favorable than those granted to the Qualified Holder under the Investment Agreement and shall not grant any rights to such Person that the Qualified Holder does not have herein or under the Investment Agreement;

          (vii) the Corporation shall not consummate, without the approval of a majority of holders of the Common Stock or the unanimous approval by the Board of Directors or a committee thereof (if such committee includes a director appointed by the Qualified Holder), any transaction or a series of transactions involving (A) an acquisition (either in an asset or stock purchase transaction) or (B) a sale or transfer (either in an asset or stock purchase transaction) (other than a spin-off (to the Corporation's stockholders) of the Corporation's and the Corporation Subsidiaries' broadcast assets or assets located outside of the United Kingdom, it being understood that the Purchaser shall have the corporate governance and other rights with respect to such spun-off entity, as provided pursuant to the Investment Agreement) of Core Business Assets, if the fair market value of the Core Business Assets to be so acquired, sold or transferred exceeds, in the aggregate, 10% of the Market Value;

          (viii) the acquisition of any assets or stock of a business that does not constitute Core Business Assets, in any transaction or series of related transactions that represents, individually or when

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     aggregated with all such transactions completed during the immediately preceding 24 months, 10% or more of the Market Value at the time of the proposed new acquisition, will require the approval of at least 66 2/3% of the holders of the then-outstanding Common Stock, unless the Board of Directors or a committee thereof (if such committee includes a director appointed by the Qualified Holder) approves such transaction unanimously, and a transaction shall be considered to be completed in the preceding 24-month period if it shall have been either completed (in which case the fair market value of the acquired assets shall be determined at the time of completion) or announced pursuant to a definitive agreement (in which case the fair market value of the acquired assets shall be determined at the time of such announcement);

          (ix) the Corporation shall not, without the unanimous approval by the Board of Directors or a committee thereof (if such committee includes a director appointed by the Qualified Holder), incur any Indebtedness (other than any refinancing of any existing Indebtedness that would not result in a material increase of the principal amount of such existing Indebtedness) after the date on which the Corporation receives its first credit rating from a rating agency of national reputation giving effect to the Strategic Acquisition (the "Pro Forma Rating"), if the Board of Directors has reason to believe (after reasonable inquiry of an internationally recognized rating agency or a major investment bank having expertise in credit rating advisory work) that the effect of incurring such Indebtedness would reduce the credit rating of NTL Communications Corp. below (i) the lower of (x) the equivalent of Standard & Poor's rating of BB- or (y) the Pro Forma Rating, if such Indebtedness is incurred prior to January 1, 2001 or (ii) the equivalent of Standard & Poor's rating of BB, if the Indebtedness is incurred on or after January 1, 2001; and

          (x) the Corporation shall maintain the total number of directors at a level that enables the Qualified Holder to elect at least ten percent of the members of the Board of Directors.

     (i) So long as the Qualified Holding Condition is met, none of the following shall be permitted without the prior written approval of one of the Authorized Officers:

          (I) a reclassification, combination, stock dividend or any similar transaction that may adversely affect the rights of the holders of the 5% Preferred Stock, Series B;

          (II) an amendment to the Certificate of Incorporation or By-laws that may adversely affect the rights of the holders of the 5% Preferred Stock, Series B;

          (III) commencement or institution of a Bankruptcy Event;

          (IV) issuance by the Corporation of any security that would adversely affect the rights of holders of the 5% Preferred Stock, Series A, or the 5% Preferred Stock, Series B; or

          (V) any agreement by the Corporation or any of its Affiliates to enter into a Conflicting Investment.

     (j) Before entering into any Alliance to provide telecommunications services in any country in the European Union, the Corporation shall consult with the Qualified Holder with a view to mutually cooperating in such venture.

     (k) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock, Series B may have in its capacity as a holder of shares of Common Stock.

     (10) Preemptive Rights. The Corporation shall not issue, sell, transfer to any Person or grant to any Person a right to acquire any shares of capital stock or options, warrants or similar instruments or any other security convertible or exchangeable for shares of capital stock of the Corporation (other than (i) through exercise of any options, warrants, Convertible Debentures, the 13% Preferred, the 5 1/4% Preferred, the 9.9% Series A Preferred or the 9.9% Series B Preferred, in each case, that is outstanding on the Issue Date or the issuance of options to the employees of the Corporation and the Corporation Subsidiaries pursuant to Benefit Plans existing on the Issue Date, as such Benefit Plans may be amended or replaced (provided that such amended or replaced Benefit Plans shall have terms similar to and consistent with the terms of Existing Benefit Plans), and the exercise of such options, (ii) as consent payments contemplated by and in accordance with Section 5.01(d)(iv) of the Investment Agreement, (iii) as contemplated by the Transaction Agreement, or
(iv) as dividends on or conversion or in redemption of shares of preferred stock contemplated by and in accordance with Section 5.01(d)(iii) of the Investment Agreement (the "Equity Securities")), unless the Qualified Holder is notified in writing of any such issuance, sale or transfer and is offered the right to purchase at the sale price and on the terms and conditions of the sale such quantity of Equity Securities as would be necessary for the Purchaser to maintain its then current beneficial ownership level of the Diluted Shares. The preemptive rights of the Qualified Holder pursuant to this paragraph (10) shall be exercised in a manner and based on a timetable that will not restrict or adversely affect the Corporation's ability to raise equity capital in a flexible and cost-effective manner.

     (11) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) hereof or shall have failed to discharge any obligation to redeem shares of 5% Preferred Stock, Series B pursuant to paragraph (6) hereof, the holders of shares of 5% Preferred Stock, Series B shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock, Series B shall continue.

     (c) The shares of 5% Preferred Stock, Series B shall bear the following legend:

     THE SHARES OF PREFERRED STOCK, PAR VALUE $.01, OF THE COMPANY (THE "PREFERRED STOCK") (AND THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED) REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAS BEEN CONVERTED) EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON
     TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED                ,
     1999, AS MAY BE AMENDED, AMONG THE CORPORATION AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

     THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE CORPORATION.

     The shares of Common Stock issuable upon conversion of the 5% Preferred Stock, Series B shall bear the following legend:

     THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS
     ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED             ,
     1999, AS MAY BE AMENDED, AMONG THE CORPORATION AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

     (d) (i) Whenever in connection with any conversion or redemption of the 5% Preferred Stock, Series B in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, Series B, such holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the holder thereof shall be deemed to represent, at and from the date of such conversion or redemption, the number of shares of Common Stock issuable upon such conversion or redemption (subject to paragraph (8)(c), if applicable), and shall be so reflected upon the books of the Corporation and its transfer agent.

     (ii) (A) A holder who has previously elected to retain certificates representing the 5% Preferred Stock, Series B in accordance with paragraph
(11)(d)(i) upon conversion or redemption may subsequently elect to receive certificates representing the shares of Common Stock issued upon such conversion or redemption. To receive certificates representing such shares of Common Stock, the holder of such certificate shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

     (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

     (C) As promptly as practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph 11(c)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

     (12) Shareholder Rights Plan. The shares of 5% Preferred Stock, Series B shall be entitled to the benefits of a number of rights ("Rights") issuable under the Shareholder Rights Agreement, dated as of October 1, 1993, as amended, between the Company and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect (the "Rights Agreement") equal to the number of shares of Common Stock then issuable upon conversion of the 5% Preferred Stock, Series B at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion of a share of 5% Preferred Stock, Series B or upon payment of a dividend shall be accompanied by a Right.

                                                                         ANNEX G

                         REGISTRATION RIGHTS AGREEMENT

     THIS AGREEMENT is made as of the 2nd day of February 2000 by and NTL Incorporated, a company organized and existing under the laws of the State of Delaware (the "Company"), and Cable and Wireless plc (the "Principal Shareholder").

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings except where otherwise indicated:

     "Affiliate" of any person means any other person directly or indirectly controlling or controlled by or under common control with such person. For the purposes of this definition, "control" when used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the cities of New York or London are authorized by law to close.

     "Common Share" shall mean a share of common stock, par value $.01 per share, of the Company.

     "Demand Registration" means a Demand Registration as defined in Section
2.1.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Existing Agreements" shall mean the following existing registration rights agreements between the Company and certain parties:

          (a) the registration rights agreement dated as of March 8, 1999 between the Company and certain shareholders of Diamond Cable Communications Plc;

          (b) the registration rights agreement dated as of January 28, 1999 between the Company and Microsoft Corporation;

          (c) the registration rights agreement dated as of October 29, 1998 between the Company and Comcast Corporation and Warburg, Pincus Investors, L.P.; and

          (d) the registration rights agreement dated as of September 22, 1998 between the Company and Vision Networks III B.V.;

     copies of which have been made available to the Principal Shareholder.

     "Holder" means the registered holder of Registrable Securities or any assignee or transferee of such Registrable Security unless such Registrable Securities are acquired (i) pursuant to a registration statement under the Securities Act or (ii) pursuant to transactions exempt from registration under the Securities Act where securities acquired in such transaction may be resold without subsequent registration under the Securities Act.

     "Managing Underwriter" with respect to an Offering means the lead manager or lead managers of a syndicate of Underwriters of such Offering.

     "Maximum Number" means the amount of Common Shares to be included in any Offering which the managing underwriter of such Offering considers in its reasonable commercial judgment to be the maximum appropriate amount based on market conditions and other relevant factors.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" means the Nasdaq Stock Market's National Market System.

     "Offering" means any offering of Registrable Securities which are registered pursuant to Demand Registration or Piggy-Back Registration.

     "person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Piggy-Back Registration" means a Piggy-Back Registration as defined in
Section 2.2.

     "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any amendments and supplements thereto, including post-effective amendments and all exhibits and all materials incorporated by reference in such prospectus.

     "Registrable Securities" means any Common Share of the Company owned on Completion (as defined in the Transaction Agreement) by a Principal Shareholder or one of its Affiliates until (i) a registration statement covering such Common Share has been declared effective by the Commission and such Common Share has been disposed of pursuant to such effective registration statement, (ii) such Common Share is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which such Common Share may be sold pursuant to Rule 144(k) or (iii) such Common Share has been otherwise transferred and it may be resold without subsequent registration under the Securities Act.

     "Registration Statement" means any registration statement of the Company under the Securities Act which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such Registration Statement.

     "Restricted Period" means the period ending on the earlier of (i) the date identified in Section 8(7)(a) of the Transaction Agreement or (ii) the date on which any restrictions contained in Section 8(7) of the Transaction Agreement are terminated as a result of a breach by Nickel of its obligations relating to the Transaction Agreement.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Selling Holder" with respect to an Offering means a Holder who is selling Registrable Securities in such Offering.

     "Transaction Agreement" means the Restated Transaction Agreement dated as of 26th July 1999 between the Company, Bell Atlantic, Cable & Wireless plc and Cable & Wireless Communications plc.

     "underwritten registration" or "underwritten offering" means a registration in which Common Shares of the Company are being sold to an underwriter for reoffering to the public.

     "Underwriter" with respect to an Offering means a securities dealer who purchases Registrable Securities as principal and not as part of such dealer's market-making activities in such Offering.

                                   ARTICLE II

                              REGISTRATION RIGHTS

     SECTION 2.1. Demand Registration. (a) At any time after the end of the Restricted Period, a Holder may make a written request for registration under the Securities Act of its Registrable Securities (a "Demand Registration"); provided, that the Company shall not be obliged to effect a Demand Registration during the period starting 14 days prior to and ending 90 days after the effective date of the Company's most recent registration statement under the Securities Act (except for a registration statement registering securities to be offered and sold by the Company pursuant to (i) an employee benefit plan or similar plan or (ii) the reclassification of securities, mergers, consolidations and acquisitions of securities or assets or other business combinations with a party which is not an Affiliate of the Company); and further provided, that the Holder may not make more than four such Demand Registration requests. Such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, the Company will give written notice of such registration request to all other Holders of Registrable Securities and shall include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein 10 Business Days after the delivery by the Company of the notice. Each such request will also specify the number of Registrable Securities to be registered and the intended method of disposition thereof.

     (b) If the Managing Underwriter advises the Company in writing that, in its opinion, the inclusion of the Registrable Securities with respect to which the Company has received written requests for inclusion therein (other than those of the Holder requesting the Demand Registration) would (i) in the case of a request other than as described in clause (ii) below, materially adversely affect the distribution of all such securities or (ii) in the case of a request made by France Telecom S.A. or any of its Affiliates pursuant to an assignment of any registration rights under this Agreement to France Telecom S.A. or any of its Affiliates, cause the number of all such securities included in such Offering to exceed the Maximum Number, then the Company will include in such registration first, all the securities proposed to be sold by the Company pursuant to the request by the Holder initially making a written request for the Demand Registration, and second, subject to the rights of other parties to the Existing Agreements, the amount of other securities (including Registrable Securities) requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such Offering, reduced pro rata, so that each registered holder of such other securities (including Holders, but not the initially requesting Holder) requesting such registration may sell the proportion of the securities (including Registrable Securities) to be sold in the proposed registration which the amount of securities (including Registrable Securities) proposed to be sold by each such holder bears to the aggregate amount of securities (including Registrable Securities) proposed to be sold by all such holders. The Company has the right to withdraw any Offering prior to the effective date thereof without liability to a Holder (other than the Holder requesting the Demand Registration); provided, however, that the Company shall pay all expenses incurred in connection with the Offering in accordance with
Section 3.2.

     SECTION 2.2. Piggy-Back Registration. (a) If at any time after the end of the Restricted Period the Company proposes to file a registration statement under the Securities Act with respect to (i) an offering of Common Shares by the Company or (ii) an offering by the Company which is for or includes an offering for the account of any of its holders of Common Shares (other than a registration statement registering securities to be offered and sold by the Company pursuant to (x) an employee benefit plan or similar plan or (y) the reclassification of securities, mergers, consolidations and acquisitions of securities or assets or other business combinations with a party which is not an Affiliate of the Company), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 10 days before the anticipated filing date), and, subject to the rights of other parties to the Existing Agreements, such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggy-Back Registration"). The Company shall use its reasonable best efforts to cause the Managing Underwriter of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as Common Shares of the Company included therein.

     (b) If an Offering for which notice is given pursuant to Section 2.2(a) is to be underwritten and a Holder chooses to sell pursuant to this Section 2.2, such Holder shall sell through the Underwriters selected by the Company (or, if the Company has contractually provided another party with the right to make that selection, the choice of such other party). If the Managing Underwriter advises the Company in writing that, in its opinion, the inclusion of the Registrable Securities proposed to be sold by a Holder would (i) in connection with any offering other than as described in clause (ii) below, materially adversely affect the distribution or (ii) in connection with any offering pursuant to a demand under any registration rights agreement that has been entered into between the Company and France Telecom S.A. or any of its Affiliates, cause the number of all such securities included in such Offering to exceed the Maximum Number, then the Company will include in such registration first, all the securities proposed to be sold by the Company pursuant to such registration or pursuant to the request by the holder making the request for the demand registration, and second, subject to the rights of other parties to the Existing Agreements, the amount of other securities (including Registrable Securities) requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such Offering, reduced pro rata, so that each registered holder of such other securities (including Holders, other than the holder making a demand for a demand registration) requesting such registration may sell the proportion of the securities (including Registrable Securities) to be sold in the proposed registration which the amount of securities (including Registrable Securities) proposed to be sold by each such holder bears to the aggregate amount of securities (including Registrable Securities) proposed to be sold by all such holders. The Company has the right to withdraw any Offering prior to the effective date thereof without liability to a Holder; provided, however, that the Company shall pay all expenses incurred in connection with the Offering in accordance with Section 3.2.

     SECTION 2.3. Underwriting of Demand Registration and Piggy-Back Registration. If the Holders of a majority of the Registrable Securities to be registered in a Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering and such Holders shall select the Managing Underwriter in connection with such offering and any additional Underwriters and investment bankers to be used in connection with such offering; provided that the Company (in its reasonable discretion) has consented to the selection of such Managing Underwriter and additional Underwriters and investment bankers; and provided further that such Managing Underwriter and additional Underwriters and investment bankers must be reasonably satisfactory to the Holders of a majority of the Registrable Securities to be included in such Offering.

     The Company shall have the exclusive right to determine the Managing Underwriter or any additional Underwriters or investment bankers to be used in connection with an offering of Registrable Securities registered under a Piggy-Bank Registration (other than to the extent the Company has contractually provided another party with such right).

                                  ARTICLE III

                            REGISTRATION PROCEDURES

     SECTION 3.1. Filings; Information. Whenever Holders request that proposed sales of any Registrable Securities be registered pursuant to Article II hereof, the Company will use its best efforts to effect the registration and the inclusion of such Registrable Securities in an Offering in accordance with the intended method of disposition thereof, and in connection with any such registration and Offering:

          (a) will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 130 days; provided that if the Company shall furnish to the Holders making a request pursuant to Section 2.1 a certificate signed by either its Chief Executive Officer or its Chief Financial Officer stating that in his or her good faith judgment it would be disadvantageous in any material respect to the Company or its shareholders for such a registration statement to be filed expeditiously, the Company shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1;

          (b) upon the occurrence of any event which makes a statement of a material fact made in any registration statement relating to such Offering or any document incorporated therein by reference untrue or which results in the omission of a statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company promptly will prepare a supplement or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities in such Offering, the prospectus relating to such Offering will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (c) enter into customary agreements (including an underwriting agreement in customary form) with such modifications or revisions therein as the Company may reasonably require, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in such Offering;

          (d) make available for inspection during its regularly scheduled business hours by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
     (i) following consultation with the Company and its counsel the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. Each Selling Holder shall execute and deliver to the Company a confidentiality agreement in a form provided by the Company which agreement shall provide for adequate monetary and equitable remedies against such Selling Holder in the event of disclosure of confidential information in violation of such Agreement;

          (e) if requested by the Managing Underwriter of such Offering, if any, or a Selling Holder of Registrable Securities included in such Offering, immediately incorporate in the registration statement or prospectus or any amendment or supplement thereto relating to such Offering such information as such Managing Underwriter and the holders of the majority of the number of Registrable Securities included in such Offering reasonably agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and information with respect to any other terms of such Offering; and make all required filings of such registration statement or prospectus or such amendment or supplement thereto as soon as notified of the matters to be incorporated in such registration statement or prospectus or such amendment or supplement thereto;

          (f) if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto relating to such Offering, furnish to each Selling Holder in such Offering and each Underwriter of such Offering, if any, copies of such registration statement or prospectus or any amendment or supplement thereto, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of copies of such amended registration statement (in each case including all exhibits thereto and documents incorporated by reference therein), such prospectus as supplemented and such other documents a Selling Holder in such Offering or Underwriter of such Offering may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder being included in such Offering;

          (g) prepare and file with the SEC such post-effective amendments to the registration statement relating to such Offering and such supplements to the prospectus relating to such Offering, as may be necessary to keep such registration statement effective for the applicable period and cause such prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended, customary methods of distribution by the sellers thereof set forth in such registration statement or supplement to the prospectus; and the Company shall be deemed not to have used its best efforts to keep a registration statement effective during the applicable period if it voluntarily takes any action that would result in the Selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law; provided, however, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of
     Section 3.1(b), if applicable;

          (h) notify each Selling Holder in such Offering and the Managing Underwriter of such Offering, if any, promptly, and (if requested by any such person) confirm such advice in writing;

             (1) when any registration statement or prospectus or any amendment or supplement thereto relating to such Offering is filed or becomes effective;

             (2) of any request by the SEC for amendments or supplements to such registration statement or prospectus or for additional information;

             (3) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose;

             (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in such Offering in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

             (5) of the occurrence of any event which makes a statement of a material fact made in such registration statement or such prospectus or amendment or supplement thereto or any document incorporated therein by reference untrue or which results in the omission of a statement of a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (i) furnish to each Selling Holder in such Offering and to each Underwriter of such Offering, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (1) an opinion or opinions of counsel to the Company (and local or special counsel as deemed appropriate by the Company or its counsel) and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in reasonably customary form and covering matters of the type customarily covered by opinions or comfort letters, as the case may be, as the majority of Holders of the Registrable Securities included in such Offering or the Managing Underwriter therefor reasonably request;

          (j) use its best efforts to (i) register or qualify the Registrable Securities being sold in such Offering under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder in such Offering reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do such other acts and things reasonably expected to be performed by

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     an issuer to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder being sold in such Offering; provided that the Company will not be required to (A) register or qualify the Registrable Securities under the securities or blue sky laws of more than fifteen states of the United States (excluding states for which the Registrable Securities are exempt form registration) (B) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (j), (C) subject itself to taxation in any jurisdiction where it would not otherwise be required to subject itself to taxation but for this paragraph (j) or (D) consent to general service of process in any jurisdiction where it would not otherwise be required to consent to general service of process but for this paragraph
     (j);

          (k) use its best efforts to cause the Registrable Securities being sold in such Offering to be listed on every securities exchange on which similar securities of the same class of the Company are then listed as a result of a listing application filed by the Company;

          (l) cooperate and assist in any filings required to be made with the NASD and any such securities exchange in connection with such Offering and in the performance of any due diligence investigation by any Underwriter of such Offering (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
     NASD);

          (m) cooperate with the Selling Holders in such Offering and the Managing Underwriter of such Offering, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends not required by applicable law) representing the Registrable Securities to be sold in such Offering; and enable such Registrable Securities to be in such denominations and registered in such names as such Selling Holders or such Managing Underwriter, if any, may request at least two business days prior to any sale of Registrable Securities;

          (n) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

     The Company may require each Selling Holder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(h)(3), (4) or (5) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Selling Holder's notification that it may recommence disposition of Registrable Securities or its receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(b) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall, to the extent permitted by law, extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(h)(5) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(b) hereof.

     SECTION 3.2. Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with a registration hereunder (the "Registration Expenses") by the Company and such Holders (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (v) any fees and expenses incurred in connection with listing of the Registrable Securities, (vi) fees and

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expenses of counsel for the Company and fees and expenses of independent certificated public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letter requested pursuant to Section 3.1(i) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, (viii) expenses associated with the printing of any Prospectus or certificates for the Registrable Securities and (ix) reasonable fees and expenses of one counsel (who shall be designated by the Selling Holder and be reasonably acceptable to the Company) for the Selling Holders; provided, however, that the Company shall not be required to pay any Registration Expenses if as a result of the withdrawal of a request for Demand Registration by the Selling Holders, the registration statement does not become effective, in which case the Selling Holders shall bear such Registration Expenses pro rata on the basis of the number of shares so included in the registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or any agents who manage their accounts).

                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1. Indemnification by the Company. The Company agrees, so far as it is permitted by law, to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "controlling person") from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information relating to a Selling Holder furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein or (ii) the failure of such Selling Holder or any underwriter acting for such Selling Holder at or prior to the written confirmation of the sale of the Registrable Securities to send or deliver a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as supplemented or amended) to the person asserting any such losses who purchased the Registrable Securities which are the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or in the final prospectus (or the final prospectus as amended or supplemented). The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

     SECTION 4.2. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "controlling person") to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information relating to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees, severally but not jointly, to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company by the Selling Holders provided in this Section 4.2. The terms of any underwriting agreement entered into by the Company to effect a registration of the Holders'

Registrable Securities shall require the Underwriter to indemnify and hold harmless the Company, its officers, directors, controlling persons or agents on substantially the same basis as that of the indemnification of the Company by each Selling Holder provided in this Section 4.2.

     SECTION 4.3. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to
Section 4.1 or 4.2, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties and that such fees and expenses shall be reimbursed as they are incurred, provided that the Indemnifying Party has been furnished with reasonable documentation to substantiate such fees and expenses within 30 days after they have been incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement of judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that (unless the amount of such fees and expenses is disputed in good faith by the Indemnifying Party and the Indemnifying Party shall have transferred an amount sufficient to cover the fees and expenses to a third party approved by the Indemnified Party to be held in trust by such third party pending resolution of the dispute, it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     SECTION 4.4. Contribution. If the indemnification provided in this Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company, the Selling Holders and the Underwriters, in such proportion as is appropriate to reflect the relative benefits and the relative fault of the Company, the Selling Holders and the Underwriters in connection with the offering of the Registrable Securities and the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the Underwriters shall be deemed to be
                                       G-9
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in the same proportions as the net proceeds from the offering received by the
Company and the Selling Holders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus bear to the total proceeds of the offering, it being understood that the Company shall be deemed for this purpose to have received the benefit of the proceeds of the sale of any Registrable Securities for the account of any Selling Holders. The relative fault of the Company, the Selling Holders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or by the Underwriters. The relative fault of the Company and of each Selling Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holders' obligations to contribute pursuant to this Section 4.4 are several.

                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.1. Participation in Underwritten Registrations. No Selling Holder may participate in any underwritten registration hereunder unless such Selling Holder (a) agrees to sell such Selling Holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements and this Principal Shareholder Registration Rights Agreement. No Holder may participate in any registration hereunder unless such Holder furnishes the Company with all information required by the applicable rules and regulations of the SEC concerning the proposed methods of sale of such Registrable Securities and such other information as may reasonably be required by the SEC to prepare and file such registration statement in accordance with the applicable provisions of the Securities Act and the Rules and Regulations promulgated thereunder.

     SECTION 5.2. Rule 144. The Company covenants that during the six year period following the date hereof it will file any reports required to be filed by it under the Securities Act and the Exchange Act or provide such information as may be reasonably necessary to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any

                                      G-10
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similar rule or regulation hereunder adopted by the SEC. Upon the request of any
Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 5.3. Holdback Agreements. (a) Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable law, each Holder whose securities are included in a registration statement pursuant to Demand Registration or Piggy-Back Registration agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the Managing Underwriter in the case of an underwritten public offering. Each such Holder agrees to indemnify and hold harmless the Company and the Underwriters for any damages, costs or expenses including reasonable attorneys fees, as incurred, caused to the Company or such Underwriters by a breach of the foregoing which results in a breach of SEC Regulation M as may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC.

     (b) Restrictions on Public Sale by the Company and Others. Subject to the provisions set forth in Section 4.4 the Company agrees (i) not to effect any public distribution of any securities similar to those being registered in accordance with Section 2.1 or Section 2.2 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement) or the commencement of a public distribution of Registrable Securities; and (ii) to use its reasonable best efforts to ensure that any agreement entered into after the date of this Registration Rights Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public distribution of any such securities during the periods described in (i) above, provided, that the provisions of this paragraph (b) shall not prevent the conversion, exercise or exchange of any securities pursuant to their terms into or for other securities.

     SECTION 5.4. Notices. Any notice or communication to the Company shall be in writing and shall be either delivered in person, sent by air courier or sent by facsimile transmission (confirmed by letter delivered in person or sent by courier) addressed as follows:

        NTL Incorporated
        110 East 59th Street
        New York, New York 10022
        Attention: General Counsel
        Facsimile No.: 001 212 906 8497

        with a copy to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        919 Third Avenue
        New York, New York 10022
        Attention: Thomas Kennedy

     Notices to Principal Shareholder shall be delivered via the foregoing means to the addresses set forth on the signature pages below. For purposes of this Principal Shareholder Registration Rights Agreement, notices shall be deemed to be delivered on the date such notice is sent by air courier or facsimile transmission.

     SECTION 5.5. Severability. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

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

     SECTION 5.6. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of New York applicable to contracts made and to be performed therein.

     SECTION 5.7. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, any court in the State of New York located in the City and County of New York, and any appellate court from any thereof and the courts of England, in any action, suit or proceeding brought against it and related to or in connection with this Agreement or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by applicable law, in such Federal court or in the courts of England. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be litigated in or by such courts.

     SECTION 5.8. Trial by Jury Waived. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THIS WAIVER.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                                          NTL INCORPORATED

                                          By: /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                          Name: Richard J. Lubasch
                                          Title: Executive Vice President
                                                 General Counsel and Secretary

                                          CABLE AND WIRELESS PLC

                                          By: /s/ ROBERT LERWILL
                                            ------------------------------------
                                              Name: Robert Lerwill
                                              Title: Finance Director
                                              Address: 124 Theobalds Road
                                                       London WC1X 8RX
                                                       United Kingdom
                                                       Facsimile No.: + 44 171
                                                       315 5093

                                                                         ANNEX H

                         REGISTRATION RIGHTS AGREEMENT

     THIS AGREEMENT is made as of the 2nd day of February 2000 by and between Bell Atlantic Corporation, a company incorporated under the laws of Delaware ("Bell Atlantic") and NTL Incorporated, a company incorporated under the laws of Delaware (the "Company").

                                   WITNESSETH

     WHEREAS, Bell Atlantic, through its wholly owned subsidiary Bell Atlantic Financial Services, Inc., has issued Senior Exchangeable Notes due 2005 (the "Notes") which by their terms are exchangeable for shares of Cable & Wireless Communications plc (the "CWC Shares"), nominal value 50p per share (the "Exchangeable Note Offering");

     WHEREAS, Cable & Wireless Communications plc ("CWC") has entered into a Restated Transaction Agreement dated as of 26th July 1999 by and between Bell Atlantic, CWC, the Company, Cable and Wireless plc, a company organized and existing under the laws of England ("Cable and Wireless"), whereby Bell Atlantic will acquire Shares of the Company and shares of common stock of Cable and Wireless in exchange for its shares in CWC;

     WHEREAS, pursuant to the terms of the Exchangeable Note Offering each holder of the Notes is entitled to receive all property received in respect of each CWC Share for which each Note would have originally been exchangeable by that holder pursuant to the Exchangeable Note Offering;

     WHEREAS, the Exchangeable Note Offering required that an appropriate registration under the United States Securities Act of 1933, as amended (the "Act"), be effected with respect to the CWC Shares subsequent to the consummation of the Exchangeable Note Offering.

     WHEREAS, CWC, Cable and Wireless, Bell Atlantic, NYNEX Corporation and NYNEX Network Systems Company (now named Bell Atlantic Network Systems Company), among others, are parties to the Principal Shareholders Registration Rights Agreement dated March 21, 1997 as amended by the Agreement dated 1st August 1998 (the "Existing Registration Rights Agreement");

     WHEREAS, the Transaction Agreement requires that the Company shall enter into a registration rights agreement which provides Bell Atlantic with registration rights in relation to shares of the Company ("Shares") that are, in Bell Atlantic's reasonable judgment, advisable or necessary to provide rights and benefits to Bell Atlantic with respect to registration of the Shares (the "Company Share Registration") which are no less favorable than the rights or benefits provided to Bell Atlantic with respect to CWC Shares by virtue of the Existing Registration Rights Agreement and are necessary or desirable to enable Bell Atlantic to meet its obligations under the terms of the registration rights agreement dated 26th August 1998 between Bell Atlantic, Bell Atlantic Financial Services Inc. and the Managers named therein to the same extent under the Existing Registration Rights Agreement in respect of CWC Shares;

     WHEREAS, Bell Atlantic desires to request the registration of the Shares under this Agreement in order to meet its obligations and permit the distribution of the Shares in connection with the Exchangeable Note Offering;

     WHEREAS, the parties hereto desire to enter into this Agreement in order to facilitate the Company Share Registration;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Definitions. The following terms as used herein, have the following meanings except
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where otherwise indicated:

     "Affiliate" of any person means any other person directly or indirectly controlling or controlled by or under common control with such person. For the purposes of this definition, "control" when used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the cities of New York or London are authorised by law to close or any of NYSE, NASDAQ or the London Stock Exchange is closed for trading.

     "Cable and Wireless Registration Rights Agreement" means the registration rights agreement dated the date hereof between Cable and Wireless and Bell Atlantic Corporation.

     "Demand Registration" means a Demand Registration as defined in Section
2.1.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Existing Agreements" shall mean the following existing registration rights agreements between the Company and certain parties:

          (a) the registration rights agreement dated as of March 8, 1999 between the Company and certain shareholders of Diamond Cable Communications Plc;

          (b) the registration rights agreement dated as of January 28, 1999 between the Company and Microsoft Corporation;

          (c) the registration rights agreement dated as of October 29, 1998 between the Company and Comcast Corporation and Warburg, Pincus Investors, L.P.; and

          (d) the registration rights agreement dated as of September 22, 1998 between the Company and Vision Networks III B.V.

     "Holder" means the registered holder of Registrable Securities or any assignees or transferee of such Registrable Security unless such Registrable Securities are acquired (i) pursuant to a registration statement under the Securities Act or (ii) pursuant to transactions exempt from registration under the Securities Act where securities acquired in such transaction may be resold without subsequent registration under the Securities Act.

     "Managing Underwriters" with respect to an Offering means the lead manager or lead managers of a syndicate of Underwriters of such Offering.

     "Maximum Number" means the amount of Shares to be included in any Offering which the managing underwriter of such Offering considers in its reasonable commercial judgment to be the maximum appropriate amount based on market conditions and other relevant factors.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" means the Nasdaq Stock Market's National Market System.

     "NYSE" means the New York Stock Exchange, Inc.

     "Offering" means any offering of Registrable Securities which are registered pursuant to Demand Registration or Piggy-Back Registration.

     "person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Piggy-Back Registration" means a Piggy-Back Registration as defined in
Section 2.2.

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     "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any amendments and supplements thereto, including post-effective amendments and all exhibits and all materials incorporated by reference in such prospectus.

     "Registrable Securities" means any Share of the Company owned by Bell Atlantic, Bell Atlantic Financial Services Inc. or one of their Affiliates until
(i) a registration statement covering such Share has been declared effective by the SEC and such Share has been disposed of pursuant to such effective registration statement, (ii) such Share is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act are met or under which such Shares may be sold pursuant to Rule 144(k) or (iii) such Share has been otherwise transferred and it may be resold without subsequent registration under the Securities Act.

     "Registration Statement" means any registration statement of the Company under the Securities Act which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such Registration Statement.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Selling Holder" with respect to an Offering means a Holder who is selling Registrable Securities in such Offering.

     "Shares" means the shares of common stock of the Company.

     "Transaction Agreement" means the Restated Transaction Agreement dated as of 26th July 1999 between Bell Atlantic, Cable and Wireless, CWC and the Company.

     "underwritten registration" or "underwritten offering" means a registration in which Shares of the Company are being sold to an underwriter for reofferring to the public.

     "Underwriter" with respect to an Offering means a securities dealer who purchases Registrable Securities as principal and not as part of such dealer's market-making activities in such Offering.

                                   ARTICLE II

                              REGISTRATION RIGHTS

     SECTION 2.1. Demand Registration. (a) A Holder may make a written request for registration under the Securities Act of its Registrable Securities (a "Demand Registration"), provided that the Company shall not be obliged to effect a Demand Registration during the period starting 14 days prior to and ending 90 days after the effective date of the Company's most recent registration statement under the Securities Act (except for a registration statement registering securities to be offered and sold by the Company pursuant to (i) an employee benefit plan or similar plan or (ii) the reclassification of securities, mergers, consolidations and acquisitions of securities or assets or other business combinations with a party which is not an Affiliate of the Company), and provided further, the Company shall not be obligated to take any action to effect a Demand Registration if the Holders request registration of Registrable Securities representing less than 2% of the outstanding Shares under such Demand Registration. Such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, the Company will give written notice of such registration request to all other Holders of Registrable Securities and shall include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein 10 Business Days after the delivery by the Company of the notice. Each such request will also specify the number of Registrable Securities to be registered and the intended method of disposition thereof.

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

     (b) Bell Atlantic hereby requests in writing that, pursuant to Section 2.1(a) of this Agreement, the Company prepare and file a registration statement. Pursuant to Section 3.1(a) of this Agreement, the Company agrees to use its best efforts to file or confidentially submit by December 1, 2000 and cause to be effective no later than March 1, 2001 a registration statement on Form S-3 or any other applicable form (the "Exchangeable Registration Statement") registering (i) a continuous offering of Shares under Rule 415 of the Act for delivery upon exchange of the Notes, (ii) the offer of Shares (deliverable upon exchange of the Notes) arising from time to time upon the resale of the Notes and (iii) the resale of Shares that are restricted securities from time to time ((i) through (iii) collectively "Shelf Sales"). The Company shall not be entitled to delay such filing or delay the Exchangeable Registration Statement becoming effective pursuant to any of its rights set forth in Section 2.1,
Section 3.1(a) or any other provision of this Agreement. The Company hereby acknowledges receiving written notice from Bell Atlantic of its deemed registration request pursuant to Section 2.1.

     SECTION 2.2. Piggy-Back Registration. (a) If at any time the Company proposes to file a registration statement under the Securities Act with respect to (i) an offering of Shares by the Company or (ii) an offering by the Company which is for or includes an offering for the account of any of its holders of Shares (other than a registration statement registering securities to be offered and sold by the Company pursuant to (x) an employee benefit plan or similar plan or (y) the reclassification of securities, mergers, consolidations and acquisitions of securities or assets or other business combinations with a party which is not an Affiliate of the Company), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggy-Back Registration"). The Company shall use its reasonable best efforts to cause the Managing Underwriter of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as Shares of the Company included therein.

     (b) If an Offering for which notice is given pursuant to Section 2.2(a) is to be underwritten and a Holder chooses to sell pursuant to this Section 2.2, such Holder shall sell through the Underwriters selected by the Company (or if the Company has contractually provided another party with the right to make that selection, the choice of such other party). If the Managing Underwriter advises the Company in writing that, in its opinion, the inclusion of the Registrable Securities proposed to be sold by a Holder would (i) in connection with any offering other than as described in clause (ii) below, materially adversely affect the distribution or (ii) in connection with any offering pursuant to a demand under any registration rights agreement that has been entered into between the Company and France Telecom S.A. or any of its Affiliates, cause the number of all such securities included in such Offering to exceed the Maximum Number, then the Company will include in such registration first, all the securities proposed to be sold by the Company or pursuant to the request by the holder initially making a written request for the demand registration, and second, subject to the rights of the other parties to the Existing Agreements, the amount of other securities (including Registrable Securities) requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such Offering, reduced pro rata, so that each registered holder of such other securities (including holders but not the initially requesting holder) requesting such registration may sell that proportion of the securities (including Registrable Securities) to be sold in the proposed registration which the amount of securities (including Registrable Securities) proposed to be sold by each such holder bears to the aggregate amount of securities (including Registrable Securities) proposed to be sold by all such holders. The Company has the right to withdraw any Offering prior to the effective date thereof without liability to a holder (other than the holder requesting the demand registration), provided, however, that the Company shall pay all expenses incurred in connection with the Offering in accordance with
Section 3.3.

     SECTION 2.3. Underwriting of Demand Registration and Piggy-Back Registration. If the Holders of a majority of the Registrable Securities to be registered in a Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering and such Holders shall select the Managing Underwriter in connection with such offering and any additional Underwriters and investment bankers to be used in connection with such offering; provided that the Company (in its reasonable discretion) has consented to the selection of such Managing Underwriter and additional Underwriters and investment bankers; and provided further that such Managing Underwriter and additional Underwriters and investment bankers must be reasonably satisfactory to the Holders of a majority of the Registrable Securities to be included in such Offering.

     The Company shall have the exclusive right to determine the Managing Underwriter or any additional Underwriters or investment bankers to be used in connection with an offering of Registrable Securities registered under a Piggy-Back Registration (other than to the extent the Company has contractually provided another party with such right).

     SECTION 2.4. Effectiveness of This Agreement. Notwithstanding anything else contained in this Agreement, this Agreement shall take effect only upon Completion (as defined in the Transaction Agreement). The Company agrees that in any modification or amendment of an Existing Agreement, the rights of the Holders as granted under this Agreement will not be adversely affected, and that registration rights granted by the Company under any future registration rights agreement that the Company may enter into will be on a basis no more favorable that the rights granted to the Holders herein, unless the Company also grants equivalent rights to the Holders at the time of such other agreement.

                                  ARTICLE III

                            REGISTRATION PROCEDURES

     SECTION 3.1. Filings; Information. If and whenever Holders request that proposed sales of any Registrable Securities be registered pursuant to Article II hereof, and also pursuant to the request of Bell Atlantic in Section 2.1(b) of this Agreement, the Company will use its best efforts to effect the registration and the inclusion of such Registrable Securities in an Offering in accordance with the intended method of disposition thereof, and in connection with any such registration and Offering:

          (a) will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 130 days; provided that if the Company shall furnish to the Holders making a request pursuant to Section 2.1 a certificate signed by either its Chief Executive Officer or its Chief Financial Officer stating that in his or her good faith judgment it would be disadvantageous in any material respect to the Company or its shareholders for such a registration statement to be filed expeditiously, the Company shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1 and further provided that, notwithstanding anything else in this Section 3.1, the Company shall use its best efforts to cause the Exchangeable Registration Statement requested pursuant to Section 2.1(b) to remain effective as described in
     Section 3.2;

          (b) upon the occurrence of any event which makes a statement of a material fact made in any registration statement relating to such Offering or any document incorporated therein by reference untrue or which results in the omission of a statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company promptly will prepare a supplement or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities in such Offering, the prospectus relating to such Offering will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (c) enter into customary agreements (including an underwriting agreement in customary form) with such modifications or revisions therein as the Company may reasonably require, and take such
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

     other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in such Offering;

          (d) make available for inspection during its regularly scheduled business hours by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
     (i) following consultation with the Company and its counsel the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. Each Selling Holder shall execute and deliver to the Company a confidentiality agreement in a form provided by the Company which agreement shall provide for adequate monetary and equitable remedies against such Selling Holder in the event of disclosure of confidential information in violation of such Agreement;

          (e) if requested by the Managing Underwriter of such Offering, if any, or a Selling Holder of Registrable Securities included in such Offering, immediately incorporate in the Registration Statement or Prospectus or any amendment or supplement thereto relating to such Offering such information as such Managing Underwriter and the holders of the majority of the number of Registrable Securities included in such Offering reasonably agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and information with respect to any other terms of such Offering and make all required filings of such Registration Statement or Prospectus or such amendment or supplement thereto as soon as notified of the matters to be incorporated in such Registration Statement or Prospectus or such amendment or supplement thereto;

          (f) if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto relating to such Offering, furnish to each Selling Holder in such Offering and each Underwriter of such Offering, if any, copies of such Registration Statement or Prospectus or any amendment or supplement thereto, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of copies of such amended Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), such Prospectus as supplemented and such other documents a Selling Holder in such Offering or Underwriter of such Offering may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder being included in such Offering.

          (g) prepare and file with the SEC such post-effective amendments to the Registration Statement relating to such Offering and such supplements to the Prospectus relating to such Offering, as may be necessary to keep such registration statement effective for the applicable period and cause such prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended, customary methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; and the Company shall be deemed not to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law; provided, however, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3.1(b), if applicable; and further provided that the foregoing shall not apply to actions taken by the Company in compliance with Section 3.2 hereof with respect to the Exchangeable Registration Statement requested pursuant to Section 2.1(b);

          (h) notify each Selling Holder in such Offering and the Managing Underwriter of such Offering, if any, promptly, and (if requested by any such person) confirm such advice in writing:

             (1) when any Registration Statement or Prospectus or any amendment or supplement thereto relating to such Offering is filed or becomes effective,

             (2) of any request by the SEC for amendments or supplements to such Registration Statement or Prospectus or for additional information,

             (3) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose,

             (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in such Offering in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

             (5) of the occurrence of any event which makes a statement of a material fact made in such registration statement or amendment or supplement thereto or any document incorporated therein by reference untrue or which results in the omission of a statement of a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (i) furnish to each Selling Holder in such Offering and to each Underwriter of such Offering, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (1) an opinion or opinions of counsel to the Company (and local or special counsel as deemed appropriate by the Company or its counsel) and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in reasonably customary form and covering matters of the type customarily covered by opinions or comfort letters, as the case may be, as the majority of Holders of the Registrable Securities included in such Offering or the Managing Underwriter therefor reasonably request;

          (j) use its best efforts to (i) register or qualify the Registrable Securities being sold in such Offering under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder in such Offering reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do such other acts and things reasonably expected to be performed by an issuer to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder being sold in such Offering; provided that the Company will not be required to (A) register or qualify the Registrable Securities under the securities or blue sky laws of more than fifteen states of the United States (excluding states for which the Registrable Securities are exempt from registration), (B) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph
     (j), (C) subject itself to taxation in any jurisdiction where it would not otherwise be required to subject itself to taxation but for this paragraph
     (j) or (D) consent to general service of process in any jurisdiction where it would not otherwise be required to consent to general service of process but for this paragraph (j);
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          (k) use its best efforts to cause the Registrable Securities being sold in such Offering to be listed on each securities exchange, including NASDAQ, NYSE and The London Stock Exchange, on which similar securities of the same class of the Company are then listed as a result of a listing application filed by the Company;

          (l) cooperate and assist in any filings required to be made with the NASD, NASDAQ, NYSE or The London Stock Exchange in connection with such Offering and in the performance of any due diligence investigation by any Underwriter of such Offering (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD);

          (m) cooperate with the Selling Holders in such Offering and the Managing Underwriter of such Offering, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends not required by applicable law) representing the Registrable Securities to be sold in such Offering; and enable such Registrable Securities to be in such denominations and registered in such names as such Selling Holders or such Managing Underwriter, if any, may request at least two business days prior to any sale of Registrable Securities;

          (n) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

     The Company may require each Selling Holder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(h)(3), (4) or (5) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Selling Holder's notification that it may recommence disposition of Registrable Securities or its receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(b) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall, to the extent permitted by law, extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(h)(5) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(b) hereof.

     Section 3.2. Effectiveness of the Exchangeable Registration Statement.

     (a) Effectiveness Period: Notwithstanding the provisions of Section 3.1 but subject to Sections 3.2(c) and 3.2(d) below, the Company shall use its best efforts to cause the Exchangeable Registration Statement described in Section 2.1(b) to remain effective until the earlier of (i) the redemption in full of the Notes, or (ii) the final maturity of the Notes.

     (b) The Company's Ability to Suspend Prospectus. At any time, and from time to time, after the Exchangeable Registration Statement has been declared effective, the Company may, by giving one Business Day's written notice to Bell Atlantic and the trustee and exchange agent for the Notes, require Bell Atlantic to suspend use of any prospectus or prospectus supplement included in the Exchangeable Registration Statement (the "Company Prospectus"). Any such notice to the trustee or the exchange agent for the Notes shall specify that it is given on behalf of Bell Atlantic under the indenture for the Notes. Bell Atlantic acknowledges that, except for the firm window periods described in
Section 3.2(c) and the additional window periods described in Section 3.2(d), no Company Prospectus may be used without the prior consent of the Company.

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     (c) Firm Window Periods.  Notwithstanding the provisions of Section 3.1 and
Section 3.2(b), the Company agrees that it shall make available a Company Prospectus for Shelf Sales that is supplemented or amended to conform with the requirements of Section 3.1(b) ("Active Current Company Prospectus") during each of the following window periods:

          (1) the five Business Day period commencing after the filing under the Exchange Act of Cable and Wireless's Annual Report on Form 20-F (the "Annual Report") (provided that the Company has received from Cable and Wireless notice of such filing in accordance with Section 3.2(c) of the Cable and Wireless Registration Rights Agreement),

          (2) the five Business Day period commencing after the filing under the Exchange Act of the interim report which contains Cable and Wireless's semi-annual financial results on Form 6-K (the "Interim Report") (provided that the Company has received from Cable and Wireless notice of such filing in accordance with Section 3.2(c) of the Cable and Wireless Registration Rights Agreement),

          (3) the five Business Day period ending on any redemption date for the Notes (provided that the Company has received from Bell Atlantic written notice of the redemption date at least 15 calendar days prior to the issuance by Bell Atlantic of the notice of redemption in respect of the Notes),

          (4) the five Business Day period ending on the seventh calendar day immediately preceding the final maturity date of the Notes.

     (d) Additional Window Periods.  In addition to the window periods under
Section 3.2(c) above, the Company shall make available an Active Current Company Prospectus for Shelf Sales for a minimum of an additional 15 Business Days beginning, in each case, on:

          (1) the sixth Business Day after the filing of the Annual Report, and

          (2) the sixth Business Day after the filing of the Interim Report.

     With respect to these additional window periods, the Company may, by giving the notice specified in Section 3.2(b) above (a copy of which notice it shall provide to Cable and Wireless), require Bell Atlantic to suspend use of the Company Prospectus for Shelf Sales for any period during which the Company has notified Bell Atlantic and the trustee and exchange agent for the Notes of the occurrence of an event requiring the preparation of an Active Current Company Prospectus, such period not to exceed 30 days. In such case, the Company shall as promptly as practicable (after agreeing as promptly as practicable the timing with Cable and Wireless so as to ensure that Active Current Company Prospectuses for both the Company and Cable and Wireless are available concurrently) make available an Active Current Company Prospectus and keep it available for use for such number of days necessary to complete the full 15 Business Day additional window period; provided that nothing herein shall limit the obligation of each of the Company and Cable and Wireless to complete the full 15 Business Day additional window period.

     In addition, if Cable and Wireless shall have pursuant to Section 3.2(b) of the Cable and Wireless Registration Rights Agreement suspended use of the Company Prospectus (as defined in the Cable and Wireless Registration Rights Agreement) for the additional window periods contemplated by Section 3.2(d) of such Agreement, then the Company shall as promptly as practicable (after agreeing as promptly as practicable the timing with Cable and Wireless so as to ensure that Active Current Company Prospectuses for both the Company and Cable and Wireless are available concurrently) make available an Active Current Company Prospectus for such period as are necessary to the complete the full 15 Business Day additional window period contemplated by the Cable and Wireless Registration Rights Agreement, provided that nothing herein shall limit the obligation of each of the Company and Cable and Wireless to complete the full 15 Business Day additional window period.

     SECTION 3.3 Registration Expenses. (a) Other than as described in Section 3.3(b), in connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with a registration hereunder (the "Registration Expenses") by the Company and such Holders (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (v) any fees and expenses incurred in connection with listing of the Registrable Securities, (vi) fees and expenses of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letter requested pursuant to Section 3.1(i) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, (viii) expenses associated with the printing of any Prospectus or certificates for the Registrable Securities and (ix) fees and expenses of one counsel (who shall be designated by the Selling Holder and be reasonably acceptable to the Company) for the Selling Holders; provided, however, that the Company shall not be required to pay any Registration Expenses if as a result of the withdrawal of a request for Demand Registration by the Selling Holders, the registration statement does not become effective, in which case the Selling Holders shall bear such Registration Expenses pro rata on the basis of the number of shares so included in the registration statement; and provided, further, that the Company shall have no obligation to pay Registration Expenses for more than five consummated Demand Registrations for any Selling Holder. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or any agents who manage their accounts).

     (b) Notwithstanding the provisions of Section 3.3(a), Bell Atlantic will pay the following expenses incurred by the Company and Bell Atlantic in connection with, and to the extent directly resulting from, the initial filing and obtaining effectiveness of the Exchangeable Registration Statement: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursement of counsel in connection with blue sky qualifications of the Shares); (iii) printing expenses, (iv) reasonable fees and expenses of one U.S. counsel and one U.K. counsel for the Company and reasonable fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(i)); (v) expenses associated with the printing of the prospectus included in the Exchangeable Registration Statement and (vi) fees and expenses of counsel for Bell Atlantic; provided, however that Bell Atlantic shall not be required to pay any expenses in connection with the Company's obligation to maintain the effectiveness of the Exchangeable Registration Statement, other than: (a) the amount of $10,000 payable annually by Bell Atlantic to the Company; and (b) the reasonable expenses incurred by the Company in relation to the furnishing of an opinion or opinions of counsel to the Company and/or a comfort letter or comfort letters from the Company's independent public accountants, each in reasonably customary form and covering matters of the type customarily covered by opinions or comfort letters, as the case may be, to the extent requested by Bell Atlantic for purposes of the exchange of the Notes or the resale of the Notes or the Shares in connection with any post-effective amendment to the Exchangeable Registration Statement or any prospectus or prospectus supplement included in the Company Prospectus.

                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1 Indemnifications by the Company. The Company agrees, so far as it is permitted by law, to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "controlling person") from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information relating to a Selling Holder furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

     SECTION 4.2 Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "controlling person") to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information relating to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees, severally but not jointly, to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company by the Selling Holders provided in this Section 4.2 The terms of any underwriting agreement entered into by the Company to effect a registration of the Holders' Registrable Securities shall require the Underwriter to indemnify and hold harmless the Company, its officers, directors, controlling persons and agents on substantially the same basis as that of the indemnification of the Company by each Selling Holder provided in this Section 4.2.

     SECTION 4.3 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties and that such fees and expenses shall be reimbursed as they are incurred; provided that the Indemnifying Party has been furnished with reasonable documentation to substantiate such fees and expenses within 30 days after they have been incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement of judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that (unless the amount of such fees and expenses is disputed in good faith by the Indemnifying Party and the Indemnifying Party shall have transferred an amount sufficient to cover the fees and expenses to a third party approved by the Indemnified Party to be held in trust by such third party pending resolution of the dispute) it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 Business Days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     SECTION 4.4 Contribution.  If the indemnification provided for in this
Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company, the Selling Holders and the Underwriters, in such proportions as is appropriate to reflect the relative benefits and the relative fault of the Company, the Selling Holders and the Underwriters in connection with the offering of the Registrable Securities and the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the Underwriters shall be deemed to be in the same proportions as the net proceeds from the offering received by the Company and the Selling Holders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the tables on the cover page of the prospectus bear to the total proceeds of the offering, it being understood that the Company shall be deemed for this purpose to have received the benefit of the proceeds of the sale of any Registrable Securities for the account of any Selling Holders. The relative fault of the Company, the Selling Holders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or by the Underwriters. The relative fault of the Company and of each Selling Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holders' obligations to contribute pursuant to this Section 4.4 are several.

                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.1 Participation in Underwritten Registration. No Selling Holder may participate in any underwritten registration hereunder unless such Selling Holder (a) agrees to sell such Selling Holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement. No Holder may participate in any registration hereunder unless such Holder furnishes the Company with all the information required by the applicable rules and regulations of the SEC concerning the proposed methods of sale of such Registrable Securities and such other information as may reasonably be required by the SEC to prepare and file such registration statement in accordance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder.

     SECTION 5.2 Rule 144. The Company covenants that during the six year period following the date on which the Exchangeable Registration Statement on Form S-3 is declared effective by the SEC it will file any reports required to be filed by it under the Securities Act and the Exchange Act or provide such information as may be reasonably necessary to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 5.3 Holdback Agreements. (a) Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable law, each Holder whose securities are included in a registration statement pursuant to Demand Registration or Piggy-Back Registration agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90 day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the Managing Underwriter in the case of an underwritten public offering. Each such Holder agrees to indemnify and hold harmless the Company and the Underwriters for any damages, costs or expenses including reasonable attorneys fees, as incurred, caused to the Company or such Underwriters by a breach of the foregoing which results in a breach of Regulation M under the Securities Act as may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC.

     (b) Restrictions on Public Sale by the Company and Others. Subject to the provisions set forth in Section 4.4 the Company agrees (i) not to effect any public distribution of any securities similar to those being registered in accordance with Section 2.1 or Section 2.2 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement) or the commencement of a public distribution of Registrable Securities; and (ii) to use its reasonable best efforts to ensure that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public distribution of any such securities during the periods described in (i) above; provided, that the provisions of this paragraph (b) shall not prevent the conversion, exercise or exchange of any securities pursuant to their terms into or other securities.

     SECTION 5.4 Notices. Any notices or communication to the Company, Bell Atlantic or NTL Incorporated shall be in writing and shall be either delivered in person, sent by air courier or sent by facsimile transmission (confirmed by letter delivered in person or sent by courier) addressed as follows:

       Cable and Wireless plc

       124 Theobalds Road
       London WC1X 8RX
       United Kingdom
       Attention: General Counsel
       Facsimile No.: +44 171 315 5093

       Bell Atlantic

       1095 Avenue of the Americas
       New York, NY 10036
       United States of America
       Attention:  General Attorney, Finance and Investments
       Facsimile No.: 001 212 764 2432

       NTL Incorporated

       110 East 59th Street
       New York, NY 10022
       United States of America
       Attention:  General Counsel
       Facsimile No.: 001 212 906 8497

     For purposes of this Agreement, notices shall be deemed to be delivered on the date such notice is sent by air courier or facsimile transmission.

     SECTION 5.5. Severability. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or distributed thereby.

     SECTION 5.6. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of New York applicable to contracts made and to be performed therein.

     SECTION 5.7. Consent to Jurisdiction. Each of the parties to this Agreement irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, any court in the State of New York located in the City and County of New York, and any appellate court from any thereof and the courts of England, in any action, suit or proceeding brought against it and related to or in connection with this Agreement or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by applicable law, in such Federal court or in the courts of England. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be litigated in or by such courts.

     SECTION 5.8. Trial by Jury Waived. EACH OF THE PARTIES TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING

DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS
AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THIS WAIVER.

     SECTION 5.9 Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                                          NTL INCORPORATED

                                          By: /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                              Name:    Richard J. Lubasch
                                              Title:   Executive Vice President,
                                                       General Counsel and
                                                       Secretary

                                          BELL ATLANTIC CORPORATION

                                          By: /s/ FREDERIC V. SALERNO
                                            ------------------------------------
                                              Name:    Frederic V. Salerno
                                              Title:   Senior Executive Vice
                                                       President
                                                       and Chief Financial
                                                       Officer

                                                                         ANNEX I

                               PURCHASE AGREEMENT

                                                                   July 15, 1999

France Telecom, S.A.
6 Place d'Alleray
75505 Paris Cedex 15
France

Ladies and Gentlemen:

     NTL Incorporated, a Delaware corporation ("NTL"), proposes, subject to the terms and conditions set forth herein (including the Schedules, Attachments and Exhibits hereto), to issue and sell to France Telecom, S.A. (the "Purchaser"), 2,702,703 shares (the "Common Shares") of NTL's common stock, par value $0.01 per share (the "Common Stock") and 750,000 shares (the "Preferred Shares") of 5% Convertible Preferred Stock having an aggregate liquidation preference of $750,000,000 (the "Preferred Stock") and having the terms set forth in the Certificate of Designation attached hereto as Attachment I (the "Certificate of Designation"). All Common Shares and Preferred Shares sold to the Purchaser hereunder are referred to herein as the "Securities".

     1. NTL represents and warrants to, and agrees with, the Purchaser that:

          (a) NTL's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and NTL's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 have been made available to the Purchaser in connection with the offering of the Securities. All documents of NTL filed with the United States Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") are referred to herein as the "Exchange Act Reports". The Exchange Act Reports, when they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not, as of their respective dates, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. NTL has timely filed all reports and registration statements and made all filings required to be made with the Commission under the Exchange Act, the United States Securities Act of 1933, as amended (the "Securities Act"), or the applicable rules and regulations of the Commission thereunder;

          (b) There has not been any material adverse change in, or any adverse development which materially affects, the business, assets, properties, financial condition or results of operations of NTL and its subsidiaries taken as a whole since December 31, 1998; and, since December 31, 1998, there has not been any material change in the capital stock, long-term debt or any other liability (which would be required to be reflected on a balance sheet or the notes thereto) of NTL or any of its subsidiaries not reported in an Exchange Act Report or any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of NTL and its subsidiaries taken as a whole; provided, however, that any change resulting from a strategic acquisition currently being reviewed by NTL of which the Purchaser has been informed (the "Strategic Acquisition") shall not be deemed a material change for purposes of this Section 1(b) and Section 7(b);

          (c) NTL has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Exchange Act Reports, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, or in which such qualification is necessary, except where the failure to be so qualified in any such jurisdiction does not or would not subject NTL to any material liability or disability; and each significant subsidiary (as defined in Regulation S-X of the Commission, each a "Significant Subsidiary") of NTL has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as it has been currently conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, or in which such qualification is necessary, except where the failure to be so qualified in any such jurisdiction does not or would not subject such Significant Subsidiary to any material liability or disability;

          (d) NTL has an authorized, issued and outstanding capitalization as set forth in the attached Exhibit A, and all of the issued shares of capital stock of NTL have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary of NTL have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by NTL, free and clear of all liens, encumbrances, equities or claims;

          (e) The Securities, and the shares of Common Stock issuable upon conversion or redemption of the Preferred Shares, including any dividends in the form of shares of Preferred Stock or shares of Common Stock, have been duly and validly authorized by NTL, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, and the issuance of the Securities is not subject to preemptive or other similar rights;

          (f) The execution and delivery of this Purchase Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of NTL, and when executed by NTL and the Purchaser will not conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any property or assets of NTL or its Significant Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which NTL or any of its Significant Subsidiaries is a party or by which NTL or any or its Significant Subsidiaries may be bound or to which any of the property or assets of NTL or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-laws of NTL or of any of its Significant Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over NTL or any of its Significant Subsidiaries or any of their properties; and other than (i) the listing of the Common Shares and the shares of Common Stock issuable upon conversion or redemption of, or as a dividend with respect to, the Preferred Shares, on the Nasdaq National Market, (ii) the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and (iii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities and the shares of Common Stock issuable upon conversion or redemption of, or any dividends paid with respect to, the Preferred Shares, or the consummation by NTL of the transactions contemplated by this Purchase Agreement;

          (g) Neither NTL nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (h) There are no claims, actions, suits, arbitration, proceedings or investigations pending against NTL or any of its Significant Subsidiaries or of which any property of NTL or any of its Significant Subsidiaries is the subject which, if determined aversely to NTL or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial condition, shareholder's equity or results of operations of NTL and its subsidiaries taken as a whole; and, to the best of NTL's knowledge, no such claims, actions, suits, arbitration, proceedings or investigations are threatened or contemplated by governmental authorities or threatened or contemplated by others;

          (i) The audited consolidated balance sheet of NTL and its subsidiaries for the fiscal years ended as of December 31, 1996, December 31, 1997, and December 31, 1998, and the related audited consolidated statements of income, retained earnings, stockholders' equity and cash flow of NTL and its subsidiaries, together with all related notes and schedules thereto, and the unaudited consolidated balance sheet of NTL and its subsidiaries as of March 31, 1999, and the related unaudited consolidated statements of income, retained earnings, stockholders' equity and cash flow of NTL and its subsidiaries together with all related notes and schedules thereto (the "Interim Financial Statements"), all of which are contained in the respective Exchange Act Reports (i) were prepared in accordance with the books of account and other financial records of NTL and its subsidiaries,
     (ii) present fairly the consolidated financial condition and results of operations of NTL and its subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. generally accepted accounting principles and practices applied on a basis consistent with the past practices of NTL and its subsidiaries and (iv) in case of the Interim Financial Statements, include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition and the results of the operations of NTL and its subsidiaries as of the dates thereof or for the periods covered thereby;

          (j) The execution of, and consummation of the transactions contemplated in, this Purchase Agreement will not (either alone or upon the occurrence of any additional or subsequent events, other than the Strategic Acquisition) (i) constitute an event under any NTL Benefit Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current, former or retired employee, officer, consultant, independent contractor, agent or director of NTL (an "Employee"); or (ii) result in the triggering or imposition of any restrictions or limitations on the right of NTL or the Purchaser to amend or terminate any NTL Benefit Plan. No payment or benefit which will or may be made by NTL, the Purchaser or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended through the date hereof (the "Code").

     For the purposes of this Section 1(j), "Benefit Plan" means each plan, program, policy payroll practice, contract, agreement or other arrangement providing for compensation, retirement benefits, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan", within the meaning of
     Section 3(3) of ERISA and each "multi-employer plan" within the meaning of
     Section 3(37) of 4001(a)(3) of ERISA; "Employee Agreement" means each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between NTL or any ERISA Affiliate and any Employee pursuant to which NTL has or may have any material liability contingent or otherwise; "ERISA Affiliate" means each business or entity which is or was a member of a "controlled group of corporations", under "common control" or an "affiliated service group" with NTL within the meaning of Section 414(b), (c) or (m) of the Code, or required to be aggregated with NTL under Section 414(o) of the Code or is under "common control" with NTL, within the meaning of Section 4001(a)(14) of ERISA; and

          (k) NTL is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

     2. Subject to the terms and conditions set forth herein, NTL shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from NTL, the Common Shares at an aggregate purchase price of $250,000,000 and the Preferred Shares at an aggregate purchase price of $750,000,000.

     3. The Purchaser hereby acknowledges and agrees with NTL that the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to registration or to an exemption from the registration requirements of the Securities Act. The Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities or shares of Common Stock issuable upon conversion or redemption of, or as a dividend with respect to, the Preferred Shares, other than (i) pursuant to a Registration Rights Agreement between the parties substantially on the terms set forth in Exhibit B (the "Registration Rights Agreement"), (ii) pursuant to Rule 144 under the Securities Act, (iii) pursuant to any transaction that does not require registration under the Securities Act, (iv) any such arrangements with an affiliate of the Purchaser or (v) with the prior written consent of NTL.

     4. (a) The Securities to be purchased by the Purchaser hereunder will be represented by one or more stock certificates evidencing the Common Shares and one or more stock certificates evidencing the Preferred Shares. NTL will deliver the stock certificates evidencing the Securities to the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor set forth in Section 2 above by wire transfer of immediately available funds to an account designated by NTL. The time and date of such delivery and payment is contemplated to be 10:00 a.m., New York City time, on July 28, 1999 or such other time and date as the Purchaser and NTL may agree upon in writing. Such time and date are herein called the "Time of Delivery".

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including any additional documents requested by the Purchaser pursuant to Sections 7(a) and (d) hereof and the Securities will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), 919 Third Avenue, New York, New York 10022, all at the Time of Delivery.

     5. NTL agrees and covenants:

          (a) At any time when NTL is not subject to Section 13 or 15(d) of the Exchange Act and prior to two years from the Time of Delivery, for the benefit of the holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities information (the "Additional Issuer Information") satisfying the requirements of subsection
     (d)(4)(i) of Rule 144A under the Securities Act;

          (b) To make available to the holders of the Securities as soon as practicable after the end of each fiscal year, and in any event within 90 days, an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of NTL and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date hereof), and in any event within 45 days, consolidated summary financial information of NTL and its subsidiaries for such quarter in reasonable detail;

          (c) So long as the Purchaser or any affiliate of the Purchaser is a holder of at least 75% of the Securities purchased hereunder (a "Qualified Holder") (determined based on the aggregate number of Common Shares and shares of Common Stock issuable upon conversion of the Preferred Shares held by such Qualified Holder, as such aggregate number of Common Shares and shares of Common Stock issuable upon conversion of the Preferred Shares may be adjusted for stock dividends, stock splits, reclassifications or similar transactions), to make available to the Purchaser copies of all reports or other communications (financial or other) furnished to shareholders or members of the Board of Directors of NTL, and to make available to the Purchaser (x) as soon as they are generally available, copies of any reports and financial statements furnished to or filed or required to be filed with the Commission or any securities exchange on which the Securities or any class of securities of NTL is listed; and (y) such additional information concerning the business and financial condition of NTL as the Purchaser may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of NTL and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

          (d) To file the Certificate of Designation with the Secretary of State of the State of Delaware at the Time of Delivery;

          (e) As soon as practicable after the Time of Delivery, to file a listing application with the Nasdaq National Market with respect to the Common Shares and the shares of Common Stock issuable upon conversion or redemption of, or as a dividend with respect to, the Preferred Shares and to use its best efforts to have the Common Shares and such shares of Common Stock so listed;

          (f) Prior to the Time of Delivery, to amend, to the extent necessary, the Shareholder Rights Agreement, dated as of October 1, 1993, between NTL and Continental Stock Transfer & Trust Co., as amended (the "Rights Agreement") to provide that the ownership by the Purchaser of the Securities and any shares of Common Stock issued upon conversion, redemption, exchange, or as a dividend with respect to, the Preferred Shares will not result in the Purchaser being deemed an Acquiring Person (as such term is defined in the Rights Agreement) or result in the occurrence of a Stock Acquisition Date, Section 11(a)(ii) Event or Section 13 Event (as such terms are defined in the Rights Agreement);

          (g) NTL agrees that from the date hereof and prior to the six-month anniversary of the Time of Delivery (the "Blackout Period"), it shall not issue or sell any equity securities of NTL or any of its subsidiaries, other than (i) issuances of common stock upon the exercise of stock options or warrants outstanding as of the date hereof, issuances of stock options pursuant to stock option plans and employee benefit schemes existing as of the date hereof and issuances of common stock upon exercise of such stock options; (ii) issuances of equity securities or any securities convertible into or exchangeable or exercisable for equity securities as consideration for future acquisitions; provided, however, that in the event of any such issuance described in this clause (ii), NTL shall notify the Purchaser in writing of such issuance and shall offer to the Purchaser the right to purchase (at the price equal to the value at which such equity securities shall be included in the consideration paid by NTL in such acquisition) such number of the equity securities being issued as would be necessary for the Purchaser to maintain the level of ownership of NTL's equity securities (on a fully diluted basis) that the Purchaser shall have immediately prior to consummation of such acquisition (it being understood that the Purchaser's preemptive rights under this proviso will be exercised in a manner and based on a timetable that will not restrict or adversely affect NTL's ability to issue securities in such acquisition in a flexible and cost effective manner); (iii) issuances of common stock on conversion of the convertible notes outstanding as of the date hereof or on conversion or in payment of dividends on shares of preferred stock outstanding as of the date hereof, and (iv) with the consent of the Purchaser, which consent shall not be unreasonably withheld, issuances of equity securities as consent payments to holders of NTL's or any of its subsidiaries' indebtedness outstanding as of the date hereof. Notwithstanding anything to the contrary contained in this Section 5(g), during the Blackout Period, NTL shall have the right to issue up to an aggregate amount of $250,000,000 of equity securities of NTL with the consent of the Purchaser, which consent shall not be unreasonably withheld;

          (h) To file together with the Purchaser as soon as practicable after the date hereof notifications under the HSR Act and to respond as promptly as practicable to all inquiries or requests received from the United States Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters;

          (i) Upon request by the Purchaser, to cooperate in delivering to the Purchaser or an affiliate thereof (as applicable) within 30 days after such request a valid statement described in Treasury Regulation section 1.897-2(g)(1)(ii) and to comply with the notice requirements in Treasury Regulation section 1.897-2(h); and

          (j) To indemnify the Purchaser and each of its affiliates and hold them harmless against (i) any French tax imposed thereon under Art. 209 B of the French Tax Code (or any successor provision) as a result of any activities or investments of NTL or any of its subsidiaries and (ii) any liability (including penalties, interest and expenses) arising therefrom. Any such indemnification shall be made on an after-tax basis and shall be made within 30 days from the date the Purchaser makes written demand therefor. To the extent that the Purchaser receives any French tax benefit in respect of an item for which it received an indemnity payment under this provision, the Purchaser shall, to the extent it can do so without jeopardizing its entitlement to such benefit (including any benefit resulting from a payment by it under this sentence), pay to NTL an amount equal to the amount of any such tax benefit so realized.

     6. NTL covenants and agrees with the Purchaser that NTL will pay or cause to be paid the following: (i) the cost of producing and, if required, filing with the Commission of this Purchase Agreement, closing documents (including any compilations thereof) and any other documents in connection with the purchase, sale and delivery of the Securities; (ii) the cost of preparing the stock certificates for the Securities, (iii) the cost of filing the Certificate of Designation with the Secretary of State of the State of Delaware, (iv) the cost of filing listing applications with respect to the Common Shares and the shares of Common Stock issuable upon conversion or redemption of, or as a dividend with respect to, the Preferred Shares, with the Nasdaq National Market and (v) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6, the Purchaser will pay all of its own costs and expenses, including the fees of its counsel.

     7. The obligations of the Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of NTL contained herein as of the date hereof and as of the Time of Delivery, to the accuracy of the statements of NTL made in any certificates pursuant to the provisions hereof, to the performance by NTL of its obligations hereunder and to the following additional conditions:

          (a) Prior to the Time of Delivery, NTL shall have furnished to the Purchaser (i) the Certificate of Designation executed by a duly authorized officer of NTL and duly approved by NTL's Board of Directors to be filed with the Secretary of State of the State of Delaware, (ii) the Registration Rights Agreement executed by a duly authorized officer in form and substance reasonably satisfactory to the Purchaser and its counsel, and
     (iii) such further information, certificates and documents as the Purchaser and its counsel may reasonably request;

          (b) (i) There shall not have been any material adverse change in, or any adverse development which materially affects, the business, assets, properties, financial condition or results of operations of NTL and its subsidiaries taken as a whole since the date hereof, and (ii) since the date hereof there shall not have been any material change in the capital stock, long-term debt or any other liability (which would be required to be reflected on a balance sheet or the notes thereto) of NTL or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of NTL and its subsidiaries taken as a whole, other than as set forth or contemplated herein, except to the extent that any such material adverse change or adverse development is the result of (x) any change in general economic conditions in the countries in which NTL and its subsidiaries operate; (y) any change generally affecting the industry in which NTL and its subsidiaries operate; or (z) any change in laws and regulations (other than laws and regulations related to taxation) applicable to the business of NTL and its subsidiaries;

          (c) On or after the date hereof and prior to the Time of Delivery, there shall not have occurred any of the following: (i) a suspension or material limitation (except for such limitations as are in effect as of the date hereof) in trading in securities generally on the New York Stock Exchange, the London Stock Exchange or the Paris Stock Exchange; (ii) a suspension or material limitation (except for such limitations as are in effect as of the date hereof) in trading in the securities of NTL on the principal exchange or quotation system on which such securities are traded;
     (iii) a general moratorium on commercial banking activities in New York, London or Paris declared by the relevant authorities; (iv) the imposition of exchange controls by the United States, the United Kingdom or France;
     (v) NTL or any Significant Subsidiary shall have sustained since the date of the latest audited financial statements included in the Exchange Act Reports any loss or interference with their business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in such Exchange Act Reports, the effect of which would constitute a material adverse change for purposes of Section 7(b); (vi) the outbreak or escalation of hostilities involving the United States, the United Kingdom or France, or the declaration by the United States, the United Kingdom or France of a national emergency or war, if the effect of any such event specified in this subsection (vi), in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to proceed with the purchase of the Securities on the terms and in the manner contemplated in this Purchase Agreement; or (vii) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the United Kingdom, France or elsewhere, which, in the judgment of the Purchaser, would materially and adversely affect the financial markets;

          (d) NTL shall have furnished to the Purchaser certificates of NTL, signed by the Chief Executive Officer, the President or a Senior Vice President of NTL and by the principal accounting or financial officer of NTL, as to the accuracy of the representations and warranties of NTL herein at and as of the Time of Delivery, as to the performance by NTL of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Purchaser and its counsel may reasonably request;

          (e) The Purchaser shall have received an opinion of Skadden Arps regarding the Securities and the shares of Common Stock of NTL issuable upon conversion or redemption of, or as a dividend with respect to, the Preferred Shares substantially as set forth as Exhibit C; and

          (f) Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

     8. (a) As of the Time of Delivery, the Purchaser and their Affiliates (as defined in the Exchange Act) will have no beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of any securities of NTL other than as a result of the Purchaser's acquisition of the Securities.

     (b) So long as the Purchaser or any affiliate of the Purchaser is a Qualified Holder and a holder of Preferred Stock, the Purchaser or such Affiliate of the Purchaser shall have the right in accordance with the Certificate of Designation to elect one director to the Board of Directors of NTL. After the time when the Purchaser or any affiliate of the Purchaser shall no longer be a holder of any shares of Preferred Stock but shall remain a Qualified Holder, the Purchaser or such affiliate of the Purchaser shall have the right to nominate one director for election to the Board of Directors of NTL. NTL shall use best efforts to support election of the Purchaser's (or such affiliate's) nominee to the Board of Directors of NTL and shall include such nominee in the list of directors proposed by the Board of Directors of NTL for election by NTL's stockholders. Further, so long as the Purchaser or any affiliate of the Purchaser is a Qualified Holder and a holder of Preferred Stock, NTL shall not increase the total number of its directors to a number that is greater than ten if such increase would cause the number of such directors that the holders of the Preferred Stock are entitled to elect to be less than 10% of the total number of directors of NTL.

     (c) In the event NTL and the Purchaser agree that NTL will issue and sell to the Purchaser any additional shares of Common Stock or Preferred Stock or any shares of a new class or series of preferred stock of NTL in connection with the Strategic Acquisition (any such shares being the "New Securities"), then the purchase by the Purchaser of the Securities and the New Securities will be deemed to be a single strategic investment, with the purchase of the Securities to be deemed an interim funding of such strategic investment. NTL and the Purchaser further agree that any agreement they may enter into (the "Investment Agreement") for the issuance and sale of the New Securities to the Purchaser will provide that the Securities will be subject to the same restrictions on transferability and standstill requirements as the New Securities.

     9. The respective agreements, representations, warranties and other statements of NTL and the Purchaser, as set forth in this Purchase Agreement or made by or on behalf of them, respectively, pursuant to this Purchase Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or any controlling person of any Purchaser, or NTL, or any officer or director or controlling person of NTL, and shall survive delivery of and payment for the Securities.

     10. This Purchase Agreement may be terminated by mutual agreement of the parties, in which event, (i) NTL shall not then be under any liability or obligation to the Purchaser with respect to the Securities except as provided in
Section 6 hereof and (ii) the Purchaser shall not then be under any liability or obligation to NTL with respect to this Purchase Agreement except as provided in
Section 6 hereof.

     11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to: France Telecom, S.A., 212, rue Raymond Losserand, 75505 Paris Cedex 15, France, Attention: Philippe Mc Allister, with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, Attention: Alfred
J. Ross, Esq.; and if to NTL shall be delivered or sent by mail, telex or facsimile transmission to NTL Incorporated, 110 East 59th Street, New York, New York 10022, Attention: General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention:
Thomas H. Kennedy, Esq. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     12. This Purchase Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser and NTL and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Purchase Agreement. No purchaser of any of the Securities from the Purchaser shall be deemed a successor or assign with respect to this Purchase Agreement by reason merely of such purchase.

     13. This Purchase Agreement may not be assigned by the Purchaser without the express written consent of NTL, except that the Purchaser may assign this Purchase Agreement to an affiliate of the Purchaser without the consent of NTL, provided, however, that no such assignment shall release the Purchaser from its obligations hereunder, provided further, however, that the Purchaser will not assign this Purchase Agreement to an affiliate if, in the reasonable judgment of NTL based on a reasonable inquiry of an internationally recognized credit rating agency or a major investment banking firm specializing in credit rating advisory work, such assignment would result in an adverse effect on the credit rating of NTL or NTL Communications Corp.

     14. This Purchase Agreement shall be governed by and constructed in accordance with the laws of the State of New York.

     15. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Purchaser and NTL.

                                          Very truly yours,

                                          NTL INCORPORATED

                                          By: /s/J. Barclay Knapp
                                            ------------------------------------
                                              Name: J. Barclay Knapp
                                              Title:  President and Chief
                                              Executive Officer

Accepted as of the date hereof:

FRANCE TELECOM, S.A.

By: /s/Jean-Louis Vinciguerra
    --------------------------------------------------------
    Name: Jean-Louis Vinciguerra
    Title:  Senior Executive Vice President
            and Chief Financial Officer

                                                                         ANNEX J

                          DATED AS OF 26TH JULY, 1999

                           BELL ATLANTIC CORPORATION
                             CABLE AND WIRELESS PLC
                      CABLE & WIRELESS COMMUNICATIONS PLC
                                      AND
                                NTL INCORPORATED

          ------------------------------------------------------------

                         RESTATED TRANSACTION AGREEMENT

          ------------------------------------------------------------

                                    CONTENTS

 CLAUSE                                                                   PAGE
 ------                                                                   -----
    1.      Interpretation..............................................    J-1
    2.      Principal Transaction Steps.................................    J-2
    3.      Conditions..................................................    J-7
    4.      Separation..................................................   J-11
    5.      The Scheme of Arrangement...................................   J-12
    6.      Sale of Caxton to CWC Holdings..............................   J-15
    7.      CWC Holdings Capital Reduction..............................   J-15
    8.      Options in Respect of CWC Holdings..........................   J-17
    9.      Acquisition by NTL of Minority Interests in CWC Holdings....   J-18
   10.      Acquisition by C&W of Minority Interests in C&W (UK)           J-20
            Holdings....................................................
   11.      Net Debt....................................................   J-20
   12.      BCM Notes and CWC Options...................................   J-20
   13.      Documents...................................................   J-22
   14.      Listing.....................................................   J-25
   15.      NTL Agreements..............................................   J-26
   16.      Warranties..................................................   J-26
   17.      Conduct of Businesses up to Completion......................   J-26
   18.      Management..................................................   J-29
   19.      Name........................................................   J-29
   20.      General.....................................................   J-30
   21.      Tax.........................................................   J-35
   22.      Miscellaneous...............................................   J-37
   23.      Governing Law and Jurisdiction..............................   J-38
   24.      Completion Accounts.........................................   J-39

SCHEDULES
---------
    1.      The Parties.................................................   J-42
    2.      The Structure...............................................   J-43
    3.      Definitions.................................................   J-45
    4.      Part A -- The Pre-Conditions................................   J-56
            Part B -- The Conditions....................................   J-60
            Part C -- Closing Conditions................................   J-61
            Part D -- Right of Waiver...................................   J-62
    5.      Part A -- ConsumerCo Business...............................   J-63
            Part B -- ConsumerCo Group..................................   J-63
    6.      Part A -- DataCo Business...................................      *
            Part B -- DataCo Group......................................      *
    7.      Part A -- CWC Special Resolutions...........................      *
            Part B -- CWC Holdings Tag Along Rights.....................      *
            Part C -- C&W (UK) Holdings Tag Along Rights................      *
    8.      The Separation..............................................   J-67
    9.      Pensions....................................................   J-86
   10.      The Sterling Bonds..........................................   J-96
   11.      The CWC Holdings Put Option and CWC Holdings Call Option....   J-97

---------------

* intentionally omitted

SCHEDULES
---------
   12.      C&W Shareholder Rights and Restrictions.....................      *
   13.      Amendment to NTL's Charter and Certificate of                     *
            Incorporation...............................................
   14.      The NTL Registration Rights Agreement (included as Annex G        *
            to the proxy statement).....................................
   15.      Part A -- The Holdco/CWC Holdings Sale Principles...........  J-103
            Part B -- The Holdco/C&W (UK) Holdings Sale Principles......  J-103
   16.      Sequence of Events..........................................  J-105
   17.      IBM Contract................................................  J-108
   18.      Interconnect Agreement......................................      *
   19.      Net Debt....................................................  J-112
   20.      Tax Deed....................................................      *
   21.      The Bring Down Letter.......................................      *
   22.      Receivables Securitisation..................................  J-119
   23.      Termination Rights..........................................  J-121
   24.      The Lock Out Agreement......................................  J-130
   25.      Adjustment Provisions relating to NTL Common Stock..........  J-133
   26.      Adjustment Provisions and Undertakings relating to New C&W        *
            Shares......................................................
   27.      Indemnity Provisions........................................  J-140
   28.      Draft Arthur Andersen Engagement Letter.....................      *
   29.      Net Assets Statement........................................      *
   30.      Draft Accountants' Report...................................      *

---------------

* intentionally omitted.

THIS AGREEMENT is made by way of deed as of 26th July, 1999

BY:

The parties described in Schedule 1.

WHEREAS:

     (A) The existing structure of the parties' interests in CWC and NTL is summarised in Part A of Schedule 2.

     (B) The parties wish to implement the Transaction so that, if the CWC Holdings Put Option or the CWC Holdings Call Option is completed and, as a result, the CWC Holdings Tag Along Rights operate, NTL acquires ConsumerCo by its acquisition of CWC Holdings and, if the CWC Holdings Put Option or the CWC Holdings Call Option is completed and, as a result, the C&W (UK) Holdings Tag Along Rights operate, C&W acquires DataCo by its acquisition of C&W (UK) Holdings, in each case on the terms and subject to the Pre-Conditions, the Conditions and the Closing Conditions appearing in this agreement.

     (C) If either the CWC Holdings Put Option or the CWC Holdings Call Option is completed and the Transaction is implemented, the structure of the parties' interests in C&W, C&W (UK) Holdings, DataCo, NTL, CWC Holdings, CWC and ConsumerCo will be as summarised in Part B of Schedule 2.

     (D) France Telecom has agreed as part of the arrangements to subscribe for NTL Securities pursuant to the NTL Subscription Agreement.

     (E) The parties have agreed to use their respective best endeavours to procure the fulfilment of the Pre-Conditions set out opposite their respective names in Part A of Schedule 4 as soon as practicable after the execution of this agreement, whereupon the appropriate public documents relating to the Transaction will be posted to shareholders of C&W, CWC and NTL in accordance with clause 13 below. The Conditions set out in Part B of Schedule 4 must be satisfied or waived before the Scheme of Arrangement becomes effective and the Closing Conditions before Completion.

     (F) It is the intention of the parties that this document be executed as a deed.

     (G) The effect of the terms and conditions of this agreement are subject to the terms and conditions of a side agreement dated 9th February, 2000 and signed by the parties to this agreement (the "BELL ATLANTIC SIDE AGREEMENT").

IT IS AGREED AS FOLLOWS:

1. INTERPRETATION

     (1) In this agreement (including the Schedules), except so far as the context otherwise requires, words and expressions shall have the meanings set out in Schedule 3.

     (2) In this agreement, unless otherwise specified:

          (a) references to clauses, sub-clauses, paragraphs, sub-paragraphs and schedules are to clauses, sub-clauses, paragraphs and sub-paragraphs of, and schedules to, this agreement;

          (b) headings to clauses and schedules are for convenience only and do not affect the interpretation of this agreement;

          (c) references to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

          (d) references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

          (e) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

          (f) references to times of the day are to London time;

          (g) the obligations and undertakings contained in the Schedules to this agreement shall have the same effect as if contained in the main body of this agreement;

          (h) except where otherwise stated in this agreement the performance of the obligations and undertakings of ConsumerCo and DataCo respectively contained in this agreement shall be and shall be deemed to be, in the period prior to Completion, procured by CWC and shall be and shall be deemed to be, in the period after Completion, procured by NTL (in the case of ConsumerCo) and C&W (in the case of DataCo);

          (i) references to any number of shares being on a "fully diluted basis" shall mean all such shares as would be in issue if all options, warrants and other securities convertible or exercisable into such shares outstanding at the relevant time were so exercised or converted into the maximum number of such shares into which they would convert or be exercised in accordance with their terms of issue;

          (j) references in this agreement to any matter being determined by the Independent Expert pursuant to Part III of Schedule 8 shall be deemed to be references to such Part III but without paragraphs 11.1 and 11.2 thereof applying or the matter being referred to the CEOs;

          (k) the expressions "parent undertaking", "subsidiary undertaking" and "subsidiary" shall have the meanings ascribed to them respectively in the Companies Act 1985; and

          (l) references to the London Stock Exchange shall include the Financial Services Authority, and references to requirements of the London Stock Exchange shall include requirements of the Financial Services Authority, in each case to the extent of its role as the competent authority for listing in the United Kingdom.

2. PRINCIPAL TRANSACTION STEPS

     (1) The parties agree that the Transaction will involve, on the terms and subject to the Pre-Conditions, Conditions and Closing Conditions set out in this agreement, the following principal steps:

          (a) the Separation;

          (b) the Scheme of Arrangement;

          (c) following the Scheme of Arrangement becoming effective (including the CWC Share Issue and the CWC Holdings Share Issue), the re-registration of CWC as a private company;

          (d) following the re-registration of CWC as a private company, the First Holdco Sale;

          (e) following and conditional upon the First Holdco Sale being completed, the transfer of C&W (UK) Holdings by CWC to C&W;

          (f) following the transfer of C&W (UK) Holdings to C&W, the CWC Holdings Capital Reduction;

          (g) following the CWC Holdings Capital Reduction becoming effective (including the C&W (UK) Holdings Share Issue and the Second Holdco Sale), NTL will, if the CWC Holdings Put Option or CWC Holdings Call Option is completed and, as a result, the CWC Holdings Tag Along Rights operate, acquire the entire issued share capital of CWC Holdings in exchange for the issue of New NTL Common Stock and cash; and

          (h) C&W will, if the CWC Holdings Put Option or CWC Holdings Call Option is completed and, as a result, the C&W (UK) Holdings Tag Along Rights operate, acquire the entire issued share capital of C&W (UK) Holdings in exchange for the issue of New C&W Shares, all as more particularly described in this agreement.

     (2) It will be a term of the issue of the CWC Holdings Shares that, if the CWC Holdings Put Option or the CWC Holdings Call Option is completed, the CWC Holdings Tag Along Rights will operate so that the CWC Holdings Shares (other than those held by C&W) will be transferred automatically to NTL in exchange for the issue of New NTL Common Stock and cash.

     (3) It will be a term of the issue of the C&W (UK) Holdings Shares that, if the CWC Holdings Put Option or the CWC Holdings Call Option is completed, the C&W (UK) Holdings Tag Along Rights will operate so that the C&W (UK) Holdings Shares (other than those held by C&W) will be transferred automatically to C&W in exchange for the issue of New C&W Shares.

     (4) Subject to clauses 3(2), 3(10) and 20(8) below, each party agrees to use, and C&W agrees to procure that each of C&W (UK) Holdings and CWC Holdings shall use, its best endeavours to implement the Transaction on the terms and subject to the Pre-Conditions, the Conditions and the Closing Conditions set out in this agreement so that, if the CWC Holdings Put Option or the CWC Holdings Call Option is completed, the share structure and share ownership of C&W, C&W
(UK) Holdings, the Holdcos, DataCo, NTL, CWC Holdings, CWC and ConsumerCo will be as set out in Part B of Schedule 2 PROVIDED THAT (i) nothing herein shall require NTL to exercise the CWC Holdings Call Option or shall require C&W to exercise the CWC Holdings Put Option, and (ii) in relation to the CWC Holdings Capital Reduction, C&W's obligation shall be to procure that CWC Holdings shall do nothing nor omit to do anything which would impede, prevent or delay the CWC Holdings Capital Reduction. For the avoidance of doubt, each of C&W and Bell Atlantic undertakes not to exercise any shareholder rights available to it under the provisions of the CWC Shareholders' Agreement or clauses 5(1)(d) or 7(8) where any such exercise would prevent completion of the Transaction on the terms and subject to the Pre-Conditions, Conditions and Closing Conditions set out in this agreement and waives any such rights which would otherwise arise as a result of the Transaction. Each party agrees that it will not, and will procure that none of its subsidiary undertakings (which, in the case of C&W, shall exclude CWC and its subsidiary undertakings) will, take any action which is reasonably likely to impede or prevent the implementation of the Transaction on the terms and subject to the Pre-Conditions and the Conditions and the Closing Conditions set out in this agreement.

     (5) C&W, CWC and NTL shall procure the release of the Press Announcement as soon as practicable following execution of this agreement.

     (6) To the extent they are a party to any arrangements referred to in this sub-clause (6), each of C&W, Bell Atlantic and CWC confirms (for itself and as agent for each of its subsidiary undertakings (and for the purpose of this sub-clause (6) CWC and its subsidiary undertakings are to be deemed not to be subsidiary undertakings of C&W)) that, at Completion, save for the NYNEX Corporation Tax Agreement dated 21st March, 1997 between CWC and NYNEX Corporation (prior to its merger with Bell Atlantic), the NYNEX Corp Tax Allocation Agreement between NYNEX Corporation and CWC dated 21st March, 1997 and the Deed of Agreement between NYNEX Corporation and CWC dated 28th April, 1997 and save as otherwise provided herein:

          (a) any arrangement other than an arrangement which has been negotiated on an arm's length basis and is in the ordinary course of trading between (i) C&W and CWC or any of their respective subsidiary undertakings (other than any member of the DataCo Group), or (ii) Bell Atlantic and CWC or any of their respective subsidiary undertakings (other than any member of the DataCo Group), shall terminate with effect from Completion but without prejudice to the accrued rights of the parties thereunder; and

          (b) any then existing arrangements between ConsumerCo and DataCo shall be addressed in accordance with the provisions of Schedules 8 and 18.

     Without prejudice to the generality of the foregoing, C&W, Bell Atlantic and CWC (for themselves and as agents for their respective subsidiary undertakings (other than any member of the DataCo Group)) agree that each of:

          (a) the CWC Shareholders' Agreement, the CWC Management and Technical Services Agreement and the CWC Secondment Agreement each between, amongst others, CWC, C&W and NYNEX Corporation (prior to its merger with Bell Atlantic) and each dated 21st March, 1997 (subject, in the case of the CWC Management and Technical Services Agreement, to the provisions of paragraph
     5.2 of Part II of Schedule 8); and

          (b) the Tax Sharing Agreement dated 20th March, 1997 between C&W, CWC, BCM Holdco Limited, Bell Canada International, Inc. Bell Canada International Holdings Limited and NYNEX Corporation (prior to its merger with Bell Atlantic) (the "TAX SHARING AGREEMENT") other than clause 8 thereof and such other provisions as are required to maintain in force CWC's rights under that clause, shall terminate with effect from Completion but without prejudice to the accrued rights of the parties thereunder.

     (7) C&W shall procure that, prior to the Posting Date:

          (a) CWC Holdings is incorporated in (i) Jersey, Channel Islands or such other jurisdiction as shall be designated by C&W subject to the prior written consent of NTL (such consent not to be unreasonably withheld or delayed) which jurisdiction must impose no duty on the transfer of shares in CWC Holdings nor impose any tax on the net income, profits or gains of CWC Holdings or (ii) at the option of C&W (to be made prior to the Posting
     Date), England, and C&W shall further procure that:

             (i) CWC Holdings, prior to the implementation of the Transaction, shall neither trade nor have any assets or liabilities (save as are reasonably necessary to effect its incorporation and for the opening of deposit accounts with cash balances);

             (ii) CWC Holdings shall be resident for the purposes of United Kingdom corporation tax in the United Kingdom and shall not be a "dual resident company" for the purposes of section 404(4) of the Income and Corporation Taxes Act 1988;

             (iii) CWC Holdings is permitted to reduce its capital and amend its accounting reference date in a manner consistent with this agreement under the laws of the jurisdiction in which CWC Holdings is incorporated;

             (iv) save pursuant to Schedule 19, CWC Holdings shall, up to and including Completion, only have two ordinary shares of a nominal value in issue together with such further CWC Holdings Shares as shall fall to be issued pursuant to the Scheme of Arrangement or as a result of acquiring CWC Shares issued either upon the exercise of CWC Options or upon the conversion of BCM Notes, and CWC Holdings shall not allot or otherwise alter its share capital or grant any options over its share capital or issue any securities convertible into any of its share capital other than pursuant to the Scheme of Arrangement and the CWC Holdings Capital Reduction or as a result of acquiring CWC Shares issued either upon the exercise of CWC Options or conversion of BCM Notes;

          (b) C&W (UK) Holdings is incorporated in England or such other jurisdiction as shall be designated by C&W, and C&W shall further procure that:

             (i) C&W (UK) Holdings shall have two shares in issue which shall be beneficially owned by CWC; and

             (ii) C&W (UK) Holdings, prior to the implementation of the Transaction, shall neither trade nor have any assets or liabilities (save as are reasonably necessary to effect its incorporation and for the opening of deposit accounts with cash balances); and

             (iii) C&W (UK) Holdings shall be resident for the purposes of United Kingdom corporation tax in the United Kingdom and shall not be a "dual resident company" for the purposes of section 404(4) of the Income and Corporation Taxes Act 1988; and

          (c) both Holdcos are incorporated in England or such other jurisdiction as shall be designated by C&W, and C&W shall further procure that:

             (i) subject to clause 3(23), both Holdcos shall have one share in issue which, in the case of Caxton, shall be legally and beneficially owned by CWC and, in the case of Theobald, shall be legally and beneficially owned by Caxton; and

             (ii) neither Holdco, prior to the implementation of the Transaction, shall trade (other than the acquisition by Caxton of the entire issued share capital of Mercury) nor have any assets or liabilities (save as are reasonably necessary to effect its incorporation and for the opening of deposit accounts with cash balances); and

             (iii) both Holdcos shall be resident for the purposes of United Kingdom corporation tax in the United Kingdom and shall not be a "dual resident company" for the purposes of section 404(4) of the Income and Corporation Taxes Act 1988.

     (8) NTL shall procure that no later than the date on which the initial proceedings with the Court are commenced for the sanction of the Scheme of Arrangement, NTL Holdings is formed and, through a newly formed wholly-owned subsidiary incorporated in the State of Delaware, enters into a merger agreement with NTL pursuant to which NTL Holdings will, conditional upon and with effect from the CWC Holdings Capital Reduction becoming effective, become the new holding company over NTL, owning 100 per cent. of the shares and stock in NTL, with substantially the same shareholders immediately after the merger as the shareholders of NTL immediately prior to the merger. With effect from the CWC Holdings Capital Reduction becoming effective, NTL shall novate its rights and obligations under this agreement (including, for the avoidance of doubt, the right to exercise the CWC Holdings Call Option) to NTL Holdings and each party shall, and NTL shall procure that NTL Holdings shall, at the same time as the merger agreement referred to earlier in this sub-clause is entered into, enter into such document or documents as may be necessary in order to give effect to such novation (such document or documents to do nothing more than effect such novation). NTL shall, and shall procure that NTL Holdings shall, prepare, execute, deliver and file or cause to be prepared, executed, delivered and filed, as applicable, any and all documents, agreements, instruments, certificates, notices and amendments which are required or necessary to be (a) filed with the Secretary of State of the State of Delaware to comply with the State of Delaware General Corporate Law and/or (b) delivered to any person to comply with NTL's existing agreements and obligations thereunder, in order to give effect to the holding company merger, in each case, conditional upon the CWC Holdings Capital Reduction becoming effective. All references in this agreement to NTL (other than sub-clauses (9) and (10) below) shall with effect from the CWC Holdings Capital Reduction becoming effective be and be deemed to be references to NTL Holdings. CWC shall provide NTL with at least 5 days' notice of the date set for the Court hearing to convene the Court Meeting (as defined in clause 5(1)(g) below).

     (9) NTL guarantees to the other parties to this agreement the due and punctual payment and performance of all the obligations of NTL Holdings arising under this agreement.

     (10) The obligations of NTL under sub-clause (9) above:

          (a) constitute (i) a direct, primary and unconditional liability to pay on demand to any other party to this agreement any sum which NTL Holdings is liable to pay to such other party under this agreement without the need for any recourse on the part of that other party against NTL Holdings and (ii) an undertaking to ensure that NTL Holdings will perform when due all its obligations under this agreement;

          (b) will not be affected by any time or indulgence granted to NTL Holdings by that other party;

          (c) will not be affected by any legal limitation, disability or other circumstances relating to NTL Holdings or any irregularity, unenforceability or invalidity of any obligations of NTL Holdings under this agreement; and

          (d) are a continuing guarantee and shall remain in force until all obligations of NTL Holdings under this agreement have been fully satisfied.

     (11) Save as otherwise provided by this clause 2(11), NTL undertakes to each of C&W and CWC that prior to and at Completion:

          (a) it will enforce its rights under the NTL Bridge Facility, the NTL Purchase Agreement and the NTL Subscription Agreement (copies of each of which it confirms it has provided to C&W and CWC prior to the signing hereof);

          (b) it will not agree to any material variation of the NTL Bridge Facility, the NTL Purchase Agreement or the NTL Subscription Agreement without the prior written consent of each of C&W and CWC (such consent not to be unreasonably withheld or delayed);

          (c) it will do everything in its power to complete the NTL Purchase Agreement and the NTL Subscription Agreement in accordance with their original terms and it will enter into the definitive documentation envisaged by the NTL Bridge Facility as soon as practicable and once such definitive documentation has been entered into the terms of this clause 2(11) shall apply to it mutatis mutandis; and

          (d) it will not voluntarily agree to the termination (howsoever described) of the NTL Bridge Facility, the NTL Purchase Agreement or the NTL Subscription Agreement without the prior written consent of each of C&W and CWC (such consent not to be unreasonably withheld or delayed).

     Each of the parties agrees that NTL may replace the existing NTL Bridge Facility with another facility with the prior written consent of C&W and CWC (such consent not to be unreasonably withheld or delayed) and that it would only be reasonable for C&W or CWC to withhold or delay consent to the termination of the NTL Bridge Facility and NTL entering into another facility in replacement of the NTL Bridge Facility (the "REPLACEMENT FACILITY") in the event that, at the time that NTL wishes to replace the NTL Bridge Facility:

          (a) the amount of funds committed under the Replacement Facility is less than the amount of funds committed under the NTL Bridge Facility;

          (b) the conditions to draw-down of funds prior to or at Completion under the Replacement Facility are more onerous for NTL than under the NTL Bridge Facility;

          (c) the termination rights prior to or at Completion enjoyed by the bank or other institution providing the funds under the Replacement Facility are greater than those enjoyed by Morgan Stanley under the NTL Bridge Facility;

          (d) the bank or other institution providing the funds under the Replacement Facility is, in the reasonable opinion of C&W or CWC, less reputable and/or creditworthy than Morgan Stanley; and/ or

          (e) there is any other term or provision of the Replacement Facility which is still outstanding which, in the reasonable opinion of C&W and/or CWC, could otherwise have a material adverse impact on the Transaction (it being acknowledged that the Replacement Facility is likely to be a secured facility which after Completion will also be secured on the assets of CWC and its subsidiaries).

     In the event that NTL enters into a Replacement Facility in relation to which neither CWC nor C&W has withheld its consent in accordance with the above, all references in this agreement to the NTL Bridge Facility shall be deemed to be references to the Replacement Facility, unless the context otherwise requires.

     (12) Conditional upon completion of the First Holdco Sale, CWC shall transfer all of the issued shares in C&W (UK) Holdings to C&W for a consideration equal to the nominal value of the issued shares in C&W (UK) Holdings prior to the CWC Holdings Capital Reduction becoming effective.

3. CONDITIONS

     (1) Without prejudice to the remaining sub-clauses in this clause, the obligations of the parties to implement the Transaction are subject to the satisfaction (or, where permissible, waiver) of the Pre-Conditions, the Conditions and the Closing Conditions and CWC undertakes that it will not take the steps necessary to make the Scheme of Arrangement effective unless all the Pre-Conditions and the Conditions are satisfied (or, where permissible, waived) before or as a result of the delivery of an office copy of the Court order sanctioning the Scheme of Arrangement and confirming the capital reduction involved therein to the Registrar of Companies.

     (2) Each party agrees to use its best endeavours to procure the satisfaction of the Pre-Conditions, the Conditions and the Closing Conditions set out opposite its name in Part A, Part B and/or Part C of Schedule 4 as soon as reasonably practicable after 26th July, 1999 and to co-operate and provide reasonable assistance to each other party when such other party is using its best endeavours to procure the satisfaction of any Pre-Conditions, Conditions or Closing Conditions for which that other party is responsible. Each party further agrees that it will not, and in the case of C&W only will procure that CWC Holdings and C&W (UK) Holdings will not, take any action which is reasonably likely to impede or prevent the satisfaction of any Pre-Condition, Condition or Closing Condition (save as may be required by existing legal, regulatory or contractual obligations). The party (or parties) responsible for notifying or seeking clearance from any regulatory body or tax authority shall keep the other parties fully informed as to the progress of any relevant notification or application and will ensure that those other parties are kept as fully informed as possible, subject to any confidentiality obligations or for reasons of extreme commercial sensitivity.

     (3) If any Pre-Condition, Condition or Closing Condition is not satisfied at any attempt or application (or as provided in clause 21(12)) or the condition contained in clause 6(4) cannot be satisfied, the parties shall use their reasonable endeavours to agree such amendments to the structure of the Transaction and/or this agreement as are required (including where necessary the modification of the steps described in this agreement to the extent such modification does not result in any material adverse consequences to any of the parties) to ensure that the relevant Pre-Condition, Condition or Closing Condition can be satisfied, varied or waived in a manner which does not alter to any material extent the commercial objectives and economic effects of the Transaction for each of the parties and, unless the parties agree otherwise, the agreement of any such amendments shall itself be treated as a Pre-Condition or, if at that time there are no Pre-Conditions outstanding, a Condition. Accordingly, CWC shall apply to the Court to stay the application to the Court for approval of the Scheme of Arrangement until any such Condition (other than Condition 7) has been satisfied or waived and, if there are Closing Conditions outstanding, Completion of the Transaction shall be delayed until such agreement is reached.

     (4) If, for any reason, any party, C&W (UK) Holdings or CWC Holdings is required to reconvene or hold a shareholders meeting, to make any filing or to publish any further document (whether or not to be sent to shareholders and whether or not updating or supplementing or varying any previous document sent to shareholders), such party agrees that it shall (or, in the case of C&W (UK) Holdings or CWC Holdings, C&W shall procure that C&W (UK) Holdings or CWC Holdings (as the case may be) shall) reconvene or hold such a meeting and/or file and/or publish such necessary further documentation and, if required, send the same to its shareholders and, in the case of CWC or CWC Holdings, make such necessary further applications to the court (including, if necessary, making a new application) as may be required.

     (5) Notwithstanding sub-clauses (2) to (4) above or any other provision of this agreement:

          (a) this agreement shall terminate in the event that the shareholders of any of CWC, C&W or NTL do not pass, on the first respective occasion (or any subsequent occasion as a result of sub-clause (4) above) on which they are put to them, the resolutions required to satisfy the Conditions contained in paragraphs 1, 2 and 3 respectively of Part B of Schedule 4; and

          (b) this agreement shall terminate in the event that Completion has not occurred by the Long Stop Date,

     except that clauses 1, 3(12), 3(14), 5(1)(d) and (i)(D), 7(8), 13(5), 20
     (other than 20(8)), 22(15) and 23 and Schedules 1, 3 and 24 (the "SURVIVING PROVISIONS") shall continue in full force and effect and any such termination of this agreement shall not affect the rights of any parties in respect of prior breaches of this agreement.

     (6) Each party agrees that the Pre-Conditions, Conditions and Closing Conditions may be waived in whole or in part, in respect of the relevant Pre-Condition, Condition or Closing Condition, by written consent of such party whose name appears against the number of that Pre-Condition, Condition or Closing Condition in Part D of Schedule 4 or, failing any such name appearing or in the absence of any Pre-Condition, Condition or Closing Condition appearing in such Part D, by each of the parties.

     (7) CWC shall instruct Arthur Andersen, its auditors, to deliver to CWC not later than 8 weeks from 26th July, 1999, an accountants' report in the same format as that delivered on 24th July, 1999 together with a letter in substantially the same form as Arthur Andersen's letter to, inter alia, CWC dated 24th July, 1999 which accompanied that accountants' report, updated if appropriate to reflect revised circumstances, if any, at the time of delivery. NTL and France Telecom shall be entitled to obtain access to such accountants' report subject to and on the terms of Arthur Andersen's letter to CWC dated 24th July, 1999, updated as appropriate.

     (8) Each party agrees to, and C&W shall (save in relation to clause 7, where the provisions of that clause shall apply) procure that each of CWC Holdings and C&W (UK) Holdings shall, use its best endeavours to implement the Transaction (other than the exercise of the CWC Holdings Put Option or CWC Holdings Call Option and all matters consequential thereto) as soon as practicable and in accordance with the Sequence of Events and will on request keep each other informed with respect to progress in that regard PROVIDED THAT the foregoing shall not oblige any of the relevant parties to waive any of the Pre-Conditions, Conditions or Closing Conditions.

     (9) Subject to sub-clause (20) below, each party confirms that its board of directors (comprising, in the case of CWC, its independent directors, who have been so advised by independent financial advisers) has determined that the Transaction (so far as it affects or involves that party) is in the best interests of that party or, as appropriate, has approved the Transaction.

     (10) Notwithstanding any other provision of this agreement, nothing contained herein shall or shall be deemed to oblige any of the boards of directors of any of the parties to recommend or to continue to recommend that its shareholders vote in favour of the Transaction (or any part of it) in the event that such board of directors, acting in good faith and having taken independent financial advice, resolves that its recommendation would not be in the best interests of the relevant party, and nothing in this agreement shall prevent CWC and its directors, to the extent reasonably required in the exercise of directors' fiduciary duties or by law or regulation (including the City Code on Takeovers and Mergers), from entering into or being involved in any discussion with any person who has made an approach to them on an unsolicited basis or investigating offers made by third parties on an unsolicited basis, with a view to assisting such directors in considering whether they should withdraw or modify their recommendation to CWC shareholders (or any class of CWC shareholders) to vote in favour of the Transaction (or any part of it).

     (11) At any time prior to the Posting Date and for so long as any Pre-Condition remains unsatisfied, the party or parties responsible for satisfying or entitled to waive such Pre-Condition shall be entitled to seek the consent of the other parties that such Pre-Condition shall be deemed to be a Condition rather than a Pre-Condition for the purposes of this agreement.

     (12) The parties agree that, if any of C&W, CWC, Bell Atlantic or NTL are in breach, or threaten a breach, of any obligation under this agreement, damages would not be an adequate remedy and accordingly any of the other parties to this agreement shall be entitled to the remedy of injunction or specific performance or any such equitable relief without proof of special damages.

     (13) NTL, C&W and CWC shall each be entitled to terminate this agreement in accordance with the provisions of Schedule 23, except that the Surviving Provisions shall continue in full force and effect and any such termination of this agreement shall not affect the rights of any parties in respect of prior breaches of this agreement. The Surviving Provisions shall also survive any termination of this agreement as a result of any of the Pre-Conditions, Conditions or Closing Conditions not being satisfied.

     (14) Each of NTL and C&W shall comply with, and be bound by, the provisions of Schedule 24.

     (15) C&W undertakes to CWC, CWC undertakes to NTL and NTL undertakes to C&W and CWC that it will, on the fifth day prior to the expected date of the Court hearing to approve the Scheme of Arrangement (or where the final Court hearing to approve the Scheme of Arrangement is at any time adjourned less than 6 days prior to the proposed date for such hearing, on the fifth day prior to the expected date of that adjourned Court hearing), deliver to CWC (in the case of C&W), NTL and France Telecom (in the case of CWC) or C&W and CWC (in the case of
NTL) a certificate which will be signed for and on behalf of the company delivering that certificate and which will confirm that, other than as previously disclosed in writing to the recipient of the certificate or as set out therein, there is no fact, matter, event or circumstance which is known to the company delivering the certificate (after having made reasonable enquiries of appropriate senior operating executives reasonably designated by the company delivering the certificate) and which would entitle the person to whom the certificate is being delivered to terminate this agreement in accordance with
Schedule 23 (in the absence of any requirement for the consent of the Panel on Takeovers and Mergers). These certificates shall be given without legal liability.

     (16) If, on the fourth Business Day (or such later day as the parties may agree) prior to the expected date of the Court hearing to approve the Scheme of Arrangement, any of Conditions 1 to 9 (other than Condition 7) inclusive (or any of the Pre-Conditions if the parties have come to an agreement under clause 3(11)) are still outstanding or, in the case of Condition 8 and Pre-Conditions 3 and 4, incapable of satisfaction, then, unless the parties otherwise agree, they shall apply to the Court for leave to stay the Court proceedings pending satisfaction of the remaining Conditions or Pre-Conditions, in which case the provisions of clause 3(4) shall apply and clause 3(15) shall be re-satisfied.

     (17) Without prejudice to clause 20(8), the parties will procure the filing of all mandatory notifications or applications for clearance in respect of the Transaction (or any aspect of it) or any matter arising from it to the necessary governmental, quasi-governmental, supranational, statutory, regulatory or similar bodies and will await the expiry of any necessary waiting periods in respect of such notification or application. Any such notification or application will be made as soon as practicable after 26th July, 1999.

     (18) INTENTIONALLY BLANK

     (19) If Bell Atlantic elects to receive any cash consideration from NTL, Pre-Conditions 6 and 7 and Closing Conditions 1 to 3 shall be of no further effect.

     (20) In so far as the provisions of this agreement purport to confer rights or impose obligations on Bell Atlantic, or confer rights or impose obligations on NTL and C&W under clause 3(14) and Schedule 24, or supersede and extinguish the agreement dated 18th July, 1999 between C&W and NTL under clause 20(3)(b), they shall not take effect unless and until Bell Atlantic confirms that its board of directors has approved the Transaction and the entry into and performance by Bell Atlantic of this agreement. Each party other than Bell Atlantic shall be entitled to terminate this agreement if Bell Atlantic's board of directors has not given such approval by 28th July, 1999, in which event all the provisions of this agreement which have taken effect will terminate absolutely.

     (21) Subject to clause 3(19), CWC shall (unless it otherwise determines) seek confirmation from its U.S. tax counsel that Closing Conditions 1 and 2 could in counsel's opinion be satisfied and CWC shall

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otherwise be reasonably satisfied that the other Closing Conditions would be satisfied on each of the following dates if Completion was to take place immediately thereafter: immediately prior to the Court hearing to sanction the Scheme of Arrangement; if holders of Sterling Bonds of either series do not approve the resolutions put to them (including in respect of covenant defeasance of the Yankee Bonds) in connection with the Transaction, immediately prior to the First Holdco Sale; immediately prior to the court hearing to sanction the CWC Holdings Capital Reduction; and immediately prior to the CWC Holdings Call Option first becoming exercisable in accordance with Schedule 11. If CWC is unable to obtain the confirmation referred to above or shall otherwise not be reasonably satisfied that the other Closing Conditions can be satisfied on any of such dates, the event which is otherwise scheduled to occur immediately thereafter shall be delayed until CWC is able to obtain that confirmation or is so satisfied. CWC shall notify the parties on each relevant date as to whether it has received the relevant confirmation or is so satisfied orally or in writing. Subject to clause 3(19), NTL shall seek confirmation from its U.S. tax counsel that Closing Conditions 3 and 7 could in counsel's opinion be satisfied on each of the following dates if Completion was to take place immediately thereafter: the Court hearing to sanction the Scheme of Arrangement; if holders of Sterling Bonds of either series do not approve the resolutions put to them (including in respect of covenant defeasance of the Yankee Bonds) in connection with the Transaction, immediately prior to the First Holdco Sale; the court hearing to sanction the CWC Holdings Capital Reduction; and the CWC Holdings Call Option first becoming exercisable in accordance with Schedule 11. NTL shall notify the parties on each relevant date as to whether it has received the relevant confirmation, orally or in writing.

     (22) Notwithstanding any other provision of this agreement, Bell Atlantic shall not be obliged to agree to any modification of any of the express terms of this agreement or the Transaction contemplated hereby or to take any action following any such modification to which it has not agreed if such modification or such action (including, but not limited to, Bell Atlantic casting its votes as a shareholder of CWC) would be reasonably likely to have an adverse impact on the tax consequences of the Transaction to Bell Atlantic, Bell Atlantic's ability to account for its proposed merger with GTE Incorporated as a pooling of interests, or Bell Atlantic in relation to its Bell Exchangeable Notes.

     (23) Each of C&W and NTL agrees to use best efforts to create a structure that (i) does not preclude the satisfaction of any of the Pre-Conditions, Conditions or Closing Conditions, (ii) in the opinion of NTL's U.S. tax counsel will not create income to NTL or NTL Holdings under subpart F of the IRC attributable to gain representing any appreciation in the value of CWC Holdings stock, CWC stock, stock of any subsidiary of either CWC Holdings or CWC, or assets of any such subsidiary and (iii) does not alter to any material extent the commercial objectives and economic effects of the Transaction for each of the parties.

     (24) Subject to clause 3(27), if the Pre-Condition set out in paragraph 7 of Part A of Schedule 4 has been met or waived, C&W shall procure, within one Business Day of the request of NTL made before Completion, that the fiscal year utilized for accounting and UK tax purposes of CWC, CWC Holdings or any subsidiary of either CWC or CWC Holdings that NTL or NTL Holdings acquires, directly or indirectly, ends on a date after Completion requested by NTL but no later than 28 days after the Completion Date.

     (25) Subject to clause 3(27), if the Pre-Condition set out in paragraph 7 of Part A of Schedule 4 has not been met or waived, C&W agrees, within one Business Day of the request of NTL made before Completion, to use best efforts to procure that the fiscal year utilized for accounting and UK tax purposes of CWC, CWC Holdings or any subsidiary of either CWC or CWC Holdings that NTL or NTL Holdings acquires, directly or indirectly, ends on a date after Completion requested by NTL but no later than 28 days after the Completion Date unless, in the reasonable judgment of C&W's U.S. tax counsel, acceding to such request would materially increase the possibility that CWC or CWC Holdings would be considered a passive foreign investment company under IRC Section 1297.

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     (26) The provisions of subclause (23) above shall not apply if in the reasonable opinion of Bell Atlantic's outside legal counsel, after consultation with NTL, these provisions would have an adverse effect on Bell Atlantic, excluding any adverse effect caused by the failure to close or a delay in closing.

     (27) The following provisions shall apply in relation to any request of NTL to change the fiscal year for accounting and tax purposes of CWC or any subsidiary of CWC under clauses 3(24) or 3(25):

          (i) the date requested by NTL (the "NEXT ACCOUNTS DATE") shall be the last day of the calendar month in which Completion occurs;

          (ii) neither CWC nor any subsidiary of CWC shall be required to take any action in response to such a request unless in the opinion of NTL's counsel such action is appropriate as a consequence of any change in US federal tax law (including any change in the US Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder (including proposed Treasury regulations), or any notice or other guidance issued by the Internal Revenue Service or the Treasury Department); and

          (iii) no such request shall be made in relation to any company in the Dataco Group.

4. SEPARATION

     (1) The Separation shall be implemented, and both C&W and CWC shall procure that their respective subsidiary undertakings implement the Separation, in accordance with the provisions of Schedule 8 so as to take effect, so far as reasonably practicable, from the Scheme of Arrangement becoming effective.

     (2) The Separation Costs shall be discharged as provided in Part D of
Schedule 19. Subject as otherwise provided herein (including as envisaged by Schedule 8), any other costs shall be borne by the party incurring the same.

     (3) The Separation Costs shall include:

          (a) 50% of the first L20 million of any redundancy (as defined in the Employment Rights Act 1996) costs actually incurred by CWC or NTL or any of their respective subsidiaries (on a cash basis only) as a result of the integration of ConsumerCo and the NTL Group in connection with the Transaction, within the period of twelve months following Completion, or as a result of the termination at any time after Completion of any Transitional Services provided by the DataCo Group to ConsumerCo;

          (b) any costs or expenses (including legal costs and expenses), actions, proceedings, claims or demands (including any sums paid in settlement of any of the same) or losses ("COSTS") incurred by ConsumerCo in connection with the Separation arising out of or in connection with the employment or termination of employment of the employees allocated to the DataCo Business under Schedule 8, including but not limited to those relating to redundancy (whether pursuant to statutory requirements or otherwise), breach of contract, wrongful dismissal, unfair dismissal, discrimination by reason of sex, race, disability, equal pay and health and safety (including personal injury), in each case whether under UK or European legislation or otherwise, whether such claims arise before or after Completion; and

          (c) any Costs incurred by ConsumerCo in connection with the Separation arising out of or in connection with any failure by any member of the ConsumerCo Group to comply with any obligations relating to the provision of information and/or to consult in relation to the transfer of the DataCo Business, whether pursuant to the Transfer of Undertaking (Protection of Employment) Regulations 1981 or any statutory instrument (including any requirement pursuant to the Trade Union and Labour Relations (Consolidation) Act 1992) or any collective agreement or otherwise.

     (4) C&W and NTL shall agree (a) as to whether specific costs constitute Separation Costs or otherwise and (b) the correct apportionment of any redundancy costs in accordance with the provisions of

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

this clause and failing such agreement any costs in dispute between them shall be referred to the Independent Expert for determination in accordance with the procedure described in Part III of Schedule 8.

     (5) C&W, CWC and NTL agree that, in connection with the Separation, the provisions of Schedule 9 shall apply in relation to pensions arrangements and the provisions of Schedule 22 shall apply in relation to the Securitisation.

     (6) C&W, CWC and NTL agree that, in connection with the Separation, the provisions of Schedule 17 shall apply in relation to the IBM Contract (subject to such changes as C&W and NTL may agree). Each of C&W, CWC and NTL agrees that
Schedule 18 contains legally binding heads of agreement setting out the proposed terms of the interconnect arrangements to be entered into at Completion in accordance with such heads.

     (7) CWC shall procure that the assets of each member of the ConsumerCo Group shall on or prior to the Scheme of Arrangement becoming effective be released from all liens, charges, encumbrances and security interests (other than those disclosed in writing to NTL prior to 26th July, 1999 and other than Permitted Liens).

     (8) None of the provisions of this agreement (including Schedule 8), shall permit or require anything to be done by CWC or any of its subsidiary undertakings which would give rise to any liability arising in ConsumerCo under the NYNEX Corporation Tax Agreement dated 21st March, 1997 between NYNEX Corporation (prior to its merger with Bell Atlantic) and CWC.

5. THE SCHEME OF ARRANGEMENT

     (1) The following principal commercial terms will apply to the Scheme of
Arrangement:

          (a) The entire issued share capital of CWC will, at the record date for the purpose of the Scheme of Arrangement, be cancelled and the resulting reserve will be applied in paying up in full at par the same number of new shares as are cancelled which shall be issued to CWC Holdings, credited as fully paid.

          (b) CWC Holdings will issue to the former shareholders of CWC pro rata to their holdings in CWC.

          ONE CWC HOLDINGS SHARE FOR EVERY CWC SHARE HELD.

          (c) Each of the CWC Holdings Shares to be issued pursuant to the Scheme of Arrangement shall have a nominal value such that the aggregate nominal value of the CWC Holdings Shares to be issued under the Scheme of Arrangement shall not exceed the then market value of CWC.

          (d) The CWC Holdings Shares will only be listed on a stock exchange in the circumstances specified in clause 7(8) or if the CWC Holdings Capital Reduction does not become effective in accordance with its terms within 135 days following the date of the NTL Acquisition Stockholder Approval in which event C&W and Bell Atlantic, without prejudice to the obligations of the parties under this agreement, shall use their respective best endeavours to obtain a listing of the CWC Holdings Shares on the London Stock Exchange within 90 days of the 135th day following the date of the NTL Acquisition Stockholder Approval, shall procure that the rights of C&W and Bell Atlantic as shareholders in CWC or in relation to the holding of shares in CWC as at 26th July, 1999 shall be replicated in relation to their shareholdings in CWC Holdings including, without limitation, registration rights in relation to the CWC Holdings Shares and, pending such replication, shall, as between themselves, give full effect to all such rights as if the CWC Holdings Shares were CWC Shares.

          (e) Conditional upon and following the Scheme of Arrangement becoming effective and CWC being re-registered as a private company pursuant to sub-clause (9) below, CWC will enter into an agreement for the transfer of Caxton (the holding company of DataCo) to CWC Holdings for a cash

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

     consideration (subject to the provisions of Schedule 19) equal to the book value of Caxton, such sum to be payable on the demand of CWC at any time on or after completion of the First Holdco Sale and not to bear interest. The provisions of Schedule 19 will apply in relation to the organisation of the Holdcos, and other steps as described therein, and Schedule 15 sets out the terms of the agreement for the transfer of Caxton from CWC to CWC Holdings.

          (f) C&W, CWC and NTL will, and C&W shall procure that CWC Holdings and, if required, C&W (UK) Holdings will, and NTL shall procure that NTL Holdings will, pursuant to the terms of the Scheme of Arrangement, undertake to the Court to be bound by its terms insofar as it relates to them, including (if the CWC Holdings Put Option or CWC Holdings Call Option is completed) the allotment and issue of New C&W Shares (in consideration for the acquisition of the minority interests in C&W (UK) Holdings) and New NTL Common Stock and cash payments by NTL (in consideration for the acquisition of the entire issued share capital of CWC Holdings) respectively, and the listing of such shares on the London Stock Exchange and New York Stock Exchange (in the case of New C&W Shares) and NASDAQ and EASDAQ (in the case of New NTL Common Stock).

          (g) Each of C&W and Bell Atlantic undertakes to give its separate written approval to or (where leading counsel has advised each of CWC, C&W and Bell Atlantic that it is permissible) to vote its CWC Shares in favour of the Scheme of Arrangement at the meeting to be convened pursuant to an Order of the Court to approve the Scheme of Arrangement (the "COURT MEETING").

          (h) C&W agrees to procure that CWC Holdings issues to CWC shareholders the CWC Holdings Shares in accordance with the Scheme of Arrangement promptly so as to enable the CWC Holdings Capital Reduction to be approved at a court hearing within 10 Business Days of the Scheme of Arrangement becoming effective.

          (i) (A) Subject to:

             (i) the directors of CWC receiving legal advice satisfactory to them and a satisfactory opinion from CWC's auditors as to the solvency of the CWC Group;

             (ii) NTL supplying to CWC (which NTL hereby undertakes to do), (a) a working capital report covering the period from the earliest expected Completion Date to the date falling 12 months after the date of completion of the First Holdco Sale and taking into account NTL's business plan for ConsumerCo (the "NTL WORKING CAPITAL REPORT"), accompanied by a certificate from NTL's CFO addressed to the directors of CWC that such CFO is satisfied that the report has been prepared after due and careful enquiry, such report to disclose the availability of sufficient working capital for the NTL Group, as enlarged by the acquisition of ConsumerCo, taking account of reasonable sensitivities, throughout such period and (b) a letter from Ernst & Young to CWC and Arthur Andersen, in a form previously agreed between Ernst & Young, Arthur Andersen and CWC, providing comfort in relation to the preparation and content of the NTL Working Capital Report; and

             (iii) NTL providing to CWC (which NTL hereby undertakes to do) in a form reasonably satisfactory to it an undertaking to maintain the solvency of CWC and to ensure that CWC continues to be able to meet its debts as they fall due throughout the period referred to in paragraph
        (A)(ii),

           CWC shall use its best endeavours to procure that, if required or advised by leading counsel to CWC, a declaration of solvency shall be sworn by each of CWC's directors, or by one director on behalf of each of CWC's directors, supported by an appropriate opinion from CWC's auditors, so as to assist the transfer of Caxton (holding DataCo) to CWC Holdings pursuant to the Scheme of Arrangement to be made.

               (B) To the extent permitted by law, C&W undertakes to CWC (as trustee for each of the directors) that it will indemnify and keep indemnified each of the directors of CWC in respect of all liabilities, costs, claims and actions that any of them may incur or suffer as a result of their approval

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

     of the First Holdco Sale and shall procure that CWC Holdings issues a written direction to the directors of CWC to enter into and approve the First Holdco Sale.

               (C) For the purposes of paragraph (A)(iii) the undertaking to be provided by NTL shall not extend to maintaining the solvency of CWC in circumstances where the event or matter which threatens or adversely affects CWC's solvency arises from liabilities and obligations in existence prior to Completion.

             (D) For the purposes of NTL supplying to CWC the letter from Ernst & Young referred to in paragraph (i)(A)(ii) above, C&W agrees to pay (following receipt of the relevant invoice from Ernst & Young) an amount representing the reasonable professional fees of Ernst & Young incurred for the sole purpose of providing such a letter, such amount in any event not to exceed L200,000 (plus VAT and disbursements).

     (2) CWC and C&W will, and C&W shall procure that CWC Holdings will, on the terms and subject to the Pre-Conditions and Conditions set out in this agreement, take or cause to be taken all such steps as are within their power and necessary to implement the Scheme of Arrangement, including:

          (a) CWC will apply to the Court by way of Claim Form (CPR Part 8) for leave to convene the Court Meeting and file such documents as may be necessary in connection therewith;

          (b) upon (i) the Court making the order on the Claim Form (CPR Part
     8), (ii) the necessary documents being settled with the Court, and (iii) such documents (insofar as required) being approved by the London Stock Exchange, CWC shall publish the requisite documents and thereafter publish and/or post such other documents and information as the Court or the London Stock Exchange may approve or require from time to time in connection with the due implementation of the Transaction (including, without limitation, the Scheme of Arrangement);

          (c) following the Court Meeting and the Extraordinary General Meeting (as defined below), assuming the necessary resolutions are passed, CWC shall seek the sanction of the Court to the Scheme of Arrangement and its confirmation of the capital reduction therein; and

          (d) as soon as practicable after the sanction of the Court to the Scheme of Arrangement, CWC shall, subject to the satisfaction (or, if permissible, waiver) of the Conditions and repayment of the Yankee Bonds, cause an office copy of the order of the Court under section 425 of the Companies Act 1985 sanctioning the Scheme of Arrangement and confirming the capital reduction involved therein to be filed with and registered by the Registrar of Companies in England and Wales.

     (3) Each of C&W, CWC and NTL agrees to, and C&W shall procure that CWC Holdings and C&W (UK) Holdings shall, execute and do and procure to be executed and done (so far as it is in its power so to do) all such documents, acts and things as may be necessary or desirable to be executed or done by them for the purpose of giving effect to the Scheme of Arrangement.

     (4) CWC will convene an extraordinary general meeting of its shareholders ("EXTRAORDINARY GENERAL MEETING") to be held on the same date as the Court Meeting to consider, inter alia, special resolutions in the form or substantially in the form set out in Part A of Schedule 7 to approve, inter alia, the Scheme of Arrangement, the cancellation of the entire issued share capital of CWC, the alteration of the CWC articles of association and such other matters as may be necessary to implement the Scheme of Arrangement and the Transaction. The proposed amendments to the CWC articles of association shall be in a form reasonably satisfactory to NTL and C&W.

     (5) Each of C&W and Bell Atlantic undertakes to vote its CWC Shares in favour of the special and ordinary resolutions to be proposed at the Extraordinary General Meeting (to the extent they are entitled to vote).

     (6) Each of CWC and C&W undertakes to use best endeavours to procure that a valuation report prepared in accordance with section 108 of the Companies Act 1985 shall be delivered to CWC Holdings prior to the CWC Share Issue.

     (7) C&W undertakes to NTL (and C&W shall procure that CWC Holdings undertakes to NTL following the Scheme of Arrangement becoming effective) to exercise its voting rights in CWC to procure that the CWC articles of association as amended pursuant to sub-clause (4) above shall not be materially amended after that date. C&W undertakes to procure that CWC Holdings shall, prior to the Scheme of Arrangement becoming effective, adopt articles of association in a form reasonably satisfactory to NTL and C&W, including provisions in the form or substantially in the form set out in Part B of
Schedule 7. C&W shall procure that the articles of association of CWC Holdings as so adopted shall not be materially amended until Completion. C&W shall procure that C&W (UK) Holdings' articles of association will include provisions in the form or substantially in the form set out in Part C of Schedule 7.

     (8) C&W undertakes to NTL that it will not transfer, sell, grant options over or otherwise dispose of any of the CWC Holdings Shares which it owns or will own (including those to be issued to it pursuant to the Scheme of Arrangement) until no less than 10 Business Days after the date on which the CWC Holdings Call Option first becomes exercisable or, if the CWC Holdings Call Option has been exercised during that period, pending completion of the CWC Holdings Call Option.

     (9) CWC shall, as soon as possible following the Scheme of Arrangement becoming effective and before any of the transactions contemplated by clauses 6, 7, 8, 9 and 10 are to be implemented, be re-registered as a private company. Within 15 days from the date it is re-registered as a private company, CWC shall file an election, effective as of the date it is re-registered as a private company, with the US Internal Revenue Service to be treated as a disregarded entity for US federal income tax purposes.

6. SALE OF CAXTON TO CWC HOLDINGS

     (1) Conditional upon and following the Scheme of Arrangement becoming effective and CWC being re-registered as a private company pursuant to clause 5(9), CWC agrees to enter into an agreement to transfer (and C&W agrees to procure that CWC Holdings will enter into an agreement to accept a transfer of) the entire issued share capital of Caxton (being the beneficial owner of the entire issued share capital of DataCo) to CWC Holdings for a cash consideration (subject to the provisions of Schedule 19) of L409,835,750 (being the book value of Caxton), such sum to be payable on demand of CWC at any time on or after completion of the First Holdco Sale and not to bear interest in accordance with the terms of the Holdco/CWC Holdings Sale Principles.

     (2) CWC shall sell its shares in Caxton with full title guarantee free from all liens, charges and encumbrances and other rights exercisable by third parties and otherwise in accordance with the terms of the Holdco/CWC Holdings Sale Principles. Property and risk in Caxton (being the beneficial owner of the entire issued share capital of DataCo) shall vest in CWC Holdings on completion of such sale and purchase in accordance with Part A of Schedule 15.

     (3) CWC shall covenant with CWC Holdings that CWC has the right to sell and transfer the full legal and beneficial interest in the shares in Caxton to CWC Holdings on terms set out in the Holdco/ CWC Holdings Sale Principles.

     (4) The obligations of CWC under this clause 6 shall, unless determined by C&W to be unnecessary and notified to the parties as such, be conditional upon David Goldberg QC (or such other person as the parties hereto shall agree) having, no earlier than 14 days before, but in any event prior to, the date of the Court hearing to sanction the Scheme of Arrangement, confirmed that at the date of confirmation the confirmation of the advice set out in an e-mail from David Lewis and Nik Mehta to Stephen Edge dated 25th July, 1999 recording advice given by David Goldberg QC on 23rd July, 1999 remains correct. If CWC has not received such confirmation prior to the Court hearing to sanction the Scheme of Arrangement, the Court hearing shall be delayed until CWC is able to obtain that confirmation.

7. CWC HOLDINGS CAPITAL REDUCTION

     (1) Subject to the Scheme of Arrangement having become effective, CWC being re-registered as a private company and the First Holdco Sale having been completed, the shareholders of CWC Holdings

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having voted by the requisite majority to approve the CWC Holdings Capital
Reduction, such reduction having been sanctioned by the appropriate court and, if required, registered with any necessary governmental or regulatory authority, upon the implementation of the CWC Holdings Capital Reduction, the nominal value of each of the CWC Holdings Shares to be issued pursuant to the Scheme of Arrangement shall be reduced by an amount per share being in aggregate no less than the then market value of the shares held by CWC in Caxton (being the beneficial owner of the entire issued share capital of DataCo) less the amount of any debt of CWC Holdings assumed by C&W (UK) Holdings if paragraph 8 of Part A of Schedule 19 shall apply on terms that, in satisfaction of the repayment of the amount cancelled, CWC Holdings shall enter into an agreement to transfer (and C&W agrees to procure that C&W (UK) Holdings will enter into an agreement to accept a transfer of) its entire interest in the issued share capital of Caxton (being the beneficial owner of the entire issued share capital of DataCo) to C&W (UK) Holdings in accordance with the terms of the Holdco/C&W (UK) Holdings Sale Principles in consideration of which (i) C&W (UK) Holdings will issue to the shareholders of CWC Holdings, on the basis of one C&W (UK) Holdings Share for every one CWC Holdings Share held, C&W (UK) Holdings Shares credited as fully paid and (ii) if paragraph 8 of Part A of Schedule 19 applies, C&W shall procure that the CWC Net Debt assumed by CWC Holdings pursuant to such paragraph will be assumed by and novated to C&W (UK) Holdings.

     (2) As part of the CWC Holdings Capital Reduction, C&W shall procure that CWC Holdings shall transfer the shares in Caxton (being the beneficial owner of the entire issued share capital of DataCo), and C&W (UK) Holdings will acquire such shares, with full title guarantee free from all liens, charges and encumbrances and other rights exercisable by third parties and otherwise in accordance with the terms of the Holdco/C&W (UK) Holdings Sale Principles. Property and risk in Caxton shall vest in C&W (UK) Holdings on completion of such transfer and acquisition in accordance with Part B of Schedule 15.

     (3) C&W will, on the terms and subject to the Pre-Conditions and Conditions set out in this agreement, take or cause to be taken (and will procure that CWC Holdings shall do nothing nor omit to do anything which would impede, prevent or delay) all such steps as are within its power and necessary to implement the CWC Holdings Capital Reduction, including:

          (a) the passing of the appropriate resolution to approve the CWC Holdings Capital Reduction, which resolution shall be passed prior to or as soon as practicable after the Scheme of Arrangement becoming effective;

          (b) following the passing of the resolution referred to in (a) above, CWC Holdings seeking the confirmation of the relevant court to the CWC Holdings Capital Reduction as soon as possible after the Scheme of Arrangement has become effective; and

          (c) as soon as practicable after the confirmation of the relevant court to the CWC Holdings Capital Reduction, CWC Holdings shall cause an office copy of the order of the court confirming the CWC Holdings Capital Reduction to be filed with and registered by the Registrar of Companies for the jurisdiction in which it is incorporated, or such equivalent or other steps to satisfy the requirements of the relevant jurisdiction.

     (4) Save as otherwise provided in or pursuant to this agreement, neither CWC Holdings nor CWC nor any other member of the ConsumerCo Group shall have any liability to any party, DataCo or any member of the DataCo Group in relation to or arising out of the transfer of CWC Holdings' interest in the entire issued share capital of Caxton (being the beneficial owner of the entire issued share capital of DataCo) to C&W (UK) Holdings pursuant to the Holdco/C&W (UK) Holdings Sale Principles once CWC Holdings has performed its obligations under those agreements.

     (5) C&W agrees to, and shall procure that CWC Holdings and C&W (UK) Holdings will, undertake to the court in the relevant jurisdiction on any hearing to confirm the CWC Holdings Capital Reduction to be bound thereby and each of the parties agrees to, and C&W shall procure that CWC Holdings and C&W
(UK) Holdings will, execute and do, and procure to be executed and done (so far as it is in its power so to do, save in relation to C&W's procurement obligations in respect of CWC Holdings and C&W (UK) Holdings which shall be absolute) all such documents, acts and things as may be necessary or desirable to be executed or done by any of them for the purpose of giving effect to the CWC Holdings Capital Reduction.

     (6) If C&W elects for CWC Holdings to be incorporated in a jurisdiction other than Jersey, Channel Islands or England pursuant to clause 2(7) above, the provisions of clauses 7(3) and (5) above and 7(7) below shall be amended appropriately to deal with the requirements to effect a capital reduction of shares in CWC Holdings in the jurisdiction in which CWC Holdings is incorporated. C&W shall procure that CWC Holdings shall take all such action as shall be required in that jurisdiction in order to effect and do nothing that would prevent, impede or delay a reduction of the share capital of CWC Holdings so as to achieve the same economic effect as contemplated by this clause 7.

     (7) CWC and C&W shall, in their capacity as creditors of CWC Holdings, give such consent as may be required from them in order to give effect to the CWC Holdings Capital Reduction. C&W shall procure that all creditors of CWC Holdings (other than CWC and C&W) shall either be paid out in full at the date on which the reduction is to become effective or consent to the CWC Holdings Capital Reduction and shall give such an undertaking to the court if required provided that if paragraph 8 of Part A of Schedule 19 shall apply C&W's obligations shall not extend to procuring any repayment of such creditors assumed by CWC Holdings.

     (8) If the CWC Holdings Capital Reduction has become effective but neither the CWC Holdings Put Option nor the CWC Holdings Call Option has been completed by no later than 135 days following the date of the NTL Acquisition Stockholder Approval, C&W and Bell Atlantic, without prejudice to the obligations of the parties under this agreement, shall use their respective best endeavours to obtain a listing of the C&W (UK) Holdings Shares and the CWC Holdings Shares on the London Stock Exchange within 90 days of the 135th day following the date of the NTL Acquisition Stockholder Approval, shall use their respective best endeavours to procure that the rights of C&W and Bell Atlantic as shareholders in or in relation to their holding of shares in CWC as at 26th July, 1999 shall be replicated in relation to their shareholdings in C&W (UK) Holdings and CWC Holdings (including, without limitation, registration rights in relation to the C&W (UK) Holdings Shares and their CWC Holdings Shares) and, pending such replication, shall, as between themselves, give effect to all such rights as if the C&W (UK) Holdings Shares and CWC Holdings Shares were CWC Shares.

8. OPTIONS IN RESPECT OF CWC HOLDINGS

     (1) NTL grants C&W a put option and C&W grants NTL a call option for the sale to and purchase by NTL of all of C&W's shares in CWC Holdings, exercisable as described in Schedule 11 following (a) the Scheme of Arrangement becoming effective including the CWC Share Issue and the CWC Holdings Share Issue, (b) the First Holdco Sale, and (c) the CWC Holdings Capital Reduction becoming effective including the Second Holdco Sale and the C&W (UK) Holdings Share Issue.

     (2) If the CWC Holdings Put Option or the CWC Holdings Call Option is exercised in accordance with the provisions of Schedule 11, C&W shall sell and NTL shall purchase (in each case, subject to the Closing Conditions being satisfied) C&W's shares in CWC Holdings together with all rights attaching to them.

     (3) If the CWC Holdings Put Option or CWC Holdings Call Option is exercised, C&W shall sell its shares in CWC Holdings with full title guarantee, free from all liens, charges, equities and encumbrances and other rights exercisable by third parties and otherwise on the terms set out in Schedule 11.

     (4) C&W covenants with NTL that it will, subject to the Scheme of Arrangement becoming effective, including the CWC Share Issue and the CWC Holdings Share Issue, have the right to sell and transfer the full legal and beneficial interest in its CWC Holdings Shares free from all liens, charges and encumbrances to NTL on the terms set out in this agreement.

     (5) Subject to the elections made (or, in the case of C&W, deemed to be made) pursuant to and in accordance with clause 9(2) below, as consideration for the acquisition of C&W's CWC Holdings Shares,

NTL will issue 0.036301 New NTL Common Stock and pay 190.18 pence in cash to C&W for each CWC Holdings Share acquired from C&W (subject to adjustment in accordance with Schedule 25).

     (6) The New NTL Common Stock issued pursuant to this clause and clause 9 below will rank pari passu in all respects with the existing NTL Common Stock, including the right to receive and retain in full all dividends and other distributions declared, made or paid after the Completion Date.

     (7) C&W agrees that it will not, and it will procure that none of its subsidiaries will, without the prior approval of the board of directors of NTL, directly or indirectly (a) publicly announce any intention to offer, pledge, sell, contract to sell, sell any option or contract to sell any option, grant any option, right or warrant to purchase, or otherwise transfer, assign or dispose of any New NTL Common Stock issued to it pursuant to sub-clause (5) above, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of that New NTL Common Stock in the following circumstances:

          (a) in any transaction before the later of (i) the first anniversary of this agreement and (ii) the date falling six months after Completion;

          (b) subject to paragraphs (c) and (d) below, in any transaction or series of transactions relating to in excess of 50% of that New NTL Common Stock during the period of six months following the later date referred to in paragraph (a) above;

          (c) in any transaction or series of related transactions which would result in the disposal of more than (i) 10% of the NTL Common Stock (on a fully diluted basis) at the date of the transaction in an off-market transaction or (ii) 5% of the NTL Common Stock (on a fully diluted basis) at the date of the transaction in an on-market transaction; and

          (d) in any individual off-market transaction or any series of related off-market transactions on completion of which the transferee (whether alone or with his connected persons (as defined in section 346 of the Companies Act 1985)) and persons acting in concert with him (as defined by the Code) would beneficially own more than 12 1/2% of the NTL Common Stock (on a fully diluted basis) at the date of the transaction,

     PROVIDED THAT the foregoing shall not prohibit or restrict any transaction involving a bona fide monetisation of C&W's New NTL Common Stock by any means, including but not limited to exchangeable bonds or other securities exchangeable for such New NTL Common Stock, or the transfer of such New NTL Common Stock to a special purpose company financed by bank or other third party debt in the nature of financing so long as C&W shall not have entered into such an arrangement at the time of the Completion Date and can make the representation contained in clause 21(9).

     (8) NTL undertakes to C&W, while it holds NTL Common Stock, to comply with the provisions summarised in the sections headed "Special Governance Right" and "Special Provisions for France Telecom" in Schedule 12, as such provisions are contained in the NTL Subscription Agreement. C&W undertakes to NTL to comply with the provisions contained in the section headed "Standstill and other Arrangements" in Schedule 12 for so long as it holds any NTL Common Stock.

9. ACQUISITION BY NTL OF MINORITY INTERESTS IN CWC HOLDINGS

     (1) Pursuant to the terms of issue of the CWC Holdings Shares and the operation of the CWC Holdings Tag Along Rights and subject to the elections made by CWC shareholders pursuant to and in accordance with the provisions of sub-clause (2) below, those of such CWC Holdings Shares not held by C&W shall, if the CWC Holdings Put Option or the CWC Holdings Call Option is completed, automatically and immediately following completion under Part B of Schedule 11 be transferred to NTL in exchange (subject to the elections made pursuant to and in accordance with sub-clause (2) below) for the issue by NTL to the holders of such shares of 0.036301 New NTL Common Stock and the payment by NTL of 190.18 pence in cash for each CWC Holdings Share so transferred (subject to adjustment in accordance with Schedule 25).

     (2) NTL shall make available a facility (the "MIX AND MATCH ELECTION") whereby the holders of the CWC Holdings Offered Shares may, by completion of an election form (to be posted to CWC shareholders following the CWC Shareholder meeting at which the Transaction is approved), elect to receive, as consideration for the transfer of their CWC Holdings Offered Shares pursuant to the CWC Holdings Tag Along Rights, more New NTL Common Stock and less cash or more cash and less New NTL Common Stock than they would otherwise receive on the basis of the Basic NTL Consideration. The Mix and Match Election will operate as follows:

          (a) Each holder of CWC Holdings Offered Shares shall be entitled to receive in respect of each CWC Holdings Offered Share, the Basic NTL Consideration.

          (b) Each holder of CWC Holdings Offered Shares may elect to receive additional New NTL Common Stock and less cash or more cash and fewer New NTL Common Stock.

          (c) Holders of CWC Holdings Offered Shares (other than C&W) who elect to receive additional New NTL Common Stock shall be entitled to receive up to their entire entitlement to consideration in respect of CWC Holdings Offered Shares held by them in New NTL Common Stock and C&W shall and shall be deemed to elect to receive cash to the extent necessary (after taking into account elections to receive additional cash from holders of CWC Holdings Offered Shares) to release sufficient New NTL Common Stock accordingly. If C&W elects to receive additional New NTL Common Stock it shall be entitled to receive it only to the extent that the elections of other holders of CWC Holdings Offered Shares have been satisfied.

          (d) Holders of CWC Holdings Offered Shares (other than C&W in respect of (i) below) who elect to receive additional cash shall receive such additional cash (and accordingly fewer New NTL Common Stock) (i) up to an aggregate amount (pro rated between the electors other than C&W) equal to the amount of cash foregone by Bell Atlantic as a result of its election to receive its entitlement to consideration entirely in New NTL Common Stock; and (ii) to the extent that such cash foregone does not satisfy elections for additional cash, up to an aggregate amount (pro rated between such electors including C&W but excluding deemed elections by C&W referred to in paragraph (c) above) equal to the cash foregone by holders of CWC Holdings Offered Shares other than Bell Atlantic. To the extent that these elections to receive more New NTL Common Stock (and less cash) are insufficient, elections (including any election by C&W) to receive more cash (and less New NTL Common Stock) which are still unsatisfied shall be scaled down pro rata and any excess elections shall be deemed to be void in respect of such excess.

          (e) Bell Atlantic hereby irrevocably undertakes to elect to receive, and shall receive, 100 per cent of the consideration for its CWC Holdings Offered Shares, in New NTL Common Stock.

          (f) The notional cash value of a share of New NTL Common Stock for the purposes of the Mix and Match Election will be the higher of (i) L47.11 (adjusted to such number as NTL, CWC, Bell Atlantic and C&W may reasonably agree applying the principles set out in Schedule 25 or, in the absence of agreement, as determined by the Independent Expert, in the event that the consideration offered by NTL is adjusted in accordance with Schedule 25), and (ii) the sterling equivalent of the average closing price of a share of NTL Common Stock as quoted by NASDAQ over the period of 20 trading days expiring at the close of business on the last practicable date as agreed between the parties before the Court hearing to convene the Court Meeting calculated by converting the closing price in dollars of a share of NTL Common Stock for each such trading day into sterling in accordance with the noon buying rate as quoted by the Federal Reserve Bank of New York on each such day and then dividing the aggregate of all figures so calculated by twenty.

10. ACQUISITION BY C&W OF MINORITY INTERESTS IN C&W (UK) HOLDINGS

     (1) Pursuant to the terms of issue of the C&W (UK) Holdings Shares and the operation of the C&W (UK) Holdings Tag Along Rights, those of the C&W (UK) Holdings Shares not held by C&W shall, if the CWC Holdings Put Option or the CWC Holdings Call Option is completed, automatically and immediately following completion under Part B of Schedule 11 be transferred to C&W in accordance with the C&W (UK) Holdings Tag Along Rights in exchange for the issue by C&W to the holders of such shares of 0.4625 New C&W Shares for every C&W (UK) Holdings Share so transferred (subject to adjustment in accordance with Schedule 26).

     (2) The New C&W Shares issued will rank pari passu in all respects with the existing C&W Shares, including the right to receive and retain in full all dividends and other distributions declared, made or paid after the Completion Date.

11. NET DEBT

     (1) C&W agrees with NTL to and CWC agrees with NTL to procure that DataCo will make the Sterling Bond Proposal as described in Schedule 10.

     (2) As soon as practicable after the Court sanctions the Scheme of Arrangement, CWC will give notice of redemption to the holders of the Yankee Bonds and will redeem the Yankee Bonds in accordance with their terms. If the Sterling Bond Proposals (as defined and set out in Schedule 10, together with a resolution in respect of covenant defeasance of the Yankee Bonds) are approved by the holders of both series of Sterling Bonds, CWC will also effect a covenant defeasance of the Yankee Bonds in accordance with their terms.

     (3) The parties agree that the provisions of Schedule 19 shall be implemented.

12. BCM NOTES AND CWC OPTIONS

     (1) CWC shall propose a special resolution at the Extraordinary General Meeting of CWC convened to be held immediately after the Court Meeting for the purpose of amending CWC's articles of association so as to contain provisions in a form reasonably acceptable to NTL and C&W and similar or substantially similar to those set out in Part A of Schedule 7, to the effect that:

          (i) on the exercise of any CWC Option or conversion of a BCM Note and the issue of the resulting CWC Shares prior to the confirmation by the Court of the reduction of capital of CWC provided for under the Scheme of Arrangement, the resulting CWC Shares shall be issued on terms such that they shall be treated as CWC Shares which shall participate in the Scheme of Arrangement; and

          (ii) subject to the Scheme of Arrangement becoming effective, on the exercise of any CWC Option or conversion of a BCM Note and the issue of the resulting CWC Shares, where the resulting CWC Shares do not participate in the Scheme of Arrangement, the resulting CWC Shares shall be compulsorily acquired by CWC Holdings on the later of (i) immediately following the Scheme of Arrangement becoming effective and (ii) the issue of such CWC Shares in consideration for the issue, credited as fully paid, by CWC Holdings of such number of CWC Holdings Shares as the holder of such resulting CWC Shares would have received had such resulting CWC Shares participated in the Scheme of Arrangement, subject to adjustment by the directors of CWC in such manner as the auditors of CWC may determine to be fair and reasonable on any reorganisation of the share capital of CWC or CWC Holdings effected after the confirmation by the Court of the reduction of capital of CWC provided for under the Scheme of Arrangement.

     (2) Subject to sub-clause (9) below, C&W shall procure that, prior to the Scheme of Arrangement becoming effective, a special resolution of CWC Holdings is passed so as to amend the articles of association of CWC Holdings to contain provisions in a form reasonably acceptable to NTL and C&W and similar or substantially similar to those set out in Part B of Schedule 7, to the effect that if the CWC Holdings Put Option or the CWC Holdings Call Option is completed:

          (i) NTL shall, pursuant to the operation of the CWC Holdings Tag Along Rights, acquire all other shares of CWC Holdings then or subsequently in issue;

          (ii) in respect of any CWC Holdings Shares issued on or before the record time for the CWC Holdings Capital Reduction and acquired by NTL as referred to in sub-clause (2)(i) above, such CWC Holdings Shares shall be acquired by NTL in accordance with clause 9;

          (iii) in respect of any CWC Holdings Shares issued after the record time for the CWC Holdings Capital Reduction and acquired by NTL as referred to in sub-clause (2)(i) above, such CWC Holdings Shares shall be acquired by NTL in accordance with sub-clause (4)(a) below.

     (3) Subject to sub-clause (9) below, C&W shall procure that the articles of association of C&W (UK) Holdings are amended so as to contain provisions similar or substantially similar to those set out in Part C of Schedule 7.

     (4) C&W and NTL agree that the holders of CWC Options or BCM Notes who are issued CWC Shares and are then issued CWC Holdings Shares after the record time for the CWC Holdings Capital Reduction shall be entitled to receive:

          (a) conditional on Completion and NTL's acquisition of such CWC Holdings Shares as described in sub-clause (2)(iii) above, New NTL Common Stock and cash on the bases that:

             (i) the outstanding CWC Options and BCM Notes had been exercised or converted into CWC Shares so as to be subject to the Scheme of Arrangement and thereafter the Scheme of Arrangement became effective;

             (ii) the resulting CWC Holdings Shares were subject to the CWC Holdings Tag Along Rights; and

             (iii) the holder thereof did not make any elections under the Mix and Match Election, provided that such New NTL Common Stock and cash shall be subject to adjustment pursuant to Schedule 25 and shall be further adjusted by the directors of NTL in such manner as the auditors of NTL may determine to be fair and reasonable on any reorganisation of the share capital of CWC, CWC Holdings or NTL effected after the record time for the CWC Holdings Capital Reduction.

          (b) conditional on the CWC Holdings Capital Reduction becoming effective, a cash sum, to be paid by C&W and to be applied in accordance with paragraph (c) below, equal to the market value of a C&W Share as at the opening of business on the date of exercise of such CWC Options or conversion of such BCM Notes, multiplied by the number of New C&W Shares as such holder would (subject to adjustment pursuant to Schedule 26) have received if he had participated in the Scheme of Arrangement and his resulting CWC Holdings Shares were subject to the CWC Holdings Capital Reduction and the C&W (UK) Holdings Tag Along Rights provided that such sum shall be adjusted by the directors of C&W in such manner as the auditors of C&W may determine to be fair and reasonable on any reorganisation of the share capital of C&W, CWC or CWC Holdings effected after the record time for the CWC Holdings Capital Reduction.

          (c) The cash sum referred to in paragraph (b) above shall be applied by C&W on behalf of the holders of CWC Options or BCM Notes referred to in this sub-clause (4) in subscription for New C&W Shares at a price equal to the market value of a C&W Share as at the opening of business on the date of exercise of such CWC Options or conversion of such BCM Notes. The New C&W Shares to be issued pursuant to this paragraph (c) shall be credited as fully paid and shall rank pari passu with the C&W Shares in issue at the date of exercise.

     (5) For the purposes of securing the payment by C&W of the cash sum referred to in sub-clause (4)(b) above and the application of such sum in subscription for New C&W Shares referred to in sub-clause (4)(c) above, C&W undertakes to each of NTL and CWC to execute and comply with the terms of a deed poll prior to the date on which the Scheme of Arrangement becomes effective, in such form as shall be agreed between C&W, NTL and CWC. No sums shall be payable by NTL, CWC, CWC Holdings or any holder of CWC Options or BCM Notes in respect of any cash sum paid by C&W as referred to in sub-clause (4)(b) above.

     (6) INTENTIONALLY BLANK

     (7) C&W and NTL shall in connection with the Transaction make appropriate offers or proposals to the holders of CWC Options and the BCM Notes to ensure that their interests are safeguarded. The form and substance of any such offers or proposals shall be as agreed between C&W and NTL and in accordance with the City Code on Takeovers and Mergers or, in the absence of agreement, as determined by the Independent Expert pursuant to Part III of Schedule 8.

     (8) Optionholders under the C&W Schemes who are allocated to ConsumerCo will be offered the opportunity to exercise their options when ConsumerCo ceases to be controlled by C&W under the terms of the rules of the C&W Schemes.

     (9) C&W and NTL agree that, if the provisions of this clause 12 prejudice or might prejudice the satisfaction of any of the Pre-Conditions, Conditions or Closing Conditions, they shall, together with CWC, confer for the purpose of amending such provisions or agreeing alternative proposals whereby the holders of the BCM Notes and CWC Options shall, so far as practicable, be put into the same economic position as they would have been if the proposals described in this clause 12 had been implemented.

13. DOCUMENTS

     (1) As soon as practicable after 26th July, 1999 (or, in the case of the election form referred to in sub-clause (1)(b) below, at the earliest as soon as practicable after the CWC Shareholder meeting to approve the Transaction) and subject to the prior satisfaction or, where permitted, waiver of the Pre-Conditions or any agreement pursuant to clause 3(11) to deem any Pre-Condition to be a Condition, CWC will prepare and publish the documentation required to be issued by it for the implementation of the Transaction (other than the exercise of the CWC Holdings Put Option or the CWC Holdings Call Option), on the terms and subject to the Conditions set out herein, including:

          (a) a circular to CWC Shareholders and holders of CWC Options and the BCM Notes in such form as CWC, C&W, NTL and Bell Atlantic shall agree (such agreement not to be unreasonably withheld or delayed) containing (i) subject to subclause 3(10), the unanimous recommendation of the Independent CWC Directors to the Transaction, (ii) an explanatory statement as required by section 426 of the Companies Act 1985, (iii) the Scheme of Arrangement,
     (iv) the notice of the Court Meeting (v) a notice convening the Extraordinary General Meeting of CWC shareholders for immediately after the Court Meeting for the purpose of approving the Scheme of Arrangement and the capital reduction involved therein and any other transactions contemplated hereby requiring the approval of CWC Shareholders, and (vi) such other information as may be required by the listing rules of the London Stock Exchange and the City Code on Takeovers and Mergers; and

          (b) an election form giving CWC Shareholders and holders of CWC Options and the BCM Notes an opportunity to participate in the Mix and Match Election. The election form shall be as agreed with NTL (such agreement not to be unreasonably withheld or delayed), shall reflect clause 9(2) and shall expressly include a warranty to be given by each CWC shareholder who executes the election form warranting that, if the CWC Holdings Put Option or the CWC Holdings Call Option is completed, the CWC Holdings Shares that are sold to NTL under the CWC Holdings Tag Along Rights shall be sold with full title guarantee free from all liens, charges and encumbrances.

     (2) As soon as practicable after 26th July, 1999 and subject to the prior satisfaction or, where permitted, waiver of the Pre-Conditions or any agreement pursuant to clause 3(11) to deem any Pre-Condition to be a Condition, C&W will prepare and publish documentation required to be issued by it for the implementation of the Transaction (other than the exercise of the CWC Holdings Put Option or the

CWC Holdings Call Option), on the terms and subject to the Conditions set out herein, including (to the extent necessary) the following:

          (a) a circular to C&W shareholders containing (i) a notice convening an extraordinary general meeting of C&W shareholders for the purpose of approving the creation and issue of the New C&W Shares and any other transactions contemplated hereby requiring the approval of C&W shareholders, (ii) subject to subclause 3(10), the unanimous recommendation of the directors of C&W to the Transaction, and (iii) such other information as may be required by the listing rules of the London Stock Exchange and the City Code on Takeover and Mergers;

          (b) listing particulars in relation to C&W and the New C&W Shares prepared in accordance with the Financial Services Act 1986 and the listing rules of the London Stock Exchange; and

          (c) an SEC registration statement in relation to the New C&W Shares prepared in accordance with the rules of the SEC, provided, however, that no such registration statement shall be required to be prepared or published if the staff of the US Securities and Exchange Commission shall have issued a no-action letter stating that such share issuance is exempt from registration pursuant to Section 3(a)(10) of the US Securities Act of 1933, as amended, or the issuance of the New C&W Shares is otherwise exempt from registration.

     (3) As soon as practicable after 26th July, 1999 and subject to the prior satisfaction or, where permitted, waiver of the Pre-Conditions or any agreement pursuant to clause 3(11) to deem any Pre-Condition to be a Condition, NTL will prepare and publish documentation required to be issued by it for the implementation of the Transaction (other than the exercise of the CWC Holdings Put Option or the CWC Holdings Call Option), on the terms and subject to the Conditions set out herein, including (to the extent necessary) the following:

          (a) a proxy statement to NTL shareholders containing (i) a notice convening a shareholders' meeting of NTL shareholders for the purpose of approving the NTL Subscription Agreement, the creation and issue of the New NTL Common Stock and any other transactions contemplated by this agreement requiring the approval of NTL shareholders, (ii) subject to subclause 3(10), the unanimous recommendation of the directors of NTL to the Transaction, and (iii) such other information as may be required by the rules of NASDAQ or the Securities & Exchange Commission and the City Code on Takeovers and Mergers; and

          (b) an SEC registration statement in relation to the New NTL Common Stock prepared in accordance with the rules of the SEC, provided, however, that no such registration statement shall be required to be prepared or published if the staff of the US Securities and Exchange Commission shall have issued a no-action letter stating that such share issuance is exempt from registration pursuant to Section 3(a)(10) of the US Securities Act of 1933, as amended, or the issuance of the New NTL Common Stock is otherwise exempt from registration.

     (4) Each party undertakes to co-operate with and to consult with the others in good faith in the preparation and publication by it of all documents in connection with this agreement and the Transaction and to provide the others with such information as may be reasonably necessary or desirable in connection with the publication of the various documents required to implement the Transaction. In particular, each party shall give to each other party and its advisers such assistance as they may reasonably require in order to verify any information, for which it or its directors are responsible, to be included in any public documents to be prepared by such other party.

     (5) As soon as practicable after 26th July, 1999, CWC shall prepare or shall procure the preparation of the following financial statements in respect of ConsumerCo:

          (a) consolidated balance sheets as at 31st March, 1998 and 31st March, 1999;

          (b) consolidated statements of income for each of the three financial years ended 31st March, 1999 and statements of cash flow for each of the two financial years ended 31st March, 1999; (c) an analysis of the changes in each caption of other stockholders' equity presented in the balance sheets; and

          (d) notes to the consolidated financial statements.

        CWC shall instruct its auditors to audit such financial statements to the extent required to enable them to give such opinion on such financial statements as may be required by the SEC, which shall be prepared in accordance with US GAAP and Regulation S-X, Rule 3-05. If CWC's auditors indicate to NTL that they are unable to give the required opinion on the financial statements for ConsumerCo for the periods referred to above, NTL shall be entitled to require the auditors to carry out such further work as NTL may reasonably consider to be necessary to enable the auditors to give the requisite opinion. NTL shall reimburse CWC in respect of its auditors' costs in auditing such financial statements so as to provide the required opinion but only to the extent that such costs are in addition to those incurred by CWC in respect of its auditors' accountants report to be included in the circular to CWC shareholders referred to in clause 13(1). In addition, CWC shall (at NTL's cost) prepare or procure the preparation of unaudited interim financial statements in accordance with US GAAP and Regulation S-X for ConsumerCo in respect of the latest interim or annual period ending less than 45 days prior to the date of filing and posting of NTL's proxy statement and (if necessary) SEC registration statement in relation to the New NTL Common Stock comprising:

          (e) a consolidated balance sheet;

          (f) consolidated statements of income and cash flow for such period and for the corresponding period of the financial year ended 31st March, 1999; and

          (g) notes to such consolidated financial statements.

        CWC shall (at NTL's cost) engage its auditors (or such other accountants as NTL may decide with the consent of CWC (such consent not to be unreasonably withheld) should Arthur Andersen decline to accept such engagement) to review such unaudited financial statements in such manner and to such standard as is customary in relation to financial statements such as those which are to be included in a US proxy statement or SEC registration statement and shall exhibit a copy of any report produced by Arthur Andersen (or such other accountants) on such unaudited financial statements to NTL. CWC shall procure that its auditors (or such other accountants) and NTL and NTL's accountants shall have sufficient access to the books, information and records of the CWC Group as any of them may require to enable them to provide or review the relevant reports and/or opinions referred to above. CWC acknowledges that NTL will require to include certain pro forma financial statements in its proxy statement including information relating to the ConsumerCo Group and the ConsumerCo Businesses which will be reviewed by NTL to prepare such pro forma financial statements. CWC shall (at NTL's cost) procure that NTL and its accountants have full and complete access to the books and records of the CWC Group (to the extent referable to ConsumerCo and the ConsumerCo Businesses) and to CWC's auditors working papers used in the provision of the financial statements referred to in this clause 13(5).

          (6) Each of C&W, CWC and NTL agrees to use its best endeavours to ensure that all documents to be published in accordance with this clause are published on the same day.

          (7) The shareholders' meeting of NTL referred to in sub-clause (3)(a) above shall be held in two parts. The first part shall be held to approve the creation and issue of NTL Common Stock to be issued pursuant to the NTL Subscription Agreement and shall take place as soon as reasonably practicable after the Posting Date. The second part shall be to approve the creation and issue of the New NTL Common Stock to be issued pursuant to the Transaction and any other transactions contemplated by this agreement requiring the approval of NTL shareholders and shall not be held, unless NTL otherwise determines, until all the Pre-Conditions which have become Conditions pursuant to clause 3(11) have been satisfied or waived.

14. LISTING

     (1) C&W undertakes to use its best endeavours to obtain a listing of the New C&W Shares on the London Stock Exchange and the New York Stock Exchange as soon as practicable and in any event on or before Completion.

     (2) NTL undertakes to use its best endeavours to obtain a listing of the New NTL Common Stock on NASDAQ and EASDAQ as soon as practicable and in any event on or before Completion.

     (3) NTL undertakes to use its best endeavours to obtain a secondary listing of the NTL Common Stock on the London Stock Exchange as soon as practicable after Completion and in any event within six months after Completion.

     (4) On or before the Posting Date, NTL and Bell Atlantic shall enter into an agreement (the "BELL ATLANTIC REGISTRATION RIGHTS AGREEMENT") which provides Bell Atlantic with such registration rights in relation to the New NTL Common Stock as are, in Bell Atlantic's reasonable judgment, advisable or necessary to provide rights and benefits to Bell Atlantic which are no less favourable than such rights or benefits provided to Bell Atlantic in relation to CWC Shares by virtue of the Principal Shareholders Registration Rights Agreement between CWC and Bell Atlantic dated 21st March, 1997, as amended by the Agreement dated 1st August, 1998 (the "EXISTING REGISTRATION RIGHTS AGREEMENT"), and as are necessary or desirable to enable Bell Atlantic to meet its obligations under the Registration Rights Agreement, dated as of 26th August, 1998 among Bell Atlantic, Bell Atlantic Financial Services, Inc and the Managers named therein, to the same extent under the Existing Registration Rights Agreement in respect of CWC Shares provided, however, that Bell Atlantic's piggyback registration rights in respect of a registration statement of NTL initiated by NTL or by any holder under NTL's "Existing Agreements" (as defined in Schedule 14) may be subject to the existing rights of the parties under the terms of such Existing Agreements.

     (5) On or before the Posting Date, C&W and Bell Atlantic shall enter into an agreement (the "C&W REGISTRATION RIGHTS AGREEMENT") which provides Bell Atlantic with such registration rights in relation to New C&W Shares as are, in Bell Atlantic's reasonable judgement, advisable or necessary to provide rights and benefits to Bell Atlantic which are no less favourable than such rights and benefits provided to Bell Atlantic in relation to CWC Shares by virtue of the Existing Registration Rights Agreement and as are necessary or desirable to enable Bell Atlantic to meet its obligations under the Registration Rights Agreement, dated as of 26th August, 1998 among Bell Atlantic, Bell Atlantic Financial Services, Inc. and the Managers named therein, to the same extent under the Existing Registration Rights Agreement in respect of CWC Shares.

     (6) If for any reason the Transaction does not reach Completion, but after the CWC Shares have been exchanged for CWC Holdings Shares pursuant to the Scheme of Arrangement, then C&W shall cause CWC Holdings to enter into a registration rights agreement in relation to the CWC Holdings Shares which provides Bell Atlantic with such registration rights as are, in Bell Atlantic's reasonable judgement, advisable or necessary to provide rights and benefits to Bell Atlantic which are no less favourable than such rights and benefits provided to Bell Atlantic in relation to CWC Shares by virtue of the Existing Registration Rights Agreement, and as are necessary or desirable to enable Bell Atlantic to meet its obligations under the Registration Rights Agreement, dated as of 26th August, 1998 among Bell Atlantic, Bell Atlantic Financial Services, Inc. and the Managers named therein, to the same extent under the Existing Registration Rights Agreement in respect of the CWC Shares.

     (7) If for any reason the Transaction does not reach Completion, but after the Second Holdco Sale as contemplated in clause 7 and Part B of Schedule 15, then C&W also shall cause C&W (UK) Holdings to enter into a registration rights agreement in relation to the C&W (UK) Holdings Shares which provides Bell Atlantic with such registration rights as are, in Bell Atlantic's reasonable judgment, advisable or necessary to provide rights and benefits to Bell Atlantic which are no less favourable than such rights and benefits provided to Bell Atlantic in relation to CWC Shares by virtue of the Existing Registration Rights Agreement, and as are necessary or desirable to enable Bell Atlantic to meet its obligations under the

Registration Rights Agreement, dated as of 26th August, 1998 among Bell Atlantic, Bell Atlantic Financial Services, Inc. and the Managers named therein, to the same extent under the Existing Registration Rights Agreement in respect of the CWC Shares.

15. NTL AGREEMENTS

     (1) An amendment to NTL's Charter and Certificate of Incorporation will be proposed at the meeting of NTL shareholders to be convened to approve the Transaction reflecting the provisions of Schedule 13 hereto.

     (2) On Completion, C&W and NTL will enter into the NTL Registration Rights Agreement in the form set out in Schedule 14 hereto.

     (3) On Completion, NTL and C&W will enter into such amendments or waivers as shall be necessary in relation to the Transaction to avoid any rights otherwise arising under the Rights Agreement dated 13th October, 1993 between International Cabletel Incorporated and Continental Stock Transfer Trust Company.

16. WARRANTIES

     (1) Each party (the "WARRANTOR") warrants to the other parties in the following terms:

          (a) the Warrantor is a company duly incorporated and validly existing under the laws of its place of incorporation and possesses the capacity to sue in its own name;

          (b) the Warrantor has the legal right and the necessary corporate power and authority to enter into and perform this agreement and any other documents to be executed by it pursuant hereto;

          (c) subject (in the case of Bell Atlantic) to clause 3(20), this agreement and the other documents which are to be executed by it pursuant hereto will, when executed and assuming the due authorisation, execution and delivery thereof by the other parties, constitute valid and binding obligations of the Warrantor;

          (d) subject to the satisfaction of the Pre-Conditions, Conditions and Closing Conditions, the execution and delivery of, and the performance by the Warrantor of its obligations under, this agreement and any other documents to be executed by it pursuant hereto will not:

             (i) result in a breach of any provision of the constitutional documents of the Warrantor; or

             (ii) except as otherwise stated herein or therein, require the consent of its shareholders or the shareholders of any of its parent undertakings.

     (2) NTL represents and warrants to Bell Atlantic that it is not currently engaged in any activities which would be a violation of the United States Telecommunications Act of 1996 (as the same may be amended from time to time, the "ACT"). NTL further (a) acknowledges that as long as Bell Atlantic is a more than 10% (on a non-fully diluted basis) shareholder of NTL, NTL will be an "affiliate" of Bell Atlantic for the purposes of the Act (subject to any subsequent amendments to the Act) and subject to certain restrictions under the Act as a result of such affiliation, (b) agrees to correct any conditions that, on or prior to the Completion Date, constitute violations of the Act, and (c) agrees not to enter into any transaction or business arrangement in the future that would violate the Act.

17. CONDUCT OF BUSINESSES UP TO COMPLETION

     (1) Save as otherwise provided in this agreement or as otherwise may be necessary to give effect to the Transaction, the parties agree that pending
Completion:

          (i) CWC will, and will procure that its subsidiary undertakings (but, in relation to the DataCo Group, only insofar as it has a material adverse impact on a member of the ConsumerCo Group or any of the ConsumerCo Businesses or the Separation) will, continue to conduct their respective businesses in the ordinary and usual course as regards nature, scope and manner in accordance with the CWC Business Plan for the 3 year period ending 31st March, 2002 (the "CWC BUSINESS PLAN");

          (ii) (except as otherwise agreed between CWC and NTL in writing) CWC will not and will procure that none of its subsidiary undertakings (but, in relation to the DataCo Group, only insofar as it has a material adverse impact on a member of the ConsumerCo Group or any of the ConsumerCo Businesses or the Separation) will:

             (a) materially alter the ConsumerCo Businesses; or

             (b) except for the purposes set out in and to the extent generally provided for in the CWC Business Plan, enter into, amend to a significant extent, terminate or supplement to a significant extent any material agreement which is in the ordinary course of trading and for the purposes of this sub-clause (1), "MATERIAL" shall mean an agreement which involves committed expenditure in excess of L40 million or which cannot be terminated (without penalty) on less than 24 months' notice or which restricts or will restrict to a material extent the freedom of any member of the ConsumerCo Group or the NTL Group to carry on the whole or any substantial part of its business; or

             (c) take any action which might materially delay or prejudice the implementation of the Separation; or

             (d) except as contemplated in this agreement, dispose of, agree to dispose of, or grant or agree to grant any option or licence in respect of, any assets, business or undertaking of the ConsumerCo Group or the ConsumerCo Businesses or acquire or agree to acquire any assets, business or undertaking (which, at Completion, will form part of the ConsumerCo Group or the ConsumerCo Businesses) having a value in excess of L50 million, in each such case except in the ordinary course of trading; or

             (e) declare, make or pay any dividend or other distribution or in any way reduce its reserves save as expressly contemplated in this agreement; or

             (f) except as contemplated in this agreement or pursuant to the exercise of existing CWC Options or the conversion of BCM Notes, create, allot or issue or agree to create, allot, or issue, or sub-divide, consolidate or redesignate any shares or other securities of whatsoever nature convertible into shares; or

             (g) create, issue, redeem or grant any option or right to subscribe in respect of any share capital or agree so to do; or

             (h) incur any capital expenditure greater than L20 million for a purpose which is not provided for (whether generally or specifically) in the CWC Business Plan; or

             (i) except as provided for (whether generally or specifically) in the CWC Business Plan, form, enter into, terminate or withdraw from any partnership, consortium, joint venture or similar arrangement which is or is reasonably likely to be material to the ConsumerCo Group taken as a whole; or

             (j) alter the provisions of its Memorandum or Articles of Association (or equivalent constitutional documents) or adopt or pass further regulations or resolutions inconsistent therewith or re-register as an unlimited company except as contemplated in this agreement; or

             (k) change its accounting reference date; or

             (l) discontinue or cease to operate all or a part of its business which is material in the context of the ConsumerCo Group (taken as a whole); or

             (m) change its residence for taxation purposes or become resident in any other jurisdiction for tax purposes; or

             (n) except as contemplated in this agreement, reduce its share capital or purchase or redeem its own shares; or

             (o) except as contemplated in this agreement, pass any resolution in general meeting or by way of written resolution for winding-up or the appointment of an administrator, receiver or administrative receiver of or over any member of the ConsumerCo Group or any part of its business or assets, in either case which is material in the context of the ConsumerCo Group taken as a whole; or

             (p) except as required by law or by a change in generally accepted accounting principles in the United Kingdom, make any material change to the accounting principles by reference to which its accounts are drawn up which would have a material effect on the information set forth in the ConsumerCo Report.

     (2) Without prejudice to the provisions of sub-clause (1) above and save as otherwise provided in this agreement or as otherwise may be necessary to give effect to the Transaction, the parties agree that pending Completion, neither CWC nor any of its subsidiary undertakings (but, in relation to the DataCo Group, only insofar as it has a material adverse impact on a member of the ConsumerCo Group or any of the ConsumerCo Business or the Separation) will:

          (a) enter into, terminate or, to a material extent, amend or supplement any relevant agreement involving the ConsumerCo Group and/or the ConsumerCo Businesses which is in the ordinary course of trading and which involves committed expenditure in excess of L10 million or which cannot be terminated (without penalty) on less than 12 months' notice;

          (b) (except in the usual course of trading) amend the terms of employment or engagement of a director, other officer or senior employee who is proposed to be a director, officer or employee of the ConsumerCo Group as described in Schedule 8 or employ, engage or terminate the employment or engagement of, such a person ("SENIOR EMPLOYEE" for this purpose meaning an employee earning more than L150,000 per annum);

          (c) increase Borrowings (other than those in sub-paragraph (ix) of the definition of Borrowings incurred in connection with the repayment or prepayment of Borrowings) or incur other indebtedness other than pursuant to existing arrangements and other than trade creditors in the ordinary and normal course of trading;

          (d) enter into or render itself liable for any capital commitment which exceeds L10 million;

          (e) except in the ordinary course of its trading, start any material litigation or arbitration proceedings;

          (f) except in the ordinary course of its trading, compromise, settle, release or discharge any material litigation or arbitration proceedings or a material liability, claim, action, demand or dispute (in each case for an amount exceeding L5 million), or waive a material right in relation to any material litigation or arbitration proceedings involving a claim in excess of L5 million, except in any such case with prior consultation with the Merger Steering Committee to be formed forthwith following 26th July, 1999 comprising Greg Clarke (or any successor as CEO of CWC) and Leigh Wood (or any successor as COO of NTL). Greg Clarke and Leigh Wood (or their respective successors) may each nominate an alternate person to represent them on the Merger Steering Committee during those periods when he or she is absent subject, in the case of the alternate of Greg Clarke (or any such successor), to the prior approval of Leigh Wood (or any such successor) and, in the case of the alternate of Leigh Wood (or any such successor), to the prior approval of Greg Clarke (or any such successor).

     (3) CWC agrees that prior to Completion it will, and will procure that its subsidiary undertakings which carry on a ConsumerCo Business will, upon reasonable request by NTL, give reasonable access to NTL to all properties, management, records, papers, documents or data insofar as the same relate to the

ConsumerCo Businesses or members of the ConsumerCo Group to the extent required by the Implementation Team referred to in Schedule 8 but only for the purposes of implementing Separation. CWC agrees that after the Posting Date it will, and will procure that its subsidiary undertakings which carry on a ConsumerCo Business will, upon reasonable request by NTL, give reasonable and prompt access to NTL to all properties, management, records, papers, documents and/or data in so far as the same relate to the ConsumerCo Businesses or members of the ConsumerCo Group. Any requests by NTL under this clause 17(3) may only be made and organised through NTL's programme office and, if CWC objects to access to such information on the basis it is unreasonable, it shall be referred to the Implementation Team and thereafter the question as to whether the request is reasonable shall be dealt with in accordance with Part III of Schedule 8.

     (4) Notwithstanding any provision of this clause 17, nothing contained in clauses 17(1)(i), (1)(ii)(d) in respect of acquisitions otherwise restricted by that clause, (1)(ii)(h), (1)(ii)(l) and (1)(ii)(o), shall require the directors of CWC to take or omit to take or procure that CWC shall take or omit to take any action which such directors consider in good faith not to be in the best interests of CWC and its subsidiaries.

     (5) The Merger Steering Committee shall meet not less than once every week (unless the members thereof agree otherwise) and CWC shall or shall procure that an agenda of the matters to be discussed together with appropriate accompanying supporting papers shall be circulated to the members of the Merger Steering Committee not less than three days prior to the relevant meeting. CWC shall procure that the members of the Merger Steering Committee receive copies of monthly management accounts relating to the ConsumerCo Group and the related commentary thereon provided by CWC's management within four weeks of the end of each month to which they relate, together with copies of all papers circulated to the directors of CWC relating to the ConsumerCo Group or the ConsumerCo Business which shall be sent to the NTL representative on the Merger Steering Committee at the same time as they are sent to the directors of CWC.

     (6) With effect from the date on which the Court sanctions the Scheme of Arrangement, CWC shall invite Barclay Knapp, CEO of NTL, or, in his absence, John Gregg, CFO of NTL, or Leigh Wood, COO of NTL UK (or any of their respective successors) to attend at those parts of all meetings of the directors of CWC which are concerned with the ConsumerCo Business and CWC shall or shall procure that Barclay Knapp (or his successor) receives notices and agenda of such meetings together with copies of all papers provided to such directors which are concerned with the ConsumerCo Business (at the same time as the directors of CWC).

18. MANAGEMENT

     CWC and NTL agree that the separation of employees and management of DataCo and ConsumerCo will follow the provisions set out in Schedule 8.

19. NAME

     (1) C&W and NTL agree that CWC Holdings, CWC and their respective subsidiary undertakings (where relevant) (other than DataCo) will:

          (a) no later than the first anniversary of the Completion Date, cease all use of the Marks and shall, if any of the Marks are being used in their respective corporate names or as part of a business or trading name, change the same to a name which does not include any of the Marks (or any mark which is reasonably similar to or confusingly similar with any of the Marks); and

          (b) no later than the first anniversary of the Completion Date, delete or remove the Marks from or cease using all stationery, advertising material and all other materials or documents in the possession or under the control of CWC and/or any of its subsidiary undertakings (other than members of the DataCo Group) on which the Marks are incorporated and remove all fascia, hoardings and the like bearing or referring to the Marks,

        PROVIDED THAT, without prejudice to any right of C&W to claim for passing off, nothing in this clause shall prevent NTL or any of its subsidiary or parent undertakings from including in their respective names the word "Cable" or the word "Wireless" but not with each other nor with any other similar word or words where it would or would reasonably be likely to cause confusion on the part of the public.

     (2) C&W and NTL agree to procure that the Trade Mark Licence shall terminate automatically on the first anniversary of the Completion Date but not prior to that date and C&W and NTL agree that notwithstanding anything to the contrary in the Trade Mark Licence no royalty payment shall be payable thereunder. Termination of the Trade Mark Licence shall be without prejudice to sub-paragraphs (1)(a)-(b) above and shall be in accordance with its terms save that C&W and NTL agree that clauses 11.2.1 and 12.1.2 of the Trade Mark Licence shall be deleted.

20. GENERAL

(1) CITY CODE ON TAKEOVERS AND MERGERS

     C&W and NTL acknowledge that the Panel on Takeovers and Mergers has ruled that, in relation to the Transaction, they each shall be treated as joint offerors for CWC for the purposes of the City Code on Takeovers and Mergers. Each of the parties undertakes to each other that, pending Completion or the termination of this agreement, it will not take any action outside those contemplated by this agreement which could commit that other to any obligation under the City Code on Takeovers and Mergers without its prior written consent.

(2) ASSIGNMENT

     Save as provided in clause 2(8), none of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of all the other parties (or, in the case of C&W's and NTL's rights and obligations under Schedule 24, without the prior written consent of the other one of them).

(3) ENTIRE AGREEMENT

     (a) This agreement, the confidentiality agreement to be dated on or after 26th July, 1999 between each of the parties and France Telecom (the "CONFIDENTIALITY AGREEMENT"), the Bell Atlantic Side Agreement and the agreements referred to in this agreement constitute the whole and only agreement between the parties relating to the matters contemplated hereby. Following Completion, CWC shall be deemed to be the Provider (as defined in the Confidentiality Agreement) in relation to confidential information of ConsumerCo and C&W shall be deemed to be the Provider in relation to confidential information of DataCo.

     (b) Save to the extent repeated in any of the documents referred to in paragraph (a), this agreement supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto. The parties (other than Bell Atlantic) acknowledge and agree that no representations or warranties are contained in Schedule 8 to this agreement.

     (c) Each party acknowledges that in entering into this agreement and such other documents referred to in this agreement on the terms set out, it is not relying upon any agreement, undertaking, representation, warranty, promise, assurance or arrangement made or given by any other party or any other person, whether or not in writing, at any time before the execution of this agreement which is not expressly set out herein or therein.

     (d) None of the parties shall have any right of action against any other party to this agreement arising out of or in connection with any prior agreement, undertaking, representation, warranty, promise, assurance or arrangement referred to in paragraphs (b) or (c) above (except as provided in paragraphs (b) or (c) above or in the case of fraud or dishonesty).

(4) NOTICES

     (a) Any notice, consent or other communication given or made under this agreement shall be in writing.

     (b) Any such notice or other communication shall be addressed as provided in paragraph (c) below and, if so addressed, shall be deemed to have been duly given or made as follows:

          (i) if sent by personal delivery, upon delivery at the address of the relevant party if delivered before 3.00 p.m. on any Business Day and, in any other case, at 10.00 a.m. on the next Business Day;

          (ii) if sent by first class post (or, if sent overseas, by airmail), three clear Business Days (or, if sent overseas, seven Business Days) after the date of posting; and

          (iii) if sent by facsimile, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. on any Business Day and, in any other case, at 10.00 a.m. on the Business Day following the date of despatch but only if a confirmation of the receipt by the recipient of the facsimile appears correctly at the end of the sender's facsimile and further provided that a copy shall also be despatched to the addressee in accordance with this agreement by first class post (or, if overseas, by air mail) within two Business Days following the date of the facsimile transmission.

     (c) The relevant addressee, address and facsimile number of each party for the purposes of this agreement, subject to clause paragraph (d) below, are:

NAME OF PARTY                              ADDRESS                      FACSIMILE NO.
-------------                              -------                      -------------
BELL ATLANTIC                   1095 Avenue of the Americas     212-597-2590 and copy to
                                New York, New York 10036        212-764-2739
                                Attn. Chief Financial Officer
                                with a copy to Associate
                                General Counsel Mergers &
                                Acquisitions
C&W                             124 Theobalds Road              0171 315 5093
                                London
                                WC1X 8RX
                                (For the attention of the
                                Company Secretary)
CWC                             Watford Business Park           01923 435 277
                                Caxton Way
                                Watford
                                Herts WD1 8XH
                                (For the attention of the
                                Company Secretary)
NTL                             110 East 59th Street            001 212 906 8497
                                26th Floor                      Attention: Richard J
                                New York NY 10022               Lubasch
                                USA

                                with a copy to
                                NTL Group Limited               0171 909 2012
                                90 Long Acre                    Attention: John Gregg
                                London WC2E 9RA

                                and to
                                Travers Smith Braithwaite       0171 236 3728
                                10 Snow Hill                    Attention: Spencer
                                London EC1A 2AL                 Summerfield

NAME OF PARTY                              ADDRESS                      FACSIMILE NO.
-------------                              -------                      -------------
                                and to
                                Skadden Arps Slate Meagher &    001 212 735 2000
                                Flom LLP                        Attention: Thomas H
                                Four Times Square               Kennedy
                                New York, NY 10036
                                USA

     (d) A party shall notify the other parties to this agreement of a change to its name, relevant addressee, address or facsimile number for the purposes of paragraph (c) above provided that such notification shall only have effect on:

          (i) the date specified in the notification as the date on which the change is to take place; or

          (ii) if no date is specified or the date specified is less than three clear Business Days after the date on which the notice is given, the date falling three clear Business Days after notice of any such change has been given.

(5) REMEDIES AND WAIVERS

     (a) No delay or omission on the part of any party to this agreement in exercising any right, power or remedy provided by law or under this agreement shall:

          (i) impair such right, power or remedy; or

          (ii) operate as a waiver thereof.

     (b) The single or partial exercise of any right, power or remedy provided by law or under this agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     (c) The rights, powers and remedies provided in this agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

     (d) No variation of this agreement shall be effective unless made in writing, signed by or on behalf of the parties and expressed to be such variation.

     (e) No waiver by any party of any requirement of this agreement or of any remedy or right under this agreement shall have effect unless given by notice in writing signed by such party. No waiver of any particular breach of the provisions of this agreement shall operate as a waiver of any repetition of such breach.

     (f) Any release, waiver or compromise or any other arrangement which any party may give or enter into with any other party to this agreement in connection with this agreement shall not affect any right or remedy of such parties as regards any other party's liabilities under or in relation to this agreement and such other party shall continue to be bound by this agreement as if it had been the sole contracting party.

(6) INVALIDITY

     If at any time any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

          (a) the legality, validity or enforceability in that jurisdiction of any other provision of this agreement; or

          (b) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this agreement,

     PROVIDED THAT the agreement construed without such provision does not have a significantly different commercial effect.

(7) NO PARTNERSHIP

     Nothing in this agreement and no action taken by the parties pursuant to this agreement shall constitute, or be deemed to constitute, the parties a partnership, association, joint venture or other co-operate entity.

(8) COMPETITION LAW

     (a) Subject to clause 20(8)(f), the parties shall use their best endeavours to procure that Pre-Condition 1 in Part A of Schedule 4 is satisfied as expeditiously as possible and, without limitation, shall co-operate fully in preparing and submitting as soon as reasonably practicable after 26th July, 1999:

          (i) if the Transaction (or any part of it) or any matter arising out of it constitutes a "qualifying merger" within the meaning of the Fair Trading Act 1973 a merger notice, or, if the parties agree, an informal notification to the OFT (the "UK SUBMISSIONS"); and

          (ii) if the Transaction (or any part of it) or any matter arising out of it is a "concentration" within the meaning of the ECMR, a Form CO to the European Commission the "EC SUBMISSIONS").

     (b) The preparation of the Submissions shall be co-ordinated by NTL and C&W and each of the parties (including NTL and C&W) shall provide all such information as NTL and C&W may reasonably require for the purposes of any such Submissions as soon as reasonably practicable following such request. NTL and C&W shall consult with each other and the other parties as to the form and content of the Submissions, keep the other parties informed as to the progress of such Submissions and before submission, allow them to review and comment on such Submissions.

     (c) The parties shall respond to any further enquiries made by the OFT or the European Commission as expeditiously as possible and shall co-ordinate their responses through NTL and C&W. Subject to clause 20(8)(f), the parties will take any other action reasonably necessary to ensure that Pre-Condition 1 in Part A of Schedule 4 is satisfied.

     (d) If the Transaction (or any part of it) or any matter arising from it is referred to the CC or if the EC Commission initiates proceedings in respect of the Transaction or any part of it or any matter arising from it, the parties shall co-operate fully in relation to such reference/proceedings and without limitation promptly provide all such information as may be required by the CC or the EC Commission (as the case may be) and attend any hearings convened by the CC or the EC Commission (as the case may be). All communications with the CC or the EC Commission (as the case may be) shall be co-ordinated by NTL and C&W.

     (e) Each party shall ensure that (i) no public announcements are made by it which contain statements, other than statements of fact which the relevant party is legally obliged to make public and (ii) it does not make any acquisitions of a residential cable business in the UK which, in each case, might reasonably be expected to adversely affect the likelihood of obtaining any of the competition clearances. Notwithstanding the aforesaid, nothing in this agreement shall prevent NTL or any of its subsidiary undertakings from acquiring or disposing of any shares in Cable London plc pursuant to the Settlement Agreement dated August 1998. CWC agrees to provide NTL with such information as it may reasonably request in order to enable NTL to seek any necessary regulatory clearances in connection with any proposed acquisitions after 26th July, 1999.

     (f) Subject to clause 20(8)(g), no party shall be required to make any disposals of any assets or to give any undertakings in order to obtain the approval of the OFT, CC, SOS, competent competition authority of any EEA state, or EC Commission for the implementation of the Transaction or the investment by France Telecom pursuant to the NTL Subscription Agreement and this agreement, including without limitation all best endeavours obligations, shall be construed accordingly.

     (g) NTL agrees to make such disposals (other than those contemplated by this agreement) of assets up to an aggregate value of L100 million which the SOS or the EC Commission indicate are necessary to achieve clearance of the Transaction.

     (h) For the avoidance of doubt, nothing in this clause (other than clause 20(8)(f)) shall apply to any separate Submission made relating purely to France Telecom's investments in NTL.

     (i) If there is any provision of this agreement, or of any agreement or arrangement of which this agreement forms part, which causes or would cause this agreement or that agreement or arrangement to be subject to registration under the Restrictive Trade Practices Act 1976, then that provision shall not take effect until the date after particulars of this agreement or of that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24 of that Act. This sub-clause shall not apply if this agreement or that agreement or arrangement (as the case may be) is, or is by virtue of the Competition Act 1998, to be treated as, a non-notifiable agreement for the purposes of the Restrictive Trade Practices Act 1976.

(9) FURTHER ASSURANCE

     (a) Each party shall, from time to time on being requested to do so by any other party and so far as it is in its power to do so, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the requesting party and the requested party as is reasonably necessary for giving full effect to this agreement.

     (b) C&W and CWC agree to procure that any persons nominated by NTL as directors of CWC and CWC Holdings and any other member of the ConsumerCo Group prior to Completion shall be appointed with effect from Completion as directors and that, without prejudice to their accrued rights as directors and/or employees of CWC and/or CWC Holdings and/or any ConsumerCo Group company, all existing directors and officers of CWC or CWC Holdings shall, at the request of NTL, resign as directors of CWC, CWC Holdings and any other ConsumerCo Group Companies of which they are a director immediately following such appointment.

(10) ANNOUNCEMENTS

     (a) Subject to paragraph (b) below and other than the Press Announcement, no announcement which is material in the context of the Transaction shall be made by any party without the prior written approval of the others, such approval not to be unreasonably withheld or delayed.

     (b) Any party may make a material announcement concerning the transactions contemplated by this agreement if and to the extent required by:

          (i) law; or

          (ii) any securities exchange or regulatory or governmental body to which such party is subject, wherever situated, including (without limitation) the London Stock Exchange, New York Stock Exchange, NASDAQ, Easdaq, the Securities and Exchange Commission or the Takeover Panel, whether or not the requirement has the force of law, provided that any such announcement shall be made only, where practicable, after consultation with the other parties.

(11) COSTS AND EXPENSES

     (a) Save as otherwise provided in this agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation and execution and carrying into effect of this agreement and the Transaction.

     (b) C&W will pay the stamp duty on the transfer of C&W (UK) Holdings Shares to C&W under clause 10(1) and on the transfer of CWC Holdings Shares to NTL pursuant to the exercise of the CWC Holdings Put Option or the CWC Holdings Call Option or the operation of the CWC Holdings Tag Along Rights.

     (c) C&W undertakes to submit to the Inland Revenue to be duly stamped (together with such duty) any validly executed stock transfer form transferring CWC Holdings Shares pursuant to the exercise of the CWC Holdings Put Option or the CWC Holdings Call Option or the operation of the CWC Holdings Tag Along Rights, and to submit such stock transfer form within ten Business Days of execution or receipt of the relevant form (whichever is the latter date). With effect from completion of the CWC Holdings Put Option or CWC Holdings Call Option, C&W undertakes to NTL that it will, and will procure that its subsidiaries will, exercise the voting rights in respect of their respective CWC Holdings Shares in such manner as NTL in its absolute discretion sees fit pending NTL being registered as the holder of such shares. For the purposes of securing its obligations hereunder, with effect from completion of the CWC Holdings Put Option or the CWC Holdings Call Option, C&W appoints, and shall procure that its relevant subsidiaries shall appoint, NTL as its attorney to exercise the voting rights in respect of the CWC Holdings Shares owned by C&W and its subsidiaries as NTL sees fit in NTL's absolute discretion, pending NTL being registered as the holder of such shares.

(12) COUNTERPARTS

     (a) This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

     (b) Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.

(13) BINDING NATURE OF THIS AGREEMENT

     This agreement is intended to create legally binding obligations of each of the parties in relation to all the matters contained in this agreement notwithstanding that the parties intend to negotiate, finalise and execute further agreements pursuant hereto.

(14) SURVIVAL

     The provisions of this agreement, insofar as the same shall not have been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

21. TAX

     (1) As soon as practical following 26th July, 1999, CWC (for itself and on behalf of CWC Holdings and C&W (UK) Holdings) shall apply for tax clearances in respect of the Transaction under section 703 Income and Corporation Taxes Act 1988 and under section 138 and 139 Taxation of Chargeable Gains Act 1992.

     (2) Any applications prepared by CWC, C&W or NTL shall be submitted in advance to the others (of CWC, C&W, Bell Atlantic and NTL) for comments. The party preparing the application shall take such comments into account as may reasonably be required before finalising and submitting the clearances for approval. In the event that the Inland Revenue shall raise any questions or refuse any clearances, CWC, NTL, Bell Atlantic and C&W shall meet and consult with a view to agreeing a common strategy for dealing with any issues raised.

     (3) The parties agree that none of C&W, CWC or Bell Atlantic shall be in breach of any provision of the Tax Sharing Agreement as a result of anything provided for or contemplated by this agreement.

     (4) INTENTIONALLY BLANK

     (5) On Completion, the parties to it shall and C&W shall procure that CWC Holdings shall enter into the Tax Deed in the form set out in Schedule 20.

     (6) The parties agree to use best endeavours to obtain the tax rulings and opinions contemplated by this agreement and to undertake the Transaction in a manner that mitigates tax liabilities, including, where necessary, the modification of the steps described in this agreement to the extent such modification does not result in any material adverse consequences to any of the parties. In particular, each party shall give to each other party and its advisers such assistance as they may reasonably require in order to verify any information required or desirable in connection with obtaining any of the tax clearances, rulings or opinions contemplated by this agreement.

     (7) In connection with the opinion described in Closing Condition 1, Bell Atlantic hereby agrees to represent that, as of the Completion Date, except as specifically contemplated by this agreement, Bell Atlantic has no plan or intention to sell, exchange or otherwise dispose of any stock (in either CWC Holdings or C&W (UK) Holdings) after the Transaction and, in any event, will not sell any of the New C&W Shares or New NTL Common Stock that it receives pursuant to the Transaction within two years of the Completion Date except for sales in connection with the Bell Exchangeable Notes programme.

     (8) In connection with the opinion described in Closing Condition 2, each of C&W and Bell Atlantic hereby agrees, and C&W shall procure that C&W (UK) Holdings agrees, to represent that it will pay its respective expenses, if any, incurred in connection with the Transaction.

     (9) In connection with the opinion described in Closing Condition 3, each of C&W and Bell Atlantic hereby agrees to represent, and NTL agrees to use its best endeavours to procure each shareholder in NTL with 5 per cent. or more of the NTL Common Stock to represent, that it has no understanding and is under no binding obligation at the time of the Transaction to sell, exchange or otherwise dispose of any of the New NTL Common Stock that it receives in the Transaction and NTL agrees to procure France Telecom to represent that it has not entered into an understanding and is under no binding obligation at the time of the Transaction to sell, exchange or otherwise dispose of any of the NTL securities it receives pursuant to the NTL Subscription Agreement or any other NTL securities that it owns.

     (10) From Completion, NTL will cause CWC to comply with the terms of the NYNEX Corp. Tax Agreement dated as of 21st March, 1997.

     (11) As soon as practicable following 26th July, 1999, CWC shall apply for the tax rulings from the IRS described in Pre-Conditions 6 and 7.

     (12) CWC shall submit the tax rulings described in Pre-Conditions 6 and 7 to C&W, NTL and Bell Atlantic no less than ten calendar days prior to its submission to the IRS for their comments. CWC will take C&W's, NTL's and Bell Atlantic's comments into account as may reasonably be required before finalising and submitting the rulings for approval. In the event that the IRS raises any questions in connection with the requested ruling or refuses to issue a favourable ruling, CWC, C&W, Bell Atlantic and NTL shall meet and consult with a view to agreeing to a common strategy for dealing with any issue raised.

     (13) C&W undertakes to Bell Atlantic that, so long as Bell Atlantic remains a shareholder of C&W and, if Bell Atlantic ceases to be a shareholder for so long thereafter as is relevant, it will furnish (or make available) to Bell Atlantic all information with respect to C&W and its affiliates which is reasonably required to permit Bell Atlantic to address any issues raised by the IRS with respect to the Transaction and to otherwise comply with applicable United States tax laws.

     (14) NTL undertakes to Bell Atlantic that it will procure that, so long as Bell Atlantic remains a shareholder of NTL, and if Bell Atlantic ceases to be a shareholder, for so long thereafter as is relevant, NTL will furnish (or make available) to Bell Atlantic all information with respect to it and its affiliates which is reasonably required to permit Bell Atlantic to address any issues raised by the IRS with respect to the Transaction and to otherwise comply with applicable United States tax laws.

     (15) CWC agrees to make an application to the Inland Revenue for, and to use reasonable endeavours to obtain from the Inland Revenue confirmation that the Inland Revenue regard both the Scheme of Arrangement and the CWC Holdings Capital Reduction as being a reconstruction for the purposes of section 139 Taxation of Chargeable Gain Act 1992 and the CWC Holdings Capital Reduction as involving the transfer of the whole or part of a company's business for the said purposes.

22. MISCELLANEOUS

     (1) Each of C&W and Bell Atlantic shall vote its shares in CWC and shall vote to ensure (so far as it is able) that CWC complies with its obligations in this agreement.

     (2) Following Completion, NTL shall procure that each member of the ConsumerCo Group shall, and C&W shall procure that DataCo and each other member of the DataCo Group shall, permit any other party and its agents (on reasonable prior notice) access to (but not the right to take copies of), the books and accounts of such companies to the extent that they relate to the period prior to Completion and are reasonably necessary for the preparation of the financial statements of such other party or filings or returns required to be made by such other party (whether by law (whether tax, regulatory or otherwise) or the rules of any securities exchange or regulator or governmental body to which such party or any of its subsidiary or parent undertakings is subject, wherever situated, including (without limitation) the London Stock Exchange, the New York Stock Exchange, NASDAQ, EASDAQ, the Securities & Exchange Commission or the Takeover Panel, whether or not the requirement has the force of law).

     (3) Immediately following, and conditional upon, Completion, C&W shall cease to have any obligation to procure the performance by CWC Holdings of any obligation, matter or thing.

     (4) Holders of American Depositary Shares ("ADSS") representing CWC Shares will be entitled to participate in the Transaction in respect of the underlying CWC Shares represented by the CWC ADSs but, for the avoidance of doubt, shall receive (a) New NTL Common Stock and not ADSs representing such securities and
(b) ADSs in respect of New C&W Shares. Holders of CWC ADSs will not receive CWC Holdings Shares or C&W (UK) Holdings Shares directly. The CWC Holdings Shares and C&W (UK) Holdings Shares issued in respect of the underlying CWC Shares represented by such ADSs will be issued to Citibank, N.A., the depositary for the CWC ADSs, or its nominee and henceforth such CWC ADSs will be represented by such CWC Holdings Shares and C&W (UK) Holdings Shares.

     (5) Each of NTL and C&W shall be entitled to determine how it shall deal with CWC Shareholders whose registered addresses are outside the UK or the USA and how fractions of New NTL Common Stock or a New C&W Share to be issued pursuant to the exercise of the CWC Holdings Tag Along Rights or the C&W (UK) Holdings Tag Along Rights respectively are to be dealt with.

     (6) CWC, C&W and NTL shall co-operate and give all such assistance as any of the others may reasonably request, for the purpose of approaching holders of CWC Shares, in consultation with the other of these parties, following 26th July, 1999 with a view to obtaining from such holders irrevocable commitments to vote in favour of the Scheme of Arrangement without constituting those holders as a separate class for the purposes of the Scheme of Arrangement and provided that each such party has received advice from leading counsel that the provision of such commitments will not jeopardise the sanction by the Court of the Scheme of Arrangement.

     (7) C&W and CWC undertake to NTL that if requested by NTL, and at NTL's cost, they will each enforce such rights as they may have against Telewest or any shareholder of Telewest under any confidentiality undertakings or similar agreements and shall not release or waive or in any way prejudice such rights.

     (8) Save where expressly provided to the contrary herein, all conversions between U.S. dollars and sterling required in this agreement shall be calculated at the noon buying rate as quoted by the Federal Reserve Bank of New York on the Business Day preceding Completion.

     (9) Any obligations of, or indemnities given by, any party to this agreement shall not apply to the extent that performance of that obligation or payment in respect of that indemnity has been taken into account within the provisions of clause 11 and Schedule 19.

     (10) The provisions of Schedule 27 shall apply, to the extent set out therein, to any indemnity given by C&W in this agreement.

     (11) Notwithstanding any provision of this agreement (other than clause 22(15) below), for so long as the C&W Shares are listed on the Official List of the London Stock Exchange, in any situation where C&W is obliged to pay any sum to NTL or (subject to the next succeeding sentence) CWC (whether by way of indemnity or otherwise under this agreement), C&W shall be entitled, at its option (if and to the extent it is advised by counsel that it is reasonably necessary or desirable to do so), to satisfy such obligation by the issue to NTL or CWC, as the case may be, on the due date of such number of C&W Shares ("PAYMENT SHARES"), credited as fully paid and free from all liens, charges and encumbrances, as shall have a value, calculated by reference to 95% of the average closing middle market price, as derived from the Daily Official List of the London Stock Exchange, of C&W Shares for the 5 Business Days immediately preceding the Business Day prior to the date of the relevant share issue, equivalent to the aggregate of the sum due to be paid to NTL or CWC (as the case may be) together with the amount of any costs, expenses or Taxation that NTL or CWC (as the case may be) reasonably expects to incur as a result of the receipt of such C&W Shares instead of cash and the subsequent disposition of those shares. This provision shall not apply to loans or advances made by C&W to CWC prior to Completion. A computation and net settlement of any amounts payable by C&W to CWC or NTL, and any allotment of Payment Shares to CWC, shall be made only after CWC has ceased to be a subsidiary of C&W.

     (12) Any Payment Shares shall be allotted credited as fully paid ranking in full for all dividends and other distributions declared, made or paid on the C&W Shares in respect of any financial period ending after the date of their issue and otherwise ranking pari passu in all respects with the C&W Shares.

     (13) C&W shall use its best endeavours to obtain the admission of any Payment Shares to the Official List of the London Stock Exchange on the date of issue of such Payment Shares.

     (14) Wherever the context so requires, all references to Bell Atlantic and C&W shall be deemed to include references to any of their respective subsidiaries (other than, in the case of C&W, CWC or any of its subsidiaries) and where Bell Atlantic or C&W have given any undertaking or commitment in this agreement there shall be deemed to be included a further commitment from Bell Atlantic or C&W (as the case may be) to procure that their respective subsidiaries (other than as aforesaid) give such an undertaking or commitment.

     (15) Notwithstanding any other provision in this agreement, nothing in this agreement shall, or shall be deemed to, impose any obligation on any member of the Consumerco Group, any member of the Dataco Group, CWC, CWC Holdings or C&W
(UK) Holdings to the extent that any such obligation would be illegal, void or unenforceable and, to such extent, C&W agrees, and after Completion C&W and NTL agree, to ensure, and to procure so far as is permissible that ConsumerCo (in the case of C&W prior to Completion and NTL after Completion) and DataCo (in the case of C&W) shall ensure, that appropriate steps are taken to achieve the same overall commercial effect as envisaged by this agreement, but without any such steps being void, illegal or unenforceable.

     (16) Each of the parties (other than NTL) agrees that it will not make any representation to the Panel seeking to require NTL to continue with the Transaction in the event that Condition 9 is not satisfied.

23. GOVERNING LAW AND JURISDICTION

     (1) This agreement (save for clauses 3(14), 16(2) and Schedule 24) is governed by, and shall be construed in accordance with, the laws of England. Clauses 3(14), 16(2) and Schedule 24 of this agreement are governed by, and shall be construed in accordance with, the laws of the State of New York.

     (2) Each party submits to the non-exclusive jurisdiction of the English courts for all purposes relating to this agreement (save in relation to clauses 3(14), 16(2) and Schedule 24). In relation to clauses 3(14), 16(2) and Schedule 24, each party submits to the non-exclusive jurisdiction of the Courts of New York.

     (3) NTL appoints NTL Group Limited of NTL House, Bartley Wood Business Park, Hook, Hampshire and Bell Atlantic appoints Trusec Limited of 35 Basinghall Street, London EC2V 5DB as their respective agents for the service of process.

24. COMPLETION ACCOUNTS

     For the purposes of this clause 24, the following terms have the meanings set out below:

"MINIMUM NET TANGIBLE FIXED
  ASSETS".....................   Short Form Net Tangible Fixed Assets less the
                                 depreciation on the Short Form Net Tangible
                                 Fixed Assets from 31st March, 1999 until
                                 Completion less disposals or write downs plus the New Tangible Fixed Assets less any depreciation attributable to the New Tangible
                                 Fixed Assets and any disposals or write downs of the New Tangible Fixed Assets from the date of purchase to Completion.

"COMPLETION ACCOUNTS".........   The audited consolidated net assets statement
                                 of the ConsumerCo Group made up as at the Completion Date as set out in Schedule 29.

"COMPLETION NET TANGIBLE FIXED
  ASSETS".....................   The amount described as Tangible Assets at net
                                 book value in the Completion Accounts.

"COMPLETION NET WORKING
CAPITAL"......................   The net working capital of the ConsumerCo
                                 Business at Completion as set out in the Completion Accounts calculated in the same way as the Short Form Net Working Capital
                                 (excluding Gross debtors within receivables securitisation).

"CWC'S ACCOUNTANTS"...........   Arthur Andersen of 1 Surrey Street, London,
                                 WC2R 2PS or such other firm as mutually agreed by C&W, CWC and NTL.

"NEW TANGIBLE FIXED ASSETS"...   The tangible fixed assets acquired for the
                                 purposes of the ConsumerCo Business between 31st March, 1999 and Completion as recorded in the books of CWC.

"SHORT FORM REPORT"...........   The short form report on the ConsumerCo
                                 Business to be included in the CWC circular to shareholders to be published in connection with the Transaction.

"SHORT FORM NET TANGIBLE FIXED
  ASSETS".....................   The amount described within Fixed Assets as
                                 ConsumerCo's tangible fixed assets (net book value) at 31st March, 1999 in the Short Form
                                 Report adjusted for the net book value impact of any changes pursuant to Schedule 8 agreed by CWC's and NTL's members on the Implementation
                                 Team.

"SHORT FORM NET WORKING
CAPITAL"......................   The sum of the amounts described as:

                                      Debtors due within one year
                                      Debtors due after one year; and
                                      Gross debtors within receivables
                                 securitisation

                                 Less the amounts described as:

                                      Creditors: amounts falling due within one
                                 year

                                 In each case the amounts above will be those set out in the Short Form Report relating to ConsumerCo as at 31st March, 1999 adjusted to exclude any intercompany balances between DataCo and ConsumerCo, the amounts booked in relation to IT outsource, any amounts included within the notes describing the amounts set out above which would be defined as Cash

                                 Deposited or Borrowings and the transactions described in Schedule 19.

     (1) Following Completion, CWC's existing finance function, under the supervision and direction of C&W, shall prepare a draft of the Completion Accounts, such accounts to be prepared consistent with and on the same basis as the Short Form Report as soon as reasonably practicable and in any event within 60 days of the Completion Date.

     (2) NTL, CWC and C&W shall jointly instruct CWC's Accountants in the terms of the draft engagement letter contained in Schedule 28 (i) following Completion to audit the draft Completion Accounts in accordance with the terms of such letter and to deliver to NTL and C&W a draft of the Completion Accounts as amended (if at all) by CWC's Accountants following their audit review as soon as reasonably practicable and in any event within 60 days following the delivery of the draft Completion Accounts to CWC's Accountants (ii) to prepare a procedures report as contemplated by Appendix 1 to that letter. The audit will be conducted to the same materiality standards and adopting the same auditing methodologies used for the preparation of the Short Form Report.

     (3) To enable CWC's Accountants to audit the Completion Accounts, NTL shall procure that the members of the ConsumerCo Group shall, and C&W shall, to the extent necessary for the preparation and review of the draft Completion Accounts, procure that the members of the DataCo Group shall, promptly provide, and render or cause the provision and rendering to CWC and CWC's Accountants of such information and assistance as any of them may reasonably require.

     (4) The Completion Accounts shall be prepared in accordance with the policies that appear, and in the order shown, below:

          (a) the specific accounting policies set out in the Short Form Report;

          (b) to the extent not identified in paragraph (a) above, the accounting policies, principles, practices, evaluation rules and procedures, methods and bases adopted by CWC in the preparation of the Short Form Report; and

          (c) to the extent not identified by paragraph (a) or (b) above, in accordance with generally accepted accounting standards in England and Wales which were to be applied to financial statements as at 31st March, 1999 (disregarding amendments to such principles since that date).

     (5) NTL and C&W shall review the draft Completion Accounts as soon as reasonably practicable after delivery by CWC's Accountants and/or CWC. CWC shall procure that CWC's Accountants shall give to NTL and C&W (and their respective accountants) full and complete access to their working papers for the purposes of reviewing and agreeing the draft Completion Accounts (subject to the provision of the normal hold harmless/indemnity letters).

     NTL and C&W agree that the purpose of the review is to satisfy themselves that the methodologies, standards and policies adopted in the preparation of the Completion Accounts are consistent with those adopted in the preparation of the Short Form Report and that there are no manifest or material errors.

     Unless NTL or C&W shall have notified the other in writing within 30 days of receipt of the draft Completion Accounts that they do not accept the Completion Accounts as complying with this subclause (5) (giving with such notice full details of the reasons for non-acceptance of the Completion Accounts), NTL and C&W shall be deemed to have agreed the form of the draft Completion Accounts.

     If NTL or C&W, pursuant to this clause, shall notify the other that it does not accept the draft Completion Accounts, NTL and C&W shall use their best endeavours to agree, or to procure the agreement of, the form of the Completion Accounts.

     In the event of any disagreement between C&W and NTL as to the form and contents of the draft Completion Accounts which is not resolved within 10 Business Days of notification by NTL or C&W pursuant to this clause, such disagreement shall be referred to, and the form and content of the Completion Accounts shall be conclusively determined by the Independent Expert.

     (6) In the event that the Completion Net Working Capital is less than the Short Form Net Working Capital (the "WORKING CAPITAL DEFICIT"), as agreed or determined in accordance with the provisions of this clause, C&W shall pay to NTL a sum equal to the Working Capital Deficit except that there will be no payment if the Working Capital Deficit is equal to or is below L10 million. However both NTL and C&W agree that to the extent that C&W can reasonably demonstrate that any reduction in working capital is due to ConsumerCo being managed (i) in the normal course of trading and that this can be confirmed by reference to the Procedures report (as such term is defined in Schedule 28) and
(ii) in accordance with the 10 year ConsumerCo business plan in existence at 26th July, 1999 (as adjusted by mutual agreement between C&W, CWC and NTL) assuming the working capital requirements shown in such plan accrue on a straight line basis, such payment will be reduced accordingly.

     (7) In the event that the Completion Net Tangible Fixed Assets are less than the Minimum Net Tangible Fixed Assets (the "NET TANGIBLE FIXED ASSET DEFICIT"), as agreed or determined in accordance with the provisions of this clause, C&W shall pay to NTL a sum equal to the Net Tangible Fixed Asset Deficit less L5 million except that there will be no payment if the Net Tangible Fixed Asset Deficit is equal to or is below L20 million.

     (8) Any payment to be made by C&W to NTL under sub-clause (6) or (7) above shall be made within 30 Business Days of the date of the relevant determination.

     (9) Any payment made by C&W pursuant to this clause 24 shall be deemed to be a reduction in the consideration received by C&W in respect of the sale of its CWC Holdings Shares to NTL pursuant to the CWC Holdings Call Option or the CWC Holdings Put Option.

     (10) Each party shall bear its own costs in respect of this clause except that C&W and NTL shall each pay half of the fees of CWC's Accountants in respect of their work on the audit of the Completion Accounts.

IN WITNESS of which this agreement has been executed as a deed and has been delivered on the date which appears first on page 1.

                                   SCHEDULE 1

                                  THE PARTIES

NAME                                                             ADDRESS
----                                                             -------
Bell Atlantic Corporation............  1095 Avenue of the Americas, New York, New York 10036
Cable and Wireless plc...............  124 Theobalds Road, London WC1X 8RX
Cable & Wireless Communications
  plc................................  Watford Business Park, Caxton Way, Watford, Herts WD1 8XH
NTL Incorporated.....................  110 East 59th Street, 26th Floor, New York, NY10022, USA

                                   SCHEDULE 2

                                 THE STRUCTURE

PART A -- EXISTING STRUCTURE

                           [EXISTING STRUCTURE CHART]

PART B -- FINAL STRUCTURE

                            [FINAL STRUCTURE CHART]

                                   SCHEDULE 3

                                  DEFINITIONS

"AGREED FORM".................   In relation to any document, the form of that
                                 document which has been initialled for
                                 identification by or on behalf of NTL, C&W and CWC.

"BCM NOTES"...................   The 3.5% convertible loan notes issued by
                                 CWC(B) plc as constituted by a loan note instrument dated 16th March, 1995 (as subsequently modified) and the 5% unsecured convertible loan notes issued by CWC(B) plc dated 9th June, 1994 (as subsequently modified).

"BCM NOTEHOLDERS".............   Holders of BCM Notes.

"BCM OPTIONS".................   Options granted under the Bell Cablemedia plc
                                 No. 1 Executive Share Option Plan 1994, the
                                 Bell Cablemedia plc No. 2 Executive Share
                                 Option Plan 1994 and the Bell Cablemedia plc
                                 Savings Related Share Option Plan 1994.

"BCM OPTIONHOLDERS"...........   Holders of BCM Options.

"BANK FACILITY"...............   The loan facility agreement between CWC as
                                 borrower, Banque Paribas and others as lead arrangers, ABN AMRO Bank N.V. and others as co-arrangers, Banque Paribas and others as underwriters and the banks named therein dated
                                 19th March, 1997 (as amended and restated from time to time and in particular, pursuant to an amendment and restatement agreement dated 31st
                                 March, 1998).

"BASE PAYMENT"................   L1,893 million.

"BASIC NTL CONSIDERATION".....   0.036301 New NTL Common Stock (subject to
                                 adjustment in accordance with Schedule 25) and
                                 190.18 pence in cash for each CWC Holdings
                                 Share.

"BELL ATLANTIC"...............   Bell Atlantic Corporation.

"BELL EXCHANGEABLE NOTES".....   Bell Atlantic Financial Services, Inc.
                                 $3,180,000,000 4.25% Senior Exchangeable Notes due 2005.

"BELL ATLANTIC REGISTRATION
RIGHTS AGREEMENT".............   The registration rights agreement so defined in
                                 clause 14(4).

"BORROWINGS"..................   Subject to Schedule 19, the aggregate of
                                 (without double counting):

                                 (i)   any indebtedness (whether being
                                       principal, premium, interest, accrued
                                       discount or other amounts) for or in
                                       respect of money borrowed or raised;

                                 (ii)  the principal amount of any debenture,
                                       bonds, notes, loan stock, commercial
                                       paper or instruments (whether secured or unsecured and whether bearer or registered) of a Group company;

                                 (iii) the outstanding amount raised by
                                       acceptances under an acceptance credit or bills facility opened by a bank or acceptance house on behalf of or in favour of a Group company, excluding acceptances of trade
                                     bills relating to goods purchased in the ordinary course of trading;

                                 (iv) the nominal amount of any share capital
                                      and the principal amount of any debenture or borrowing, the beneficial interest in which is not owned by a Group company, to the extent that their payment or repayment is the subject of a guarantee or indemnity by a Group company;

                                 (v)  the principal amount of any redeemable
                                      share capital (not being equity share
                                      capital) of any subsidiary undertaking
                                      owned otherwise than by a Group company;

                                 (vi) any fixed or minimum premium payable on
                                      final repayment of any borrowing or deemed borrowing;

                                 (vii) the capital element of conditional
                                       purchase agreements, hire purchase
                                       agreements and finance leases of any
                                       Group company which would be shown at the relevant time as an obligation in a balance sheet and prepared in accordance with the accounting principles used in the preparation of the relevant balance sheet, together with any termination or break-up costs howsoever they are classified to the extent that the finance lease is in fact terminated pursuant to or as a result of the Transaction and for this purpose "FINANCE LEASE" means a contract between a lessor and a Group company as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee;

                                 (viii) the amount of all receivables sold,
                                        assigned or discounted to the extent
                                        that, in accordance with the relevant
                                        arrangements, any Group company is under any obligation in any circumstances to repurchase or make good any loss relating to such receivables;

                                 (ix) any penalties, fees, costs or expenses
                                      payable in repaying or prepaying
                                      Borrowings under the terms of this
                                      agreement;

                                 (x)  any interest, discount or commission
                                      accrued due on Borrowings up to
                                      Completion;

                                 (xi) any guarantees, indemnities, letters of
                                      comfort, undertakings and assurances
                                      whether of a primary or secondary nature in respect of any of the above;

                                 (xii) any sums or liabilities due in respect of
                                       any deferred or contingent consideration due in respect of the supply of goods, services or the acquisition of assets; and

                                 (xiii) any outstanding fees payable in respect
                                        of or in connection with any amendments
                                        to or extension of the Bank Facility;

                                 but excluding the following:

                                 (A) borrowings incurred to finance a contract
                                     where a part of the price receivable under the contract is guaranteed or insured by any government, governmental agency or body or by a person (not being a Group company) carrying on the business of providing credit insurance up to an amount equal to that part of the price which is guaranteed or insured; and

                                       (B) other than as provided in (vii)
                                           above, amounts payable under any
                                           hire-purchase agreement, credit sale
                                           agreement, finance or other lease or
                                           similar agreement.

                                 for the purposes of this definition and the definitions of "Cash Deposited" and "Net Debt" below, the ConsumerCo Group and the DataCo Group shall be treated as separate Groups and any payment made or procured to be made by NTL at Completion to any member of the ConsumerCo Group pursuant to Schedule 19 shall not be treated as a Borrowing.

"BUSINESS DAY"................   A day (other than a Saturday or Sunday) on
                                 which banks are open for business in London and New York.

"C&W".........................   Cable and Wireless plc.

"C&W GROUP"...................   C&W and its subsidiary undertakings.

"C&W REGISTRATION RIGHTS
  AGREEMENT"..................   The registration rights agreement so defined in
                                 clause 14(5).

"C&W SCHEMES".................   The C&W Revenue approved Employee Savings
                                 Related Share Options Scheme, the C&W Revenue
                                 Approved Share Option Scheme and the C&W Senior
                                 Employees Share Options Scheme.

"C&W SHARE ENTITLEMENT".......   The entitlement to 0.4625 New C&W Shares for
                                 each C&W (UK) Holdings Share transferred as described in clause 10(1) (subject to adjustment in accordance with Schedule 26).

"C&W SHARES"..................   Ordinary shares of 25p each in C&W.

"C&W (UK) HOLDINGS"...........   The body corporate to be formed by CWC and,
                                 conditional on the First Holdco Sale, to be transferred to C&W.

"C&W (UK) HOLDINGS SHARES"....   Ordinary shares in C&W (UK) Holdings.

"C&W (UK) HOLDINGS SHARE
ISSUE"........................   The issue of C&W (UK) Holdings Shares to the
                                 shareholders of CWC Holdings pursuant to the CWC Holdings Capital Reduction.

"C&W (UK) HOLDINGS TAG ALONG
  RIGHTS".....................   A term of the C&W (UK) Holdings Shares,
                                 substantially as set out in Part C of Schedule
                                 7, whereby such C&W (UK) Holdings Shares (other than those held by C&W) will automatically be transferred to C&W in exchange for the issue of New C&W Shares if the CWC Holdings Put Option or the CWC Holdings Call Option is completed.

"CASH DEPOSITED"..............   Subject to Schedule 19, an amount equal to the
                                 aggregate for the time being of all cash deposits (whether on current account or otherwise) with any bank by any Group company within the relevant Group or other person (not being such a Group company, but held for or on behalf of such a Group Company), the realisable value of certificates of governments and companies or other readily realisable deposits owned by any such Group company but, to avoid double counting, excluding any cash to repay
                                 Borrowings between ConsumerCo and DataCo on Completion and any cash payments between ConsumerCo and DataCo pursuant to Schedule 8 at Completion. For the purposes of this definition, any payment made or procured to be made by NTL to any member of the ConsumerCo
                                 Group at Completion pursuant to Schedule 19 shall not be treated as Cash Deposited.

"CAXTON"......................   Caxton Holdings Limited.

"CC"..........................   The Competition Commission.

"CLOSING CONDITIONS"..........   The conditions to Completion listed in Part C
                                 of Schedule 4.

"CODE"........................   The City Code on Takeovers and Mergers.

"COMPLETION"..................   Completion of the sale and purchase of the CWC
                                 Holdings Shares owned by C&W following the exercise (if any) of the CWC Holdings Put
                                 Option or the CWC Holdings Call Option and completion of the transfer of all the other CWC
                                 Holdings Shares then in issue as a result of the automatic operation of the CWC Holdings Tag
                                 Along Rights and completion of the transfer of all the C&W (UK) Holdings Shares (not already owned by C&W) to C&W as a result of the automatic operation of the C&W (UK) Holdings
                                 Tag Along Rights and completion of the
                                 refinancing of Net Debt as provided in Schedule
                                 19.

"COMPLETION DATE".............   The date on which Completion occurs.

"CONDITIONS"..................   The conditions to the Transaction listed in
                                 Part B of Schedule 4 and any Pre-Conditions which the parties agree should become
                                 Conditions pursuant to clause 3(11).

"CONDUIT BANKS"...............   ABN AMRO Bank N.V. as administrative agent for
                                 Tulip Asset Purchase Company N.V. and Bank of
                                 America N.A. as agent for Kitty Hawk Funding
                                 Corporation.

"CONSUMERCO" AND "CONSUMERCO
  GROUP"......................   CWC Holdings, CWC and its subsidiary
                                 undertakings following the Second Holdco Sale and CWC (South Herts) Limited as described in
                                 Schedule 5 and, where the context permits, references to ConsumerCo shall be deemed to include a reference to each member of the ConsumerCo Group.

"CONSUMERCO BUSINESS".........   The business activities carried on by CWC and
                                 its subsidiary undertakings as described in
                                 Schedule 5.

"CONSUMERCO FACILITIES".......   The finance facilities of entities within the
                                 ConsumerCo Group excluding the Bank Facility, the Sterling Bonds, the Yankee Bonds, the
                                 Receivables Securitisation, the EIB Loan, the
                                 ConsumerCo Finance Leases and the ConsumerCo
                                 Financial Instruments.

"CONSUMERCO FINANCE LEASES"...   The finance leases attributable to assets used
                                 in the ConsumerCo Business.

"CONSUMERCO FINANCIAL
INSTRUMENTS"..................   The financial derivative and/or hedging
                                 instruments relating to Borrowings within
                                 ConsumerCo.

"CONSUMERCO RECEIVABLES"......   Receivables from customer contracts of the
                                 ConsumerCo Group.

"CONSUMERCO REPORT"...........   The short form report to be delivered under
                                 clause 3(7).

"COURT".......................   The High Court of Justice in London.

"CWC".........................   Cable & Wireless Communications plc.

"CWC GROUP"...................   CWC and its subsidiary undertakings and CWC
                                 (South Herts) Limited.

"CWC HOLDINGS"................   The body corporate to be formed pursuant to
                                 clause 2(7).

"CWC HOLDINGS CALL OPTION"....   The call option described in clause 8.

"CWC HOLDINGS CAPITAL
REDUCTION"....................   A reduction of capital by CWC Holdings pursuant
                                 to which the share capital of CWC Holdings will be reduced by a reduction in the nominal value of each of its issued shares as described in subclause 7(1).

"CWC HOLDINGS OFFERED
SHARES".......................   The CWC Holdings Shares received pursuant to
                                 the Scheme of Arrangement together with any CWC
                                 Holdings Shares issued prior to the record time for the CWC Holdings Capital Reduction.

"CWC HOLDINGS PUT OPTION".....   The put option described in clause 8.

"CWC HOLDINGS SHARE ISSUE"....   The issue of CWC Holdings Shares to the former
                                 shareholders of CWC pursuant to the Scheme of Arrangement.

"CWC HOLDINGS SHARES".........   Ordinary shares in CWC Holdings, having a
                                 nominal value as described in clause 5(1)(c) or the relevant lesser amount following the CWC
                                 Holdings Capital Reduction having become effective.

"CWC HOLDINGS TAG ALONG
RIGHTS".......................   A term of the CWC Holdings Shares,
                                 substantially as set out in Part B of Schedule
                                 7, whereby such CWC Holdings Shares (other than those held by C&W) will automatically be transferred to NTL in exchange for the issue of New NTL Common Stock and cash if the CWC
                                 Holdings Put Option or the CWC Holdings Call
                                 Option is completed.

"CWC NET DEBT"................   The Net Debt of the CWC Group as at Completion.

"CWC OPTIONS".................   Share options in respect of CWC Shares granted
                                 under the CWC Schemes and any other warrants, options or other security convertible into CWC
                                 Shares.

"CWC RECEIVABLES LIMITED".....   Cable & Wireless Communications Receivables
                                 Limited.

"CWC SCHEMES".................   Except in relation to Schedule 9, the Bell
                                 Cablemedia plc Savings Related Share Option
                                 Plan 1994, the Bell Cablemedia plc No. 1
                                 Executive Share Option Plan 1994, the Nynex
                                 CableComms Savings Related Share Option Plan and the Nynex CableComms Revenue Approved
                                 Employee Share Option Plan.

"CWC SERVICES LIMITED"........   Cable & Wireless Communications Services
                                 Limited.

"CWC SHARE ISSUE".............   The issue of CWC Shares to CWC Holdings
                                 pursuant to the Scheme of Arrangement.

"CWC SHARES"..................   Ordinary shares of 50 pence each in the capital
                                 of CWC.

"CWC SHAREHOLDERS"............   Holders of CWC Shares.

"CWC SHAREHOLDERS'
AGREEMENT"....................   The shareholders agreement dated 21st March,
                                 1997 between C&W, Bell Canada International
                                 Inc., BCM Holdco Limited, Bell Canada
                                 International Holdings Limited, NYNEX
                                 Corporation and CWC.

"DATACO BUSINESS".............   The business activities carried on by CWC and
                                 its subsidiary undertakings (including Mercury) as described in Schedule 6.

"DATACO" AND "DATACO GROUP"...   Mercury and its subsidiary undertakings as set
                                 out in Schedule 6 and Holdcos and, where the context permits, references to DataCo shall be deemed to include a reference to each member of the DataCo Group.

"DATACO ASSUMED DEBT".........   The Borrowings of the CWC Group less the sum of
                                 the NTL Assumed CWC Debt and Cash Deposited in the ConsumerCo Group, in each case as at Completion.

"DATACO FACILITIES"...........   The finance facilities of entities within
                                 DataCo excluding the Receivables
                                 Securitisation, the EIB Loan, the DataCo
                                 Finance Leases and the DataCo Financial
                                 Instruments.

"DATACO FINANCE LEASES".......   The finance leases attributable to assets used
                                 in the DataCo Business.

"DATACO FINANCIAL
INSTRUMENTS"..................   The financial derivative and/or hedging
                                 instruments relating to Borrowings within
                                 DataCo.

"DATACO RECEIVABLES"..........   Receivables from customer contracts of DataCo.

"DATACO SHARES"...............   The 925,250 Ordinary Shares of L1 each in
                                 Mercury all of which have been issued fully paid or credited as fully paid and are beneficially owned by CWC and any other shares in Mercury issued after 26th July, 1999.

"EC COMMISSION"...............   The Commission of the European Community.

"ECMR"........................   Council Regulation (EEC) No. 4064/89, as
                                 amended by Council Regulation (EEC) No.
                                 1310/97.

"EEA".........................   The European Economic Area.

"EIB LOAN"....................   The Loan from EIB to CWC, as amended from time
                                 to time.

"FIRST HOLDCO SALE"...........   The sale of Caxton (being the beneficial owner
                                 of the DataCo Shares) by CWC to CWC Holdings for a price (subject to Schedule 19) equal to L409,835,750, representing the book value of Caxton, such sum to be payable on demand of CWC at any time on or after completion of the First
                                 Holdco Sale and not to bear interest.

"FRANCE TELECOM"..............   France Telecom SA.

"GROUP".......................   The CWC Group or the NTL Group or the DataCo
                                 Group or the ConsumerCo Group, as the context may require, and Group company shall mean a member of the relevant Group.

"GROUP RELIEF PAYMENT"........   Such amount as is agreed between C&W and CWC
                                 (and the relevant ConsumerCo and DataCo Group companies) and notified to NTL at least 7 days before Completion to be the market value of Group Relief (as defined in the Tax Deed) to be surrendered by the ConsumerCo Companies to the DataCo Companies pursuant to clause 12 of the Tax Deed, payment of which will have been made prior to Completion.

"HOLDCOS".....................   Caxton and Theobald, being the two limited
                                 liability companies which will hold the DataCo
                                 Shares as provided in Schedule 19.

"HOLDCO SHARES"...............   The whole of the issued share capital of Caxton

"HOLDCO/CWC HOLDINGS SALE
  PRINCIPLES".................   The in principle terms of the agreement for the
                                 sale of Caxton to CWC Holdings in the form set out in Part A of Schedule 15.

"HOLDCO/C&W (UK) HOLDINGS SALE
  PRINCIPLES".................   The in principle terms of the agreement for the
                                 sale of Caxton to C&W (UK) Holdings in the form set out in Part B of Schedule 15.

"IBM CONTRACT"................   The Master Outsourcing Agreement as defined in
                                 Schedule 17.

"INDEPENDENT CWC DIRECTORS"...   Each of Sir Bryan Carsberg, J.M.J Keenan and
                                 Valerie F. Gooding Fred Salerno and John
                                 Killian (or their successors as independent non-executive directors of CWC)

"INDEPENDENT EXPERT"..........   Has the meaning ascribed to it in Schedule 8.

"INTERCONNECT AGREEMENT"......   The interconnect and telecommunications
                                 agreements to be entered into, inter alia, between Mercury and National
                                 Transcommunications Limited pursuant to the binding heads of agreement set out in Schedule
                                 18.

"LONG STOP DATE"..............   Midnight on 31st March, 2001.

"MARKS".......................   The House Marks and Product Marks, as defined
                                 in the Trade Mark Licence

"MERCURY".....................   Cable & Wireless Communications (Mercury)
                                 Limited

"MINORITY SHAREHOLDERS".......   The shareholders in CWC other than C&W

"MIX AND MATCH ELECTION"......   The facility described in clause 9(2)

"NASDAQ"......................   The Nasdaq Stock Market, Inc.

"NET DEBT"....................   The aggregate amount outstanding at Completion
                                 in respect of all Borrowings by the relevant
                                 Group (exclusive of any Borrowings which are owed by one Group company to another Group company) after deducting the amount of Cash
                                 Deposited by the relevant Group

"NEW C&W SHARES"..............   New ordinary shares of 25p each in C&W to be
                                 issued pursuant to the C&W (UK) Holdings Tag
                                 Along Rights or pursuant to clause 12(4)(c)

"NEW SECURITISATION"..........   A receivables sale facility to be made
                                 available to DataCo and its subsidiaries on terms based on those of the Securitisation

"NEW SECURITISATION
DOCUMENTS"....................   Such documents and agreements as may be entered
                                 into by, inter alia, the Conduit Banks (or either of them) and DataCo recording the terms and structures of the New Securitisation

"NEW NTL COMMON STOCK"........   New shares of common stock in NTL to be issued
                                 pursuant to clauses 8(5), 9 and 12(4)(a)

"NTL".........................   NTL Incorporated

"NTL ACQUISITION STOCKHOLDER
  APPROVAL"...................   The resolution of holders of NTL Common Stock
                                 to approve the issue of New NTL Common Stock to holders of CWC Holdings Shares pursuant to the acquisition by NTL of ConsumerCo.

"NTL ASSUMED CWC DEBT"........   The Base Payment plus (i) an amount equal to
                                 L250 million, divided by 365 and multiplied by the number of days from and excluding 31st
                                 March, 1999 to and including the earlier of 31st March, 2000 and Completion, plus (ii) if
                                 Completion takes place after 31st March, 2000, an amount equal to the lesser of (a) the negative cash outflow of ConsumerCo budgeted by CWC for the year ending 31st March, 2001 and
                                 (b) L450 million, in either case divided by 365 and multiplied by the number of days from and excluding 31st March, 2000 to and including
                                 Completion, subject as adjusted in Schedule 19.

"NTL BRIDGE FACILITY".........   The bridge facility dated 26th July, 1999
                                 between NTL and Morgan Stanley Bridge Fund LLC or any agreement entered into pursuant to it as referred to in clause 2(11)(c) as from time to time amended or, where the context so admits, replaced in accordance with clause 2(11) or novated pursuant to clause 2(8)

"NTL COMMON STOCK"............   Shares of common stock in NTL

"NTL GROUP"...................   NTL and its subsidiary undertakings

"NTL HOLDINGS"................   The body corporate to be formed pursuant to
                                 clause 2(8)

"NTL PURCHASE AGREEMENT"......   The Purchase Agreement dated 15th July, 1999
                                 between France Telecom and NTL

"NTL REGISTRATION RIGHTS
AGREEMENT"....................   The registration rights agreement to be entered
                                 into by C&W and NTL on Completion in the form set out in Schedule 14.

"NTL SUBSCRIPTION
AGREEMENT"....................   The investment agreement dated 26th July, 1999
                                 between NTL and France Telecom whereby France
                                 Telecom has agreed to subscribe, inter alia, for common stock in NTL as from time to time amended in accordance with clause 2(11) or novated pursuant to clause 2(8)

"OFT".........................   The Office of Fair Trading

"PANEL".......................   The Panel on Takeovers and Mergers

"PERMITTED LIENS".............   Any lien, charge, encumbrance or security
                                 interest arising by operation of law or arising under any retention of title arrangements or arising in the ordinary course of trading.

"POSTING DATE"................   The publication date of the circular to be sent
                                 to CWC Shareholders pursuant to clause
                                 13(1)(a).

"PRE-CONDITIONS"..............   The pre-conditions to publication of the
                                 documents referred to in clauses 13(1) to (3) listed in Part A of Schedule 4 (excluding any
                                 Pre-Conditions which the parties agree should become Conditions pursuant to clause 3(11)).

"PRESS ANNOUNCEMENT"..........   The press announcement containing details of
                                 the Transaction in the form agreed prior to the signing hereof between C&W, CWC and NTL.

"SCHEME OF ARRANGEMENT".......   A scheme of arrangement under s425 of the
                                 Companies Act 1985 to be entered into between CWC and its shareholders pursuant to which (inter alia) (i) the entire issued share capital of CWC will be cancelled under s135 of the Companies Act 1985 and the resulting reserve will be applied in paying up in full at par the same number of shares as is cancelled which shall be allotted and issued credited as fully paid to CWC Holdings and CWC Holdings will allot and issue to the former shareholders of CWC Holdings Shares credited as fully paid on the basis of one CWC Holdings Share for each CWC Share cancelled, such CWC Holdings Shares to have an aggregate nominal value not exceeding the then market value of CWC and (ii) the First Holdco Sale will be authorised.

"SEC".........................   US Securities & Exchange Commission.

"SECOND HOLDCO SALE"..........   The transfer of Caxton (holding DataCo Shares)
                                 by CWC Holdings to C&W (UK) Holdings in
                                 satisfaction of the CWC Holdings Capital
                                 Reduction.

"SECURITISATION"..............   The L500 million receivables sale facility made
                                 available to CWC and its subsidiary
                                 undertakings pursuant to the Securitisation
                                 Documents.

"SECURITISATION DOCUMENTS"....    (i) The receivables purchase agreement dated
                                      31st March, 1998 between CWC Services
                                      Limited, the Transferors (as defined
                                      therein), CWC Receivables Limited and
                                      Nationsbank, N.A. as amended and restated on 26th May, 1998;

                                  (ii) the master definitions schedule dated
                                       31st March, 1998 between CWC Receivables
                                       Limited, Lotta Limited, CWC Services
                                       Limited, the Transferors (as defined
                                       therein), Tulip Asset Purchase Company
                                       B.V. and ABN AMRO Bank N.V. as amended
                                       and restated on 26th May, 1998;

                                  (iii) the declaration of trust dated 31st
                                        March, 1998 by Lotta Limited in favour
                                        of CWC Services Limited and the Investor
                                        Beneficiaries (as defined therein) as
                                        amended and restated on 26th May, 1998;

                                  (iv) investor supplement no. 1 to the
                                       Declaration of Trust dated 31st March,
                                       1998 between Lotta Limited, CWC Services
                                       Limited, Kitty Hawk Funding Corporation
                                       and Nationsbank, N.A. as amended and
                                       restated on 26th May, 1998;

                                  (v) investor supplement no. 2 to the
                                      Declaration of Trust dated 26th May, 1998 between Lotta Limited, CWC Services Limited, Tulip Asset Purchase Company B.V. and ABN AMRO Bank N.V.;

                                  (vi) the purchaser declaration of trust dated
                                       31st March, 1998 by CWC Receivables
                                       Limited in favour of Lotta Limited, CWC
                                       Services Limited and Nationsbank, N.A. as amended and restated on 26th May, 1998; and

                                 (vii) the delegation agreement dated 31st
                                       March, 1998 between Lotta Limited and
                                       Nationsbank, N.A. as amended and restated on 26th May, 1998.

"SEPARATION"..................   The separation of the DataCo Business from the
                                 ConsumerCo Business as described in this agreement.

"SEPARATION COSTS"............   The direct costs (except Taxation) necessary to
                                 implement the Separation including (a) the costs of obtaining any third party consents and licences required in accordance with the provisions of Schedule 8, (b) save as otherwise provided in this agreement, any termination costs payable by DataCo or ConsumerCo to third parties in connection with a change of control of DataCo and/or ConsumerCo and (c) the costs, expenses and liabilities expressly included in clause 4(3), but in the case of each of (a),
                                 (b) and (c) above excluding (other than as provided in clause 4(3)) (i) any costs relating to the integration of ConsumerCo and the NTL
                                 Group and (ii) any redundancy costs.

"SEQUENCE OF EVENTS"..........   The sequence of events and indicative timetable
                                 set out in Schedule 16.

"SOS".........................   The Secretary of State for Trade and Industry
                                 or the Director General of Fair Trading acting on his behalf.

"STERLING BONDS"..............   The L300,000,000 7.125 per cent. Bonds due 2005
                                 and the L200,000,000 7.375 per cent. Bonds due
                                 2017 of CWC.

"TAXATION"....................   Has the same meaning as set out in the Tax
                                 Deed.

"TAX DEED"....................   The tax deed to be entered into at Completion
                                 between C&W, CWC, CWC Holdings and NTL in the form set out in Schedule 20.

"THEOBALD"....................   Theobald Communications Limited.

"TELEWEST"....................   Telewest Communications plc.

"TELEWEST GROUP"..............   Telewest and its subsidiary undertakings.

"THE SUBMISSIONS".............   The UK Submissions and the EC Submissions as
                                 defined in clause 20(8).

"TRADE MARK LICENCE"..........   The Trade Mark Licence dated 21st March, 1997
                                 between C&W and CWC.

"TRANSACTION".................   The Separation, the Scheme of Arrangement
                                 (including the CWC Share Issue and the CWC
                                 Holdings Share Issue), the First Holdco Sale, the CWC Holdings Capital Reduction (including the Second Holdco Sale and the C&W (UK)
                                 Holdings Share Issue), the exercise (if any) of the CWC Holdings Put Option or the CWC Holdings
                                 Call Option, the acquisition by NTL of the ConsumerCo Business (by its acquisition of CWC
                                 Holdings as a result of the CWC Holdings

                                 Tag Along Rights if the CWC Holdings Put Option or the CWC Holdings Call Option is completed), the acquisition by C&W of the DataCo Business (by its acquisition of C&W (UK) Holdings as a result of the C&W (UK) Holdings Tag Along Rights if the CWC Holdings Put Option or the CWC Holdings Call Option is completed) and the refinancing of Net Debt as provided in Schedule 19, all as described in this agreement, but subject to such amendments as the parties may agree pursuant to clause 3(3).

"TRANSITIONAL SERVICES".......   The transitional services to be provided by
                                 DataCo to ConsumerCo following Completion as described in Schedule 8.

"YANKEE BONDS"................   The US$750,000,000 6.375% Notes due 2003,
                                 US$650,000,000 6.625% Notes due 2005 and
                                 US$400,000,000 6.750% Notes due 2008 and
                                 US$700,000,000 6.75% Notes due 2008 of CWC.

                                   SCHEDULE 4

                                     PART A

                                 PRE-CONDITIONS

                                                                      RESPONSIBLE PARTY
                                                                     -------------------
 1.  (1) To the extent that the Transaction (or any part of it)            NTL/C&W
         or any matters arising from it constitutes a
         "concentration with a Community dimension" within the
         meaning of the ECMR:
         (a) the EC Commission declaring in terms reasonably
             satisfactory to NTL and C&W (or, in the case of
             the investment in NTL by France Telecom, reasonably
             satisfactory to France Telecom) that all such
             concentrations are compatible with the common market
             pursuant to Articles 6(1)(b) or 8(2) of the ECMR (or
             the time periods laid down in Articles 10(1) or 10(3)
             of the ECMR having elapsed without any decision having
             been made by the EC Commission), and if a request
             under Article 9(2) of the ECMR is made by one or more
             EEA states, either:
              (i) the EC Commission indicating, in terms reasonably
                  satisfactory to NTL and C&W (or, in the case of
                  the investment in NTL by France Telecom,
                  reasonably satisfactory to France Telecom), that
                  it does not intend to refer the Transaction, or
                  any part of it or any matter arising out of it,
                  to a competent authority of such state in
                  accordance with Article 9 of the ECMR; or
             (ii) if a referral is made to a competent authority
                  in the United Kingdom, Pre-Condition 1(2) below
                  being satisfied in respect of the Transaction or
                  such part of it or such matter arising out of it
                  which has been referred, and if such a referral
                  is also made to any other competent authority in
                  any EEA state that competent authority adopting a
                  decision or providing such other indication
                  of its position reasonably satisfactory to NTL
                  and C&W (or, in the case of the investment in NTL
                  by France Telecom, reasonably satisfactory to
                  France Telecom);
         (b) for the avoidance of doubt, if a request under Article
             9(2) of the ECMR is made by one or more EEA states
             and the EC Commission refers all such concentrations
             with a Community dimension to the competent authority
             in any relevant EEA state (including the United
             Kingdom), then Pre-Condition 1(1)(a) will be satisfied
             if the condition in sub-paragraph (ii) of that Pre-
             Condition is met; and
         (c) if an EC member state either takes or indicates that
             it intends to take appropriate measures to protect
             legitimate interests under Article 21(3) of the ECMR
             in relation to the Transaction (or any part of it) or
             any matters arising from it, NTL and C&W (or, in the
             case of the investment in NTL by France Telecom,
             France Telecom) being reasonably satisfied that such
             action does not materially affect the nature of the
             Transaction.

                                                                      RESPONSIBLE PARTY
                                                                     -------------------
     (2) To the extent that the SOS has the jurisdiction to make a reference in respect of the Transaction (or any part of
         it) or any matters arising from it to the CC under the
         Fair Trading Act 1973:
         (a) the OFT indicating, in terms reasonably satisfactory
             to NTL and C&W that the SOS has decided not to refer
             the Transaction (or any part of it) or any matters
             arising from it, to the CC; or
         (b) if the SOS indicates that he is minded to refer the
             Transaction (or any part of it) or any matters arising
             from it to the CC unless suitable undertakings are
             obtained from NTL or, in the case of the investment by
             France Telecom in NTL, France Telecom, undertakings
             acceptable to NTL or France Telecom (as the case may
             be) are given by NTL or France Telecom (as the case
             may be); or
         (c) if the SOS makes a reference to the CC, either:
              (i) the CC concluding that neither the Transaction
                  (or any part of it) nor any matters arising from
                  it may be expected to operate against the public
                  interest; or
             (ii) the SOS allowing the Transaction to proceed on
                  terms reasonably satisfactory to NTL and C&W or,
                  in the case of the investment by France Telecom
                  in NTL, France Telecom.
     (3) For the purposes of this Pre-Condition 1, the investment by France Telecom in NTL shall constitute matters arising
         from the Transaction.
 2.  All filings having been made and all or any applicable          Each relevant party
     waiting periods under the United States Hart-Scott-Rodino
     Antitrust Improvements Act 1976 and the regulations made
     thereunder having expired, lapsed or been terminated as
     appropriate in each case in respect of the Transaction (or any aspect of it) or any matter arising from it.
 3.  The NTL Subscription Agreement not having been terminated in            NTL
     accordance with its terms and France Telecom having
     certified to NTL in writing that all of the conditions in
     paragraph 6.01 of the NTL Subscription Agreement are either satisfied or waived in accordance with its terms prior to
     the Posting Date.
 4.  The NTL Bridge Facility having become unconditional (other              NTL
     than any conditions or termination rights relating to the
     consummation of the Transaction or relating to the
     insolvency of NTL or the illegality of the lending pursuant to the NTL Bridge Facility) and not having been terminated in accordance with its terms prior to the Posting Date.
 5.  (1) The receipt of clearances from the Inland Revenue under             CWC
     Section 138 Taxation of Chargeable Gains Act 1992 in
         relation to the DataCo sale, under Sections 138 and 139
         Taxation of Chargeable Gains Act 1992 in relation to the
         Scheme of Arrangement and the CWC Holdings Capital
         Reduction and under Section 707 Income and Corporation
         Taxes Act 1988 in relation to the Transaction all in a
         form which is satisfactory to Bell Atlantic, C&W, CWC
         and NTL acting reasonably.

                                                                      RESPONSIBLE PARTY
                                                                     -------------------
     (2) Application having been made in accordance with clause
         21(15), no indication having been given by the Inland
         Revenue (other than an indication which has subsequently
         been withdrawn or superseded) that they are most
         unlikely to regard the Scheme of Arrangement or the CWC
         Holdings Capital Reduction as being a reconstruction for
         the purposes of the said section 139 or that they are
         most unlikely to regard the CWC Holdings Capital
         Reduction as involving the transfer of the whole or part
         of a company's business for the said purposes.
 6.  A ruling from the Internal Revenue Service ("IRS") that the             CWC
     distribution of C&W (UK) Holdings Shares to CWC's
     shareholders will not constitute a transaction "used
     principally as a device for the distribution of earnings and profits" within the meaning of Section 355(a)(1)(B) of the
     Internal Revenue Code ("IRC") having been obtained.
 7.  A ruling from the IRS that any gain recognised by CWC or CWC            CWC
     Holdings under Section 355(e) of the IRC, as a result of
     NTL's acquisition of CWC Holdings, will not constitute
     "passive income" under Section 1297(a) of the IRC having
     been obtained.
 8.  The approval of the Transaction by the Secretary of State for Trade and Industry (if required) pursuant to the special share held by the Secretary of State in C&W.
 9.  (1) NTL having received a written indication from the SOS             NTL/CWC
         and from the Independent Television Commission ("ITC"), in terms reasonably satisfactory to NTL, to the effect that
         the completion of the Transaction, or any part of it or
         any matter arising out of it, will not lead to the
         revocation of any licences issued pursuant to the Cable
         and Broadcasting Act 1984 ("CBA"), the Broadcasting Act
         1990 (as amended) ("BA"), the Broadcasting Act 1996
         ("BA1996"), the Telecommunications Act 1984 ("TA") or
         the Wireless Telegraphy Act 1949 ("WTA") which are held
         by CWC or any of its subsidiaries ("LICENCES"), except
         for any Licences the loss of which would not have a
         material adverse effect on NTL following the completion
         of the Transaction.
     (2) NTL having received written confirmation from the Office          NTL/CWC
         of Telecommunications on behalf of the Director General of
         Telecommunications (the "DIRECTOR") in terms reasonably
         satisfactory to NTL that the Director has not (a) made,
         and does not intend to make, any modifications to any of
         the Licences (where applicable) other than modifications
         which are/will be made to all or substantially such
         licences issued pursuant to the TA or the WTA, as
         appropriate; or (b) taken any steps pursuant to sections
         16 or 17 of the TA or the WTA, as appropriate, to secure
         compliance with any of the conditions in any of the
         Licences (where applicable), except for, in the case of
         (a), such modifications, or, in the case of (b), such
         steps as would not have a material adverse effect on NTL
         following the completion of the Transaction.

                                                                      RESPONSIBLE PARTY
                                                                     -------------------
     (3) NTL having received written confirmation from the ITC,            NTL/CWC
         in terms reasonably satisfactory to NTL, that the ITC has
         not after 26th July, 1999 (a) issued any directions to
         CWC or any of its subsidiaries in connection with any of
         the Licences (where applicable) other than directions
         issued to all or substantially all licensees who hold
         licences issued pursuant to the CBA, BA or BA1996, as
         appropriate; or (b) made or given notice to CWC or any
         of its subsidiaries of its intention to make
         modifications to any of the Licences (where applicable)
         other than modifications which are/will be made to all
         or substantially all such licences issued pursuant to
         the CBA, BA or BA1996, as appropriate; or (c) taken and
         has no intention to take any steps in relation to
         enforcement of any of the Licences, except for, in the
         case of (a), such directions, in the case of (b), such
         modifications, or, in the case of (c), such enforcement
         steps would not have a material effect on NTL following
         the completion of the Transaction.
10.  The US registration statements (if required) relating to the            C&W
     New C&W Shares becoming effective.
11.  The US registration statements (if required) and NTL's proxy            NTL
     statement in respect of the Transaction relating to the New
     NTL Common Stock becoming effective.
12.  The delivery by Arthur Andersen of the ConsumerCo Report              CWC/C&W
     referred to in clause 3(7) within eight weeks of the date of the Transaction Agreement.
13.  The NTL Purchase Agreement dated 15th July, 1999 between NTL            NTL
     and France Telecom becoming unconditional in all respects
     and completing in accordance with its original terms.
14.  Entry by the relevant parties into the C&W Registration              NTL/Bell
     Rights Agreement and the Bell Atlantic Registration Rights         Atlantic/C&W
     Agreement.
15.  Each party entering into or procuring that there are entered            All
     into such document or documents as are necessary to novate
     NTL's rights and obligations under this agreement to NTL
     Holdings conditional upon the CWC Holdings Capital Reduction becoming effective.

                                     PART B

                                 THE CONDITIONS

                                                                     RESPONSIBLE PARTY
                                                                     -----------------
1.   The necessary approvals having been obtained and, if                   CWC
     necessary, re-obtained as contemplated by clause 3(4) from the holders of CWC Shares to the Transaction Agreement, the
     Scheme of Arrangement, the CWC Holdings Capital Reduction,
     the Separation and any other relevant transactions
     contemplated hereby.
2.   The necessary approvals having been obtained and, if                   C&W
     necessary, re-obtained as contemplated by clause 3(4) from the holders of C&W Shares to the Transaction Agreement, the creation and issue of the New C&W Shares, the Separation and any other relevant transactions contemplated hereby.
3.   The necessary approvals having been obtained and, if                   NTL
     necessary, re-obtained as contemplated by clause 3(4) from the NTL shareholders to the Transaction Agreement, the NTL
     Subscription Agreement, the creation and issue of the New
     NTL Common Stock, the amendment to NTL's Certificate of
     Incorporation and Charter as contemplated by clause 15(1)
     and any other relevant transactions contemplated hereby.
4.   The London Stock Exchange agreeing to admit the New C&W                C&W
     Shares to the Official List and such agreement not having
     been withdrawn prior to the time when the Scheme of
     Arrangement is sanctioned by the Court.
5.   The approval for listing on the New York Stock Exchange of             C&W
     the New C&W Shares.
6.   The approval for listing of the New NTL Common Stock on                NTL
     NASDAQ.
7.   The Court sanctioning the Scheme of Arrangement.                       CWC
8.   France Telecom not having terminated the NTL Subscription              NTL
     Agreement in accordance with its terms:
     (1) as a result of a Material Adverse Effect (as defined by the NTL Subscription Agreement) in relation to NTL having
         occurred prior to the meeting of NTL shareholders
         referred to in paragraph 3. above at which the creation
         and issue of New NTL Common Stock pursuant to the
         Transaction is approved; or
     (2) as a result of a ConsumerCo Material Adverse Effect (as defined by the NTL Subscription Agreement) in relation to
         ConsumerCo having occurred prior to the Court hearing to
         approve the Scheme of Arrangement.
9.   The conditions in paragraph 6.03 of the NTL Subscription
     Agreement (being conditions in substantially the same form as set out in Pre-Condition 1 and a condition in relation to the approval and, if necessary, re-approval of the NTL
     stockholders to the NTL Subscription Agreement) being
     satisfied or waived.

                                     PART C

                               CLOSING CONDITIONS

                                                                       RESPONSIBLE PARTY
                                                                       -----------------
1.     To the extent not addressed in a favourable ruling from the         C&W
       IRS, an opinion from C&W's U.S. tax counsel confirming that
       Bell Atlantic's receipt of C&W (UK) Holdings Shares will
       qualify as a distribution in respect of which it is not
       required to recognise taxable income, gain or loss under
       Section 355(a) of the IRC having been obtained. In rendering such opinion, C&W's U.S. tax counsel may rely on such
       representations or covenants as it reasonably requires to
       render its opinion.
2.     An opinion from C&W's U.S. tax counsel confirming that Bell         C&W
       Atlantic's exchange of C&W (UK) Holdings Shares for New C&W
       Shares will qualify as a reorganisation under Section 368 of the IRC having been obtained. In rendering such opinion,
       C&W's U.S. tax counsel may rely on such representations or covenants as it reasonably requires to render its opinion.
3.     An opinion from NTL's U.S. tax counsel confirming that Bell         NTL
       Atlantic's transfer of its CWC Holdings Shares to NTL will form part of a transaction described in Section 351 of the
       IRC having been obtained. In rendering such opinion, NTL's
       U.S. tax counsel may rely on such representations or
       covenants as it reasonably requires to render its opinion.
4.     The court sanctioning the CWC Holdings Capital Reduction.           C&W
5.     The US registration statement (if any) relating to the New          C&W
       C&W Shares not being the subject of any stop order.
6.     The US registration statement (if any) relating to the New          NTL
       NTL Common Stock not being subject to any stop order.
7.     To the extent that the fiscal year change requested pursuant        NTL
       to either clause 3(24) or 3(25) is not made, an opinion from
       NTL's U.S. tax counsel confirming that any gain attributable to the value of CWC Holdings stock, CWC stock, stock of any subsidiary of either CWC Holdings or CWC, or assets of any such company as of 28th February, 2000, would not be
       included in the income of NTL or NTL Holdings under subpart
       F of the IRC (and, for the purposes of this Closing
       Condition, C&W (UK) holdings and Caxton will be treated as subsidiaries of CWC Holdings).
8.     Neither the NTL Subscription Agreement nor the NTL Bridge         NTL/C&W/
       Facility having been terminated by reason of either (a) any         CWC
       United States or foreign federal, state, provincial, local, supranational governmental, regulatory or administrative
       authority, agency or commission or any court, tribunal or
       judicial or arbitral body having issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transaction, the NTL Subscription Agreement and/or the NTL Bridge
       Facility and such order decree, ruling or other action
       having become final and non-appealable; or (b) NTL having
       made a general assignment for the benefit of creditors or
       having become insolvent or bankrupt.
9.     Completion taking place within 135 days of the NTL
       Acquisition Stockholder Approval.

                                     PART D

                                RIGHT OF WAIVER

PRE-CONDITIONS                                                PARTIES
--------------                                                -------
 9..........................................................    NTL
12..........................................................    NTL

                                   SCHEDULE 5

                                     PART A

                              CONSUMERCO BUSINESS

     Subject to Schedule 8, the business activities carried on by the CWC Group relating to residential cable, business cable, indirect residential telephony, residential Internet and digital television development and services including, for the avoidance of doubt, "Mercury residential Blue Button".

                                     PART B

                                CONSUMERCO GROUP

     For the purposes of this Part B and Part B of Schedule 6, "CWC" means either CWC or Cable & Wireless Communications, as the case may be.

CWC Programming Limited
CWC Services Limited
CWC (Chichester) Limited
CWC (N) UK
CWC (B) plc
CWC Acquisition Company Limited
CWC Holdings (East London) Limited
CWC (South East) Limited
CWC Equipment No 1 Limited
CWC (Kent) Limited
CWC (Aylesbury and Chiltern) Limited
CWC (County Durham) Limited
CWC (Eastbourne and Hastings) Limited
CWC Holdings (Broadland) Limited
CWC (Broadland) Limited
CWC Holdings (Fenland) Limited
CWC (Fenland) Limited
CWC Holdings (Leeds) Limited
CWC (Leeds) Limited
CWC Holdings (Norwich) Limited
CWC (Norwich) Limited
CWC Holdings (Peterborough) Limited
CWC (Peterborough) Limited
CWC Management Limited
CWC (South Hertfordshire) Limited
CWC Telephone Equipment Limited
CWC (Wearside) Limited
CWC (Sunderland) Limited
CWC (YorCan) Limited
CWC (Harrogate) Limited
CWC (York) Limited
CWC (CRUK) Limited
CWC (V) Holdings Plc
CWC (City and Westminster) Limited
CWC Corporation Limited
CWC (Ealing) Limited
Cable Guide Limited
CWC Equipment No 2 Limited
CWC (Hampshire) Limited
CWC No 4 Limited
CWC (Harrow) Limited
CWC No 2 Limited
CWC No 3 Limited
CWC (Southampton and Eastleigh) Limited
CWC (South London) Limited
CWC (Greenwich and Lewisham) Limited
CWC (Lambeth and Southwark) Limited
CWC (Wandsworth) Limited
CWC (Thamesmead) Limited
CWC (West London) Limited
Fawnspring Limited
Two Way TV Limited *
Interactive Network Limited *
Interactive Network (Europe) Limited *
Two Way Limited *
Two Way Mail Limited *
Two Way Shopping Limited *
Two Way Subscriber Services Limited *
Two Way Tokens Limited *
CWC Chartwell Holdings Limited
CWC Winston Holdings Limited
CWC CableComms Group PLC
North CableComms Holdings, Inc
North CableComms Management, Inc
North CableComms LLC
NYNEX CableComms Group, Inc
NYNEX Chartwell Holdings, Inc
Chartwell Investors LP
NYNEX Chartwell Holdings 2, Inc
NYNEX UK CableComms Holdings, Inc
CWC (N) UK Telephone and Cable TV Holding Company Limited
CWC CableComms Lancashire No 1
CWC CableComms Lancashire No 2
CWC CableComms Limited
CWC CableComms Manchester Limited

CWC CableComms West Surrey Limited
CWC (N) Microclock Services Limited
CWC (N) Partcheer Company Limited
CWC (N) Sideoffer Limited
CWC (N) Solent Telephone and Cable TV Company Limited
CWC (N) Streetunique Projects Limited
CWC (N) Streetunit Projects Limited
CWC (N) Streetusual Services Limited
CWC (N) Streetvision Services Limited
CWC (N) Streetvital Services Limited
CWC (N) Streetwarm Services Limited
CWC (N) Streetwide Services Limited
CWC (N) Strikeagent Trading Limited
CWC (N) Strikeamount Trading Limited
CWC (N) Strikeapart Trading Limited
CWC (N) Technical Support Company Limited
NNS UK Holdings 1, Inc
NNS UK Holdings 2, Inc
NYNEX Bromley Company
NYNEX North CableComms Holdings, Inc
NYNEX North CableComms Management, Inc
CWC CableComms Holdings No 1 Limited
CWC CableComms Bury and Rochdale
CWC CableComms Cheshire
CWC CableComms East Lancashire
CWC (N) Wirral Telephone and Cable TV Company
CWC CableComms Macclesfield
CWC CableComms Oldham and Tameside
CWC CableComms Staffordshire
CWC CableComms Stockport
CWC CableComms Wirral
CWC (N) Bolton Cablevision Holding Company
CWC CableComms Bolton
CWC (N) Derby Cablevision Holding Company
CWC CableComms Derby
CWC (N) Manchester Cablevision Holding Company
CWC CableComms Greater Manchester
NYNEX Programming Subsidiary Company
NYNEX Solent Company
NYNEX South CableComms Holdings, Inc
NYNEX South CableComms Management, Inc
CWC CableComms Holdings No 2 Limited
CWC CableComms Bromley
CWC CableComms Solent
CWC CableComms Surrey
CWC CableComms Sussex
CWC CableComms Wessex
NYNEX Surrey Company
NYNEX Sussex Company U.S.
NYNEX Wessex Company U.S.
NYNEX Wirral Company U.S.
NYNEX Winston Holdings, Inc U.S.
Winston Investors LLC U.S.
South CableComms Holdings, Inc U.S.
South CableComms Management, Inc U.S.
South CableComms LLC U.S.

---------------
* Subject to exercise of the options provided for in paragraph 1 of Part II of
  Schedule 8.

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                                   SCHEDULE 6
                            (intentionally omitted)

                                      J-65
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                                   SCHEDULE 7
                            (intentionally omitted)

                                      J-66
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                                   SCHEDULE 8

                                 THE SEPARATION

                                     PART I

                               GENERAL PRINCIPLES

     Each of CWC, C&W and NTL acknowledges that the Separation (including, without limitation, the principles set out in Part I and Part II of this
Schedule 8) is intended to provide a good faith allocation of the assets and liabilities held by the CWC Group, between ConsumerCo and DataCo on the basis of their proportionate use of such assets and their proportionate share of such liabilities.

     References in this Schedule (i) to a "ConsumerCo Company" and a "DataCo Company" are references to a company within the ConsumerCo Group and the DataCo Group respectively, (ii) to "assets" shall be construed as references to tangible and intangible assets and receivables (whether of a capital or income nature) including, without limitation, real property, intellectual property rights, employees, plant, machinery, equipment, licences and the benefit of contracts, including customer contracts, (iii) to "liabilities" shall be construed as references to liabilities, duties and obligations of every description, whether deriving from contract, common law, statute or otherwise, whether present or future, actual or contingent, ascertained or unascertained and whether owed or incurred severally or jointly and as principal or surety,
(iv) to the "Separation Point" shall mean the point in time immediately prior to the time at which the Scheme of Arrangement becomes effective, and (v) to any Annex are references to such Annex in the Agreed Form.

     Immediately following 26th July, 1999, each of CWC, C&W and NTL shall, and shall procure that each of its subsidiary undertakings shall, commence and proceed to take all necessary steps (so far as in their power) to implement the Separation and, in so doing, shall apply the following principles:

          (a) All assets exclusively or predominantly relating to or connected with the ConsumerCo Business shall be allocated to ConsumerCo.

          (b) All assets exclusively or predominantly relating to or connected with the DataCo Business shall be allocated to DataCo.

          (c) All liabilities exclusively relating to, connected with or arising from the activities of the DataCo Business shall be allocated to DataCo.

          (d) All liabilities exclusively relating to, connected with or arising from the activities of, the ConsumerCo Business shall be allocated to ConsumerCo.

          (e) Where assets and/or liabilities are shared by the DataCo Business and the ConsumerCo Business, each of C&W, NTL and CWC shall use its best endeavours to procure that DataCo and ConsumerCo continue to enjoy such benefit of, and be subject to such burden in respect of, such assets and/or liabilities as reflects its proportionate share of the benefit and burden of such assets and/or liabilities. ConsumerCo and DataCo shall, to the extent necessary or desirable enter into contractual arrangements (on commercial and, where relevant, industry standard terms which are equitable and show no favour to either party) in respect of such assets and/or liabilities and, save as otherwise expressly set out in this Agreement, the costs and expenses relating to the sharing or otherwise of any such assets and/or liabilities by ConsumerCo and DataCo shall be divided between them on a proportionate basis by reference to the relative use made and burden suffered by ConsumerCo and DataCo respectively of such assets and liabilities. Notwithstanding the foregoing, Transaction Costs, as defined in paragraph (g), shall be dealt with in accordance with that paragraph.

          (f) Subject to paragraph (g), any liabilities which cannot be allocated in accordance with paragraphs (c), (d) and (e) above shall be notionally allocated between ConsumerCo and DataCo in the proportions that their respective EBITDA (being earnings before interest, tax, depreciation and amortisation) for the year ended 31st March 1999 bear to the total EBITDA of DataCo and ConsumerCo for that year, in each case as evidenced in any pro forma financial statements for that
                                      J-67
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     year prepared in connection with and included within any public documentation sent to any shareholders of CWC, C&W or NTL in connection with the Transaction or, if such financial statements are inconclusive or C&W or NTL disputes such matters, as determined by the Independent Expert in accordance with paragraph 11 of Part III of this Schedule. No payment shall be made between DataCo and ConsumerCo to reflect such notional allocation but C&W shall indemnify NTL and CWC (for itself and as trustee for each other member of the ConsumerCo Group) if and to the extent that any such liability notionally allocated to DataCo is retained or incurred by ConsumerCo provided that C&W shall not be liable under the indemnity set out in this paragraph (f), (i) unless notice in writing of the relevant claim is given in writing to C&W within 18 months of the Completion Date and (ii) for any claim arising from any single circumstance or matter if the amount of the claim does not exceed L50,000 and unless the aggregate amount of all such claims (excluding claims of L50,000 or less) exceeds L1 million. Notwithstanding the foregoing, if and to the extent that the aggregate amount of all claims (including any of less than L50,000) relating to liabilities retained or incurred by ConsumerCo exceeds L5 million, C&W shall be responsible for all such claims as if the provisions of (ii) above did not apply.

          (g) C&W shall indemnify CWC (for itself and as trustee for each other member of the ConsumerCo Group) in respect of any liability which any member of the ConsumerCo Group incurs or has incurred in respect of the period prior to the Completion Date and which directly relates to or arises from the Transaction or any other potential sale or merger of the ConsumerCo Group to or with third parties ("TRANSACTION COSTS") including, without limitation, costs, fees, expenses, commissions or disbursements (and any VAT thereon) due or payable to any professional or technical advisers including, without limitation, to accountants, legal advisors, investors, auditors, tax advisors, surveyors, engineers, management consultants, brokers, bankers, stockbrokers, corporate advisors or consultants (whether incurred in the United Kingdom or elsewhere) but only, in the case of Arthur Andersen, to the extent their fees exceed their normal audit fees in the period to Completion and provided that the indemnity set out in this paragraph (g) shall not apply in respect of any such fees up to L7 million (exclusive of any VAT thereon) which are due and payable to Credit Suisse First Boston by CWC or any member of the ConsumerCo Group which fees shall to such extent be notionally allocated between DataCo and ConsumerCo in the proportions that their respective EBITDA for the year ended 31st March 1999 bear to the total EBITDA of DataCo and ConsumerCo for that year (as determined in accordance with paragraph (f) above) and C&W shall indemnify CWC (for itself and as trustee for each other member of the ConsumerCo Group) in respect of any such fees which are notionally allocated to DataCo if and to the extent that any such liability is retained or incurred by ConsumerCo.

          (h) The intention of the parties is that any assets or liabilities which are required to be transferred to implement the Separation (including, without limitation, in accordance with paragraphs (i) and (j) below) shall not give rise to the payment of any or any further consideration by NTL or C&W pursuant to this Agreement. However, as between the parties to such transactions, such transfers shall take place, in the case of a transfer of assets, for a market value consideration payable in cash and, in the case of a transfer of an actual or prospective liability, for the then present value of any such liability payable in cash. Where appropriate, any such payment will be a single, one-off payment made at the time of the transfer of the relevant asset or liability. Where any such payment is not made as a single, one-off payment, any further sums to be paid in respect of the transfer of the relevant asset or liability following such transfer shall be treated, mutatis mutandis, in accordance with this paragraph (h). The consideration for any transfers of assets prior to the Completion Date shall be paid by the transferee to the transferor and the amounts payable in respect of any transfers of actual or prospective liabilities prior to the Completion Date shall be paid by the transferor and, in each case, will result in a corresponding change in Net Debt. Any assets or actual or prospective liabilities transferred after the Completion Date, the transfer of which will not therefore be reflected in Net Debt, shall be transferred in a manner which is tax efficient so that
     (i) in the case of a transfer of assets, either the transferee pays the transferor the market value of the asset in cash and is immediately reimbursed in respect thereof by C&W, where DataCo is the transferor, or NTL, where

     ConsumerCo is the transferor (in each case C&W or NTL being the "TRANSFEROR HOLDING COMPANY") or the transferee pays no consideration for the asset and the transferor receives the market value in cash for the asset from the Transferor Holding Company; and (ii) in the case of a transfer of actual or prospective liabilities, either the transferor pays the transferee the actual value of the liability in cash for the release of the liability and is immediately reimbursed in respect thereof by C&W, where DataCo is the transferee, or NTL, where ConsumerCo is the transferee (in each case C&W or NTL being the "TRANSFEREE HOLDING COMPANY") or the transferor pays no consideration for the release of the liability and the transferee receives the actual value of the liability in cash from the Transferee Holding Company for the release of the liability.

          (i) If, at any time before the earlier of (i) the date falling 24 months after the Completion Date and (ii) the date falling 90 days after the date on which the consolidated audited accounts for CWC in respect of its second financial year (or part thereof) following the Completion Date are formally approved by the board of directors of CWC (the "CUT-OFF DATE"), it is found that any assets allocated to DataCo in accordance with this Schedule 8 are in the legal and/or beneficial ownership of ConsumerCo, each of C&W and NTL shall use its best endeavours to procure the transfer of the legal and/or beneficial interest (as appropriate) in the relevant assets to DataCo (or as it shall direct) as soon as practicable thereafter and otherwise on the basis referred to in paragraph (h) above. NTL shall procure that any such assets shall be released from all liens, charges, encumbrances and security interests (other than Permitted Liens) created over any such assets or arising in or after the Completion Date prior to the transfer of such assets.

          (j) If, at any time before the Cut-Off Date, it is found that any assets allocated to ConsumerCo in accordance with this Schedule 8 are in the legal and/or beneficial ownership of DataCo, each of C&W and NTL shall use its best endeavours to procure the transfer of the legal and/or beneficial interest (as appropriate) in the relevant assets to ConsumerCo (or as it shall direct) as soon as practicable thereafter and otherwise on the basis referred to in paragraph (h) above. C&W shall procure that any such assets shall be released from all liens, charges, encumbrances and security interests (other than those disclosed in writing to NTL prior to the date of this Agreement and other than Permitted Liens) prior to the transfer of such assets.

          (k) Where any liability is required to be transferred in accordance with the Separation but has not been transferred, C&W shall hold harmless NTL and CWC (for itself and as trustee for each other member of the ConsumerCo Group) and NTL shall hold harmless C&W (for itself and as trustee for each member of the DataCo Group), as the case may be, in respect of the relevant liability pending its transfer. Where any third party consent is required to any such transfer, each of C&W, CWC and NTL shall use its best endeavours to procure that such consent is given on the basis that ConsumerCo or DataCo, as the case may be, is fully and effectively released from such liability.

          (l) Subject to such arrangements being dealt with as transfers of assets in accordance with sub-paragraph (h) above, (i) each of DataCo and ConsumerCo (in each case the "TRUSTEE") shall hold any asset which is identified on or before the Cut-Off Date as being required to be, but which has not been, transferred by it to the other (in each case the "BENEFICIARY") in accordance with the Separation on trust for the Beneficiary and (ii) the Trustee shall account to the Beneficiary for the benefit derived by it in respect of the relevant asset prior to its transfer to the Beneficiary provided that, where the Trustee has disposed of the relevant asset prior to its identification, it shall account to the Beneficiary for the benefits derived by it in respect of such asset prior to such disposal and any proceeds received by it from such disposal.

          (m) Where any third party consent or licence is required to implement the Separation, each of C&W, CWC and NTL shall use its best endeavours to procure that such consent or licence is obtained.

          (n) Each of C&W and, prior to the Second Holdco Sale, CWC shall use its best endeavours to procure the full and effective release of any guarantee or similar arrangement or any other contingent
                                      J-69
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     liability (each a "CONTINGENT LIABILITY") given by or relating to any
     ConsumerCo Company for the benefit of C&W or the DataCo Business, or for the benefit of any third party in connection with C&W or the DataCo Business. If, for whatever reason, it is not possible (after using such best endeavours) to obtain a release of any such Contingent Liability, after Completion C&W shall indemnify the relevant ConsumerCo Company or Companies in respect of any liability which may arise pursuant to any such Contingent Liability.

          (o) Each of NTL and CWC shall use its best endeavours to procure the full and effective release of any Contingent Liability given by or relating to any DataCo Company for the benefit of the ConsumerCo Business, or for the benefit of any third party in connection with the ConsumerCo Business. If, for whatever reason, it is not possible (after using such best endeavours) to obtain a release of any such Contingent Liability, after Completion NTL shall indemnify the relevant DataCo Company or Companies in respect of any liability which may arise pursuant to any such Contingent Liability.

          (p) Save as expressly provided or envisaged by this Agreement, none of C&W, CWC or NTL, nor any members of their respective groups shall be required to take any action to implement the Separation which would constitute a material breach under their respective material third party financing arrangements.

          (q) When entering into agreements to implement the Separation, including those expressly referred to in this Schedule, the relevant DataCo Company and the relevant ConsumerCo Company shall, where appropriate, enter into such agreements on behalf of themselves and/or as agent for the other DataCo Companies or the other ConsumerCo Companies (as the case may be). Where an obligation under this agreement (each an "OBLIGATION") is owed to a DataCo Company or a ConsumerCo Company which is not a party to this agreement, the Obligation shall be owed, in the case of an Obligation of C&W to a ConsumerCo Company (including any obligation to procure the carrying out of a matter by any of its subsidiary undertakings), to NTL (acting as agent for and on behalf of the relevant ConsumerCo Company) and, in the case of an Obligation of NTL to a DataCo Company (including any obligation to procure the carrying out of a matter by any of its subsidiary undertakings), to C&W (acting as agent for and on behalf of the relevant DataCo Company).

     The Separation shall be implemented in accordance with Part II of this
Schedule if and to the extent that a matter is specifically addressed therein and, save to the extent that Part II is incomplete, represents a mistake in the application of the principles in Part I or Part II of this Schedule or is an application of those principles other than in good faith, Part II shall prevail over this Part I. Nothing in this Schedule 8 shall be construed as or constitute a representation or warranty made or given by C&W, NTL, CWC, ConsumerCo or DataCo.

                                      J-70
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                                    PART II

                           SUMMARY OF THE SEPARATION

1. TRANSFERS OF SHARES

     1.1 C&W and CWC shall procure that CWC (Mercury) Limited ("CML") consults with NTL, keeps NTL fully informed in respect of, and seeks to enable NTL to facilitate and participate in any discussions CML may have with the minority shareholders in Two-Way TV Limited ("TWTV") concerning the possible transfer of its shareholding in TWTV to CWC or such other ConsumerCo Company as NTL may direct as part of the Separation. Any such discussions shall include the manner in which such minority shareholders might exercise such rights as they may have and the options available to them as shareholders in TWTV in respect of such transfer.

     1.2 C&W (as agent for and on behalf of CML) hereby grants to NTL rights to elect that (conditional upon Completion) the shares in TWTV beneficially owned by and registered in the name of CML from time to time (each an "OPTION SHARE" and together the "OPTION SHARES") be transferred to CWC or such other ConsumerCo Company as NTL and C&W shall agree (such right being exercisable during the period commencing on 26th July, 1999 and ending on 17th February, 2000 or, if the Posting Date is on or before 17th February, 2000, the earlier of (1) 1 Business Day following the date upon which a legally binding agreement entered into between any member of the NTL Group and the minority shareholders in TWTV becomes unconditional (save only in respect of Completion) and (2) the Court hearing to approve the Scheme of Arrangement (the "OPTION PERIOD")) as follows:

          (i) a right to elect that (conditional upon Completion) Option Shares representing 49.9% of the issued share capital of TWTV be transferred to CWC or such other ConsumerCo Company as NTL and C&W shall agree (the "FIRST OPTION"); and

          (ii) a separate right to elect that (conditional upon Completion) the balance of the Option Shares be transferred to CWC or such other ConsumerCo Company as NTL and C&W shall agree (the "SECOND OPTION")

     (together "THE OPTIONS").

     1.3 The First Option and the Second Option shall each be exercisable either separately or simultaneously, by notice in writing to CML (an "EXERCISE NOTICE") at any time during the Option Period provided that the Second Option may only be exercised if the First Option has been exercised or is being exercised simultaneously. If, at the expiry of the Option Period, neither of the Options shall have been exercised, they shall lapse.

     1.4 Following the exercise of either of the Options, CML shall commence to take such steps as are required to satisfy the requirements (the "REQUIREMENTS") relating to the proposed transfer of the Option Shares to CWC or such other ConsumerCo Company as NTL may direct as set out in the Articles of Association of TWTV and the Subscription and Shareholders Agreement dated 26th June, 1998 between CML (1), TWTV (2), Ventures in Communication LLC (3) and Ladbroke Group plc (4) (the "SUBSCRIPTION AGREEMENT"). Subject to (i) the Requirements being satisfied, (ii) if the Exercise Notice is served prior to Completion, to the Option becoming unconditional, and (iii) to the minority shareholders not exercising such pre-emption rights as they may have in respect of the relevant Option Shares, completion of the sale and purchase of the relevant Option Shares shall take place on whichever is the later of the Completion Date and 5 Business Days after the satisfaction of all the Requirements. Completion of such sale and purchase shall take place at the London offices of NTL at which time CML shall deliver to NTL (or as NTL shall direct) duly executed form or forms of transfer of the Option Shares in favour of CWC or such other ConsumerCo Company as NTL and C&W may agree (accompanied by relevant share certificate(s)) against payment of the Sale Price (as defined in paragraph 1.5) for the relevant Option Shares.

                                      J-71
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     1.5  Without prejudice to paragraph 1.8, the price per Option Share to be paid by CWC or such other ConsumerCo Company as NTL may direct (the "SALE PRICE") shall be the market value of TWTV divided by the total number of shares in the capital of TWTV in issue at the date of the exercise of the relevant Option, and the Sale Price shall be treated in the manner set out in paragraph
(h) of Part 1 of this Schedule.

     1.6 Prior to the expiry of the Option Period or, if earlier, the exercise of the Options and completion of the relevant share transfers, CML shall:

          (i) not transfer, pledge, encumber or otherwise deal with all or any part of its shareholding in TWTV otherwise than in accordance with the provisions of this Agreement, the Articles of Association of TWTV and the Subscription Agreement;

          (ii) not without the prior written agreement of NTL, offer to acquire, or accept any offer to acquire any shares in TWTV held by any other shareholder of TWTV; and

          (iii) consult with NTL concerning any carriage arrangements which TWTV is proposing to enter into.

     1.7  INTENTIONALLY LEFT BLANK.

     1.8 If CML is required pursuant to the Subscription Agreement or otherwise to provide additional funding to TWTV by way of subscription in cash for shares, loan notes or otherwise prior to the Completion Date (a "CASH CALL"), CML shall contribute the additional funding required by the Cash Call to TWTV and, if NTL subsequently serves an Exercise Notice in accordance with this paragraph 1 in respect of either the First or the Second Options, it shall pay to CML on the date of completion of the sale and purchase of the relevant Option Shares an amount equal to the additional funding contributed by CML to TWTV to satisfy the Cash Call in respect of the relevant Option Shares together with interest thereon calculated at an annual rate equal to the London Interbank Offer Rate for sterling deposits of one month plus 25 basis points in respect of the period from the date of payment of the Cash Call by CML to the date of completion of the sale and purchase of the relevant Option Shares.

     1.9 To the extent that, pursuant to the Articles of Association of TWTV, shareholders in TWTV exercise pre-emption rights to acquire any Option Shares, following the exercise or deemed exercise of the First Option and/or the Second Option but subject to the application of paragraph (h) of Part I of this Schedule, CML shall promptly account to NTL for the full proceeds received by CML from any such shareholder in respect of the Option Shares.

     1.10 The benefit of the Options may at any time be assigned to any member of the NTL Group from time to time.

     1.11 CWC shall transfer the entire issued share capital of CWC Receivables Limited to a DataCo Company.

2. PROPERTY/REAL ESTATE

     2.1 For the purposes of this paragraph 2 the following definitions shall apply:

"Owner".......................   means, DataCo or ConsumerCo, as the case may
                                 be, where the title to the relevant property is, at 26th July, 1999, already vested in whichever of DataCo or ConsumerCo is allocated the relevant property under paragraphs 2.2 to
                                 2.5 and, in respect of any property acquired since 26th July, 1999, the owner is the relevant purchaser;

"Sharer"......................   means whichever of DataCo or ConsumerCo
                                 occupies less than 50% of the net internal area of a Shared Property;

"Shared Property".............   means a property occupied by both DataCo and
                                 ConsumerCo;

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"Transferee"..................   means, in respect of any property, DataCo or
                                 ConsumerCo, as the case may be, where title to the relevant property is to be transferred or assigned, or a sub-lease is to be granted to DataCo or ConsumerCo, to effect the allocation of the relevant property under paragraphs 2.2 to 2.5;

"Transferor"..................   means in respect of any property, (i) DataCo
                                 where title to the relevant property is vested in DataCo but the relevant property has been allocated under paragraphs 2.2 to 2.5 to ConsumerCo or (ii) ConsumerCo where title to the relevant property is vested in ConsumerCo but the relevant property has been allocated to DataCo under paragraphs 2.2 to 2.5.

     2.2  All properties set out in Annex 8A will be allocated to ConsumerCo.

     2.3  All properties set out in Annex 8B will be allocated to DataCo.

     2.4 The properties set out in Annex 8C will, unless CWC (or, following the Completion Date, DataCo) and NTL otherwise agree, be dealt with as proposed in the notes set out in Annex 8C. Where the notes set out in Annex 8C are silent or indicate that the proposal for any property requires resolution, the principles in Part I of this Schedule and this paragraph 2 shall apply in determining or resolving the proposal for that property.

     2.5 Where a property is not allocated in accordance with paragraphs 2.2 to 2.4, it shall be allocated to whichever of ConsumerCo or DataCo occupies more than 50% of the net internal area of that property.

     2.6 All fixtures, fittings and furnishings in each property will remain with that property, and any ancillary contracts specifically relating to that property shall be assigned/transferred to the Owner or Transferee as appropriate.

     2.7 Without prejudice to the obligations of CWC, NTL and C&W under this Agreement, the Owner/Transferor of each property shall use its best endeavours to obtain any third party consents (for example from landlords) which are necessary to give effect to the Separation in relation to that property. The Transferee will use its best endeavours to assist in securing any such consents. Where a third party acts unreasonably in refusing any such consent, the Owner/Transferor will make an appropriate application to the court for a declaration that such consent is being unreasonably withheld. Where a third party's consent that is required to assign the whole of a property in order to give effect to the Separation has not been obtained 6 months after the Completion Date, a concurrent application shall be made for sub-letting the whole of the property to the Transferee. Subject to any requisite third party's consent to sub-letting being obtained, the Owner/Transferor shall grant a sub-lease to the Transferee for a term equal to the residue of the lease vested in the Owner/Transferor (less 3 days) and otherwise on the same terms as such lease; provided that no rent review under such lease shall be agreed by the Owner/Transferor without the prior consent of the Transferee, such consent not to be unreasonably withheld or delayed.

     2.8 Pending the grant of any landlords' consents required for the assignment or subletting of any leasehold properties (other than Shared Properties) which is required to effect the allocation to the Transferee and completion of the assignment or sub-lease, as the case may be, the Transferee will occupy such properties as licensee and will, subject to the application of paragraph (h) of Part I of this Schedule, reimburse and indemnify the Transferor in relation to rents and other outgoings payable by the Transferor from the Separation Point until the assignment or subletting, as the case may be, shall have been completed for each such property.

     2.9 Pending the grant of landlords' consents for the sub-letting of each Shared Property and the grant of a sub-lease to the Sharer, the Sharer will occupy the part of each Shared Property occupied by it as a licensee, and will, subject to the application of paragraph (h) of Part I of this Schedule, reimburse and indemnify the Owner in relation to a proportion of the rents and outgoings payable by the Owner

                                      J-73
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under the lease vested in it, which proportion will be equal to the proportion of the net internal area of each Shared Property occupied by the Sharer.

     2.10 If a landlord brings proceedings against the Owner, the Transferor, the Transferee and/or the Sharer on grounds of breach of covenant against parting with possession or occupation, unless leading counsel advises that any defence to such proceedings would be unlikely to succeed, those proceedings will be defended.

     2.11 Subject to paragraph 2.4 and, in each case, to the payment of an appropriate premium to reflect paragraph (h) of Part I of this Schedule, the following principles shall apply in relation to the Shared Properties:

          2.11.1 subject to paragraph 2.11.2, in relation to each freehold Shared Property, the Owner/ Transferor/Transferee (as the case may be) will transfer the part occupied by the Sharer by way of transfer of part, provided that if the part of the Shared Property occupied by the Sharer shall be less than 25% of the net internal area of the whole of that Shared Property, the Sharer may elect to call for the grant of a lease of such part for a term of 25 years at a peppercorn rent with a tenant's option to break on 60 days notice;

          2.11.2 where a transfer of the freehold of part of a Shared Property is not possible or appropriate, the Owner/Transferor/Transferee (as the case may be) will grant to the Sharer a lease of the part of the Shared Property occupied by the Sharer for a term of 99 years at a peppercorn rent (provided that if the part of the Shared Property occupied by the Sharer shall be less than 25% of the net internal area of the whole of the Shared Property, the Sharer may elect to call for a grant of a lease of such part for a term of 25 years at a peppercorn rent with a tenant's option to break on 60 days notice);

          2.11.3 where the title to a Shared Property vested in the Owner/Transferor/Transferee (as the case may be) comprises leasehold title, the Owner/Transferor/Transferee will grant to the Sharer a sub-lease of the part of the Shared Property occupied by the Sharer equal to the residue of the term of the lease vested in the Owner (less 3 days) and otherwise on the same terms as such lease;

          2.11.4 the Owner/Transferor/Transferee (as the case may be) and the Sharer will agree to effect physical separation of their occupation within the Shared Properties where possible;

          2.11.5 in the case of each freehold Shared Property, costs and liabilities relating to it will be apportioned pro-rata between the Owner/Transferor/Transferee (as the case may be) and the Sharer in proportion to the net internal areas occupied by each of them;

          2.11.6 in the case of each leasehold Shared Property, rent and other outgoings (such as services charges) payable under the lease vested in the Owner/Transferor/Transferee (as the case may be) will be apportioned between the Owner/Transferor/Transferee (as the case may be) and the Sharer in proportion to the net internal areas occupied by each of them;

          2.11.7 all sub-leases granted to the Sharer of any Shared Property will be excluded from the Landlord and Tenant Act 1954;

          2.11.8 all fixtures, fittings and furnishings in that part of each Shared Property used or occupied by the Owner/Transferor/Transferee (as the case may be) and the Sharer respectively will remain with each such part, and ancillary services (such as car parking) specifically relating to the Shared Property will be separated in proportion to the net internal areas of the Shared Property occupied by the Owner/Transferor/Transferee (as the case may be) and the Sharer respectively;

          2.11.9 the Owner/Transferor/Transferee (as the case may be) shall not sell or agree to sell or otherwise dispose of its interest in any Shared Property without first offering to sell to the Sharer its interest in such Shared Property, provided that this paragraph shall not apply to any disposal to a member of the same group of companies as the Owner/Transferee (as the case may be).

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3. NETWORK

     3.1  The networks owned by:

          3.1.1 the DataCo Companies, including (to the extent they are still owned by any member of the CWC Group) any network or network elements (including, without limitation, any duct, cable, fibre, transmission and other relevant network or network elements) which were owned by them at the time of the completion of the CWC merger on 28th April, 1997 (the "CWC MERGER") and any additions thereto since that date (the "CORE NETWORK"); and

          3.1.2 the ConsumerCo Companies, including (to the extent they are still owned by any member of the CWC Group) any network or network elements (including, without limitation, any duct, cable, fibre, transmission and other relevant network or network elements) which were owned by them at the time of the CWC Merger and any additions thereto since that date (the "ACCESS NETWORK"), comprise the CWC network. The Core Network will be allocated to DataCo and the Access Network will be allocated to ConsumerCo.

     3.2 Details of the Core Network and the Access Network are generally identifiable:

          3.2.1 in the case of the Core Network, by reference to the geographical information system database used by CWC to record network assets and referred to as the EXPRESS database; and

          3.2.2 in the case of the Access Network, by reference to the geographical information system database used by CWC to record network assets and referred to as the GIS database,

     but the provisions of paragraphs 3.3, 3.4 and 3.5 shall govern whether or not any particular fibre, cable, duct or other network assets form part of the Core Network or the Access Network.

     3.3 It is recognised that the following assumptions were made in establishing the principles guiding the allocation of duct and cable between the Core Network and the Access Network:

          3.3.1 prior to the CWC Merger, ConsumerCo used green duct only and DataCo used white duct only in the construction of their respective networks; and

          3.3.2 since the CWC Merger, ConsumerCo has used green duct only (both within and outside any area covered by a Local Delivery Service Licence or a Prescribed Diffusion Service Licence (a "FRANCHISE AREA")) and DataCo has used both green duct and white duct in the construction of their respective networks.

     3.4 Based on the assumptions set out in paragraph 3.3, but subject always to paragraph 3.5, in the absence of any direct evidence or provision of an agreement to the contrary:

          3.4.1 in a Franchise Area, all green duct and all green cable shall be treated as part of the Access Network and all white duct and all white cable shall be treated as part of the Core Network;

          3.4.2 outside a Franchise Area, all white duct and all white cable shall be treated as part of the Core Network; and

          3.4.3 outside a Franchise Area, all green cable shall be treated as part of the Access Network, and the allocation of green duct shall be determined in accordance with paragraph 3.5.

     For the purposes of this paragraph 3.4, references to "green cable" shall be construed as references to cable which was pulled for the purposes of the Access Network and references to "white cable" shall be construed as references to cable which was pulled for the purposes of the Core Network, in each case regardless of actual colour.

     3.5 It is acknowledged that, in a minority of cases, the provisions of paragraph 3.4 will result in a misallocation, or will not provide an allocation, of fibre, cable, duct or associated electronics between the Core Network and the Access Network. In such circumstances, or in the case of any dispute as to whether

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any particular fibre, cable, duct or associated electronics forms part of the
Core Network or the Access Network:

          3.5.1 any fibre, cable, duct or associated electronics which was owned by DataCo prior to the CWC Merger shall be allocated to DataCo and any fibre, cable, duct or associated electronics which was owned by ConsumerCo prior to the CWC Merger shall be allocated to ConsumerCo;

          3.5.2 any duct laid since the CWC Merger shall be allocated by reference to the primary purpose for which it was laid;

          3.5.3 any cable pulled through a duct since the CWC Merger shall be allocated by reference to the allocation of the duct pursuant to paragraph
     3.5.2 through which the relevant cable is pulled provided that where such cable is connected at each end to part of the Access Network, it shall be allocated to the Access Network and where such cable is connected at each end to the Core Network it shall be allocated to the Core Network regardless of the allocation of the duct through which the relevant cable is pulled;

          3.5.4 any fibre shall be allocated according to its use by ConsumerCo and DataCo;

          3.5.5 any spare duct capacity within a duct shall be allocated to whichever of ConsumerCo or DataCo has been allocated the relevant duct and any spare fibre capacity within a cable shall be allocated to whichever of ConsumerCo or DataCo has been allocated the relevant cable; and

          3.5.6 for the avoidance of doubt, the long haul fibres used to transport Digital Television and associated interactive services and utilised by the ADC DV6000 System and the long haul fibre rings currently under construction between BSkyB's play-out centres at Osterley and Chillworth and the main Bromley Digital Television Head end shall be allocated to DataCo provided in each case that such fibres and fibre rings do not form part of the Access Network and provided further that if the Posting Date is on or before 17th February, 2000, paragraphs 3.5.7 to
     3.5.10 (inclusive) shall apply and this paragraph 3.5.6 shall not apply.

          3.5.7 The ADC DV6000 system, shown in network schematic form in Annex 8T, which provides the transmission of digital television signals from Bromley to participating franchise remote head ends ("RHES"), through three fibres dedicated to the digital television project, but not connected to the RHEs at Wearside, Derby, Norwich and Poole, and which comprises the following elements:

             (a) a network which passes through 27 sites;

             (b) ADC DV6000 System equipment at 13 RHE sites, the Bromley central head end ("CHE"), the BSkyB sites at Osterley and Chilworth and intervening sites;

             (c) 14 national regeneration sites;

             (d) the 2.3 Gbit/s rings connecting the CHE and RHEs; and

             (e) the spares in stock and existing management systems relating to the ADC DV6000 system,

          (together the "ADC SYSTEM") shall be allocated to ConsumerCo.

          3.5.8 The following assets shall be allocated to DataCo:

             (a) the assets or services relating to the IP return path, including the Cisco 7505 routers located within the RHEs (the "IP RETURN PATH"); and

             (b) the frame relay associated with the ADC System (the "FRAME RELAY").

          3.5.9 NTL and C&W shall negotiate in good faith with a view to agreeing terms on a commercial basis for the carriage of traffic for NTL and ConsumerCo using the IP Return Path and the Frame Relay.

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          3.5.10  Any costs relating to future RHE connections or capacity upgrades to existing RHEs on the ADC System to the extent incurred by CWC during the period commencing on 1st April, 2000 and ending on Completion shall be taken into account for the purposes of calculating the negative cash outflow of ConsumerCo budgeted by CWC for the year ending 31st March, 2001.

          3.5.11 Any costs to reflect any floor space shared by DataCo and ConsumerCo in connection with the ADC System will be subject to the principles relating to Shared Property set out in paragraph 2 of Part II of this Schedule 8.

     3.6 The switches set out in Part II of Annex 8F (the "ACCESS SWITCHES") will be allocated and, to the extent necessary, transferred to ConsumerCo .

     3.7 The switches set out in Part III of Annex 8F shall be allocated and, to the extent necessary, transferred to DataCo.

     3.8 Since the CWC Merger, ConsumerCo and DataCo have integrated and shared certain assets relating to the Core Network and the Access Network including, in particular, certain network sites, switches, ducts and fibre. These shared assets shall be dealt with as set out in paragraphs 3.9 to 3.14.

     3.9 ConsumerCo and DataCo will use and maintain the network elements of those network sites which are shared by them, including (without limitation) those set out in Annex 8D, under the terms of the Co-location Agreement set out in Annex 8E (the "CO-LOCATION AGREEMENT").

     3.10 The switches referred to in Part I of Annex 8F are currently shared by ConsumerCo and DataCo (the "SHARED SWITCHES") and are allocated to ConsumerCo and DataCo as set out in Part I of Annex 8F. ConsumerCo and DataCo will use and maintain the Shared Switches under the terms of the Switch Sharing Agreement set out in Annex 8G (the "SWITCH SHARING AGREEMENT").

     3.11 To the extent that there are network sites and switches shared by ConsumerCo and DataCo which are not referred to in Annex 8D and Annex 8F respectively, the same shall be used and maintained on a basis consistent with the Co-location Agreement (in the case of network sites) and the Switch Sharing Agreement (in the case of switches).

     3.12 DataCo will provide centralised switch management services to ConsumerCo in respect of the Shared Switches allocated to ConsumerCo and the Access Switches in accordance with the Transitional Services Agreement set out in Annex 8J (the "TRANSITIONAL SERVICES AGREEMENT").

     3.13  Indefeasible rights of use ("IRUS") will be granted by ConsumerCo to
DataCo:

          3.13.1 in respect of any cable allocated to DataCo contained in duct allocated to ConsumerCo, in the form set out in Annex8H; and

          3.13.2 in respect of any fibre allocated to DataCo contained in cable allocated to ConsumerCo, in the form set out in Annex8I.

     3.14  IRUs will be granted by DataCo to ConsumerCo:

          3.14.1 in respect of any cable allocated to ConsumerCo contained in duct allocated to DataCo, in the form set out in Annex8H; and

          3.14.2 in respect of any fibre allocated to ConsumerCo contained in cable allocated to DataCo, in the form set out in Annex8I.

     3.15 CWC supports and has developed certain systems for network management, network element management, datafill, work flow management and work force management (the "OSS SYSTEMS"). New licences for OSS Systems used by both ConsumerCo and DataCo will be required by ConsumerCo or DataCo, as the case may be, and any data relating to ConsumerCo or DataCo, as the case may be, will be segregated and copied onto its copy of the relevant system. DataCo will provide transitional services to ConsumerCo for the OSS Systems specified in Appendix A to Schedule TSA 4 of the Transitional Services Agreement pursuant to that agreement.

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     3.16  Each of C&W, CWC and NTL shall co-operate in good faith from 26th
July, 1999 to identify and record any transmission and carriage of telecommunications services over the Core Network ("TELECOMMUNICATIONS SERVICES"), which ConsumerCo will require to be provided by DataCo.

     3.17 Once the Telecommunications Services have been identified in accordance with paragraph 3.16, C&W, CWC and NTL will enter into good faith negotiations to agree as soon as reasonably practicable the terms of an agreement, between DataCo and ConsumerCo (and NTL) for the provision of the Telecommunications Services on commercial terms, charges and service standards which will take effect on the Completion Date and shall be consistent with the relevant provisions, in the Interconnect Agreement.

     3.18 Any charges paid by ConsumerCo to DataCo for the Telecommunications Services shall be deemed to contribute to the Minimum Annual Commitment (as defined in the Interconnect Agreement) in accordance with its terms.

     3.19 In conjunction with the arrangements contemplated under paragraph 3.16, CWC and NTL will agree and implement from 26th July, 1999 a plan for the replacement of the Telecommunications Services with equivalent services provided by or on behalf of NTL. C&W, CWC and NTL will use their respective best endeavours to implement such plan on or before the Completion Date.

4. THIRD PARTY CONTRACTS

     4.1 ALLOCATION OF CONTRACTS: All contracts (including any licences and any customer contracts), which relate exclusively to the ConsumerCo Business will be allocated to ConsumerCo and all contracts (including licences and customer contracts) which relate exclusively to the DataCo Business will be allocated to DataCo. The relevant contracts shall, to the extent necessary, be transferred by ConsumerCo or DataCo as the case may be (the "TRANSFEROR") to the other (the "TRANSFEREE") to reflect such allocation subject to such transfers being dealt with as transfers of assets in accordance with paragraph (h) of Part I of this Schedule. If a third party consent is required in respect of any such transfer, each of C&W, CWC and NTL shall use its best endeavours to obtain such consent and, pending such consent being obtained but subject to such arrangements being dealt with as transfers of assets in accordance with paragraph (h) of Part I of this Schedule:

          (i) the Transferor shall hold the benefit of the contract on trust for the Transferee and shall not seek to terminate or amend the contract without the prior written consent of the Transferee;

          (ii) the Transferee shall hold harmless the Transferor against any liabilities which it incurs in relation to the relevant contract;

          (iii) the Transferor shall account to the Transferee for all monies received by the Transferor in relation to the contract and the Transferor shall, as the Transferee's sub-contractor or agent, perform on behalf of the Transferee all of the Transferor's obligations under the contract; and

          (iv) where the relevant contract is a contract for the supply of goods and/or services to the Transferor and the contract so permits, the Transferor shall make available the relevant goods and/or services to the Transferee on the terms and conditions of the relevant contract.

     4.2 SHARED CUSTOMERS: Without prejudice to paragraphs 4.4 and 4.5, to the extent that a person is a customer of both DataCo and ConsumerCo, each of C&W, CWC and NTL acknowledge and agree that, following the Completion Date, such customer shall be entitled to choose whether to receive services from ConsumerCo and DataCo or to select one of them as its sole supplier and each of them shall, and shall procure that ConsumerCo and DataCo shall, co-operate with each other and the customer in such circumstances in a professional and businesslike manner.

     4.3 SHARED SUPPLIER CONTRACTS: Without prejudice to the provisions in this Agreement relating to the Master Outsourcing Agreement referred to in
Schedule 17, each of C&W, CWC and NTL shall use its best endeavours to ensure that each of ConsumerCo and DataCo continues to enjoy its proportionate share of the benefits, subject to its proportionate share of the burdens, (the "PROPORTIONATE SHARE") under
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any third party contracts for the supply of goods and/or services (including, without limitation, those listed in Annex8K) which are used by both ConsumerCo and DataCo (each a "SHARED SUPPLIER CONTRACT"). Where necessary or appropriate, each of C&W, CWC and NTL shall use its best endeavours to renegotiate the relevant Shared Supplier Contract with the relevant counterparty, failing which, each of ConsumerCo and DataCo shall, to the extent permitted under the relevant Shared Supplier Contract and subject to the application of paragraph (h) of Part I of this Schedule, continue to enjoy and be subject to its Proportionate Share of the relevant Shared Supplier Contract and, if it is not the party to the relevant Shared Supplier Contract, indemnify the other in respect of its proportionate share of the burden of the relevant Shared Supplier Contract.

     4.4 INDIRECT CUSTOMERS: The contracts relating to those residential customers which are indirectly connected to the Core Network (the "INDIRECT CUSTOMERS") will be transferred to ConsumerCo. DataCo will provide services in respect of the Indirect Customers to ConsumerCo under the terms and conditions of the Transitional Services Agreement and the Switchless Reseller Agreement, details of which are set out in Schedule 4 to the Interconnect Agreement. In addition, as soon as reasonably practicable following the date of this agreement, C&W and CWC will allow those employees, secondees or consultants engaged by NTL with respect to the implementation of the Separation to undertake an audit using principles and methodology reasonably acceptable to NTL, to enable NTL to verify the basis upon which contracts relating to customers which are indirectly connected to the Core Network have been allocated as between DataCo and ConsumerCo pursuant to this agreement. If, following such audit, NTL believes that any such contracts which have been allocated to DataCo should be allocated to ConsumerCo, NTL shall notify C&W and CWC accordingly (a "NOTIFICATION") and the parties shall seek to agree whether some or all of those contracts should be reallocated to ConsumerCo accordingly. If the parties are unable to reach agreement within a period of 2 weeks following the Notification, such dispute shall be handled in accordance with paragraph 11 of Part III of this Schedule 8.

     4.5 NON-RESIDENTIAL DIRECT CONNECTIONS: The customer contracts relating to direct connections to the Access Network which are billed to non-residential customers will be allocated to ConsumerCo.

     4.6 CWC SERVICES LIMITED: Each agreement between CWC Services Limited and a DataCo Company shall be novated to a company which will be established by DataCo to contract with third parties as agent on behalf of each DataCo Company ("DATACO SERVICES LIMITED"). Such novation shall be on the basis that, to the extent that the benefit and burden of any contracts entered into by CWC Services Limited on behalf of such DataCo Companies is enjoyed or borne by CWC Services Limited, such benefit and burden shall be transferred to DataCo and C&W shall hold harmless CWC (as trustee for CWC Services Limited) against any liabilities which it incurs in relation to the same.

5. TRANSITIONAL SERVICES

     5.1 DataCo shall provide services to ConsumerCo on the terms and conditions of the Transitional Services Agreement including in relation to the following:

       Central Bureau
       Billing and Collection
       IT Systems
       OSS Systems
       Voicemail
       Internet Service Provider Services

     5.2 Save to the extent otherwise provided in or envisaged by this Agreement or agreed otherwise by C&W and NTL, any agreement by C&W and/or a DataCo Company with CWC and/or any ConsumerCo Company, including (without limitation) the Treasury Services Agreement dated April 1997 between C&W and CWC, shall be terminated with effect from the Completion Date. Notwithstanding the foregoing, NTL may wish ConsumerCo to continue to have the benefit of the Management and Technical Services Agreement between C&W and CWC dated April 1997 and C&W and NTL shall, in such

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circumstances and in the period between 26th July, 1999 and the Completion Date discuss in good faith the basis, if any, on which C&W would be prepared to provide or procure the provision of such benefit.

     5.3 To the extent that, at the Completion Date, ConsumerCo provides to DataCo support or other services, excluding transmission and carriage of telecommunication services, ("OTHER SERVICES") or DataCo provides Other Services to ConsumerCo but, in either case, such Other Services are not provided for under the Transitional Services Agreement, such Other Services shall, at the option of the recipient, continue for a period not exceeding 18 months from the Completion Date, or such other period as may be agreed, substantially on the terms, mutatis mutandis, of the Transitional Services Agreement (but including such limitations on liability as are normal for such a contractual relationship entered into on an arms' length basis) save that, in the absence of any agreed consideration, such Other Services shall be provided at Cost (as defined in the Transitional Services Agreement) together with any Value Added Tax properly chargeable thereon

6. INTELLECTUAL PROPERTY, INTERNAL COMMUNICATIONS AND INFORMATION TECHNOLOGY

  6.1  Intellectual Property

          Subject to the application of paragraph (h) of Part I of this Schedule in respect thereof:

          6.1.1 The trade marks set out in Part I of Annex 8L will be allocated to DataCo. In the event that the ConsumerCo Business uses as at the Separation Point any of the trade marks held by DataCo, including any of those listed in Part I of Annex8L, DataCo shall permit the use of the relevant trade marks under a royalty-free, non-exclusive licence for a term expiring upon the date on which the registration of the relevant trade mark lapses. DataCo shall give reasonable notice to ConsumerCo of its intention to allow any such registration to lapse and, if requested by ConsumerCo, shall assign the relevant trade mark to ConsumerCo for a nominal consideration before such registration lapses.

          6.1.2 The trade marks set out in Part II of Annex 8L will be allocated to ConsumerCo. In the event that DataCo uses as at the Separation Point any trade marks held by ConsumerCo, including any of those listed in
     Part II of Annex8L, ConsumerCo shall permit the use of the relevant trade marks under a royalty-free, non-exclusive licence for a term expiring upon the date on which the registration of the relevant trade mark lapses. ConsumerCo shall give reasonable notice to DataCo of its intention to allow any such registration to lapse and, if requested by DataCo, shall assign the relevant trade mark to DataCo for a nominal consideration before such registration lapses.

          6.1.3 The trade marks set out in Part III of Annex 8L will be transferred by DataCo to ConsumerCo by way of a written assignment.

          6.1.4 The trade mark set out in Part IV of Annex 8L will be transferred by ConsumerCo to DataCo by way of a written assignment.

          6.1.5 To the extent that DataCo or ConsumerCo owns any intellectual property rights which, at the Separation Point, are used exclusively in relation to the other's Business, it shall assign by way of a written assignment all such right, title and interest as it has in such intellectual property rights to the other.

          6.1.6 Where intellectual property rights owned by DataCo or ConsumerCo (the "IPR OWNER") are used by both the ConsumerCo Business and the DataCo Business prior to the Separation Point, the IPR Owner shall grant a non-exclusive, royalty-free, irrevocable, world-wide licence to ConsumerCo or DataCo, as the case may be, (the "NON-OWNER") to use such intellectual property for the purposes of the business of the NTL Group or the DataCo Group (as the case may be). To the extent not specified in this paragraph 6.1.6, such licence shall be on industry standard terms and shall include, in circumstances where the IPR Owner does not take appropriate action within a prescribed period, the right for the Non-Owner to take, or require the IPR Owner to take, such action as is necessary to prevent infringement of such intellectual property (subject to the IPR Owner being

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     indemnified in respect of its reasonable costs incurred as a consequence of the Non-Owner pursuing any such infringement action).

  6.2  Internal Communications

          Appropriate steps shall be taken to ensure that each of ConsumerCo and DataCo has an intranet service equivalent to the CWC intranet (known as "PLANET"). Such steps shall include, without limitation:

          (i) to the extent necessary, obtaining new licences for ConsumerCo or DataCo, as the case may be, in respect of the Planet applications which include: People Directory, Customer Complaints system, Addressable Markets List (AML), Customer Access Capability Tool (CACT), Human Resources Vacancy List, Millennium "Mind the Gap" logging and information database, Unity 3 migration tool and OS Maps;

          (ii) allocating the content of Planet between and, to the extent necessary, granting or obtaining licences in respect of such content to DataCo and ConsumerCo in such a manner that, to the extent necessary, it is accessible to both ConsumerCo and DataCo, subject to appropriate firewall protection; and

          (iii) implementing transitional arrangements to ensure that appropriate support continues to be provided to DataCo and ConsumerCo by the authors of the content of Planet .

     6.3  Information Technology

          The information technology applications set out in Annex 8M are either used solely by the ConsumerCo Business or are used by both the DataCo Business and the ConsumerCo Business and will be dealt with in the manner set out in that Annex.

7. EMPLOYEES

     7.1 Those employees of CWC whose services are devoted exclusively to the ConsumerCo Business will remain employed by CWC. Those employees of CWC whose services are devoted exclusively to the DataCo Business will become employed by DataCo in accordance with paragraph 7.6 below.

     7.2 Employees of CWC who provide services to both the ConsumerCo Business and the DataCo Business will be allocated to ConsumerCo and DataCo by reference to whether they spend more than 50 per cent. of their time in providing services to the ConsumerCo Business or the DataCo Business as the case may be.

     7.3 If any employees cannot be allocated to ConsumerCo or DataCo after applying the criteria set out in paragraphs 7.1, 7.2 and 7.8 then allocation will take place based on:

          (i) the employees' skills, competencies and seniority (based in some cases on their past employment experience in order to determine a fair and equitable mix of skills and competencies between DataCo and ConsumerCo); and

          (ii) the employees' locations and the operational requirements (customer segmentation) of those locations at the Completion Date; and

          (iii) the cost centres to which employees are allocated.

     The allocation tests set out in this paragraph 7.3 may be applied differently to different categories of staff.

     7.4 Employees allocated to ConsumerCo shall remain employed by CWC. Employees allocated to DataCo shall be employed by DataCo in accordance with paragraph 7.6. Any employee who commences employment with CWC after 26th July, 1999 will be allocated upon recruitment to ConsumerCo or DataCo in accordance with the principles and applying the criteria set out in this paragraph 7.

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     7.5  A headcount summary setting out an indicative allocation of the employees of CWC between ConsumerCo and DataCo and shared staff who have yet to be allocated is set out at Annex8N.

     7.6 Those employees who are to become employed by DataCo will be offered employment with DataCo on terms and conditions identical to their current terms and conditions with CWC, save as to the identity of employer and pension benefits. Offers of employment with DataCo will be made to such employees on the basis that they must be accepted, and employment with DataCo shall commence, before the Separation Point.

     7.7 CWC shall commence and conduct consultation in relation to the Transaction in accordance with its obligations under the Trade Union and Labour Relations (Consolidation) Act 1992.

     7.8 Employees who exclusively or predominantly undertake services equivalent to the services to be provided to ConsumerCo by DataCo pursuant to the Transitional Services Agreement will be employed by DataCo.

     7.9 For a period of 6 months from the Completion Date neither NTL, nor any member of the NTL Group, nor C&W nor any member of the C&W Group shall induce or seek to induce or assist any other person to induce or seek to induce any employee of CWC allocated to DataCo or ConsumerCo to become employed or engaged whether as an employee, consultant or otherwise by any of NTL or any member of the NTL Group, in the case of an employee allocated to DataCo, or by C&W or any member of the C&W Group, in the case of an employee allocated to ConsumerCo, whether or not any such employee or consultant would thereby commit any breach of his or her contract of service. Neither the placing of an internal advertisement by CWC prior to the Completion Date for a position in accordance with its normal practice and procedures as at 26th July, 1999 or of an advertisement of a position available to a member of the public generally nor the recruitment of a person through an employment agency shall constitute a breach of this paragraph 7.9 provided that neither C&W nor NTL nor any member of their respective Groups encourages or advises any person including such agency to approach any such person.

     7.10 The board of directors of CWC will exercise its discretion on how to calculate scheme bonus payments under the CWC Phantom Share Option Scheme which will be made subject to Completion (the "SCHEME PAYMENTS"). The Scheme Payments shall be paid on the Completion Date. 50 per cent. of the Scheme Payments payable to each ConsumerCo and DataCo employee shall be payable by C&W and the balance of the Scheme Payments shall be payable by C&W where the recipient is an employee of CWC allocated to DataCo pursuant to this Schedule 8 and by NTL where the recipient is an employee of CWC allocated to ConsumerCo pursuant to this
Schedule 8, provided that where the aggregate Scheme Payments exceed L10 million, C&W shall fund the difference between the amounts payable to recipients who are employees allocated to ConsumerCo under this paragraph 7 and the amounts which would have been payable to such recipients if the aggregate Scheme Payments had been L10 million.

8. LICENCES

8.1  Data Protection Registrations

     The registrations under the Data Protection Act 1984 set out in Parts I and II of Annex 8O relate to ConsumerCo and DataCo respectively.

8.2  Regulatory Licences

          8.2.1  The following licences shall be allocated to ConsumerCo:

             (i) the broadband telecommunications licences set out in Part I of Annex 8P;

             (ii) the Prescribed Diffusion Service Licences set out in Part II of Annex 8P;

             (iii) the Local Delivery Service Licences set out in Part III of Annex 8P; and

             (iv) the licensable programme services licences set out in Part IV of Annex8P.

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          8.2.2  The licences held outside the UK as set out in Part II of Annex
     8Q shall be allocated to DataCo.

          8.2.3 The licences set out in Part I of Annex 8R shall be allocated to ConsumerCo.

          8.2.4 The licences set out in Part II of Annex 8R shall be allocated to DataCo.

          8.2.5 Notice will be given to the Department of Trade and Industry, the Independent Television Commission, OFTEL and the Radiocommunications Agency (as appropriate) of any change in control of, or interest in, any licensee under any of the licences referred to in paragraphs 8.2.1, 8.2.2 and 8.2.3 by the relevant licensees.

     8.3 The Consumer Credit Licences set out in Parts I and II of Annex 8S relate to ConsumerCo and DataCo respectively.

9. INSURANCE

     With effect from the Completion Date, subject as provided below, Pender Insurance Limited ("PENDER") shall cease to insure CWC and ConsumerCo under the policies relating to C&W and its subsidiaries. Pender will retain liability under such policies in respect of any claims relating to any period prior to the Completion Date and made at any time by CWC or ConsumerCo under any such insurance policy with Pender and appropriate steps shall be taken to ensure that CWC and each ConsumerCo Company continue to be insured under the terms of such policies in respect of the period up to such date.

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                                    PART III

                     IMPLEMENTATION AND DISPUTE RESOLUTION

10. IMPLEMENTATION TEAM

     10.1 C&W, CWC and NTL recognise that it is not possible to prescribe at 26th July, 1999 the manner in which the Separation should be implemented in each and every circumstance. Accordingly, immediately following 26th July, 1999, CWC and NTL shall establish a team (the "IMPLEMENTATION TEAM") made up of an equal number of senior representatives from each of CWC and NTL (subject to a maximum of three members each) with due authority to establish and agree detailed procedures for the implementation of the Separation. The Implementation Team shall not be quorate unless two representatives from each of CWC and NTL (or their respective substitutes) are present. A representative of NTL shall act as Chairman of the Implementation Team but shall not have a second or casting vote on any matter.

     10.2 C&W, CWC and NTL shall procure that the Implementation Team shall meet within one week of 26th July, 1999 and thereafter no less than once every two weeks throughout the period prior to the Completion Date (other than where it is agreed that such a periodic meeting is not necessary) and as otherwise reasonably requested by NTL or CWC. The Implementation Team shall meet at such intervals as may be agreed following the Completion Date and following such date all references to CWC in this Part III shall be construed as references to DataCo. The Implementation Team shall agree, and document appropriately, any adjustment or additions to the allocation of assets and liabilities as between DataCo and ConsumerCo set out in Part II:

          (i) subject always to any provisions of this Agreement relating to the conduct of businesses up to Completion, to reflect any acquisition or disposal of assets and/or liabilities by any member of the CWC Group;

          (ii) which are agreed by the Implementation Team as a consequence of such allocation being incomplete, representing a mistake in the application of the principles set out in Part I or Part II of this Schedule or an application of those principles other than in good faith; and

          (iii) to reflect any determination of the Independent Expert in respect of any matter referred to him in accordance with paragraph 11,

     but shall not otherwise be entitled to revise the allocation of assets and liabilities set out in Part II.

     10.3 The Implementation Team shall use its best endeavours in good faith to resolve issues raised in respect of the implementation of the Separation. In so doing it shall:

          (i) act as the first point of reference in the Dispute Resolution procedure set out in paragraph 11 below;

          (ii) procure that any recommendations which it makes are implemented in order to effect the Separation in accordance with this Agreement;

          (iii) ensure that all communications relating to the implementation of the Separation between, inter alia, CWC, NTL and C&W and any suppliers and customers to any of the same and with any employees of CWC are correctly and promptly handled in accordance with agreed procedures; and

          (iv) ensure that, for the purposes of agreeing the requirements of each of ConsumerCo and DataCo to increase the amount of Equipment in any Equipment Area, details of their respective plans for such expansion are disclosed and discussed as soon as reasonably practicable. For these purposes, "EQUIPMENT" and "EQUIPMENT AREA" shall have the meaning set out in the Co-location Agreement.

11. DISPUTE RESOLUTION PROCEDURE

     11.1 Subject to paragraph 11.11, in the event of any dispute or disagreement with respect to the implementation of the Separation, CWC or NTL may call a meeting, such meeting to be held within 5 Business Days of the date of the written notice to the other calling the same (unless otherwise agreed). Each of CWC and NTL shall appoint a senior representative to attend that meeting to resolve the dispute. The representatives shall meet as often as CWC and NTL jointly deem necessary in order to gather and exchange all applicable information with respect to the matter in issue which CWC and NTL believe appropriate and the senior representatives shall negotiate in good faith to that end.

     11.2 In the event that the dispute remains unsolved for a period of 2 weeks despite the good faith efforts of CWC and NTL, the matter shall be referred to the Chief Executive Officers of CWC and NTL (the "CEOS") who shall seek to resolve the matter at issue in good faith as expeditiously as possible.

     11.3 If the CEOs are unable to resolve the dispute within a further period of 2 weeks, the matter shall be referred for determination by an independent expert (the "INDEPENDENT EXPERT") pursuant to the following provisions of this paragraph 11.

     11.4 In circumstances where the dispute is of a predominantly financial nature, the Independent Expert shall be an independent accountant to be appointed by agreement between CWC and NTL or, in default of an agreement within 3 Business Days of the request by CWC and NTL, by the President for the time being of the Institute of Chartered Accountants in England and Wales who shall be requested to appoint an independent accountant as soon as possible following receipt of such request.

     11.5 In circumstances where the dispute is of a predominantly technical nature (or there is a dispute about whether it is predominantly of a financial nature or a technical nature) the Independent Expert shall be appointed by agreement between CWC and NTL or, in default of agreement within 3 Business Days of the request by CWC and NTL, by the Chief Executive for the time being of the Institution of Electrical Engineers who shall be requested to appoint an expert as soon as possible following receipt of such request.

     11.6 Within 5 Business Days of an Independent Expert being appointed pursuant to this paragraph 11, CWC and NTL shall submit to the Independent Expert all such information, data or submissions as may be necessary or may be requested by the Independent Expert to enable the Independent Expert to decide on the matter in question. The Independent Expert shall (as one of the terms of this appointment) be obliged to keep all information provided to him in connection with his appointment confidential.

     11.7 The Independent Expert shall make his decision in writing within 10 Business Days (or such other period as may be agreed between CWC and NTL in writing) and shall submit his decision together with the reasons therefor to CWC and NTL. Save in the case of manifest error, the decision shall be final and binding upon CWC and NTL.

     11.8 In making his decision, the Independent Expert shall be entitled to obtain such independent professional and technical advice as he may reasonably require.

     11.9 If the Independent Expert dies, delays or becomes unwilling or incapable of acting or if for any other reason the President for the time being of the Chartered Institute of Accountants in England and Wales (or, as the case may be, the Chief Executive for the time being of the Institution of Electrical Engineers) thinks fit, he may discharge the Independent Expert and appoint another in his place.

     11.10 The fees and expenses of the Independent Expert shall be borne in such manner as the Independent Expert determines.

     11.11 The provisions of this paragraph 11 shall not apply to any dispute or disagreement relating to the allocation of the assets and liabilities of CWC provided for in Part II of this Schedule 8 save to the extent such dispute relates to whether such allocation is incomplete, represents a mistake in the application of the principles set out in Part I or Part II of this Schedule 8 or an application of those principles other than in good faith.

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                                   SCHEDULE 9

                                    PENSIONS

1. DEFINITIONS AND INTERPRETATION

     "ACTUARY'S LETTER" means the letter from C&W's Actuary to NTL's Actuary, a copy of which is attached as the Annex to this Schedule.

     "C&W'S ACTUARY" means David Donneky of Watson Wyatt, or another actuary appointed by C&W for the purpose of this Schedule.

     "C&W SUPERANNUATION FUND" means the C&W Superannuation Fund governed by a definitive deed dated 1st March 1994 as amended.

     "CONSUMERCO CONSENTING EMPLOYEE" means a ConsumerCo Employee who consents to a transfer of assets being made in respect of him pursuant to the invitation referred to in paragraph 4(3)(1) (other than a Transferring Member).

     "CONSUMERCO EMPLOYEES" means those employees of CWC who remain employees of CWC immediately after Completion.

     "CONSUMERCO SCHEME" means the pension scheme or schemes set up or nominated by CWC for the purposes of paragraph 4.1.

     "C&W CABLECOMMS PLAN" means the Nynex UK Employee Benefit Plan governed by a definitive trust deed dated 12th May, 1992 (as amended).

     "C&W V -- PLAN" means the Videotron Corporation Limited Retirement and Benefits Scheme established by a declaration of trust dated 1st August 1988 (as amended).

     "C&W COMPANY PLAN" means the Cable & Wireless Communications Company Pension Plan established by a declaration of trust dated 1st December 1990 (as amended).

     "CWC SCHEMES" means the C&W Cablecomms Plan, the C&W V -- Plan and the C&W Company Plan.

     "DATACO CONSENTING EMPLOYEE" means a DataCo Employee who consents to a transfer of assets being made in respect of him pursuant to the invitation referred to in paragraph 4(3)(ii).

     "DATACO EMPLOYEES" means those employees of CWC who, prior to Completion, become employees of DataCo in accordance with paragraph 7 of Part II of Schedule 8 to this Agreement.

     "DATACO SCHEME" means the pension scheme or schemes set up or nominated by C&W for the purposes of paragraph 4(1).

     "EMPLOYEE TRANSFER DATE" means the date on which the first transfer of employment of DataCo Employees to DataCo takes place.

     "MEMBERSHIP TRANSFER DATE" means the date 6 months after Completion, or another date agreed by NTL and C&W.

     "NTL'S ACTUARY" means Richard Block of Bacon & Woodrow, or another actuary appointed by NTL for the purpose of this Schedule.

     "PAYMENT DATE" means the date on which payment is due under paragraph 5(6) or any later date agreed by NTL and C&W.

     "TIMING ADJUSTMENT" means in respect of any amount and any period the adjustment described in the Actuary's letter.

     "TRANSFERRING MEMBER" means a ConsumerCo Employee who is a member of the final salary section of the C&W Superannuation Fund and who consents to a transfer of assets being made for him to the ConsumerCo Scheme under paragraph 5(1).

     Any reference to "DataCo" in this Schedule shall be deemed to include reference to the company or companies by which certain employees of CWC become employed in accordance with paragraph 7 of Part II of Schedule 8 to this Agreement.

     Any matter expressed in this Schedule to be an obligation on or undertaking by CWC shall be an obligation on or undertaking by:

          (i) C&W, prior to the transfer of the entire issued share capital of CWC Holdings to NTL pursuant to clauses 8 and 9 of this Agreement; and

          (ii) NTL, after the transfer of the entire issued share capital of CWC Holdings to NTL pursuant to clauses 8 and 9 of this Agreement,

     to procure that CWC shall perform or comply with the obligation or undertaking.

     Any matter expressed in this Schedule to be an obligation on or undertaking by DataCo shall be an obligation on or undertaking by C&W to procure that DataCo shall perform or comply with the obligation or undertaking.

2. CHANGES OF PRINCIPAL EMPLOYER

     (1) CWC will use reasonable endeavours to procure that as soon as practicable after 26th July, 1999 and in any event prior to the Employee Transfer Date CWC will be substituted as principal employer of the C&W V -- Plan in place of Videotron Corporation Ltd.

     (2) C&W will use reasonable endeavours to procure that as soon as practicable after 26th July, 1999 and in any event before Completion its shares in Cable & Wireless (V) Plan Pension Trustees Limited are transferred to CWC.

3. TRANSITIONAL PERIOD OF PARTICIPATION

     The following will apply between 26th July, 1999 and the day before the Membership Transfer Date.

     DATACO EMPLOYEES IN CWC SCHEMES

          (1) Subject to Inland Revenue approval, CWC will use its best endeavours to ensure that DataCo may participate in the CWC Schemes (but only in respect of DataCo Employees who were members of the CWC Scheme in question immediately before the Employee Transfer Date) from the Employee Transfer Date to the day before the Membership Transfer Date. For that purpose DataCo will enter into a deed in the form required by the trustees of the CWC Scheme in question prior to the transfer of HoldCo Shares to CWC Holdings pursuant to clause 6 of this agreement.

          (2) DataCo will contribute to the CWC Schemes at the rate required by the rules of the CWC Scheme in question (together with its share of administrative expenses and life insurance costs) and will remit all employee contributions to the CWC Schemes promptly.

          (3) DataCo authorises CWC to exercise all powers, rights and discretions conferred on DataCo under the Pensions Act 1995 by virtue of its participation in the CWC Schemes and will take any steps required by CWC to give effect to this authorisation.

          (4) CWC will not allow any amendment to be made to the CWC Schemes which would affect the benefits, contributions or eligibility of DataCo Employees, which might increase the amounts payable to the CWC Schemes by DataCo, or which would reduce the amount transferred to the DataCo Scheme.

          (5) CWC will not allow the CWC Schemes to commence winding up without DataCo's consent (not to be unreasonably withheld or delayed).

     CONSUMERCO EMPLOYEES IN THE C&W SUPERANNUATION FUND

          (6) Subject to Inland Revenue approval, C&W will use its best endeavours to ensure that CWC may continue to participate in the C&W Superannuation Fund from the Employee Transfer Date to the day before the Membership Transfer Date (but only in respect of ConsumerCo Employees who were members of the C&W Superannuation Fund immediately before the Employee Transfer Date or become members prior to Completion).

          (7) C&W and CWC will do everything necessary to enable ConsumerCo Employees whose employment is contracted-out by reference to the C&W Superannuation Fund to remain contracted-out by reference to that Fund and cease to be contracted-out by reference to that Fund on the day before the Membership Transfer Date.

          (8) CWC will contribute to the C&W Superannuation Fund:

             (i) at the rate of 11.8% of its participating employees' Pensionable Earnings (inclusive of its share of administrative expenses and risk benefit costs) in respect of ConsumerCo Employees who are members of the final salary section of the Fund; and

             (ii) at the rate required by the rules of the C&W Superannuation Fund (together with 1.5% of its participating employees' Pensionable Earnings in respect of administrative expenses and risk benefit costs) in respect of other ConsumerCo Employees who are members of the Fund;

        and if CWC is required to pay any higher amount to the C&W Superannuation Fund (whether by way of contribution, expenses, indemnification of trustees or otherwise) C&W will immediately reimburse CWC. CWC will remit all employee contributions to the C&W Superannuation Fund (including life cover premiums paid by ConsumerCo Employees who are admitted to the Fund for death benefits only) promptly and will not prevent any employee exercising their flex options in relation to the Fund.

          (9) CWC authorises C&W to exercise all powers, rights and discretions conferred on CWC under the Pensions Act 1995 by virtue of its participation in the C&W Superannuation Fund and will take any steps required by C&W to give effect to this authorisation.

          (10) If the total Final Pensionable Salaries of the ConsumerCo Employees who are members of the final salary section of the C&W Superannuation Fund and who do not become Transferring Members is increased after Completion and before the Membership Transfer Date by a rate which exceeds more than 4% per annum, C&W's Actuary will calculate (for NTL's Actuary to agree), using the assumptions in the Actuary's Letter, the excess of the value of such ConsumerCo Employees' benefits as at the Membership Transfer Date (or earlier date of retirement, death or leaving service adjusted by the Timing Adjustment for the period between that date and the Membership Transfer Date) over the transfer payment that would have been available for all of them described in paragraphs 5(1) and 5(2) of this schedule had they become Transferring Members (but adjusted only to the Membership Transfer Date), and CWC will pay to the C&W Superannuation Fund a contribution equal to this excess adjusted by the Timing Adjustment for the period between the Membership Transfer Date and the date of payment of the contribution.

          (11) C&W will not allow any amendment to be made to the C&W Superannuation Fund which would affect the benefits, contributions or eligibility of ConsumerCo Employees, which might increase the amounts payable to the C&W Superannuation Fund by CWC, or which would reduce the amount transferred to the ConsumerCo Scheme under this Schedule.

          (12) C&W will not allow the C&W Superannuation Fund to commence winding up before the Payment Date or to cease to admit new members before Completion without CWC's consent.

          (13) C&W will ensure that no employer of persons in the description or category of employment to which the C&W Superannuation Fund relates which is under its control goes into liquidation or becomes bankrupt without CWC's consent (not to be unreasonably withheld or delayed).

          (14) C&W undertakes to indemnify CWC against each and every loss, cost and expense arising out of or in connection with any amount (other than an amount due under paragraph 3(8) or 3(10)) treated as a debt due from CWC to the trustees of the C&W Superannuation Fund.

4. THE CONSUMERCO/DATACO SCHEMES

     (1) CWC and C&W will each set up or nominate a pension scheme or schemes by the Membership Transfer Date which will be:

          (i) an exempt approved scheme or schemes or capable of approval as an exempt approved scheme or schemes for the purposes of Chapter I Part XIV of the Income and Corporation Taxes Act 1988; and/or

          (ii) or a group personal pension plan approved or capable of approval for the purposes of Chapter IV Part XIV of the Income and Corporation Taxes Act 1988; and

          (iii) able to accept any contracted-out liabilities of employees whose membership of the C&W Superannuation Fund or a CWC Scheme ends on the Membership Transfer Date.

     (2) CWC will at least 4 weeks before the Membership Transfer Date invite ConsumerCo Employees who are active members of the C&W Superannuation Fund immediately before that date to join the ConsumerCo Scheme on that date. C&W will at least 4 weeks before the Membership Transfer Date invite DataCo Employees who are active members of the CWC Schemes immediately before that date to join the DataCo Scheme on that date.

     (3) C&W and CWC will use all reasonable endeavours to ensure that within 9 weeks after the Membership Transfer Date:

          (i) each such ConsumerCo Employee is invited, in terms approved by both of them (such approval not to be unreasonably withheld), to consent within 4 weeks of the invitation to a transfer of assets being made for him from the C&W Superannuation Fund to the ConsumerCo Scheme; and

          (ii) each such DataCo Employee is invited, in terms approved by both of them (such approval not to be unreasonably withheld), to consent within 4 weeks of the invitation to a transfer of assets being made for him from the CWC Scheme in question to the DataCo Scheme.

     (4) The ConsumerCo Scheme will provide benefits and require employee contributions in respect of each ConsumerCo Employee who was a member of the final salary section of the C&W Superannuation Fund and who becomes a member of the ConsumerCo Scheme pursuant to the invitation referred to in paragraph 4(2) above on a final salary basis which is broadly comparable to the basis on which benefits are now being provided for (and contributions required from) those employees under the C&W Superannuation Fund.

     (5) In respect of each ConsumerCo Employee who was a member of the money purchase section of the C&W Superannuation Fund and who becomes a member of the ConsumerCo Scheme pursuant to the invitation referred to in paragraph 4(2) above, CWC will pay contributions which are no less favourable than those it pays under the C&W Superannuation Fund.

5. TRANSFER PAYMENTS

     (1) C&W will use its best endeavours to ensure that on the Payment Date the trustees of the C&W Superannuation Fund transfer to the ConsumerCo Scheme an amount equal to the value of the benefits payable under the C&W Superannuation Fund, in respect of the Transferring Members' service before Completion calculated as at Completion on the bases set out in the Actuary's Letter.

     (2) The amount referred to in paragraph 5(1) will be adjusted as follows:

          (i) by the Timing Adjustment in respect of the period between Completion and the Payment Date; and

          (ii) by adding an amount equal to the total contributions paid to the C&W Superannuation Fund by and in respect of the Transferring Members between Completion and the Membership Transfer Date; and

          (iii) by deducting 1.5% of Pensionable Earnings (in respect of death in service benefits and administration expenses) for the Transferring Members between Completion and the Membership Transfer Date.

     The amounts under paragraph 5(2)(ii) and 5(2)(iii) will be adjusted by the Timing Adjustment for the period between the date of payment of each sum and the Payment Date.

     (3) The amount referred to under paragraph 5(1) will initially be calculated by C&W's Actuary within 2 months of Completion (or six weeks of receiving the information reasonably required by him to calculate that amount, if later) as if all the ConsumerCo Employees who could become Transferring Members had given the necessary consents to do so, and C&W's Actuary will then submit his calculations to NTL's Actuary for verification. C&W will ensure that NTL's Actuary is supplied within 1 month of Completion with all information reasonably required by NTL's Actuary to enable him to verify C&W's Actuary's calculations. C&W and CWC will ensure that C&W's Actuary and NTL's Actuary are supplied with details of the Transferring Members and any further information reasonably required by them to calculate the amounts referred to in paragraphs 5(1) and 5(2) as soon as reasonably practicable. C&W's Actuary will then calculate the actual amounts referred to under paragraphs 5(1) and 5(2) within two weeks of the date on which he receives those details and submit his calculations to NTL's Actuary for verification. If C&W's Actuary and NTL's Actuary cannot agree on the amount within 4 months of the Membership Transfer Date, either party may require the amount to be determined by an independent actuary, to be nominated by C&W and CWC jointly, or if they cannot agree, by the President of the Institute of Actuaries on application by either party. The independent actuary will act as an expert and not as an arbitrator, and his decision will be final and binding on the parties. His costs will be payable equally by C&W and CWC.

     (4) C&W will use its best endeavours to ensure that on the Payment Date the trustees of the C&W Superannuation Fund transfer to the ConsumerCo Scheme in respect of each ConsumerCo Consenting Employee, and CWC will use its best endeavours to ensure that on the Payment Date the trustees of the CWC Schemes transfer to the DataCo Scheme in respect of each DataCo Consenting Employee, assets representing each such member's account.

     (5) Payments to the ConsumerCo Scheme or DataCo Scheme (as appropriate) are conditional on the Inland Revenue having consented to the making of the payment.

     (6) Payment to the ConsumerCo Scheme or DataCo Scheme (as appropriate) is due on the latest of the following:

          (i) 5 months after the Membership Transfer Date;

          (ii) 7 days after the date when the condition in paragraph 5(5) has been satisfied; and

          (iii) in the case of a transfer under paragraph 5(1), 7 days after the date when the amount to be transferred has been agreed by the parties' actuaries or determined by an independent actuary.

     (7) If the trustees of the C&W Superannuation Fund do not pay the amount calculated and adjusted in accordance with paragraphs 5(1) and 5(2) in full on the Payment Date, C&W will within 28 days after receipt of a written demand from CWC pay to CWC (who will procure the payment of an equal amount to the ConsumerCo Scheme) the amount of the difference (adjusted by the Timing Adjustment for the period between the Payment Date and the date on which payment is actually made).

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

     (8) If, when and to the extent that CWC makes a deduction or deductions (as described in section 592 of the Income and Corporation Taxes Act 1988) when it pays corporation tax because of the payment it makes to the ConsumerCo Scheme described in paragraph 5(7) above, then CWC will pay to C&W an amount in cash equal to the deduction. CWC will use its best endeavours to make the deduction(s) at the earliest opportunity.

6. BENEFITS TO BE PROVIDED BY THE CONSUMERCO/DATACO SCHEME IN RESPECT OF SERVICE UNDER THE C&W SUPERANNUATION FUND/CWC SCHEMES.

     (1) CWC will ensure that the ConsumerCo Scheme provides money purchase benefits in respect of each ConsumerCo Consenting Employee equal in value to the amount transferred in respect of that person pursuant to paragraph 5(4).

     (2) C&W will ensure that the DataCo Scheme provides money purchase benefits in respect of each DataCo Consenting Employee equal in value to the amount transferred in respect of that person pursuant to paragraph 5(4).

     (3) CWC will ensure that the ConsumerCo Scheme provides in respect of each Transferring Member benefits on a final salary basis which C&W's Actuary and NTL's Actuary agree to be equal in value on the bases set out in the Actuary's Letter to the benefits which would have been payable under the C&W Superannuation Fund in respect of the Transferring Member's service before the Membership Transfer Date if he had remained a member of the C&W Superannuation Fund.

7. VOLUNTARY CONTRIBUTIONS

     Nothing previously contained in this Schedule will apply to voluntary contributions or to benefits secured by them. However, C&W and CWC will each use reasonable endeavours to ensure that the assets representing Transferring Members', ConsumerCo Consenting Employees' and DataCo Consenting Employees' voluntary contributions will be transferred to the ConsumerCo Scheme or DataCo Scheme (as appropriate), and each party will ensure that in that event its scheme provides benefits for the members concerned equal in value to the amounts transferred.

8. GENERAL

     To the extent that any payments to be made by a member of the ConsumerCo Group or of the DataCo Group (the "Payor") set out in this Schedule are in excess of such company's contractual obligations, such excess shall either be paid by the Payor in consideration for it being immediately reimbursed in respect thereof by, or be paid forthwith by, C&W (where a DataCo Group company is the Payor) or by NTL (where a ConsumerCo Group Company is the Payor).

                                     ANNEX

                                ACTUARY'S LETTER

Your reference:
Our reference:
20 July 1999
Mr R A Block                                    Watson Wyatt Partners
Bacon & Woodrow                                 Actuaries and Consultants
St Olaf House                                   Terra Firma
London Bridge City                              86 Station Road
London                                          Redhill
SE1 2PE                                         Surrey
                                                RH1 1PL

Dear Mr Block

PROJECT SCEPTRE -- ACTUARY'S LETTER

     This is the Actuary's Letter referred to in Schedule 10 (the Pensions Schedule) to the Transfer Agreement in connection with Project Sceptre. I am writing in my capacity of Cardinal's Actuary to you in your capacity of Nickel's Actuary. Defined terms used in this letter are as set out in the Pensions Schedule, main agreement or as defined in the rules of the Cardinal Superannuation Fund. In this letter I set out the method and actuarial assumptions by which we shall calculate, as at Completion, the transfer amount in respect of the Transferring Members as set out in paragraph 5.1 of the Pensions Schedule.

Calculation method

     An individual transfer value in respect of each Transferring Member will be calculated as the past service reserve at Completion. These calculations will reflect the final salary benefit provisions of the Cardinal Superannuation Fund and each Transferring Member's pensionable service up to and including the day before Completion, calculated in accordance with the actuarial assumptions described below. Benefits will be calculated by reference to the annual rate of pensionable salary on the day before Completion, projected to retirement or earlier date of leaving service in line with the assumptions set out below, with allowance for the timing of future salary awards.

     For the avoidance of doubt the portion of the spouse's pension payable on death in service which is to be included in the transfer amount will be equal to 1/90th of pensionable salary for each year of pensionable service prior to Completion. No allowance will be made for future prospective service in the calculation of ill-health pensions and no element of the lump sum benefit payable on death in service will be included in the transfer amount. No explicit allowance will be made for expenses.

Calculation assumptions

     The main actuarial assumptions to be used are as follows:

     1. Valuation rate of interest: 8.4% per annum compound.

     2. Rate of general salary escalation whilst in service for benefits related to pensionable salary: 5.8% per annum compound. In addition, a salary scale representing age-to-age progression of members' pensionable salary (see Annex to this letter) is adopted.

     3. Rate of increases to pensions in payment: 4.2% per annum compound on the pension in excess of the Guaranteed Minimum Pension (GMP); 3% per annum compound on the post-April 1988 component of the GMP; nil on the pre-April 1988 component of the GMP.

     4. Rate of increases to deferred pensions: 4% per annum compound on the deferred pension. The GMP at leaving is revalued by 5.8% per annum compound.

     5. Demographic assumptions: See Annex.

     The transfer amount will be equal to the value of the past service reserves of the Transferring Members determined at Completion on the method and assumptions summarised above, multiplied by:

                                      3.19
                                      ----
                                       D

where D is the actual yield on the FTSE Actuaries All Share Index (expressed as a percentage) at close of business on, or the relevant working day prior to, the day before Completion.

Timing Adjustment

     The Timing Adjustment to be applied to any amount in respect of any period will be determined by adjusting the amount in proportion to the change during that period of the FTSE Actuaries All Share Total Return Index. For this purpose, the value of the index will be taken at the close of business on each working day before the relevant dates.

                                          Yours sincerely

                                          /s/ DAVID DONNEKY
                                          --------------------------------------
                                          D Donneky
                                          Watson Wyatt Partners

                                          Counter signed to signify agreement.

                                          /s/ RICHARD BLOCK
                                          --------------------------------------
                                          R A Block
                                          Bacon & Woodrow

                            DEMOGRAPHIC ASSUMPTIONS
                 TO BE USED IN CALCULATING THE TRANSFER AMOUNT

     Rates per 1,000 contributors at each specimen age

                                                                 ILL-HEALTH    PROPORTION    AGE-RELATED
                                      WITHDRAWAL    MORTALITY    RETIREMENT     MARRIED      SALARY SCALE
                AGE                   ----------    ---------    ----------    ----------    ------------
MALE CONTRIBUTORS
        25..........................      80            1            --           320            100
        30..........................      70            1            --           665            130
        35..........................      50            1            --           840            154
        40..........................      30            1             1           884            175
        45..........................      30            2             1           904            188
        50..........................      30            4             3           914            188
        55..........................      30            7             6           923            188
        56..........................      --            8             7           924            188
        57..........................      --            9             8           925            188
        58..........................      --           10            10           926            188
        59..........................      --           11            11           927            188
        60..........................      --           --            --           928            188
FEMALE CONTRIBUTORS
        25..........................     146           --            --           256            100
        30..........................     126           --            --           532            122
        35..........................      88            1            --           672            141
        40..........................      56            1             1           707            157
        45..........................      32            1             2           723            157
        50..........................      16            2             4           731            157
        55..........................       6            4            10           738            157
        56..........................       4            4            12           739            157
        57..........................       2            5            14           740            157
        58..........................      --            5            16           741            157
        59..........................      --            6            18           742            157
        60..........................      --           --            --           742            157

CONTRIBUTORS' MORTALITY

Member: Age retirement: PA(80)BAS-2
        Ill-health retirement: PA(80)BAS+3
        Withdrawal with deferred pension: PA(80)BAS-2

Spouse: PA(80)BAS-2

Age difference (husband-wife): 3 years

                                  SCHEDULE 10

                               THE STERLING BONDS

     C&W and CWC undertake to NTL that they will make separate proposals to the holders of CWC's Sterling Bonds of each series (together the "STERLING BOND PROPOSALS") which, if sanctioned by an Extraordinary Resolution of the holders of the Sterling Bonds of such series and becoming fully unconditional, will result in:

          1. C&W (UK) Holdings (or DataCo or Mercury) being substituted in place of CWC as the issuer of the Sterling Bonds of such series;

          2. the Sterling Bonds of such series being guaranteed by C&W;

          3. certain events of default and other consequential modifications (including the removal of the negative pledge) conforming to C&W's existing eurobond documentation being introduced but otherwise the provisions of the Trust Deed constituting, and the Terms and Conditions of, the Sterling Bonds of such series remaining the same as those presently applying to the Sterling Bonds of such series but applying to the DataCo Group instead of the CWC Group; and

          4. a right of redemption for the Issuer at a price calculated as set out below in the event that 80% or more of the Sterling Bonds of each series are redeemed or purchased.

     The Sterling Bond Proposals will be conditional (inter alia) on:

          (i) the Luxembourg Stock Exchange agreeing to admit the DataCo Bonds to listing and such agreement not being withdrawn prior to the time when condition (ii) below is satisfied; and

          (ii) Completion (other than to the extent it relates to the refinancing of the Sterling Bonds).

     C&W will convene a meeting of CWC's Sterling Bonds of each series on or before the date of the Court hearing to consider and, if approved, adopt the Sterling Bond Proposals conditionally upon the matters referred to above. C&W undertakes to take such action and do such things as may be necessary to implement the Sterling Bond Proposals including, without limitation, making all appropriate filings at the Luxembourg Stock Exchange.

     Implementation of the Transaction will not be dependent upon approval by holders of CWC's Sterling Bonds of either series of the relevant Sterling Bond Proposals. The Sterling Bond Proposals will not be conditional on each other.

     C&W undertakes to NTL (which undertaking will be reaffirmed in the Sterling Bond Proposals) that, if either of the Sterling Bond Proposals becomes unconditional and is implemented, it will, within two months thereafter, provide the holders of CWC's Sterling Bonds of the relevant series with an opportunity (in addition to their put rights) to realise their investment by selling their Bonds to C&W or a subsidiary of C&W for cash at the higher of par and the sale price at which the gross redemption yield thereon would be 10 basis points above the then gross redemption yield on the relevant reference gilt referred to in Condition 6.4.2(b) thereof. The Sterling Bond Proposals will contain a timetable for C&W's offer.

                                  SCHEDULE 11

            THE CWC HOLDINGS PUT OPTION AND CWC HOLDINGS CALL OPTION

     "CALL EXERCISE NOTICE" means a notice substantially in the form of Annex 1 to this Schedule;

     "EXERCISE DATE" means the date on which either C&W or NTL serves an Exercise Notice in accordance with the provisions of this Schedule;

     "EXERCISE NOTICE" means a Call Exercise Notice or a Put Exercise Notice (as the case may be);

     "OPTION" means either or both of the CWC Holdings Call Option and the CWC Holdings Put Option (as the context may require);

     "PUT EXERCISE NOTICE" means a notice substantially in the form of Annex 2 to this Schedule.

                                     PART A

     (1) NTL may exercise the CWC Holdings Call Option by serving a Call Exercise Notice on C&W within 10 Business Days after the CWC Holdings Capital Reduction becomes effective (including the Second Holdco Sale and the C&W (UK) Holdings Share Issue).

     (2) C&W may exercise the CWC Holdings Put Option by serving a Put Exercise Notice on NTL within 10 Business Days after the period in paragraph (1) expires.

     (3) An Option may only be exercised in respect of all (and not some only) of the CWC Holdings Shares held by C&W as contemplated by this agreement.

     (4) If an Option is not duly exercised within the relevant period specified in this Schedule it shall (unless the parties otherwise agree) cease to be exercisable and shall lapse.

                                     PART B

     (1) Completion of any sale and purchase of the CWC Holdings Shares owned by C&W following the exercise of an Option shall, subject to the satisfaction of the Closing Conditions, take place at the offices of Skadden Arps in New York at 10:00 a.m. on the date which is the third Business Day (or such earlier date as NTL and C&W may agree or such later date, on which the Closing Conditions are satisfied or waived) after the date of service of the relevant Exercise Notice.

     (2) At that time C&W shall procure the delivery to NTL of:

          (a) a duly executed transfer or transfers in respect of the CWC Holdings Shares owned by C&W in favour of NTL or such person or persons as NTL may direct;

          (b) the share certificate(s) representing the CWC Holdings Shares owned by C&W (or an express indemnity in a form satisfactory to NTL in the case of any found to be missing); and

          (c) such other documents as may be necessary to enable NTL or its nominee(s) to obtain a good title to the CWC Holdings Shares owned by C&W.

     (3) Against delivery of the documents referred to in paragraph (2) above, NTL shall issue and allot, credited as fully paid, New NTL Common Stock and pay cash to C&W in the respective number and amount required by clause 8(5) of this agreement.

     (4) At that time NTL shall procure the delivery to C&W of the share certificate(s) representing the New NTL Common Stock.

                                    ANNEX 1

                          FORM OF CALL EXERCISE NOTICE

To: C&W

[Date]

Dear Sirs,

     We refer to the restated Transaction Agreement dated as of 26th July, 1999 made between C&W, NTL and others and in particular to the CWC Holdings Call Option granted by you to us under clause 8 (1) of that agreement.

     We hereby give notice under and pursuant to Schedule 11, Part A, paragraph 1 of the Transaction Agreement that we exercise the Call Option granted by you to us in respect of all the CWC Holdings Shares held by C&W.

                                          Yours faithfully,

                                          For and on behalf of
                                          NTL

                                    ANNEX 2

                          FORM OF PUT EXERCISE NOTICE

To: NTL

[Date]

Dear Sirs,

     We refer to the restated Transaction Agreement dated as of 26th July, 1999 made between C&W, NTL and others and in particular to the CWC Holdings Put Option granted by you to us under clause 8(1) of that agreement.

     We hereby give you notice under and pursuant to Schedule 11, Part A, paragraph 2 of the Transaction Agreement that we exercise the CWC Holdings Put Option granted by you to us in respect of all the CWC Holdings Shares held by C&W.

                                          Yours faithfully,

                                          For and on behalf of
                                          C&W

                                  SCHEDULE 12

                            (INTENTIONALLY OMITTED)

                                  SCHEDULE 13

                            (INTENTIONALLY OMITTED)

                                  SCHEDULE 14

                  (INCLUDED AS ANNEX G TO THE PROXY STATEMENT)

                                  SCHEDULE 15

                                     PART A

                    THE HOLDCO/CWC HOLDINGS SALE PRINCIPLES

     (1) The agreement for the sale by CWC and purchase by CWC Holdings of the Holdco Shares shall be entered into following the Scheme of Arrangement becoming effective, with completion occurring simultaneously. On completion CWC shall procure:

          (a) the delivery to CWC Holdings of:

             (i) duly executed transfers of the Holdco Shares in favour of CWC Holdings or as it may direct;

             (ii) share certificate(s) representing the Holdco Shares (or an express indemnity in a form satisfactory to CWC Holdings in the case of any found to be missing);

             (iii) the certificate of incorporation, common seal, minute books, statutory registers and share certificate book of Caxton, Theobald and (to the extent requested by CWC Holdings) each member of the DataCo Group;

             (iv) duly executed transfers of each share in a member of the DataCo Group as is not registered in the name of the Holdcos or another member of the DataCo Group in favour of CWC Holdings or as it may direct together with the relevant share certificate(s); and

          (b) that a board meeting of Caxton is held at which it shall be resolved that the transfers referred to in paragraph (a) (subject only to their being duly stamped or adjudicated not chargeable to stamp duty) are approved for registration.

     (2) The consideration payable by CWC Holdings to CWC for the sale of the Holdco Shares shall be L409,835,750, such sum to be payable on or after completion of the First Holdco Sale on the demand of CWC and not to bear interest, subject to Schedule 19.

                                     PART B

                  THE HOLDCO/C&W (UK) HOLDINGS SALE PRINCIPLES

     (1) The agreement for the transfer by CWC Holdings and acquisition by C&W
(UK) Holdings of the Holdco Shares shall be entered into upon the implementation of the CWC Holdings Capital Reduction, with completion occurring simultaneously. On completion CWC Holdings shall procure:

          (a) the delivery to C&W (UK) Holdings of:

             (i) duly executed transfers of the Holdco Shares in favour of C&W
        (UK) Holdings or as it may direct;

             (ii) share certificate(s) representing the Holdco Shares (or an express indemnity in a form satisfactory to C&W (UK) Holdings in the case of any found to be missing);

             (iii) the certificate of incorporation, common seal, minute books, statutory registers and share certificate book of Caxton, Theobald and each member of the DataCo Group;

             (iv) duly executed transfers of each share in a member of the DataCo Group as is not registered in the name of the Holdcos or another member of the DataCo Group in favour of C&W (UK) Holdings or as it may direct together with the relevant share certificate(s); and

          (b) that a board meeting of Caxton is held at which it shall be resolved that the transfers referred to in paragraph (a) (subject only to their being duly stamped or adjudicated not chargeable to stamp duty) are approved for registration.

     (2) C&W (UK) Holdings shall issue new C&W (UK) Holdings Shares credited as fully paid to the shareholders of CWC Holdings on the basis of one C&W (UK) Holdings Share for every one new CWC Holdings Share held in satisfaction of the repayment of the amount of CWC Holdings share capital being cancelled (subject to Schedule 19).

                                  SCHEDULE 16

                               SEQUENCE OF EVENTS

INDICATIVE TIMETABLE                                STEP

D DAY MINUS a..............  Transaction Agreement signed Press Announcement released

D DAY MINUS b..............  All UK tax clearances to have been obtained

D DAY MINUS c..............  (1) Caxton formed as subsidiary of CWC
                             (2) Theobald formed as subsidiary of Caxton
                             (3) C&W (UK) Holdings formed as subsidiary of CWC
                             (4) CWC Holdings formed (the subscribers being shareholders of CWC)

D DAY MINUS d..............  IRS tax clearance obtained

D DAY MINUS e..............  (1) CWC becomes registered as sole member of
                             Mercury and transfers Mercury to Caxton in exchange for issue of shares to CWC
                             (2) Following registration of transfer of Mercury's shares, Caxton transfers one Mercury share to Theobald as nominee for Caxton.

BY D-28....................  Documents lodged with LSE

BY D-14....................  CWC initiates Court proceedings

BY D-2.....................  (1) 48 hour documents lodged with LSE
                             (2) Court order obtained to convene CWC Court
                             Meeting
                             (3) CWC obtains appropriate waivers from its bankers of events of default which would otherwise arise as a result of certain steps of the Transaction

D DAY......................  (1) All Pre-Conditions satisfied or waived
                             (2) Companies' shareholder documents posted

BY D+23....................  (1) EGM and Court Meeting of CWC
                             (2) CWC petition and ancillary documents to sanction Scheme issued
                             (3) EGM of C&W

D+25.......................  Mix and Match Election forms despatched, whereby shareholders of CWC Holdings may elect to receive extra new NTL Common Stock/cash

D+30.......................  (1) CWC Scheme documents (including appropriate evidence of CWC's solvency) checked in Court chambers
                             (2) EGM of NTL to approve the NTL Subscription Agreement

D+33.......................  Court order obtained for directions re: creditors and advertisement for hearing of petition NTL

D+35.......................  Advertisement of hearing of CWC petition published in national newspaper (N.B. If any Condition (other than Condition 7) not satisfied before the hearing date, subsequent events will be delayed and it may be necessary to advertise the date of any adjourned Court hearing of the petition.)

D+51.......................  EGM of NTL to approve the issue of New NTL Common
                             Stock pursuant to the Transaction (N.B. If any Pre-Conditions which have become Conditions pursuant to clause 3(11) have not been satisfied or waived by this date, the NTL Shareholders' meeting shall be adjourned until they have been satisfied or waived, unless NTL otherwise determines.)

D+58.......................  EGM of CWC Holdings to reduce capital and adopt new articles

D+59.......................  CWC Holdings petition and ancillary documents to confirm reduction issued

D+66.......................  CWC Holdings Court Order obtained re: creditors and advertisement of hearing of petition

D+69.......................  (1) All Conditions other than Condition 7 satisfied or waived (N.B. If any Condition (other than Condition 7) not satisfied before the hearing date, subsequent events will be delayed and it may be necessary to advertise the date of any adjourned Court hearing of the petition.)
                             (2) Court hearing of petition to sanction Scheme and Court order obtained
                             (3) Advertisement of hearing of CWC Holdings petition published in national newspaper

D+70.......................  Issue 30 day redemption notice to Yankee
                             Bondholders

D+71.......................  (1) Scheme Court order filed -- SCHEME BECOMES
                             EFFECTIVE and CWC converts from plc to private company status
                             (2) CWC allots shares to CWC Holdings
                             (3) CWC Holdings allots shares to former CWC shareholders
                             (4) CWC files an election to be treated as a disregarded entity for US federal income tax purposes effective as of this date

D+73.......................  (1) C&W lends, and CWC borrows, the Second C&W
                             Advance
                             (2) CWC deposits relevant redemption monies with Trustee of Yankee Bonds
                             (3) CWC notifies Agent Bank of prepayment of advances on D+86 (NB. Waiver and at least 5 business days' notice required)
                             (4) Execution of agreement to transfer Caxton from CWC to CWC Holdings
                             (5) Completion of transfer of Caxton from CWC to CWC Holdings. If applicable, the Assumed Facility is assumed by CWC Holdings

D+74.......................  (1) C&W lends, and Mercury borrows, the First C&W
                             Advance
                             (2) Mercury, having become unlimited and cancelled its capital redemption reserve, files an election to be treated as a disregarded entity for US federal income tax purposes effective as of this date
                             (3) Mercury pays a dividend of the First C&W
                             Advance to Caxton and Caxton pays dividend of equal amount to CWC Holdings
                             (4) C&W (UK) Holdings transferred by CWC to C&W at nominal value

D+78.......................  (1) Court hearing of petition to confirm CWC
                             Holdings Capital Reduction
                             (2) Last date for receipt of Mix and Match elections

D+80.......................  (1) Reduction of capital of CWC Holdings effective
                             (2) CWC Holdings transfers Caxton to C&W (UK) Holdings; if applicable, the Assumed Facility is assumed by C&W (UK) Holdings; C&W (UK) Holdings issues shares pro rata to CWC Holdings shareholders
                             (3) NTL Holdings merges with NTL

D+82.......................  Change of accounting reference date of CWC Holdings
                             (if required)

D+83.......................  CWC Holdings Call Option exercised

D+86 (COMPLETION DATE).....  (1) All Closing Conditions satisfied or waived
                             (2) France Telecom acquires NTL stock for cash pursuant to the NTL Subscription Agreement
                             (3) Completion of CWC Holdings call option -- NTL acquires C&W's shares in CWC Holdings in exchange for an allotment of new NTL Common Stock and cash
                             (4) Pursuant to C&W (UK) Holdings Tag Along Rights, C&W acquires shares of C&W (UK) Holdings held by Minority Shareholders in exchange for an allotment of C&W Shares
                             (5) Pursuant to CWC Holdings Tag Along Rights, NTL acquires shares of CWC Holdings (other than those held by C&W) in exchange for an allotment of New NTL Common Stock and cash
                             (6) CWC Holdings/CWC's debt refinanced
                             (7) If the Sterling bondholders agree, CWC pays DataCo the market value of the Sterling Bonds to assume Sterling Bonds (if Sterling bondholders do not agree, Sterling Bonds remain in CWC) (see
                             Schedule 19)

                                  SCHEDULE 17

                                  IBM CONTRACT

MASTER AGREEMENT FOR THE PROVISION OF IT OUTSOURCING SERVICES

     In this Schedule 17, the following phrases shall have the following meanings:

     "AMOA" means the amended Master Outsourcing Agreement agreed between ConsumerCo and IBM pursuant to paragraph 3(a) below.

     "BREAK FEES" means any payments, break fees and/or termination charges of any kind payable to IBM (as defined below) as a consequence of termination by CWC Services (as defined below) of the Master Outsourcing Agreement (as defined below) or the AMOA including, without limitation, such fees and/or charges payable pursuant to clause 4.7 and 26.7 and Schedule 6 of the Master Outsourcing Agreement or the equivalent clause of the AMOA;

     "REDUNDANCY COSTS" means any and all costs and/or expenses arising out of or relating to the termination of the employment of any employees transferred to ConsumerCo from IBM following the termination of the Master Outsourcing Agreement or the AMOA, as the case may be.

          (1) At the date hereof, pursuant to a master agreement for the provision of outsourcing services dated 21st August, 1998 between CWC Services Limited ("CWC SERVICES") and IBM United Kingdom Limited ("IBM") (the "MASTER OUTSOURCING AGREEMENT"), the ConsumerCo Business and the DataCo Business are recipients of the Services (as defined in the Master Outsourcing Agreement). For the purposes of this Schedule 17, services equivalent to the Services currently provided by IBM to the DataCo Business shall be referred to as "DATACO SERVICES" and services equivalent to the Services currently provided by IBM to the ConsumerCo Business shall be referred to as "CONSUMERCO SERVICES". It is acknowledged that DataCo Services and ConsumerCo Services are not mutually exclusive.

          (2) It is the intention of NTL and C&W that the ConsumerCo Business and the DataCo Business will continue to receive the Services from IBM with effect from Completion. It is acknowledged and agreed that, notwithstanding Completion, the Master Outsourcing Agreement will, in accordance with its terms, remain with CWC Services. However, it is recognised that the Scope of the Master Outsourcing Agreement (as defined therein) will require to be amended in accordance with clause 19 of that Agreement (Change Control) and the Baselines re-set in accordance with the provisions of Schedule 6 of the Master Outsourcing Agreement to take account of the fact that the services to be provided thereunder will no longer encompass the DataCo Services (the "AMENDMENT"). It is recognised that upon Completion, DataCo will require provision of the DataCo Services by IBM and ConsumerCo will require provision of the ConsumerCo Services by IBM. It is acknowledged that DataCo Services and ConsumerCo Services are not mutually exclusive.

          (3) C&W shall procure, to the extent that IBM is prepared to do so, that DataCo will enter into a new outsourcing agreement with IBM on terms equivalent in all material respects to those of the Master Outsourcing Agreement (including, without limitation, those relating to its term) in respect of services equivalent to the DataCo Services (the "NEW OUTSOURCING AGREEMENT").

          Both DataCo and ConsumerCo wish to continue to benefit from the economies of scale and other benefits which the DataCo Business and the ConsumerCo Business respectively currently receive under the Master Outsourcing Agreement. Accordingly, C&W (on behalf of DataCo) and NTL (on behalf of ConsumerCo) undertake and agree with each other to use their respective reasonable endeavours to negotiate with IBM:

             (a) to agree the Amendment to the Master Outsourcing Agreement;

             (b) to agree the New Outsourcing Agreement; and

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             (c) to ensure a fair and equitable allocation of any additional costs and expenses arising therefrom between each of DataCo and ConsumerCo in accordance with the principles in Part I and Part II of
        Schedule 8.

          (4) C&W undertakes and agrees with NTL to give IBM the opportunity with effect from Completion to tender for the provision of outsourcing services in respect of its European operations.

          (5) NTL undertakes and agrees with C&W to give IBM the opportunity with effect from Completion to tender for the provision of services equivalent to the Services in respect of those businesses which will be comprised within ConsumerCo, but which currently are not part of the CWC Group and, accordingly, fall outside the Scope of the Master Outsourcing Agreement.

          (6) Until such time as both ConsumerCo agrees the AMOA and DataCo agrees the New Outsourcing Agreement pursuant to paragraph (3) above, the benefit and burden of the Master Outsourcing Agreement shall be dealt with in accordance with the principles in Part I and Part II of Schedule 8 (Shared Supplier Contracts) except to the extent otherwise provided in this
     Schedule 17.

          (7) Each of C&W and NTL agree to procure that DataCo and ConsumerCo, respectively, shall from Completion covenant to each other as follows:

             (a) NTL shall procure that ConsumerCo shall until 2nd September, 2003 (the "FIRST BREAK DATE") continue to take the ConsumerCo Services under the Master Outsourcing Agreement or the AMOA, as the case may be, provided that nothing in this clause shall prevent ConsumerCo from terminating the Master Outsourcing Agreement or part thereof pursuant to clause 26 of the Master Outsourcing Agreement(termination for breach by IBM or insolvency of, or change in control of IBM; termination in circumstances where any damages recovered or recoverable from IBM by CWC Services equal or exceed the liability cap of the corresponding clause of the AMOA) or otherwise for breach of the then applicable contract.

             (b) C&W undertakes to NTL that DataCo shall pay to ConsumerCo or, at NTL's direction, to IBM, all amounts expressed in this Schedule to be the responsibility of DataCo.

             (c) Subject to paragraph 7(f) of this Schedule, NTL and C&W have agreed the following division of costs in the event that ConsumerCo terminates the Master Outsourcing Agreement or the AMOA (as the case may be) for any reason with effect from the First Break Date:

                (i) Break Fees: ConsumerCo shall be responsible for L14.5 million of Break Fees and DataCo shall be responsible for the balance of such Break Fees (expected to be L30.5 million);

                (ii) Redundancy Costs: ConsumerCo shall be responsible for L3 million of Redundancy Costs with DataCo responsible for the balance (expected to be L7 million);

             (d) Subject to paragraph 7(f) of this Schedule, NTL and C&W have agreed the following division of costs in the event that ConsumerCo terminates the Master Outsourcing Agreement or the AMOA (as the case may be) for any reason with effect from a break date after the First Break
        Date: ConsumerCo will be responsible for 14.5/45ths of the Break Fees and DataCo will be responsible for the balance of such Break Fees; ConsumerCo will be responsible as to 100% in respect of the Redundancy Costs.

             (e) At Completion, the asset entries in CWC Services' books in respect of "IT Commitment Fee", "Deferred Systems Charge" and "External Transaction Costs" shall be reduced in amount by 50% each and C&W shall procure that DataCo will make a corresponding asset entry in its books equal to the reduction. In aggregate, the asset value ascribed in CWC Services' books to the "IT Commitment Fee", "Deferred Systems Charge" and " External Transactions Costs" is expected to be about L225m just prior to Completion.

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             (f) DataCo shall not be responsible for Break Costs to the extent that such Break Costs are agreed to be payable as a result of the Amendment and represent an increase in Break Costs over the Break Costs that would have been payable had the Amendment not been made.

             (g) From Completion, NTL shall procure that ConsumerCo shall use reasonable endeavours to comply with the terms of the Master Outsourcing Agreement and the AMOA, in each case during the period prior to the New Outsourcing Agreement coming into effect.

          (8) To the extent that ConsumerCo is obliged to acquire any assets upon termination of the Master Outsourcing Agreement or the AMOA (provided only to the extent that such obligation (if any) is no greater in the AMOA than in the Master Outsourcing Agreement) then:

             (a) upon any termination on the First Break Date ConsumerCo may either choose to acquire such assets for itself and shall pay for them or may decline to acquire such assets in which case DataCo shall be responsible for promptly discharging such obligation to pay IBM but, in consideration of so doing, DataCo shall acquire the assets; and

             (b) upon any termination subsequent to the First Break Date, ConsumerCo and DataCo shall bear the costs of such obligation in a fair and equitable allocation in accordance with the provisions of Parts I and II of Schedule 8 and shall acquire the relevant assets accordingly.

          (9) To the extent that any payments to be made by a member of the ConsumerCo Group or of the DataCo Group (the "PAYOR") set out in this Schedule are in excess of such company's contractual obligations, such excess shall either be paid by the Payor in consideration for it being immediately reimbursed in respect thereof by, or be forthwith paid by, C&W (where a DataCo Group Company is the Payor) or NTL (where a ConsumerCo Group Company is the Payor).

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                                  SCHEDULE 18

                             INTERCONNECT AGREEMENT

                            (INTENTIONALLY OMITTED)

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                                  SCHEDULE 19

                                    NET DEBT

                                     PART A

                                   STRUCTURE

     CWC and C&W shall procure that the following events shall occur prior to Completion in the following order:

          1. CWC shall transfer all the issued share capital of Mercury to Caxton in consideration of the issue of shares by Caxton to CWC, Caxton will be entered on the register as the owner of all the issued share capital of Mercury and Caxton will transfer one DataCo Share to Theobald as nominee for Caxton.

          2. C&W shall procure that Mercury becomes an unlimited company.

          3. CWC shall as authorised by the Scheme of Arrangement transfer Caxton to CWC Holdings for book value (approximately L410m) left outstanding, payable on demand and interest free subject as set out in paragraph 8 below.

          4. C&W shall lend to Mercury an amount equal to the DataCo Assumed Debt less the borrowings under the DataCo Finance Leases and the DataCo Facilities (the "FIRST C&W ADVANCE").

          5. C&W shall procure that Mercury cancels sufficient of its capital redemption reserve to create distributable reserves (together with its existing distributable reserves of currently approximately L450m) equal to the First C&W Advance or (if less) all of its capital redemption reserve and the existing distributable reserves (together the "RESERVES").

          6. C&W shall subject to paragraph 8 below procure that Mercury pays a dividend equal to the lesser of the First C&W Advance and the Reserves to the Holdcos.

          7. C&W shall subject to paragraph 8 below ensure that Caxton pays a dividend to CWC Holdings equal (in aggregate) to the lesser of the First C&W Advance and the Reserves.

          8. If the First C&W Advance would (in accordance with paragraph 4 and ignoring the last sentence of this paragraph 8) exceed the amount of the Reserves, or to the extent that payment of the dividends referred to in paragraphs 6 and 7 would in the opinion of such directors acting in good faith and having taken independent advice, be in breach of the fiduciary duties of the directors of Mercury or Caxton, or if C&W so elects, CWC and C&W shall, and C&W shall procure that CWC Holdings shall, use their respective best endeavours to procure that an amount equal to the DataCo Assumed Debt less the Borrowings under the DataCo Finance Leases and the DataCo Facilities less the amount of any dividend received by CWC Holdings pursuant to paragraph 7 above (the "EXCESS") shall, subject to it not giving rise to a breach of contract or termination event however described, be assumed by CWC Holdings, by CWC Holdings agreeing to have that amount of the Bank Facility or any replacement or other facility made available to CWC by C&W assigned to and novated with CWC Holdings (the "ASSUMED FACILITY"), such amount to be treated as part of the consideration (if the amount is less than the book value of Caxton) and as the consideration (if the amount is more than the book value of Caxton) for the transfer of Caxton to CWC Holdings PROVIDED THAT the Inland Revenue have not indicated (other than an indication which has subsequently been withdrawn or superseded) that they are most unlikely to regard any subsequent novation of the Assumed Facility to C&W (UK) Holdings as being the taking over by C&W (UK) Holdings of the whole or part of the liabilities of the business of CWC Holdings for the purposes of s139 (1) (c) TCGA 1992. In that event, the First C&W Advance shall not include an amount equal to the Excess.

          9. If step 8 cannot be effected for any reason (including any failure to obtain any necessary tax clearance including the Inland Revenue indication mentioned in paragraph 8 above or third party

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     consents not only to such novation but also to the subsequent novation of the Assumed Facility to C&W (UK) Holdings as described in paragraph 4 of Part C of this Schedule 19) or if the amount of the Assumed Facility is less than the Excess, C&W will subscribe deferred shares in CWC or CWC Holdings having no voting or income and nominal capital rights for an amount equal to the Excess (less the amount of any Assumed Facility to be novated to CWC Holdings) and will upon Completion sell such shares to NTL for L1 (in aggregate) provided that such subscription will not otherwise prevent satisfaction of any of the Pre-Conditions, the Conditions or the Closing Conditions. If C&W subscribes for deferred shares in CWC Holdings, such subscription shall take place after the CWC Holdings Capital Reduction has become effective.

                                     PART B

                     ALLOCATION AND REFINANCING OF NET DEBT

     1. The CWC Net Debt shall be allocated between DataCo and ConsumerCo in accordance with the provisions of this Schedule.

     2. (a) ConsumerCo shall be allocated Net Debt at Completion equal to the NTL Assumed CWC Debt (for this purpose being solely net of Cash Deposited in the ConsumerCo Group).

          (b) DataCo shall be allocated Net Debt at Completion equal to CWC Net Debt less the NTL Assumed CWC Debt.

          (c) All Borrowings between the DataCo Group and the ConsumerCo Group shall be repaid immediately prior to Completion (including all amounts outstanding between each such Group as a result of the Separation including (without limitation) any Group Relief Payment).

          (d) The amount attributable to the Sterling Bonds shall be their market value if paragraph 2 of Part C of this Schedule applies.

     3. The CWC Net Debt shall be refinanced as follows:

          (a) The Sterling Bonds shall be refinanced as described in Schedule
     10. DataCo will assume this refinancing obligation to the extent that the Sterling Bondholders agree and the Sterling Bond Proposals otherwise become unconditional. To the extent that they do not, the Sterling Bonds will remain with ConsumerCo.

          (b) DataCo will retain the DataCo Finance Leases and ConsumerCo will retain the ConsumerCo Finance Leases.

          (c) DataCo will retain the DataCo Facilities and ConsumerCo will retain the ConsumerCo Facilities.

          (d) DataCo will retain the DataCo Financial Instruments and ConsumerCo will terminate the ConsumerCo Financial Instruments with effect from not later than Completion. If any such financial instruments are unwound or terminated, any costs of such unwinding or termination shall be borne by the party assuming that particular instrument. Any aggregate negative value of the ConsumerCo Financial Instruments (after allowing for positive values) shall reduce the NTL Assumed CWC Debt or any positive value (after allowing for negative values) shall be added to the NTL Assumed CWC Debt for the purposes of paragraph 2(a) above and of this Schedule 19, and the Net Debt allocated to DataCo pursuant to paragraph 2(b) above and this
     Schedule 19 shall be adjusted accordingly. To avoid double counting no sums arising from unwinding or terminating any such Financial Instrument (and taken into account as described in this paragraph 3(d)) shall be taken into account in determining Cash Deposited or Borrowings.

          (e) The Yankee Bonds and the Bank Facility and any replacement or other facility made by C&W to CWC shall be refinanced as described in Part C of this Schedule.

     4. At the election of C&W to be made prior to the First C&W Advance by notice in writing to NTL, the EIB Loan will either be assumed by DataCo or be repaid at or prior to Completion.

     5. For the purposes of the definition of "Borrowings" in Schedule 3, notwithstanding any provision in that definition to the contrary, any payments which fall to be paid at or after Completion under any of the ConsumerCo Finance Leases or the ConsumerCo Facilities as a result of the same being terminated by the lender or lessor as a result of the Transaction or Completion (or by the borrower or lessee prior to Completion in order to avoid a termination event arising) shall be deemed to be a Borrowing of ConsumerCo at Completion and shall therefore be included within the calculation of NTL Assumed CWC Debt.

                                     PART C

                                 IMPLEMENTATION

     1. On or before Completion, C&W will lend CWC sufficient funds by one or more loans (together the "SECOND C&W ADVANCE") interest free and repayable on or after Completion which together with the dividend (paid by Caxton to CWC Holdings as described in paragraph 7 of Part A of this Schedule which will be lent interest free by CWC Holdings to CWC for the purpose) and any subscription proceeds pursuant to paragraph 9 of Part A of this Schedule will enable CWC to prepay or repay on or before Completion (which CWC shall do, except to the extent otherwise envisaged by this Schedule 19):

          (a) the Sterling Bonds (if paragraph 2 below applies and which, for these purposes, shall be deemed to have a value equal to their market value);

          (b) the Yankee Bonds;

          (c) the Bank Facility and any replacement or other facility made by C&W to CWC (to the extent not assumed by CWC Holdings);

          (d) the EIB Loan (which, for these purposes, shall be deemed to have a value equal to the market value of the EIB Loan, if DataCo is to assume such loan);

          (e) any other Borrowings by ConsumerCo other than the ConsumerCo Finance Leases (unless they have to be repaid on or prior to Completion, but only to the extent not cash collateralised) and the ConsumerCo Facilities; and

          (f) if required, the Securitisation

     and will include an amount equal to the aggregate negative value of the ConsumerCo Financial Instruments after allowing for positive values. C&W will make payments of the Second C&W Advance in sufficient time to enable CWC to make prepayments of its Borrowings (which CWC undertakes to NTL and C&W to do) by the times contemplated by this agreement or, if earlier, in order to avoid a breach or termination event howsoever described of the terms of any such Borrowings otherwise arising as a result of implementation of this agreement.

  Either:

     2. If DataCo assumes the Sterling Bonds of either or both series, NTL will procure (except to the extent the same may be terminated at or after Completion as a result of a change of control provision by the relevant lender or lessor or by the borrower or lessee prior to Completion in order to avoid a termination event arising) that ConsumerCo retains the ConsumerCo Finance Leases and the ConsumerCo Facilities and NTL shall procure that (i) CWC pays to C&W on Completion an amount equal to the Second C&W Advance and the amount outstanding of any other loans by C&W to CWC; and (ii) CWC pays to DataCo on Completion an amount equal to the market value of the Sterling Bonds assumed (as consideration for DataCo's agreement to assume the Sterling Bonds).

  Or:

     3. If the Sterling Bonds of either series remain with CWC:

          (i) NTL will procure that ConsumerCo retains the Sterling Bonds remaining with CWC and (except to the extent the same may be terminated at or after Completion as a result of a change of control provision by the relevant lender or lessor or by the borrower or lessee prior to Completion in order to avoid a termination event arising) the ConsumerCo Finance Leases and the ConsumerCo Facilities and NTL shall procure that CWC pays to C&W on Completion an amount equal to the Second C&W Advance and the amount outstanding of any other loans by C&W to CWC; and

          (ii) NTL shall procure that such Sterling Bonds are repaid prior to the fiscal year for accounting and tax purposes of CWC expiring (a) if the Next Accounts Date of CWC is changed pursuant to Clause 3(24) or 3(25), after the Next Accounts Date or (b) if no such change is made, after 31st March, 2000.

     3A. If DataCo assumes the EIB Loan, CWC shall pay to DataCo an amount equal to the market value of the EIB Loan outstanding at the time of its assumption by DataCo (as consideration for DataCo's agreement to assume it) at the time of such assumption, and if such amount has not been paid by CWC to DataCo by Completion NTL will procure that CWC pays such amount to DataCo on Completion.

     4. If paragraph 8 of Part A of this Schedule shall take effect so that the Assumed Facility is assumed by CWC Holdings, on completion of the Second Holdco Sale C&W (UK) Holdings will assume the Assumed Facility as part consideration for the transfer of Caxton from CWC Holdings to C&W (UK) Holdings. Accordingly, the amount of the Second C&W Advance will be reduced by the amount of the Assumed Facility (as envisaged by paragraph 1(c) above.

     5. If paragraph 3 above applies, C&W shall, if CWC shall subsequently prepay or repay the Sterling Bonds in accordance with their terms, reimburse CWC for any prepayment or repayment premium or similar cost.

     6. Following the Court hearing to sanction the Scheme, C&W and CWC shall, upon request by NTL but only so far as they are reasonably able to satisfy any such request, keep NTL informed of the likely amount of Cash Deposited and details of the Borrowings in ConsumerCo at Completion.

     7. If at Completion the total Borrowings of ConsumerCo (which shall for these purposes include, without limitation, any sum due by NTL or CWC Holdings or CWC to C&W or DataCo pursuant to paragraphs 2 or 3 (as the case may be) and 3A of this Part C (and which, for the avoidance of doubt, shall not include any advances by NTL to enable CWC Holdings or CWC to discharge such sums)), less Cash Deposited (which, for the avoidance of doubt, shall not include any advances by NTL to enable CWC Holdings or CWC to discharge such sums) by ConsumerCo at Completion is less than the NTL Assumed CWC Debt (the "DEFICIT"), NTL shall pay to C&W (by way of an adjustment to the purchase price of the CWC Holdings Shares) an amount equal to the Deficit.

     8. (a) If at Completion the total Borrowings of ConsumerCo (which shall for these purposes include, without limitation, any sum due by NTL or CWC Holdings or CWC to C&W or DataCo pursuant to paragraphs 2 or 3 (as the case may be) and 3A of this Part C (and which, for the avoidance of doubt, shall not include any advances by NTL to enable CWC Holdings or CWC to discharge such sums)), less Cash Deposited (which, for the avoidance of doubt, shall not include any advances by NTL to enable CWC Holdings or CWC to discharge such sums) by ConsumerCo at Completion is more than the NTL Assumed CWC Debt (the "C&W EXCESS"), C&W shall indemnify NTL and CWC (for itself and as trustee for each other member of the ConsumerCo Group) against the C&W Excess or shall, on request by NTL and as an alternative to the aforesaid, pay to NTL (by way of an adjustment to the purchase price of the CWC Holdings Shares) an amount equal to the C&W Excess.

          (b) If following any assumption of the Assumed Facility by CWC Holdings (pursuant to paragraph 8 of Part A of this Schedule 19) or by C&W
     (UK) Holdings (pursuant to paragraph 4 of

     Part C of this Schedule 19) or any assumption by DataCo of the Sterling Bonds (pursuant to paragraph 2 of Part C of this Schedule 19), or any assumption by DataCo of the EIB Loan (pursuant to paragraph 4 of Part B of this Schedule 19), any liability for the Assumed Facility or the Sterling Bonds or the EIB Loan, as the case may be, is retained by any member of the ConsumerCo Group, C&W shall indemnify NTL and CWC (for itself and as trustee for each other member of the ConsumerCo Group) against any such liability. C&W shall use its best endeavours to procure that no residual liability for the Assumed Facility or the Sterling Bonds or the EIB Loan (as the case may be) is retained by any member of the ConsumerCo Group.

          (c) NTL shall be entitled to set off any sums due to it or CWC pursuant to paragraph 8(a) which are not disputed by C&W against any sums due by NTL or CWC in respect of the Second C&W Advance which are not disputed by NTL or CWC provided that to the extent NTL wishes to invoke this right of set off in relation to any sum due to another CWC group company, NTL shall only assume the benefit of such a sum in consideration for a payment to the relevant CWC group company of an amount equal to the market value of the sum due. To the extent that sums to be set off are not owing by the same counterparties, the relevant sums shall be assigned to or assumed by the relevant counterparty to enable such set off to be effected (and the parties shall give such consents and enter into such documents as may be necessary to give effect to such assignment or assumption).

                                     PART D

                                SEPARATION COSTS

     1. In this Part D of Schedule 19, Separation Costs shall include the Separation Costs described in clauses 4(2), 4(3), 4(4) and 4(5) to the extent that such Separation Costs are not satisfied by the DataCo Group.

     2. There shall be deducted from the NTL Assumed CWC Debt (and accordingly added to the Net Debt of CWC allocated to DataCo) an amount equal to L50 million (the "ESTIMATED AMOUNT") being an estimate of the Separation Costs. Accordingly the First C&W Advance will be increased by this amount.

     3. On or before Completion, CWC Holdings will lend the Estimated Amount to C&W.

     4. As and when Separation Costs are incurred which are to be discharged by ConsumerCo, C&W will repay to CWC Holdings part of the Estimated Amount equal to such costs. If the Separation Costs exceed the Estimated Amount, C&W will pay the amount of the excess to NTL by way of adjustment to the purchase price of the CWC Holdings Shares. If the Separation Costs are less than the Estimated Amount, NTL shall pay to C&W an amount equal to the difference by way of adjustment to the purchase price of the CWC Holdings Shares, which C&W shall direct shall be paid directly to CWC Holdings in repayment of the balance of the loan made by CWC Holdings to C&W pursuant to paragraph 3 of this Part D of
Schedule 19.

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                                  SCHEDULE 20

                            (INTENTIONALLY OMITTED)

                                      J-117
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                                  SCHEDULE 21

                            (INTENTIONALLY OMITTED)

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                                  SCHEDULE 22

                           RECEIVABLES SECURITISATION

     (1) (a) The Conduit Banks have made the Securitisation available to CWC. The Securitisation Documents provide that the right of CWC and its subsidiaries to sell further receivables into the Securitisation will terminate on the Separation. C&W has agreed to seek the agreement of the Conduit Banks to make the New Securitisation available to DataCo (but not to ConsumerCo) following the Separation.

          (b) C&W hereby appoints (or, as the case may be, agrees to procure the appointment or the acknowledgement and ratification of the appointment of) CWC as the agent of ConsumerCo and DataCo for the purposes of this sub-clause (1) and CWC hereby accepts such appointment. C&W hereby authorises CWC to do all acts and things (including, without limitation, the disclosure of information) that may be necessary for the performance of its obligations under this sub-clause (1). In acting as agent under this clause, CWC shall have only such duties, obligations and responsibilities as are expressly set out herein (and such other duties, obligations and responsibilities as are reasonably incidental thereto). Unless the context otherwise requires, all references in this sub-clause (1) to CWC shall be construed as references to CWC acting as agent and not as principal. C&W hereby indemnifies CWC from and against all costs and expenses which it may reasonably incur in carrying out its duties (as agent) under this Schedule 22.

          (c) Not less than 45 days prior to the Relevant Date (as defined below), CWC shall:

             (i) inform the Conduit Banks of the provisions of this Agreement relevant to their interests in the Securitisation;

             (ii) use all reasonable efforts to obtain the agreement of the Conduit Banks to make the New Securitisation available to DataCo (and not ConsumerCo) following the Separation;

             (iii) use all reasonable efforts to agree the terms of the New Securitisation Documents and seek to ensure that the terms of such documents are no less favourable to DataCo than the terms of the Securitisation Documents were to CWC;

             (iv) do all such other reasonable acts and things as may be necessary to fulfil its obligations under sub-clauses (ii) and (iii) above; and

             (v) keep the parties informed as to its progress in fulfilling its obligations under this sub-clause (1).

          (d) Not less than 45 days prior to the Relevant Date, C&W (having consulted with CWC as to the same) shall notify CWC in writing of its acceptance or non-acceptance of the terms of the New Securitisation and the New Securitisation Documents.

          (e) If C&W notifies CWC that it does not accept the terms of the New Securitisation and the New Securitisation Documents or if the Conduit Banks are not willing to make the New Securitisation available to DataCo, CWC shall unless otherwise notified to the contrary in writing by C&W and CWC (in its capacity as principal and not as agent for C&W):

             (i) not less than 45 days prior to the Relevant Date, cease to offer for sale to the Conduit Banks any receivables pursuant to the Securitisation Documents;

             (ii) on the day falling immediately prior to the day on which the Scheme of Arrangement becomes effective (the "RELEVANT DATE"), use best endeavours to procure that CWC Receivables Limited transfers to (or at the direction of) ConsumerCo and DataCo (for market value in cash) with full title guarantee all of its right, title, benefit and interest in to and under the contracts under which the ConsumerCo Receivables and the DataCo Receivables respectively arise; and

             (iii) with effect from the Relevant Date, use best endeavours to procure that the termination of the Securitisation Documents and the trusts created thereunder by CWC Receivables Limited and Lotta Limited.

          (f) If the Conduit Banks are willing to make the New Securitisation available to DataCo and the relevant parties notify CWC that they accept the terms of the New Securitisation and the New Securitisation Documents, CWC shall:

             (i) not less that 45 days prior to the Relevant Date, cease to offer for sale to the Conduit Banks any of the ConsumerCo Receivables;

             (ii) with effect from the Relevant Date, use best endeavours to procure that CWC Receivables Limited transfers to (or at the direction of) ConsumerCo (for market value in cash) with full title guarantee all of its right, title, benefit and interest in to and under the contracts under which the ConsumerCo Receivables arise;

             (iii) on the Relevant Date, use best endeavours to procure the termination of the Securitisation Documents and the trusts created thereunder by CWC Receivables Limited and Lotta Limited; and

             (iv) on the Relevant Date, use all reasonable efforts to procure the execution of the New Securitisation Documents and the satisfaction of all conditions precedent thereto.

          (g) The arrangements set out in this Schedule 22 may be altered with the prior written consent of NTL (such consent not to be unreasonably withheld or delayed). Unless such consent is given, C&W undertakes to NTL that it shall, and shall procure that CWC shall, comply with the provisions set out in this Schedule 22. Each of the parties agrees that it would be reasonable for NTL to withhold or delay consent to alternative arrangements if such arrangements increased the amount of Borrowings to be assumed by ConsumerCo as described in Schedule 19 or increased the liabilities of ConsumerCo (including Taxation).

          (h) CWC shall prior to Completion and C&W (in the case of DataCo) and NTL (in the case of ConsumerCo) shall after Completion procure that if at any time following the Relevant Date:

             (i) DataCo receives any funds in connection with the Securitisation which it determines (acting reasonably) represent the purchase price (or deferred purchase price) in respect of any receivables arising on the contracts transferred to ConsumerCo pursuant to sub-clause (1)(e)(ii) or subclause (1)(f)(ii), DataCo shall forthwith pay the same to ConsumerCo; or

             (ii) ConsumerCo receives any funds in connection with the Securitisation which it determines (acting reasonably) represent the purchase price (or deferred purchase price) in respect of any receivables arising on the contracts transferred to DataCo pursuant to subclause (1)(e)(ii), ConsumerCo shall forthwith pay the same to DataCo and until it does so, it shall hold the same on trust for ConsumerCo.

          (i) Without prejudice to the generality of clause 21 (9) of this agreement, each of C&W and NTL covenants with CWC and with each other and the other parties, and with each of them, from time to time upon demand to execute, at its own cost, (or procure the execution of) any document or to do any act or thing which CWC may properly specify with a view to facilitating, perfecting or improving any act or thing contemplated by this sub-clause (1) or facilitating the exercise, or the proposed exercise of any of the powers granted to CWC hereunder.

                                  SCHEDULE 23

                               TERMINATION RIGHTS

     1. Subject to paragraphs 5.1, 6 and 7 below, NTL shall be entitled to terminate this agreement (other than clauses 1, 3(12), 3(14), 5(1)(d) and (i)(D), 7(8), 13(5), 20 (other than clause 20(8)), 22(15) and 23 and Schedules
1, 3 and 24 and in respect of prior breaches by any party (together, the "SURVIVING PROVISIONS")) by giving written notice thereof to the other parties at any time up to the day before the Court hearing to sanction the Scheme of Arrangement (the "EXPIRY DATE") if any of the circumstances referred to in paragraph 4 below occur or subsist (and only whilst they subsist) so that the ConsumerCo Group (taken as a whole) suffers a diminution in net asset value of at least L400 million, calculated in accordance with UK GAAP. For the purposes of paragraph 4 below:

    "Purchaser"..........................  shall mean NTL;
    "Target".............................  shall mean CWC and CWC Holdings;
    "Target Group".......................  shall mean ConsumerCo Group;
    "Purchaser Group"....................  shall mean NTL Group;
    "Target Shares"......................  shall mean CWC Shares;
    "Target's last accounts date"........  shall mean 31st March, 1999;
    "Accounts"...........................  shall mean the audited accounts of CWC for the financial year ended 31st March, 1999;
    "Pension Schemes"....................  shall mean the CWC Schemes as defined in Schedule 9;
    "Target Share Option Schemes"........  shall mean the CWC Schemes as defined in Schedule 3; and
    "Data Room"..........................  shall mean the CWC data room located at the offices of
                                           Linklaters & Alliance, One Silk Street, London.

     2. Subject to paragraphs 6 and 7 below, C&W shall be entitled to terminate this agreement (other than the Surviving Provisions) by giving written notice thereof to the other parties at any time prior to the Expiry Date if any of the circumstances referred to in paragraph 4 below occur or subsist (and only whilst they subsist) (but excluding sub-paragraphs B.(1), B.(5), C.(1), C.(2) and I of paragraph 4(f)) so that the NTL Group (taken as a whole) suffers a diminution in net asset value of at least the then US dollar equivalent of L400 million, calculated in accordance with US GAAP. For the purposes of paragraph 4 below:

    "Purchaser"..........................  shall mean C&W;
    "Target".............................  shall mean NTL;
    "Target Group".......................  shall mean NTL Group;
    "Purchaser Group"....................  shall mean C&W Group;
    "Target Shares"......................  shall mean NTL Common Stock;
    "Target's last accounts date"........  shall mean 31st December, 1998;
    "Accounts"...........................  shall mean the audited consolidated accounts of NTL for the financial year ended 31st December, 1998;
    "Pension Schemes"....................  shall mean all NTL pension schemes;
    "Target Share Option Schemes"........  shall mean all NTL stock option plans and NTL convertibles; and
    "Data Room"..........................  shall mean the NTL data room located at the offices of
                                           Travers Smith Braithwaite, 10 Snow Hill, London, EC1A
                                           2AL.

     3.1 Subject to paragraphs 6 and 7 below, CWC shall be entitled to terminate this Agreement (other than the Surviving Provisions) in any case where C&W is entitled to do so pursuant to this Schedule 23 (as if references to the Purchaser and the Purchaser Group were references to CWC and the CWC Group).

     3.2 Subject to paragraphs 5.2, 6 and 7 below, CWC shall also be entitled to terminate this agreement (other than the Surviving Provisions) by giving written notice thereof to the other parties at any time prior to the EXPIRY DATE if any of the circumstances referred to in paragraph 4 below occur or subsist (and only whilst they subsist) (but excluding sub-paragraphs B.(1), B.(5), C.(1), C.(2), E(l), I and K of paragraph 4(f)) so that the C&W Group suffers a diminution in net asset value of at least L800 million, calculated in accordance with UK GAAP. For the purposes of paragraph 4 below:

    "Purchaser"..........................  shall mean CWC;
    "Target".............................  shall mean C&W;
    "Target Group".......................  shall mean C&W Group;
    "Purchaser Group"....................  shall mean CWC Group;
    "Target Shares"......................  shall mean C&W Shares;
    "Target's last accounts date"........  shall mean 31st March, 1999;
    "Accounts"...........................  shall mean the audited accounts of C&W for the financial year ended 31st March, 1999;
    "Pension Schemes"....................  shall mean all C&W pension schemes; and
    "Target Share Option Schemes"........  shall mean all C&W employee share schemes.

     4. The circumstances referred to in paragraphs 1, 2 and 3 above are:

          (a) any government or governmental, quasi-governmental, supranational, statutory or regulatory body, court, trade agency, professional association or any other regulatory body in any jurisdiction (each a "RELEVANT AUTHORITY") having implemented or made or enacted any statute, regulation or order or taken any other steps and there not continuing to be outstanding any statute, legislation or order thereof, which would:

             (i) make the acquisition by the Purchaser of any Target Shares, or of control of the Target (where the Target is CWC), void, illegal, unenforceable or otherwise interfere with the implementation thereof, or impose additional conditions or obligations with respect thereto, or otherwise challenge or interfere therewith in any such case to a materially adverse extent;

             (ii) require or prevent the divestiture by the Purchaser Group of all or any material portion of their respective businesses, assets or property or impose any material limitation on the ability of any of them to conduct all or any material portion of their respective businesses or own all or any material portion of their respective assets or property the result of which in any such case is material to the Purchaser Group taken as a whole;

             (iii) impose any limitation on the ability of any member of the Purchaser Group to acquire or to hold or to exercise effectively any rights of ownership or loans or securities convertible into shares in any member of the Purchaser Group held or owned by it or to exercise management control over any member of the wider Purchaser Group in each case;

             (iv) require any member of the Purchaser Group to offer to acquire any shares in any member of the Purchaser Group owned by any third party where such acquisition would be material in the context of the Purchaser Group taken as a whole; or

             (v) otherwise materially adversely affect the business, profits or prospects of any member of the Purchaser Group taken as a whole;

          (b) the Purchaser discovering any provision (not publicly announced by the Target or disclosed in writing to the Purchaser prior to 26th July,
     1999) of any material arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Target Group is a party or by or to which any such member or any of their assets may be bound, entitled or subject and which, in consequence of the proposed acquisition of any Target Shares, or, where the Target is CWC, control of Target, by the Purchaser or otherwise, would or might reasonably be expected to result in (in each case to an extent which is material in the context of the Target Group):

             (i) the creation of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Target Group or any such security (whenever arising or having arisen) becoming enforceable;

             (ii) any such arrangement, agreement licence, permit franchise or instrument being terminated or adversely modified or any action being taken of an adverse nature or any obligation arising thereunder;

             (iii) any material assets of any such member being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged in each case other than in the ordinary course of business;

             (iv) the interest or business of any such member in or with any firm, body or person, or any arrangements relating to such interest or business, being terminated or materially and adversely modified or affected to an extent which is material in the context of the Target Group as a whole;

             (v) the creation of material liabilities by any such member; or

             (vi) the financial or trading positions or prospects of any member being prejudiced or adversely affected to an extent which is material in the context of the Target Group as a whole;

          (c) except as publicly announced by Target or disclosed in writing to the Purchaser, in either case prior to 26th July, 1999, any member of the Target Group having, since Target's last accounts date:

             (i) issued or agreed to issue or authorised or proposed the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save as between Target and wholly-owned subsidiaries of Target and save for options granted, and for any Target Shares allotted upon exercise of options granted, under the Target Share Option Schemes) or redeemed, purchased or reduced any part of its share capital;

             (ii) declared, paid, made or proposed to declare, pay or make any bonus in respect of shares, dividends or other distribution other than to other members of the Target Group;

             (iii) authorised or proposed or announced its intention to propose any merger or demerger or material acquisition or disposal of assets or shares (other than in the ordinary course of trading or as between members of the Target Group);

             (iv) authorised or proposed or announced its intention to propose any material change in its share or loan capital save for options granted pursuant to the Target Share Option Schemes and for any Target Shares allotted upon exercise of such options and except for intra-group issues;

             (v) issued or authorised or proposed the issue of any debentures or incurred or increased any indebtedness or become subject to any contingent liability which is material in the context of the Target Group taken as a whole;

             (vi) disposed of or transferred, mortgaged or encumbered any asset or any right, title or interest in any asset otherwise than in the ordinary course of business which is material in the context of the Target Group taken as a whole;

             (vii) entered into any contract or commitment (whether in respect of capital expenditure or otherwise) which is of a long term or unusual nature or involves or could involve an obligation of a nature or magnitude, in either case which is material in the context of the Target Group taken as a whole;

             (viii) entered into any reconstruction, amalgamation, transaction or arrangement (otherwise than in the ordinary course of business) which is material in the context of the Target Group taken as a whole;

             (ix) taken any corporate action, or had any order made, for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets and revenues;

             (x) entered into any agreement which consents to the restriction to a material extent of the scope of the business of Target or any of its subsidiaries;

             (xi) waived or compromised any material claim otherwise than in the ordinary course of business;

             (xii) entered into or varied (in any material respect) the terms of any service agreement with any of the directors of Target; or

             (xiii) entered into any agreement or commitment or passed any resolution with respect to any of the transactions or events referred to in this paragraph (c);

          (d) since Target's last accounts date, except as publicly announced by Target or disclosed to the Purchaser in writing prior to 26th July, 1999:

             (i) there having been an adverse change in the business, financial or trading position or profits or prospects of Target or of any other member of the Target Group which in any such case is material in the context of the Target Group taken as a whole (other than as a result of changes in general business conditions or legal or regulatory changes affecting the UK telecommunications industry generally or actions by competitors); and

             (ii) any litigation, arbitration proceedings, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the Target Group which in any such case would be reasonably likely to have a material adverse effect of the Target Group taken as a whole; and

             (iii) any contingent liability having arisen which might reasonably be expected to be likely materially and adversely to affect the Target Group;

          (e) the Purchaser having discovered that save as publicly announced by the Target or disclosed in writing to the Purchaser prior to 26th July, 1999:

             (i) the financial or business information concerning the Target Group as contained in the information publicly disclosed at any time by any member of the Target Group either contains a material misrepresentation of fact or omits to state a fact necessary to make the information contained therein not materially misleading (except to the extent corrected by any subsequent public disclosure); or

             (ii) any member of the Target Group is subject to any liability, contingent or otherwise, which is not disclosed in the annual report and accounts of Target for the financial year ended on Target's last accounts date and which is material in the context of the Target Group taken as a whole; or

             (iii) any past or present member of the Target Group or predecessor of any member of the Target Group has not complied with all applicable laws, statutes, ordinances or regulations of any jurisdiction or other requirements of any relevant authority with regard to environmental matters including, without limitation, to the emission, disposal, discharge, spillage or leak of any waste or hazardous substance or any substance likely to impair the environment or harm human health, which non-compliance or any other emission, disposal, discharge, spillage or leak which has occurred would be reasonably likely to give rise to any liability (whether actual or contingent) on the part of any member of the Target Group and which is material in the context of the Target Group taken as a whole; or

             (iv) there is, or is reasonably expected to be, any liability (whether actual or contingent) to make good, remediate, repair, reinstate or clean up any property now or previously owned, occupied, made use of or harmed, contaminated or in any way affected by any past or present member of the Target Group or predecessor of any member of the Target Group under any environmental legislation, regulation, notice, circular or order of any relevant authority or any common law liability (including, without limitation, contract) and which is material in the context of the Target Group taken as a whole;

          (f) the Purchaser discovering that except as publicly announced by the Target or disclosed in writing to the Purchaser prior to 26th July, 1999, any of the following statements was not true and accurate in all material respects as at 26th July, 1999:

             A. Information

                (1) All written information relating to the business, activities, affairs, assets or liabilities of the Target Group provided to the Purchaser or any of its employees, officers, agents or advisers by or on behalf of the Target or any of its respective employees, officers, agents or advisers (past or present) in the course of the negotiations leading to the execution of this agreement is true, complete and accurate in all material respects (except to the extent corrected or updated by any subsequent information).

                (2) The Target has filed all forms, reports and documents and made all notifications required to be filed with the Securities and Exchange Commission (the "SEC DOCUMENTS") and (except where the Target is NTL) with the London Stock Exchange (the "LSE DOCUMENTS") (as the case may be). As at their respective dates the SEC Documents filed by the Target complied, in so far as they related to the Target Group, in all material respects with the requirements of the United States Securities Act of 1933 or the United States Securities Exchange Act of 1934, as the case may be, and the LSE Documents filed by the Target (if any) complied, in so far as they related to the Target Group, in all material respects with the Listing Rules of the London Stock Exchange, the Companies Acts 1985-89 and the Financial Services Act 1986. None of the SEC Documents and/or LSE Documents (as at their respective dates), in so far as they relate to the Target Group, contained any untrue statement of a material fact or omitted to state a material fact required to be contained therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect except to the extent that the same was corrected or superseded by a subsequent document filed with the Securities and Exchange Commission or the London Stock Exchange, as the case may be.

             B. Company Shares and Subsidiary Undertakings

                (1) No member of the ConsumerCo Group has an interest in, nor has it agreed to acquire an interest in, a body corporate other than another member of the ConsumerCo Group.

                (2) Each allotted and issued share in the capital of each member of the Target Group held by another such member is legally and beneficially owned by that member alone, has been properly allotted and issued and is fully paid or credited as fully paid. Such shares, when aggregated together, constitute the entire issued share capital of each member of the Target Group (other than the Target and, where the Target is CWC, CWC Holdings).

                (3) Save in respect of Permitted Liens, there is no mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, analogous third party right or interest or other encumbrance or security interest of any kind (in any case, an

           "ENCUMBRANCE"), there is no agreement or obligation to create or give an Encumbrance, in relation to a share or unissued share in the capital of any member of the Target Group held by a member of the Target Group and no person has claimed to be entitled to an Encumbrance in relation to any of such shares.

                (4) Due compliance has been made in all material respects with all the provisions of the laws of the jurisdiction of incorporation, and all other legal requirements in connection with the formation of each member of the Target Group.

                (5) The members of the ConsumerCo Group are the only subsidiary undertakings of CWC carrying on a business of the type which would fall within the definition of the ConsumerCo Business.

             C. Assets

                (1) Each of the assets included in the Accounts or acquired since Target's last accounts date, or to be acquired under the Separation, by any member of the ConsumerCo Group (other than current assets sold, realised or applied in the normal course of trading) or used by any member of the ConsumerCo Group in connection with or for the purposes of its business is, in the case of assets included in the Accounts or acquired since Target's last accounts date or to be acquired under the Separation, owned or will at Completion be owned, both legally and beneficially by a member of the ConsumerCo Group and, in any other case, is or will at Completion be the subject of a valid and binding right of use, licence or lease concluded on arms' length terms and not terminable on less than six months notice in writing allowing the relevant member of the ConsumerCo Group to use such asset, in each case free from any third party rights. Each of those assets capable of possession is or will be in the possession of a member of the ConsumerCo Group. The business of any member of the ConsumerCo Group is not dependent to any significant extent on assets not owned both legally and beneficially by any other member of the ConsumerCo Group.

                (2) At Completion, neither C&W nor any of its subsidiary undertakings nor any member of the DataCo Group will have any interest in any property, right or asset used in the ConsumerCo Business.

             D. Accounts and Changes Since the Last Accounting Date

                (1) The Accounts have been prepared on a proper and consistent basis in accordance with the law and applicable accounting standards, principles and practices generally accepted in the United Kingdom (where Target is CWC or C&W) or in the United States (where Target is
           NTL) and have been audited.

                (2) The Accounts show a true and fair view of the state of affairs and balance sheet of the Target as at Target's last accounts date and of the profits and losses of the Target for the year ended on Target's last accounts date.

                (3) Since Target's last accounts date, the businesses of the Target Group and, if the Target is CWC, the ConsumerCo Businesses have been carried on in the ordinary course.

             E. Agreements

                (1) True and complete copies of all material contracts relating to the Target Group (or, where the Target Group is the ConsumerCo Group, relating to both the ConsumerCo Group and the DataCo Group (or members of each of them)) are contained in the Data Room.

                (2) No member of the Target Group is a party to or is liable under an agreement which restricts to a material extent such member's freedom to operate the whole or part of its business or to use or exploit any of its assets.

                (3) No member of the Target Group is a party to any agreement in the nature of a partnership, joint venture or consortium arrangement or agreement or any agreement for sharing commissions or other income.

             F. Pensions

                (1) No member of the Target Group is liable in respect of any underfunded pension scheme.

                (2) No amount due to the Pension Schemes in respect of any employee is unpaid. There are no outstanding claims or disputes relating to the rights of any employee under the Pension Schemes other than routine claims for benefits. Each employer has fully complied with Article 119 of the Treaty of Rome as it applies to the eligibility of any employee or former employee of it to join, and the provision of benefits under, the Pension Schemes.

                (3) All of the Pension Schemes have been properly administered in accordance with Inland Revenue requirements and the requirements of the Pensions Act 1995 and no investigation has been made in relation to them by OPRA or report made to OPRA about them. The membership data for the employees is complete and accurate.

             G. Litigation

                No member of the Target Group has received any written communication or request for information relating to any aspect of its business or, where the Target is CWC, the ConsumerCo Businesses from or by the Director General of Fair Trading, Competition Commission, Monopolies and Mergers Commission, Secretary of State for Trade and Industry, Commission of the European Communities or EFTA Surveillance Authority or a competition or governmental authority of another jurisdiction in relation to any matter which is unresolved at 26th July, 1999 and which has had or is likely to have a material effect on its business or, where the Target is CWC, the ConsumerCo Businesses. To the Target's and, where the Target is CWC, C&W's knowledge, no agreement, arrangement or conduct (by omission or otherwise) of any member of the Target Group is the subject of an investigation, report or decision by any of those persons or bodies which has had or is likely to have a material adverse effect on its business or, where the Target is CWC, the ConsumerCo Businesses.

             H. Liabilities

                No member of the Target Group has outstanding any loan capital nor has it factored any of its debts nor engaged in financing of a type which would not be required to be shown and reflected in its audited accounts nor borrowed any money nor has any other indebtedness (other than arising in the ordinary course of business) which it has not repaid save for borrowings and indebtedness disclosed in the Accounts or any SEC Document or LSE Document.

             I. Success Fees

                No member of the ConsumerCo Group is or will be liable to pay, in connection with the Transaction or otherwise in connection with this agreement:

                    (i) any success or other fee (including, for the avoidance of doubt, break fees), brokerage or commission; or

                    (ii) any sum whatsoever to any of the employees of the
               ConsumerCo Businesses.

             J. Compliance with Laws

                (1) Each member of the Target Group and its officers, agents and employees (past and present) in the course of their respective duties to such member have complied in all material respects with all applicable laws and regulations of the United Kingdom the European Community or any foreign jurisdiction in which such member conducts business.

                (2) There is no violation of, or default with respect to, any statute, regulation, order, decree or judgement of any court or any governmental agency of the United Kingdom, the European Community or any foreign jurisdiction which would have a material adverse effect upon the assets or business of the Target Group and, where the Target is CWC, the ConsumerCo Business taken as a whole.

             K. Year 2000 Compliance

                Details of the Year 2000 Compliance Programme (the "YEAR 2000 COMPLIANCE DOCUMENT") carried out by the Target Group were contained in the Data Room. The Target has carried out in all material respects the actions identified in the Year 2000 Compliance Document and has taken the necessary actions to resolve any issues identified by such programme.

             L. Intellectual Property

                There is no, nor has there been at any time during the past six years any, unauthorised use or infringement by any person of any of the intellectual property or confidential business information owned or otherwise required for the business of any member of the Target Group.

     5.1 NTL shall not be entitled to exercise its rights to terminate this agreement under the provisions of paragraph 1 of this Schedule 23 in respect of:

          (a) any matter or circumstance reflected in the ConsumerCo accounts the subject of the ConsumerCo Report; or

          (b) any matter or circumstance which is addressed under the provisions of Schedule 19; or

          (c) any matter or circumstance which is permitted under clause 17 of this agreement (or to which NTL consents under that clause); or

          (d) any matter or circumstance which is addressed under the provisions of Schedule 8; or

          (e) any matter or circumstance addressed by the Tax Deed or by any indemnity provided for in this agreement.

     5.2 CWC shall not be entitled to exercise its rights to terminate this agreement under the provisions of paragraph 3.2 of this Schedule 23 where the relevant circumstance refers to a circumstance in the CWC Group, including but not limited to any circumstance contemplated by this agreement.

     6. In the event that any of NTL or C&W or CWC wishes to exercise its right to terminate this agreement under the provisions of paragraphs 1 or 2 or 3 of this Schedule 23, the matter shall be discussed between C&W, NTL and CWC and failing agreement as to whether or not there is a right of termination within 20 Business Days of the party wishing to exercise the termination rights giving written notice to that effect to the other (a "TERMINATION NOTICE"), either C&W or NTL or CWC may refer the matter to the Independent Expert in accordance with the provisions of Schedule 8 (other than paragraphs 11.1 and 11.2 of Part II of that Schedule) for the purposes of determining whether or not the right of termination has arisen. If a notice is served by any party seeking to terminate this agreement in accordance with this Schedule 23 and it has not, by the time of the Court hearing to approve the Scheme, been determined whether such party is in fact entitled to exercise a right of termination, CWC shall apply to the Court to stay the application to the Court for approval of the Scheme of Arrangement until the matter has been resolved.

     7. If the parties agree or the Independent Expert determines that a right to terminate has arisen, the party entitled to terminate shall not be entitled to exercise such right of termination unless the Panel on Takeovers and Mergers confirms that it would permit the relevant party to exercise such right to terminate and not criticise or censure the relevant party for exercising such right to terminate. Where a party wishing to exercise its termination rights reasonably believes that the risk of delay arising from a referral to the Independent Expert would be prejudicial to its rights under this Schedule 23, it is agreed that such party may instead approach the Panel on Take Overs and Mergers without delay.

     8. In the event that the pro forma audited consolidated accounts of the ConsumerCo Group which are contained in the accountants' report by Arthur Andersen to the directors of CWC contained in the circular to its shareholders sent by CWC for the purpose of convening the relevant shareholder meetings of CWC to approve the Transaction are different in any material respect from the drafts thereof contained in Schedule 30, NTL shall be entitled to terminate this Agreement (other than the SURVIVING PROVISIONS and in respect of prior breaches) by giving written notice thereof to the other parties not later than the Posting Date.

     9. INTENTIONALLY OMITTED

     10. C&W shall indemnify NTL in respect of any losses, liabilities, damages, costs and expenses ("LOSSES") actually suffered or incurred by the ConsumerCo Group arising out of or resulting from any fraud by any director, officer or employee of CWC as a direct result of which the assets of the ConsumerCo Group as at 31st March, 1999 are overstated or the liabilities understated in the ConsumerCo Report PROVIDED THAT for the purposes of this indemnity (a) there shall be disregarded the first L10,000,000 of Losses suffered or incurred by the ConsumerCo Group, (b) C&W shall only be liable (subject to paragraph (a)) for 53% of any Losses suffered or incurred by the ConsumerCo Group, and (c) C&W shall cease to have any liability on the date which falls six months after Completion except in respect of an indemnity claim of which NTL gives written notice to C&W, containing full particulars of the claim and the alleged Losses, before such date.

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                                  SCHEDULE 24

                             THE LOCK OUT AGREEMENT

     1. Subject to paragraphs 3 and 5 below and as otherwise provided in this agreement, C&W undertakes to NTL that between 26th July, 1999 and the Long Stop Date ("THE EXCLUSIVITY PERIOD"):

          (a) it will not, and will procure that its subsidiary undertakings will not, without the prior written consent of NTL, directly or indirectly transfer, dispose of, grant rights over or otherwise deal in, any shares in CWC owned by any of them or enter into any agreement or undertaking (conditional or unconditional) involving the transfer, disposal of, granting of rights over or dealing in any such shares in CWC in each case other than pursuant to the Transaction,

          (b) it will, and will procure that its subsidiary undertakings will, exercise their respective voting rights as shareholders of CWC so as to procure, so far as they are able, that CWC and its subsidiary undertakings will not, without the prior written consent of NTL, directly or indirectly, transfer, dispose of or grant rights over (in one transaction or in a series of transactions) ConsumerCo or any significant part thereof or merge ConsumerCo or any significant part thereof with any person or enter into any agreement or undertaking (conditional or unconditional) involving the direct or indirect transfer, disposal of or granting of rights over (in one transaction or in a series of transactions) ConsumerCo or any significant part thereof or the merger of ConsumerCo or any significant part thereof with any person in each case other than pursuant to the Transaction,

          (c) it will not, and will procure that its subsidiary and parent undertakings will not, acquire, announce an intention to acquire, offer or propose to acquire, or enter into any agreement or undertaking (whether or not conditional) to acquire, directly or indirectly, alone or acting in concert with others, any securities or rights over securities in Telewest or (in one transaction or in a series of transactions) any significant part of the businesses and assets of Telewest and its subsidiary undertakings (taken as a whole),

    PROVIDED THAT nothing in paragraph 1(c) above shall restrict or prohibit the acquisition by C&W or any of its subsidiary undertakings of securities in Telewest which, when aggregated with all shareholdings in Telewest held by C&W, its subsidiary undertakings and persons acting in concert with any such persons (as defined in the City Code on Takeovers and Mergers) represent in aggregate 5% or less of the issued share capital of Telewest.

     2. Subject to clauses 4 and 5 below, NTL undertakes to C&W that during the Exclusivity Period:

          (a) it will in all material respects enforce or procure the enforcement of all such rights as it currently has under its agreement with France Telecom dated 1st July, 1999 and such additional rights as it or any of its subsidiary undertakings acquires subsequent hereto, against France Telecom whether pursuant to its memorandum of understanding dated 8th July, 1999 or otherwise in connection with the Transaction, and

          (b) it will not (and it will procure that none of its subsidiary or parent undertakings will), without the prior written consent of C&W:

             2.1 directly or indirectly (whether by sale of securities, merger, consolidation or otherwise), transfer, dispose of or grant rights over (in one transaction or in a series of transactions) any significant part of the business and assets of NTL and its subsidiary undertakings (taken as a whole) relating to residential cable, business cable, indirect residential telephony, residential indirect internet and/or digital television development and services in the UK (together, the "NTL INTERESTS") to Telewest or any of its affiliates (as defined in the US Securities Act of 1933) or enter into any agreement or undertaking (conditional or unconditional) involving the direct or indirect transfer, disposal of or granting of rights over (in one transaction or a series of transactions) a significant part of the NTL Interests to Telewest or any of its affiliates or merge a significant part of the NTL Interests with Telewest or any of its affiliates; or

                                      J-130
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             2.2 acquire, announce an intention to acquire, offer or propose to acquire, or enter into any agreement or undertaking (whether or not conditional) to acquire, directly or indirectly, alone or acting in concert with others, any securities or rights over securities in Telewest or (in one transaction or in a series of transactions) any significant part of the businesses and assets of Telewest and its subsidiary undertakings (taken as a whole) PROVIDED THAT nothing in this paragraph 2.2 shall restrict or prohibit the acquisition by NTL or any of its subsidiary undertakings of securities in Telewest which, when aggregated with all shareholdings in Telewest held by NTL, its subsidiary undertakings and persons acting in concert with any such persons (as defined in the City Code on Takeovers and Mergers) represents in aggregate 5% or less of the issued share capital of Telewest;

     3. C&W's undertakings in paragraph 1 above shall (without prejudice to any accrued rights for previous breaches) terminate:

          3.1 automatically and absolutely if NTL is in material breach of its obligations in this agreement and, where such breach is capable of remedy, fails to remedy the breach within 60 days;

          3.2 if an issue, tender offer, amalgamation, merger or similar transaction (a "PROPOSED NTL TRANSACTION") is announced which proposes, or has the effect of, the acquisition by a person (other than C&W or CWC or any of their respective subsidiary undertakings) of securities in NTL carrying 35 per cent. or more of the voting rights normally exercisable at general meetings of NTL (a "35% NTL STAKE") and the proposed NTL Transaction is then or subsequently becomes recommended by the NTL board, in which case C&W shall be released from its undertakings in paragraph 1 above with effect from the announcement (if then recommended by the NTL board) or from the date on which the NTL board recommends the proposed NTL Transaction (if subsequent to the announcement);

          3.3 if a person (other than C&W or CWC or any of their respective subsidiary undertakings) acquires a 35% NTL Stake which acquisition is not and does not prior to acquisition become recommended by the NTL board in which case C&W shall be released from its undertakings in paragraph 1 above if the proposed acquisition of ConsumerCo by NTL does not occur by noon on 31st March, 2001, provided that the acquisition by France Telecom of a 35% NTL Stake following the application of Section 2.06 ("ACCELERATION OF CLOSING") of the NTL Subscription Agreement shall not terminate C&W's undertakings in paragraph 1 above. In the event France Telecom subsequently transfers all or a part of the securities which it receives pursuant to such an acquisition to a third party who thereby acquires a 35% NTL Stake then C&W's undertakings in paragraph 1 above would terminate either pursuant to paragraph 3.2 or 3.3 above (as appropriate).

     4. NTL's undertakings in paragraph 2 above shall (without prejudice to any accrued rights for previous breaches) terminate:

          4.1 automatically and absolutely if C&W is in material breach of its obligations in this agreement and, where such breach is capable of remedy, fails to remedy the breach within 60 days;

          4.2 if an issue, takeover offer, scheme of arrangement or similar transaction (a "PROPOSED C&W TRANSACTION") is announced which proposes, or has the effect of, the acquisition by a person (other than NTL or any of its subsidiary undertakings) of securities in C&W carrying 35 per cent. or more of the voting rights normally exercisable at general meetings of C&W (a "35% C&W STAKE") and the proposed C&W Transaction is then or subsequently becomes recommended by the C&W board, in which case NTL shall be released from its undertakings in paragraph 2 above with effect from the announcement (if then recommended by the C&W board) or from the date on which the C&W board recommends the proposed C&W Transaction (if subsequent to the announcement);

          4.3 if a person (other than NTL or any of its subsidiary undertakings) acquires a 35% C&W Stake which acquisition is not and does not prior to acquisition become recommended by the C&W board in which case NTL shall be released from its undertakings in paragraph 2 above if the proposed acquisition of ConsumerCo by NTL does not occur by noon on 31st March, 2001.

     5.  Nothing in this Schedule shall prevent:

          5.1 NTL or any subsidiary undertaking of NTL or any of their respective directors, officers, employees, agents, representatives or professional advisers entering into, consummating, negotiating or discussing any transaction relating to Cable London Plc (including without limitation the acquisition of Telewest's shareholding or the disposal of NTL (Bermuda) Ltd's shareholding in Cable London Plc),

          5.2 any person from entering into an agreement or undertaking which is irrevocably and non-waivably conditional upon the completion of the acquisition of ConsumerCo by NTL or the expiry of the Exclusivity Period or the release of the relevant party from its obligations hereunder and which does not impede, interfere with or adversely affect in any material way the Transaction.

     6. If a new holding company is established over NTL or C&W pursuant to a reconstruction or merger with substantially similar shareholders immediately after the reconstruction or merger to the shareholders of NTL or C&W (as the case may be) immediately prior to such reconstruction or merger, the provisions of paragraphs 3.2, 3.3, 4.2 and 4.3 shall not be triggered as a result but (to the extent applicable) references to NTL in paragraphs 3.2 and 3.3 shall be deemed to be references to the new holding company of NTL and references to C&W in paragraphs 4.2 and 4.3 shall be deemed to be references to the new holding company of C&W. This provision shall apply to any subsequent reconstructions or mergers involving the establishment of a new holding company (mutatis mutandis).

     7. Each of the parties agrees that if it fails to comply with its obligations under paragraph 1 or 2 above (as appropriate), damages would not be an adequate remedy and accordingly the party or parties not in default shall, without prejudice to any other remedies available, be entitled to the remedy of specific performance and/or other injunctive relief without any need to prove special damages.

     8. For purposes of this Schedule, "subsidiary undertaking" and "parent undertaking" shall have the meaning ascribed to them respectively in the UK Companies Act 1985.

     9. For the purposes of this Schedule, references to C&W and its subsidiary undertakings shall be deemed to exclude CWC and its subsidiary undertakings.

     10. If C&W is released from its undertakings pursuant to paragraphs 3.2 or
3.3 above and the proposed acquisition of ConsumerCo by NTL as envisaged by the Transaction does not thereafter occur by the Long Stop Date NTL shall thereupon pay to C&W in immediately available funds the Relevant Sum (as defined below). If NTL is released from its undertakings pursuant to paragraphs 4.2 or 4.3 above and the proposed acquisition of ConsumerCo by NTL as envisaged by the Proposal does not thereafter occur by the Long Stop Date, C&W shall thereupon pay to NTL in immediately available funds the Relevant Sum (as defined below).

     11. For the purposes of clause 10, Relevant Sum shall mean L75 million or, where the person which acquires, directly or indirectly, the 35% NTL Stake or 35% C&W Stake (as the case may be) is Telewest or any of subsidiary undertaking or affiliate of Telewest or Microsoft or any affiliate of Microsoft or any person which together with persons acting in concert with such person (as defined by the City Code) holds at the time of the acquisition directly or indirectly in aggregate 50.1% or more of the then issued share capital of Telewest, US$500 million.

     12. The provisions of this Schedule 24 shall enure to the benefit of, and be binding upon, each party's successors and assigns but shall cease to apply upon Completion (without prejudice to any rights which may have accrued prior thereto).

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                                  SCHEDULE 25

               ADJUSTMENT PROVISIONS RELATING TO NTL COMMON STOCK

(1) INITIAL AMOUNT. The number of shares of New NTL Common Stock which shall be issued as consideration for the acquisition of C&W's CWC Holdings Shares and pursuant to the CWC Holdings Tag Along Rights shall be equal to the number of shares of New NTL Common Stock to be issued in accordance with clause 9 of the Transaction Agreement, subject to adjustment pursuant to this Schedule 25.

(2) ADJUSTMENT OF NUMBER OF COMMON STOCK. The number of shares of New NTL Common Stock issuable upon the exercise of the CWC Holdings Put Option and the CWC Holdings Call Option and the CWC Holdings Tag Along Rights (the "ISSUABLE NEW NTL COMMON STOCK") shall be subject to adjustment from time to time after 26th July, 1999 upon the happening of certain events prior to Completion, as follows:

          (a) STOCK DIVIDENDS. In case NTL or any of its subsidiaries after 26th July, 1999 shall pay a dividend or make a distribution to substantially all holders of shares of its common stock in shares of the common stock of NTL or declare any such dividend or distribution, then in any such case the number of shares of Issuable New NTL Common Stock at the opening of business on the day following the date of declaration or record date for the determination of stockholders entitled to receive such dividend or distribution, whichever is earlier, shall be increased to a number obtained by multiplying such number of shares of Issuable New NTL Common Stock by a fraction of which (x) the numerator shall be the sum of such number of shares of common stock of NTL outstanding at the close of business on such declaration or record date and the total number of shares of common stock of NTL constituting such dividend or distribution and (y) the denominator shall be the number of shares of common stock of NTL outstanding at the close of business on such declaration or record date, such increase in the number of shares of Issuable New NTL Common Stock to become effective immediately after the opening of business on the day following such declaration or record date. For purposes of this subsection
     (a), the number of shares of common stock of NTL at any time outstanding shall not include shares held in the treasury of NTL. NTL agrees not to pay any such dividend or make any such distribution on shares of its common stock held in the treasury of NTL.

          (b) STOCK SPLITS AND REVERSE SPLITS. In case after 26th July, 1999 outstanding shares of common stock of NTL shall be subdivided into a greater number of shares of common stock, the number of shares of Issuable New NTL Common Stock at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case after 26th July, 1999 outstanding shares of common stock of NTL shall be combined into a smaller number of shares of common stock, the number of shares of Issuable New NTL Common Stock at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) ISSUANCES BELOW MARKET. In case NTL, any of its subsidiaries or any third party (at the direction or request of NTL or any of its subsidiaries) after 26th July, 1999 shall (i) issue rights or warrants or other Equity Securities convertible to or exchangeable for common stock of NTL to any Person entitling them to subscribe for or purchase or otherwise obtain shares of such common stock at a price per share which is less than 94.5% of the last reported sale price per share on the day immediately preceding the issue date or, in case no such reported sale takes place on such day, the Closing Price, (ii) issue shares of common stock of NTL in connection with the exercise of options the exercise price of which is less than 94.5% of the Closing Price on the date of grant or (iii) issue shares or grant the right to subscribe for or purchase or otherwise obtain shares of common stock of NTL at a price which was less than 94.5% of the Closing Price on the day of grant or issue Equity Securities which grant the right to exchange or convert these Equity Securities for common stock of NTL at an exchange or conversion price which was less than 94.5% of the Closing Price on the day
                                      J-133
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     of such issue or grant, then the number of shares of Issuable New NTL
     Common Stock at the opening of business on the day following the record date for determination of stockholders entitled to receive rights or warrants or other Equity Securities (or, in the case of issuances to Persons who are not stockholders of NTL, on the date of such issuance), in the case of clause 2(c)(i), or on the date of issuance, exercise or grant, in the case of clause 2(c)(ii) and (iii), shall be adjusted to a number obtained by multiplying such number of shares of Issuable New NTL Common Stock by a fraction of which (x) the numerator shall be the number of shares of common stock of NTL outstanding at the opening of business on such record, issuance or grant date plus the number of additional shares of such common stock so issued or granted or to be offered for subscription or purchase or issued upon exercise of options and (y) the denominator shall be the number of shares of common stock of NTL outstanding at the opening of business on such record, issuance or grant date plus the number of shares of such common stock that the aggregate consideration received for such issuance offering price or exercise price of the total number of shares so issued or granted or to be offered would purchase at such last reported sale price or Closing Price, such adjustment to become effective immediately after the opening of business on the day following such record, issuance or grant date. In the case of clause 2(c)(iii), the readjustment called for by clause 2(c)(ii) shall be made provided that, if such adjustment has been made at the time of granting, no further adjustment will be made on exercise. Notwithstanding anything else in this subsection
     (c), NTL may issue rights, shares or options in connection with an employment agreement or employee option plan approved by the board of directors of NTL, or the modification, renewal or extension of any such plan or agreement, which entitles beneficiaries of such agreement or plan to subscribe for, purchase or otherwise obtain shares of the common stock of NTL at a price per share which is not less than 85% of the last reported sale price per share on the date immediately preceding the issue date or, in case no such reported sale takes place on such day, the Closing Price.

          For purposes of this subsection (c), the number of shares of common stock of NTL at any time outstanding shall not include shares held in the treasury of NTL. NTL agrees that it shall not issue any rights or warrants in respect of shares of its common stock held in the treasury. Rights or warrants issued by NTL to any or all holders of common stock of NTL entitling the holders thereof to subscribe for or purchase Equity Securities, which rights or warrants (i) are deemed to be transferred with such shares of common stock of NTL, (ii) are not exercisable and (iii) are also issued in respect of future issuances of common stock of NTL, in each case in clauses (i) through (iii) until the occurrence of a specified event or events (a "TRIGGER EVENT"), shall for purposes of this subsection (c) not be deemed issued until the occurrence of the earliest Trigger Event. The provisions of this subsection (c) shall not be triggered by the grant or exercise of any rights of France Telecom under the NTL Subscription Agreement or the NTL Investment Agreement between France Telecom and NTL or any adjustment to existing warrants of NTL as a result thereof.

          (d) SPECIAL DIVIDENDS. In case NTL, any of its subsidiaries or any third party (at the direction or request of NTL or any of its subsidiaries) after 26th July, 1999 shall distribute to any or all holders of shares of common stock of NTL (other than, in the case of a wholly owned subsidiary of NTL, to NTL or one or more different subsidiaries of NTL and in the case of a non-wholly owned subsidiary of NTL, pro rata to such subsidiaries' shareholders) evidence of its indebtedness or assets including cash (excluding any regular periodic cash dividend which is not in excess of 5% (on an annual basis) of the product of the Closing Price and the average number of shares of NTL Common Stock outstanding over any 12 month period determined as of the date of declaration of any such dividend), Equity Securities relating to NTL Common Stock (other than common stock of NTL) or rights to subscribe (excluding those referred to in subsection (c) above) for Equity Securities relating to NTL Common Stock other than common stock of NTL, in each such case the number of shares of Issuable New NTL Common Stock immediately prior to the close of business on the date prior to which such distribution is declared shall be adjusted to an amount obtained by multiplying such number of shares of Issuable New NTL Common Stock by a fraction of which (x) the numerator shall be the Closing Price per share of common stock of NTL on such declaration date and (y) the denominator shall be such Closing Price, less the then-current fair market value as of such declaration
                                      J-134
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     date (as determined by Greenhill & Co. in its good faith judgment) of the portion of indebtedness, assets, subscription rights or Equity Securities so distributed applicable to one share of common stock of NTL, such adjustment to become effective immediately prior to the opening of business on the day following such declaration date. NTL shall provide any holder of common stock of NTL, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or Equity Securities referred to in this subsection (d). Rights or warrants issued by NTL to all holders of common stock of NTL entitling the holders thereof to subscribe for or purchase Equity Securities, which rights or warrants (i) are deemed to be transferred with such shares of common stock, (ii) are not exercisable and
     (iii) are also issued in respect of future issuances of common stock, in each case in clauses (i) through (iii) until the occurrence of a Trigger Event, shall for purposes of this subsection (d) not be deemed issued until the occurrence of the earliest Trigger Event.

          (e) TENDER OR EXCHANGE OFFER. In case a tender or exchange offer made by NTL or any subsidiary of NTL (or any third party at the request of NTL or any of its subsidiaries using funds of NTL and excluding bona fide third party offers intended to result in a change of control transaction) for all or any portion of the common stock of NTL shall be consummated, and involving

             (A) an aggregate consideration having a fair market value (as determined by Greenhill & Co. in its good faith judgment) at the last time (the "OFFER TIME") tenders or exchange offers may be made pursuant to such offer (as it may be amended) such that, together with

             (B) the aggregate of the cash plus the fair market value (as determined by Greenhill & Co. in its good faith judgment), as of the Offer Time, of consideration payable in respect of any other tender or exchange offer by NTL or any such subsidiary for all or any portion of the common stock of NTL which was consummated preceding the Offer Time and in respect of which no adjustment to the number of shares of Issuable New NTL Common Stock pursuant to this subsection (e) has been made, such total consideration exceeds 107% of the product of the Closing Price of the common stock of NTL at the Offer Time multiplied by the number of shares of common stock of NTL tendered at the Offer Time (including in any previous tender or exchange offer as described in (B) above), then the number of Issuable New NTL Common Stock shall be adjusted so that the same shall equal a number determined by multiplying the number of shares of Issuable New NTL Common Stock immediately prior to the Offer Time by a fraction of which (x) the numerator shall be the product of (i) the Closing Price of the common stock of NTL at the Offer Time multiplied by (ii) the number of shares of common stock of NTL outstanding (including any tendered shares) at the Offer Time minus the number of all shares validly tendered (including in any previous tender or exchange offer as described in (B) above) and not withdrawn as of the Offer Time (the amount of the shares accepted pursuant to such offer or deemed so accepted, up to any such maximum, being referred to as the "PURCHASED COMMON STOCK") and (y) the denominator shall be (i) the product of such Closing Price at the Offer Time multiplied by such number of shares outstanding (including any tendered shares) at the Offer Time minus (ii) the fair market value (determined as aforesaid) which, for the avoidance of doubt shall include shares tendered in any previous tender or exchange other as described in
     (B) above of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Time. For purposes of this subsection (e), the number of shares of common stock of NTL at any time outstanding shall not include shares held in the treasury of NTL.

          In the case of a tender offer made by any third party pursuant to a transaction approved by NTL for all or any portion of common stock of NTL in connection with an Organic Change, NTL will use its reasonable best efforts to obtain an undertaking from any such third party to ensure that such third party will offer to purchase the common stock of NTL that will be received by Persons who will be entitled to receive New NTL Common Stock on terms materially identical to the terms extended to

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     holders of common stock of NTL in the tender offer by such third party
     (without duplication of any right to receive consideration under Section 3 hereof), promptly following Completion and the issuance of such shares of New NTL Common Stock.

          (f) MODIFICATION. In the case NTL hereafter modifies the rights of conversion, exchange or subscription attaching to any of its Equity Securities or other securities entitling the holders thereof to subscribe for or purchase or otherwise obtain shares of common stock of NTL, such that following such modification the consideration receivable per share of NTL common stock is less than 99% of the Closing Price per share of common stock of NTL on the date preceding the date on which the proposal for such modification was declared and such consideration is lower than the consideration receivable per share of NTL common stock prior to such modification, the number of shares of Issuable New NTL Common Stock shall be increased to a number obtained by multiplying such number of shares of Issuable New NTL Common Stock by a fraction of which (x) the numerator shall be the number of shares of common stock of NTL outstanding at the close of business on such declaration date PLUS the number of additional shares of such common stock so to be offered for subscription or purchase or issued upon exercise of such securities and (y) the denominator shall be the number of shares of common stock of NTL outstanding at the close of business on such declaration date PLUSthe number of shares of such common stock that the aggregate offering price or exercise price of the total number of shares so to be offered would purchase at such last reported sale price or Closing Price, such adjustment to become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

          (g) CALCULATIONS. All calculations under this clause (2) shall be made to the nearest share of common stock of NTL. In the case of a calculation of the value of any non-cash consideration received in connection with any transaction described in this Schedule 25, unless otherwise provided the fair market value of such non-cash consideration shall be determined by Greenhill & Co. in its good faith judgment.

          (h) WHEN ADJUSTMENT NOT REQUIRED. If NTL shall take a record of the holders of its common stock for purposes of taking any action that requires an adjustment of the number of shares of Issuable New NTL Common Stock under this clause (2), and shall, thereafter and before the effective date of such action, legally abandon its plan to take such action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled. No adjustment shall be required as a result of the issue of securities, warrants and options by NTL Holdings to replace existing securities in, and warrants and options over, NTL securities pursuant to the establishment of NTL Holdings as the new holding company of NTL provided that the securities, warrants and options to be issued by NTL Holdings shall be on the same terms as the securities, warrants and options in NTL which they are to replace.

(3) ORGANIC CHANGE

          (a) COMPANY SURVIVES. Upon the consummation of an Organic Change (other than a transaction in which NTL is not the surviving entity), lawful provision shall be made as a part of the terms of such transaction whereby the terms of the Transaction Agreement shall be modified, without payment of any additional consideration therefor, so as to provide that upon exercise of the CWC Holdings Put Option, the CWC Holdings Call Option or the CWC Holdings Tag Along Rights following the consummation of such Organic Change, Persons entitled to receive shares of Issuable New NTL Common Stock shall have the right (subject to confirmation of the Transaction) to receive only the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of shares of New NTL Common Stock which such Person would have been issued immediately prior to such Organic Change. The provisions of this clause (3)(a) shall similarly apply to successive Organic Changes.

          (b) COMPANY DOES NOT SURVIVE. NTL shall not enter into an Organic Change that is a transaction in which NTL is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities, cash and other property to Persons entitled to receive shares of Issuable New NTL Common Stock, without payment of any additional consideration therefor, with terms that provide that upon the exercise of the CWC Holdings Put Option or the CWC Holdings Call Option and the CWC Holdings Tag Along Rights, such Persons shall have the right (subject to the consummation of the Transaction) to purchase only the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of New NTL Common Stock which such Person would have been issued immediately prior to such Organic Change. The certificate or articles of incorporation or other constituent document of the surviving entity shall provide for such adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be equivalent to the adjustments provided for in clause (2) hereof.

(4) DEFINITIONS RELATING TO THE NUMBER OF NEW NTL COMMON STOCK TO BE ISSUED

     (a) "CLOSING PRICE" with respect to a share of common stock of NTL on any day means, subject to clause 2(f), the last reported sale price on that day or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices, regular way, on that day, in either case, as reported in the consolidated transaction reporting system with respect to securities quoted on Nasdaq or, if the shares of common stock of NTL are not quoted on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of common stock of NTL are listed or admitted to trading or, if the shares of common stock of NTL are not quoted on Nasdaq and not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognised quotation system then in use, or, if on any such day the shares of common stock of NTL are not quoted on any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker selected by an investment bank jointly selected by Greenhill & Co. and Morgan Stanley & Co. Limited making a market in the shares of common stock of NTL. If the shares of common stock of NTL are not publicly held or so listed, quoted or publicly traded, the "Closing Price" means the fair market value of a share of common stock of NTL, as determined in good faith by an investment bank jointly selected by Greenhill & Co and Morgan Stanley & Co. Limited.

     (b) "EQUITY SECURITIES" of any Person means any and all common stock, preferred stock, any other class of capital stock and partnership or limited liability company interests of such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company or is classified as an equity security under U.S. GAAP or any security that is convertible or exchangeable for any such equity security.

     (c) "ORGANIC CHANGE" means, with respect to any Person, any transaction (including without limitation any recapitalisation, capital reorganisation or reclassification of any class or series of Equity Securities, any consolidation of such Person with, or merger of such Person into, any other Person, any merger of another Person into such Person (other than a merger which does not result in reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of such Person), and any sale or transfer or lease of all or substantially all of the assets of such Person, but not including any stock split, combination or subdivision or special dividend which is the subject of clause 2(b) or 2(d) respectively) pursuant to which any class or series of Equity Securities of such Person is converted into the right to receive other securities, cash or other property.

     (d) "PERSON" means any individual, firm, corporation, company, limited liability company, association, partnership, joint venture, trust or unincorporated organisation, or a government or any agency or political subdivision thereof.

     (e) "TRADING DAY" means any day on which Nasdaq is open for trading, or if the shares of common stock of NTL are not quoted on Nasdaq, any day on which the principal national securities exchange or national quotation system on which the shares of common stock of NTL are listed, admitted to trading or quoted is open for trading, or if the shares of common stock of NTL are not so listed, admitted to trading or quoted, any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorised or obligated by law or executive order to close.

(5) COVENANTS AS TO NTL SHARES

     (a) NTL hereby agrees that, until the time when NTL issues the shares of Issuable New NTL Common Stock, NTL will not vary the rights of the holders of shares of NTL Common Stock and will not undertake any action which would be prejudicial to the rights of holders of shares of NTL Common Stock. NTL hereby warrants that the shares of Issuable New NTL Common Stock will be duly authorised and, when issued, fully paid and non-assessable, and free from liens or other encumbrances.

     (b) From 26th July, 1999 to the time when NTL issues the shares of Issuable New NTL Common Stock, NTL will use its best efforts (i) to maintain a listing for all the issued shares of NTL Common Stock, on each of NASDAQ and EASDAQ and
(ii) if NTL is unable to obtain or maintain such listings, to obtain and maintain a listing for all the issued NTL Common Stock on any other stock exchange as NTL may from time to time determine and will promptly give notice to the Persons entitled to obtain shares of Issuable New NTL Common Stock of the listing or delisting of the NTL Common Stock by either of NASDAQ or EASDAQ or any such stock exchange.

                                  SCHEDULE 26

                            (INTENTIONALLY OMITTED)

                                  SCHEDULE 27

                              INDEMNITY PROVISIONS

     Any indemnity given by C&W in this agreement (each an "INDEMNITY") shall (unless otherwise indicated) be subject to the following provisions:

          1. The losses, liabilities, costs, claims, actions, demands and/or expenses in respect of which an indemnity may be given (together "LOSSES") do not include any Losses resulting from NTL's default, negligence or bad faith or that of its subsidiary undertakings (other than ConsumerCo prior to Completion) or that of their respective officers, directors or employees.

          2. In the event of any Losses occurring in respect of which a party intends to invoke an indemnity, that party shall promptly notify C&W in writing and C&W shall have the option to assume the resolution of the matter giving rise to the Losses with, if required, legal advisers satisfactory to NTL (who shall not also be legal advisers to C&W if NTL objects to them so being). If C&W elects to assume the resolution thereof, or fails to employ legal advisers satisfactory to NTL within a reasonable period of time after notice of the Losses, it will reimburse NTL for the properly incurred fees and expenses of any legal advisers retained by NTL. Save for such fees and expenses and for NTL's properly incurred costs of investigation, after timely notice from C&W to NTL of its election to assume the resolution thereof, C&W shall not be liable to NTL for any costs subsequently incurred by NTL in connection with the resolution thereof. The provisions of this paragraph 2 shall only apply in relation to the indemnity in paragraph 10 of Schedule 23.

          3. C&W shall not be liable to indemnify NTL under the provisions of paragraph 10 of Schedule 23 in respect of any resolution of the matter giving rise to the Losses (as defined in that paragraph) made without the written consent of C&W.

          4. The party having the benefit of the indemnity shall mitigate the Losses consistent with no material adverse effect on its business arising out of such mitigation PROVIDED THAT the provisions of this paragraph 4 shall only apply in respect of the indemnities provided by C&W in clause 5(1)(i)(B), paragraphs (f) and (n) of Part I of Schedule 8 and paragraph 10 of Schedule 23.

          5. C&W shall not be liable to indemnify NTL or to make any payment to NTL pursuant to any indemnity before Completion.

                                  SCHEDULE 28

                            (INTENTIONALLY OMITTED)

                                  SCHEDULE 29

                            (INTENTIONALLY OMITTED)

                                  SCHEDULE 30

                            (INTENTIONALLY OMITTED)

Executed as a deed by BELL
ATLANTIC CORPORATION acting by
Frederic V. Salerno and John Killian
                                             /s/  Frederic V. Salerno
                                              ..................................

                                             /s/  John Killian
                                              ..................................

Executed as a deed by CABLE AND
WIRELESS PLC acting by Robert Lerwill
and Stephen Pettit
                                             /s/  Robert Lerwill
                                              ..................................

                                             /s/ Stephen Pettit
                                              ..................................

Executed as a deed by CABLE &
WIRELESS COMMUNICATIONS
PLC acting by Sir Bryan Carsberg
and Valerie Gooding
                                             /s/  Bryan Carsberg
                                              ..................................

                                             /s/  Valerie Gooding
                                              ..................................

Executed as a deed by NTL
INCORPORATED acting by Richard J. Lubasch
and John F. Gregg
                                             /s/  Richard J. Lubasch
                                              ..................................

                                             /s/  John F. Gregg
                                              ..................................

                                                                         ANNEX K

                                NTL INCORPORATED

                                 L2,376,000,000

                     SENIOR INCREASING RATE NOTES DUE 2001
                            ------------------------

                            NOTE PURCHASE AGREEMENT

                            ------------------------

                          DATED AS OF FEBRUARY 4, 2000

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
1.   AUTHORIZATION OF NOTES..............................................   K-1
2.   SALE AND PURCHASE OF NOTES..........................................   K-1
     2.1.    Obligation to Purchase......................................   K-1
     2.2.    Notice of Purchase..........................................   K-2
3.   CLOSING; ISSUE DATE.................................................   K-2
     3.1.    Execution...................................................   K-2
     3.2.    Closing.....................................................   K-2
     3.3.    Issue Date..................................................   K-2
4.   CONDITIONS TO CLOSING...............................................   K-3
     4.1.    Documents Required..........................................   K-3
     4.2.    Opinions of Counsel.........................................   K-4
     4.3.    Representations and Warranties..............................   K-4
     4.4.    Performance; No Default.....................................   K-4
     4.5.    Changes in Corporate Structure..............................   K-4
     4.6.    Information.................................................   K-5
     4.7.    No Other Offerings..........................................   K-5
     CONDITIONS TO THE ISSUE DATE........................................   K-5
     4.A.1.  Transaction.................................................   K-5
     4.A.2.  Absence of Bankruptcy.......................................   K-5
     4.A.3.  No Illegality...............................................   K-5
     COMPANY TO DELIVER ON ISSUE DATE....................................   K-6
     4.B.1.  Documents Required..........................................   K-6
     4.B.2.  Interest Rate...............................................   K-6
     4.B.3.  Payment of Accrued Fees and Expenses........................   K-7
5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................   K-7
     5.1.    Disclosure; The Notes.......................................   K-7
     5.2.    Investment Company Act Compliance...........................   K-7
     5.3.    Organization; Power and Authority...........................   K-7
     5.4.    Compliance with Laws, Other Instruments, Etc................   K-8
     5.5.    Authorization...............................................   K-8
     5.6.    Governmental Authorizations, Etc............................   K-8
     5.7.    Litigation..................................................   K-9
     5.8.    Licenses, Permits, Etc......................................   K-9
     5.9.    Authorization of this Agreement.............................   K-9
     5.10.   Authorization of the Notes..................................   K-9
     5.11.   Financial Statements........................................  K-10
     5.12.   Reporting...................................................  K-10
     5.13.   Compensation to Purchase Notes..............................  K-10
     5.14.   Rule 144A Information.......................................  K-10
     5.15.   Compliance with ERISA.......................................  K-10
     5.16.   Exchange Act Reports........................................  K-10
     5.17.   Taxes.......................................................  K-11
     5.18.   Use of Proceeds; Margin Regulations.........................  K-11
     5.19.   Environmental Matters.......................................  K-12
     5.20.   Solvency....................................................  K-12
     5.21.   Pari Passu Obligations......................................  K-12

                                                                           PAGE
                                                                           ----
6.   REPRESENTATIONS OF THE PURCHASER....................................  K-13
     6.1.    Purchase for Investment.....................................  K-13
     6.2.    Accredited Investor.........................................  K-13
     6.3.    Source of Funds.............................................  K-13
7.   PREPAYMENTS AND REDEMPTIONS OF THE NOTES............................  K-14
     7.1.    Optional Prepayments of the Notes...........................  K-14
     7.2.    Offer to Repurchase Notes in Respect of a Change of           K-14
             Control.....................................................
     7.3.    Mandatory Redemptions of the Notes..........................  K-15
     7.4.    Allocation of Partial Prepayments...........................  K-17
     7.5.    Maturity; Surrender, Etc....................................  K-17
     7.6.    Purchase of Notes...........................................  K-17
     7.7.    Reduction of Commitments with Excess Proceeds...............  K-17
8.   OPTIONAL EXCHANGE; MANDATORY EXCHANGE; ROLLOVER.....................  K-17
     8.1.    Extended Notes, Rollover Notes..............................  K-17
     8.2.    Rollover Indenture..........................................  K-18
     8.3.    Registration Rights.........................................  K-18
     8.4.    Conditions to Rollover......................................  K-18
9.   AFFIRMATIVE COVENANTS...............................................  K-19
     9.1.    Information Covenants.......................................  K-19
     9.2.    Payment of Notes............................................  K-20
     9.3.    Stay, Extension and Usury Laws..............................  K-20
     9.4.    Corporate Existence.........................................  K-20
     9.5.    Taxes.......................................................  K-21
     9.6.    Use of Proceeds.............................................  K-21
     9.7.    Furnishing of Rule 144A Information.........................  K-21
     9.8.    Permanent Refinancing of the Notes..........................  K-21
     9.9.    Availability of Management to Meet with Holders of Notes      K-22
             upon Request................................................
     9.10.   Fees........................................................  K-22
10.  NEGATIVE COVENANTS..................................................  K-22
     10.1.   Limitations on Liens........................................  K-22
     10.2.   Incurrence of Indebtedness and Issuance of Preferred          K-22
             Stock.......................................................
     10.3.   Restricted Payments.........................................  K-24
     10.4.   [Reserved]..................................................  K-25
     10.5.   Transactions with Affiliates................................  K-25
     10.6.   Dividends and Other Payment Restrictions Affecting            K-26
             Restricted Subsidiaries.....................................
     10.7.   No Other Offerings..........................................  K-27
11.  MERGERS, INVESTMENTS................................................  K-27
     11.1.   Limitations on Fundamental Changes, Asset Sales,              K-27
             Acquisitions, Etc...........................................
     11.2.   Limitations on Investments, Etc.............................  K-28
12.  DEFAULTS AND REMEDIES...............................................  K-29
     12.1.   Events of Default...........................................  K-29
     12.2.   Acceleration................................................  K-31
     12.3.   Other Remedies..............................................  K-31
     12.4.   Rescission..................................................  K-31
     12.5.   Restoration of Rights and Remedies..........................  K-31
     12.6.   No Waivers or Election of Remedies, Expenses, Etc...........  K-32
13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.......................  K-32
     13.1.   Registration of Notes.......................................  K-32
     13.2.   Transfer and Exchange of Notes..............................  K-32
     13.3.   Replacement of Notes........................................  K-33

                                                                           PAGE
                                                                           ----
14.  PAYMENTS ON NOTES...................................................  K-33
     14.1.   Place of Payment............................................  K-33
     14.2.   Home Office Payment.........................................  K-34
15.  EXPENSES, INCREASED COSTS AND INDEMNIFICATION, ETC. ................  K-34
     15.1.   Transaction Expenses........................................  K-34
     15.2.   Indemnity...................................................  K-34
     15.3.   Taxes.......................................................  K-35
     15.4.   Increased Costs.............................................  K-37
     15.5.   Survival....................................................  K-38
16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
     ENTIRE AGREEMENT....................................................  K-38
17.  AMENDMENT AND WAIVER................................................  K-38
     17.1.   Requirements................................................  K-38
     17.2.   Solicitation of Holders of Notes............................  K-39
     17.3.   Binding Effect, Etc.........................................  K-39
     17.4.   Notes Held by Company, Etc..................................  K-39
18.  NOTICES.............................................................  K-39
19.  REPRODUCTION OF DOCUMENTS...........................................  K-40
20.  CONFIDENTIAL INFORMATION............................................  K-40
21.  SUBSTITUTION OF PURCHASER...........................................  K-41
22.  MISCELLANEOUS.......................................................  K-41
     22.1.   Successors and Assigns......................................  K-41
     22.2.   NTL Holdings Guarantee......................................  K-41
     22.3.   Payments Due on Non-Business Days...........................  K-42
     22.4.   Satisfaction Requirement....................................  K-42
     22.5.   Severability................................................  K-42
     22.6.   Construction; Accounting Terms, Etc.........................  K-42
     22.7.   Survival of Commitment Letter...............................  K-42
     22.8.   Computation of Time Periods.................................  K-42
     22.9.   Execution in Counterparts...................................  K-43
     22.10.  Governing Law; Submission to Jurisdiction, Etc..............  K-43
     22.11.  Waiver of Jury Trial........................................  K-43
     22.12.  Third Party Proposals.......................................  K-43

EXHIBIT
     Form of NTL Holdings Guarantee......................................  K-46

                                NTL INCORPORATED
                              110 EAST 59TH STREET
                               NEW YORK, NY 10022

                     SENIOR INCREASING RATE NOTES DUE 2001

                                                          As of February 4, 2000

TO EACH OF THE PURCHASERS LISTED IN
  SCHEDULE I ATTACHED HERETO:

Ladies and Gentlemen:

     NTL Incorporated, a Delaware corporation (the "COMPANY") hereby agrees with you as follows:

1. AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of up to L2,376,000,000 aggregate principal amount of its Senior Increasing Rate Notes due 2001 (the Notes delivered pursuant to Section 2 of this Agreement and the Other Agreements and (i) any Extended Notes issued in exchange therefor pursuant to Section 8 of this Agreement or the Other Agreements and (ii) such Notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements being, collectively, the "NOTES"). Each of the Notes shall be in substantially the form of Exhibit A attached hereto (subject to Section 4B.2), with such amendments, supplements and other modifications thereto, if any, as shall be approved from time to time by you and the Company. Capitalized terms used in this Agreement shall have the meanings specified in Schedule II attached hereto; and references in this Agreement to a "Schedule" or an "Exhibit" are, unless otherwise specified herein, references to a Schedule or an Exhibit attached to this Agreement.

2. SALE AND PURCHASE OF NOTES.

2.1. OBLIGATION TO PURCHASE.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you, and you will purchase from the Company, on each Issue Date (as defined below) each of which shall occur during the period of time specified in Section 2.2 and as set forth in the Notice of Sale and Purchase (as defined below), Notes in an aggregate principal amount less than or equal to the amount of your Commitment at the purchase price of 100% of the aggregate principal amount thereof provided that the total aggregate principal amount of Notes issued and sold by the Company and purchased by you shall not in any circumstance exceed the amount of your Commitment. On or after any date that is three months immediately succeeding the first Issue Date (such date, the "SYNDICATION DATE"), the Company may enter into separate Note Purchase Agreements (collectively, the "OTHER AGREEMENTS") identical with this Agreement (except as to the identity of the Other Purchasers and the aggregate principal amount of the Notes to be purchased thereby) with each of the other purchasers named in Schedule I attached hereto (collectively, the "OTHER PURCHASERS"), if any, providing for the sale and purchase on any Issue Date after the Syndication Date to each of the Other Purchasers of Notes in the aggregate principal amount less than or equal to the amount of such Other Purchaser's Commitment provided that the total aggregate principal amount of Notes issued and sold by the Company and purchased by such Other Purchaser shall not in any circumstance exceed the amount of such Other Purchaser's Commitment; provided, however, that you may arrange for a single financial institution mutually agreed upon by the Company and you to either (x) enter into an Other Agreement or (y) acquire a portion of your interests hereunder, in each case, in an amount equal to up to 50% of your Commitment. For the avoidance of doubt, you may syndicate at any time the Tranche B of the $5.5 billion of permanent bank financing that may be used to refinance the Notes. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder. Upon the issuance of the Notes, the Commitment of each Purchaser shall terminate.

2.2. NOTICE OF PURCHASE.

     The sale and purchase of Notes shall be made upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of such sale and purchase (each such date as it may be postponed by the Company, an "ISSUE DATE") by the Company to you. The maximum number of Issue Dates shall be six; provided that all Issue Dates shall occur during the period of time from (and including) the date of the Acquisition through (and including) the date that is one year immediately succeeding the date of the Acquisition; provided further, that in no event shall any Issue Date occur on or after the Termination Date. The notice of the sale and purchase of Notes (the "NOTICE OF SALE AND PURCHASE") shall be by telephone, confirmed immediately in writing, or by telex or telecopier, in substantially the form of Exhibit F attached hereto, specifying therein the requested (a) Issue Date (which shall be a Business Day),
(b) aggregate principal amount of Notes to be purchased by you on such Issue Date and (c) aggregate principal amount of Notes to be purchased by all of the Other Purchasers on such Issue Date. On the Business Day following the date on which MSI receives the Notice of Sale and Purchase, MSI shall set, and give the Company notice of, the Applicable Interest Rate in accordance with the terms of the Notes subject to Section 22.12.

     The Company may cancel or postpone the sale and purchase of Notes by giving you notice to that effect.

     If you do not receive the Notice of Sale and Purchase prior to the third Business Day prior to the Termination Date, you shall, at your election, be relieved of all further obligations under this Agreement.

3. CLOSING; ISSUE DATE.

3.1. EXECUTION.

     This Agreement shall be duly executed and delivered upon the signing of this Agreement by the parties hereto.

3.2. CLOSING.

     This Agreement shall become effective on up to the seventh day (which shall be a Business Day) prior to the expected Posting Date (the "CLOSING DATE") at a closing which shall occur at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, at or before 6:00 P.M. (New York City time) on the Closing Date (the "CLOSING"). The Company shall provide MSI with three Business Days prior written notice of the Closing Date. You agree to conduct a pre-closing meeting to provide the Company the opportunity to satisfy the conditions set forth in Section 4.1 through Section 4.7 hereof, prior to 6:00 P.M. on the Closing Date.

     If at the Closing any of the applicable conditions set forth in Section 4.1 through Section 4.7 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without hereby waiving any rights you may have by reason of such failure or such nonfulfillment. If at the Closing all of the applicable conditions set forth in Section 4.1 through Section 4.7 have been fulfilled to its satisfaction, MSI shall provide a certificate stating that such conditions to Closing have been satisfied.

3.3. ISSUE DATE.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers, if any, shall occur on the Issue Dates.

     On each Issue Date, subject to the fulfillment of the applicable conditions set forth in Section 4.A hereof, the Company will deliver to you the Notes to be purchased by you on such Issue Date in the form of one or more Notes dated such Issue Date and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of same day funds in the amount of the aggregate purchase price therefor by wire transfer for the account of the Company to the account designated by the Company in the Notice of Sale and Purchase. If at such Issue Date the Company shall fail to tender such Notes to you as provided above in this Section 3.3, or any of the applicable conditions set forth in Section 4.A shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without hereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

     The effectiveness of this Agreement is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1. DOCUMENTS REQUIRED.

     You shall have received the following documents, each dated as of the Closing Date (except as otherwise specified below) and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to you:

          (a) Note Purchase Agreements. This Agreement and each of the Other Agreements, if any, duly executed by the Company.

          (b) Corporate Approvals and Other Similar Documentation. Certified copies of the resolutions of the Board of Directors (or persons performing similar functions) of each of the Company and NTL Holdings approving (i) each of the Note Documents to which it is or is to be a party, the issuance and sale of the Notes and the transactions contemplated hereby and thereby, and all documents evidencing other necessary corporate action with respect to each such Note Document, the issuance and sale of the Notes and the other transactions contemplated hereby and thereby, (ii) the consummation of the Transaction, and (iii) the FT Agreements and the transactions contemplated thereby.

          (c) Certificate of Incorporation. A copy of the certificate of incorporation of the Company and NTL Holdings and each amendment thereto, certified (as of a date reasonably near the Closing Date) by the Secretary of State of the State of Delaware as being a true and complete copy thereof.

          (d) Good Standing Certificates. A copy of a certificate of the Secretary of State of the State of Delaware, dated reasonably near the Closing Date, listing the certificate of incorporation of each of the Company and NTL Holdings and each amendment thereto on file in the office of such Secretary of State and certifying that (i) such amendments are the only amendments to the certificate of incorporation of each of the Company and NTL Holdings on file in his office, (ii) each of the Company and NTL Holdings has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (iii) each of the Company and NTL Holdings is duly incorporated and is in good standing under the laws of the State of Delaware.

          (e) Officer's Certificate. The Company shall have furnished to you and the Other Purchasers a certificate of the Company, signed by the President or any Vice President of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Company's 10-K and the Company's 10Qs, any amendment or supplement to the Company's 10-K and the Company's 10Qs, or each publicly disclosed filing made by the Company with the SEC and this Agreement and that:

             (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

             (ii) since the date of the most recent financial statements included in the Company's 10Q or as publicly disclosed in filings made by the Company with the SEC, there has been no adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Company's 10Q or as publicly disclosed in other filings made by the Company with the SEC; and

             (iii) no consolidated financial statements of the Company prepared in accordance with GAAP as of any date or any period subsequent to September 30, 1999 are available.

          (f) Solvency Certificates. A certificate from the Chief Financial Officer of each of the Company and NTL Holdings, in substantially the form of Exhibit B attached hereto, attesting to the Solvency of the Company and its Subsidiaries, if any, taken as a whole, and the Solvency of NTL Holdings and its Subsidiaries, taken as a whole, as applicable, immediately before and immediately after giving effect to the Note Documents, the Transaction, the FT Agreements, and all of the transactions contemplated hereby or thereby to occur on or about the first Issue Date, and assuming
     (i) the sale by the Company and purchase of Notes by you on such date in an aggregate principal amount of L2,376,000,000 and (ii) the loan to be made by the Company to NTL Holdings in an aggregate principal amount of L2,376,000,000 on or about such date, which loan shall have terms substantially the same as the Notes (the "NTL HOLDINGS LOAN").

          (g) NTL Holdings Guarantee. The NTL Holdings Guarantee duly executed by NTL Holdings.

4.2. OPINIONS OF COUNSEL.

     You shall have received the following favorable opinions, each dated the Closing Date, to the effect as set forth on the respective Exhibit attached hereto, or otherwise in form and substance satisfactory to you:

          (a) Richard J. Lubasch, Executive Vice President, General Counsel and Secretary of each of the Company and NTL Holdings, substantially to the effect as set forth on Exhibit C-1 attached hereto;

          (b) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for each of the Company and NTL Holdings, substantially to the effect as set forth on Exhibit C-2 and Exhibit C-3, respectively, attached hereto; and

          (c) Latham & Watkins, your special counsel, as you may request.

4.3. REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Company and NTL Holdings contained in this Agreement and each of the other Note Documents to which it is a party shall be complete and correct in all material respects when made and at the time of the Closing Date.

4.4. PERFORMANCE; NO DEFAULT.

     The Company and each of its Subsidiaries and NTL Holdings shall have performed and complied with all agreements and conditions contained in this Agreement and the other Note Documents to which it is a party required to be performed or complied with by it on or prior to the Closing Date, and no Default or Event of Default shall have occurred and be continuing.

4.5. CHANGES IN CORPORATE STRUCTURE.

     None of the Company, any of its Subsidiaries or NTL Holdings shall have changed its jurisdiction of organization, shall have been a party to any merger, consolidation or other similar transaction or shall have issued or sold any shares of its Capital Stock (or other ownership or profit interests therein), or any warrants, options or other rights therefor, at any time following the date of the most recent audited consolidated financial statements of the Company and its Subsidiaries referred to in Section 5.11, except (i) as set forth on
Schedule 4.5, (ii) as publicly disclosed in filings made by the Company with the SEC or as described in the Transaction Agreements, (iii) with respect to the internal reorganization of subsidiaries, which could not be reasonably expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (iv) options or warrants granted to employees or stock issued upon exercise of such options or warrants and (v) with the prior written consent of MSI.

4.6. INFORMATION.

     The Company shall have furnished to MSI such further information, certificates and documents as MSI may reasonably request relating to this Agreement, any of the other Note Documents, the Transaction and the FT Agreements and the transactions contemplated hereby or thereby.

4.7. NO OTHER OFFERINGS.

     Other than with the prior written consent of MSI, since the date of the Commitment Letter, none of NTL Holdings, the Company or any of their Subsidiaries shall have offered, placed or sold, or have caused to be offered, placed or sold, directly or indirectly by private or public offering or offerings, any debt or preferred equity securities or other obligations that, in your sole judgment, could reasonably be expected to impair your ability to resell the Notes being issued hereunder or to consummate the Permanent Refinancing on terms reasonably acceptable to you.

4.A. CONDITIONS TO THE ISSUE DATE

     Your obligation to purchase and pay for the Notes to be sold to you on each Issue Date is subject to the fulfillment to your satisfaction, on or prior to such Issue Date, of the following conditions:

4.A.1. TRANSACTION.

     The Transaction (x) with respect to the first Issue Date, shall be consummated substantially contemporaneously and (y) with respect to all other Issue Dates, shall have been consummated, in any case in accordance with the agreements relating to the Transaction and substantially as described in the Commitment Letter and there shall have been no material amendment or material waiver by the Company or NTL Holdings of any of the material terms or conditions contained therein, except with the prior written consent of MSI, and the Equity Issuance (with respect to Cable & Wireless plc or its relevant subsidiary) and the Equity Financing shall have been consummated. The Equity Financing (including, without limitation, the terms of the convertible preferred stock to be issued in connection therewith) shall have been consummated in accordance with the FT Agreements.

4.A.2. ABSENCE OF BANKRUPTCY.

     There shall not have occurred any of the events specified in Sections 12.1(g) or 12.1(h) with respect to the Company or NTL Holdings.

4.A.3. NO ILLEGALITY.

     It shall not be contrary to or violative of any law, statute, rule, regulation, judgment or court decree of the United States of America, any of the several states of the United States of America, or the United Kingdom for the Company, NTL Holdings or any of their Subsidiaries to proceed with the issuance and sale of the Notes as provided for in this Agreement, the execution and delivery of this Agreement and the other Note Documents or the agreements relating to the Transaction or the Equity Financing.

4.B. COMPANY TO DELIVER ON ISSUE DATE

4.B.1. DOCUMENTS REQUIRED.

     On or prior to each Issue Date, the Company agrees to deliver to you the following documents, each dated as of such Issue Date and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to you:

          (a) Notice of Sale and Purchase. A Notice of Sale and Purchase, properly completed and duly executed by the Chairman of the Board, the President, any Vice President or the General Counsel of the Company.

          (b) Notes. Notes, registered in your name, in such aggregate principal amount as is specified to be purchased by you in the related Notice of Sale and Purchase and in such number of Notes and in such denominations as are specified to the Company by you at least one Business Day prior to such Issue Date (and in the absence of such specification, in a single Note), in each case duly executed by the Company.

4.B.2. INTEREST RATE.

     The Notes shall be in the form of Exhibit A hereto; provided, however, that if after the Closing Date and prior to the first Issue Date:

          (i) there shall have occurred any downgrading in the rating accorded to any of the Company's or NTL Communications Corp.'s debt securities by S&P to a rating below B- or Moody's to a rating below B3,

          (ii) there shall have been a material adverse change in the business, financial condition, operations, results of operations, or prospects of the Company and its Subsidiaries, taken as a whole from that on the date of the Commitment Letter before or after giving effect to the Acquisition, or

          (iii) (w) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (x) trading of any securities of the Company or NTL Communications Corp. shall have been suspended on any exchange or in any over-the-counter market, (y) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (z) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of MSI, is material and adverse; and, in the case of any of the events specified in clauses (w) through (z) above, such event, singly or together with any other such event, makes it, in the reasonable judgment of MSI, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated hereby and by the Commitment Letter, then subject to Section 22.12, the Applicable Interest Rate shall be increased by MSI, at its option, after consultation with the Company, to the extent it deems necessary to ensure a successful syndication of the Notes; provided, that in no event shall the Applicable Interest Rate exceed 16%; and provided further that if MSI increases the Applicable Interest Rate to exceed 14%, an amount equal to the difference between the actual amount of interest accrued for each Interest Period at the Applicable Interest Rate and the amount of interest that would have accrued if the Applicable Interest Rate had been 14%, shall be added to, and deemed for all purposes of, the Notes to constitute a portion of the principal amount outstanding thereunder.

     With respect to any Notes issued on any Issue Date occurring subsequent to the first Issue Dates (w) the rate of interest on such Notes shall be equal to the rate of interest on the then outstanding Notes issued hereunder, (x) the rate of interest on such Notes for subsequent Interest Periods shall be adjusted in the same manner as the rate of interest on the then outstanding Notes issued hereunder and (y) such Notes shall have the same Interest Payment Dates (other than the initial Interest Payment Date for such

Notes) and the same Interest Periods (other than the initial Interest Period) as the then outstanding Notes issued hereunder.

4.B.3. PAYMENT OF ACCRUED FEES AND EXPENSES.

     Without limiting the provisions of Section 15.1, all of the reasonable accrued fees and expenses incurred in connection with the transactions contemplated by this Agreement and the other Note Documents (including, without limitation, the accrued fees and expenses of Latham & Watkins, special counsel to you) to be paid by or on behalf of the Company on or prior to each Issue Date shall have been paid (unless otherwise agreed by MSI in writing that such fees and expenses may be paid at a later date).

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you as of the Closing Date and as of each Issue Date (such representations and warranties on each Issue Date shall not be a condition precedent to issuing the Notes) that:

5.1. DISCLOSURE; THE NOTES.

     (a) Each of the Company's 10-K and the Company's 10Q, as supplemented, does not (and any supplement thereto, does not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Neither the Company, nor any of its Affiliates (for purposes of this Section 5.1(b) only, as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

     (c) No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

     (d) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.

     (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("REGULATION S") with respect to the Notes, and each of them has complied with the offering restriction requirements of Regulation S in connection with the offering of the Notes outside the United States.

     (f) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

5.2. INVESTMENT COMPANY ACT COMPLIANCE.

     The Company is not an "investment company" within the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), without taking account of any exemption arising out of the number of holders of the Company's securities.

5.3. ORGANIZATION; POWER AND AUTHORITY.

     Each of the Company and its Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing (or the local equivalent thereof, if any) under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, in each case as described in the Company's 10-K and in the Company's 10Q or as publicly disclosed in other filings made by the Company with the SEC, and each is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

5.4. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

     Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation or by-laws or other governing documents or is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of Indebtedness or in any indenture, material agreement or material instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of its Material Subsidiaries is bound or to which any of their respective properties is subject or, except as referred to in the Company's 10-K or in the Company's 10Q or in connection with debt assumed pursuant to the Acquisition, is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company or any of its Material Subsidiaries or any of their respective properties (including any laws, statutes, rules or regulations promulgated by the Independent Television Commission ("ITC"), the Office of Telecommunications ("OFTEL") and the Department of Trade and Industry ("DTI")), nor has any event occurred which with notice or lapse of time or both would constitute such a violation or default, except in each case, which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

5.5. AUTHORIZATION.

     The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the other Note Documents to which it is a party, the FT Agreements, and to issue, sell and deliver the Notes, and to consummate the Transaction as provided herein and therein.

5.6. GOVERNMENTAL AUTHORIZATIONS, ETC.

     The (i) issuance and sale of the Notes by the Company, (ii) execution, delivery and performance of this Agreement, the other Note Documents to which it is a party and the FT Agreements, (iii) compliance by the Company with the provisions of the Notes, this Agreement, the other Note Documents to which it is a party and the FT Agreements, and (iv) consummation of the Transaction, the transactions contemplated by any of the Notes, this Agreement, the other Note Documents to which it is a party and the FT Agreements, will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, including the Federal Communications Commission, ITC, OFTEL or DTI (except such as may be required under the securities or Blue Sky laws of the various states or contemplated by the Transaction Agreements and those consents, authorizations, approvals, orders, filings, registrations or notices that have been obtained or made and are in full force and effect), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws (or other governing documents) of the Company or any of its Subsidiaries or any bond, debenture, note or any other evidence of Indebtedness or in any indenture, material agreement or material instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of its Material Subsidiaries is bound or any of their respective properties is subject, or violate or conflict with any law, statute, rule, regulation, judgment or court decree applicable to the Company or any of its Material Subsidiaries or any of their respective properties (including any laws, statutes, rules or regulations promulgated by ITC, OFTEL or DTI). The Transaction, when consummated substantially simultaneously with the issuance of the Notes, will have been consummated in accordance with the Transaction Agreements and applicable Requirements of Law.

5.7. LITIGATION.

     Except as otherwise publicly disclosed in any filing made by the Company with the SEC or as set forth on Schedule 5.7, there are no material investigations, proceedings or actions, whether judicial or administrative and whether brought by any regulatory body, administrative agency or other governmental body or by any other person, pending, or, to the knowledge of the Company, threatened, to which the Company or any of its Material Subsidiaries is a party or of which any of their respective properties is the subject, except as would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

5.8. LICENSES, PERMITS, ETC.

     The Company and each of its Material Subsidiaries have all such permits, licenses, franchises and authorizations of governmental or regulatory authorities or other rights currently necessary to be procured by them in order to engage in the respective businesses currently conducted by each of them as set forth in the Company's 10-K and the Company's 10Q or as publicly disclosed in other filings made by the Company with the SEC (collectively, "PERMITS"), including, without limitation, under any laws regulating or relating to the conduct of cable/telephony operations, as are necessary to own, lease and operate its respective properties and to conduct its business, except where the failure to have any such Permit would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; the Company and each of its Material Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or result in any other impairment of the rights of the holder of any such Permit, except in each case, as would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole and subject in each case to such qualification as may be set forth in the Company's 10-K and the Company's 10Q or as publicly disclosed in other filings made by the Company with the SEC; and except as set forth in the Company's 10-K and the Company's 10Q or as publicly disclosed in other filings made by the Company with the SEC, no such Permit contains any restriction that would have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Material Subsidiaries has any reason to believe that any governmental body or regulatory agency is considering limiting, suspending or revoking any Permits, except as would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

5.9. AUTHORIZATION OF THIS AGREEMENT.

     Each of this Agreement, the other Note Documents to which the Company is a party and the FT Agreements has been duly and validly authorized, executed and delivered by the Company. Each of this Agreement, the other Note Documents to which the Company is a party and the FT Agreements constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

5.10. AUTHORIZATION OF THE NOTES.

     The Notes have been duly and validly authorized by the Company and, when
(i) the Notes have been duly executed in accordance with the terms of this Agreement, (ii) the Notes have been delivered to and paid for by you and the Other Purchasers as contemplated by this Agreement and (iii) this Agreement has been duly executed and delivered by the Company, the Notes will be valid and legally binding obligations of the Company, entitled to the benefits of this Agreement and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by

(x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

5.11. FINANCIAL STATEMENTS.

     The consolidated financial statements of the Company and its Subsidiaries present fairly in all material respects the financial position and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented except as described in the Company's 10-K or the Company's 10Q, or any supplement thereto, and except that the unaudited interim financial statements are subject to normal year end adjustments. The selected financial data included in the Company's 10-K and the Company's 10Q, or any supplement thereto, present fairly the information shown therein and have been prepared on a basis consistent with that of the financial statements included in the Company's 10-K and the Company's 10Q, or any supplement thereto.

5.12. REPORTING.

     The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

5.13. COMPENSATION TO PURCHASE NOTES.

     The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Notes of the Company (except as contemplated by the Commitment Letter, the Fee Letter and this Agreement).

5.14. RULE 144A INFORMATION.

     The information provided by the Company pursuant to Section 9.7 hereof does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.15. COMPLIANCE WITH ERISA.

     There is no employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person. The execution and delivery of this Agreement, the Notes and the other Note Documents and the syndication by MSI as set forth in the Commitment Letter and this Agreement will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and agreements made or deemed made by MSI in this Agreement.

5.16. EXCHANGE ACT REPORTS.

     Any documents filed with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Company's 10Q and all documents filed under the Exchange Act and deemed to be included in the Company's 10Q or any supplement thereto, when they were or are filed with the SEC, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder.

5.17. TAXES.

     (a) Except for the filing of such tax returns and reports which would not have a material adverse effect on the business, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have filed or caused to be filed all tax returns and reports that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all taxes shown to be due and payable on any assessments of which the Company or such Subsidiary, as the case may be, has received notice and all other taxes, assessments, levies, fees and other governmental charges imposed upon the Company or any of its Subsidiaries, or their property, assets, income or franchises, to the extent such taxes, assessments, levies, fees and other charges have become due and payable and before they have become delinquent, except for taxes, assessments, levies, fees or other charges the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Company or such Subsidiary, as the case may be, has established appropriate and adequate reserves in accordance with generally accepted accounting principles in effect from time to time.

     (b) The Company has established appropriate and adequate reserves for all taxable years and all other taxable periods through December 31, 1998 for which the expiration of the applicable statute of limitations for assessment or collection of the federal income tax liabilities of the Company or any of its Subsidiaries has not occurred (whether as a result of extension or otherwise) and will have appropriate and adequate reserves for the period ending December 31, 1999.

     (c) Neither the Company nor any of its Subsidiaries or Affiliates has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any such Subsidiary or Affiliate, or is aware of any circumstances that would cause the taxable years or other taxable periods of any of the Company or any of its Subsidiaries or Affiliates not to be subject to the normally applicable statute of limitations other than agreements extending the statute of limitations for 1993, 1994, 1995 and 1996.

     (d) Neither the Company nor any of its Subsidiaries is or at any time has been a member of a U.S. affiliated, consolidated, combined or unitary group other than such group of which the Company is the common parent (within the meaning of Section 1504(a)(1) of the Internal Revenue Code).

     (e) The Company is not an S corporation within the meaning of Section 1361 of the Internal Revenue Code.

5.18. USE OF PROCEEDS; MARGIN REGULATIONS.

     (a) The Company will apply the proceeds from the sale and purchase of the Notes from time to time under this Agreement solely to either (A) make the NTL Holdings Loan to NTL Holdings or (B) (i) finance a portion of the Acquisition,
(ii) refinance the indebtedness of New CWC, CWC and their respective subsidiaries as at completion of the Acquisition and (iii) pay fees and expenses incurred in connection with (x) the sale and purchase of the Notes to you and the Other Purchasers, (y) the Transaction and (z) the FT Agreements. The Company shall notify MSI subsequently as to what such proceeds were applied for.

     (b) Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207)). No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of the Board of Governors of the Federal Reserve System (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of the Board of Governors of the Federal Reserve System (12 CFR
220). Margin stock does not constitute more than 25% of the value of the consolidated property and assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such consolidated property and assets. None of the transactions contemplated by this Agreement and the Other Agreements (including, without limitation, the direct and indirect use of proceeds of the Notes) will violate or result in a violation of the Securities Act or the Exchange Act or any of the rules and regulations promulgated thereunder or in such Regulation T, Regulation U or Regulation X, as applicable.

5.19. ENVIRONMENTAL MATTERS.

     Except as would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole:

          (a) The operations and properties (whether owned or leased) of the Company and each of its Subsidiaries comply in all material respects with all Environmental Laws and Environmental Permits, and all necessary Environmental Permits have been obtained and are in full force and effect for all of the operations and properties of the Company and each such Subsidiary. All past noncompliance with any such Environmental Laws or Environmental Permits has been resolved without ongoing obligations or costs to the Company or any of its Subsidiaries. No circumstances exist that, either individually or in the aggregate, could reasonably be expected
     (i) to form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of its properties or (ii) to cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (b) All facilities where Hazardous Materials may be stored or used are designed and constructed to meet high standards of protection. Older installations are regularly assessed for environmental risk and appropriate action is taken. Registers of asbestos in buildings are maintained, and all identified or suspect materials are labeled.

          (c) There are no ongoing investigations into any actual or threatened release of Hazardous Materials at any site, location or operation. Where past investigations have resulted in recommendation of action, such action has been carried out effectively and any risk of continued pollution from these incidents has been dealt with adequately; and all Hazardous Materials generated, used, treated, handled or stored at, or released, discharged or disposed of on, or transported to or from, any property owned or operated by the Company or any of its Subsidiaries have been disposed of in a manner that does not violate, and could not reasonably be expected to give rise to liability under, any applicable Environmental Law.

          (d) Neither the Company nor any of its Subsidiaries has received any notice from any Governmental Authority regarding any violation or alleged violation of, noncompliance or alleged noncompliance with, or liability or potential liability under or in respect of, any Environmental Law or Environmental Permit by the Company or any such Subsidiary, nor does the Company or any such Subsidiary have knowledge or have any reason to believe that any such notice will be received or is being threatened.

5.20. SOLVENCY.

     Each of the Company and its Subsidiaries, both individually and together, taken as a whole, is, and upon giving effect to the issuance and sale of all of the Notes and consummation of the Transaction and the Equity Financing and the other transactions contemplated hereby and thereby will be, Solvent.

5.21. PARI PASSU OBLIGATIONS.

     The Obligations of the Company under this Agreement and the other Note Documents to which it is a party rank senior in right of payment to all subordinated Indebtedness of the Company. The Obligations of the Company under this Agreement and the other Note Documents to which it is a party rank at least pari passu in right of payment with all outstanding unsecured Indebtedness of the Company.

6. REPRESENTATIONS OF THE PURCHASER.

6.1. PURCHASE FOR INVESTMENT.

     You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by applicable law, and you agree that the Company is not required to register the Notes.

6.2. ACCREDITED INVESTOR.

     You are an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act) and, by reason of your business and financial experience, and the business and financial experience of those Persons retained by you to advise you with respect to your investment in the Notes, you, together with such advisors, have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, are able to bear the economic risk of such investment and, at the present time, are able to afford a complete loss of such investment. You are not purchasing the Notes in reliance upon any investigation made by any of the Other Purchasers.

6.3. SOURCE OF FUNDS.

     You represent that at least one of the following statements is an accurate representation as to each source of funds (a "FUNDS SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Funds Source does not constitute the assets of an Employee Benefit Plan;

          (b) the Funds Source will constitute assets of an insurance company general account (as such term is used in PTCE 95-60 issued by the United States Department of Labor) and the purchase of the Notes by you is entitled to the exemption granted by PTCE 95-60; provided that neither the Company nor any of its Subsidiaries is your "affiliate" (within the meaning of Section V(a) of PTCE 95-60);

          (c) if any part of any Funds Source will be from the assets of any separate account maintained by you in which any Employee Benefit Plan (or its related trust) has an interest, at least one of the following statements with respect to such Funds Source is accurate:

             (i) such separate account is maintained solely in connection with your fixed contractual obligations under which amounts payable or credited to such Employee Benefit Plan and to any participant or beneficiary thereof (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

             (ii) the Funds Source will constitute assets of a "pooled separate account" (as such term is used in PTCE 90-1 issued by the United States Department of Labor) and either (A) prior to the Closing Date, you shall have disclosed to the Company the name of each Employee Benefit Plan whose assets in such separate account exceed or are expected to exceed 10% of the total assets of such account as of the Closing Date or (B) the purchase of the Notes by you is entitled to the exemption granted under PTCE 90-1; provided that neither the Company nor any of its Subsidiaries is your "affiliate" (within the meaning of PTCE 90-1);

          (d) the Funds Source will constitute assets of a "bank collective fund" (as such term is used in PTCE 91-38 issued by the United States Department of Labor) and either (A) prior to the Closing Date, you shall have disclosed to the Company the name of each Employee Benefit Plan whose assets in such bank collective fund exceed or are expected to exceed 10% of the total assets of such fund as of the Closing Date or (B) the purchase of Notes by you is entitled to the exemption granted under PTCE 91-38; provided that neither the Company nor any of its Subsidiaries is your "affiliate" (within the meaning of PTCE 91-38); or

          (e) the Funds Source will constitute assets of an "investment fund" managed by a "qualified plan asset manager" (as both such terms are defined in Part V of PTCE 84-14 issued by the United States Department of Labor) (a "QPAM"); the QPAM and the Employee Benefit Plans on whose behalf the QPAM is acting have been disclosed to the Company and the purchase of Notes by you is entitled to the exemption granted under PTCE 84-14; provided that neither the Company nor any of its Subsidiaries, nor any "affiliate" (within the meaning of PTCE 84-14) thereof, has, as of the Closing Date, or has exercised during the calendar year immediately preceding the Closing Date, the authority to (A) appoint or terminate the QPAM on behalf of any such Employee Benefit Plan or (B) negotiate on behalf of any such Employee Benefit Plan the terms of its management agreement with the QPAM (including, without limitation, any renewals or modifications thereof).

For purposes of subsections (c) and (d) of this Section 6.3, all Employee Benefit Plans maintained by the same employer or employee organization are deemed to be a single plan.

7. PREPAYMENTS AND REDEMPTIONS OF THE NOTES.

7.1. OPTIONAL PREPAYMENTS OF THE NOTES.

     The Company may, at its option, upon not less than ten days' prior written notice to the holders of the Notes, prepay all or any part of the Notes, in an aggregate principal amount of $1,000 or integral multiples of $1,000 in excess thereof (or, if less, the remaining aggregate principal amount of all Notes outstanding at such time), at a purchase price in cash equal to 100% of the aggregate principal amount of the Notes so prepaid, plus all accrued and unpaid interest thereon, if any, to the date of such prepayment. Each notice of an optional prepayment of the Notes pursuant to this Section 7.1 shall specify the date fixed for such prepayment, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.4) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall state that such prepayment is to be made pursuant to this Section 7.1.

7.2. OFFER TO REPURCHASE NOTES IN RESPECT OF A CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, each holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to an offer made in the manner described below (each, a "CHANGE OF CONTROL OFFER"), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). In addition, you and each of the Other Purchasers shall have the right to terminate your or their Commitment, if any, as of the date of occurrence of the Change of Control. Within 40 days following any Change of Control, the Company shall send by first class mail, a notice to each of the holders stating:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 7.2 and the length of time the Change of Control Offer will remain open;

          (ii) the repurchase price (as determined in accordance with this Section 7.2(a)) and the Purchase Date therefor and that all Notes tendered shall be accepted for payment;

          (iii) that any Note or portion thereof not tendered or accepted for purchase shall continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Note or portion thereof accepted for purchase pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Repurchase Date;

          (v) that holders electing to have a Note or portion thereof purchased will be required to surrender the Note to the Company, at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

          (vi) that holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Purchase Date, or such longer period as may be required by law, a letter or a telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the holder, the principal amount at maturity of the Note or portion thereof the holder delivered for purchase and a statement that such holder is withdrawing his election to have the Note or portion thereof purchased;

          (vii) that holders whose Notes were purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered;

          (viii) that holders whose Notes are being tendered for repurchase only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

          (ix) that such holder has the right to terminate its Commitment and that if such holder does not deliver notice to the Company terminating its Commitment by the later of (i) 30 days after receipt of the notice or (ii) the Purchase Date, such holder shall be deemed not to have exercised such right to terminate its Commitment.

     Notwithstanding the foregoing, the failure of the Company to deliver the notice referred to in this Section 7.2(a) to you or any of the Other Purchasers shall not affect or impair your or their right to terminate your or their Commitment. At any time following a Change of Control, if you or any of the Other Purchasers shall have notified the Company of your or their election to have your or their Commitment terminated in accordance with the terms of subsection (a) of this Section 7.2, such termination of your or their Commitment shall be automatically and permanently effected upon such notice.

     In addition, the notice shall, to the extent permitted by applicable law, be accompanied by a copy of the information regarding the Company and its Subsidiaries which is required to be contained in the most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K (including any financial statements or other information required to be included or incorporated by reference therein) and any Reports on Form 8-K filed since the date of such Quarterly Report or Annual Report, as the case may be, which the Company has filed with the SEC on or prior to the date of the notice. The notice shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Change of Control Offer, as the case may be.

     (b) The Change of Control Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement, except to the extent that a longer period is required by applicable law (the "TENDER PERIOD"). Upon the expiration of the Tender Period (the "PURCHASE DATE"), the Company shall purchase the principal amount required to be purchased pursuant to Section 7.2(a) hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Change of Control Offer.

     (c) Any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on the Business Day prior to the Purchase Date, and no additional interest will be payable to holders who tender Notes pursuant to the Change of Control Offer.

     (d) The Change of Control Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials necessary to enable such holders to tender their Notes.

7.3. MANDATORY REDEMPTIONS OF THE NOTES.

     Subject to (i) the requirements of any indenture in effect as of the date hereof, (ii) Indebtedness to be assumed as set forth in the Acquisition Agreement; provided that, to the extent that the net indebtedness assumed pursuant to the Acquisition Agreement exceeds the NTL Assumed CWC Debt (as such terms is defined in the Acquisition Agreement), any cash or net cash proceeds of securities received by NTL Holdings or any of its Subsidiaries under the Acquisition Agreement to offset the amount of net indebtedness above the NTL Assumed CWC Debt, such cash or net cash proceeds (x) shall be deposited in an account and used from time to time solely to repay or redeem any Indebtedness assumed pursuant to the Acquisition Agreement or (y) shall be used to redeem the Notes within 10 Business Days immediately following receipt thereof; provided that such cash or net cash proceeds while on deposit in such account may be invested solely in Cash Equivalents; provided further that if on the date that is one year immediately succeeding the closing of the Acquisition (the "One Year Date") any such cash or net cash proceeds remain in the account, such remaining cash or net cash proceeds shall be used to redeem the Notes within 10 Business Days immediately succeeding the One Year Date and
(iii) Section 10.3 and except with the prior written consent of MSI, upon receipt by the Company or any of its Subsidiaries of the Net Cash Proceeds from:

          (a) the issuance or incurrence by the Company or any of its Subsidiaries of any Indebtedness (including, without limitation, the Permanent Refinancing), except Indebtedness permitted under Sections 10.2(b)(i), (iii), (iv), (v), (viii), (ix), (xii), (xvi) or (xvii) and
     Refinancing Indebtedness of Indebtedness (other than the Notes) as permitted under Section 10.2(b)(vi);

          (b) the sale or issuance by the Company or any of its Subsidiaries of:

             (i) any shares of its Capital Stock (or other ownership or profit interests therein) other than (x) Capital Stock issued pursuant to the terms of stock option or warrant agreements of the Company as in effect on the date hereof and stock option and warrant agreements between the Company and its employees or other professionals that perform services for the Company, (y) Capital Stock of the Company issued in connection with the Equity Financing and the Equity Issuance and (z) Capital Stock of the Company issued to any of its Subsidiaries or Capital Stock of any Subsidiary issued to the Company or any other Subsidiary,

             (ii) any securities convertible into or exchangeable for shares of its Capital Stock (or other ownership or profit interests therein), or

             (iii) any warrants, options or other rights for the purchase or acquisition of any shares of its Capital Stock (or other ownership or profit interests therein);

     provided, however, that this clause (b) shall only apply to Net Cash Proceeds from any sale or issuance described in clauses (i)-(iii) that exceed (x) $5 million with respect to any individual sale or issuance or
     (y) $10 million in the aggregate; provided, further, that upon any mandatory prepayment of the Notes pursuant to this Section 7.3(b), the amount of Net Cash Proceeds received by the Company for purposes of calculating clause (y) shall be reduced by such amount prepaid (but not to an amount less than zero); and

          (c) the sale, lease, transfer or other disposition of assets of the Company or any of its Subsidiaries (excluding such sales, leases, transfers or other dispositions (i) in the ordinary course of business consistent with past practices or (ii) permitted under Section 11.1, so long as the proceeds are used as provided thereunder, and subject to the requirements of the indentures of the Company and its Subsidiaries pursuant to which any notes of the Company or any of its Subsidiaries were issued);

the Company shall redeem outstanding Notes in an amount equal to the lesser of
(A) 100% of the aggregate principal amount of all Notes outstanding on the date of such redemption and (B) the amount of such Net Cash Proceeds, in either case at a purchase price in cash equal to 100% of the aggregate principal amount thereof plus all accrued and unpaid interest on the principal amount of the Notes so redeemed to the date of such redemption and all fees, expenses and other payments due and payable to the holders of the Notes under the Note Documents on such date. Nothing in this Section 7.3 shall prohibit the Company from issuing Capital Stock the net proceeds of which are used to redeem the 9.9% Preferred Stock so long as (x) simultaneously with the receipt of such proceeds the Company prepays the

Notes in accordance with this Section 7.3 in an amount equal to the Net Cash Proceeds used or to be used to redeem the 9.9% Preferred Stock, and (y) in connection with such issuance of Capital Stock, the Company complies, or causes compliance, with Section 9.8(c).

     If, following any "asset sale offer" pursuant to the indentures of the Company or any of its Subsidiaries, any Net Cash Proceeds received by the Company or any of its Subsidiaries pursuant to clause (c) above shall not have been used in connection with such offer, such Net Cash Proceeds shall be applied to the redemption of the outstanding Notes to the extent required under, and in accordance with the terms of the foregoing paragraph of this Section 7.3.

7.4. ALLOCATION OF PARTIAL PREPAYMENTS.

     In the case of each partial repurchase or redemption of the Notes pursuant to Section 7.1, 7.2 or 7.3, the principal amount of the Notes to be repurchased or redeemed shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for repurchase or redemption, with adjustments to the extent practicable to compensate for any prior repurchases or redemptions not made exactly in such proportion.

7.5. MATURITY; SURRENDER, ETC.

     In the case of each repurchase or redemption of the Notes pursuant to
Section 7.1, 7.2 or 7.3, the principal amount of each Note to be repurchased or redeemed shall mature and become due and payable on the date fixed for such repurchase or redemption, together with accrued and unpaid interest on such principal amount to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the accrued and unpaid interest thereon as aforesaid, interest on such principal amount shall cease to accrue. Any Note redeemed or repurchased in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any repurchased or redeemed principal amount of any Note.

7.6. PURCHASE OF NOTES.

     The Company will not and will not permit any of its Subsidiaries or Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment, prepayment or repurchase of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it pursuant to any payment, prepayment or purchase of Notes in accordance with the terms of this Agreement and the Notes, and no Notes may be issued in substitution or exchange for any such Notes.

7.7. REDUCTION OF COMMITMENTS WITH EXCESS PROCEEDS.

     Prior to the Termination Date, if Net Cash Proceeds are received by the Company or any of its Subsidiaries giving rise to mandatory redemption under
Section 7.3, the aggregate Commitments of you and the Other Purchasers shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to such Net Cash Proceeds.

8. OPTIONAL EXCHANGE; MANDATORY EXCHANGE; ROLLOVER.

8.1. EXTENDED NOTES, ROLLOVER NOTES.

     (a) If, on the date that is the one year anniversary of the first Issue Date (the "MANDATORY EXCHANGE DATE"), the Notes shall not have been prepaid or repurchased in full pursuant to Section 7.1, 7.2 or 7.3, then, subject to the terms contained herein and the satisfaction of the conditions set forth below, each Note then outstanding shall be exchanged (the "MANDATORY EXCHANGE") for either, at the option of each holder, (i) a new Note (the "EXTENDED NOTE"), each in a principal amount equal to the principal amount of such Note or (ii) a new Note (the "ROLLOVER NOTE"), each in a principal amount equal to the principal amount of such Note plus 3.0% of such principal amount. Each holder shall give 45 days' prior written notice to the Company setting forth its election to receive either Extended Notes or Rollover Notes. Any accrued and unpaid interest on the Notes outstanding immediately prior to the Mandatory Exchange shall be due and payable prior to the consummation of the Mandatory Exchange.

     (b) The Extended Notes shall accrue interest at a rate of 14.0% per annum and shall mature no later than ten years after their issuance. The holder making the election to exchange the Notes held by such holder for Extended Notes shall determine the maturity date of the Extended Notes to be issued to such holder. If at each extended maturity date such holder does not exchange such holder's Extended Notes for Rollover Notes, such holder shall be required to again extend the maturity of such holder's Extended Note to another date selected by such holder; provided, however, that in no event shall any holder of Extended Notes be obligated to extend the maturity date to any date later than ten years from their issuance; provided, further that each such holder shall either continue to extend the maturity date of such holder's Extended Notes or exchange such Extended Notes for Rollover Notes until the earlier of (i) the redemption in full of such Extended Notes by the Company pursuant to Section 7, or (ii) the date that is ten years following their issuance. The Extended Notes shall have the same terms, and shall be governed by the provisions of this Agreement to the same extent, as the Notes, except as set forth in this Section 8.1(b) and with changes therefrom, if any, as may be approved by you and the Company.

     (c) The Rollover Notes shall mature ten years after their issuance. The Rollover Notes shall be substantially in the form set out in Exhibit A to the Rollover Indenture, with such changes therefrom, if any, as may be approved by you and the Company.

8.2. ROLLOVER INDENTURE.

     In connection with the Mandatory Exchange, the Company will execute and deliver an indenture setting forth the terms of the Rollover Notes (as amended, supplemented or otherwise modified from time to time, the "ROLLOVER INDENTURE") in the form of Exhibit D with changes therefrom, if any as may be approved by you and the Company, that will govern the Rollover Notes. The Company shall appoint under the Rollover Indenture a trustee eligible to act as trustee under
Section 310(a)(i) of the Trust Indenture Act of 1939.

8.3. REGISTRATION RIGHTS.

     Upon the issuance of the Rollover Notes, the Company shall deliver to each holder of Rollover Notes an executed counterpart of a registration rights agreement substantially in the form of Exhibit E, with such changes therefrom, if any, as may be approved by you and the Company (as amended, supplemented or otherwise modified from time to time the "ROLLOVER NOTES REGISTRATION RIGHTS AGREEMENT").

8.4. CONDITIONS TO ROLLOVER.

     (a) The obligation of the holders of the Notes to consummate the Mandatory Exchange shall be subject to the following conditions precedent:

          (i) No Default or Event of Default shall have occurred and be continuing.

          (ii) The Mandatory Exchange would not violate the terms of any order, decree, injunction or judgment entered by a court of competent jurisdiction.

          (iii) The Company shall have paid all accrued fees and expenses arising out of the transactions contemplated by this Agreement, the Fee Letter and the other Note Documents (including the Commitment Fee and the Takedown Fee and the accrued fees and expenses of counsel).

          (iv) The Purchasers shall have received each of the documents required to be delivered pursuant to Section 8.4(b).

     (b) On the Mandatory Exchange Date, the Company shall deliver to each holder the following documents, each dated the Mandatory Exchange Date and duly executed or authenticated, as the case may be, by each Person party thereto:

          (i) The Extended Notes or, if a holder has made an election pursuant to Section 8.1 to receive Rollover Notes, the Rollover Notes, being issued in exchange for the Notes held by such holder.

          (ii) An executed counterpart of the Rollover Indenture.

          (iii) An executed counterpart of the Rollover Notes Registration Rights Agreement.

          (iv) Such other documents, certificates, legal opinions and certified copies of such resolutions, consents and approvals as may be necessary or desirable in connection with the consummation of the Mandatory Exchange and as may be reasonably requested by you or any Other Purchaser.

          (v) A favorable opinion of counsel to the Company, in form and substance satisfactory to you or such Other Purchaser, as to such matters as you or any Other Purchaser may reasonably request.

9. AFFIRMATIVE COVENANTS.

     The Company is expressly permitted to take all actions (x) required under the Transaction Agreements or (y) with the prior written consent of MSI and nothing in this Agreement shall prevent any such actions, and until the principal of and interest on the Notes have been paid in full, the Company covenants and agrees with you that:

9.1. INFORMATION COVENANTS.

     The Company will furnish to each holder of the Notes:

          (a) Monthly Reports. As soon as available and in any event within 30 days after the end of each fiscal month of the Company, monthly information containing such information and substantially in the form attached hereto as Exhibit G.

          (b) Quarterly and Annual Financial Statements. Whether or not required by the rules and regulations of the SEC, the Company shall file with the SEC and furnish to the holders of Notes, all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, in the form required by the rules and regulations of the SEC as in effect on the Closing Date.

          (c) Compliance Certificate. At the time of delivery of the quarterly and annual financial information provided for in Section 9.1(b), a compliance certificate of the Company, duly certified by a Senior Financial Officer thereof, (x) stating that, to the best of such officer's knowledge and after due inquiry, no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and proposes to take with respect thereto, and (y) setting forth a description in reasonable detail of all of the changes in the generally accepted accounting principles applied in the preparation of such financial statements from GAAP.

          (d) SEC and Other Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and any reports or notices to or from, the Securities and Exchange Commission or any successor agency thereto, and copies of all financial statements, proxy statements, notices and reports that the Company or any of its Subsidiaries shall send to a holder of any Indebtedness owed by the Company or any of its Subsidiaries pursuant to the terms of the documentation governing such Indebtedness or to any trustee, agent or other representative therefor (other than notices requesting borrowings or the issuance of letters of credit, notices of interest rate selection and other similar notices), unless previously delivered pursuant to Section 9.1(b)and

     (ii) copies of all press releases and other statements made available by the Company or any of its Subsidiaries to the public.

          (e) Notice of Default, Etc. Promptly and in any event within three Business Days after a Responsible Officer obtains knowledge thereof, notice of the occurrence of (i) each Default or Event of Default, or any other event, development or occurrence that, either individually or in the aggregate, could reasonably be expected to have a material adverse affect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. continuing on the date of such statement, setting forth in reasonable detail the nature of such Default or Event of Default or event, development or occurrence and the action that the Company has taken and proposes to take with respect thereto, (ii) any actual or threatened revocation, termination, cancellation, denial or impairment of, or refusal to renew or extend, or modification to, any Governmental Authorization necessary or desirable for the Company or any of its Subsidiaries to own or lease and operate their respective property and assets or to conduct their respective businesses as conducted or proposed to be conducted and (iii) a Change of Control or any change in the members of the Board of Directors of, or any material change in the management of, the Company or any of its Subsidiaries.

          (f) Requested Information. With reasonable promptness, such other information and documents relating to the condition (financial or otherwise), business, operations, results of operations, performance, property, assets or liabilities of the Company or any of its Subsidiaries as may from time to time be reasonably requested by any holder of the Notes.

9.2. PAYMENT OF NOTES.

     The Company shall pay the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) the overdue principal and premium, if any, at the rate borne by the Notes; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate.

9.3. STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement, the Notes or any other Note Document; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to any holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

9.4. CORPORATE EXISTENCE.

     The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Company in accordance with the respective organizational documents of the Company and each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the holders. The Company shall notify each holder in writing of any Subsidiary which qualifies as a Material Subsidiary and is not specified in clause (i) of the definition thereof.

9.5. TAXES.

     The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

9.6. USE OF PROCEEDS.

     The Company will use the proceeds of the issue and sale of the Notes solely for the purposes set forth in Section 5.18(a) hereof.

9.7. FURNISHING OF RULE 144A INFORMATION.

     The Company agrees that, for so long as it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to any holder of the Notes or to any prospective purchaser of any Note designated by such holder that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), upon the request of such holder, on or prior to the date such Note is to be sold to such prospective purchaser, the following information (which shall be reasonably current in relation to the date of such sale): (a) a very brief statement of the nature of the business of the Company and its Subsidiaries and the products and services they offer; (b) the Company's audited consolidated balance sheets and related consolidated statements of operations, stockholders' equity and cash flows for the two most recently completed Fiscal Years prior to such date; and
(c) such other information as may from time to time be reasonably necessary to maintain the eligibility of the Notes for trading under Rule 144A under the Securities Act and as shall not be materially more onerous for the Company to provide than the information required to maintain such eligibility on the date of this Agreement.

9.8. PERMANENT REFINANCING OF THE NOTES.

     (a) The Company shall use commercially reasonable efforts, including, without limitation, participating in due diligence and marketing efforts (including a road show), to effectuate the private placement or public offering and sale by the Company of Refinancing Securities (the "PERMANENT REFINANCING"), as soon as practicable after the first Issue Date for the purpose, among other things, of refinancing or redeeming the Notes then outstanding, which Permanent Refinancing shall yield an amount sufficient, and, if consummated, the proceeds of which shall be used, to repay the aggregate unpaid principal amount of the Notes in full plus accrued interest thereon to the date of repayment and all other amounts payable under the Note Documents.

     (b) The Refinancing Securities will be based on NTL Communications Corp.'s outstanding high yield debt securities with such changes as MSI agrees are necessary to reflect the business of the Company and will have such other terms, including maturities, ranking, covenants, events of default, and other terms, as shall be agreed between MSI and the Company based on market conditions at the time. If the Refinancing Securities are initially issued in a private placement (including a Regulation S/Rule 144A offering) they shall be issued with customary registration rights requiring the Company to use its best efforts to effect a registered exchange offer for identical securities or a shelf registration for resale of the Refinancing Securities.

     (c) From the date hereof until the later of (x) the date on which the Notes shall have been redeemed in full and (y) the Termination Date, the Company or any Subsidiary of the Company, as the case may be, shall offer MSI or one or more of its affiliates the opportunity, on the terms set forth in the Fee Letter, to act as:

          (i) sole book-runner and sole lead manager or sole lead placement agent to the Company or any Subsidiary of the Company, as the case may be, for each securities offering (including each issuance and sale of debt, equity, convertible or other securities), including, without limitation (w) the Permanent Refinancing, (x) each such offering the proceeds of which are used, directly or indirectly, to finance the Acquisition and (y) each such offering the proceeds of which are used, directly or indirectly, to redeem the 9.9% Preferred Stock; and

          (ii) exclusive financial advisor or arranger with respect to any asset sale, any credit facility financing or other transaction any of the proceeds of which, in each case, are used, directly or indirectly, to repay the Notes.

9.9. AVAILABILITY OF MANAGEMENT TO MEET WITH HOLDERS OF NOTES UPON REQUEST.

     Upon the request of (i) the holders of 25% in aggregate principal amount of the then outstanding Notes or (ii) MSI, in each case as set forth below, the Company shall hold a meeting (which meeting may be held in conjunction with an investor update meeting) to be held in the City of New York, or such other place acceptable to MSI or such holders, and make the Company's Chief Executive Officer, Chief Financial Officer and other senior management of the Company available to MSI or such holders.

     Notice of such meeting, setting forth the time and the place of such meeting, shall be given by MSI or such holders in the manner provided for in
Section 18, not less than 30 or more than 60 days prior to the date fixed for the meeting. The Company shall promptly provide such notice to MSI and the other holders.

9.10. FEES.

     The Company shall pay the fees pursuant to the terms of the Fee Letter.

10. NEGATIVE COVENANTS.

     The Company is expressly permitted to take all actions (x) required under the Transaction Agreements or (y) with the prior written consent of MSI and nothing in this agreement shall prevent any such action, and until the principal of and interest on the Notes have been paid in full, the Company covenants and agrees with you that:

10.1. LIMITATIONS ON LIENS.

     Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except:

          (a) Permitted Liens;

          (b) Liens securing Indebtedness and related obligations to the extent such Indebtedness and related obligations are permitted under Sections 10.2(b)(i), (iii), (iv), (v), (viii), (ix), (x), (xiii) and (xvi) hereof;

          (c) Liens on the assets acquired or leased with the proceeds of Indebtedness permitted to be incurred under Section 10.2 hereof; and

          (d) Liens securing Refinancing Indebtedness permitted to be incurred under Section 10.2 hereof; provided that the Refinancing Indebtedness so issued and secured by such Lien shall not be secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets subject to the Liens securing such Indebtedness being refinanced.

10.2. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock that is Disqualified Stock.

     (b) The foregoing limitations in Section 10.2(a) shall not apply to:

          (i) the incurrence by the Company or any Restricted Subsidiary of Indebtedness pursuant to the Credit Facility in an aggregate amount not to exceed, at any time outstanding, L100 million;

          (ii) the issuance by any Restricted Subsidiary of preferred stock (other than Disqualified Stock) to the Company, any Restricted Subsidiary of the Company or the holders of Equity Interests in any Restricted Subsidiary on a pro rata basis to such holders;

          (iii) the incurrence of Indebtedness or the issuance of preferred stock by the Company or any of its Restricted Subsidiaries the proceeds of which are (or the credit support provided by any such Indebtedness is), in each case, used to finance the construction, capital expenditure and working capital needs of a Cable Business (including, without limitation, payments made pursuant to any License), in an aggregate amount not to exceed, at any time outstanding, L750 million, plus an amount equal to the difference between the Commitment and the total aggregate principal amount of Notes issued hereunder;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed, at any time outstanding, L250 million;

          (v) the incurrence by the Company or any Restricted Subsidiary of any Permitted Acquired Debt in an aggregate amount not to exceed, at any time outstanding, L250 million;

          (vi) the incurrence by the Company or any Subsidiary of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund the Notes, Existing Indebtedness or Indebtedness referred to in clauses 10.2b(i), (ii), (iii), (iv), (v) or (x) (the "REFINANCING INDEBTEDNESS"); provided, however, that (1) the principal amount of, and any premium payable in respect of, such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) the Refinancing Indebtedness shall have (A) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, and (B) a stated maturity no earlier than the stated maturity of, the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (3) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes as and to the extent of the Indebtedness being extended, refinanced, renewed, replaced or refunded; provided, further, that the Company shall not incur any Refinancing Indebtedness with respect to any Existing Indebtedness or Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above, unless such Indebtedness being refinanced will mature, in accordance with the terms thereof as in effect on the date hereof, within 90 days of the date of the incurrence of such Refinancing Indebtedness.

          (vii) the issuance of the Preferred Stock in lieu of payment of cash interest on the Subordinated Debentures or the incurrence by the Company or any Subsidiary of Indebtedness represented by the Subordinated Debentures upon the exchange of the Preferred Stock in accordance with the Certificate of Designations therefor;

          (viii) Indebtedness under Exchange Rate Contracts, provided that such Exchange Rate Contracts are related to payment obligations under Existing Indebtedness or Indebtedness incurred under Section 10.2(b) hereof that are being hedged thereby, and not for speculation and that the aggregate notional amount under each such Exchange Rate Contract does not exceed the aggregate payment obligations under such Indebtedness;

          (ix) Indebtedness under Interest Rate Agreements, provided that the obligations under such agreements are related to payment obligations on Existing Indebtedness or Indebtedness otherwise incurred pursuant to
     Section 10.2(b) hereof, and not for speculation;

          (x) (a) the Sterling Bonds, the Yankee Bonds, the ConsumerCo Facilities and the ConsumerCo Finance Leases (as defined in the Acquisition Agreement) and (b) other Indebtedness to be assumed as set forth in the Acquisition Agreement;

          (xi) the issuance of exchange notes by the Company or any Subsidiary pursuant to any registration rights agreement entered into by the Company in connection with the issuance of the Old Notes;

          (xii) the incurrence of Indebtedness between the Company and any Restricted Subsidiary, between or among Restricted Subsidiaries and between any Restricted Subsidiary and other holders of Equity Interests of such Restricted Subsidiary (or other Persons providing funding on their behalf) on a pro rata basis and on substantially identical principal financial terms; provided, however, that if any such Restricted Subsidiary that is the payee of any such Indebtedness ceases to be a Restricted Subsidiary or transfers such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company), such events shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or by a Restricted Subsidiary, as the case may be, at the time of such event;

          (xiii) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary received in the ordinary course of business in connection with the construction or operation of a Cable Business;

          (xiv) the issuance of preferred stock in lieu of cash dividends on the preferred stock existing on the date hereof of the Company and its Subsidiaries in accordance with the Certificate of Designations therefor;

          (xv) [RESERVED];

          (xvi) (A) Indebtedness incurred or assumed to make or to fund any Disclosed Investments in the amounts specified on Schedule III attached hereto, or (B) Non-Recourse Debt incurred or assumed to make or to fund any Disclosed Investment by (i) a Subsidiary of the Company that is formed or organized solely for the purpose of making a Disclosed Investment, or (ii) by any Person that is the target or subject of a Disclosed Investment or
     (iii) by any Subsidiary of such Subsidiary or such Person; and

          (xvii) Indebtedness incurred in connection with the NTL Holdings Loan.

     (c) Any redesignation of a Non-Restricted Subsidiary as a Restricted Subsidiary shall be deemed for purposes of this Section 10.2 to be an incurrence of Indebtedness by the Company and its Restricted Subsidiaries of the Indebtedness of such Non-Restricted Subsidiary as of the time of such redesignation to the extent such Indebtedness does not already constitute Indebtedness of the Company or one of its Restricted Subsidiaries.

10.3. RESTRICTED PAYMENTS.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (w) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or (x) dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company or (y) pro rata dividends or pro rata distributions payable by a Restricted Subsidiary or (z) as permitted under Section 10.2(b)(xiv));

          (ii) voluntarily purchase, redeem or otherwise acquire or retire for value any Indebtedness of the Company and its Subsidiaries; and

          (iii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned

     Subsidiary of the Company) (all such payments and other actions set forth in clauses (i), (ii) and (iii) above being collectively referred to as "RESTRICTED PAYMENTS").

     (b) The foregoing provisions in Section 10.3(a) shall not prohibit (i) the voluntary redemption of the Convertible Subordinated Notes, the 5.75% Convertible Notes, the 9.9 % Preferred Stock or the Microsoft Preferred Stock,
(ii) the repayment or refinancing of the Sterling Bonds or the Yankee Bonds,
(iii) the repayment or refinancing of the ConsumerCo Facilities or the ConsumerCo Finance Leases or any other indebtedness of New CWC, CWC or any of their respective subsidiaries, (iv) the repayment of the convertible loan notes issued by CWC(B) plc in cash or with the issuance of equity securities of CWC(B) plc, then CWC, then new CWC and finally the Company, (v) the exercise of CWC options in exchange for equity securities of CWC, then New CWC and finally the Company, (vi) payments made pursuant to the Acquisition Agreement, (vii) payments made pursuant to Disclosed Investments, or (viii) repurchases of Capital Stock pursuant to stock option agreements of the Company and its Restricted Subsidiaries.

10.4. [RESERVED]

10.5. TRANSACTIONS WITH AFFILIATES.

     Other than as permitted in Section 22.2, as described in Schedule 10.5 or with respect to the NTL Holdings Loan, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless:

          (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and is otherwise permitted by the terms of this Agreement; and

          (b) the Company delivers to each holder:

             (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with
        Section 10.5(a) and such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors; and

             (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $25 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $25 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience together with an Officers' Certificate to the effect that such opinion complies with this clause (ii); provided, however, that notwithstanding the foregoing provisions, the following shall not be deemed to be Affiliate
        Transactions:

                (1) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or its predecessor or such Subsidiary;

                (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                (3) transactions permitted by the provisions of Section 10.3 hereof;

                (4) Liens permitted under Section 10.1 hereof which are granted by the Company or any of its Subsidiaries to an unrelated Person for the benefit of the Company or any other Subsidiary of the Company;

                (5) any transaction pursuant to an agreement in effect on the Closing Date;

                (6) the incurrence of Indebtedness by a Restricted Subsidiary where such Indebtedness is owed to the holders of the Equity Interests of such Restricted Subsidiary on a pro rata basis and on substantially identical principal financial terms;

                (7) management, operating, service or interconnect agreements entered into in the ordinary course of business with any Cable Business in which the Company or any Restricted Subsidiary has an Investment and which is not a Cable Controlled Subsidiary (and of which no Affiliate of the Company is an Affiliate other than as a result of such Investment); and

                (8) any tax sharing agreement.

10.6. DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
SUBSIDIARIES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or
     (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, or

          (b) make loans or advances to the Company or any of its Subsidiaries, or

          (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

             (i) Existing Indebtedness as in effect upon the completion of the Acquisition;

             (ii) this Agreement and the Notes;

             (iii) any agreement covering or relating to Indebtedness permitted to be incurred under Section 10.2(b)(i), (ii), (iii), (iv), (v), (vi) (to the extent contemplated by the agreements which Indebtedness is replacing), (viii), (ix), (x), (xi) or (xvi) hereof (but only, in the case of Section 10.2(b)(viii) or (ix), to the extent contemplated by the then-existing Credit Facility);

             (iv) applicable law;

             (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries, in accordance with the terms of this Agreement, as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that the EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Agreement;

             (vi) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

             (vii) provisions of joint venture or stockholder agreements, so long as such provisions are determined by a resolution of the Board of Directors to be, at the time of such determination, customary for such agreements;

             (viii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business or the provisions of any agreement with respect to any asset sale permitted hereunder solely with respect to the assets being sold; or

             (ix) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are determined by a resolution of the Board of Directors to be no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

10.7. NO OTHER OFFERINGS.

     Until the termination of the syndication of the Notes by MSI (as evidenced by written notification received by the Company from MSI), unless the prior written consent of MSI has been obtained, the Company shall not, and shall not permit any of its Subsidiaries to, syndicate, offer, place, sell or issue or attempt to syndicate, offer, place, sell or issue, announce or authorize the announcement of the syndication, offering, placement, sale or issuance of any debt facility or debt or equity security (including any renewals thereof but excluding equity securities of the Company privately marketed and syndicated, offered, placed, sold or issued to less than five investors and equity securities of the Company issued to the shareholders of a company in connection with and as consideration for the acquisition of such company, provided that such acquisition is otherwise permitted pursuant to the terms of this Agreement) directly or indirectly by private or public offering or offerings, other than
(i) the Notes, (ii) the Refinancing Securities, (iii) as permitted under Sections 10.2(b)(x), (xi) and (xvi), (iv) equity securities issued as a result of the conversion of the Convertible Subordinated Notes in accordance with their terms as in effect on the date hereof, (v) equity securities issued in connection with stock option or warrant agreements of the Company or CWC as in effect on the date hereof and other stock option or warrant agreements between the Company or CWC and its employees or other professionals that perform services for the Company, (vi) equity securities issued or offered as required by registration rights agreements of the Company as in effect on the date hereof, (vii) equity securities issued in connection with the conversion of the convertible loan notes issued by CWC(B) plc, (viii) equity securities issued to redeem or fund NTL Communications Corp's redemption of, the 9.9% Preferred Stock, provided that MSI is offered the opportunity to act as sole bookrunner and sole lead manager or sole lead placement agent, (ix) securities issued to redeem or fund NTL Communications Corp.'s redemption of the June 1999 Bridge Notes, provided that MSI is offered the opportunity to act as sole bookrunner and sole lead manager or sole lead placement agent, (x) equity securities to be issued to New CWC shareholders in connection with the Acquisition, (xi) equity securities issued to FT in connection with the Equity Financing, (xii) equity securities issued to the holders of the Company's outstanding equity securities as dividends, (xiii) equity securities issued upon conversion of the Convertible Subordinated Notes as may be required pursuant to the terms thereof. and (xiv) any debt facility or debt or equity security in connection with the acquisition of the assets of CableCom Holding AG.

11. MERGERS, INVESTMENTS.

11.1. LIMITATIONS ON FUNDAMENTAL CHANGES, ASSET SALES, ACQUISITIONS, ETC.

     The Company will not permit any of its Material Subsidiaries to alter the corporate, capital or legal structure of the Company or any such Subsidiary in a way which would be adverse to the Holders, to wind up, liquidate or dissolve itself (or suffer any liquidation or dissolution), to enter into any transaction of merger or consolidation, or to convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing at any future time), or to purchase or otherwise acquire, whether in one transaction or a series of related transactions, any part of the property, assets or business of any Person (or agree to do any of the foregoing at any future time), except that:

          (a) the Company may merge or consolidate with or into any of its Subsidiaries so long as the Company is the surviving corporation;

          (b) any Wholly Owned Subsidiary of the Company may merge or consolidate with or into any other Subsidiary of the Company so long as such Wholly Owned Subsidiary is the surviving corporation;

          (c) the Company and its Subsidiaries may sell their respective inventory in the ordinary course of business;

          (d) the Company and its Subsidiaries may make Restricted Payments otherwise permitted to be made under Section 10.3, may make Investments otherwise permitted to be made under Section 11.2, and may make Capital Expenditures; provided that any Indebtedness incurred in connection with any Capital Expenditures is permitted pursuant to Section 10.2;

          (e) the Company and its Subsidiaries may sell, lease, sublease, transfer or otherwise dispose of any obsolete, worn out or surplus property and assets thereof or any other property and assets thereof that are no longer useful in the conduct of the Company's or such Subsidiary's business;

          (f) any Subsidiary of the Company may sell, lease, sublease, transfer or otherwise dispose of all or any portion of its property and assets to the Company or any of its Wholly Owned Subsidiaries;

          (g) the Company and its Subsidiaries may sell, lease, sublease, transfer or otherwise dispose of any portion of its property or assets to the extent not otherwise permitted under this Section 11.1, at the fair market value thereof (as determined in good faith by the Company) and for cash; provided that the gross proceeds thereof do not exceed L250 million in the aggregate in any fiscal year; and provided, further, that (i) the net proceeds from any such transaction are used in accordance with the terms of the indentures of the Company and its Subsidiaries or (ii) the Net Cash Proceeds from such transaction are applied to the redemption of the outstanding Notes or the reduction of the Commitments to you and the Other Purchasers pursuant to this Agreement and the Other Agreements to the extent required under, and in accordance with the terms of, Sections 7.3 and 7.7;

          (h) the Company and its Subsidiaries may complete transactions in connection with Disclosed Investments.

          (i) the Company and its Subsidiaries may purchase or otherwise acquire inventory, materials, equipment and intangible assets in the ordinary course of business;

          (j) the Company may purchase or acquire the Cable Assets or Capital Stock of any Person so long as such Person becomes a Restricted Subsidiary of the Company and the consideration therefor paid by the Company is in the form of Capital Stock of the Company; provided, however, that the before and after giving effect to such acquisition, the Company shall be in compliance with the provisions of any indenture to which it is a party;

          (k) the Company and its Subsidiaries may sell, swap or exchange assets among any Cable Controlled Subsidiary or any other Person engaged in a Cable Business so long as at least 80% of the consideration received therefor by the Company or any Restricted Subsidiary is in the form of (x) Cash Equivalents, (y) Replacement Assets or (z) any combination of the foregoing clauses (x) and (y); provided, however, that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets, and with respect to which the Company and each of its Subsidiaries obtains a written release from all creditors, shall be deemed to be Cash Equivalents (to the extent of the Cash Equivalents received in such conversion) for purposes of this clause (k); and

          (l) the Company and its Subsidiaries may enter into transactions with the prior written consent of MSI.

11.2. LIMITATIONS ON INVESTMENTS, ETC.

     The Company will not and will not permit any of its Subsidiaries to directly or indirectly make or commit or agree to make any advance, loan, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of capital stock (or other ownership or profit interests), bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (collectively, "INVESTMENTS"), except that the following shall be permitted:

          (a) the Company and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

          (b) Investments made with the prior written consent of MSI;

          (c) the Company and its Subsidiaries may maintain and continue to own the Investments thereof existing on the date of this Agreement;

          (d) the Company and its Subsidiaries may make intercompany Investments to the extent otherwise permitted to be made under Section 10.2 and may make Restricted Payments otherwise permitted to be made under Section 10.3;

          (e) the Company and its Subsidiaries may make Investments for commission, travel and other similar advances and loans, joint property ownership and other arrangements, in each case, made to officers and employees in the ordinary course of the Company's business as conducted on the date hereof;

          (f) the Company and its Subsidiaries may make Permitted Investments; provided, however, that Investments set forth in clauses (i)-(iii) of the definition of "Permitted Investments" shall be limited as set forth in Sections 10.1 and 10.2;

          (g) the Company and its Subsidiaries may make Investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations of customers, in the ordinary course of business and in accordance with applicable collection and credit policies established by the Company or its applicable Subsidiary;

          (h) the Company and its Subsidiaries may make Investments not otherwise permitted under this Section 11.2 in an aggregate amount not to exceed L250 million;

          (i) [RESERVED];

          (j) the Company and its Subsidiaries may make Investments permitted by
     Section 11.1(j) and (k);

          (k) the Company and its Subsidiaries may make Investments relating to, or assumed as a result of, the Disclosed Investments; and

          (l) Investments as contemplated by, or assumed as a result of, the Acquisition Agreement; and

          (m) the Company may make an Investment contemplated by the NTL Holdings Loan.

12. DEFAULTS AND REMEDIES.

     This Article shall not become effective until the sale and purchase of the Notes on the first Issue Date. After the Closing Date and until the sale and purchase of the Notes, no holder may terminate this Agreement unless the Company fails to fulfill the applicable conditions set forth in Section 4.A hereof on each Issue Date.

12.1. EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" occurs if:

          (a) (x) the Company defaults in the payment of interest on any Note or in the payment of any amount pursuant to the Fee Letter when the same becomes due and payable and the Default continues for a period of 10 days after the date due and payable or (y) NTL Holdings defaults in the payment of any amounts under the NTL Holdings Guarantee when the same becomes due and payable and the failure to make such payment continues for a period of 10 days after the date due and payable;

          (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

          (c) the Company or any of its Subsidiaries or NTL Holdings fails to observe or perform any covenant or agreement contained in Section 10.2, 10.3, 11 or 7.2 hereof;

          (d) the Company or any of its Subsidiaries or NTL Holdings fails to observe or perform any other covenant or agreement contained in this Agreement or any of the other Note Documents to which it is a party, required to be performed by it and the failure continues for a period of 10 days after notice from the holders of 25% in aggregate principal amount at maturity of the then outstanding Notes to the Company stating that such notice is a "Notice of Default";

          (e) an event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness having a principal amount individually or in the aggregate greater than $10 million for money borrowed by the Company or any Restricted Subsidiary or NTL Holdings (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) other than any event of default under the Sterling Bonds both at and after completion or as a result of completion of the Acquisition Agreement or any other Indebtedness of New CWC, CWC or any of their respective subsidiaries as at completion or as a result of completion of the Acquisition Agreement, whether such Indebtedness or guarantee now exists or is created after the Closing Date;

          (f) a final judgment or final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary of the Company or NTL Holdings which remains undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5 million;

          (g) NTL Holdings, the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (i) commences a voluntary case;

             (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

             (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

             (iv) makes a general assignment for the benefit of its creditors;
        or

             (v) generally is unable to pay its debts as the same become due;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (i) is for relief against NTL Holdings, the Company or any Material Subsidiary in an involuntary case;

             (ii) appoints a Custodian of NTL Holdings, the Company or any Material Subsidiary or for all or substantially all of its property; or

             (iii) orders the liquidation of NTL Holdings, the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

          (i) the revocation of a Material License; or

          (j) any representation or warranty made by or on behalf of NTL Holdings, the Company or by any officer of NTL Holdings, the Company under or in connection with this Agreement or any other

     Note Document or in any writing furnished in connection with any of the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which it was made.

The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors or the protection of creditors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

12.2. ACCELERATION.

     (a) If an Event of Default described in Section 12.1(g) or (h) shall occur,
(i) all of the Notes then outstanding shall automatically become immediately due and payable and (ii) the obligation of MSI and each Other Purchaser to purchase Notes shall automatically become immediately terminated whereupon the Commitment of such Person shall forthwith terminate.

     (b) If any other Event of Default shall occur and be continuing, the holders of at least 25% in principal amount at maturity of the then outstanding Notes by notice to the Company may (i) declare all of the Notes to be due and payable or (ii) declare the obligation of MSI and each Other Purchaser to purchase Notes to be terminated whereupon the Commitment of such Person shall forthwith terminate.

     (c) Upon any Note becoming due and payable under this Section 12.2, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon and all other amounts due and payable to the holder thereof under the Note Documents (to the fullest extent permitted by applicable law), shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

12.3. OTHER REMEDIES.

     If one or more Defaults or Events of Default shall occur and be continuing, and irrespective of whether any of the Notes have become or have been declared immediately due and payable under Section 12.2, any holder of the Notes at the time outstanding may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any of the other Note Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by applicable law or otherwise.

12.4. RESCISSION.

     At any time after any Notes have been declared due and payable pursuant to
Section 12.2(b), the holders of not less than 50% of the aggregate principal amount of the Notes then outstanding, by notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and premium, if any, on the Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the fullest extent permitted by applicable law) any overdue interest in respect of the Notes at the rate borne by the Notes, (b) all Defaults and Events of Default, other than nonpayment of amounts that have become due solely by reason of such declaration, have been remedied or have been waived pursuant to Section 17 and
(c) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or any of the other Note Documents. No rescission and annulment under this Section 12.4 will extend to or affect any subsequent Default or Event of Default or impair any right, power or remedy consequent thereon.

12.5. RESTORATION OF RIGHTS AND REMEDIES.

     If any holder of the Notes has instituted any proceeding to enforce any right or remedy under this Agreement or any of the other Note Documents and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such holder, then, and in each such case, the Company and the holders of Notes shall, subject to any determination in such proceeding, be restored severally to their respective former positions hereunder and under the other Note Documents and, thereafter, all rights and remedies of the holders of the Notes shall continue as though no such proceeding had been instituted.

12.6. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

     No course of dealing and no delay on the part of any holder of the Notes in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or any of the other Note Documents upon any holder of the Notes shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under
Section 15.1, the Company will pay to the holder of each Note, upon demand, such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1. REGISTRATION OF NOTES.

     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the other Notes Documents, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of the Notes that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2. TRANSFER AND EXCHANGE OF NOTES.

     (a) Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be in substantially the form of Exhibit A attached hereto with, if such new Note is an Extended Note, changes therefrom made in accordance with Section 8.1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee of MSI, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation that it is a "qualified institutional buyer"(as defined in Rule 144A under the Securities Act).

     (b) Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed (i) to have made the representations set forth in Sections 6.1, 6.2 and 6.3 and (ii) to confirm to and agree with the transferor and the other parties hereto as follows:

          (A) other than as provided in any written instrument of transfer executed by the transferor and such transferee, such transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Note Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant hereto or thereto;

          (B) such transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its Obligations under this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant thereto;

          (C) such transferee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
     Section 9.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to purchase the Note or Notes being purchased thereby;

          (D) such transferee will, independently and without reliance upon the transferor or any other holder of the Notes and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and

          (E) such transferee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a holder of the Notes.

13.3. REPLACEMENT OF NOTES.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided that if the holder of such Note is, or is a nominee for, an original purchaser of any of the Notes or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory, or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company, at its own expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.

14.1. PLACE OF PAYMENT.

     Subject to Section 14.2, payments of principal, premiums, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of the Company in such jurisdiction. The Company may, at any time, by notice to each holder of the Notes, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2. HOME OFFICE PAYMENT.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below your name on Schedule I attached hereto, or by such other method or at such other address as you shall have from time to time specified to the Company for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon the request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any permitted sale, transfer or other disposition of any Note held by you or your nominee, you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2 and in Section 20.

15. EXPENSES, INCREASED COSTS AND INDEMNIFICATION, ETC.

15.1. TRANSACTION EXPENSES.

     Whether or not any of the transactions contemplated hereby are consummated, the Company will pay, within 15 days of each demand therefor (such demand to be accompanied by supporting documentation in reasonable detail), all costs and expenses incurred by you and each Other Purchaser or other holder of a Note (including, without limitation, reasonable attorneys' fees of one special counsel and, if reasonably required, local or other counsel for you and the Other Purchasers) in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Note Documents and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any of the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any of the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any of the other Note Documents, or by reason of being a holder of the Notes, and (b) the reasonable costs and expenses (including, without limitation, financial advisors' fees) incurred in connection with the insolvency or bankruptcy of the Company or any of its Subsidiaries or in connection with any work-out, renegotiation or restructuring of any of the transactions contemplated hereby, by the Notes or by the other Note Documents. The Company will pay, and will save you and each other holder of the Notes harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you or any such holder).

15.2. INDEMNITY.

     (a) In addition to the payment of costs and expenses pursuant to Section 15.1, the Company agrees to indemnify, pay and hold you, each MSI Additional Investor, each Other Purchaser and each other Person who is or was at any time a MSI Additional Investor or an Other Purchaser and each other Person in whose name or for whose benefit such Person holds or at any time held Notes, and your and their affiliates and your and their respective officers, directors, employees, attorneys, agents and other advisors (each, an "INDEMNIFIED PARTY"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, and all reasonable costs, expenses and disbursements, of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to, or in connection with (i) this Agreement, the Notes, the other Note Documents or any of the transactions contemplated hereby or thereby, (ii) your or any Other Purchaser's agreement to purchase Notes or (iii) any use or intended use of the proceeds of any of the Notes, in each case whether or not such investigation, litigation or proceeding is brought by the Company, any of its Subsidiaries, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not any sale and purchase of the Notes pursuant to this Agreement is effected (collectively, the "INDEMNIFIED LIABILITIES"); provided that the Company shall not have any obligation to any Indemnified Party hereunder with respect to any Indemnified Liabilities arising from the gross negligence or bad faith of such Indemnified Party as determined in a final judgment by a court of competent jurisdiction.

     (b) The Company will not, without the prior written consent of each of the applicable Indemnified Parties and MSI, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification of such Indemnified Party may be sought under subsection (a) of this Section 15.2 (whether or not MSI is a party thereto) unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Party from any and all claims against such Indemnified Party and any and all liabilities thereof arising out of or relating to such action, claim, suit or proceeding.

     (c) The Company also agrees not to assert any claim against you, any MSI Additional Investor, any Other Purchaser, any other Person who is or was at any time an Other Purchaser or any other Person in whose name or for whose benefit such Person holds or at any time held any Notes, or any of your or their affiliates, or any of your or their respective officers, directors, employees, attorneys, agents and other advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to (i) this Agreement, the Notes or any of the other Note Documents, or any of the transactions contemplated hereby or thereby, (ii) your or any Other Purchaser's agreement to purchase the Notes or (iii) any use or intended use of the proceeds of any of the Notes.

     (d) If and to the extent that the undertaking to indemnify, pay and hold harmless the Indemnified Parties set forth in this Section 15.2 is judicially determined to be unavailable to an Indemnified Party in respect of, or is insufficient with respect to, any liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims referred to herein, then, in lieu of indemnifying such Indemnified Party hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims (and reasonable costs, expenses and disbursements relating thereto)
(i) in such proportion as is appropriate to reflect the relative benefits to the Company and its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, from this Agreement and the sale and purchase of the Notes or
(ii) if the allocation provided by clause (i) of this subsection (d) is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Company and its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, in connection with such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims, as well as any other relevant equitable considerations.

15.3. TAXES.

     (a) Any and all payments by or on behalf of the Company hereunder or under the Notes and the Note Documents to which it is a party shall be made, in accordance with the terms of the Notes and the other applicable Note Documents to which it is a party, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net income taxes and branch profits taxes that are imposed by the United States of America and net income taxes and franchise taxes (whether based on income or capital) that are imposed on such holder of the Notes by the state or foreign jurisdiction under the laws of which such holder of the Notes is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder, under the Notes or the Note Documents being hereinafter referred to as "TAXES"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under any Note or any of the Note Documents to which it is a party to any holder of the Notes, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 15.3) such holder of the Notes receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Company shall pay any present or future transfer, stamp, documentary, excise, property or other similar taxes, assessments, charges or levies that arise from any payment made hereunder or under the Notes or the other Note Documents to which it is a party or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, any Note or any of the other Note Documents to which it is a party, and all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing or perfection of any lien, pledge or security interest contemplated under any of the documents referred to herein or therein (hereinafter referred to as "OTHER TAXES").

     (c) The Company agrees to indemnify, pay and hold each holder of the Notes harmless from and against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 15.3, imposed on or paid by such holder of the Notes as a result of receiving any payment by or on behalf of the Company hereunder or under any Notes and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such holder of the Notes makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Company shall furnish to each holder of the Notes, at its address referred to in Section 18, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under any Note or any of the other Note Documents by or on behalf of the Company through an account or branch outside the United States or by or on behalf of the Company by a payor that is not a United States person, if the Company determines that no Taxes are payable in respect thereof, the Company shall furnish, or shall cause such payor to furnish, to each holder of the Notes, at such address, an opinion of counsel acceptable to each holder of the Notes stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e) of this Section 15.3, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     (e) Each holder of the Notes organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement, in the case of each original purchaser of the Notes, and on the date on which it becomes a holder of the Notes, in the case of each subsequent holder of the Notes, and from time to time thereafter as requested in writing by the Company (but only so long thereafter as such holder of the Notes remains lawfully able to do so), provide the Company with two original Internal Revenue Service forms 1001 or 4224 or, (in the case of a holder of the Notes that has certified in writing to the Company that it is not a "BANK" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), form W-8 (and, if such holder of the Notes delivers a form W-8, a certificate representing that such holder of the Notes is not a "BANK" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such holder of the Notes is exempt from, or entitled to a reduced rate of, United States withholding tax on payments pursuant to this Agreement, the Notes held thereby or the other Note Documents or, in the case of a holder of the Notes that has provided a form W-8, certifying that such holder of the Notes is a foreign corporation, partnership, estate or trust. If the form provided by a holder of the Notes pursuant to this subsection (e) at the time such holder of the Notes first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such holder of the Notes provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above) that the holder of the Notes reasonably considers to be confidential, the holder of the Notes shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a holder of the Notes has failed to provide the Company with the appropriate form or document described in subsection (e) of this Section 15.3 (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under such subsection
(e)), such holder of the Notes shall not be entitled to additional amounts or indemnification under subsection (a) or (c) of this Section 15.3 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a holder of the Notes become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such holder of the Notes shall reasonably request to assist such holder of the Notes to recover such Taxes.

     (g) Any holder of the Notes claiming any additional amounts payable pursuant to this Section 15.3 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document reasonably requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or such change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such holder, be otherwise disadvantageous to such holder.

15.4. INCREASED COSTS.

     (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any holder of Notes of agreeing to make or of making, funding or maintaining their investment in (or their commitment hereunder to invest in) the Notes (excluding for purposes of this Section 15.4 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 15.3 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States of America or by the foreign jurisdiction or state under the laws of which such holder of Notes is organized or any political subdivision thereof), then the Company shall from time to time, upon demand by such holder of Notes, pay to such holder of Notes additional amounts sufficient to compensate such holder of Notes in full for such increased cost. A certificate as to the amount of such increased cost, submitted to the Company by such holder of Notes, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any holder of Notes determines that compliance with any law or regulation or any guideline, directive or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such holder of Notes or any corporation controlling such holder of Notes and that the amount of such capital is increased by or based upon the existence of such holder's investment in (or its commitment hereunder to invest in) the Notes, then, upon demand by such holder of Notes, the Company shall pay to such holder of Notes, from time to time as specified by such holder of Notes, additional amounts sufficient to compensate such holder of Notes in the light of such circumstances, to the extent that such holder of Notes reasonably determines such increase in capital to be allocable to the existence of such holder's investment in (or its commitment hereunder to invest in) the Notes. A certificate as to such amounts submitted to the Company by such holder of Notes shall be conclusive and binding for all purposes, absent manifest error.

     (c) Any holder of the Notes claiming any additional amounts payable pursuant to this Section 15.4 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document reasonably requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or such change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such holder, be otherwise disadvantageous to such holder.

15.5. SURVIVAL.

     The Obligations of the Company under this Section 15 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any of the other Note Documents, and the termination of this Agreement and any commitment to purchase Notes hereunder and, in respect of any Person who was at any time an Other Purchaser or in whose name or for whose benefit such Person held any Note, the date on which such Person no longer holds, or no longer holds in the name of or for the benefit of any other Person, any Note.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein and in the other Note Documents, and in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any of the other Note Documents, shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Notes or portion thereof or interest therein and the payment of any Notes, and may be relied upon by any subsequent holder of the Notes as of the date made or deemed made, regardless of any investigation made at any time by or on behalf of you or any other holder of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any of the other Note Documents shall be deemed representations and warranties of the Company under this Agreement. Subject to the immediately preceding sentence and Section 22.7, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

17.1. REQUIREMENTS.

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with and only with the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 will be effective as to you unless consented to in writing by you and (b) no such amendment or waiver shall, without the written consent of the holder of each Note at the time outstanding, do any of the following at any time:

          (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or the time of any prepayment, repurchase or payment of principal of, or reduce the rate, or change the time fixed for any payment or change the method of computation of interest on, the Notes;

          (ii) change the percentage of the aggregate principal amount of the Notes the holders of which are required to consent to any such amendment or waiver;

          (iii) subordinate the Notes (or any of them) to any other Obligations of the Company now or hereafter existing;

          (iv) reduce or limit the Company's liability with respect to any Obligations owing to you, any Other Purchaser or any other holder of any Note under or in respect of any of the Note Documents; or

          (v) amend any of Sections 7, 12.1(a), 12.1(b), 12.2 through 12.6, 17.1 or 20.

     Notwithstanding any of the foregoing provisions of this Section 17.1, none of the defined terms set forth in Schedule II attached hereto shall be amended, supplemented or otherwise modified in any manner that would change the meaning, purpose or effect of this Section 17.1 or any Section referred to herein unless such amendment or modification is agreed to in writing by the holders of the Notes otherwise required to amend or waive such Section under the terms of this
Section 17.1.

17.2. SOLICITATION OF HOLDERS OF NOTES.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned or otherwise held by it at the time) with sufficient information, reasonably far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of this Agreement or any of the other Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of the Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Note Documents, unless such remuneration is concurrently offered, or security is concurrently offered, on the same terms, ratably to each holder of Notes then outstanding; provided that such payment or grant may be conditioned upon such holder's consent to such waiver or amendment.

17.3. BINDING EFFECT, ETC.

     Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them, upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right, power or remedy consequent thereon. No course of dealing nor any delay on the part of any holder of any Note in exercising any right, power or remedy hereunder or under any of the other Note Documents shall operate as a waiver of any right, power or remedy of any holder of such Note; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided under this Agreement and the other Note Documents are cumulative and not exclusive of any rights, powers or remedies provided by applicable law.

17.4. NOTES HELD BY COMPANY, ETC.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any of the other Note Documents, or have directed the taking of any action provided for herein or in any of the other Note Documents to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

     (a) All notices and other communications provided for hereunder shall be in writing and delivered by telecopier or (if expressly permitted under the applicable provisions hereof) by telephone, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), by registered or certified mail with return receipt requested (postage prepaid) or by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule I attached hereto, or at such other address as you or it shall have specified to the Company in writing;

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

          (iii) if to the Company, to the Company at its address set forth on the first page of this Agreement (Telecopier No. (212) 906-8497 to the attention of Richard J. Lubasch and Lauren Blair, or at such other address as the Company shall have specified to the holder of each Note in writing.

All notices and other communications provided for under this Section 18 will be deemed given and effective only when actually received.

     (b) If any notice required under this Agreement or any of the other Note Documents is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by you shall be binding upon the Company notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to you; provided that any such action taken or omitted to be taken by you shall have been in good faith and in accordance with the terms of this Agreement.

19. REPRODUCTION OF DOCUMENTS.

     This Agreement, each of the other Note Documents and all other agreements, certificates and other documents relating thereto, including, without limitation, (a) amendments, waivers and consents of or to this Agreement or any other Note Document that may hereafter be executed, (b) documents received by you on the Closing Date or any Issue Date (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.

     You hereby agree to maintain, and to cause each of the Persons referred to in clause (a) of this Section 20 to which you deliver or disclose Confidential Information to maintain, the confidentiality of all Confidential Information in accordance with commercially reasonable procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (a) your affiliates and your and their respective directors, officers, employees, agents, attorneys and other advisors (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (b) your counsel and your financial and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (c) any other holder of any Note or any MSI Additional Investor, (d) any Institutional Investor to which you sell or offer to sell any Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by provisions similar to the provisions of this Section 20), (e) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by provisions similar to the provisions of this

Section 20), (f) any federal or state regulatory authority having jurisdiction over you, (g) the National Association of Insurance Commissioners, any other insurance company or regulatory examiners or auditors or accountants or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (h) any other Person to which such delivery or disclosure may be necessary (i) in order to effect compliance with any Requirement of Law applicable to you, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which you or any other holder of any Note are a party or (iv) if an Event of Default shall have occurred and be continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary in the enforcement or for the protection of the rights and remedies afforded to you under your Notes, this Agreement and the other Note Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. Upon the reasonable request of the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20. Nothing in this Section 20 shall obligate you or any other holder of the Notes to return any Confidential Information furnished by or on behalf of the Company or any of its Subsidiaries to the Company or any such Subsidiary.

21. SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates that constitutes an Institutional Investor as the purchaser of the Notes that you have agreed to purchase hereunder, by notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all of the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS.

22.1. SUCCESSORS AND ASSIGNS.

     Notwithstanding the foregoing, nothing in this Agreement (other than Section 2.1) shall restrict the Purchasers' right to sell the Notes to one or more third parties.

     All covenants and other agreements contained in this Agreement or any of the other Note Documents by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note), whether or not so expressed.

22.2. NTL HOLDINGS GUARANTEE.

     NTL Holdings shall execute and deliver the NTL Holdings Guarantee on the Closing Date. The NTL Holdings Guarantee shall not become effective unless and until the earlier to occur of (i) the Company becoming a wholly owned subsidiary of NTL Holdings and NTL Holdings owns all of the capital stock of the Company (such event, the "MERGER") and (ii) the making of the NTL Holdings Loan by the Company to NTL Holdings. The NTL Holdings Guarantee shall terminate and have no force and effect upon the Transfer; provided however, that in the event that subsequent to the Transfer, all or any portion of the Transfer is rescinded, unenforceable or any assets or property related to the Transfer must otherwise be restored or returned to NTL Holdings, the Guarantee shall be reinstated and shall be in full force and effect.

22.3. PAYMENTS DUE ON NON-BUSINESS DAYS.

     Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, or premium, if any, or interest on, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the items payable on such next succeeding Business Day.

22.4. SATISFACTION REQUIREMENT.

     Except as otherwise provided herein or in any of the other Note Documents, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or any of the other Note Documents required to be satisfactory to you or to the Required Holders, the determination of such satisfaction shall be made by you or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised reasonably and in good faith) of the Person or Persons making such determination.

22.5. SEVERABILITY.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.6. CONSTRUCTION; ACCOUNTING TERMS, ETC.

     (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     (b) Except as otherwise expressly provided in this Agreement or any of the other Note Documents, all accounting terms used herein or therein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to you hereunder shall be prepared, in accordance with GAAP.

22.7. SURVIVAL OF COMMITMENT LETTER.

     Notwithstanding anything contained in this Agreement, all of the provisions of the Commitment Letter shall be superseded and replaced by this Agreement, except that the provisions relating to (i) underwriting discounts of MSI and
(ii) MSI's entitlement to a percentage of such discounts, in each case in connection with the Permanent Refinancing, shall survive the execution and delivery of this Agreement. All provisions of the Fee Letter shall survive the execution and delivery of this Agreement.

22.8. COMPUTATION OF TIME PERIODS.

     In this Agreement, in the computation of periods of time from a specific date to a later specified date, the word "from" means "from and including", the word "through" means "through and including," and the words "to" and "until" each mean "to but not including."

22.9. EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

22.10. GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC.

     (a) This Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

     (b) The Company hereby irrevocably and unconditionally submits, for itself and its property and assets, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents, or for recognition or enforcement of any judgment in respect thereof, and the Company hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by applicable law, in such federal court. The Company hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Company, at its address specified in Section 18 or by any other method permitted by law. The Company hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or any right that any holder of Notes may otherwise have to bring any action or proceeding relating to this Agreement, the Notes or the other Note Documents in the courts of any jurisdiction.

     (c) The Company irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

22.11. WAIVER OF JURY TRIAL.

     EACH OF THE COMPANY AND THE HOLDERS OF THE NOTES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER NOTE DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE NOTE DOCUMENTS OR THE ACTIONS OF ANY HOLDER OF THE NOTES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

22.12. THIRD PARTY PROPOSALS.

     If any of the events specified in clauses (i)-(iii) of Section 4B.2 shall occur and as a result thereof, MSI notifies the Company that the Applicable Interest Rate needed to ensure a successful syndication of the Notes would exceed 12% and the amount of cash interest paid would exceed 10%, the Company shall have the right to solicit proposals from one or more third parties to finance the aggregate principal amount of the Notes (the "THIRD PARTY PROPOSAL") for a period of 10 days following receipt of such notice by MSI. Upon receipt of any Third Party Proposal, the Company shall promptly first give MSI written notice (the "COMPANY'S RFR NOTICE") thereof which shall set forth the terms and conditions of such financing and include a copy of the third party's binding commitment (the "RFR COMMITMENT") to provide such financing. Within 10 days after delivery of the Company's RFR Notice, MSI shall have the right to give written notice ("MSI'S RFR NOTICE") to the Company that MSI agrees to provide such financing on the same terms and conditions as set forth in the RFR Commitment. If MSI elects to provide such financing, then MSI and the Company shall prepare all applicable documents incorporating the terms of the RFR Commitment within 60 days from the date of receipt by the Company of MSI's RFR Notice.

     If MSI rejects the terms contained in Company's RFR Notice or fails to give MSI's RFR Notice within such 10 day period then:

          (i) the Company may proceed with such Third Party Proposal on terms and conditions which are not materially more favorable to such third party than the terms contained in such RFR Commitment,

          (ii) the Commitments shall terminate,

          (iii) the Company will agree in writing to pay the Commitment Fee upon the closing of any future offering of high yield debt or high yield equity securities of the Company or any of its Affiliates in which MSI or one or more of its Affiliates shall participate as an underwriter or placement agent, it being understood and agreed that the payment of the Commitment Fee at that time will reduce the dollar for dollar amount of the underwriting gross spread payable to such Morgan Stanley entity in connection with such offering and, to the extent any portion of the Commitment Fee remains unpaid thereafter, such unpaid portion shall remain due but shall be paid in like manner upon the closing of future offerings of such high yield securities of the Company or any of its Affiliates in which MSI or one or more of its affiliates shall participate, and

          (iv) prior to July 26, 2001, the Company will offer MSI an opportunity to act as sole book runner and sole lead manager or exclusive placement agent in connection with an offering of high yield securities of the Company or any of its Affiliates.

                                          Very truly yours,

                                          NTL INCORPORATED

                                          By /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                              Name: Richard J. Lubasch
                                              Title:   Executive Vice President
                                                       General Counsel and
                                                       Secretary

     If you are in agreement with the foregoing, please sign in the appropriate space provided below and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By /s/ ALAN JONES
                                            ------------------------------------
                                             Name: Alan Jones
                                             Title:  Managing Director

                                                                         EXHIBIT

                         FORM OF NTL HOLDINGS GUARANTEE

     THIS GUARANTEE (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guarantee") is made and entered into as of February 4, 2000 by NTL Holdings Incorporated, a Delaware corporation (the "Guarantor"), in favor of the Purchasers of the Notes (as defined in that certain Note Purchase Agreement, dated as of February 4, 2000 (the "Purchase Agreement"), among NTL Incorporated, a Delaware corporation (the "Borrower") and the Purchasers named therein). The Purchasers are referred to herein as the "Guaranteed Parties". Capitalized terms used herein and not otherwise defined shall have the meanings given in the Purchase Agreement.

                                    RECITALS

     The Guarantor will derive significant direct and indirect benefits from the issuance of the Notes pursuant to the Purchase Agreement.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Guaranteed Parties as follows:

     SECTION 1 The Guarantee. The guarantee of the Guarantor hereunder is as follows:

          Section 1.1 Guarantee. Subject to Section 1.2 and Section 8.17, the Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Guaranteed Parties and their successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, on mandatory prepayment, by acceleration or otherwise) and performance of all of the Obligations of the Borrower under the Purchase Agreement and the other Note Documents (the "Guaranteed Obligations"). The Guarantor agrees that this Guarantee is a guaranty of payment and performance and not of collection, and that its obligations under this Guarantee shall be joint and several with any other Persons which may at any time or from time to time be or become directly or indirectly financially responsible to the Guaranteed Parties with respect to the Guaranteed Obligations and shall be under all circumstances primary, absolute and unconditional, irrespective of, and unaffected by:

             (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guarantee, the Purchase Agreement, any other Note Document or other agreement, document or instrument to which the Borrower is or are or may become a party;

             (b) the absence of any action to enforce this Guarantee, the Purchase Agreement, any other Note Document or the waiver or consent by the Guaranteed Parties with respect to any of the provisions hereof or thereof;

             (c) [intentionally omitted]

             (d) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Borrower including, but not limited to, (i) any Guaranteed Party's election, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. sec. 101 et seq.) or any replacement or supplemental federal statutes dealing with the bankruptcy of debtors (the "Bankruptcy Code"), of the application of Section 1111(b)(2) or any successor provision of the Bankruptcy Code, (ii) any borrowing, issuance of notes or grant of a lien by the Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, or (iii) the disallowance of all or any portion of any Guaranteed Party's claim(s) for repayment of the Guaranteed Obligations under Section 502 of the Bankruptcy Code;

             (e) any merger or consolidation of the Borrower into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Borrower to any other Person;

             (f) any circumstance which might constitute a defense available to, or a discharge of the Borrower;

             (g) any sale, transfer or other disposition of any stock, limited liability company interests, partnership interests or other ownership interests of the Borrower;

             (h) absence of any notice to, or knowledge by, the Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (g); or

             (i) any other fact or circumstance which might otherwise constitute a defense available to, or a discharge of, a surety or guarantor;

        subject to Section 8.19 hereof, it being agreed by the Guarantor that its obligations under this Guarantee shall not be discharged until the payment in immediately available funds and performance, in full, of the Guaranteed Obligations or written release of the Guarantor by the Guaranteed Parties, whichever shall occur first. The Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations and specifically agrees that, notwithstanding any discharge of the Borrower, any other Person or the operation of any other provision of the Bankruptcy Code with respect to the Guaranteed Obligations or any such Persons, the Guarantor shall be fully responsible for paying all interest which may at any time accrue with respect to the Guaranteed Obligations or which would accrue but for the operation of any provision of or doctrine with respect to the Bankruptcy Code and whether or not an allowed claim. The Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Guaranteed Parties to proceed in respect of the Guaranteed Obligations against the Borrower or any other Person before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor agrees that any notice or directive given at any time to the Guaranteed Parties which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Guaranteed Parties , and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guarantee for the reason that such pleading or introduction would be at variance with the written terms of this Guarantee unless the Guaranteed Parties have specifically agreed otherwise in a writing expressly referring to this
        Section 1.1. It is agreed between the Guarantor and the Guaranteed Parties that the foregoing waivers are of the essence of the transaction contemplated by the Note Documents and that, but for this Guarantee and such waivers, the Guaranteed Parties would have declined to enter into the Purchase Agreement.

          Section 1.2 Maximum Liability. Notwithstanding any provision to the contrary herein or in any other Note Document, the maximum liability of the Guarantor hereunder shall be limited to the maximum aggregate amount as would not render the Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (as hereinafter defined) or any applicable provisions of any state or foreign law having similar effect.

          Section 1.3 Demand By Guaranteed Parties. In addition to the terms of the Guarantee set forth in Section 1.1 hereof, and in no manner imposing any other limitation on such terms, it is expressly understood and agreed that, if any or all of the then outstanding principal amount of the Guaranteed Obligations (together with all accrued but unpaid interest thereon, any prepayment premium, if any, payable in respect thereof) becomes due and payable, then the obligations of the Guarantor shall, at the option of the Guaranteed Parties, without notice or demand, become due and payable and the Guarantor shall, upon demand in writing therefor by the Guaranteed Parties to such Guarantor, pay to the holder or holders of the Guaranteed Obligations the outstanding Guaranteed Obligations due and owing to such holder or holders. Payment by the Guarantor shall be made in dollars to the Guaranteed Parties, in immediately available funds to an account or accounts designated by the

     Guaranteed Parties or at the address set forth herein for the giving of notice to the Guaranteed Parties or at any other address that may be specified in writing from time to time by the Guaranteed Parties.

          Section 1.4 Enforcement Of Guarantee. In no event shall any Guaranteed Party have any obligation (although it is entitled, at its option) to proceed against the Borrower or any other Person before seeking satisfaction from the Guarantor, and the Guaranteed Parties may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Guaranteed Parties' rights hereunder, to exercise any right or remedy which it or they may have.

          The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor of the Guaranteed Obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or the Borrower, and whether or not any other guarantor or the Borrower is joined in any such action or actions.

          Section 1.5 Waivers.  In addition to the waivers contained in Section
     1.1 hereof, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption or similar laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by any Guarantor of its obligations under, or the enforcement by any Guaranteed Party of, this Guarantee. The Guarantor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Borrower's financial condition or any other fact which might materially increase the risk to such Guarantor) with respect to any of the Guaranteed Obligations (except as provided in Section 1.3 above) and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guarantee. The Guarantor hereby waives any requirement on the part of any holder of any Note to mitigate the damages resulting from any default under such Note. The Guarantor represents, warrants and agrees that, as of the date of this Guarantee, its obligations under this Guarantee are not subject to any offsets or defenses against any Guaranteed Party or the Borrower of any kind. The Guarantor further agrees that its obligations under this Guarantee shall not be subject to any counterclaims, offsets or defenses against any Guaranteed Party or the Borrower of any kind which may arise in the future.

          Section 1.6 Benefit Of Guarantee. The provisions of this Guarantee are for the ratable benefit of the Guaranteed Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower and the Guaranteed Parties, the obligations of the Borrower under the Note Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Guaranteed Parties to any Person or Persons in accordance with the terms of the Purchase Agreement, any reference to "Guaranteed Parties" herein shall be deemed to refer equally to such Person or Persons.

          Section 1.7 Modification Of Guaranteed Obligations. If the Guaranteed Parties shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:

             (a) issue Notes or extend other credit to the Borrower, change the time, manner or place of payment of, or any other term of, all or any portion of, the Guaranteed Obligations, or otherwise waive or consent to any departure from the terms of any Note Document;

             (b) take any action under or in respect of the Note Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

             (c) amend or modify, in any manner whatsoever, the Note Documents;

             (d) extend or waive the time for and of any Guarantor's, the Borrower's or any other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Note Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

             (e) [intentionally omitted];

             (f) release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or the Borrower to the Guaranteed Parties;

             (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or the Borrower are subordinated to the claims of any of the Guaranteed Parties; and/or

             (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or the Borrower to the Guaranteed Parties in such manner as the Guaranteed Parties shall determine in their discretion;

        then the Guaranteed Parties shall not incur any liability to the Guarantor pursuant hereto as a result thereof and no such action shall impair or release the obligations of the Guarantor under this Guarantee.

          Section 1.8 Reinstatement. This Guarantee shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Borrower, the Guarantor or any other Person for liquidation or reorganization, in the event the Borrower, the Guarantor or any other Person becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of any of the Borrower's, the Guarantor's or such other Person's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Guaranteed Parties, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          Section 1.9 Waiver Of Subrogation. THE GUARANTOR HEREBY IRREVOCABLY WAIVES UNTIL INDEFEASIBLE PAYMENT IN FULL OF THE OBLIGATIONS ALL RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF THE BANKRUPTCY CODE, UNDER COMMON LAW, OR OTHERWISE) TO THE CLAIMS OF THE GUARANTEED PARTIES AGAINST THE BORROWER AND ALL CONTRACTUAL, STATUTORY OR COMMON LAW RIGHTS OF CONTRIBUTION, REIMBURSEMENT, INDEMNIFICATION AND SIMILAR RIGHTS AND "CLAIMS" (AS SUCH TERM IS DEFINED IN THE BANKRUPTCY CODE) AGAINST BORROWER WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTEE.

          Section 1.10 Continuing Guarantee; Transfer Of Notes. This Guarantee is a continuing guaranty and shall (i) subject to Section 8.19 hereof, remain in full force and effect until payment in immediately available funds and performance in full of the Guaranteed Obligations, (ii) be binding upon the Guarantor and its successors and permitted transferees and assigns, and (iii) inure, together with the rights and remedies of the Guaranteed Parties hereunder, to the benefit of the Guaranteed Parties and their respective permitted successors, transferees, endorsees and assigns. Without limiting the generality of foregoing clause (iii), any Guaranteed Party may, except as limited by the express terms of the Purchase Agreement, assign or otherwise transfer any Note held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise.

     SECTION 2 Subordination of Other Obligations. Any indebtedness of the Borrower now or hereafter held by or owed to any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of the Borrower to the Guarantor collected or received by the Guarantor shall be held in trust for the Guaranteed Parties and shall forthwith be paid over to the Guaranteed Parties in the form received (with any necessary or requested endorsements) to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guarantee.

     SECTION 3 Deliveries. In a form satisfactory to the Guaranteed Parties, the Guarantor shall deliver to the Guaranteed Parties, concurrently with the execution of this Guarantee, the other instruments, certificates and documents as are required to be delivered by the Guarantor on or before the date hereof to the Guaranteed Parties under the Purchase Agreement.

     SECTION 4 Representations, Warranties and Covenants. As of the date hereof, the Guarantor hereby represents and warrants to the Guaranteed Parties that each of the following representations and warranties is true:

          Section 4.1 Organization; Powers. The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own its properties and conduct its business as now conducted and as proposed to be conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. The Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Guarantee.

          Section 4.2 Due Authorization and Enforceability. This Guarantee: (i) has been duly authorized, executed and delivered by the Guarantor and (ii) constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          Section 4.3 No Conflicts. The execution and delivery of this Guarantee, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the property or assets of the Guarantor is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws (or other governing documents) of the Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Guarantor of the transactions contemplated by this Guarantee.

          Section 4.4 No Violations; Material Contracts. The Guarantor is not in violation of its Certificate of Incorporation or By-laws or other governing documents or in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of its properties is subject or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Guarantor or any of its properties, nor has any event occurred which with notice or lapse of time or both would constitute such a violation or default, except in each case, which could not reasonably expected to have a Material Adverse Effect. "Material Adverse Effect" means any circumstance or event that (i) has, or may be reasonably expected to have, any materially adverse effect upon the validity or enforceability of this Guarantee, (ii) is, or may be reasonably expected to be, materially adverse to the consolidated financial condition, business, operations, assets, liabilities, management or prospects of the Guarantor, or (iii) materially impairs the ability of the Guarantor to perform its Obligations under this Guarantee.

          Section 4.5 Absence of Proceedings. There are no material investigations, proceedings or actions, whether judicial or administrative and whether brought by any regulatory body, administrative agency or other governmental body or by any other person, pending, or, to the knowledge of the Guarantor, threatened, to which the Guarantor is a party or of which any of its properties is the subject which, if determined adversely to the Guarantor, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to the best of the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     SECTION 5 Further Assurances.

     The Guarantor agrees, upon the written request of any Guaranteed Party, and at the Guarantor's expense, to execute and deliver to such Guaranteed Party, from time to time, any additional instruments or documents considered necessary or advisable by such Guaranteed Party to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

     SECTION 6 Payments Free and Clear of Taxes.

          Section 6.1 Payment of Taxes. If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guaranty or any other Note Document for the account of any Guaranteed Party, the sum due from such Guarantor in respect of such payment shall, subject to Section 6.2, be increased to the extent necessary to yield to each Guaranteed Party on the due date for such payment (free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made, and such Guarantor shall, or shall cause the other Guarantors to, indemnify each Guaranteed Party against any losses or costs incurred by any of them by reason of any failure of such Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. Each Guarantor shall pay the full amount deducted or withheld to the relevant taxing or other authority in accordance with applicable Requirements of Law and as promptly as possible thereafter deliver to the applicable Guaranteed Party the original or a certified copy of an original official receipt received by the Guarantor showing payment thereof.

          Section 6.2 Other Taxes. The Guarantor agrees to pay Other Taxes and defend and hold each Guaranteed Party harmless from and against any and all liabilities with respect to Other Taxes or resulting from any delay or omission to pay such Other Taxes.

          Section 6.3 Indemnification. The Guarantor agrees to indemnify, defend and hold harmless each Guaranteed Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section 6) paid by such Guaranteed Party and any liability (including any penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within five days after the applicable Guaranteed Party (as the case may be) makes demand therefor.

          Section 6.4 Survival. Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Guarantor contained in this Section 6 shall survive the payment in full of the Guaranteed Obligations.

          Section 6.5 Transferees. The Guarantor agrees that the provisions of this Section 6 shall inure to the benefit of any transferee of any Note.

     SECTION 7 Right of Set-Off. In addition to and not in limitation of all rights of offset that any Guaranteed Party or other holder of a Note may have under applicable law or under any Note Document, each Guaranteed Party or other holder of a Note shall upon the occurrence and during the continuation of any Event of Default and whether or not such Guaranteed Party or such holder has made any demand or such Guarantor's obligations are matured, have the right to appropriate and apply to the payment of such Guarantor's obligations hereunder, all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Guaranteed Party or other holder to such Guarantor, whether or not related to this Guarantee or any transaction hereunder.

     SECTION 8 Miscellaneous.

          Section 8.1 Amendments. Any amendment or waiver of any provision of this Guarantee and any consent to any departure by the Guarantor from any provision of this Guarantee shall be effective only if made or given in compliance with all of the terms and provisions of Section 17.1 of the Purchase Agreement.

          Section 8.2 Expenses. The Guarantor shall promptly pay to the Guaranteed Parties the amount of any and all reasonable out-of-pocket costs and expenses of the Guaranteed Parties (both before and after the execution hereof) in connection with any matters contemplated by or arising out of this Guarantee or any of the Note Documents whether (a) costs and expenses of the Guaranteed Parties to prepare, negotiate or execute (i) any amendment to, modification of or extension of this Guarantee or any other Note Document to which the Guarantor is a party or (ii) any instrument, document or agreement in connection with any sale or attempted sale of any interest herein to any assignee or participant, (b) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings necessary to protect or enforce the rights of the Guaranteed Parties under this Guarantee or any other Note Document, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) necessary to protect the rights of the Guaranteed Parties under this Guarantee or any other Note Document or to respond to any subpoena, deposition or interrogatory with respect to any litigation involving any Guarantor, or (d) to attempt to enforce or to enforce any rights of the Guaranteed Parties to collect any of the Guaranteed Obligations, including all reasonable fees and expenses of attorneys and paralegals (including reasonable charges for inside counsel).

          Section 8.3 Headings. The headings in this Guarantee are for purposes of reference only and shall not otherwise affect the meaning or construction of any provision of this Guarantee.

          Section 8.4 Severability. The provisions of this Guarantee are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Guarantee in any jurisdiction.

          Section 8.5 Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner provided in the Purchase Agreement, and delivered to each of the parties hereto at their respective addresses.

          Section 8.6 Remedies Cumulative. Each right, power and remedy of the Guaranteed Parties provided in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by the Guaranteed Parties of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Guaranteed

     Parties of all such other rights, powers or remedies, and no failure or delay on the part of any Guaranteed Party to exercise any such right, power or remedy shall operate as a waiver thereof.

          Section 8.7 Statute of Limitations. To the full extent permitted by applicable law, the Guarantor hereby waives the right to plead any statute of limitations as a defense to performance of its obligations under, or enforcement of, this Guarantee.

          Section 8.8 Final Expression. This Guarantee, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of the Guarantee and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Guarantee shall not be relevant to determine the meaning of this Guarantee even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 8.9 Financial Status The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Guarantor and the Borrower and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal, and the Guarantor hereby agrees that the Guaranteed Parties shall have no duty to advise the Guarantor of information known to the Guaranteed Parties regarding such condition or any such circumstances. In the event the Guaranteed Parties, in their discretion, undertake at any time or from time to time to provide any such information to the undersigned, the Guaranteed Parties shall be under no obligation (i) to undertake any investigation not a part of their regular business routine, (ii) to disclose any information which the Guaranteed Parties wish to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to the Guarantor or any other Person.

          Section 8.10 Assignability. This Guarantee shall be binding on the Guarantor and its successors and permitted assigns and transferees and shall inure to the benefit of the Guaranteed Parties and their respective successors, transferees, endorsees and assigns. The Guarantor may not assign this Guarantee.

          Section 8.11 Non-Waiver. The failure of any Guaranteed Party to exercise any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against any Guaranteed Party, nor excuse any Guarantor from its obligations hereunder.

          Section 8.12 Termination.  Subject to the provisions of Sections 1.8,
     6.4 and Section 8.19, this Guarantee shall terminate upon the receipt by each of the Guaranteed Parties of the payment in immediately available funds and performance, in full, of the Guaranteed Obligations and any other amounts which may be owing hereunder, or the written release of the Guarantor by the Guaranteed Parties, whichever shall occur first. At the time of such termination, the Guaranteed Parties, at the request and expense of the Guarantor, will execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guarantee.

          Section 8.13 Counterparts. This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

          Section 8.14 New York Law; Submission to Jurisdiction; Waiver of Jury Trial.

          THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW RULES THEREOF. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF

     ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTES, THIS GUARANTEE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE NOTES, THIS GUARANTEE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 8.15 Limitation Of Liability. No claim may be made by the Guarantor or any other Person against any Guaranteed Party or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Guarantee or the other Note Documents, or any act, omission or event occurring in connection therewith; and the Guarantor hereby waives, releases and agrees not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 8.16 Payments. Notwithstanding any provision to the contrary herein or in any Note Document, all payments made under or in connection with this Guarantee and the other Note Documents shall be in immediately available funds and in lawful currency of the United States.

          Section 8.17 Effectiveness of Guarantee.

          Notwithstanding any provision in this Guarantee or in any other Note Document to the contrary, this Guarantee shall not become effective unless and until the earlier to occur of (i) the Merger or (ii) the making of the NTL Holdings Loan by the Borrower to the Guarantor.

          Section 8.18 Covenants.

          NTL Holdings hereby covenants as follows:

             (a) it will apply the proceeds of the NTL Holdings Loan solely for the purposes specified in Section 5.18(a)(B) of the Purchase Agreement; and

             (b) the agreements and covenants set forth in Sections 9, (other than Section 9.2, Section 9.6 and Section 9.10) 10 and 11 of the Purchase Agreement are incorporated by reference herein mutatis mutandis and the Guarantor agrees to assume and be subject to the agreements and warrants set forth in Sections 9, (other than Section 9.2, Section 9.6 and Section 9.10) 10 and 11 of the Purchase Agreement; provided, however, (i) neither Section 10 nor Section 11 shall prohibit the Transfer (as defined below), (ii) Section 10.2 of the Purchase Agreement shall not prohibit the Guarantor from incurring Indebtedness pursuant to the NTL Holdings Loan; and (iii) Section 10.3 of the Purchase Agreement shall not prohibit the Guarantor from making any payments or prepayments on the NTL Holdings Loan to the Borrower.

        Section 8.19 Release.

             Notwithstanding any other provision in this Guarantee or in any other Note Document to the contrary, the obligations of the Guarantor under this Guarantee shall terminate, and this Guarantee shall be of no force and effect, upon the effective transfer of the assets acquired by the Guarantor in the Acquisition, the Acquisition Agreement and related documents and the proceeds received by the Guarantor in the Equity Financing to the Borrower (the "Transfer"); provided, however, that in the event that subsequent to the Transfer, all or any portion of the Transfer is rescinded, unenforceable or any assets or property related to the Transfer must otherwise be restored or returned to the Guarantor, this Guarantee shall be reinstated and shall be in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered as of the date first above written.

                                          NTL Holdings Incorporated

                                          By: /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                              Name: Richard J. Lubasch
                                              Title:  Executive Vice President
                                                      General
                                                      Counsel and Secretary

                                                                         ANNEX L

Board of Directors
NTL Incorporated
110 East 59th Street
New York, NY 10022
USA
                                                                   July 25, 1999

Gentlemen:

     We understand that NTL Incorporated ("Newton"), Cable & Wireless plc ("Cardinal"), Bell Atlantic Corporation ("Blue") and Cable & Wireless Communications plc ("Crown" or the "Company") propose to enter into an Agreement (to be dated July 26, 1999), substantially in the form of the draft dated July 25 1999 (the "Agreement") which provides, among other things, for (i) a reorganisation by scheme of arrangement of Crown into two separate divisions; ConsumerCo and DataCo (the "Reorganisation"), (ii) the acquisition by Newton of ConsumerCo by the acquisition of ordinary shares in the new holding company of Crown ("New Crown Shares") to be established pursuant to the Reorganisation for an aggregate consideration of 54.4 million new shares of common stock of Newton and L2.85 billion in cash (the "Acquisition"), and (iii) the retention by ConsumerCo of L1.90 billion in net debt, reflecting the net debt position as of March 31, 1999, together with an additional amount of debt up to a maximum amount of L700 million reflecting the budgeted net cash flow of ConsumerCo between that date and the date the Acquisition is completed (together with the Reorganisation and the Acquisition, the "Transaction"). The terms and conditions of the Reorganisation and the Acquisition will be more fully set forth in the Agreement.

     You have asked for our opinion as to whether the aggregate consideration to be paid to the holders of New Crown Shares pursuant to the Acquisition is fair from a financial point of view to Newton.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company and Newton and compared these with those of other comparable companies;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and ConsumerCo prepared by the management of the Company;

          (iii) reviewed certain financial forecasts for ConsumerCo prepared by the management of the Company;

          (iv) analyzed certain internal financial statements and other financial operating data concerning Newton prepared by the management of Newton;

          (v) reviewed certain financial projections of Newton, ConsumerCo and estimates of the potential cost savings and additional revenues prepared by the management of Newton reflecting the impact of the combination of Newton and ConsumerCo;

          (vi) discussed the past and current operations and financial condition and the prospects of Newton and ConsumerCo with senior executives of Newton and reviewed the pro forma impact of the acquisition on Newton's financial performance, consolidated capitalization, credit ratios and financial ratios based on Newton management's estimates of the potential cost savings and additional revenues anticipated to be achieved if the Transaction is consummated;

          (vii) reviewed the historical and proforma financial performance of Newton;

          (viii) reviewed the financial terms of the aggregate US$5.5 billion equity investment by France Telecom S.A. ("Franklin") in Newton announced on July 15, 1999, and as set forth in the Investment Agreement between Newton and Franklin in the form of the draft dated July 25, 1999;

          (ix) reviewed the trading performance of Newton in the context of the prices and trading activity of certain other comparable publicly-traded companies and their securities;

          (x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (xi) participated in discussions and negotiations among representatives of the Company, Cardinal, Franklin and Newton and their financial and legal advisors;

          (xii) reviewed the Agreement and certain related documents; and

          (xiii) performed such other analyses and considered such other matters as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial forecasts with respect to Newton and ConsumerCo, and estimates of potential cost savings and additional revenues anticipated to be achieved if the Transaction is completed, we have assumed that they have been reasonably prepared and provided on bases reflecting the best currently available estimates and judgements of the management of Newton as to the future financial performance of ConsumerCo and Newton. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Newton, nor have we been furnished with any such appraisals. We have assumed that the Transaction will be completed in accordance with the terms of the Agreement and, specifically, on the assumption that any pre-conditions to the Acquisition are satisfied and not waived and that no material disposals by Newton or ConsumerCo are required in consequence of any regulatory approvals other than as provided for in the Agreement. We have also assumed that all relevant tax clearances or rulings sought in connection with the Transaction are provided in a form satisfactory to all relevant parties. We have relied, without independent verification, upon the assessments outlined to us by the management of Newton regarding the implications of consolidation in the UK cable sector and the opportunities otherwise available to Newton, and we have also placed reliance on such management's commercial assessment of the benefits of the Transaction. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of Newton in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Limited and its affiliates have provided financial advisory and financing services for Newton, Crown and Franklin and have received fees for the rendering of these services. One of our affiliates has a bridge note outstanding to Newton under an agreement dated June 9, 1999. Our opinion does not address the merits of the underlying decision by Newton to engage in the Transaction and does not constitute an opinion or recommendation to any shareholder as to how such shareholder should vote at the shareholder meetings to be held in connection with the Transaction. We are expressing no opinion herein as to the prices at which the common stock of Newton will trade at any time.

     It is understood that this letter is for the information of the Board of Directors of Newton and, except for inclusion of this letter in its entirety (and related references thereto) in any proxy or solicitation statement and registration statement sent by Newton to its shareholders in connection with this transaction or in any filing made by Newton in respect of the transaction with the Securities and Exchange Commission or any other governmental agency, may not be referred to, disclosed to any third party or used for any other purpose, without our prior written consent.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that the aggregate consideration to be paid to the holders of New Crown Shares pursuant to the Acquisition is fair from a financial point of view to Newton.

                                             Very truly yours,

                                             MORGAN STANLEY & CO. LIMITED

                                             By: /s/Paulo Pereira
                                               ---------------------------------
                                                 Name: Paulo Pereira
                                                 Title: Managing Director

                                                                         ANNEX M

                                NTL INCORPORATED
                                     PROXY
             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 MARCH 21, 2000

    The undersigned hereby appoints George S. Blumenthal, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the first part of the special meeting of stockholders of NTL Incorporated to be held on March 21, 2000 and at any adjournments or postponements thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, as follows. The Board of Directors recommends that you vote FOR the following proposals:

    1. To approve the issuance of shares of NTL common stock and shares of NTL 5% cumulative participating convertible preferred stock, series B, to France Telecom, S.A., pursuant to the terms of the investment agreement between NTL and France Telecom, dated July 26, 1999, as amended.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    2. To approve an amendment to NTL's Restated Certificate of Incorporation to increase the maximum number of shares of NTL common stock from 400,000,000 to 800,000,000 shares.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    3.  To permit adjournment of the meeting.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    4. In their discretion, to act upon such other business related to the proposal to approve the share issuance to France Telecom and the proposal to increase authorized common stock as may properly come before the special meeting and any adjournments or postponements thereof.

    The first part of the special meeting shall be held at 10:00 a.m., local time, on March 21, 2000 at The Essex House Hotel, 160 Central Park South, New York, New York 10019, for the purpose of voting on and approving these proposals.

                   THE BOARD OF DIRECTORS OF NTL INCORPORATED
              RECOMMENDS A VOTE FOR THE APPROVAL OF EACH PROPOSAL.

    THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE FOR APPROVAL OF EACH OF THE STATED PROPOSALS AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER RELATED TO THE PROPOSALS THAT MAY PROPERLY COME BEFORE THE FIRST PART OF THE SPECIAL MEETING.

    The undersigned hereby acknowledges notification of the first part of the special meeting and receipt of the proxy statement dated February 11, 2000, relating to the first part of the special meeting.

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                          Signature

                                             Dated                        , 2000
                                             In case of joint owners, each joint
                                             owner must sign, if signing for a
                                             corporation or partnership or as
                                             agent, attorney or fiduciary,
                                             indicate the capacity in which you
                                             are signing.

        PLEASE MARK, DATE, AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                      AND RETURN IN THE ENCLOSED ENVELOPE.

                                                                         ANNEX N

                                NTL INCORPORATED
                                     PROXY
             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 MARCH 28, 2000

    The undersigned hereby appoints George S. Blumenthal, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the second part of the special meeting of stockholders of NTL Incorporated to be held on March 28, 2000 and at any adjournments or postponements thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, as follows. The Board of Directors recommends that you vote FOR the following proposals:

    1. To approve the issuance of shares of NTL common stock to the shareholders of Cable & Wireless Communications in exchange for CWC ConsumerCo.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    2. To approve an amendment to NTL's Restated Certificate of Incorporation to grant a board seat right to Cable and Wireless.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    3. In their discretion, to act upon such other business related to the proposal to approve the CWC ConsumerCo share issuance and the proposal of the Cable and Wireless board seat as may properly come before the special meeting and any adjournments or postponements thereof.

    The second part of the special meeting shall be held at 10:00 a.m., local time, on March 28, 2000, at The Essex House Hotel, 160 Central Park South, New York, New York 10019, for the purpose of voting on and approving these proposals.

                   THE BOARD OF DIRECTORS OF NTL INCORPORATED
              RECOMMENDS A VOTE FOR THE APPROVAL OF EACH PROPOSAL.

    THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE FOR APPROVAL OF EACH OF THE STATED PROPOSALS AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER RELATED TO THE PROPOSALS THAT MAY PROPERLY COME BEFORE THE SECOND PART OF THE SPECIAL MEETING.

    The undersigned hereby acknowledges notification of the second part of the special meeting and receipt of the proxy statement dated February 11, 2000, relating to the second part of the special meeting.

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                          Signature

                                             Dated                        , 2000
                                             In case of joint owners, each joint
                                             owner must sign, if signing for a
                                             corporation or partnership or as
                                             agent, attorney or fiduciary,
                                             indicate the capacity in which you
                                             are signing.

        PLEASE MARK, DATE, AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                      AND RETURN IN THE ENCLOSED ENVELOPE.

                                       N-2